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INDEX TO KNIGHT INC. FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on January 16, 2009

Registration No. 333-
Registration No. 333-
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933

FORM S-3	FORM S-1
Kinder Morgan Management, LLC Kinder Morgan Energy Partners, L.P. (Exact name of registrant as specified in its charter)	Knight Inc. (Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	Kansas (State or other jurisdiction of incorporation or organization)

76-0669886 76-0380342 (I.R.S. Employer Identification Number)	48-0290000 (I.R.S. Employer Identification Number)

4610 4610 (Primary Standard Industrial Classification Code Number)	4923 (Primary Standard Industrial Classification Code Number)

500 Dallas Street, Suite 1000 Houston, Texas 77002 (713) 369-9000 (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)	Joseph Listengart 500 Dallas Street, Suite 1000 Houston, Texas 77002 (713) 369-9000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary W. Orloff
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, TX 77002-2770
(713) 221-1306
(713) 221-2166 (Fax)

           Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of these registration statements.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

             Kinder Morgan Management, LLC—Large Accelerated Filer

             Kinder Morgan Energy Partners, L.P.—Large Accelerated Filer

             Knight Inc.—Non-accelerated Filer

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Shares representing limited liability company interests i-units(2) Purchase obligation(3)	}	10,000,000 shares	$41.64	$416,400,000	$16,365

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the shares as reported on the New York Stock Exchange on January 15, 2009.

(2)
To be issued by Kinder Morgan Energy Partners, L.P. The i-units are being registered solely due to the "co-registrant" status of Kinder Morgan Energy Partners, L.P., for which no separate registration fee is required.

(3)
To be issued by Knight Inc., for which no separate registration fee is required.

           The Registrants hereby amend these Registration Statements on such date or dates as may be necessary to delay their effective date until the Registrants shall file a further amendment which specifically states that these Registration Statements shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statements shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        These registration statements contain a prospectus to be used in connection with the offer and sale of Kinder Morgan Management, LLC shares. These registration statements also register:

  •
  the deemed offer and sale by Kinder Morgan Energy Partners, L.P. of i-units to be acquired by Kinder Morgan Management, LLC with the net proceeds of the offering of its shares, pursuant to Rule 140 under the Securities Act of 1933, as amended; and

  •
  the obligation of Knight Inc. to purchase all of the outstanding shares of Kinder Morgan Management, LLC not owned by Knight Inc. or its affiliates under specified circumstances pursuant to the terms of an agreement, which is part of the limited liability company agreement of Kinder Morgan Management, LLC, between Knight Inc. and Kinder Morgan Management, LLC, for itself and for the express benefit of the owners of its shares.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 16, 2009.

PRELIMINARY PROSPECTUS

                Shares
Representing Limited Liability Company Interests

        We are offering to sell up to                                    shares representing limited liability company interests of Kinder Morgan Management, LLC. Our shares are listed on the New York Stock Exchange under the symbol "KMR." On                                    , 2009, the last reported sale price of our shares on the New York Stock Exchange was $                        per share.

Investing in the shares involves risks. "Risk Factors" begin on page 4.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us before expenses	$	$

        We have granted the underwriters a 30-day option to purchase up to                        shares on the same terms and conditions as set forth above if the underwriters sell more than                        shares in this offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares on or about                        , 2009.

The date of this prospectus is                        , 2009.

        You should rely only on the information contained or incorporated by reference in this prospectus. Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. and Knight Inc. have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. The business, financial condition, results of operations and prospects of Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. and Knight Inc., respectively, may have changed since those dates.

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WHERE YOU CAN FIND MORE INFORMATION

        Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P. have filed on Form S-3, and Knight Inc. has filed on Form S-1, a registration statement with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered in this offering. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, or the exhibits that are part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. and Knight Inc. and about the securities to be sold in this offering, please refer to the information below and to the registration statement, which term includes all amendments, and to the exhibits which are part of the registration statement.

        Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. and Knight Inc. file annual, quarterly and special reports and other information with the SEC. While Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P. are required to make such filings, Knight Inc. voluntarily makes annual and quarterly filings. The SEC allows Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P. to incorporate by reference the information they file with it, which means that Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P. can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P. file later with the SEC will automatically update and supersede this information as well as the information in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P. incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the completion of the sale of the securities offered hereby:

Kinder Morgan Management, LLC SEC Filings (File No. 1-16459)	Period
Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2008, June 30, 2008 and September 30, 2008
Registration Statement on Form 8-A/A	Filed July 24, 2002

Kinder Morgan Energy Partners, L.P. SEC Filings (File No. 1-11234)	Period
Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2008, June 30, 2008 and September 30, 2008
Current Reports on Form 8-K	Filed April 21, 2008, June 23, 2008, July 25, 2008, September 19, 2008 and January 12, 2009
Registration Statement on Form 8-A/A	Filed March 7, 2002

        The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC's Interactive Data Electronic Applications (IDEA) System. This system can be accessed at http://www.sec.gov. You can find information Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. and Knight Inc. file with the SEC by

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reference to their respective names or to their respective SEC file numbers. You may read and copy any document they file with the SEC at the SEC's public reference room located at:

    100 F Street, N.E., Room 1580
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Because Kinder Morgan Management, LLC's shares and Kinder Morgan Energy Partners, L.P.'s common units are listed on the New York Stock Exchange, their SEC filings are available to the public through the exchange at 20 Broad Street, New York, New York 10005.

        Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P., respectively, will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents at no cost by request directed to them at the following address and telephone number:

    Kinder Morgan Management, LLC
    Kinder Morgan Energy Partners, L.P.
    Investor Relations Department
    500 Dallas Street, Suite 1000
    Houston, Texas 77002
    (713) 369-9000

        The information concerning Kinder Morgan Energy Partners, L.P. contained or incorporated by reference in this document has been provided by Kinder Morgan Energy Partners, L.P., and the information concerning Knight Inc. contained in this document has been provided by Knight Inc.

iii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus and the documents incorporated by reference in this prospectus carefully, including the financial statements and notes to those financial statements included or incorporated by reference in this prospectus. Please read "Risk Factors" and "Information Regarding Forward-Looking Statements" herein and in the Annual Reports on Form 10-K for the year ended December 31, 2007 of Kinder Morgan Management, LLC and Kinder Morgan Energy Partners, L.P. and their subsequently filed Exchange Act reports for more information about important risks that you should consider before investing in the shares. Unless the context indicates otherwise, information presented in this prospectus assumes the underwriters do not exercise their option to purchase additional common shares. As used in this prospectus, other than Annex A, "we," "us" and "our" mean Kinder Morgan Management, LLC and, unless the context otherwise indicates, include its subsidiaries; and "Kinder Morgan Energy Partners" means Kinder Energy Partners, L.P. and, unless the context otherwise indicates, includes its subsidiary operating limited partnerships and their subsidiaries.

Kinder Morgan Management, LLC

        We are a limited liability company, formed in Delaware in February 2001, that has elected to be treated as a corporation for United States federal income tax purposes. Our shares trade on the NYSE under the symbol "KMR." We are a limited partner in Kinder Morgan Energy Partners and manage and control its business and affairs. The outstanding shares of the class that votes to elect our directors are owned by Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners. Kinder Morgan G.P., Inc. has delegated to us, to the fullest extent permitted under Delaware law and the Kinder Morgan Energy Partners partnership agreement, all of its rights and powers to manage and control the business and affairs of Kinder Morgan Energy Partners and its subsidiary operating limited partnerships and their subsidiaries, subject to Kinder Morgan G.P., Inc.'s right to approve specified actions.

Kinder Morgan Energy Partners, L.P.

        Kinder Morgan Energy Partners is a limited partnership, formed in Delaware in August 1992, with its common units traded on the NYSE under the symbol "KMP." Kinder Morgan Energy Partners is one of the largest publicly-traded pipeline limited partnerships in the United States in terms of market capitalization. Kinder Morgan Energy Partners' operations are conducted through its subsidiary operating limited partnerships and their subsidiaries and are grouped into the following business segments: Products Pipelines, Natural Gas Pipelines, CO2, Terminals and Kinder Morgan Canada.

Knight Inc.

        Knight Inc. (formerly Kinder Morgan, Inc.) is a Kansas corporation incorporated in 1927. Knight Inc. is not publicly owned. Knight Inc. is a large energy transportation and storage company, operating or owning an interest in approximately 37,000 miles of pipelines and approximately 165 terminals. Knight Inc. owns all the common equity of the general partner of, and a significant limited partner interest in, Kinder Morgan Energy Partners. Knight Inc. also owns a significant number of our shares. Under the terms of an agreement, which is part of our limited liability company agreement, upon the occurrence of specified mandatory purchase events, Knight Inc. will be required to purchase for cash all of our shares that it and its affiliates do not own. For more information regarding Knight Inc., please read Annex A.

Principal Offices

        The principal executive office of each of Kinder Morgan Management, LLC, Kinder Morgan Energy Partners and Knight Inc. is located at 500 Dallas, Suite 1000, Houston, Texas 77002, and the phone number at this address is (713) 369-9000.

Organizational Structure

        The following chart depicts the current organizational structure of Kinder Morgan Management, LLC, Kinder Morgan Energy Partners and Knight Inc.

Recent Developments

        On December 19, 2008, Kinder Morgan Energy Partners issued $500 million of its 9.00% senior notes due February 1, 2019. Kinder Morgan Energy Partners received net proceeds of approximately $498.2 million which were used to reduce borrowings under its revolving bank credit agreement and for general partnership purposes. The notes contain a provision allowing each holder to require Kinder Morgan Energy Partners to repurchase all or a portion of the notes held by such holder on February 1, 2012 at a purchase price equal to 100% of the principal amounts tendered by the holder plus accrued and unpaid interest.

        On December 22, 2008, Kinder Morgan Energy Partners completed an offering of 3.9 million of its common units at a price of $46.75 per common unit. Kinder Morgan Energy Partners received net proceeds of approximately $177 million, which were used to reduce borrowings under its revolving bank credit agreement and for general partnership purposes.

        In December 2008, Kinder Morgan Energy Partners received approximately $194 million in the termination of two interest rate swap agreements having a combined notional value of $700 million, of which $375 million was associated with its 5.95% senior notes due 2018 and $325 million was associated with its 6.95% senior notes due 2038. In January 2009, Kinder Morgan Energy Partners received approximately $144 million in the termination of an interest rate swap agreement having a combined notional value of $300 million associated with its 7.40% senior notes due 2031.

The Offering

Shares offered by Kinder Morgan Management, LLC	shares ( shares if the underwriters' over-allotment option is exercised in full).
Shares to be outstanding after this offering (based on the number of shares outstanding on , 2009)	shares ( shares if the underwriters' over-allotment option is exercised in full).
Public offering price	$ per share.
New York Stock Exchange symbol	KMR
Use of proceeds	We estimate that our net proceeds from this offering, after deducting the underwriting discount and estimated expenses of the offering payable by us, will be approximately $ million. We will use the net proceeds of this offering to purchase from Kinder Morgan Energy Partners a number of i-units equal to the number of shares we sell in this offering. Kinder Morgan Energy Partners intends to use the proceeds it receives from our purchase of i-units to repay borrowings under its revolving bank credit facility and for general partnership purposes. The underwriters or their affiliates may receive proceeds from this offering if they are lenders under the revolving bank credit facility. Please see "Underwriting—Relationships/FINRA Rules."
Timing of quarterly distributions	We make distributions on our shares on a quarterly basis. The distributions are in the form of additional shares. We generally pay distributions on our shares within 45 days following each March 31, June 30, September 30 and December 31. We will declare and pay the first distribution payable to purchasers of the shares offered by this prospectus in the quarter of 2009. Purchasers of these shares will be entitled to that distribution if they own such shares on the record date. The amount of the distribution is generally calculated by dividing the Kinder Morgan Energy Partners cash distribution on each of its common units by the average closing price of our shares on the NYSE for the 10 trading days prior to the ex-dividend date of our shares. Please read "Price Range of Shares and Distributions" and "Description of Our Shares—Distributions" for further information about our distribution policy.
Risk factors	See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our shares.

RISK FACTORS

        You should carefully consider the risks described below, in addition to the other information contained or incorporated by reference in this prospectus. Specifically, please see "Information Regarding Forward-Looking Statements" and "Risk Factors" included in the Annual Reports on Form 10-K for the year ended December 31, 2007 of Kinder Morgan Management, LLC and Kinder Morgan Energy Partners and their subsequently filed Exchange Act reports for a discussion of risks and events that may affect our business. You also should carefully consider the risks related to Knight Inc. described in Annex A under the caption "Risk Factors." Realization of any of those risks or events could have a material adverse effect on our business, financial condition, cash flows and results of operations. Realization of any of those or the following risks could result in a decline in the trading price of our shares, and you might lose all or part of your investment.

Because our only significant assets are the i-units issued by Kinder Morgan Energy Partners, our success is dependent solely upon our operation and management of Kinder Morgan Energy Partners and its resulting performance.

        We are a limited partner in Kinder Morgan Energy Partners. In the event that Kinder Morgan Energy Partners decreases its cash distributions to its common unitholders, distributions of i-units on the i-units that we own will decrease correspondingly, and distributions of additional shares to owners of our shares will decrease as well. The risk factors that affect Kinder Morgan Energy Partners also affect us. Please see the risk factors described in Kinder Morgan Energy Partners' Annual Report on Form 10-K for the year ended December 31, 2007 and its subsequent Exchange Act reports, which are incorporated in this prospectus by reference.

The value of the quarterly distribution of an additional fractional share may be less than the cash distribution on a common unit of Kinder Morgan Energy Partners.

        The fraction of a Kinder Morgan Management, LLC share to be issued per share outstanding with each quarterly distribution is based on the average closing price of the shares for the ten consecutive trading days preceding the ex-dividend date for our shares. Because the market price of our shares may vary substantially over time, the market value of our shares on the date a shareholder receives a distribution of additional shares may vary substantially from the cash the shareholder would have received had the shareholder owned common units instead of our shares.

The tax treatment applied to Kinder Morgan Energy Partners depends on its status as a partnership for United States federal income tax purposes, as well as Kinder Morgan Energy Partners not being subject to a material amount of entity-level taxation by individual states. If the IRS treats Kinder Morgan Energy Partners as a corporation or Kinder Morgan Energy Partners becomes subject to a material amount of entity-level taxation for state tax purposes, it would substantially reduce the amount of cash available for distribution to common unitholders, the value of i-units that Kinder Morgan Energy Partners will distribute quarterly to us and the value of our shares that we will distribute quarterly to our shareholders.

        The anticipated benefit of an investment in our shares depends largely on the treatment of Kinder Morgan Energy Partners as a partnership for United States federal income tax purposes. In order for Kinder Morgan Energy Partners to be treated as a partnership for United States federal income tax purposes, current law requires that 90% or more of its gross income for every taxable year consist of "qualifying income," as defined in Section 7704 of the Internal Revenue Code. Kinder Morgan Energy Partners may not meet this requirement or current law may change so as to cause, in either event, Kinder Morgan Energy Partners to be treated as a corporation for United States federal income tax purposes or otherwise subject to United States federal income tax. Kinder Morgan Energy Partners has not requested, and does not plan to request, a ruling from the IRS on this or any other matter affecting Kinder Morgan Energy Partners.

        If Kinder Morgan Energy Partners were to be treated as a corporation for United States federal income tax purposes, it would pay United States federal income tax on its income at the corporate tax rate, which is currently a maximum of 35%, and would pay state income taxes at varying rates. Distributions to us of additional i-units would generally be taxed as a corporate distribution. Because a tax would be imposed upon Kinder Morgan Energy Partners as a corporation, the cash available for distribution to common unitholders would be substantially reduced, which would reduce the values of i-units distributed quarterly to us and our shares distributed quarterly to our shareholders. Treatment of Kinder Morgan Energy Partners as a corporation would cause a substantial reduction in the value of our shares.

        Current law or Kinder Morgan Energy Partners' business may change so as to cause Kinder Morgan Energy Partners to be treated as a corporation for United States federal income tax purposes or otherwise subject Kinder Morgan Energy Partners to entity-level taxation. Members of Congress are considering substantive changes to the existing United States federal income tax laws that affect certain publicly-traded partnerships. For example, United States federal income tax legislation has been proposed that would eliminate partnership tax treatment for certain publicly-traded partnerships. Although the currently proposed legislation would not appear to affect Kinder Morgan Energy Partners' tax treatment as a partnership, we are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could negatively impact the value of an investment in our shares.

        In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. For example, Kinder Morgan Energy Partners is now subject to an entity-level tax on the portion of its total revenue that is generated in Texas. Specifically, the Texas margin tax is imposed at a maximum effective rate of 0.7% of Kinder Morgan Energy Partners' total revenue that is apportioned to Texas. This tax reduces, and the imposition of such a tax on Kinder Morgan Energy Partners by any other state will reduce, Kinder Morgan Energy Partners' cash available for distribution to its partners. If any state were to impose a tax upon Kinder Morgan Energy Partners as an entity, the cash available for distribution to its common unitholders would be reduced, which would reduce the values of i-units distributed quarterly to us and our shares distributed quarterly to our shareholders.

        Kinder Morgan Energy Partners' partnership agreement provides that if a law is enacted that subjects Kinder Morgan Energy Partners to taxation as a corporation or otherwise subjects Kinder Morgan Energy Partners to entity-level taxation for United States federal income tax purposes, the minimum quarterly distribution and the target distribution levels will be adjusted to reflect the impact on Kinder Morgan Energy Partners of that law.

As an owner of i-units, we may not receive value equivalent to the common unit value for our i-unit interest in Kinder Morgan Energy Partners if Kinder Morgan Energy Partners is liquidated. As a result, a shareholder may receive less per share in our liquidation than is received by an owner of a common unit in a liquidation of Kinder Morgan Energy Partners.

        If Kinder Morgan Energy Partners is liquidated and Knight Inc. does not satisfy its obligation to purchase your shares, which is triggered by a liquidation, then the value of your shares will depend on the after-tax amount of the liquidating distribution received by us as the owner of i-units. The terms of the i-units provide that no allocations of income, gain, loss or deduction will be made in respect of the i-units until such time as there is a liquidation of Kinder Morgan Energy Partners. If there is a liquidation of Kinder Morgan Energy Partners, it is intended that we will receive allocations of income and gain in an amount necessary for the capital account attributable to each i-unit to be equal to that of a common unit. As a result, we will likely realize taxable income upon the liquidation of Kinder Morgan Energy Partners. However, there may not be sufficient amounts of income and gain to cause the capital account attributable to each i-unit to be equal to that of a common unit. If they are not equal, we, and therefore our shareholders, will receive less value than would be received by an owner of common units.

        Further, the tax indemnity provided to us by Knight Inc. only indemnifies us for our tax liabilities to the extent we have not received sufficient cash in the transaction generating the tax liability to pay the associated tax. Prior to any liquidation of Kinder Morgan Energy Partners, we do not expect to receive cash in a taxable transaction. If a liquidation of Kinder Morgan Energy Partners occurs, however, we likely would receive cash which would need to be used at least in part to pay taxes. As a result, our residual value and the value of our shares likely will be less than the value of the common units upon the liquidation of Kinder Morgan Energy Partners.

Kinder Morgan Energy Partners may issue additional common or other units and we may issue additional shares, which would dilute your ownership interest.

        The issuance of additional common or other units by Kinder Morgan Energy Partners or shares by us other than in our quarterly distributions to you may have the following effects:

  •
  the amount available for distributions on each share may decrease;

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  the relative voting power of each previously outstanding share will be decreased; and

  •
  the market price of our shares may decline.

The market price of our shares on any given day generally is less than the market price of the common units of Kinder Morgan Energy Partners.

        Since our initial public offering, our shares have generally traded on the New York Stock Exchange at prices at a discount to, but in general proximity to, the prices of common units of Kinder Morgan Energy Partners. Thus, the market price of our shares on any given day generally is less than the market price of the common units of Kinder Morgan Energy Partners. The market price of our shares will depend, as does the market price of the common units of Kinder Morgan Energy Partners, on many factors, including our operation and management of Kinder Morgan Energy Partners, the future performance of Kinder Morgan Energy Partners, conditions in the energy transportation and storage industry, general market conditions, and conditions relating to businesses that are similar to that of Kinder Morgan Energy Partners.

Your shares are subject to optional and mandatory purchase provisions which could result in your having to sell your shares at a time or price you do not like and could result in a taxable event to you.

        If either of the optional purchase rights are exercised by Knight Inc., or if there is a mandatory purchase event, you will be required to sell your shares at a time or price that may be undesirable, and could receive less than you paid for your shares. Any sale of our shares for cash, to Knight Inc. or otherwise, will be a taxable transaction to the owner of the shares sold. Accordingly, a gain or loss will be recognized on the sale equal to the difference between the cash received and the owner's tax basis in the shares sold. For further information regarding the optional and mandatory purchase rights, please read "Description of Our Shares—Optional Purchase" and "Description of Our Shares—Mandatory Purchase." Please also read "Material Tax Considerations—Tax Consequences of Share Ownership."

Our board of directors has the power to change the terms of the shares in ways our board determines, in its sole discretion, are not materially adverse to the owners of our shares. You may not like the changes, and even if you believe the changes are materially adverse to the owners of shares, you may have no recourse to prevent them.

        As an owner of our shares, you may not like the changes made to the terms of the shares and you may disagree with the board's decision that the changes are not materially adverse to you as a shareholder. Your recourse if you disagree will be limited because our limited liability company agreement gives broad latitude and discretion to the board of directors and eliminates or reduces the fiduciary duties that our board of directors would otherwise owe to you. For further information regarding amendments to the shares, our limited liability company agreement and other agreements, please read "Description of Our Shares—Limited Voting Rights."

Knight Inc. may be unable to purchase shares upon the occurrence of the mandatory purchase events, resulting in a loss in value of your shares.

        The satisfaction of the obligation of Knight Inc. to purchase shares following a purchase event is dependent on Knight Inc.'s financial ability to meet its obligations. There is no requirement for Knight Inc. to secure its obligation or comply with financial covenants to ensure its performance of these obligations. If Knight Inc. is unable to meet its obligations upon the occurrence of a mandatory purchase event, you may not receive cash for your shares.

A person or group owning 20% or more of the aggregate number of issued and outstanding Kinder Morgan Energy Partners common units and our shares, other than Knight Inc. and its affiliates, may not vote common units or shares; as a result, you are less likely to receive a premium for your shares in a hostile takeover.

        Any common units and shares owned by a person or group that owns 20% or more of the aggregate number of issued and outstanding common units and shares cannot be voted. This limitation does not apply to Knight Inc. and its affiliates. This provision may:

  •
  discourage a person or group from attempting to take over control of us or Kinder Morgan Energy Partners; and

  •
  reduce the prices at which the common units and our shares will trade under certain circumstances.

        For example, a third party will probably not attempt to remove the general partner of Kinder Morgan Energy Partners and take over our management of Kinder Morgan Energy Partners by making a tender offer for the common units at a price above their trading market price.

Owners of our shares have limited voting rights and therefore have little or no opportunity to influence or change our management.

        Kinder Morgan G.P., Inc. owns all of our shares eligible to vote on the election of our directors and, therefore, is entitled to elect all of the members of our board of directors. For a description of the limited voting rights you will have as an owner of shares, see "Description of Our Shares—Limited Voting Rights."

        Kinder Morgan G.P., Inc. has delegated to us, to the fullest extent permitted under Delaware law and the Kinder Morgan Energy Partners partnership agreement, all of its rights and powers to manage and control the business and affairs of Kinder Morgan Energy Partners, subject to Kinder Morgan G.P., Inc.'s right to approve specified actions.

There is a potential for change of control if Knight Inc. defaults on debt.

        Knight Inc. owns all of the outstanding capital stock of the general partner of Kinder Morgan Energy Partners. If Knight Inc. defaults on its debt, in exercising their rights as lenders, Knight Inc.'s lenders could acquire control of the general partner of Kinder Morgan Energy Partners or otherwise influence the general partner of Kinder Morgan Energy Partners through control of Knight Inc.

Our limited liability company agreement restricts or eliminates a number of the fiduciary duties that would otherwise be owed by our board of directors to our shareholders, and the partnership agreement of Kinder Morgan Energy Partners restricts or eliminates a number of the fiduciary duties that would otherwise be owed by the general partner to the unitholders.

        Modifications of state law standards of fiduciary duties may significantly limit the ability of our shareholders and the unitholders to successfully challenge the actions of our board of directors and the general partner of Kinder Morgan Energy Partners, respectively, in the event of a breach of their fiduciary duties. These state law standards include the duties of care and loyalty. The duty of loyalty, in the absence of a provision in the limited liability company agreement or the limited partnership agreement to the contrary, would generally prohibit our board of directors or the general partner of Kinder Morgan Energy Partners from taking any action or engaging in any transaction as to which it has a conflict of interest. Our limited liability company agreement and the limited partnership agreement of Kinder Morgan Energy Partners contain provisions that prohibit our shareholders and the limited partners, respectively, from advancing claims that otherwise might raise issues as to compliance with fiduciary duties or applicable law. For example, the limited partnership agreement of Kinder Morgan Energy Partners provides that the general partner of Kinder Morgan Energy Partners may take into account the interests of parties other than Kinder Morgan Energy Partners in resolving conflicts of interest. Further, it provides that in the absence of bad faith by the general partner of Kinder Morgan Energy Partners, the resolution of a conflict by the general partner will not be a breach of any duty. The provisions relating to the general partner of Kinder Morgan Energy Partners apply equally to us as its delegate. Our limited liability company agreement provides that none of our directors or officers will be liable to us or any other person for any acts or omissions if they acted in good faith.

If the market price of our shares fluctuates after your purchase pursuant to this offering, you could lose a significant part of your investment.

        There has been significant volatility in the market price and trading volume of equity securities, which often is unrelated to the financial performance of the companies issuing the securities. The market price of our shares is likely to be similarly volatile, and you may not be able to resell your shares at or above your purchase price due to fluctuations in the market price of our shares, including changes in price caused by factors unrelated to our or Kinder Morgan Energy Partners' operating performance or prospects.

        Specific factors that may have a significant effect on the market price for our shares include:

  •
  changes in projections as to Kinder Morgan Energy Partners' level of capital spending;

  •
  changes in stock market analyst recommendations or earnings estimates regarding our shares, the Kinder Morgan Energy Partners common units, other comparable companies or the energy industry generally;

  •
  actual or anticipated fluctuations in our or Kinder Morgan Energy Partners' operating results, future prospects or distributions;

  •
  reaction to our public announcements and those of Kinder Morgan Energy Partners;

  •
  new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations and those of Kinder Morgan Energy Partners;

  •
  changes in accounting standards, policies, guidance, interpretations or principles; and

  •
  adverse conditions in the financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events.

In addition, many of the other risks that are described under the heading "Risk Factors" in the Annual Reports on Form 10-K for the year ended December 31, 2007, of Kinder Morgan Energy Management, LLC and Kinder Morgan Energy Partners and their subsequent Quarterly Reports on Form 10-Q filed during 2008 and any subsequently filed Annual Reports or other Exchange Act reports could also materially and adversely affect the price of our shares. Stock markets have experienced price and volume volatility that has affected the market price of many companies' equity securities. Fluctuations such as those could affect the market price of our shares.

USE OF PROCEEDS

        We will use all the net proceeds from the sale of shares in this offering to purchase i-units from Kinder Morgan Energy Partners. Kinder Morgan Energy Partners intends to use virtually all of the proceeds from our purchase of i-units to repay borrowings under its revolving bank credit facility and for general partnership purposes. As of                , 2009, the weighted average interest rate on the revolving bank credit facility borrowings to be repaid was approximately                % and Kinder Morgan Energy Partners' outstanding borrowings under the credit facility were approximately $                 million. The revolving bank credit facility matures on August 18, 2010. Affiliates of several of the underwriters are lenders under the revolving bank credit facility. The underwriters and their affiliated and associated persons may receive proceeds from this offering if they are lenders under the revolving bank credit facility. Please see "Underwriting—Relationships/FINRA Rules."

PRICE RANGE OF SHARES AND DISTRIBUTIONS

        The following table sets forth, for the periods indicated, the high and low sale prices per share, as reported on the New York Stock Exchange, the principal market in which our shares are traded, and the amount of share distributions declared per share in respect of the periods indicated.

	Price Range
					Share Distributions
	High		Low
2009
First quarter (through , 2009)	$		$
2008
Fourth quarter		50.80		34.01
Third quarter		56.62		46.45	0.021570
Second quarter		57.32		51.02	0.018124
First quarter		56.23		47.21	0.017716
2007
Fourth quarter		53.19		46.21	0.017312
Third quarter		53.24		44.06	0.017686
Second quarter		54.70		49.50	0.016331
First quarter		51.78		44.42	0.015378

        The last reported sale price of the shares on the New York Stock Exchange on                , 2009 was $                per share.

        Except in connection with our liquidation, we do not pay distributions on our shares in cash. Instead, we make distributions on our shares in additional shares and fractions of shares. The amount of the distribution is generally calculated by dividing the Kinder Morgan Energy Partners cash distribution on each of its common units by the average closing price of our shares on the NYSE for the 10 trading days prior to the ex-dividend date of our shares. See "Description of Our Shares—Distributions."

        We will pay the first distribution on the shares offered by this prospectus in the           quarter of 2009.

DESCRIPTION OF OUR SHARES

Number of Shares

        Pursuant to our limited liability company agreement, all of our voting shares are held by Kinder Morgan G.P., Inc. The shares offered pursuant to this prospectus are the same class we have previously sold to the public, which we call our listed shares, and do not entitle owners of such shares to vote on the election of our directors. Other than our voting shares, as of December 31, 2008, we had 77,997,904 listed shares outstanding, including approximately 11,128,826 listed shares held by Knight Inc. and its controlled affiliates. Our limited liability company agreement does not limit the number of shares we may issue.

Where Shares are Traded

        Except for our voting shares, all of which are held by Kinder Morgan G.P., Inc., our outstanding shares are listed on the New York Stock Exchange under the symbol "KMR." The shares we will issue in this offering will also be listed on the NYSE.

General

        The following is a summary of the principal documents which relate to our shares, as well as documents which relate to the Kinder Morgan Energy Partners i-units that we own and that will be purchased by us upon completion of an offering of our shares. Copies of those documents are on file with the SEC as part of our registration statement. See "Where You Can Find More Information" for information on how to obtain copies. You should refer to the provisions of each of the following agreements because they, and not this summary, will govern your rights as a holder of our shares. These agreements include:

  •
  our limited liability company agreement, which provides for the issuance of our shares, distributions and limited voting rights attributable to our shares and which establishes the rights, obligations and limited circumstances for the mandatory and optional purchase of our shares by Knight Inc. as provided in the Knight Inc. purchase provisions;

  •
  the Knight Inc. purchase provisions, which are part of our limited liability company agreement and which provide for the optional and mandatory purchase of our shares in the limited circumstances set forth in our limited liability company agreement;

  •
  the Knight Inc. tax indemnification agreement, which provides that Knight Inc. will indemnify us for any tax liability attributable to our formation or our management and control of the business and affairs of Kinder Morgan Energy Partners and for any taxes arising out of a transaction involving our i-units to the extent the transaction does not generate sufficient cash to pay our taxes;

  •
  the Kinder Morgan Energy Partners limited partnership agreement, which establishes the i-units as a class of limited partner interest in Kinder Morgan Energy Partners and specifies the relative rights and preferences of the i-units; and

  •
  the delegation of control agreement among us, Kinder Morgan G.P., Inc. and Kinder Morgan Energy Partners and its operating partnerships, which delegates to us, to the fullest extent permitted under Delaware law and the Kinder Morgan Energy Partners partnership agreement, the power and authority to manage and control the business and affairs of Kinder Morgan Energy Partners and its operating partnerships, subject to Kinder Morgan G.P., Inc.'s right to approve specified actions.

Distributions

        Under the terms of our limited liability company agreement, except in connection with our liquidation, we do not pay distributions on our shares in cash. Instead, we make distributions on our shares in additional shares or fractions of shares. At the same time that Kinder Morgan Energy Partners makes any cash distribution on its common units, we distribute on each of our shares that fraction of a share determined by dividing the amount of the cash distribution to be made by Kinder Morgan Energy Partners on each common unit by the average market price of a share determined for the ten consecutive trading days immediately prior to the ex-dividend date for our shares.

        Kinder Morgan Energy Partners distributes an amount equal to 100% of its available cash to its unitholders of record on the applicable record date and the general partner within approximately 45 days after the end of each quarter. Available cash is generally, for any calendar quarter, all cash received by Kinder Morgan Energy Partners from all sources less all of its cash disbursements and net additions to reserves.

        The Kinder Morgan Energy Partners partnership agreement provides for distributions to the extent of available cash to common unitholders, Class B unitholders and the general partner in cash and to us in additional i-units except in the event of a liquidation or dissolution. Therefore, generally, non-liquidating distributions will be made in cash to owners of common units, Class B units and the general partner and in additional i-units to us.

        We also will distribute to owners of our shares additional shares if owners of common units receive a cash distribution or other cash payment on their common units other than a regular quarterly distribution. In that event, we will distribute on each share that fraction of a share determined by dividing the cash distribution declared by Kinder Morgan Energy Partners on each common unit by the average market price of a share determined for a ten consecutive trading day period ending on the trading day immediately prior to the ex-dividend date for the shares.

        Our limited liability company agreement provides that a shareholder's right to a distribution that has been declared (or for which a record date has been set) but that has not yet been made ceases on the purchase date if the funds for Knight Inc.'s optional or mandatory purchase of the shares are deposited with the transfer agent and the notice of purchase has been given.

        There is no public market for trading fractional shares. We issue fractional shares in payment of the distribution to owners of our shares. No fraction of a share can be traded on any exchange on which our shares are traded until a holder acquires the remainder of the fraction and has a whole share.

        The term average market price is used above in connection with the share distributions and it is used below in connection with the optional and mandatory purchase of our shares. When we refer to the average market price of a share or a common unit, we mean the average closing price of a share or common unit during the ten consecutive trading days prior to the determination date but not including that date, unless a longer or shorter number of trading days is expressly noted.

        The closing price of securities on any day means:

  •
  for securities listed on a national securities exchange, the last sale price for that day, regular way, or, if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal national securities exchange on which the securities are listed;

  •
  if the securities are not listed on a national securities exchange

  —
  the last quoted price on that day, or, if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by NASDAQ;

    —
    if on that day the securities are not so quoted, the average of the closing bid and asked prices on that day furnished by a professional market maker in the securities selected by our board of directors in its sole discretion (or, in the cases of mandatory or optional purchases, by the board of directors of Knight Inc.); or

    —
    if on that day no market maker is making a market in the securities, the fair value of the securities as determined by our board of directors in its sole discretion (or, in the cases of mandatory or optional purchases, by the board of directors of Knight Inc.).

        A trading day for securities means a day on which:

  •
  the principal national securities exchange on which the securities are listed is open for business, or

  •
  if the securities are not listed on any national securities exchange, a day on which banking institutions in New York, New York generally are open.

        Distributions are made in accordance with the New York Stock Exchange's distribution standards.

Limited Voting Rights

        The shares offered pursuant to this prospectus are the same class we have previously sold to the public, and do not entitle owners of such shares to vote on the election of our directors. Kinder Morgan G.P., Inc. owns all shares eligible to elect our directors and elects all of our directors. Owners of our shares are entitled to vote on the specified matters described under the following caption.

        Actions Requiring Vote of Owners of Our Shares.    Our limited liability company agreement provides that we will not, without the approval of a majority of the shares owned by persons other than Knight Inc. and its affiliates, amend, alter or repeal any of the provisions of our limited liability company agreement, including the Knight Inc. purchase provisions, the Knight Inc. tax indemnification agreement or the delegation of control agreement, in a manner that materially adversely affects the preferences or rights of the owners of our shares as determined in the sole discretion of our board of directors, or reduces the time for any notice to which the holders of our shares may be entitled, except as provided below under "Actions Not Requiring the Vote of Holders."

        Under the terms of Kinder Morgan Energy Partners' partnership agreement, the i-units it issues to us are entitled to vote on all matters on which the common units are entitled to vote. We will submit to a vote of our shareholders any matter submitted to us by Kinder Morgan Energy Partners for a vote of i-units. We will vote our i-units in the same way that our shareholders vote their shares for or against a matter, including non-votes or abstentions. In general, the i-units, common units and Class B units will vote together as a single class, with each i-unit, common unit and Class B unit having one vote. The i-units vote separately as a class on:

  •
  amendments to the Kinder Morgan Energy Partners partnership agreement that would have a material adverse effect on the rights or preferences of holders of the i-units in relation to the other outstanding classes of units;

  •
  the approval of the withdrawal of Kinder Morgan G.P., Inc. as the general partner of Kinder Morgan Energy Partners in some circumstances; and

  •
  the transfer to a non-affiliate by Kinder Morgan G.P., Inc. of all its interest as a general partner of Kinder Morgan Energy Partners.

        Our limited liability company agreement also provides that we will not, without the approval of a majority of our shares owned by persons other than Knight Inc. and its affiliates, take an action that we have covenanted not to take without shareholder approval, as summarized below, or issue any shares of classes other than the two classes of shares that are currently outstanding.

        Limitations on Voting Rights of Knight Inc. and its Affiliates.    The shares owned by Knight Inc. and its affiliates, generally, are entitled to vote on any matter submitted to us as the owner of i-units. Shares owned by Knight Inc. or its affiliates will not, however, be entitled to vote on the matters described below when submitted to a vote of shareholders to determine how the i-units should be voted as long as Knight Inc. or its affiliates owns our voting shares:

  •
  any matters on which the i-units vote as a separate class;

  •
  a proposed removal of the general partner of Kinder Morgan Energy Partners;

  •
  some proposed transfers of all of the general partner's interest as the general partner of Kinder Morgan Energy Partners and the admission of any successor transferee as a successor general partner; and

  •
  a proposed withdrawal of the general partner of Kinder Morgan Energy Partners in some circumstances.

        When any shares, including voting shares, owned by Knight Inc. and its affiliates are not entitled to vote as described above, they will be treated as not outstanding. Therefore, they will not be included in the numerator of the number of shares voting for approval or the denominator of the number of shares outstanding in determining whether the required percentage has been voted to approve a matter. Similarly, a number of i-units equal to the number of our shares, including voting shares, owned by Knight Inc. and its affiliates will be treated as not being outstanding and will not be included in the numerator or denominator in determining if the required percentage of i-units or total units has been voted to approve a matter.

        Limitations on Voting Rights of 20% or More Holders.    A person or group owning 20% or more of the aggregate number of issued and outstanding common units and shares is not entitled to vote its shares. Therefore, such shares will not be included in the numerator of the number of shares voting for approval or the denominator of the numbers of shares outstanding in determining whether the required percentage has been voted to approve a matter. This limitation does not apply to Knight Inc. and its affiliates, including Kinder Morgan G.P., Inc., although, as described above, there are a number of matters on which Knight Inc. and its affiliates may not vote.

        Actions Not Requiring the Vote of Holders.    The relevant agreements provide that notwithstanding the voting provisions described above, we may make changes in the terms of our shares, our limited liability company agreement (including the purchase provisions), the tax indemnification agreement and the delegation of control agreement without any approval of holders of our shares, in order to meet the requirements of applicable securities and other laws and regulations and exchange rules, to effect the intent of the provisions of the limited liability company agreement and to make other changes which our board of directors determines in its sole discretion will not have a material adverse effect on the preferences or rights associated with our shares or reduce the time for any notice to which the holders of our shares may be entitled. The agreements provide that we are also permitted, in the good faith discretion of our board of directors, to amend the terms of the shares and these agreements without the approval of holders of shares to accommodate the assumption of the obligations of Knight Inc. by a person, other than Knight Inc. and its affiliates, who becomes the beneficial owner of more than 50% of the total voting power of all shares of capital stock of the general partner of Kinder Morgan Energy Partners in a transaction that does not constitute a mandatory purchase event but that requires the vote of the holders of the outstanding common units and shares, or to accommodate changes resulting from a merger, recapitalization, reorganization or similar transaction involving Kinder Morgan Energy Partners which in each case does not constitute a mandatory purchase event but that requires the vote of the holders of the outstanding common units and shares. We believe that amendments made pursuant to these agreements, except in some cases in the context of a merger, recapitalization, reorganization or similar transaction, would not be significant enough to constitute the issuance of a new security; but, if an amendment constituted the issuance of a new security, we would have to register the issuance of the securities with the SEC or rely on an exemption from registration.

Anti-Dilution Adjustments

        The partnership agreement of Kinder Morgan Energy Partners provides that Kinder Morgan Energy Partners will adjust proportionately the number of i-units held by us through the payment to us of an i-unit distribution or by causing an i-unit subdivision, split or combination if various events occur, including:

  •
  the payment of a common unit distribution on the common units; and

  •
  a subdivision, split or combination of the common units.

        Our limited liability company agreement provides that the number of all of our outstanding shares, including the voting shares, shall at all times equal the number of i-units we own. If there is a change in the number of i-units we own, we will make to all our shareholders a share distribution or effect a share split or combination to provide that at all times the number of shares outstanding equals the number of i-units we own. Through the combined effect of the provisions in the Kinder Morgan Energy Partners partnership agreement and the provisions of our limited liability company agreement, the number of outstanding shares and i-units always will be equal.

Covenants

        Our limited liability company agreement provides that our activities will be limited to being a limited partner in, and controlling and managing the business and affairs of, Kinder Morgan Energy Partners and its operating partnerships and engaging in any lawful business, purpose or activity related thereto. It also includes provisions that are intended to maintain a one-to-one relationship between the number of i-units we own and our outstanding shares, including provisions:

  •
  prohibiting our sale, pledge or other transfer of i-units;

  •
  prohibiting our issuance of options, warrants or other securities entitling the holder to subscribe for or purchase our shares;

  •
  prohibiting us from borrowing money or issuing debt;

  •
  prohibiting a liquidation, merger or recapitalization or similar transactions involving us; and

  •
  prohibiting our purchase of any of our shares, including voting shares.

        Under the terms of the Kinder Morgan Energy Partners partnership agreement, Kinder Morgan Energy Partners agrees that it will not:

  •
  except in liquidation, make a distribution on an i-unit other than in additional i-units or a security that has in all material respects the same rights and privileges as the i-units;

  •
  make a distribution on a common unit other than in cash, in additional common units or a security that has in all material respects the same rights and privileges as the common units;

  •
  allow an owner of common units to receive any consideration other than cash, common units or a security that has in all material respects the same rights and privileges as the common units, or allow us, as the owner of the i-units, to receive any consideration other than i-units or a security that has in all material respects the same rights and privileges as the i-units in a:

  —
  merger in which Kinder Morgan Energy Partners is not the survivor, if the unitholders of Kinder Morgan Energy Partners immediately prior to the transaction own more than 50% of the residual common equity securities of the survivor immediately after the transaction;

    —
    merger in which Kinder Morgan Energy Partners is the survivor, if the unitholders of Kinder Morgan Energy Partners immediately prior to the transaction own more than 50% of the limited partner interests in Kinder Morgan Energy Partners immediately after the transaction; or

    —
    recapitalization, reorganization or similar transaction;

  •
  be a party to a merger in which Kinder Morgan Energy Partners is not the survivor, sell substantially all of its assets to another person or enter into similar transactions if:

  —
  the survivor of the merger or the other person is to be controlled by Knight Inc. or its affiliates after the transaction; and

  —
  the transaction would be a mandatory purchase event;

  •
  make a tender offer for common units unless the consideration:

  —
  is exclusively cash; and

  —
  together with any cash payable in respect of any tender offer by Kinder Morgan Energy Partners for the common units concluded within the preceding 360 days and the aggregate amount of any cash distributions to all owners of common units made within the preceding 360-day period is less than 12% of the aggregate average market value of all classes of units of Kinder Morgan Energy Partners determined on the trading day immediately preceding the commencement of the tender offer; or

  •
  issue any of its i-units to any person other than us.

        The Kinder Morgan Energy Partners partnership agreement provides that when any cash is to be received by a common unitholder as a result of a consolidation or merger of Kinder Morgan Energy Partners with or into another person, other than a consolidation or merger in which Kinder Morgan Energy Partners is a survivor and which does not result in any reclassification, conversion, exchange or cancellation of outstanding common units, or as a result of the sale or other disposition to another person of all or substantially all of the assets of Kinder Morgan Energy Partners, that payment will require Kinder Morgan Energy Partners to issue additional i-units or fractions of i-units to us except in liquidation. The distribution of additional i-units or fractions of i-units will be equal to the cash distribution on each common unit divided by the average market price of one of our shares determined for a consecutive ten day trading period ending immediately prior to the effective date of the transaction. This will result in us also issuing an equal number of shares to the holders of our shares.

Optional Purchase

        The Knight Inc. purchase provisions, which are part of our limited liability company agreement, provide that if at any time Knight Inc. and its affiliates own 80% or more of our outstanding shares, then Knight Inc. has the right, but not the obligation, to purchase for cash all of our outstanding shares that Knight Inc. and its affiliates do not own. Knight Inc. can exercise its right to make that purchase by delivering notice to the transfer agent for the shares of its election to make the purchase not less than ten days and not more than 60 days prior to the date which it selects for the purchase. We will use reasonable efforts to cause the transfer agent to mail the notice of the purchase to the record holders of the shares.

        The price at which Knight Inc. may make the optional purchase is equal to 110% of the higher of:

  •
  the average market price for the shares for the ten consecutive trading days ending on the fifth trading day prior to the date the notice of the purchase is given; and

  •
  the highest price Knight Inc. or its affiliates paid for the shares during the 90 day period ending on the day prior to the date the notice of purchase is given.

        The Knight Inc. purchase provisions, which are a part of our limited liability company agreement, and Kinder Morgan Energy Partners' partnership agreement each provides that if at any time Knight Inc. and its affiliates own 80% or more of the outstanding common units and the outstanding shares on a combined basis, then Knight Inc. has the right to purchase all of our shares that Knight Inc. and its affiliates do not own, but only if the general partner of Kinder Morgan Energy Partners, elects to purchase all of the common units that Knight Inc. and its affiliates do not own. The price at which Knight Inc. and the general partner may make the optional purchase is equal to the highest of:

  •
  the average market price of our shares or the common units, whichever is higher, for the 20 consecutive trading days ending five days prior to the date on which the notice of the purchase is given; and

  •
  the highest price Knight Inc. or its affiliates paid for such shares or common units, whichever is higher, during the 90-day period ending on the day prior to the date the notice of purchase is given.

        Knight Inc. or the general partner, as the case may be, may exercise its right to make the optional purchase by giving notice to the transfer agent for the shares and for the common units of its election to make the optional purchase not less than ten days and not more than 60 days prior to the date which it selects for the purchase. We will use reasonable efforts to cause the transfer agent to mail that notice of the purchase to the record holders of our shares.

        If either elects to purchase either our shares or the combination of the common units and our shares, Knight Inc. and, if applicable, the general partner, will deposit the aggregate purchase price for the shares and the common units, as the case may be, with the respective transfer agents. On and after the date set for the purchase, the holders of the shares or the common units, as the case may be, will have no rights as holders of shares or common units, except to receive the purchase price, and their shares or common units will be deemed to be transferred to Knight Inc., or the general partner in the case of the common units, for all purposes.

        Knight Inc. will comply with Rule 13e-3 under the Securities Exchange Act if it makes an optional purchase.

Mandatory Purchase

        General.    Under the terms of the Knight Inc. purchase provisions, upon the occurrence of any of the following mandatory purchase events, Knight Inc. will be required to purchase for cash all of our shares that it and its affiliates do not own at a purchase price equal to the higher of the average market price for the shares and the average market price for common units as determined for the ten-day trading period immediately prior to the date of the applicable event.

        A mandatory purchase event means any of the following:

  •
  the first day on which the aggregate distributions or other payments by Kinder Morgan Energy Partners on the common units, other than distributions or payments made in common units or in securities which have in all material respects the same rights and privileges as common units but including distributions or payments made pursuant to an issuer tender offer by Kinder Morgan Energy Partners, during the immediately preceding 360-day period exceed 50% of the average market price of a common unit during the ten consecutive trading day period ending on the last trading day prior to the first day of that 360-day period.

  •
  the occurrence of an event resulting in Knight Inc. and its affiliates ceasing to be the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, of more than 50% of the total voting power of all shares of capital stock of the general partner of Kinder Morgan Energy Partners, unless:

  —
  the event results in another person becoming the beneficial owner of more than 50% of the total voting power of all shares of capital stock of the general partner of Kinder Morgan Energy Partners;

  —
  that other person is organized under the laws of a state in the United States;

  —
  that other person has long term unsecured debt with an investment grade credit rating, as determined by Moody's Investor Services, Inc. and Standard & Poor's Rating Service, immediately prior to the event; and

  —
  that other person assumes all obligations of Knight Inc. to us and to the owners of the shares under the purchase provisions and the tax indemnification agreement.

  •
  the merger of Kinder Morgan Energy Partners with or into another person in any case where Kinder Morgan Energy Partners is not the surviving entity, or the sale of all or substantially all of the assets of Kinder Morgan Energy Partners and its subsidiaries, taken as a whole, to another person, unless in the transaction:

  —
  the owners of common units receive in exchange for their common units a security of such other person that has in all material respects the same rights and privileges as the common units;

  —
  we receive in exchange for all of the i-units a security of such other person that has in all material respects the same rights and privileges as the i-units;

  —
  no consideration is received by an owner of common units other than securities that have in all material respects the same rights and privileges as the common units and/or cash, and the amount of cash received per common unit does not exceed 33 1/3% of the average market price of a common unit during the ten trading day period ending immediately prior to the date of execution of the definitive agreement for the transaction; and

  —
  no consideration is received by the owners of i-units other than securities of such other person that have in all material respects the same rights and privileges as the i-units.

        Procedure.    Within three business days following any event requiring a mandatory purchase by Knight Inc., Knight Inc. will mail or deliver to the transfer agent for mailing to each holder of record of the shares on the earlier of the date of the purchase event and the most recent practicable date, a notice stating:

  •
  that a mandatory purchase event has occurred and that Knight Inc. will purchase such holder's shares for the purchase price described above;

  •
  the circumstances and relevant facts regarding the mandatory purchase event;

  •
  the dollar amount per share of the purchase price;

  •
  the purchase date, which shall be no later than five business days from the date such notice is mailed; and

  •
  the instructions a holder must follow in order to have the holder's shares purchased.

        On or prior to the date of the purchase, Knight Inc. will irrevocably deposit with the transfer agent funds sufficient to pay the purchase price. Following the purchase date, a share owned by any person other than Knight Inc. and its affiliates will only represent the right to receive the purchase price.

        For purposes of the optional and mandatory purchase provisions, including the definitions of the mandatory purchase events, Knight Inc. will be deemed to include Knight Inc., its successors by merger, and any entity that succeeds to Knight Inc.'s obligations under the purchase provisions and the tax indemnification agreement in connection with an acquisition of all or substantially all of the assets of Knight Inc.

        Knight Inc. will comply with Rule 13e-3 under the Securities Exchange Act in connection with the occurrence of a mandatory purchase event.

Tax Indemnity of Knight Inc.

        We have a tax indemnification agreement with Knight Inc. Pursuant to this agreement, Knight Inc. agreed to indemnify us for any tax liability attributable to our formation or our management and control of Kinder Morgan Energy Partners, and for any taxes arising out of a transaction involving our i-units to the extent the transaction does not generate sufficient cash to pay our taxes.

Transfer Agent and Registrar

        Our transfer agent and registrar for the shares is Computershare Inc. It may be contacted at 525 Washington Blvd., Jersey City, New Jersey 07310.

        The transfer agent and registrar may at any time resign, by notice to us, or be removed by us. That resignation or removal would become effective upon the appointment by us of a successor transfer agent and registrar and its acceptance of that appointment. If no successor has been appointed and accepted that appointment within 30 days after notice of that resignation or removal, we are authorized to act as the transfer agent and registrar until a successor is appointed.

Replacement of Share Certificates

        We will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by us or by the transfer agent.

Fractional Shares

        We will make distributions of additional shares, including fractional shares. Records of fractional interests held by the holders of shares will be maintained by the Depositary Trust Company or the broker or other nominees through whom you hold your shares. You will be able to sell such fractional shares on the New York Stock Exchange only when they equal, in the aggregate, whole shares. Certificates representing fractional shares will not be issued under any circumstances. Fractional shares will receive distributions when distributions are made on our shares. All fractional shares will be rounded down, if necessary, and stated in six decimal places.

DESCRIPTION OF THE I-UNITS

        The i-units are a separate class of limited partner interests in Kinder Morgan Energy Partners. All the i-units will be owned by us and will not be publicly traded. A number of the covenants in our limited liability company agreement and in Kinder Morgan Energy Partners' partnership agreement affect us as the holder of i-units. For a description of the material covenants, see "Description of Our Shares—Covenants."

Voting Rights

        Owners of i-units generally vote together with the common units and Class B units as a single class and sometimes vote as a class separate from the holders of common units and Class B units. The i-units have the same voting rights as the common units and Class B units voting together as a single class on the following matters:

  •
  a sale or exchange of all or substantially all of Kinder Morgan Energy Partners' assets;

  •
  the election of a successor general partner in connection with the removal of the general partner;

  •
  a dissolution or reconstitution of Kinder Morgan Energy Partners;

  •
  a merger of Kinder Morgan Energy Partners; and

  •
  some amendments to the partnership agreement, including any amendment that would cause Kinder Morgan Energy Partners to be treated as a corporation for income tax purposes.

        The i-units vote separately as a class on the following:

  •
  Amendments to the Kinder Morgan Energy Partners partnership agreement that would have a material adverse effect on the rights or preferences of the holders of the i-units in relation to the other classes of units. This kind of an amendment requires the approval of two-thirds of the outstanding i-units other than the number of i-units corresponding to the number of shares owned by Knight Inc. and its affiliates.

  •
  The approval of the withdrawal of the general partner in some circumstances or the transfer to a non-affiliate of all of its interest as a general partner. These matters require the approval of a majority of the outstanding i-units other than the number of i-units corresponding to the number of shares owned by Knight Inc. and its affiliates.

        In all cases, i-units will be voted in proportion to the affirmative and negative votes, abstentions and non-votes of owners of our shares.

        For further information regarding the voting rights of i-units and shares of Kinder Morgan Management, LLC, see "Description of Our Shares—Limited Voting Rights."

Distributions and Payments

        The number of i-units distributed to us by Kinder Morgan Energy Partners is based upon the amount of cash to be distributed by Kinder Morgan Energy Partners to an owner of a common unit. Kinder Morgan Energy Partners distributes to us a number of i-units equal to the number of shares distributed by us.

        Typically, if cash is paid to the holders of common units, we, as the owner of i-units, receive additional i-units or fractions of i-units instead of cash. The fraction of an i-unit received per i-unit owned by us is determined as if the cash payment on the common unit were a cash distribution.

        If additional units are distributed to the owners of common units, as the owner of i-units, we receive an equivalent amount of units based on the number of i-units that we own.

Merger, Consolidation or Sale of Assets

        In the case of any of the following events:

  •
  any consolidation or merger of Kinder Morgan Energy Partners with or into another person,

  •
  any consolidation or merger of another person into Kinder Morgan Energy Partners, except a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of the outstanding common units of Kinder Morgan Energy Partners, or

  •
  any sale or other disposition of all or substantially all the properties and assets of Kinder Morgan Energy Partners,

if the owners of the common units receive cash in the transaction, a distribution on each i-unit will be made in additional i-units or fractions of i-units determined by dividing the cash received on a common unit by the average market price of one of our shares determined for a ten consecutive day trading period ending immediately prior to the effective date of the transaction, except that in the case of a liquidation, as the owner of the i-units, we will receive the distribution provided pursuant to the liquidation provisions in Kinder Morgan Energy Partners' partnership agreement.

United States Federal Income Tax Characteristics and Distribution Upon Liquidation of Kinder Morgan Energy Partners

        The i-units we own generally will not be allocated income, gain, loss or deduction until such time as there is a liquidation of Kinder Morgan Energy Partners. Therefore, we do not anticipate that we will have material amounts of taxable income resulting from our ownership of the i-units unless we enter into a sale or exchange of the i-units or Kinder Morgan Energy Partners is liquidated.

        Upon the liquidation of Kinder Morgan Energy Partners, Knight Inc. is generally obligated to purchase all of our outstanding shares at a price equal to the higher of the average market price for the shares and the average market price of the common units. If Knight Inc. fails to do so, then, as described below, the value of your shares will depend on the amount of the liquidating distribution received by us as the owner of the i-units and the taxes we incur as a result of that liquidation.

        The liquidating distribution per i-unit may be less than the liquidating distribution received per common unit. The liquidating distribution for each i-unit and common unit will depend upon the relative per unit capital accounts of the i-units and the common units at liquidation. It is anticipated that over time the capital account per common unit will exceed the capital account per i-unit because the common units will be allocated income and gain prior to liquidation, but the i-units will not. At liquidation, it is intended that each i-unit will be allocated income and gain in an amount necessary for the capital account attributable to each i-unit to be equal to that of a common unit. However, there may not be sufficient amounts of income and gain at liquidation to cause the capital account of an i-unit to be increased to that of a common unit. In that event, the liquidating distribution per common unit will exceed the liquidating distribution per i-unit.

        As a result of the allocation of income and gain to the i-units upon a liquidation, we will be required to pay taxes on that income and gain. Thus, in the event income and gain is allocated to us, then, because of taxes we pay, shareholders will receive less than the holders of the common units.

        Because of these factors, and if Knight Inc. fails to purchase our shares as described above, the value of our shares likely will be lower than the value of the common units upon the liquidation of Kinder Morgan Energy Partners.

 MODIFICATION OF FIDUCIARY DUTIES OWED TO OUR SHAREHOLDERS
AND TO THE OWNERS OF UNITS

        The fiduciary duties owed to you by our board of directors are prescribed by Delaware law and our limited liability company agreement. Similarly, the fiduciary duties owed to the owners of units of Kinder Morgan Energy Partners by the general partner of Kinder Morgan Energy Partners are prescribed by Delaware law and its partnership agreement. The Delaware Limited Liability Company Act and the Delaware Limited Partnership Act provide that Delaware limited liability companies and Delaware limited partnerships, respectively, may, in their limited liability company agreements and partnership agreements, as applicable, restrict the fiduciary duties owed by the board of directors to us and our shareholders and by the general partner to the limited partnership and the limited partners.

        Our limited liability company agreement and the Kinder Morgan Energy Partners partnership agreement contain various provisions restricting the fiduciary duties that might otherwise be owed. The following is a summary of the material restrictions of the fiduciary duties owed by our board of directors to us and our shareholders and by Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners, to the partnership and its limited partners. Any fiduciary duties owed to you by Knight Inc. and its affiliates, as the beneficial owner of all our voting shares, are similarly restricted or eliminated.

State-law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act with due care and loyalty. The duty of care, unless the limited liability company agreement or partnership agreement provides otherwise, would generally require a manager or general partner to act for the limited liability company or limited partnership, as applicable, in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a limited liability company agreement or partnership agreement providing otherwise, would generally prohibit a manager of a Delaware limited liability company or a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.
Our limited liability company agreement modifies these standards
Our limited liability company agreement contains provisions that prohibit the shareholders from advancing claims arising from conduct by our board of directors that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our limited liability company agreement permits the board of directors to make a number of decisions in its "sole discretion." This entitles the board of directors to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any shareholder. Knight Inc., its affiliates, and their officers and directors who are also our officers or directors are not required to offer to us any business opportunity.

Except as set out in our limited liability company agreement, our directors, Knight Inc. and their affiliates have no obligations, by virtue of the relationships established pursuant to that agreement, to take or refrain from taking any action that may impact us or our shareholders. In addition to the other more specific provisions limiting the obligations of our board of directors, our limited liability company agreement further provides that our board of directors will not be liable for monetary damages to us, our shareholders or any other person for any acts or omissions if our board of directors acted in good faith.
Kinder Morgan Energy Partners' limited partnership agreement modifies these standards
The limited partnership agreement of Kinder Morgan Energy Partners contains provisions that prohibit its limited partners from advancing claims arising from conduct by Kinder Morgan Energy Partners' general partner that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, the limited partnership agreement of Kinder Morgan Energy Partners permits the general partner of the partnership to make a number of decisions in its "sole discretion." This entitles the general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, the partnership, its affiliates or any limited partner. Knight Inc., its affiliates and their officers and directors who are also our officers or directors or officers or directors of the general partner of Kinder Morgan Energy Partners are not required to offer to the partnership any business opportunity. The general partner of Kinder Morgan Energy Partners is permitted to attempt to avoid personal liability in connection with the management of Kinder Morgan Energy Partners, pursuant to the partnership agreement. The partnership agreement provides that the general partner does not breach its fiduciary duty even if the partnership could have obtained more favorable terms without limitations on the general partner's liability.

The partnership agreement of Kinder Morgan Energy Partners contains provisions that allow the general partner to take into account the interests of parties in addition to Kinder Morgan Energy Partners in resolving conflicts of interest, thereby limiting its fiduciary duty to the partnership and the limited partners. The partnership agreement also provides that in the absence of bad faith by the general partner, the resolution of a conflict by the general partner will not be a breach of any duty. Also, the partnership agreement contains provisions that may restrict the remedies available to limited partners for actions taken that might, without such limitations, constitute breaches of fiduciary duty. In addition to the other more specific provisions limiting the obligations of the general partner, the partnership agreement provides that the general partner, its affiliates and their respective officers and directors will not be liable for monetary damages to the partnership, its limited partners or any other person for acts or omissions if the general partner, affiliate or officer or director acted in good faith. We or the general partner may request that the conflicts and audit committee of the general partner's board of directors review and approve the resolution of conflicts of interest that may arise between Knight Inc. or its subsidiaries, on the one hand, and Kinder Morgan Energy Partners, on the other hand.
All of these provisions in the Kinder Morgan Energy Partners partnership agreement relating to the general partner apply equally to us as the delegate of the general partner.

        By becoming one of our shareholders, a shareholder agrees to be bound by the provisions in our limited liability company agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Limited Liability Company Act favoring the principle of freedom of contract and the enforceability of limited liability company agreements. It is not necessary for a shareholder to sign our limited liability company agreement in order for the limited liability company agreement to be enforceable against that person.

MATERIAL TAX CONSIDERATIONS

        This section is a summary of material United States federal income tax considerations that may be relevant to prospective owners of shares and, unless otherwise noted in the following discussion, expresses the opinion of our counsel, Bracewell & Giuliani LLP, insofar as it relates to legal conclusions with respect to United States federal income tax law. This section is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting us, Kinder Morgan Energy Partners or the owners of shares. Moreover, the discussion does not address the United States federal income tax consequences that may be relevant to certain types of investors subject to specialized tax treatment, such as non-U.S. persons, financial institutions, insurance companies, real estate investment trusts, estates, trusts, dealers and persons entering into hedging transactions. Accordingly, each prospective owner of shares is urged to consult with, and is urged to depend on, his own tax advisor in analyzing the United States federal, state, local and non-United States tax consequences particular to him of the ownership or disposition of shares.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Bracewell & Giuliani LLP and are based on the accuracy of the representations made by us and, where applicable, Kinder Morgan Energy Partners and the general partner of Kinder Morgan Energy Partners.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective owners of shares. Unlike a ruling, the opinion of Bracewell & Giuliani LLP represents only that firm's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for shares and the prices at which shares trade. In addition, the cost of any contest with the IRS will be borne directly or indirectly by us and the owners of shares. Furthermore, the tax treatment of us or Kinder Morgan Energy Partners or of an investment in us or Kinder Morgan Energy Partners may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

U.S. Federal Income Tax Considerations Associated with the Ownership and Disposition of Shares

  Kinder Morgan Management, LLC's Status as a Corporation For United States Federal Income Tax Purposes

        An election has been made with the IRS to treat us as a corporation for United States federal income tax purposes. Thus, we are subject to United States federal income tax on our taxable income at tax rates up to 35%. Additionally, in certain instances we could be subject to the alternative minimum tax of 20% on our alternative minimum taxable income to the extent that the alternative minimum tax exceeds our regular tax.

        The terms of the i-units provide that the i-units owned by us are not entitled to allocations of income, gain, loss or deduction of Kinder Morgan Energy Partners until such time as it is liquidated. Thus, we do not anticipate that we will have material amounts of either taxable income or alternative minimum taxable income resulting from our ownership of the i-units unless we dispose of the i-units in a taxable transaction or Kinder Morgan Energy Partners is liquidated. Please read "—U.S. Federal Income Tax Considerations Associated with the Ownership of i-units."

Tax Consequences of Share Ownership

        No Flow-Through of Our Taxable Income.    Because we are treated as a corporation for United States federal income tax purposes, an owner of shares will not report on its United States federal income tax return any of our items of income, gain, loss and deduction.

        Distributions of Additional Shares.    Under the terms of our limited liability company agreement, except in connection with our liquidation, we will not make distributions of cash in respect of shares but rather will make distributions of additional shares. Because these distributions of additional shares will be made proportionately to all owners of shares, the receipt of these additional shares will not be includable in the gross income of an owner of shares for United States federal income tax purposes. As each owner of shares receives additional shares, he will be required to allocate his basis in his shares in the manner described below. Please read "—Basis of Shares."

        Basis of Shares.    An owner's initial tax basis for his shares will be the amount paid for them. As additional shares are distributed to an owner of shares, he will be required to allocate his tax basis in his shares equally between the old shares and the new shares received. If the old shares were acquired for different prices, and the owner can identify each separate lot, then the basis of each old lot of shares can be used separately in the allocation to the new shares received with respect to the identified old lot. If an owner of shares cannot identify each lot, then he must use the first-in first-out tracing approach. A shareholder cannot use the average cost for all lots for this purpose.

        Disposition of Shares.    Gain or loss will be recognized on a sale or other disposition of shares, whether to a third party or to Knight Inc. pursuant to the Knight Inc. purchase provisions or in connection with the liquidation of us, equal to the difference between the amount realized and the owner's tax basis for the shares sold or otherwise disposed of. An owner's amount realized will be measured by the sum of the cash and the fair market value of other property received by him.

        Except as noted below, gain or loss recognized by an owner of shares, other than a "dealer" in shares, on the sale or other disposition of a share will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of shares held more than 12 months will generally be taxed at a maximum rate of 15%, subject to the discussion below relating to straddles. Capital gain recognized by a corporation on the sale of shares will generally be taxed at a maximum rate of 35%. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        Capital gain treatment may not result from a sale of shares to Knight Inc. pursuant to the Knight Inc. purchase provisions or otherwise if a single shareholder of us or our shareholders as a group own 50% or more of the stock of Knight Inc. In that case, if either we or Knight Inc. has earnings and profits, then the amount received by a seller of shares may be taxed as ordinary income to the extent of his portion of those earnings and profits, but only if the seller sells less than all of his shares or is a shareholder of Knight Inc. after applying the ownership attribution rules.

        For purposes of determining whether capital gains or losses on the disposition of shares are long or short term, subject to the discussion below relating to straddles, an owner's holding period begins on his acquisition of shares. As additional shares are distributed to him, the holding period of each new share received will also include the period for which the owner held the old shares to which the new share relates.

        Because the purchase rights in respect of the shares arise as a result of an agreement other than solely with us, these rights do not appear to constitute inherent features of the shares for tax purposes. Please read "Description of Our Shares—Optional Purchase," and "—Mandatory Purchase." As such, it is possible that the IRS would assert that shares and the related purchase rights constitute a straddle for United States federal income tax purposes to the extent that those rights are viewed as resulting in a substantial diminution of a share purchaser's risk of loss from owning his shares. In that case, any owner of shares who incurs interest or other carrying charges that are allocable to the shares (as would be the case if the owner finances his acquisition of shares with debt) would have to capitalize those interest or carrying charges to the basis of the related shares and purchase rights rather than deducting those interest or carrying charges currently. In addition, the holding period of the shares would be suspended, resulting in short-term capital gain or loss (generally taxed at ordinary income rates) upon a taxable disposition even if the shares were held for more than 12 months. However, we believe that the purchase rights have minimal value and do not result in a substantial diminution of a share purchaser's risk of loss from owning shares. Based on that, the shares and the related purchase rights should not constitute a straddle for United States federal income tax purposes and therefore should not result in any suspension of an owner's holding period or interest and carrying charge capitalization, although there can be no assurance that the IRS or the courts would agree with this conclusion.

        Investment in Shares by Tax-Exempt Investors, Regulated Investment Companies and Non-U.S. Persons.    Employee benefit plans and most other organizations exempt from United States federal income tax, including individual retirement accounts, known as IRAs, and other retirement plans, are subject to United States federal income tax on unrelated business taxable income. Because we will be treated as a corporation for United States federal income tax purposes, an owner of shares will not report on its United States federal income tax return any of our items of income, gain, loss and deduction. Therefore, a tax-exempt investor will not have unrelated business taxable income attributable to its ownership or sale of shares unless its ownership of the shares is debt financed. In general, a share would be debt financed if the tax-exempt owner of shares incurs debt to acquire a share or otherwise incurs or maintains a debt that would not have been incurred or maintained if that share had not been acquired.

        A regulated investment company, or "mutual fund," is required to derive at least 90% of its gross income for every taxable year from qualifying income. As stated above, an owner of shares will not report on its United States federal income tax return any of our items of income, gain, loss and deduction. Thus, ownership of shares will not result in income which is not qualifying income to a mutual fund. Furthermore, any gain from the sale or other disposition of the shares, and the associated purchase rights, will qualify for purposes of that 90% test. Finally, shares, and the associated purchase rights, will constitute qualifying assets to mutual funds which also must own at least 50% qualifying assets at the end of each quarter.

        Because distributions of additional shares will be made proportionately to all owners of shares, the receipt of these additional shares will not be includable in the gross income of an owner of shares for United States federal income tax purposes. Therefore, no withholding taxes will be imposed on distributions of additional shares to non-resident alien individuals and non-United States corporations, trusts or estates. A non-United States owner of shares generally will not be subject to United States federal income tax or subject to withholding on any gain recognized on the sale or other disposition of shares unless:

  •
  the gain is considered effectively connected with the conduct of a U.S. trade or business by the non-United States owner and, where a tax treaty applies, is attributable to a United States permanent establishment of that owner (and, in which case, if the owner is a non-United States corporation, it may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty);

  •
  the non-United States owner is an individual who holds the shares as a capital asset and is present in the United States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or

  •
  we are or have been a "United States real property holding corporation," or a USRPHC, for United States federal income tax purposes.

        We believe that we are a USRPHC for United States federal income tax purposes. Therefore, any gain on the sale or other disposition of shares by a non-United States owner will be subject to United States federal income tax unless the shares are regularly traded on an established securities market and the non-United States owner has not actually or constructively held more than 5% of the shares at any time during the shorter of the five-year period preceding the disposition or that owner's holding period. Our shares currently trade on an established securities market.

United States Federal Income Tax Considerations Associated with the Ownership of i-units

        A partnership is not a taxable entity and incurs no United States federal income tax liability. Instead, each partner of a partnership is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its United States federal income tax liability, regardless of whether cash distributions are made to it by the partnership. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to the partner is in excess of its adjusted basis in its partnership interest.

        With respect to the i-units owned by us, the Kinder Morgan Energy Partners partnership agreement provides that no allocations of income, gain, loss or deduction will be made in respect of the i-units until such time as there is a liquidation of Kinder Morgan Energy Partners. If there is a liquidation of Kinder Morgan Energy Partners, it is intended that we will receive allocations of income and gain, or deduction and loss, in an amount necessary for the capital account attributable to each i-unit to be equal to that of a common unit. The aggregate capital account of our i-units will not be increased as a result of our ownership of additional i-units.

        Thus, each additional i-unit we own after a cash distribution to other unitholders generally will represent the right to receive additional allocations of such income and gain, or deduction and loss, on the liquidation of Kinder Morgan Energy Partners. As a result, we would likely realize taxable income or loss upon the liquidation of Kinder Morgan Energy Partners. However, no assurance can be given that there will be sufficient amounts of income and gain to cause the capital account attributable to each i-unit to be equal to that of a common unit. If they are not equal, we will receive less value than would be received by a holder of common units upon such a liquidation. We would also likely realize taxable income or loss upon any sale or other disposition of our i-units.

        Section 7704 of the Internal Revenue Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships whose gross income for every taxable year consists of at least 90% "qualifying income." Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, refining, transportation or marketing of any mineral or natural resource, including crude oil, natural gas and products thereof. Other types of qualifying income include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. Kinder Morgan Energy Partners estimates that, as of the date of this prospectus, more than 90% of its current gross income is qualifying income.

        The anticipated benefit of an investment in our shares depends largely on the treatment of Kinder Morgan Energy Partners as a partnership for United States federal income tax purposes. No ruling has been or will be sought from the IRS and the IRS has made no determination as to Kinder Morgan Energy Partners' status as a partnership for United States federal income tax purposes or whether Kinder Morgan Energy Partners' operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Bracewell & Giuliani LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, Kinder Morgan Energy Partners has been, is and will continue to be treated as a partnership for United States federal income tax purposes.

        In rendering its opinion, Bracewell & Giuliani LLP has relied on the following factual representations made by us, Kinder Morgan Energy Partners and its general partner:

  •
  Neither Kinder Morgan Energy Partners nor any of its operating partnerships has elected or will elect to be treated as a corporation for United States federal income tax purposes; and

  •
  For each taxable year, more than 90% of Kinder Morgan Energy Partners' gross income has been and will be derived from (i) the exploration, development, production, processing, refining, transportation or marketing of any mineral or natural resource, including oil, gas or products thereof and naturally occurring carbon dioxide and (ii) other sources that, in the opinion of counsel to Kinder Morgan Energy Partners, generate "qualifying income" within the meaning of Section 7704 of the Internal Revenue Code.

        If Kinder Morgan Energy Partners fails to meet the Qualifying Income Exception, other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery, it will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which it fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to its unitholders in liquidation of their interests in Kinder Morgan Energy Partners. This contribution and liquidation should be tax-free to unitholders and Kinder Morgan Energy Partners, so long as Kinder Morgan Energy Partners, at that time, does not have liabilities in excess of the tax basis of its assets. Thereafter, Kinder Morgan Energy Partners would be treated as a corporation for United States federal income tax purposes.

        If Kinder Morgan Energy Partners were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to its unitholders, and its net income would be taxed to it at corporate rates. In addition, any distribution made to a unitholder, including distributions of additional i-units to us, would be treated as either taxable dividend income, to the extent of Kinder Morgan Energy Partners' current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his units, or taxable capital gain, after the unitholder's tax basis in his units is reduced to zero. In addition, the cash available for distribution to a common unitholder would be substantially reduced which would reduce the values of i-units distributed quarterly to us and our shares distributed quarterly to you. Accordingly, Kinder Morgan Energy Partners' treatment as a corporation would result in a substantial reduction of the value of our shares.

THE PRECEDING SUMMARY OF VARIOUS UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SHARES IS SOLELY FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THIS SUMMARY DOES NOT ADDRESS ALL THE TAX CONSEQUENCES THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER IN LIGHT OF THE HOLDER'S INVOLVEMENT WITH THE ISSUER OR OTHER CIRCUMSTANCES. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SHARES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

 ERISA CONSIDERATIONS

        The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, commonly known as "ERISA," and the prohibited transaction provisions of section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of shares. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Internal Revenue Code that may be relevant to particular shareholders in light of their particular circumstances.

        The discussion is based on current provisions of ERISA and the Internal Revenue Code, existing and currently proposed regulations under ERISA and the Internal Revenue Code, the legislative history of ERISA and the Internal Revenue Code, existing administrative rulings of the Department of Labor, referred to as the "DOL," and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

        A fiduciary making a decision to invest in the shares on behalf of a prospective purchaser that is an employee benefit plan, a tax-qualified retirement plan, or an individual retirement account, commonly called an "IRA," is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, section 4975 of the Internal Revenue Code, and state law with respect to the purchase, ownership, sale or exchange of the shares by such plan or IRA.

        Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to Title I of ERISA, known as an "ERISA Plan," should consider carefully whether an investment in the shares is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (1) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (2) diversified in order to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and (3) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio.

        The fiduciary of an IRA, or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees, referred to as a "Non-ERISA Plan," should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

        Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan, Non-ERISA Plan or IRA subject to Internal Revenue Code section 4975 is subject to (1) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (2) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. A party in interest with respect to an ERISA Plan that is not subject to Internal Revenue Code section 4975 is subject to a penalty imposed by the DOL up to 5% of the amount involved in any prohibited transaction involving the assets of the plan, but if the prohibited transaction is not corrected, the penalty may be up to 100% of the amount involved. If the disqualified person who engages in a prohibited transaction with respect to an IRA is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed on account of the prohibited transaction). In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

        The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Internal Revenue Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

        Regulations of the DOL defining "plan assets," referred to as the "Plan Asset Regulations," generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, unless one or more exceptions specified in the Plan Asset Regulations are satisfied, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, and therefore any person who exercises authority or control respecting the management or disposition of such underlying assets, and any person who provides investment advice with respect to such assets for a fee (direct or indirect), is a fiduciary of the investing plan.

        The Plan Asset Regulations define a publicly-offered security as a security that is "freely transferable," part of a class of securities that is "widely held" and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The Plan Asset Regulations provide that a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A class of securities will not fail to be widely held solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances.

        We believe that the shares meet the criteria of publicly-offered securities under the Plan Asset Regulations. We believe the shares are held beneficially by more than 100 independent persons. There are no restrictions, within the meaning of the Plan Asset Regulations, imposed on the transfer of shares and the shares are registered under the Exchange Act.

UNDERWRITING

                            and                 are acting as joint book-running managers and as representatives of the underwriters. Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, each of the underwriters named below has severally agreed to purchase from us the respective number of shares shown opposite its name below:

Underwriters	Number of Shares

Total

        The underwriting agreement provides that the underwriters are obligated to purchase, subject to certain conditions, all of the shares in the offering if any are purchased, other than those covered by the over-allotment option described below. The conditions contained in the underwriting agreement include requirements generally to the effect that:

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there has been no material adverse change in our condition or in the financial markets; and

  •
  we deliver the customary closing documents to the underwriters.

Commission and Expenses

        The representatives of the underwriters have advised us that the underwriters propose to offer the shares directly to the public at the price to the public set forth on the cover page of this prospectus and to selected dealers, which may include the underwriters, at the offering price less a selling concession not in excess of $                per share. After the offering, the underwriters may change the offering price and other selling terms.

        The following table shows the underwriting discount we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase additional shares. The underwriting fee is the difference between the public offering price and the amount the underwriters pay us to purchase the shares from us.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        We estimate that the total expenses for this offering, excluding underwriting discount, will be approximately $950,000.

Option to Purchase Additional Shares

        We have granted the underwriters an option exercisable for 30 days after the date of this prospectus to purchase, in whole or in part, up to an aggregate of                shares at the public offering price less underwriting discount. This option may be exercised if the underwriters sell more than                shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

Lock-Up Agreements

        Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, Kinder Morgan G.P., Inc. and their respective directors and executive officers, and Knight Inc. have agreed with the underwriters not to, subject to limited exceptions, directly or indirectly, sell, offer, pledge or otherwise dispose of any shares of Kinder Morgan Management, LLC or Class B units or common units representing limited partner interests of Kinder Morgan Energy Partners, referred to as "common units," or any securities substantially similar to, convertible into or exchangeable or exercisable for shares, Class B units or common units or enter into any derivative transaction with similar effect as a sale of shares, Class B units or common units for a period of    days after the date of this prospectus without the prior written consent of the underwriter. The restrictions described in this paragraph do not apply to any sale by Kinder Morgan Energy Partners of i-units to us. The restrictions also do not apply to the sale of shares to the underwriters, to any existing employee benefit plans, share option plans or compensation plans or to the acquisition of assets, businesses or the capital stock or other ownership interests of businesses by any such entities in exchange for shares, Class B units or common units or securities substantially similar to convertible or exchangeable into or exercisable for shares, Class B units or common units.

        The representatives, in their discretion, may release the shares, Class B units and common units subject to lock-up agreements in whole or in part at any time with or without notice. When determining whether or not to release shares, Class B units or common units from lock-up agreements, the representatives will consider, among other factors, the shareholders' reasons for requesting the release, the number of shares, Class B units or common units for which the release is being requested, and market conditions at the time.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that may be required to be made in respect of these liabilities.

Stabilization, Short Positions and Penalty Bids

        In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment transactions involve sales by the underwriters of the shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing the shares in the open market.

  •
  Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover a syndicate short position.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of the shares. As a result, the price of the shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Relationships/FINRA Rules

        Certain of the underwriters and their related entities have, from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received or will receive customary fees and expense reimbursement. Affiliates of several of the underwriters are lenders under Kinder Morgan Energy Partners, L.P.'s revolving bank credit facility and/or the credit facilities of some of our other affiliates.

        As described under "Use of Proceeds," Kinder Morgan Energy Partners, L.P. intends to use the proceeds from its sale of i-units to us with the proceeds of this offering to repay borrowings under its revolving bank credit facility. The underwriters or their affiliates may receive proceeds from this offering if they are lenders under the revolving bank credit facility. Because it is possible that the underwriters or their affiliates could receive more than 10% of the proceeds of this offering as repayment for such debt, this offering is made pursuant to the provisions of Section 5110(h) of the Financial Industry Regulatory Authority, or FINRA Rules. Pursuant to that section, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as a bona fide independent market (as defined in the NASD Conduct Rules, which are part of the FINRA Rules) exists in our shares.

        Because FINRA views the shares offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Investor suitability with respect to the shares should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

 VALIDITY OF THE SECURITIES

        The validity of the shares we are offering will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Certain legal matters with respect to the shares will be passed upon for the underwriters by                                .                  performs legal services for us and our affiliates from time to time on matters unrelated to the offering of the shares.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Kinder Morgan Management, LLC, incorporated in this prospectus by reference to Kinder Morgan Management, LLC's Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Kinder Morgan Energy Partners, incorporated in this prospectus by reference to Kinder Morgan Energy Partners' Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated balance sheet of Kinder Morgan G.P., Inc. as of December 31, 2007 incorporated in this prospectus by reference to Kinder Morgan Energy Partners' Current Report on Form 8-K dated June 20, 2008, has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The description of the review performed by Netherland, Sewell & Associates, Inc., independent petroleum consultants, included in Kinder Morgan Energy Partners' Annual Report on Form 10-K for the year ended December 31, 2007, is incorporated herein by reference.

        The consolidated financial statements of Knight Inc. as of December 31, 2007 and December 31, 2006 and for each of the periods ended December 31, 2007, May 31, 2007, December 31, 2006 and December 31, 2005 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

  •
  price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, electricity, coal and other bulk materials and chemicals in North America;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  changes in tariff rates charged by Kinder Morgan Energy Partners' pipeline subsidiaries implemented by the Federal Energy Regulatory Commission, Canada National Energy Board or other regulatory agency or the California Public Utilities Commission;

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  Kinder Morgan Energy Partners' ability to acquire new businesses and assets and integrate those operations into its existing operations, as well as its ability to expand its facilities;

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  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from Kinder Morgan Energy Partners' terminals or pipelines;

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  Kinder Morgan Energy Partners' ability to successfully identify and close acquisitions and make cost-saving changes in operations;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, ports, utilities, military bases or other businesses that use Kinder Morgan Energy Partners' services or provide services or products to it;

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  crude oil and natural gas production from exploration and production areas that Kinder Morgan Energy Partners serves, such as the Permian Basin area of West Texas, the U.S. Rocky Mountains and the Alberta oil sands;

  •
  changes in laws or regulations, third-party relations and approvals and decisions of courts, regulators and governmental bodies that may adversely affect Kinder Morgan Energy Partners' ability to compete;

  •
  changes in accounting pronouncements that impact the measurement of Kinder Morgan Energy Partners' results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

  •
  our ability to offer and sell equity securities, and Kinder Morgan Energy Partners' ability to offer and sell equity securities and its ability to sell debt securities or obtain debt financing in sufficient amounts to implement that portion of Kinder Morgan Energy Partners' business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of its facilities;

  •
  Kinder Morgan Energy Partners' indebtedness, which could make it vulnerable to general adverse economic and industry conditions, limit its ability to borrow additional funds and/or place it at competitive disadvantages compared to its competitors that have less debt or have other adverse consequences;

  •
  interruptions of electric power supply to Kinder Morgan Energy Partners' facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

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  Kinder Morgan Energy Partners' ability to obtain insurance coverage without significant levels of self-retention of risk;

  •
  acts of nature, sabotage, terrorism or other similar acts causing damage greater than Kinder Morgan Energy Partners' insurance coverage limits;

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  capital and credit markets conditions, including availability of credit generally, as well as inflation and interest rates;

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  the political and economic stability of the oil producing nations of the world;

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  national, international, regional and local economic, competitive and regulatory conditions and developments;

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  Kinder Morgan Energy Partners' ability to achieve cost savings and revenue growth;

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  foreign exchange fluctuations;

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  the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products;

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  the extent of Kinder Morgan Energy Partners' success in discovering, developing and producing oil and gas reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

  •
  engineering and mechanical or technological difficulties that Kinder Morgan Energy Partners may experience with operational equipment, in well completions and workovers, and in drilling new wells;

  •
  the uncertainty inherent in estimating future oil and natural gas production or reserves that Kinder Morgan Energy Partners may experience;

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  the ability to complete expansion projects on time and on budget;

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  the timing and success of Kinder Morgan Energy Partners' business development efforts; and

  •
  unfavorable results of litigation involving Kinder Morgan Energy Partners and the fruition of contingencies.

        The foregoing list should not be construed to be exhaustive. We believe the forward-looking statements in this prospectus are reasonable. However, there is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Because of these uncertainties, you should not put undue reliance on any forward-looking statements.

        When considering forward-looking statements, please review the risk factors included herein or in the Annual Reports on Form 10-K for the year ended December 31, 2007 of Kinder Morgan Management, LLC and Kinder Morgan Energy Partners and the other filings with the SEC that are incorporated by reference into this prospectus. The risk factors described in those documents could cause our actual results to differ materially from those contained in any forward-looking statement. You also should consider the risks related to Knight Inc. described in Annex A under the caption "Risk Factors." We disclaim any obligation, other than as required by applicable law, to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

ANNEX A

INFORMATION REGARDING KNIGHT INC.

        Because Knight Inc. is not eligible to incorporate by reference information it has filed with the SEC, this Annex A sets forth information regarding Knight Inc. required by Form S-1. In this Annex A, unless the context requires otherwise, references to "we," "us" and "our" mean Knight Inc. and its consolidated subsidiaries, including Kinder Morgan Energy Partners, L.P., both before and after the Going Private transaction referred to below.

        On May 30, 2007, we completed our Going Private transaction whereby Kinder Morgan, Inc. merged with a wholly owned subsidiary of Knight Holdco LLC, with Kinder Morgan, Inc. continuing as the surviving legal entity and subsequently renamed Knight Inc. Knight Holdco LLC is a private company owned by Richard D. Kinder, our Chairman and Chief Executive Officer; our co-founder William V. Morgan; former Kinder Morgan, Inc. board members Fayez Sarofim and Michael C. Morgan; members of our senior management, most of whom are also senior officers of Kinder Morgan G.P., Inc. and Kinder Morgan Management, LLC; and affiliates of (1) Goldman Sachs Capital Partners, (2) American International Group, Inc., (3) the Carlyle Group, and (4) Riverstone Holdings LLC. As a result of the Going Private transaction, we are now privately owned, our stock is no longer traded on the New York Stock Exchange, and we have adopted a new basis of accounting for our assets and liabilities.

RISK FACTORS

        You should carefully consider the risks described below, in addition to the other information contained in this Annex A. Please also see "Information Regarding Forward-Looking Statements." Realization of any of these risks or events could have a material adverse effect on our business, financial conditions, cash flows and results of operations.

Current levels of market volatility are unprecedented.

        The capital and credit markets have been experiencing extreme volatility and disruption for more than 12 months. In some cases, the markets have exerted downward pressure on stock prices and credit capacity for certain issuers. Our plans for growth require regular access to the capital and credit markets. If current levels of market disruption and volatility continue or worsen, access to capital and credit markets could be disrupted making growth through acquisitions and development projects difficult or impractical to pursue until such time as markets stabilize.

Our operating results may be adversely affected by unfavorable economic and market conditions.

        Economic conditions worldwide have from time to time contributed to slowdowns in the oil and gas industry, as well as in the specific segments and markets in which we operate, resulting in reduced demand and increased price competition for our products and services. Our operating results in one or more geographic regions may also be affected by uncertain or changing economic conditions within that region, such as the challenges that are currently affecting economic conditions in the United States. Volatility in commodity prices might have an impact on many of our customers, which in turn could have a negative impact on their ability to meet their obligations to us. In addition, decreases in the prices of crude oil and natural gas liquids will have a negative impact on the results of our CO2 business segment. If global economic and market conditions (including volatility in commodity markets), or economic conditions in the United States or other key markets, remain uncertain or persist, spread or deteriorate further, we may experience material impacts on our business, financial condition and results of operations.

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

        Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. In addition, as a result of the current credit market conditions and the recent downgrade of Kinder Morgan Energy Partners' short-term credit ratings by Standard & Poor's Rating Services, it is currently unable to access commercial paper borrowings and instead is meeting its short-term financing and liquidity needs through borrowings under its bank credit facility. The negative impact on the tightening of the credit markets may have a material adverse effect on Kinder Morgan Energy Partners resulting from, but not limited to, an inability to expand facilities or finance the acquisition of assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available for operations to pay distributions and to make additional investments.

        We have diversified our cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or "FDIC," only insures amounts up to $250,000 per depositor per insured bank. We currently have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

There can be no assurance as to the impact on the financial markets of the U.S. government's plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions.

        In response to the financial crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, President Bush signed the Emergency Economic Stabilization Act of 2008 ("EESA") into law on October 3, 2008. Pursuant to the EESA, the U.S. Treasury has the authority to, among other things, purchase up to $700 billion of mortgage-backed and other securities from financial institutions for the purpose of stabilizing the financial markets. There can be no assurance what impact the EESA will have on the financial markets, including the extreme levels of volatility currently being experienced. Although we are not one of the institutions that will sell securities to the U.S. Treasury pursuant to the EESA, the ultimate effects of the EESA on the financial markets and the economy in general could materially and adversely affect our business, financial condition and results of operations, or the trading prices of Kinder Morgan Energy Partners' common units and Kinder Morgan Management's shares.

The Going Private transaction resulted in substantially more debt to us and a downgrade of the ratings of our debt securities, which has increased our cost of capital.

        In conjunction with the Going Private transaction, Knight Inc. incurred approximately $4.8 billion in additional debt. Standard & Poor's Rating Services and Moody's Investor Services downgraded the ratings assigned to Knight Inc.'s senior unsecured debt to BB- and Ba2, respectively. Upon the February 2008 80% ownership interest sale of our NGPL business segment, which resulted in Knight Inc.'s repayment of a substantial amount of debt, Standard & Poor's Rating Services and Moody's Investor Services upgraded Knight Inc.'s senior unsecured debt to BB and Ba1, respectively. However, these ratings are still below investment grade. Since the Going Private transaction, Knight Inc. has not had access to the commercial paper market and is currently utilizing its $1.0 billion revolving credit facility for its short-term borrowing needs.

Our substantial debt could adversely affect our financial health and make us more vulnerable to adverse economic conditions.

        As of September 30, 2008, we had outstanding $11.5 billion of consolidated debt (excluding the value of interest rate swaps). Of this amount, $8.3 billion was debt of Kinder Morgan Energy Partners and its subsidiaries, and the remaining $3.2 billion was debt of Knight Inc. and its subsidiaries, other than Kinder Morgan Energy Partners and its subsidiaries. Knight Inc.'s debt is currently secured by most of the assets of Knight Inc. and its subsidiaries, but the security interest does not apply to the assets of Kinder Morgan G.P., Inc., Kinder Morgan Energy Partners, Kinder Morgan Management and their respective subsidiaries. This level of debt could have important consequences, such as:

  •
  limiting our ability to obtain additional financing to fund our working capital, capital expenditures, debt service requirements or potential growth or for other purposes;

  •
  limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make payments on our debt;

  •
  placing us at a competitive disadvantage compared to competitors with less debt; and

  •
  increasing our vulnerability to adverse economic and industry conditions.

Each of these factors is to a large extent dependent on economic, financial, competitive and other factors beyond our control.

Our variable rate debt makes us vulnerable to increases in interest rates.

        As of September 30, 2008, we had outstanding $11.5 billion of consolidated debt (excluding fair value of interest rate swaps). Of this amount, approximately 36.1% was subject to floating interest rates, either as short-term or long-term debt of floating rate credit facilities or as long-term fixed-rate debt converted to floating rates through the use of interest rate swaps. Should interest rates increase significantly, the amount of cash required to service our debt would increase.

There is the potential for a change of control of the general partner of Kinder Morgan Energy Partners if we default on debt.

        We own all of the common equity of Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners. If we default on our debt, in exercising their rights as lenders, our lenders could acquire control of Kinder Morgan G.P., Inc. or otherwise influence Kinder Morgan G.P., Inc. through their control of us. While our operations provide cash independent of the dividends we receive from Kinder Morgan G.P., Inc., a change in control could materially affect our cash flow and earnings.

The tax treatment applied to Kinder Morgan Energy Partners depends on its status as a partnership for United States federal income tax purposes, as well as it not being subject to a material amount of entity-level taxation by individual states. If the IRS treats it as a corporation or if it becomes subject to a material amount of entity-level taxation for state tax purposes, it would substantially reduce the amount of cash available for distribution to its partners, including us.

        The anticipated after-tax economic benefit of an investment in Kinder Morgan Energy Partners depends largely on it being treated as a partnership for United States federal income tax purposes. In order for it to be treated as a partnership for United States federal income tax purposes, current law requires that 90% or more of its gross income for every taxable year consist of "qualifying income," as defined in Section 7704 of the Internal Revenue Code. Kinder Morgan Energy Partners may not meet this requirement or current law may change so as to cause, in either event, it to be treated as a corporation for United States federal income tax purposes or otherwise subject to United States federal income tax. Kinder Morgan Energy Partners has not requested, and does not plan to request, a ruling from the IRS on this or any other matter affecting it.

        If Kinder Morgan Energy Partners were to be treated as a corporation for United States federal income tax purposes, it would pay United States federal income tax on its income at the corporate tax rate, which is currently a maximum of 35%, and would pay state income taxes at varying rates. Under current law, distributions to its partners would generally be taxed again as corporate distributions, and no income, gain, losses or deductions would flow through to its partners. Because a tax would be imposed on Kinder Morgan Energy Partners as a corporation, its cash available for distribution would be substantially reduced. Therefore, treatment of Kinder Morgan Energy Partners as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to its partners, likely causing a substantial reduction in the value of our interest in Kinder Morgan Energy Partners.

        Current law or the business of Kinder Morgan Energy Partners may change so as to cause it to be treated as a corporation for United States federal income tax purposes or otherwise subject it to entity-level taxation. Members of Congress are considering substantive changes to the existing United States federal income tax laws that affect certain publicly-traded partnerships. For example, United States federal income tax legislation has been proposed that would eliminate partnership tax treatment for certain publicly-traded partnerships. Although the currently proposed legislation would not appear to affect Kinder Morgan Energy Partners, L.P.'s tax treatment as a partnership, we are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could negatively impact the value of our interest in Kinder Morgan Energy Partners.

        In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. For example, Kinder Morgan Energy Partners is now subject to an entity-level tax on the portion of its total revenue that is generated in Texas. Specifically, the Texas margin tax is imposed at a maximum effective rate of 0.7% of its total revenue that is apportioned to Texas. This tax reduces, and the imposition of such a tax on Kinder Morgan Energy Partners by any other state will reduce, its cash available for distribution to its partners, including us.

        The Kinder Morgan Energy Partners partnership agreement provides that if a law is enacted that subjects Kinder Morgan Energy Partners to taxation as a corporation or otherwise subjects it to entity-level taxation for United States federal income tax purposes, the minimum quarterly distribution and the target distribution levels will be adjusted to reflect the impact of that law on Kinder Morgan Energy Partners.

Kinder Morgan Energy Partners adopted certain valuation methodologies that may result in a shift of income, gain, loss and deduction between its general partner and its unitholders. The IRS may challenge this treatment, which could adversely affect the value of the common units.

        When Kinder Morgan Energy Partners issues additional units or engages in certain other transactions, it determines the fair market value of its assets and allocates any unrealized gain or loss attributable to its assets to the capital accounts of its unitholders and its general partner. This methodology may be viewed as understating the value of Kinder Morgan Energy Partners' assets. In that case, there may be a shift of income, gain, loss and deduction between certain unitholders and its general partner, which may be unfavorable to such unitholders. Moreover, under Kinder Morgan Energy Partners' current valuation methods, subsequent purchasers of common units may have a greater portion of their Internal Revenue Code Section 743(b) adjustment allocated to its tangible assets and a lesser portion allocated to its intangible assets. The IRS may challenge these valuation methods, or Kinder Morgan Energy Partners' allocation of the Section 743(b) adjustment attributable to its tangible and intangible assets, and allocations of income, gain, loss and deduction between its general partner and certain of its unitholders.

        A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to Kinder Morgan Energy Partners' partners, including us. It also could affect the amount of gain from Kinder Morgan Energy Partners' unitholders' sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to its unitholders' tax returns without the benefit of additional deductions.

Kinder Morgan Energy Partners' treatment of a purchaser of common units as having the same tax benefits as the seller could be challenged, resulting in a reduction in value of the common units.

        Because Kinder Morgan Energy Partners cannot match transferors and transferees of common units, it is required to maintain the uniformity of the economic and tax characteristics of these units in the hands of the purchasers and sellers of these units. It does so by adopting certain depreciation conventions that do not conform to all aspects of the United States Treasury regulations. A successful IRS challenge to these conventions could adversely affect the tax benefits to a unitholder of ownership of the common units and could have a negative impact on their value or result in audit adjustments to unitholders' tax returns.

Pending Federal Energy Regulatory Commission and California Public Utilities Commission proceedings seek substantial refunds and reductions in tariff rates on some of Kinder Morgan Energy Partners' pipelines. If the proceedings are determined adversely to Kinder Morgan Energy Partners, they could have a material adverse impact on us.

        Regulators and shippers on our pipelines have rights to challenge the rates we charge under certain circumstances prescribed by applicable regulations. Some shippers on Kinder Morgan Energy Partners' pipelines have filed complaints with the Federal Energy Regulatory Commission, or the FERC, and California Public Utilities Commission that seek substantial refunds for alleged overcharges during the years in question and prospective reductions in the tariff rates on Kinder Morgan Energy Partners' Pacific operations' pipeline system. We may face challenges, similar to those described in Note 18 to our Interim Consolidated Financial Statements included in this Annex A, to the rates we receive on our pipelines in the future. Any successful challenge could adversely and materially affect our future earnings and cash flows.

Rulemaking and oversight, as well as changes in regulations, by the FERC or other regulatory agencies having jurisdiction over our operations could adversely impact our income and operations.

        The rates (which include reservation, commodity, surcharges, fuel and gas lost and unaccounted for) we charge shippers on our natural gas pipeline systems are subject to regulatory approval and oversight. Furthermore, regulators and shippers on our natural gas pipelines have rights to challenge the rates shippers are charged under certain circumstances prescribed by applicable regulations. We can provide no assurance that we will not face challenges to the rates we receive on our pipeline systems in the future. Any successful challenge could materially adversely affect our future earnings and cash flows. New laws or regulations or different interpretations of existing laws or regulations applicable to our assets could have a material adverse impact on our business, financial condition and results of operations.

Our business is subject to extensive regulation that affects our operations and costs.

        Our assets and operations are subject to regulation by federal, state, provincial and local authorities, including regulation by the FERC, and by various authorities under federal, state and local environmental, human health and safety and pipeline safety laws. Regulation affects almost every aspect of our business, including, among other things, our ability to determine terms and rates for our interstate pipeline services, to make acquisitions or to build extensions of existing facilities. The costs of complying with such laws and regulations are already significant, and additional or more stringent regulation could have a material adverse impact on our business, financial condition and results of operations.

        In addition, regulators have taken actions designed to enhance market forces in the gas pipeline industry, which have led to increased competition. In a number of U.S. markets, natural gas interstate pipelines face competitive pressure from a number of new industry participants, such as alternative suppliers, as well as traditional pipeline competitors. Increased competition driven by regulatory changes could have a material impact on business in our markets and therefore adversely affect our financial condition and results of operations.

Energy commodity transportation and storage activities involve numerous risks that may result in accidents or otherwise adversely affect operations.

        There are a variety of hazards and operating risks inherent to natural gas transmission and storage activities, and refined petroleum products and carbon dioxide transportation activities—such as leaks, explosions and mechanical problems that could result in substantial financial losses. In addition, these risks could result in loss of human life, significant damage to property, environmental pollution and impairment of operations, any of which also could result in substantial losses. For pipeline and storage assets located near populated areas, including residential areas, commercial business centers, industrial sites and other public gathering areas, the level of damage resulting from these risks could be greater. If losses in excess of our insurance coverage were to occur, they could have a material adverse effect on our business, financial condition and results of operations.

Competition could ultimately lead to lower levels of profits and adversely impact our ability to recontract for expiring transportation capacity at favorable rates or maintain existing customers.

        In the past, competitors to our interstate natural gas pipelines have constructed or expanded pipeline capacity into the areas served by our pipelines. To the extent that an excess of supply into these market areas is created and persists, our ability to recontract for expiring transportation capacity at favorable rates or to maintain existing customers could be impaired. In addition, our products pipelines compete against proprietary pipelines owned and operated by major oil companies, other independent products pipelines, trucking and marine transportation firms (for short-haul movements of products) and railcars. Throughput on our products pipelines may decline if the rates we charge become uncompetitive compared to alternatives.

Cost overruns and delays on our expansion and new build projects could adversely affect our business.

        We currently have several major expansion and new build projects planned or underway, including Kinder Morgan Energy Partners' approximately $6.0 billion Rockies Express Pipeline, approximately $1.9 billion Midcontinent Express Pipeline and approximately $1.3 billion Fayetteville Express Pipeline joint ventures and Kinder Morgan Energy Partners' approximately $1.0 billion Kinder Morgan Louisiana Pipeline. A variety of factors outside our control, such as weather, natural disasters and difficulties in obtaining permits and rights-of-way or other regulatory approvals, as well as the performance by third-party contractors, has resulted in, and may continue to result in, increased costs or delays in construction. Cost overruns or delays in completing a project could have a material adverse effect on our results of operations and cash flows.

Our rapid growth may cause difficulties integrating and constructing new operations, and we may not be able to achieve the expected benefits from any future acquisitions.

        Part of our business strategy includes acquiring additional businesses, expanding existing assets, or constructing new facilities. If we do not successfully integrate acquisitions, expansions, or newly constructed facilities, we may not realize anticipated operating advantages and cost savings. The integration of companies that have previously operated separately involves a number of risks, including:

  •
  demands on management related to the increase in our size after an acquisition, an expansion, or a completed construction project;

  •
  the diversion of our management's attention from the management of daily operations;

  •
  difficulties in implementing or unanticipated costs of accounting, estimating, reporting and other systems;

  •
  difficulties in the assimilation and retention of necessary employees; and

  •
  potential adverse effects on operating results.

        We may not be able to maintain the levels of operating efficiency that acquired companies have achieved or might achieve separately. Successful integration of each acquisition, expansion, or construction project will depend upon our ability to manage those operations and to eliminate redundant and excess costs. Because of difficulties in combining and expanding operations, we may not be able to achieve the cost savings and other size-related benefits that we hoped to achieve after these acquisitions, which would harm our financial condition and results of operations.

Our acquisition strategy and expansion programs require access to new capital. Tightened credit markets or more expensive capital would impair our ability to grow.

        Part of our business strategy includes acquiring additional businesses. We may need new capital to finance these acquisitions. Limitations on our access to capital will impair our ability to execute this strategy. We normally fund acquisitions with short-term debt and repay such debt through the issuance of equity and long-term debt. An inability to access the capital markets may result in a substantial increase in our leverage and have a detrimental impact on our credit profile.

Environmental laws and regulations could expose us to significant costs and liabilities.

        Our operations are subject to federal, state, provincial and local laws, regulations and potential liabilities arising under or relating to the protection or preservation of the environment, natural resources and human health and safety. Such laws and regulations affect many aspects of our present and future operations, and generally require us to obtain and comply with various environmental registrations, licenses, permits, inspections and other approvals. Liability under such laws and regulations may be incurred without regard to fault under the Comprehensive Environmental Response, Compensation, and Liability Act, commonly known as CERCLA or Superfund, the Resource Conservation and Recovery Act, commonly known as RCRA, or analogous state laws for the remediation of contaminated areas. Private parties, including the owners of properties through which our pipelines pass may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with such laws and regulations or for personal injury or property damage. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage in the event an environmental claim is made against us.

        Failure to comply with these laws and regulations may expose us to civil, criminal and administrative fines, penalties and/or interruptions in our operations that could influence our results of operations. For example, if an accidental leak, release or spill of liquid petroleum products, chemicals or other hazardous substances occurs at or from our pipelines or our storage or other facilities, we may experience significant operational disruptions and it may have to pay a significant amount to clean up the leak, release or spill, pay for government penalties, address natural resource damage, compensate for human exposure or property damage, install costly pollution control equipment or a combination of these and other measures. The resulting costs and liabilities could materially and negatively affect our level of earnings and cash flows. In addition, emission controls required under the Federal Clean Air Act and other similar federal, state and provincial laws could require significant capital expenditures at our facilities.

        We own and/or operate numerous properties that have been used for many years in connection with our business activities. While we have utilized operating and disposal practices that were standard in the industry at the time, hydrocarbons or other hazardous substances may have been released at or from properties owned, operated or used by us or our predecessors, or at or from properties where our or our predecessors' wastes have been taken for disposal. In addition, many of these properties have been owned and/or operated by third parties whose management, handling and disposal of hydrocarbons or other hazardous substances were not under our control. These properties and the hazardous substances released and wastes disposed on them may be subject to laws in the United States such as CERCLA, which impose joint and several liability without regard to fault or the legality of the original conduct. Under the regulatory schemes of the various Canadian provinces, such as British Columbia's Environmental Management Act, Canada has similar laws with respect to properties owned, operated or used by us or our predecessors. Under such laws and implementing regulations, we could be required to remove or remediate previously disposed wastes or property contamination, including contamination caused by prior owners or operators. Imposition of such liability schemes could have a material adverse impact on our operations and financial position.

        In addition, our oil and gas development and production activities are subject to numerous federal, state and local laws and regulations relating to environmental quality and pollution control. These laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, these activities are subject to laws and regulations regarding the acquisition of permits before drilling, restrictions on drilling activities in restricted areas, emissions into the environment, water discharges, and storage and disposition of wastes. In addition, legislation has been enacted that requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities.

        Further, we cannot ensure that such existing laws and regulations will not be revised or that new laws or regulations will not be adopted or become applicable to us. The clear trend in environmental regulation is to place more restrictions and limitations on activities that may be perceived to affect the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental compliance or remediation, and actual future expenditures may be different from the amounts we currently anticipate. Revised or additional regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from our customers, could have a material adverse effect on our business, financial position, results of operations and prospects.

Climate change regulation at the federal, state or regional levels and/or new regulations issued by the Department of Homeland Security could result in increased operating and capital costs for us.

        Studies have suggested that emissions of certain gases, commonly referred to as "greenhouse gases," may be contributing to warming of the Earth's atmosphere. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of natural gas, are examples of greenhouse gases. The U.S. Congress is actively considering legislation to reduce emissions of greenhouse gases. In addition, at least nine states in the Northeast and five states in the West have developed initiatives to regulate emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. The EPA is separately considering whether it will regulate greenhouse gases as "air pollutants" under the existing federal Clean Air Act. Passage of climate control legislation or other regulatory initiatives by Congress or various states of the U.S. or the adoption of regulations by the EPA or analogous state agencies that regulate or restrict emissions of greenhouse gases including methane or carbon dioxide in areas in which we conduct business could result in changes to the consumption and demand for natural gas and could have adverse effects on our business, financial position, results of operations and prospects.

        Such changes could increase the costs of our operations, including costs to operate and maintain our facilities, install new emission controls on our facilities, acquire allowances to authorize our greenhouse gas emissions, pay any taxes related to our greenhouse gas emissions and administer and manage a greenhouse gas emissions program. While we may be able to include some or all of such increased costs in the rates charged by some of our pipelines, such recovery of costs is uncertain and may depend on events beyond our control including the outcome of future rate proceedings before the FERC and the provisions of any final legislation.

        The Department of Homeland Security Appropriation Act of 2007 requires the Department of Homeland Security, or DHS, to issue regulations establishing risk-based performance standards for the security of chemical and industrial facilities, including oil and gas facilities that are deemed to present "high levels of security risk." The DHS has issued rules that establish chemicals of interest and their respective threshold quantities that will trigger compliance with these standards. Covered facilities that are determined by DHS to pose a high level of security risk will be required to prepare and submit

Security Vulnerability Assessments and Site Security Plans as well as comply with other regulatory requirements, including those regarding inspections, audits, recordkeeping and protection of chemical-terrorism vulnerability information. We have not yet determined the extent of the costs to bring our facilities into compliance, but it is possible that such costs could be substantial.

Current or future distressed financial conditions of customers could have an adverse impact on us in the event these customers are unable to pay us for the products or services we provide.

        Some of our customers are experiencing, or may experience in the future, severe financial problems that have had or may have a significant impact on their creditworthiness. We cannot provide assurance that one or more of our financially distressed customers will not default on their obligations to us or that such a default or defaults will not have a material adverse effect on our business, financial position, future results of operations, or future cash flows. Furthermore, the bankruptcy of one or more of our customers, or some other similar proceeding or liquidity constraint, might make it unlikely that we would be able to collect all or a significant portion of amounts owed by the distressed entity or entities. In addition, such events might force such customers to reduce or curtail their future use of our products and services, which could have a material adverse effect on our results of operations and financial condition.

Increased regulatory requirements relating to the integrity of our pipelines will require us to spend additional money to comply with these requirements.

        Through our regulated pipeline subsidiaries, we are subject to extensive laws and regulations related to pipeline integrity. There are, for example, federal guidelines for the U.S. Department of Transportation and pipeline companies in the areas of testing, education, training and communication. Compliance with laws and regulations requires significant expenditures. We have increased our capital expenditures to address these matters and expect to significantly increase these expenditures in the foreseeable future. Additional laws and regulations that may be enacted in the future or a new interpretation of existing laws and regulations could significantly increase the amount of these expenditures.

Future business development of our products pipelines is dependent on the supply of, and demand for, crude oil and other liquid hydrocarbons, particularly from the Alberta oilsands.

        Our pipelines depend on production of natural gas, oil and other products in the areas serviced by our pipelines. Without reserve additions, production will decline over time as reserves are depleted and production costs may rise. Producers may shut down production at lower product prices or higher production costs, especially where the existing cost of production exceeds other extraction methodologies, such as at the Alberta oilsands. Producers in areas serviced by us may not be successful in exploring for and developing additional reserves, and the gas plants and the pipelines may not be able to maintain existing volumes of throughput. Commodity prices and tax incentives may not remain at a level which encourages producers to explore for and develop additional reserves, produce existing marginal reserves or renew transportation contracts as they expire.

        Changes in the business environment, such as a decline in crude oil prices, an increase in production costs from higher feedstock prices, supply disruptions, or higher development costs, could result in a slowing of supply from the Alberta oilsands. In addition, changes in the regulatory environment or governmental policies may have an impact on the supply of crude oil. Each of these factors impact our customers shipping through our pipelines, which in turn could impact the prospects of new transportation contracts or renewals of existing contracts.

        Throughput on our products pipelines may also decline as a result of changes in business conditions. Over the long term, business will depend, in part, on the level of demand for oil and natural gas in the geographic areas in which deliveries are made by pipelines and the ability and willingness of shippers having access or rights to utilize the pipelines to supply such demand. The implementation of new regulations or the modification of existing regulations affecting the oil and gas industry could reduce demand for natural gas and crude oil, increase our costs and may have a material adverse effect on our results of operations and financial condition. We cannot predict the impact of future economic conditions, fuel conservation measures, alternative fuel requirements, governmental regulation or technological advances in fuel economy and energy generation devices, all of which could reduce the demand for natural gas and oil.

We are subject to U.S. dollar/Canadian dollar exchange rate fluctuations.

        As a result of the operations of our Kinder Morgan Canada—KMP segment, a portion of our assets, liabilities, revenues and expenses are denominated in Canadian dollars. We are a U.S. dollar reporting company. Fluctuations in the exchange rate between United States and Canadian dollars could expose us to reductions in the U.S. dollar value of our earnings and cash flows and a reduction in our stockholder's equity under applicable accounting rules.

The future success of Kinder Morgan Energy Partners' oil and gas development and production operations depends in part upon its ability to develop additional oil and gas reserves that are economically recoverable.

        The rate of production from oil and natural gas properties declines as reserves are depleted. Without successful development activities, the reserves and revenues of the oil producing assets within Kinder Morgan Energy Partners' CO2 business segment will decline. Kinder Morgan Energy Partners may not be able to develop or acquire additional reserves at an acceptable cost or have necessary financing for these activities in the future. Additionally, if Kinder Morgan Energy Partners does not realize production volumes greater than, or equal to, its hedged volumes, Kinder Morgan Energy Partners may be liable to perform on these hedges.

The development of oil and gas properties involves risks that may result in a total loss of investment.

        The business of developing and operating oil and gas properties involves a high degree of business and financial risk that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Acquisition and development decisions generally are based on subjective judgments and assumptions that, while they may be reasonable, are by their nature speculative. It is impossible to predict with certainty the production potential of a particular property or well. Furthermore, a successful completion of a well does not ensure a profitable return on the investment. A variety of geological, operational, or market-related factors, including, but not limited to, unusual or unexpected geological formations, pressures, equipment failures or accidents, fires, explosions, blowouts, cratering, pollution and other environmental risks, shortages or delays in the availability of drilling rigs and the delivery of equipment, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well, or otherwise prevent a property or well from being profitable. A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.

The volatility of natural gas and oil prices could have a material adverse effect on our business.

        The revenues, profitability and future growth of Kinder Morgan Energy Partners' CO2 business segment and the carrying value of its oil and natural gas properties depend to a large degree on prevailing oil and gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and natural gas, uncertainties within the market and a variety of other factors beyond our control. These factors include, among other things, weather conditions and events such as hurricanes in the United States; the condition of the United States economy; the activities of the Organization of Petroleum Exporting Countries; governmental regulation; political stability in the Middle East and elsewhere; the foreign supply of oil and natural gas; the price of foreign imports; and the availability of alternative fuel sources.

        A sharp decline in the price of natural gas or oil prices would result in a commensurate reduction in our revenues, income and cash flows from the production of oil and natural gas and could have a material adverse effect on the carrying value of Kinder Morgan Energy Partners' proved reserves. In the event prices fall substantially, Kinder Morgan Energy Partners may not be able to realize a profit from its production and would operate at a loss. In recent decades, there have been periods of both worldwide overproduction and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for, crude oil and natural gas. The excess or short supply of crude oil or natural gas has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

Our use of hedging arrangements could result in financial losses or reduce our income.

        We currently engage in hedging arrangements to reduce our exposure to fluctuations in the prices of oil and natural gas. These hedging arrangements expose us to risk of financial loss in some circumstances, including when production is less than expected, when the counterparty to the hedging contract defaults on its contract obligations, or when there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices received. In addition, these hedging arrangements may limit the benefit we would otherwise receive from increases in prices for oil and natural gas.

        The accounting standards regarding hedge accounting are very complex, and even when we engage in hedging transactions (for example, to mitigate our exposure to fluctuations in commodity prices or currency exchange rates or to balance our exposure to fixed and floating interest rates) that are effective economically, these transactions may not be considered effective for accounting purposes. Accordingly, our financial statements may reflect some volatility due to these hedges, even when there is no underlying economic impact at that point. In addition, it is not always possible for us to engage in a hedging transaction that completely mitigates our exposure to commodity prices. Our financial statements may reflect a gain or loss arising from an exposure to commodity prices for which we are unable to enter into a completely effective hedge.

Terrorist attacks, or the threat of them, may adversely affect our business.

        The U.S. government has issued public warnings that indicate that pipelines and other energy assets might be specific targets of terrorist organizations. These potential targets might include our pipeline systems or storage facilities. Our operations could become subject to increased governmental scrutiny that would require increased security measures. Recent federal legislation provides an insurance framework that should cause current insurers to continue to provide sabotage and terrorism coverage under standard property insurance policies. Nonetheless, there is no assurance that adequate sabotage and terrorism insurance will be available at rates we believe are reasonable in the near future. These developments may subject our operations to increased risks, as well as increased costs, and, depending on their ultimate magnitude, could have a material adverse effect on our business, results of operations and financial condition.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This Annex A includes forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow, to satisfy any necessary purchase obligation with respect to the Kinder Morgan Management, LLC shares or to service debt or to pay dividends or make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

  •
  price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, electricity, coal and other bulk materials and chemicals in North America;

  •
  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

  •
  changes in tariff rates charged by our pipeline subsidiaries implemented by the FERC, Canada National Energy Board or other regulatory agency and, with respect to Kinder Morgan Energy Partners, the California Public Utilities Commission;

  •
  our ability to acquire new businesses and assets and integrate those operations into existing operations, as well as the ability to expand our facilities;

  •
  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from our terminals or pipelines;

  •
  our ability to successfully identify and close acquisitions and make cost-saving changes in operations;

  •
  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, ports, utilities, military bases or other businesses that use our services or provide services or products to us;

  •
  crude oil and natural gas production from exploration and production areas that we serve, such as the Permian Basin area of West Texas, the U.S. Rocky Mountains and the Alberta oil sands;

  •
  changes in laws or regulations, third-party relations and approvals and decisions of courts, regulators and governmental bodies that may adversely affect our business or our ability to compete;

  •
  changes in accounting pronouncements that impact the measurement of our results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

  •
  our ability to offer and sell equity securities and our ability to sell debt securities or obtain debt financing in sufficient amounts to implement that portion of our business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of our facilities;

  •
  our indebtedness, which could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, and/or place us at competitive disadvantages compared to our competitors that have less debt or have other adverse consequences;

  •
  interruptions of electric power supply to our facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

  •
  our ability to obtain insurance coverage without significant levels of self-retention of risk;

  •
  acts of nature, sabotage, terrorism or other similar acts causing damage greater than our insurance coverage limits;

  •
  capital and credit markets conditions, including availability of credit generally, as well as inflation and interest rates;

  •
  the political and economic stability of the oil producing nations of the world;

  •
  national, international, regional and local economic, competitive and regulatory conditions and developments;

  •
  our ability to achieve cost savings and revenue growth;

  •
  foreign exchange fluctuations;

  •
  the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products;

  •
  the extent of our success in discovering, developing and producing oil and gas reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

  •
  engineering and mechanical or technological difficulties that we may experience with operational equipment, in well completions and workovers, and in drilling new wells;

  •
  the uncertainty inherent in estimating future oil and natural gas production or reserves that Kinder Morgan Energy Partners may experience;

  •
  the ability to complete expansion projects on time and on budget;

  •
  the timing and success of our business development efforts; and

  •
  unfavorable results of litigation and the fruition of contingencies referred to in the Notes to our Consolidated Financial Statements included in this Annex A.

        There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Because of these uncertainties, you should not put undue reliance on any forward-looking statements.

        See "Risk Factors" in this Annex A for a more detailed description of these and other factors that may affect the forward-looking statements. When considering forward-looking statements, one should keep in mind the risk factors described in this Annex A. The risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. We disclaim any obligation, other than required by applicable law, to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

 SELECTED FINANCIAL DATA

        The following selected financial data includes significant impacts from acquisitions and dispositions of assets. See Notes 4 and 5 to our Annual Consolidated Financial Statements included in this Annex A for additional information.

	Successor Company			Predecessor Company
	Nine Months Ended September 30, 2008(1)	Seven Months Ended December 31, 2007(1)	Four Months Ended September 30, 2007(1)		Year Ended December 31,
				Five Months Ended May 31, 2007
					2006(2)(3)	2005(3)	2004	2003
	(In millions)			(In millions)
Operating Revenues	$9,752.1	$6,394.7	$3,545.9	$4,165.1	$10,208.6	$1,025.6	$877.7	$848.8
Gas Purchases and Other Costs of Sales	6,433.9	3,656.6	2,040.0	2,490.4	6,339.4	302.6	194.2	232.1
Other Operating Expenses(4)(5)(6)(7)	6,081.8	1,695.3	903.7	1,469.9	2,124.0	341.7	342.5	316.5

Operating Income	(2,763.6)	1,042.8	602.2	204.8	1,745.2	381.3	341.0	300.2
Other Income and (Expenses)	(687.6)	(566.9)	(388.3)	(302.0)	(858.9)	470.0	365.2	281.5

Income (Loss) from Continuing Operations Before Income Taxes	(3,451.2)	475.9	213.9	(97.2)	886.3	851.3	706.2	581.7
Income Taxes	194.4	227.4	95.9	135.5	285.9	337.1	208.0	225.1

Income (Loss) from Continuing Operations	(3,645.6)	248.5	118.0	(232.7)	600.4	514.2	498.2	356.6
Income (Loss) from Discontinued Operations, Net of Tax(8)	(0.6)	(1.5)	(2.1)	298.6	(528.5)	40.4	23.9	25.1

Net Income	$(3,646.2)	$247.0	$115.9	$65.9	$71.9	$554.6	$522.1	$381.7

Capital Expenditures(9)	$1,922.8	$1,287.0	$652.8	$652.8	$1,375.6	$134.1	$103.2	$132.0

(1)
Includes significant impacts resulting from the Going Private transaction. See Note 1(B) to our Annual Consolidated Financial Statements for additional information.

(2)
Due to our adoption of EITF No. 04-5, effective January 1, 2006 the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our financial statements and we no longer apply the equity method of accounting to our investments in Kinder Morgan Energy Partners. See Note 1(B) to our Annual Consolidated Financial Statements.

(3)
Includes the results of Terasen Inc. subsequent to its November 30, 2005 acquisition by us. See Notes 4, 6 and 7 to our Annual Consolidated Financial Statements for information regarding Terasen.

(4)
Includes non-cash goodwill charges of $4,033.3 million in the nine months ended September 30, 2008.

(5)
Includes charges of $1.2 million, $6.5 million, $33.5 million, and $44.5 million in 2006, 2005, 2004 and 2003, respectively, to reduce the carrying value of certain power assets.

(6)
Includes an impairment charge of $377.1 million in the five months ended May 31, 2007 relating to Kinder Morgan Energy Partners' acquisition of Trans Mountain pipeline from Knight Inc. on April 30, 2007. See Note 1(I) to our Annual Consolidated Financial Statements.

(7)
Includes $141.0 million of general and administrative expenses in the five months ended May 31, 2007 associated with the Going Private transaction.

(8)
Includes a charge of $650.5 million in 2006 to reduce the carrying value of Terasen Inc.; see Note 6 to our Annual Consolidated Financial Statements.

(9)
Capital Expenditures shown are for continuing operations only.

	As of September 30,		As of December 31,
	Successor Company		Successor Company		Predecessor Company
	2008(1)		2007(1)		2006(2)		2005(3)		2004		2003
	(In millions)		(In millions)		(In millions, except percentages)
Total Assets	$24,708.7		$36,101.0		$26,795.6		$17,451.6		$10,116.9		$10,036.7

Capitalization:
Common Equity(4)	$4,412.7	23%	$8,069.2	30%	$3,657.5	20%	$4,051.4	34%	$2,919.5	45%	$2,691.8	39%
Deferrable Interest Debentures	35.7	—%	283.1	1%	283.6	2%	283.6	2%	283.6	4%	283.6	4%
Capital Securities	—	—	—	—	106.9	1%	107.2	1%	—	—	—	—
Minority Interests	3,474.3	19%	3,314.0	13%	3,095.5	17%	1,247.3	10%	1,105.4	17%	1,010.1	15%
Outstanding Notes and Debentures(5)	10,900.6	58%	14,814.6	56%	10,623.9	60%	6,286.8	53%	2,258.0	34%	2,837.5	42%

Total Capitalization	$18,823.3	100%	$26,480.9	100%	$17,767.4	100%	$11,976.3	100%	$6,566.5	100%	$6,823.0	100%

(1)
Includes significant impacts resulting from the Going Private transaction. See Note 1(B) to our Annual Consolidated Financial Statements for additional information.

(2)
Due to our adoption of EITF No. 04-5, effective January 1, 2006 the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our financial statements and we no longer apply the equity method of accounting to our investments in Kinder Morgan Energy Partners. See Note 1(B) to our Annual Consolidated Financial Statements.

(3)
Reflects the acquisition of Terasen Inc. on November 30, 2005. See Notes 4, 6 and 7 to our Annual Consolidated Financial Statements for information regarding this acquisition.

(4)
Excluding Accumulated Other Comprehensive Loss balances of $390.4 million, $247.7 million, $135.9 million, $127.0 million, $54.7 million, and $25.6 million as of September 30, 2008, December 31, 2007, 2006, 2005, 2004, and 2003, respectively.

(5)
Excluding the value of interest rate swaps and short-term debt. See Note 10 to our Annual Consolidated Financial Statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

        The following discussion should be read in conjunction with our annual and interim consolidated financial statements and related notes included elsewhere in this Annex A.

        We are an energy infrastructure provider through our direct ownership and operation of energy-related assets, and through our ownership interests in and operation of Kinder Morgan Energy Partners. Our strategy and focus are on ownership of fee-based energy-related assets which are core to the energy infrastructure of North America and serve growing markets. These assets tend to have relatively stable cash flows while presenting us with opportunities to expand our facilities to serve additional customers and nearby markets. We evaluate the performance of our investment in these assets using, among other measures, segment earnings before depreciation, depletion and amortization.

        Our principal business segments are:

  •
  Natural Gas Pipeline Company of America and certain affiliates, referred to as Natural Gas Pipeline Company of America or NGPL, a major interstate natural gas pipeline and storage system of which we own 20%;

  •
  Power, a business that owns and operates a natural gas-fired electric generation facility;

  •
  Products Pipelines—KMP, the ownership and operation of refined petroleum products pipelines that deliver gasoline, diesel fuel, jet fuel and natural gas liquids to various markets, plus the ownership and/or operation of associated product terminals and petroleum pipeline transmix facilities;

  •
  Natural Gas Pipelines—KMP, the ownership and operation of major interstate and intrastate natural gas pipeline and storage systems;

  •
  CO2—KMP, (i) the production, transportation and marketing of carbon dioxide, or "CO2," to oil fields that use CO2 to increase production of oil, (ii) ownership interests in and/or operation of oil fields in West Texas and (iii) the ownership and operation of a crude oil pipeline system in West Texas;

  •
  Terminals—KMP, the ownership and/or operation of liquids and bulk terminal facilities and rail transloading and materials handling facilities located throughout the United States; and

  •
  Kinder Morgan Canada—KMP, the ownership and operation of (i) Trans Mountain, a pipeline system that transports crude oil and refined petroleum products from Edmonton, Alberta, Canada to marketing terminals and refineries in British Columbia, Canada and the state of Washington, (ii) Express, a pipeline system in which we own a one-third interest that transports crude oil from Hardisty, Alberta, Canada through Casper, Wyoming to the Wood River, Illinois area and (iii) Jet Fuel, a 25-mile long pipeline transporting jet fuel to Vancouver International Airport.

        As an energy infrastructure owner and operator in multiple facets of the United States' and Canada's various energy businesses and markets, we examine a number of variables and factors on a routine basis to evaluate our current performance and our prospects for the future. The profitability of our products pipeline transportation business is generally driven by the utilization of our facilities in relation to their capacity, as well as the prices we receive for our services. Transportation volume levels are primarily driven by the demand for the petroleum products being shipped or stored. The prices for shipping are generally based on regulated tariffs that are adjusted annually based on changes in the Producer Price Index. Because of the overall effect of utilization on our products pipeline transportation business, we seek to own refined products pipelines located in or that transport to stable or growing markets and population centers.

        With respect to our interstate natural gas pipelines and related storage facilities, the revenues from these assets tend to be received under contracts with terms that are fixed for various periods of time. We monitor the contracts under which we provide interstate natural gas transportation services and, to the extent practicable and economically feasible in light of our strategic plans and other factors, we generally attempt to mitigate risk of reduced volumes and prices by negotiating contracts with longer terms, with higher per-unit pricing and for a greater percentage of our available capacity. However, changes, either positive or negative, in actual quantities transported on our interstate natural gas pipelines may not accurately measure or predict associated changes in profitability because many of the underlying transportation contracts, sometimes referred to as take-or-pay contracts, specify that we receive the majority of our fee for making the capacity available, whether or not the customer actually chooses to utilize the capacity.

        Our CO2 sales and transportation business, like our natural gas pipelines business, generally has take-or-pay contracts, although the contracts in our CO2 business typically have minimum volume requirements. In the long term, our success in this business is driven by the demand for CO2. However, short-term changes in the demand for CO2 typically do not have a significant impact on us due to the required minimum volumes under many of our contracts. In the oil and gas producing activities within our CO2 business segment, we monitor the amount of capital we expend in relation to the amount of production that is added or the amount of declines in production that are postponed. In that regard, our production during any period and the reserves that we add during that period are important measures. In addition, the revenues we receive from our crude oil, natural gas liquids and CO2 sales are a function of, in addition to production quantity, the prices we realize from the sale of these products. Over the long term, we will tend to receive prices that are dictated by the demand and overall market price for these products. In the shorter term, however, published market prices are likely not indicative of the revenues we will receive due to our risk management, or hedging, program in which the prices to be realized for certain of our future sales quantities are fixed, capped or bracketed through the use of financial derivatives, particularly for oil.

        As with our pipeline transportation businesses, the profitability of our terminals businesses is generally driven by the utilization of our terminals facilities in relation to their capacity, as well as the prices we receive for our services, which in turn are driven by the demand for the products being shipped or stored. The extent to which changes in these variables affect this business in the near term is a function of the length of the underlying service contracts, the extent to which revenues under the contracts are a function of the amount of product stored or transported and the extent to which such contracts expire during any given period of time. As with our pipeline transportation businesses, we monitor the contracts under which we provide services and, to the extent practicable and economically feasible in light of our strategic plans and other factors, we generally attempt to mitigate the risk of reduced volumes and pricing by negotiating contracts with longer terms, with higher per-unit pricing and for a greater percentage of our available capacity. In addition, weather-related factors such as hurricanes, floods and droughts may impact our facilities and access to them and, thus, the profitability of certain terminals for limited periods of time or, in relatively rare cases of severe damage to facilities, for longer periods.

        In our discussions of the operating results of individual businesses that follow, we generally identify the important fluctuations between periods that are attributable to acquisitions and dispositions separately from those that are attributable to businesses owned in both periods. Principally through Kinder Morgan Energy Partners, we have a history of making accretive acquisitions and economically advantageous expansions of existing businesses. Our ability to increase earnings and Kinder Morgan Energy Partners' ability to increase distributions to us and other investors will, to some extent, be a function of Kinder Morgan Energy Partners' success in acquisitions and expansions. Kinder Morgan

Energy Partners continues to have opportunities for expansion of its facilities in many markets and expects to continue to have such opportunities in the future, although the level of such opportunities is difficult to predict. Kinder Morgan Energy Partners' ability to make accretive acquisitions is a function of the availability of suitable acquisition candidates and, to some extent, its ability to raise necessary capital to fund such acquisitions, factors over which it has limited or no control. The availability of suitable acquisition candidates has lessened in recent periods, largely due to prices that are not attractive to Kinder Morgan Energy Partners, but it has no way to determine the extent to which it will be able to identify accretive acquisition candidates, or the number or size of such candidates, in the future, or whether it will complete the acquisition of any such candidates.

        In addition to any uncertainties described in this discussion and analysis, we are subject to a variety of risks that could have a material adverse effect on our business, financial condition, cash flows and results of operations. See "Risk Factors" included elsewhere in this Annex A.

        During 2006 and 2007, we reached agreements to sell certain businesses and assets in which we no longer have any continuing interest, including Terasen Gas, Corridor, the North System and our Kinder Morgan Retail segment. Accordingly, the activities and assets related to these sales are presented as discontinued items in the accompanying Consolidated Financial Statements (see Note 7 to our Annual Consolidated Financial Statements). Notes 5 and 15 to our Annual Consolidated Financial Statements contain additional information on asset sales and our business segments. As discussed following, many of our operations are regulated by various federal and state regulatory bodies.

        In February 2007, we entered into a definitive agreement to sell our Canada-based retail natural gas distribution operations to Fortis Inc., for approximately C$3.7 billion including cash and assumed debt, and as a result of a redetermination of fair value in light of this proposed sale, we recorded an estimated goodwill impairment charge of approximately $650.5 million in the fourth quarter of 2006. This sale was completed in May 2007 (see Note 6 to our Annual Consolidated Financial Statements). In prior filings, we referred to these operations principally as the Terasen Gas business segment. In March 2007, we entered into an agreement to sell the Corridor Pipeline System to Inter Pipeline Fund in Canada for approximately C$760 million, including debt. This sale was completed in June 2007. Inter Pipeline Fund also assumed all of the debt associated with the expansion taking place on Corridor at the time of the sale. Also in March 2007, we completed the sale of our U.S. retail natural gas distribution and related operations to GE Energy Financial Services, a subsidiary of General Electric Company, and Alinda Investments LLC for $710 million and an adjustment for working capital. In prior periods, we referred to these operations as the Kinder Morgan Retail business segment. In December 2007, we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment at a price equivalent to a total enterprise value of approximately $5.9 billion, subject to certain adjustments (see Note 1(M)) to our Annual Consolidated Financial Statements. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the financial results of the Terasen Gas, Corridor and Kinder Morgan Retail operations have been reclassified to discontinued operations for all periods presented, and 100% of the assets and liabilities associated with the NGPL business segment were reclassified to assets and liabilities held for sale and the non-current assets and long-term debt held for sale balances were then reduced by our 20% ownership interest in the NGPL business segment, which was recorded as an investment as of December 31, 2007. Refer to the heading "Discontinued Operations" included elsewhere in Management's Discussion and Analysis for additional information regarding discontinued operations.

        On April 30, 2007, Kinder Morgan, Inc. sold the Trans Mountain pipeline system to Kinder Morgan Energy Partners for approximately $550 million. The transaction was approved by the independent members of our board of directors and those of Kinder Morgan Management following the receipt, by each board, of separate fairness opinions from different investment banks. The Trans Mountain pipeline system transports crude oil and refined products from Edmonton, Alberta, Canada to marketing terminals and refineries in British Columbia and the State of Washington. An impairment of the Trans Mountain pipeline system was recorded in the first quarter of 2007; see Note 6 to our Annual Consolidated Financial Statements.

        On November 20, 2007, we entered into a definitive agreement to sell our interests in three natural gas-fired power plants in Colorado to Bear Stearns. The closing of the sale occurred on January 25, 2008, effective January 1, 2008, and we received net proceeds of $63.1 million.

        On August 28, 2008, Knight Inc. sold its one-third interest in the net assets of Express and of the net assets of Jet Fuel to Kinder Morgan Energy Partners for approximately 2 million Kinder Morgan Energy Partners' common units worth approximately $116 million. Express is a crude oil pipeline system that runs from Alberta to Illinois. Jet Fuel is a fuel pipeline that serves the Vancouver, British Columbia airport. This sale transaction and the sale of Trans Mountain pipeline system to Kinder Morgan Energy Partners as discussed above resulted in a change to our reportable segments.

        As discussed in Note 1(B) to our Annual Consolidated Financial Statements, due to our adoption of EITF No. 04-5, effective as of January 1, 2006, Kinder Morgan Energy Partners and its consolidated subsidiaries are included as consolidated subsidiaries of Knight Inc. in our consolidated financial statements. Accordingly, their accounts, balances and results of operations are included in our consolidated financial statements for periods beginning on and after January 1, 2006, and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Notwithstanding the consolidation of Kinder Morgan Energy Partners and its subsidiaries into our financial statements pursuant to EITF 04-5, we are not liable for, and our assets are not available to satisfy, the obligations of Kinder Morgan Energy Partners and/or its subsidiaries and vice versa. Responsibility for payments of obligations reflected in our or Kinder Morgan Energy Partners' financial statements is a legal determination based on the entity that incurs the liability. The determination of responsibility for payment among entities in our consolidated group of subsidiaries was not impacted by the adoption of EITF 04-5.

        Our adoption of a new basis of accounting for our assets and liabilities as a result of the Going Private transaction, our adoption of EITF No. 04-5, our acquisition of Terasen Inc., the reclassification of the financial results of our retail natural gas distribution and related operations and our Corridor operations, the impairment of goodwill described above and other acquisitions and divestitures (including the transfer of certain assets to Kinder Morgan Energy Partners) discussed in Notes 1(B), 4, 5, 6, 7 and 19 to our Annual Consolidated Financial Statements affect comparisons of our financial position and results of operations between periods.

        To convert December 31, 2007 and 2006 balances denominated in Canadian dollars to U.S. dollars, we used the December 31, 2007 and 2006 Bank of Canada closing exchange rate of 1.012 and 0.8581 U.S. dollars per Canadian dollar, respectively.

Critical Accounting Policies, Estimates and Annual Goodwill Impairment Test

        Our discussion and analysis of financial condition and results of operations are based on our consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America and contained within this Annex A. Certain amounts included in or affecting our consolidated financial statements and related disclosure must be estimated, requiring us to make certain assumptions with respect to values or conditions that cannot be known with certainty at the time the financial statements are prepared. The reported amounts of our assets and liabilities, revenues and expenses and associated disclosures with respect to contingent assets and obligations are necessarily affected by these estimates. We evaluate these estimates on an ongoing basis, utilizing historical experience, consultation with experts and other methods we consider reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

        In preparing our consolidated financial statements and related disclosures, we must use estimates in determining the economic useful lives of our assets, the fair values used to determine possible impairment charges, the effective income tax rate to apply to our pre-tax income, deferred income tax balances, obligations under our employee benefit plans, provisions for uncollectible accounts receivable, cost and timing of environmental remediation efforts, potential exposure to adverse outcomes from judgments or litigation settlements, exposures under contractual indemnifications and various other recorded or disclosed amounts. Certain of these accounting estimates are of more significance in our financial statement preparation process than others, which policies are discussed following. Our policies and estimation methodologies are generally the same in both the predecessor and successor company periods, except where explicitly discussed.

  Environmental Matters

        With respect to our environmental exposure, we utilize both internal staff and external experts to assist us in identifying environmental issues and in estimating the costs and timing of remediation efforts. We expense or capitalize, as appropriate, environmental expenditures that relate to current operations, and we record environmental liabilities when environmental assessments and/or remedial efforts are probable and we can reasonably estimate the costs. We do not discount environmental liabilities to a net present value, and we recognize receivables for anticipated associated insurance recoveries when such recoveries are deemed to be probable.

        The recording of environmental accruals often coincides with the completion of a feasibility study or the commitment to a formal plan of action, but generally, we recognize and/or adjust our environmental liabilities following routine reviews of potential environmental issues and claims that could impact our assets or operations. These adjustments may result in increases in environmental expenses and primarily result from quarterly reviews of potential environmental issues and resulting changes in environmental liability estimates. In making these liability estimations, we consider the effect of environmental compliance, pending legal actions against us, and potential third-party liability claims. For more information on our environmental disclosures, see Note 17 to our Annual Consolidated Financial Statements.

  Legal Matters

        We are subject to litigation and regulatory proceedings as a result of our business operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments or settlements. To the extent that actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected. In general, we expense legal costs as incurred. When we identify specific litigation that is expected to continue for a significant period of time and require substantial expenditures, we identify a range of possible costs expected to be required to litigate the matter to a conclusion or reach an acceptable settlement. If no amount within this range is a better estimate than any other amount, we record a liability equal to the low end of the range. Any such liability recorded is revised as better information becomes available.

        As of September 30, 2008 and December 31, 2007, our most significant ongoing litigation proceedings involved Kinder Morgan Energy Partners' Pacific operations. Tariffs charged by Kinder Morgan Energy Partners' Pacific operations' pipeline systems are subject to certain proceedings at the Federal Energy Regulatory Commission ("FERC") involving shippers' complaints regarding the interstate rates, as well as practices and the jurisdictional nature of certain facilities and services. Generally, the interstate rates on Kinder Morgan Energy Partners' Pacific operations' pipeline systems are "grandfathered" under the Energy Policy Act of 1992 unless "substantially changed circumstances" are found to exist. To the extent "substantially changed circumstances" are found to exist, Kinder Morgan Energy Partners' Pacific operations may be subject to substantial exposure under these FERC complaints and could, therefore, owe reparations and/or refunds to complainants as mandated by the FERC or the United States' judicial system. For more information on Kinder Morgan Energy Partners' Pacific operations' regulatory proceedings, see Note 17 and Note 18 to our Annual Consolidated Financial Statements and our Interim Consolidated Financial Statements, respectively.

  Intangible Assets

        Intangible assets are those assets which provide future economic benefit but have no physical substance. We account for our intangible assets according to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. These accounting pronouncements introduced the concept of indefinite life intangible assets and provided that all identifiable intangible assets having indefinite useful economic lives, including goodwill, will not be subject to periodic amortization. Such assets are not to be amortized unless and until their lives are determined to be finite. Instead, the carrying amount of a recognized intangible asset with an indefinite useful life must be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value. For the Predecessor Company, an impairment measurement test date of January 1 of each year was selected; for the Successor Company, we expect to use an annual impairment measurement date of May 31.

        As of September 30, 2008 and December 31, 2007, our goodwill was $4,775.7 million and $8,174.0 million, respectively. Included in these goodwill balances is $250.1 million related to the Trans Mountain pipeline, which we sold to Kinder Morgan Energy Partners on April 30, 2007. This sale transaction caused us to reconsider the fair value of the Trans Mountain pipeline system in relation to its carrying value, and to make a determination as to whether the associated goodwill was impaired. As a result of our analysis, we recorded a goodwill impairment charge of $377.1 million in the first quarter of 2007.

        Our remaining intangible assets, excluding goodwill, include customer relationships, contracts and agreements, technology-based assets and lease value. These intangible assets have definite lives, are being amortized on a straight-line basis over their estimated useful lives, and are reported separately as "Other Intangibles, Net" in the accompanying Consolidated Balance Sheets. As of September 30, 2008 and December 31, 2007 and 2006, these intangibles totaled $256.2 million, $321.1 million and $229.5 million, respectively.

        In conjunction with our annual impairment test of the carrying value of goodwill, performed as of May 31, 2008, we determined that the fair value of certain reporting units that are part of our investment in Kinder Morgan Energy Partners were less than the carrying values. The fair value of each reporting unit was determined from the present value of the expected future cash flows from the applicable reporting unit (inclusive of a terminal value calculated using a market multiple for the individual assets). The implied fair value of goodwill within each reporting unit was then compared to the carrying value of goodwill of each such unit, resulting in the following goodwill impairments by reporting unit: Products Pipelines—KMP (excluding associated terminals)—$1.19 billion, Products Pipelines Terminals—KMP (separate from Products Pipelines—KMP for goodwill impairment purposes)—$70 million, Natural Gas Pipelines—KMP—$2.09 billion, and Terminals—KMP—$677 million, for a total impairment of $4.03 billion. We have finalized our goodwill impairment calculation initially recorded in the second quarter of 2008. This resulted in an increase to the goodwill impairment by our Products Pipelines—KMP (excluding associated terminals) reporting unit of $152.6 million and a decrease to the goodwill impairment by our Natural Gas Pipelines—KMP reporting unit of $152.6 million, with no net impact to the total goodwill impairment charge. The goodwill impairment is a non-cash charge and does not have any impact on our cash flow.

        While the fair value of the CO2—KMP segment exceeded its carrying value as of the date of our goodwill impairment test, decreases in the market value of crude oil led us to reconsider this analysis as of September 30, 2008. This analysis again showed that the fair value of the CO2—KMP segment exceeded its carrying value, however the amount by which the fair value exceeded the carrying value decreased. If the market price of crude oil continues to decline, we may need to record non-cash goodwill impairment charges on this reporting unit in future periods.

  Estimated Net Recoverable Quantities of Oil and Gas

        We use the successful efforts method of accounting for Kinder Morgan Energy Partners' oil and gas producing activities. The successful efforts method inherently relies on the estimation of proved reserves, both developed and undeveloped. The existence and the estimated amount of proved reserves affect, among other things, whether certain costs are capitalized or expensed, the amount and timing of costs depleted or amortized into income and the presentation of supplemental information on oil and gas producing activities. The expected future cash flows to be generated by oil and gas producing properties used in testing for impairment of such properties also rely in part on estimates of net recoverable quantities of oil and gas.

        Proved reserves are the estimated quantities of oil and gas that geologic and engineering data demonstrates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Estimates of proved reserves may change, either positively or negatively, as additional information becomes available and as contractual, economic and political conditions change.

  Hedging Activities

        We engage in a hedging program that utilizes derivative contracts to mitigate (offset in whole or in part) our exposure to fluctuations in energy commodity prices, fluctuations in currency exchange rates and to balance our exposure to fixed and floating interest rates, and we believe that these hedges are generally effective in realizing these objectives. However, the accounting standards regarding hedge accounting are complex, and even when we engage in hedging transactions that are effective economically, these transactions may not be considered effective for accounting purposes.

        According to the provisions of current accounting standards, to be considered effective, changes in the value of a derivative contract or its resulting cash flows must substantially offset changes in the value or cash flows of the item being hedged. A perfectly effective hedge is one in which changes in the value of the derivative contract exactly offset changes in the value of the hedged item or expected cash flow of the future transactions in reporting periods covered by the derivative contract. The ineffective portion of the gain or loss and any component excluded from the computation of the effectiveness of the derivative contract must be reported in earnings immediately; accordingly, our financial statements may reflect some volatility due to these hedges.

        In addition, it is not always possible for us to engage in a hedging transaction that completely mitigates our exposure to unfavorable changes in commodity prices. For example, when we purchase a commodity at one location and sell it at another, we may be unable to hedge completely our exposure to a differential in the price of the product between these two locations. Even when we cannot enter into a completely effective hedge, we often enter into hedges that are not completely effective in those instances where we believe to do so would be better than not hedging at all, but due to the fact that the part of the hedging transaction that is not effective in offsetting undesired changes in commodity prices (the ineffective portion) is required to be recognized currently in earnings, our financial statements may reflect a gain or loss arising from an exposure to commodity prices for which we are unable to enter into a completely effective hedge.

  Employee Benefit Plans

        With respect to the amount of income or expense we recognize in association with our pension and retiree medical plans, we must make a number of assumptions with respect to both future financial conditions (for example, medical costs, returns on fund assets and market interest rates) as well as future actions by plan participants (for example, when they will retire and how long they will live after retirement). Most of these assumptions have relatively minor impacts on the overall accounting recognition given to these plans, but two assumptions in particular, the discount rate and the assumed long-term rate of return on fund assets, can have significant effects on the amount of expense recorded and liability recognized. We review historical trends, future expectations, current and projected market conditions, the general interest rate environment and benefit payment obligations to select these assumptions. The discount rate represents the market rate for a high quality corporate bond. The selection of these assumptions is further discussed in Note 12 to our Annual Consolidated Financial Statements. While we believe our choices for these assumptions are appropriate in the circumstances, other assumptions could also be reasonably applied and, therefore, we note that, at our current level of pension and retiree medical funding, a change of 1% in the long-term return assumption would increase (decrease) our annual retiree medical expense by approximately $725,000 ($725,000) and would increase (decrease) our annual pension expense by $2.6 million ($2.6 million) in comparison to that recorded in 2007. Similarly, a 1% change in the discount rate would increase (decrease) our accumulated postretirement benefit obligation by $6.9 million ($6.3 million) and would increase (decrease) our projected pension benefit obligation by $31.5 million ($28.0 million) compared to those balances as of December 31, 2007.

  Income Taxes

        We record a valuation allowance to reduce our deferred tax assets to an amount that is more likely than not to be realized. While we have considered estimated future taxable income and prudent and feasible tax planning strategies in determining the amount of our valuation allowance, any change in the amount that we expect to ultimately realize will be included in income in the period in which such a determination is reached. In addition, we do business in a number of states with differing laws concerning how income subject to each state's tax structure is measured and at what effective rate such income is taxed. Therefore, we must make estimates of how our income will be apportioned among the various states in order to arrive at an overall effective tax rate. Changes in our effective rate, including any effect on previously recorded deferred taxes, are recorded in the period in which the need for such change is identified.

New Basis of Accounting

        The Going Private transaction was accounted for as a purchase business combination and, as a result of the application of the Securities and Exchange Commission's "push-down" accounting requirements, this transaction has resulted in our adoption of a new basis of accounting for our assets and liabilities. Accordingly, our assets and liabilities have been recorded at their estimated fair values as of the date of the completion of the Going Private transaction, with the excess of the purchase price over these combined fair values recorded as goodwill.

        Therefore, in the accompanying financial information, transactions and balances prior to the closing of the Going Private transaction (the amounts labeled "Predecessor Company") reflect the historical basis of accounting for our assets and liabilities, while the amounts subsequent to the closing (the amounts labeled "Successor Company") reflect the push-down of the investors' new accounting basis to our financial statements. While the Going Private transaction closed on May 30, 2007, for convenience, the Predecessor Company is assumed to end on May 31, 2007 and the Successor Company is assumed to begin on June 1, 2007. The results for the two-day period, from May 30 to May 31, 2007, are not material to any of the periods presented. Additional information concerning the impact of the Going Private transaction on the accompanying financial information is contained under "Consolidated Financial Results" following.

        Our adoption of a new basis of accounting for our assets and liabilities as a result of the Going Private transaction, the sale of our retail natural gas distribution and related operations, our Corridor operations, the North System and our 80% interest in NGPL PipeCo LLC ("PipeCo"), the goodwill impairments described above, and other acquisitions and divestitures, among other factors, affect comparisons of our financial position and results of operations between certain periods.

Three Months Ended September 30, 2008 and 2007 (Successor Company), Nine Months Ended September 30, 2008 (Successor Company), Four Months Ended September 30, 2007 (Successor Company) and Five Months Ended May 31, 2007 (Predecessor Company)

Consolidated Financial Results

        The following provides management's discussion and analysis of the financial results for the three months ended September 30, 2008 and 2007, both of which are Successor Company periods. The following also provides management's discussion and analysis of the nine months ended September 30, 2008 and four months ended September 30, 2007, which are periods after the Going Private transaction (Successor Company), and of the five months ended May 31, 2007, which is prior to the Going Private transaction (Predecessor Company).

	Three Months Ended September 30,		Increase/(Decrease) Change from 2007
	2008	2007	$	%
	(In millions, except percentages)
Segment Earnings (Loss) before Depreciation, Depletion and Amortization Expense and Amortization of Excess Cost of Equity Investments(1)
NGPL(2)	$11.5	$158.1	$(146.6)	(93)%
Power	1.6	5.0	(3.4)	(68)%
Products Pipelines—KMP(3)	(22.4)	127.0	(149.4)	(118)%
Natural Gas Pipelines—KMP(4)	337.6	142.3	195.3	137%
CO2—KMP	237.7	184.2	53.5	29%
Terminals—KMP	117.3	84.4	32.9	39%
Kinder Morgan Canada—KMP(5)	44.5	31.0	13.5	44%

Segment Earnings before DD&A	727.8	732.0	(4.2)	(1)%
Depreciation, Depletion and Amortization Expense	(217.2)	(204.1)	(13.1)	(6)%
Amortization of Excess Cost of Equity Investments	(1.4)	(1.4)	—	—%
Other Operating Income	11.1	0.2	10.9	5,450%
General and Administrative Expense	(85.9)	(77.9)	(8.0)	(10)%
Interest and Other, Net	(246.4)	(304.9)	58.5	19%

Income from Continuing Operations before Income Taxes(1)	188.0	143.9	44.1	31%
Income Taxes(1)	(79.1)	(53.8)	(25.3)	(47)%

Income from Continuing Operations	108.9	90.1	18.8	21%
Loss from Discontinued Operations, Net of Tax	(0.2)	(4.4)	4.2	95%

Net Income	$108.7	$85.7	$23.0	27%

(1)
Kinder Morgan Energy Partners' income taxes of $8.8 million and $20.8 million for the three months ended September 30, 2008 and 2007, respectively, are included in segment earnings.

(2)
Effective February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC to Myria. As a result of the sale, beginning February 15, 2008, we account for our 20% ownership interest in NGPL PipeCo LLC as an equity method investment.

(3)
Three months ended September 30, 2008 includes a non-cash goodwill impairment charge of $152.6 million.

(4)
Three months ended September 30, 2008 includes a non-cash goodwill impairment adjustment of $152.6 million.

(5)
Includes earnings of the Trans Mountain pipeline system, our interest in the Express pipeline system and the Jet Fuel pipeline system; see Note 14 to our Interim Consolidated Financial Statements.

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Segment Earnings (Loss) before Depreciation, Depletion and Amortization Expense and Amortization of Excess Cost of Equity Investments(1)
NGPL(2)	$116.2	$217.5	$267.4
Power	4.4	7.4	8.9
Products Pipelines—KMP(3)	(859.3)	174.4	224.4
Natural Gas Pipelines—KMP(4)	(1,546.9)	192.1	228.5
CO2—KMP	721.6	241.4	210.0
Terminals—KMP(5)	(293.2)	122.7	172.3
Kinder Morgan Canada—KMP(6)	114.0	42.7	(332.0)

Segment Earnings (Loss) before DD&A	(1,743.2)	998.2	779.5
Depreciation, Depletion and Amortization Expense	(651.0)	(276.3)	(261.0)
Amortization of Excess Cost of Equity Investments	(4.3)	(1.9)	(2.4)
Other Operating Income	27.9	0.6	2.9
General and Administrative Expense	(264.0)	(107.9)	(283.6)
Interest and Other, Net	(836.7)	(419.6)	(348.2)

Income (Loss) from Continuing Operations before Income Taxes(1)	(3,471.3)	193.1	(112.8)
Income Taxes(1)	(174.3)	(75.1)	(119.9)

Income (Loss) from Continuing Operations	(3,645.6)	118.0	(232.7)
Income (Loss) from Discontinued Operations, Net of Tax	(0.6)	(2.1)	298.6

Net Income (Loss)	$(3,646.2)	$115.9	$65.9

(1)
Kinder Morgan Energy Partners' income taxes for the nine months ended September 30, 2008, the four months ended September 30, 2007, and the five months ended May 31, 2007, were $20.1 million, $20.8 million, and $15.6 million respectively, and are included in segment earnings.

(2)
Effective February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC to Myria. As a result of the sale, beginning February 15, 2008, we account for our 20% ownership interest in NGPL PipeCo LLC as an equity method investment.

(3)
Nine months ended September 30, 2008 includes a non-cash goodwill impairment charge of $1.26 billion.

(4)
Nine months ended September 30, 2008 includes a non-cash goodwill impairment charge of $2.09 billion.

(5)
Nine months ended September 30, 2008 includes a non-cash goodwill impairment charge of $0.68 billion.

(6)
Includes earnings of the Trans Mountain pipeline system, our interest in the Express pipeline system and the Jet Fuel pipeline system and a non-cash goodwill impairment charge for the five months ended May 31, 2007.

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

        The increase in net income was principally due to (i) increases in our Natural Gas Pipelines—KMP segment, primarily due to contributions from Rockies Express-West, which was fully operational for the quarter ended September 30, 2008, along with earnings generated from the improved margins in the Texas Intrastate operations, (ii) higher oil production at the SACROC Unit, which increased CO2—KMP sales and transport volumes, along with higher hedge prices and higher oil and CO2 prices, (iii) increased earnings in the Terminals—KMP segment due to increased contributions from the completion of expansion projects at existing facilities and acquisitions that have occurred over the last year, (iv) earning contributions to the Kinder Morgan Canada—KMP segment from the April 2008 completion of the first portion of the Anchor Loop expansion of the Trans Mountain Pipeline, which boosted capacity from 260,000 to 285,000 barrels per day and resulted in a higher tariff and (v) lower interest costs due to the use of proceeds from the sale of an 80% interest in NGPL PipeCo LLC to retire and reduce debt.

        The above favorable variances were offset by (i) increased DD&A expense in 2008 due principally to increases in 2007 and 2008 capital expenditures, (ii) lower earning contributions from NGPL and Power, as portions of these segments were sold in the first quarter of 2008 and (iii) $15.4 million of incremental expenses associated with hurricanes Gustav and Ike, and fires at three separate terminal locations.

        Kinder Morgan Energy Partners also estimated that it lost $21.5 million in earnings related to these hurricane casualties mentioned above due to loss of business.

  Nine months ended September 30, 2008

        The net loss primarily resulted from a $4.03 billion non-cash goodwill impairment charge that was recorded in the second quarter of 2008 (see Note 3 to our Interim Consolidated Financial Statements). Other items negatively affecting results for the nine months ended September 30, 2008 include (i) reduced earning contributions from NGPL and Power as portions of these segments were sold in 2008, (ii) depreciation, depletion and amortization expense and amortization of excess cost of equity investment ("DD&A") associated with expansion capital expenditures, (iii) general and administrative costs that included labor costs and associated costs for new hires during this period to support Kinder Morgan Energy Partners' growing operations and (iv) $15.4 million of incremental expenses associated with hurricanes Gustav and Ike and fires at three separate terminal locations.

        Kinder Morgan Energy Partners also estimated that it lost $21.5 million in earnings related to these hurricane casualties mentioned above due to loss of business.

        The net loss was partially offset by (i) contributions from Rockies Express-West, which began service in January 2008 and reached full operations in May 2008 and increasing margins in the Texas Intrastate pipelines, (ii) favorable interest expense due to the February 2008 sale of an 80% ownership interest in NGPL PipeCo LLC for approximately $5.9 billion, with the proceeds from the sale used to pay down debt, (iii) strong CO2 sales and transport volumes in the CO2—KMP segment, as well as increases of the average crude oil sale prices, (iv) the completion of expansion projects at existing facilities and recent acquisitions within the Terminals—KMP segment and (v) the completion of the Pump Station and anchor loop expansion within Kinder Morgan Canada—KMP.

  Four months ended September 30, 2007

        Net Income for the period was driven by solid contributions from CO2—KMP, NGPL, Natural Gas Pipelines—KMP and Products Pipelines—KMP, which accounted for 24%, 22%, 19% and 17%, respectively, or 82% collectively, of segment earnings before DD&A. CO2—KMP was driven almost equally by our sales and transport and oil and gas producing activities. The Texas Intrastate Pipelines accounted for over 50% of the Natural Gas Pipelines—KMP performance and the Pacific Operations accounted for approximately 50% of the Product Pipelines—KMP segment.

        Net income was adversely impacted by (i) expenses related to the $4.8 billion in incremental debt resulting from the Going Private transaction (see discussion below on impact of purchase method of accounting on segment earnings) and (ii) DD&A expense associated with expansion capital expenditures.

  Five months ended May 31, 2007

        Net income was driven by solid performance from NGPL as well as all Kinder Morgan Energy Partners segments except Kinder Morgan Canada—KMP, as discussed below. NGPL contributed $267 million while Products Pipelines—KMP, Natural Gas Pipelines—KMP and CO2—KMP each contributed over $200 million.

        Offsetting these positive factors were (i) a $377.1 million goodwill impairment charge associated with the Trans Mountain Pipeline (see Note 3 to our Interim Consolidated Financial Statements) and (ii) $141.0 million in additional general and administrative expense associated with the Going Private transaction.

  Impact of the purchase method of accounting on segment earnings

        Except for the second quarter 2008 goodwill impairment charge described previously, the impacts of the purchase method of accounting on segment earnings (loss) before DD&A relate primarily to the revaluation of the accumulated other comprehensive income related to derivatives accounted for as hedges in the CO2—KMP and Natural Gas Pipelines—KMP segments. Where there is an impact to segment earnings (loss) before DD&A from the Going Private transaction, the impact is described in the individual business segment discussions, which follow. The effects on DD&A expense result from changes in the carrying values of certain tangible and intangible assets to their estimated fair values as of May 30, 2007. This revaluation results in changes to DD&A expense in periods subsequent to May 30, 2007. The purchase accounting effect on interest expense, net result principally from the revaluation of certain debt instruments to their estimated fair values as of May 30, 2007, resulting in changes to interest expense in subsequent periods.

Results of Operations

        The following comparative discussion of our results of operations is by segment for factors affecting segment earnings, and on a consolidated basis for other factors.

        We manage our various businesses by, among other things, allocating capital and monitoring operating performance. This management process includes dividing the company into business segments so that performance can be effectively monitored and reported for a limited number of discrete businesses. The business segments are described in Note 14 to our Interim Consolidated Financial Statements.

        The accounting policies we apply in the generation of business segment earnings are generally the same as those applied to our Consolidated Statements of Operations and described in Note 1 to our Annual Consolidated Financial Statements. Certain items included in earnings from continuing operations are either not allocated to business segments or are not considered by management in its evaluation of business segment performance. In general, the items not included in segment results are interest expense, general and administrative expenses and DD&A. In addition, for our business segments that are not also business segments of Kinder Morgan Energy Partners (currently the NGPL and Power business segments), certain items included in "Other Income and (Expenses)" and income taxes are not included in segment results. With adjustment for these items, we currently evaluate business segment performance primarily based on segment earnings before DD&A in relation to the level of capital employed. Beginning in 2007, the segment earnings measure was changed from segment earnings to segment earnings before DD&A for segments not also segments of Kinder Morgan Energy Partners. This change was made to conform our disclosure to the internal reporting we use as a result of the Going Private transaction. Because Kinder Morgan Energy Partners' partnership agreement requires it to distribute 100% of its available cash to its partners on a quarterly basis (Kinder Morgan Energy Partners' available cash consists primarily of all of its cash receipts, less cash disbursements and changes in reserves), we consider each period's earnings before all non-cash depreciation, depletion and amortization expenses to be an important measure of business segment performance for our segments that are also segments of Kinder Morgan Energy Partners. In addition, for our business segments that are also business segments of Kinder Morgan Energy Partners, we use segment earnings before depreciation, depletion and amortization expenses ("EBDA") internally as a measure of profit and loss for evaluating business segment performance and for deciding how to allocate resources to these business segments. We account for intersegment sales at market prices, while we account for asset transfers between entities at either market value or, in some instances, book value.

        Following are operating results by individual business segment (before intersegment eliminations), including explanations of significant variances between the three months ended September 30, 2008 and 2007, both of which are Successor Company periods.

        The following also provides management's discussion and analysis of the nine months ended September 30, 2008 and four months ended September 30, 2007, which are periods after the Going Private transaction (Successor Company), and of the five months ended May 31, 2007, which is prior to the Going Private transaction (Predecessor Company).

Natural Gas Pipeline Company of America

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Segment Earnings Before DD&A	$11.5	$158.1

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Segment Earnings Before DD&A	$116.2	$217.5	$267.4

        As discussed in Note 11 to our Interim Consolidated Financial Statements, on February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC (formerly MidCon Corp.), which owns Natural Gas Pipeline Company of America and certain affiliates, collectively referred to as "NGPL," to Myria Acquisition Inc. for approximately $2.9 billion. We also received $3.0 billion of cash previously held in escrow related to a notes offering by NGPL PipeCo LLC in December 2007, the net proceeds of which were distributed to us as repayment of intercompany indebtedness and as a dividend, immediately prior to the closing of the sale to Myria. Pursuant to the purchase agreement, Myria acquired all 800 Class B shares and we retained all 200 Class A shares of NGPL PipeCo LLC. We will continue to operate NGPL's assets pursuant to a 15-year operating agreement. Myria is owned by a syndicate of investors led by Babcock & Brown, an international investment and specialized fund and asset management group. As a result of the sale, beginning February 15, 2008, we account for NGPL's earnings derived from our 20% ownership interest of NGPL PipeCo LLC under the equity method.

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

        At the 100% asset ownership level, NGPL's earnings before depreciation, depletion and amortization expenses for the three months ended September 30, 2008 were $176.1 million. NGPL's earnings before depreciation, depletion and amortization increased by $18.0 million (11%) for the three months ended September 30, 2008 over the comparable period in 2007. This increase in earnings was due to (i) $25.3 million of gross profit primarily earned on increased transport and storage service capacity and (ii) a $5.7 million increase in other income primarily related to a gain on sale of land recognized in September 2008. These increases in earnings were offset by $13.0 million of incremental operating expenses. The difference between the $176.1 million of segment earnings at the 100% asset ownership level described previously, and the $11.5 million of segment earnings for the three months ended September 30, 2008 recorded on Knight Inc.'s books results from the reduction in our ownership to 20% and our accounting for NGPL under the equity method after February 14, 2008.

  Nine months ended September 30, 2008

        At the 100% ownership level, NGPL's earnings before depreciation, depletion and amortization expenses for the nine months ended September 30, 2008 were $510.0 million. Earnings for this period reflect strong transportation and storage revenues of $765.8 million, strong natural gas sales of $117.4 million, and a $5.6 million gain related to a sale of land in September 2008. These positive impacts were offset by gas purchase expenses of $236.4 million and other costs of sales as well as other operating expenses of $147.4 million. The difference between the $510.0 million segment earnings at the 100% asset ownership level described previously, and the $116.2 million of segment earnings for the nine months ended September 30, 2008 recorded on Knight Inc.'s books results from the reduction in our ownership to 20% and our accounting for NGPL under the equity method after February 14, 2008.

  Four months ended September 30, 2007

        NGPL's earnings before DD&A for the four months ended September 30, 2007 were $217.5 million, consisting of operating revenues of $413.2 million, gas purchases and other cost of sales of $137.5 million, other operating expenses of $58.9 million and equity in earnings of Horizon of $0.7 million. Gross margins during this period were positively impacted by strong transportation and storage system revenues associated with the re-contracting of services, partially offset by pipeline rehabilitation, electric compression, and other system operational and maintenance expenses.

  Five months ended May 31, 2007

        NGPL's earnings before DD&A for the five months ended May 31, 2007 were $267.4 million, consisting of operating revenues of $426.5 million, gas purchases and other cost of sales of $99.3 million, other operating expenses of $60.4 million and equity in earnings of Horizon of $0.6 million. Transportation and storage revenues reflected the positive impact of re-contracted services. Gross margins were offset slightly by pipeline rehabilitation, electric compression, and other system operational and maintenance expenses.

Power

        As discussed in Note 11 to our Interim Consolidated Financial Statements, on January 25, 2008, we sold our interests in three natural gas-fired power plants in Colorado to Bear Stearns. The closing of the sale was effective January 1, 2008, and we received net proceeds of $63.1 million.

        The remaining operations for the Power segment are (i) Triton Power Michigan LLC's lease and operation of the Jackson, Michigan 550-megawatt natural gas fired electric power plant and (ii) a 103-megawatt natural gas fired power plant in Snyder, Texas whose only customer is the CO2—KMP segment that generates electricity for its SACROC operations.

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Operating Revenues	$17.5	$21.0
Operating Expenses and Minority Interests	(15.9)	(19.3)
Equity in Earnings of Thermo Cogeneration Partnership	—	3.3

Segment Earnings Before DD&A	$1.6	$5.0

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Operating Revenues	$38.2	$29.9	$19.9
Operating Expenses and Minority Interests	(33.8)	(27.1)	(16.1)
Equity in Earnings of Thermo Cogeneration Partnership	—	4.6	5.1

Segment Earnings Before DD&A	$4.4	$7.4	$8.9

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

        Power's segment earnings before DD&A decreased from $5.0 million in the third quarter of 2007 to $1.6 million in the third quarter of 2008, a decrease of $3.4 million (68%). This decrease was principally the result of (i) a $4.1 million decrease in earnings before DD&A related to the power assets sold in January 2008 and (ii) a $1.6 million increase in minority interest expense. These negative impacts were partially offset by a $2.2 million decrease in operating expenses.

  Nine months ended September 30, 2008

        Earnings before DD&A for the first nine months of 2008 reflect (i) the loss of $11.6 million and $9.7 million of 2007 operating revenues and equity earnings, respectively, related to the power assets sold in January 2008 and (ii) $15.4 million in minority interest expense. These negative impacts were partially offset by (i) $8.9 million in 2007 operating expenses associated with those sold power assets and (ii) a $1.5 million property tax settlement received in 2008.

  Four months ended September 30, 2007

        Earnings before DD&A for the four months ended September 30, 2007 reflect (i) a loss in operating revenues due to 2006 equipment sales, (ii) a negative impact to operating revenues at the Thermo Greeley facility related to gas purchase and sale agreements and (iii) $3.1 million in expenses for our Jackson, Michigan power facility plant dispatch. These adverse impacts to earnings were partially offset by (i) strong operating revenues of $4.3 million from our Jackson, Michigan facility and (ii) our earnings from our investment in Thermo Cogeneration Partnership.

  Five months ended May 31, 2007

        Earnings before DD&A for the five months ended May 31, 2007 reflect (i) an unfavorable impact to operating revenues associated with 2006 equipment sales and (ii) $3.2 million in expenses for our Jackson, Michigan power facility plant dispatch. These unfavorable impacts to earnings were partially offset by (i) strong operating revenues of $4.5 million from our Jackson, Michigan facility (ii) our earnings from our investment in Thermo Cogeneration Partnership, and (iii) earnings from our Thermo Greeley facility associated with gas purchase and sales agreements.

Products Pipelines—KMP

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Operating Revenues(1)	$205.6	$202.7
Operating Expenses(2)	(78.7)	(80.1)
Other Income (Expense)(3)	(0.3)	0.6
Goodwill Impairment(4)	(152.6)	—
Earnings from Equity Investments(5)	3.3	7.3
Interest Income and Other Income, Net(6)	0.4	2.9
Income Tax Benefit (Expense)	(0.1)	(6.4)

Segment Earnings (Loss) Before DD&A	$(22.4)	$127.0

Operating Statistics (MMBbl)
Gasoline	101.1	111.2
Diesel Fuel	40.0	42.1
Jet Fuel	29.6	31.9

Total Refined Product Volumes	170.7	185.2
Natural Gas Liquids	5.8	7.4

Total Delivery Volumes(7)	176.5	192.6

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Operating Revenues(1)	$602.5	$269.4	$331.8
Operating Expenses(2)	(209.6)	(103.1)	(116.4)
Other Income (Expense)(3)	(0.6)	1.7	(0.6)
Goodwill Impairment(4)	(1,266.5)	—	—
Earnings from Equity Investments(5)	13.6	10.2	12.4
Interest Income and Other Income (Expense), Net(6)	2.2	3.5	4.7
Income Tax Expense	(0.9)	(7.3)	(7.5)

Segment Earnings (Loss) Before DD&A	$(859.3)	$174.4	$224.4

Operating Statistics (MMBbl)
Gasoline	299.5	149.2	182.8
Diesel Fuel	120.2	55.6	66.6
Jet Fuel	89.2	42.7	51.3

Total Refined Product Volumes	508.9	247.5	300.7
Natural Gas Liquids	18.7	9.1	13.7

Total Delivery Volumes(7)	527.6	256.6	314.4

(1)
Three and nine months ended September 30, 2008 amounts include a $5.1 million negative impact to revenues from the proposed settlement of certain litigation matters related to Kinder Morgan Energy Partners' Pacific operations' East Line pipeline.

(2)
Three and nine months ended September 30, 2008 amounts include $4.2 million in expense from the proposed settlement of certain litigation matters related to Kinder Morgan Energy Partners' Pacific operations' East Line pipeline, and $0.1 million expense related to hurricane clean-up and repair activities. Nine months ended September 30, 2008 amount includes a $3.0 million positive impact to expense related to Kinder Morgan Energy Partners' Pacific operations and a $3.0 million negative impact to expense related to Kinder Morgan Energy Partners' Calnev Pipeline associated with legal liability adjustments. Four months ended September 30, 2007 amount includes a $15.0 million expense for a litigation settlement reached with Contra Costa County, California, and a $3.2 million expense from the settlement of certain litigation matters related to Kinder Morgan Energy Partners' West Coast refined products terminal operations. Five months ended May 31, 2007 amount includes an expense of $2.2 million associated with environmental liability adjustments.

(3)
Three and nine months ended September 30, 2008 amounts include a $0.3 million negative impact to segment earnings resulting from valuation adjustments related to assets sold in September 2008 and four months ended September 30, 2007 amount includes a $1.8 million charge to segment earnings resulting from valuation adjustments related to assets sold in June 2007; both were recorded in the application of the purchase method of accounting to the Going Private transaction.

(4)
Three and nine months ended September 30, 2008 include non-cash goodwill impairment charges of $152.6 million and $1,266.5 million, respectively; see Note 3 to our Interim Consolidated Financial Statements.

(5)
Three and nine months ended September 30, 2008 amounts include an expense of $0.1 million reflecting Kinder Morgan Energy Partners' portion of Plantation Pipe Line Company's expenses related to hurricane clean-up and repair activities.

(6)
Three and nine month 2008 amounts include charges to income of $0.7 million and $1.4 million, respectively, resulting from unrealized foreign currency losses on long-term debt transactions. Three and four months ended September 30, 2007 amounts include income of $0.9 million and $1.7 million, respectively, resulting from unrealized foreign currency gains on long-term debt transactions.

(7)
Includes Pacific, Plantation, Calnev, Central Florida, Cochin and Cypress pipeline volumes.

        Following is information related to the increases and decreases, in the same comparable periods of 2008 and 2007, of the segment's remaining changes in EBDA and changes in operating revenues after certain items:

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

	EBDA Increase/(Decrease)		Revenues Increase/(Decrease)
	(In millions, except percentages)
Pacific Operations	$(9.2)	(13)%	$(2.3)	(2)
Cochin Pipeline System	(1.0)	(10)%	(3.5)	(21)%
Southeast Terminals	3.9	34%	8.8	55%
West Coast Terminals	2.3	20%	2.7	15%
Central Florida Pipeline	1.1	11%	1.6	14%
All Other (Including Eliminations)	(0.7)	(2)%	0.7	2%

Total Products Pipelines	$(3.6)	(3)%	$8.0	4%

        Combined, the certain items described in the footnotes to the table above, including the $152.6 million goodwill impairment charge, decreased the Products Pipelines' segment earnings before depreciation, depletion and amortization expenses by $145.8 million when compared to the three months ended September 30, 2007. Following is a discussion of the segment's earnings before DD&A, excluding the effect of certain items described in the footnotes to the table above.

        The decrease in EBDA from the Pacific operations was driven by a $6.8 million (47%) increase in operating and maintenance expenses in the third quarter of 2008, relative to the third quarter last year due to (i) increased major maintenance and pipeline integrity expenses (resulting mainly from project timing), (ii) lower capitalized overhead credits, (iii) incremental expenses resulting from environmental liability adjustments and (iv) lower gross profit on reduced revenues, which decreased $2.3 million (2%) compared to the third quarter last year, mainly due to an 8% decrease in mainline delivery volumes (primarily gasoline volumes) as a result of reduced demand (primarily in the state of California and Arizona).

        The decrease in EBDA from the Cochin Pipeline was due to lost gross profit on reduced revenues, linked heavily to lower pipeline delivery volumes in 2008 versus 2007. The decreases in volumes were largely due to a continued decrease in demand for propane in Eastern Canadian and Midwestern U.S. petrochemical and fuel markets since the end of the third quarter last year.

        The increase in EBDA and revenues from the Southeast Terminals, Central Florida Pipeline and West Coast Terminals operations was principally from (i) higher margins on increased liquids inventory sales, (ii) sales generated from incremental terminal throughput and storage activity, (iii) increased demand for ethanol, and (iv) incremental returns from the completion of a number of capital expansion projects that modified and upgraded terminal infrastructure, enabling Kinder Morgan Energy

Partners to provide additional ethanol related services to its customers. The Central Florida Pipeline also benefited from higher product delivery revenues, driven by an increase in the average tariff per barrel moved as a result of a mid-year 2007 tariff rate increase on product deliveries.

        For all segment assets combined, revenues for the third quarter of 2008 from refined petroleum products deliveries were flat, but total volumes delivered fell 7.9%, when compared to the third quarter of 2007. Compared to the third quarter last year, the segment's volumes were negatively impacted by reductions in demand, driven primarily by higher crude oil and refined product prices and weaker economic conditions, and partly by lost business associated with two hurricanes in the third quarter of 2008. The decrease in delivery volumes included a 9% drop in gasoline volumes, a 5% drop in diesel fuel volumes, and a 7% decline in total jet fuel volumes. Excluding deliveries by Plantation Pipeline, total segment refined products delivery volumes decreased 7.3% in the comparable three month period. Although Plantation sustained no hurricane damage in 2008, the pipeline system pumped reduced volumes in the third quarter of 2008 due to hurricane-induced refinery shutdowns and to extended delays in restarting certain refineries impacted by the hurricanes. Delivery volumes on Plantation returned to pre-hurricane levels in early October.

        Following is segment earnings before DD&A, and operating revenues information related to the nine and four month periods ended September 30, 2008 and 2007, respectively, and the five month period ended May 31, 2007:

  Earnings Before DD&A by Segment Assets:

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Pacific Operation	$182.4	$90.2	$105.1
Cochin Pipeline System	24.7	15.4	15.3
Southeast Terminals	38.8	14.9	16.6
West Coast Terminals	36.9	(0.2)	19.3
Central Florida Pipeline	31.9	12.6	15.3
Goodwill Impairment Charge	(1,266.5)	—	—
All Other (Including Eliminations)	92.5	41.5	52.8

Total Segment Earnings Before DD&A	$(859.3)	$174.4	$224.4

  Operating Revenues by Segment Assets:

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Pacific Operation	$281.5	$130.2	$156.0
Cochin Pipeline System	38.7	22.4	32.3
Southeast Terminals	63.0	22.3	29.9
West Coast Terminals	57.0	24.1	29.1
Central Florida Pipeline	38.8	15.5	19.3
All Other (Including Eliminations)	123.5	55.0	65.1

Total Segment Operating Revenues	$602.5	$269.5	$331.7

  Nine months ended September 30, 2008

        Earnings before DD&A were positively affected by strong earnings for the Southeast Terminals, Central Florida Pipeline and West Coast Terminals operations that were principally from (i) favorable margins on liquids inventory sales, (ii) incremental terminal throughput and storage activity, (iii) solid demand for ethanol, and (iv) incremental returns from the completion of a number of capital expansion projects that modified and upgraded terminal infrastructure, enabling Kinder Morgan Energy Partners to provide additional ethanol related services to its customers. The Central Florida Pipeline also benefited from strong product delivery revenues, driven by an increase in the average tariff per barrel moved as a result of a mid-year 2007 tariff rate increase on product deliveries.

        Earnings before DD&A were adversely affected by (i) a $1,266.5 million goodwill impairment charge (see Note 3 to our Interim Consolidated Financial Statements), (ii) Pacific operations expenses for: (a) major maintenance and pipeline integrity expenses (resulting mainly from project timing), (b) incremental expenses resulting from environmental liability adjustments, and (iii) weak demand for propane in Eastern Canadian and Midwestern U.S. petrochemical and fuel markets resulting in lower volumes on the Cochin Pipeline.

  Four months ended September 30, 2007

        Kinder Morgan Energy Partners' Pacific operations are the largest contributor to this segment's earnings before DD&A. Earnings before DD&A were also positively affected by (i) higher oil loss allowance tariff rates in 2007 and lower pipeline integrity expenses within the Plantation Pipeline, (ii) an increase in average tariff rates and increased mainline delivery volumes from the 2006 expansion of the East Line pipeline and demand from West Coast military bases in the Pacific operations, (iii) terminal revenues for the West Coast operations included higher throughput volumes from the combined Carson/Los Angeles Harbor terminal system, and from the Linnton and Willbridge terminals located in Portland, Oregon and (iv) the West Coast operation's $3.6 million gain on the sale of its interest in the Black Oil pipeline system in Los Angeles, California in June 2007.

  Five months ended May 31, 2007

        Kinder Morgan Energy Partners' Pacific operations are the largest contributor to this segment's earnings before DD&A. Earnings before DD&A were also positively affected by (i) Kinder Morgan Energy Partners' January 1, 2007 acquisition of the remaining ownership interest in Cochin (approximately 50.2%) that it did not already own, at which time Kinder Morgan Energy Partners became the pipeline operator, (ii) an increase in average tariff rates and mainline delivery from the 2006 expansion of the East Line pipeline and demand from West Coast military bases contributed to the Pacific operations revenues and earnings, (iii) higher throughput volumes from the combined Carson/Los Angeles Harbor terminal system, and from the Linnton and Willbridge terminals located in Portland, Oregon, for the West Coast operations and (iv) in May 2006 Kinder Morgan Energy Partners completed construction and placed into service the Greensboro facility used for petroleum pipeline transmix operations for a capitalized cost of approximately $11 million.

Natural Gas Pipelines—KMP

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Operating Revenues	$2,359.4	$1,526.8
Operating Expenses(1)	(2,203.3)	(1,387.5)
Other Income	0.1	0.4
Goodwill Impairment(3)	152.6	—
Earnings from Equity Investments	25.5	4.0
Interest Income and Other Income, Net	3.9	—
Income Tax Benefit (Expense)	(0.6)	(1.4)

Segment Earnings Before DD&A	$337.6	$142.3

Operating Statistics (Trillion Btus)
Natural Gas Transport Volumes(5)	559.0	441.7
Natural Gas Sales Volumes(6)	220.0	224.4

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Operating Revenues	$6,916.6	$2,114.7	$2,640.6
Operating Expenses(1)	(6,463.5)	(1,929.7)	(2,418.5)
Other Income (Expense)(2)	2.8	1.8	(0.1)
Goodwill Impairment(3)	(2,090.2)	—	—
Earnings from Equity Investments(4)	80.4	5.3	8.9
Interest Income and Other Income, Net	8.8	—	0.2
Income Tax Benefit (Expense)	(1.8)	—	(2.6)

Segment Earnings (Loss) Before DD&A	$(1,546.9)	$192.1	$228.5

Operating Statistics (Trillion Btus)
Natural Gas Transport Volumes(5)	1,599.5	568.8	707.4
Natural Gas Sales Volumes(6)	660.0	295.2	345.8

(1)
Three and nine month 2008 amounts include (i) a $12.2 million positive impact to income and a $0.9 million negative impact to income, respectively, resulting from unrealized mark to market gains and losses due to the discontinuance of hedge accounting at Casper Douglas; and (ii) a $4.4 million expense related to hurricane clean-up and repair activities. Beginning in the second quarter of 2008, the Casper and Douglas gas processing operations discontinued hedge accounting. Amount also includes positive impact to segment earnings of $0.5 million for the nine month periods ended September 30, 2008, and of $0.3 million and $0.7 million for the three and four month periods ended September 30, 2007, respectively, resulting from valuation adjustments related to derivative contracts in place at the time of the Going Private transaction and recorded in the application of the purchase method of accounting.

(2)
Four months ended September 30, 2007 amounts include a $1.4 million expense resulting from valuation adjustments, related to assets sold in June 2007, recorded in the application of the purchase method of accounting to the Going Private transaction.

(3)
Three and nine months ended September 30, 2008 include non-cash goodwill impairment adjustments of $152.6 million and $2,090.2 million, respectively; see Note 3 to our Interim Consolidated Financial Statements.

(4)
Five months ended May 31, 2007 amount includes an expense of $1.0 million reflecting Kinder Morgan Energy Partners' portion of a loss from the early extinguishment of debt by Red Cedar Gathering Company.

(5)
Includes Kinder Morgan Interstate Gas Transmission LLC, Trailblazer Pipeline Company LLC, TransColorado Gas Transmission Company LLC, Rockies Express Pipeline LLC, and Texas intrastate natural gas pipeline group pipeline volumes.

(6)
Represents Texas intrastate natural gas pipeline group volumes.

        Following is information related to the increases and decreases, in the same comparable periods of 2008 and 2007, of the segment's remaining changes in EBDA and changes in operating revenues after certain items:

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

	EBDA Increase/(Decrease)		Revenues Increase/(Decrease)
	(In millions, except percentages)
Rockies Express Pipeline	$23.0	568%	$	n/a	n/a
Texas Intrastate Natural Gas Pipeline Group	13.6	18%		834.7	59%
TransColorado Pipeline	3.1	28%		2.9	23%
Kinder Morgan Louisiana Pipeline	3.0	n/a		—	—
Casper and Douglas Gas Processing	(3.0)	(48)%		3.9	14%
Trailblazer Pipeline	(2.7)	20%		(1.1)	(7)%
All Others	(1.8)	(5)%		(7.9)	(13)%
Intrasegment Eliminations	—	—		0.1	27%

Total Natural Gas Pipelines	$35.2	25%		$832.6	55%

        For the three months ended September 30, 2008, the certain items related to the Natural Gas Pipelines—KMP business segment, described in the footnotes to the table above, including the $152.6 million goodwill impairment adjustment, increased earnings before depreciation, depletion and amortization expenses by $160.1 million when compared to the same period last year.

        One of these certain items is an increase in earnings of $12.2 million in the comparable three month periods due to an unrealized mark to market gain resulting from the removal of hedge designation, effective April 1, 2008, on certain derivative contracts used to mitigate the price risk associated with future sales of natural gas liquids from the Casper and Douglas natural gas processing operations. For more information on the gain from the discontinuance of hedge accounting, see Note 15 to our Interim Consolidated Financial Statements.

        The overall increases in segment earnings before depreciation, depletion and amortization expenses in the three months ended September 30, 2008, when compared to the same period last year, were driven primarily by incremental contributions from Kinder Morgan Energy Partners' 51% equity ownership interest in the Rockies Express Pipeline, higher earnings from its Texas intrastate natural gas pipeline group, improved performance from its TransColorado Pipeline and incremental earnings from its Kinder Morgan Louisiana Pipeline.

        The incremental earnings from Kinder Morgan Energy Partners' investment in Rockies Express relates to higher net income earned by Rockies Express Pipeline LLC, primarily due to the start-up of service on the Rockies Express-West pipeline segment in January and May 2008. Rockies Express-West began interim service for up to 1.4 billion cubic feet per day of natural gas on the segment's first 503 miles of pipe on January 12, 2008, and service on the remaining 210 miles (to Audrain County, Missouri) began on May 20, 2008. Now fully operational, Rockies Express-West has the capacity to transport up to 1.5 billion cubic feet per day and can make deliveries to interconnects with the KMIGT Pipeline system, Northern Natural Gas Company, Natural Gas Pipeline Company of America LLC, ANR and Panhandle Eastern Pipeline Company.

        Rockies Express conducted further hydrostatic testing of portions of its system during September 2008 to satisfy U.S. Department of Transportation testing requirements to operate at its targeted higher operating pressure. This hydrostatic test resulted in a temporary outage of pipeline delivery points and reduction of firm capacity available to firm shippers. By the terms of the Rockies Express FERC Gas Tariff, firm shippers are entitled to daily reservation revenue credits for non-force majeure and planned maintenance outages, and the estimated impact from any temporary outages were included in the third quarter results.

        Kinder Morgan Energy Partners' Texas intrastate natural gas pipeline group includes the operations of (i) Kinder Morgan Tejas (including Kinder Morgan Border Pipeline), (ii) Kinder Morgan Texas Pipeline, (iii) Kinder Morgan North Texas Pipeline, and (iv) Mier-Monterrey Mexico Pipeline. The group's quarter-to-quarter increase in earnings in 2008 versus 2007 was mainly attributable to higher natural gas sales margins driven by higher average sales prices. This increase in earnings was partially offset by a decrease in the Texas intrastate group's natural gas transportation and sales volumes, which were down 9% and 2%, respectively.

        Because the Texas intrastate group buys and sells significant quantities of natural gas, the variances from period to period in both segment revenues and segment operating expenses (which include natural gas costs of sales) are partly due to changes in the intrastate group's average prices and volumes for natural gas purchased and sold. To the extent possible, Kinder Morgan Energy Partners balances the pricing and timing of its natural gas purchases to its natural gas sales, and these contracts are frequently settled in terms of an index price for both purchases and sales. In order to minimize commodity price risk, most sales are balanced with purchases at the index price on the date of settlement.

        The increases in the 2008 third quarter earnings from the TransColorado Pipeline reflect contract improvements and expansions completed since the end of the third quarter of 2007, caused by an increase in natural gas production in the Piceance and San Juan basins of New Mexico and Colorado. In December 2007, an approximately $50 million expansion project on the TransColorado Pipeline was completed. The Blanco-Meeker project was placed into service January 1, 2008, and boosted natural gas transportation capacity on the pipeline by approximately 250 million cubic feet per day from the Blanco Hub area in San Juan County, New Mexico through TransColorado's existing pipeline for deliveries to the Rockies Express Pipeline at an existing point of interconnection located at the Meeker Hub in Rio Blanco County, Colorado. All of the incremental capacity is subscribed under a long-term contract with ConocoPhillips.

        The incremental earnings before DD&A from the Kinder Morgan Louisiana Pipeline reflects other non-operating income realized in the third quarter of 2008 pursuant to FERC regulations governing allowances for capital funds that are used for pipeline construction costs (an equity cost of capital allowance). The equity cost of capital allowance provides for a reasonable return on construction costs that are funded by equity contributions, similar to the allowance for capital costs funded by borrowings.

        The decrease in quarter-to-quarter earnings before DD&A from the Casper Douglas gas processing operations was primarily attributable to higher natural gas purchase costs, due to increases in both prices and volumes, relative to last year. The higher cost of sales expense more than offset period-to-period revenue increases resulting from both higher average prices on natural gas liquids sales and higher revenues from sales of excess natural gas.

        The decrease in earnings before DD&A from the Trailblazer Pipeline was mainly due to lower revenues from natural gas transportation services and unfavorable timing differences on the settlement of pipeline transportation imbalances in the three months ended September 30, 2008, relative to 2007.

        Following is segment earnings before DD&A and operating revenues information related to the nine months ended September 30, 2008, four months ended September 30, 2007 and five months ended May 31, 2007:

  Earnings Before DD&A by Segment Asset:

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Rockies Express Pipeline	$58.7	$(5.4)	$(4.3)
Texas Intrastate Natural Gas Pipeline Group	288.0	106.0	133.0
TransColorado Pipeline	41.6	14.5	17.9
Kinder Morgan Louisiana Pipeline	6.0	—	—
Casper and Douglas Gas Processing	8.9	10.2	7.3
Trailblazer Pipeline	34.5	18.0	18.1
Goodwill Impairment Charge	(2,090.2)	—	—
All Others	105.6	48.8	56.5

Total Segment Earnings Before DD&A	$(1,546.9)	$192.1	$228.5

  Operating Revenues by Major Segment Asset:

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Texas Intrastate Natural Gas Pipeline Group	$6,575.5	$1,964.2	$2,492.4
TransColorado Pipeline	47.5	17.1	20.7
Casper and Douglas Gas Processing	111.4	35.9	34.7
Trailblazer Pipeline	42.5	21.5	22.6
All Others	143.0	76.5	70.7
Eliminations	(3.3)	(0.5)	(0.5)

Total Segment Operating Revenues	$6,916.6	$2,114.7	$2,640.6

  Nine months ended September 30, 2008

        The Natural Gas Pipelines-KMP segment's earnings before DD&A in the nine months ended September 30, 2008 were driven by (i) a strong performance by the Texas intrastate natural gas pipeline group due to higher natural gas sales margins and volumes partially due to incremental sales on a long-term contract with one if its largest customers that became effective April 1, 2007 and greater natural gas processing volumes and margins, (ii) contributions from Kinder Morgan Energy Partners' 51% ownership interest in the Rockies Express Pipeline as described previously, (iii) a strong performance from the TransColorado Pipeline primarily due to contract improvements and expansions completed since the end of the third quarter of 2007 as described previously and (iv) earnings from the Kinder Morgan Louisiana Pipeline that benefited from FERC regulations governing allowances for capital funds that are used for pipeline construction costs (an equity cost of capital allowance).

        Offsetting the above positive impacts to the segment's earnings before DD&A were the following: (i) a $2,090.2 million goodwill impairment charge (see Note 3 to our Interim Consolidated Financial Statements), (ii) the Casper and Douglas gas processing operations were adversely affected by higher natural gas purchase costs, due to increases in both prices and volumes, which more than offset revenue increases resulting from both higher average prices on natural gas liquids sales and higher revenues from sales of excess natural gas and (iii) the Trailblazer Pipeline's earnings were affected by lower revenues from natural gas transportation services and unfavorable timing differences on the settlement of pipeline transportation imbalances.

  Four months ended September 30, 2007 and five months ended May 31, 2007

        Earnings before DD&A in the four months ended September 30, 2007 and five months ended May 31, 2007 were positively affected by (i) strong performances by the Texas intrastate natural gas pipeline group due to higher natural gas sales margins and volumes partially due to incremental sales on a long-term contract with one if its largest customers that became effective April 1, 2007 and greater natural gas processing volumes and margins and (ii) earnings from Casper and Douglas gas processing operations that had solid natural gas liquids sales revenues driven by higher prices and volumes.

        Adversely affecting the earnings before DD&A in the four months ended September 30, 2007 and five months ended May 31, 2007 was a loss from Kinder Morgan Energy Partners' investment in Rockies Express due to depreciation and interest expenses allocable to a segment of this project that generated only limited natural gas reservation revenues and volumes since it was placed in service in February 2007, as described previously.

CO2—KMP

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Operating Revenues(1)	$339.6	$256.8
Operating Expenses	(105.4)	(75.8)
Earnings from Equity Investments	4.2	4.1
Other Income, Net	—	—
Income Tax Benefit (Expense)	(0.7)	(0.9)

Segment Earnings Before DD&A	$237.7	$184.2

Operating Statistics
Carbon Dioxide Delivery Volumes(Bcf)(2)	171.3	150.4
SACROC Oil Production (Gross)(MBbl/d)(3)	27.9	27.3
SACROC Oil Production (Net)(MBbl/d)(4)	23.3	22.8
Yates Oil Production (Gross)(MBbl/d)(5)	27.1	27.1
Yates Oil Production (Net)(MBbl/d)(4)	12.0	12.0
Natural Gas Liquids Sales Volumes (Net)(MBbl/d)(4)	7.6	10.0
Realized Weighted Average Oil Price per Bbl(5)(6)	$51.45	$36.77
Realized Weighted Average Natural Gas Liquids Price per Bbl(6)(7)	$77.97	$53.68

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Operating Revenues(1)	$1,002.1	$336.6	$324.2
Operating Expenses	(292.7)	(101.1)	(121.5)
Earnings from Equity Investments	15.3	5.6	8.7
Other Income (Expense), Net	(0.2)	0.1	(0.1)
Income Tax Benefit (Expense)	(2.9)	0.2	(1.3)

Segment Earnings Before DD&A	$721.6	$241.4	$210.0

Operating Statistics
Carbon Dioxide Delivery Volumes(Bcf)(2)	530.1	200.3	272.3
SACROC Oil Production (Gross)(MBbl/d)(3)	27.6	27.5	29.1
SACROC Oil Production (Net)(MBbl/d)(4)	23.0	22.9	24.2
Yates Oil Production (Gross)(MBbl/d)(3)	27.9	27.4	26.4
Yates Oil Production (Net)(MBbl/d)(4)	12.4	12.0	11.7
Natural Gas Liquids Sales Volumes (Net)(MBbl/d)(4)	8.7	10.0	9.7
Realized Weighted Average Oil Price per Bbl(5)(6)	$51.50	$36.25	$35.03
Realized Weighted Average Natural Gas Liquids Price per Bbl(6)(7)	$73.37	$53.02	$45.04

(1)
Amounts include increases in segment earnings resulting from valuation adjustments of $34.5 million and $102.0 million for the three and nine month periods ended September 30, 2008, respectively, and $46.2 million and $59.1 million (net of a $0.6 million loss on sale of assets) for the three and four month periods ended September 30, 2007, respectively, primarily related to derivative contracts in place at the time of the Going Private transaction and recorded in the application of the purchase method of accounting.

(2)
Includes Cortez, Central Basin, Canyon Reef Carriers, Centerline and Pecos pipeline volumes.

(3)
Represents 100% of the production from the field. Kinder Morgan Energy Partners owns an approximately 97% working interest in the SACROC unit and an approximately 50% working interest in the Yates unit.

(4)
Net to Kinder Morgan Energy Partners, after royalties and outside working interests.

(5)
Includes all of Kinder Morgan Energy Partners' crude oil production properties.

(6)
Hedge gains/losses for crude oil and natural gas liquids are included with crude oil.

(7)
Includes production attributable to leasehold ownership and production attributable to Kinder Morgan Energy Partners' ownership in processing plants and third party processing agreements.

        The CO2—KMP segment's primary businesses involve the production, marketing and transportation of both carbon dioxide (commonly called CO2) and crude oil, and the production and marketing of natural gas and natural gas liquids. For each of the segment's two primary businesses, following is information related to the increases and decreases, in the comparable three month period of 2008 and 2007, of the segment's EBDA, and changes in operating revenues after certain items:

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

	EBDA Increase/(Decrease)		Revenues Increase/(Decrease)
	(In millions, except percentages)
Sales and Transportation Activities	$39.6	94%	$47.8	105%
Oil and Gas Producing Activities	25.7	27%	56.9	32%
Intrasegment Eliminations	—	—	(10.1)	(88)%

Total	$65.3	47%	$94.6	45%

        Combined, the certain items described in the footnotes to the table above decreased the CO2 segment's EBDA by $11.7 million, when compared to the same period last year. Following is a discussion of the segment's earnings before DD&A, excluding the effect of the certain items described in the footnotes to the table above.

        The quarter-to-quarter increase in earnings before DD&A from the segment's sales and transportation activities was largely related to (i) a $32.3 million (214%) increase in carbon dioxide sales revenues related to (a) a 104% quarter-to-quarter increase in average sales price and (b) a 27% quarter-to-quarter increase in sales volume, and (ii) a $4.2 million (23%) increase in carbon dioxide and crude oil pipeline transportation revenues due to (a) a 14% increase in carbon dioxide delivery volumes and (b) higher volumes.

        The increase in average sales prices reflects continued customer demand for carbon dioxide for use in oil recovery projects throughout the Permian Basin area. In addition, a portion of the carbon dioxide contracts is tied to crude oil prices, which, as discussed above, have increased since the third quarter of 2007. Profits are not recognized on carbon dioxide sales within Kinder Morgan Energy Partners. The increase in sales and delivery volumes was largely due to the January 17, 2008 start-up of the Doe Canyon carbon dioxide source field located in Dolores County, Colorado. The new carbon dioxide source field is named the Doe Canyon Deep unit and we hold an approximately 87% working interest in the field. Since January 2007, Kinder Morgan Energy Partners has invested approximately $90 million to develop this source field. In addition, investments were also made to drill additional carbon dioxide wells at the McElmo Dome unit, increase transportation capacity on the Cortez Pipeline, and extend the Cortez Pipeline to the Doe Canyon Deep unit.

        The quarter-to-quarter increase in earnings before DD&A from the oil and gas producing activities was largely related to (i) a $50.2 million (42%) increase in sales from ownership interests in oil-producing fields, which benefited from a 40% increase in the realized weighted average price per barrel, (ii) a $5.0 million (10%) increase in sales from natural gas processing plant operations where sales volume decreases of 24%, primarily related to effects from Hurricane Ike that shut-down third-party fractionation facilities, were more than offset by increases in the realized weighted average price per barrel.

        Because prices of crude oil and natural gas liquids are subject to external factors over which Kinder Morgan Energy Partners has no control, and because future price changes may be volatile, the CO2—KMP segment is exposed to commodity price risk related to the price volatility of crude oil and natural gas liquids. To some extent, Kinder Morgan Energy Partners is able to mitigate this risk through a long-term hedging strategy that is intended to generate more stable realized prices by using derivative contracts as hedges to the exposure of fluctuating expected future cash flows produced by changes in commodity sales prices. Nonetheless, decrease in the prices of crude oil and natural gas liquids will have a negative impact on the results of the CO2—KMP business segment. All of the hedge gains and losses for crude oil and natural gas liquids are included in the realized average price for oil. Had Kinder Morgan Energy Partners not used energy derivative contracts to transfer commodity price risk, crude oil sales prices would have averaged $116.08 per barrel in the third quarter of 2008, and $73.12 per barrel in the third quarter of 2007. For more information on hedging activities, see Note 15 to our Interim Consolidated Financial Statements.

        Average gross oil production for the third quarter of 2008 was 27.9 thousand barrels per day at the SACROC field unit, 2% higher when compared to the third quarter of 2007. At the Yates unit, average gross oil production in the third quarter of 2008 was identical to the production in the same quarter last year.

        Compared to the third quarter of 2007, the segment's $29.6 million (39%) increase in combined operating expenses in the three months ended September 30, 2008 was largely due to higher severance and property tax expenses, field operating expenses, and fuel and power expenses. The increase in severance tax expenses was related to the period-to-period increase in crude oil revenues. The increase in property tax expenses was largely due to higher oil prices leading to higher tax assessment, and increased asset infrastructure resulting from the capital investments Kinder Morgan Energy Partners has made since the end of the third quarter of 2007. The increase in operating expenses was driven by both higher well workover and repair expenses in 2008 and rising price levels since the end of the third quarter of 2007, which impacted rig costs and other materials and services. The increase in workover expenses was largely related to infrastructure expansion projects at the SACROC and Yates oil field units and at the McElmo Dome carbon dioxide unit. The increase in operating expenses from price level changes was largely due to increased demand driving up the prices charged by the industry's material and service providers.

        Following is segment earnings before DD&A and operating revenues information related to the nine months ended September 30, 2008, four months ended September 30, 2007 and five months ended May 31, 2007:

  Earnings Before DD&A by Segment Asset:

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Sales and Transportation Activities	$323.8	$117.1	$67.2
Oil and Gas Producing Activities	397.8	124.3	142.8

Total Segment Earnings Before DD&A	$721.6	$241.4	$210.0

  Operating Revenues by Segment Asset:

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Sales and Transportation Activities	$347.4	$120.0	$71.3
Oil and Gas Producing Activities	714.3	231.4	271.7
Intersegment Eliminations	(59.6)	(14.8)	(18.8)

Total Segment Operating Revenues	$1,002.1	$336.6	$324.2

  Nine months ended September 30, 2008

        The CO2—KMP segment's earnings before DD&A in the nine months ended September 30, 2008 were positively affected by strong average crude oil prices (which also impact the price of carbon dioxide under some contracts) and natural gas plant product prices. Generally, earnings for the segment's oil and gas producing activities, which include the operations associated with its ownership interests in oil-producing fields and natural gas processing plants, are impacted by its average hedge price and market price for a large percent of its volumes. Both have increased over last year.

        Earnings for the segment's sales and transportation activities were positively impacted by factors affecting carbon dioxide sales revenues (both price and volume related) and carbon dioxide and crude oil pipeline transportation revenues. Transportation revenues were impacted by increased carbon dioxide delivery volume due to rising customer demand for carbon dioxide for use in oil recovery projects throughout the Permian Basin, as described previously.

        With respect to crude oil, overall sales volumes were essentially flat, but the segment benefited from an increase in its realized weighted average price per barrel. With respect to natural gas liquids, a decrease in sales volumes was more than offset by increases in its realized weighted average price per barrel. Sales volumes were affected by the effects from Hurricane Ike, which resulted in pro-rationing (production allocation), as described previously.

  Four months ended September 30, 2007

        The CO2—KMP segment's earnings before DD&A in the four months ended September 30, 2007 were positively affected by strong average crude oil and natural gas plant product prices. Highlights for the oil and gas producing activities in the four months ended September 30, 2007 included strong oil production at the Yates field unit and improved earnings due to an increased realized weighted average price per barrel in the SACROC field unit gas processing operations.

        The average carbon dioxide sales price realized in the segment's sales and transportation activities during the four months ended September 30, 2007 was negatively affected by the December 2006 expiration of significantly high-priced sales contracts. In addition, carbon dioxide delivery volumes during this period were negatively impacted by oil production at the SACROC unit.

        With respect to crude oil, overall sales volumes were stable, but the segment benefited from a strong realized weighted average price per barrel. With respect to natural gas liquids, unfavorable sales volumes were more than offset by a favorable realized weighted average price per barrel.

  Five months ended May 31, 2007

        The segment's sales and transportation activities were adversely affected by a decrease in average carbon dioxide prices. A significant portion of the decrease in average carbon dioxide prices is timing related, as some of the segment's carbon dioxide contracts are tied to crude oil prices in prior periods, and the 2007 contracts had been tied to lower crude oil prices, relative to 2006. These decreases in carbon dioxide prices were only partially offset by slightly higher carbon dioxide sales volumes related to increased carbon dioxide production from the McElmo Dome source field.

        Highlights surrounding oil and gas producing activities for the five months ended May 31, 2007 include (i) increases in oil production at the Yates field unit, (ii) higher weighted average price per barrel, (iii) solid earnings from natural gas liquids sales volumes and prices, largely due to increased recoveries at the SACROC gas processing operations.

Terminals—KMP

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Operating Revenues	$306.2	$247.2
Operating Expenses(1)	(175.0)	(158.0)
Other Income (Expense)(2)	(6.9)	1.5
Earnings from Equity Investments	0.7	0.3
Interest Income and Other Income (Expense), Net	(1.3)	0.3
Income Tax Expense(4)	(6.4)	(6.9)

Segment Earnings Before DD&A	$117.3	$84.4

Operating Statistics
Bulk Transload Tonnage (MMtons)(5)	26.8	24.5
Liquids Leaseable Capacity (MMBbl)	54.2	46.3
Liquids Utilization	98.2%	96.5%

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Operating Revenues	$887.1	$326.8	$364.5
Operating Expenses(1)	(483.9)	(198.7)	(192.2)
Other Income (Expense)(2)	(6.5)	2.9	3.0
Goodwill Impairment(3)	(676.6)	—	—
Earnings from Equity Investments	2.4	0.3	—
Interest Income and Other Income (Expense), Net	1.4	—	0.3
Income Tax Expense(4)	(17.1)	(8.6)	(3.3)

Segment Earnings (Loss) Before DD&A	$(293.2)	$122.7	$172.3

Operating Statistics
Bulk Transload Tonnage (MMtons)(5)	76.5	31.3	41.4
Liquids Leaseable Capacity (MMBbl)	54.2	46.3	43.6
Liquids Utilization	98.2%	96.5%	97.5%

(1)
Three and nine month 2008 amounts include $3.6 million of expense related to hurricane clean-up and repair activities, a $1.5 million expense related to fire damage and repair activities, and a combined $1.5 million expense from the settlement of certain litigation matters related to Kinder Morgan Energy Partners' Elizabeth River bulk terminal and its Staten Island liquids terminal. Three and four month 2007 amounts include $25.0 million in expense from the settlement of certain litigation matters related to the Cora coal terminal.

(2)
Three and nine month 2008 amounts include losses of $5.3 million from asset write-offs related to fire damage, and losses of $0.8 million from asset write-offs related to hurricane damage. Both the three and nine months ended September 30, 2008 amounts include expenses of $2.9 million resulting from valuation adjustments related to assets sold, recorded in the application of the purchase method of accounting. The five months ended May 31, 2007 amount includes income of $1.8 million from property casualty gains associated with the 2005 hurricane season.

(3)
2008 amounts include a non-cash goodwill impairment charge; see Note 3 to our Interim Consolidated Financial Statements.

(4)
Three and nine month 2008 amounts include a decrease of $0.4 million of expenses related to hurricane clean-up and repair activities.

(5)
Volumes for acquired terminals are included for all periods.

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

        For the three months ended September 30, 2008, the certain items related to the Terminals—KMP business segment, described in the footnotes to the table above, increased earnings before DD&A expenses by $9.8 million when compared to the same period last year. Following is a discussion of the segment's earnings before DD&A, excluding the effect of certain items described in the footnotes to the table above.

        The segment's remaining $23.1 million (27%) increase in earnings before DD&A in the third quarter of 2008 versus the third quarter of 2007, was due to a combination of internal expansions and strategic business acquisitions as follows: (i) incremental amounts of earnings before depreciation, depletion and amortization of $5.6 million, revenues of $19.1 million, and operating expenses of $13.5 million, respectively, in the third quarter of 2008 for the Vancouver Wharves bulk marine terminal and other acquired operations, (ii) $5.9 million (22%) from Kinder Morgan Energy Partners' Gulf Coast terminals, primarily the two large liquids terminal facilities located along the Houston Ship Channel in Pasadena and Galena Park, Texas, primarily due to higher liquids throughput volumes and increased liquids storage capacity as a result of expansions completed since the third quarter of 2007, (iii) the $5.7 million (59%) from Kinder Morgan Energy Partners' Mid-Atlantic terminals, primarily from the Pier IX bulk terminal located in Newport News, Virginia, due to higher period-over-period coal transfer volumes, and the Fairless Hills, Pennsylvania bulk terminal, largely due to incremental earnings from a new import fertilizer facility that began operations in the second quarter of 2008, (iv) $5.2 million (70%) from Kinder Morgan Energy Partners' Western terminals, primarily from the North 40 terminal, which began operations in the second quarter of 2008 and (v) $3.2 million (23%) from Kinder Morgan Energy Partners' Northeast terminals, primarily from the Perth Amboy, New Jersey liquids terminal, located in the New York Harbor area, driven by higher liquids throughput volumes as a result of an expansion completed at the end of the first quarter of 2008. Offsetting the above increases to earnings before depreciation, depletion and amortization was a decrease of $2.5 million (17%) from Kinder Morgan Energy Partners' Texas Petcoke terminals, primarily due to lost petroleum coke business, a portion of which was sidelined because of refinery shut-downs following Hurricane Ike.

        For the Terminals—KMP segment combined, expansion projects completed since the end of the third quarter of 2007 have increased Kinder Morgan Energy Partners' liquids terminals' leasable capacity to 54.2 million barrels, up 17% from a capacity of 46.3 million barrels in the third quarter of 2007. At the same time, Kinder Morgan Energy Partners increased its overall liquids utilization capacity rate (the ratio of actual leased capacity to estimated potential capacity) to 98.2%, up almost 2% since the third quarter last year.

  Nine months ended September 30, 2008

        Segment earnings before DD&A were positively affected by assets acquired or expanded in the last eighteen months including (i) $8.3 million from the Vancouver Wharves bulk marine terminal, (ii) $22.2 million from Kinder Morgan Energy Partners' Marine Terminals, Inc. and other acquired operations, (iii) $100.0 million from Kinder Morgan Energy Partners' Gulf Coast terminals, primarily from its two expanded large liquids terminal facilities located along the Houston Ship Channel in Pasadena and Galena Park, Texas, (iv) $42.6 million from the Mid-Atlantic terminals, strong coal transfer volumes primarily from its Pier IX bulk terminal (including earnings from the first quarter 2008 completion of a $70 million construction of a new ship dock and installation of added terminal equipment) located in Newport News, Virginia, and its Fairless Hills, Pennsylvania bulk terminal that began operations in the second quarter of 2008 with a new $11.2 million import fertilizer facility that included construction of two storage domes, conveying equipment, and outbound loading facilities for both rail and truck, (v) $21.3 million from the Western terminals, primarily from its North 40 terminal, (vi) $53.3 million from the Northeast terminals, primarily from its Perth Amboy, New Jersey liquids terminal, located in the New York Harbor area, driven by liquids throughput volumes as a result of an expansion completed at the end of the first quarter of 2008 and (vii) $42.9 million in Texas Petcoke terminal's earnings before DD&A, which is net of lost petroleum coke business that was sidelined because of refinery shut-downs following Hurricane Ike.

        Segment earnings before DD&A for this period were adversely impacted by (i) a $676.6 million goodwill impairment charge and (ii) $10.8 million in hurricane and fire damage clean-up, repair and write-offs, net of income tax benefit.

  Four months ended September 30, 2007

        Since the end of the first quarter of 2006, Kinder Morgan Energy Partners has invested approximately $191.1 million in cash and $1.7 million in common units to acquire terminal assets and,

combined, these operations accounted for $10.7 million of incremental earnings before DD&A during the four months ended September 30, 2007. The significant terminal acquisitions since the end of the second quarter of 2006 and their contributions included the following (i) $0.7 million from Transload Services, LLC, which provides material handling and steel processing services at 14 steel-related terminal facilities located in the Chicago metropolitan area and various cities in the United States, acquired November 20, 2006, (ii) $1.7 million from Devco USA L.L.C., which includes a proprietary technology that transforms molten sulfur into solid pellets that are environmentally friendly and easier to transport, acquired December 1, 2006, (iii) $6.8 million from Vancouver Wharves bulk marine terminal, which includes five deep-sea vessel berths and terminal assets located on the north shore of the Port of Vancouver's main harbor, acquired May 30, 2007 and (iv) $1.5 million from Marine Terminals, Inc. acquired on September 1, 2007, which are primarily involved in the handling and storage of steel and alloys and consist of two separate facilities located in Blytheville, Arkansas, and individual terminal facilities located in Decatur, Alabama, Hertford, North Carolina, and Berkley, South Carolina.

        Segment earnings before DD&A were also affected by strong earnings contributions consisting of (i) $18.3 million from Kinder Morgan Energy Partners' Texas Petcoke operations, largely due to petroleum coke throughput volumes at its Port of Houston facility; (ii) $7.5 million from the combined operations of the Kinder Morgan Energy Partners' Argo and Chicago, Illinois liquids terminals, including impacts of increased ethanol throughput and incremental liquids storage and handling business; (iii) $9.4 million from Kinder Morgan Energy Partners' Lower Mississippi (Louisiana) terminals, which include its 66 2/3% ownership interest in the International Marine Terminals partnership and its Port of New Orleans liquids facility located in Harvey, Louisiana and (iv) $2.9 million from Kinder Morgan Energy Partners' Pier IX terminal, located in Newport News, Virginia, largely due to coal transfer volumes.

  Five months ended May 31, 2007

        Acquisitions in 2006 and 2007 as described above contributed $2.8 million in earnings before DD&A during the five months ended May 31, 2007 include the following (i) $2.0 million from Transload Services, LLC and (ii) $0.8 million from Devco USA L.L.C.

        Segment earnings before DD&A included strong earnings contributions consisting of (i) $5.9 million from Kinder Morgan Energy Partners' Shipyard River terminal located in Charleston, South Carolina; (ii) $17.3 million from the Lower Mississippi (Louisiana) terminals (which include its 66 2/3% ownership interest in the International Marine Terminals partnership and the Port of New Orleans liquids facility located in Harvey, Louisiana) and (iii) $7.8 million from the combined operations of its Argo and Chicago, Illinois liquids terminals. The increases from the Shipyard River terminal related to completed expansion projects since the middle of 2006 that increased handling capacity for imported coal volumes and the earnings increases from the Chicago liquids facilities were driven by higher revenues, due to increased ethanol throughput and incremental liquids storage and handling business.

Kinder Morgan Canada—KMP

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Operating Revenues	$57.2	$44.6
Operating Expenses	(18.6)	(19.9)
Earnings from Equity Investment	3.4	8.6
Interest Income and Other Income, Net	3.5	2.9
Income Tax Benefit (Expense)	(1.0)	(5.2)

Segment Earnings Before DD&A	$44.5	$31.0

Operating Statistics
Transport Volumes (MMBbl)	22.6	25.3

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Operating Revenues	$145.4	$59.1	$62.0
Operating Expenses	(51.3)	(24.9)	(23.1)
Other Income (Expense)(1)	—	—	(377.1)
Earnings from Equity Investments	7.7	11.3	5.4
Interest Income and Other Income, Net	9.6	2.3	1.7
Income Tax Benefit (Expense)	2.6	(5.1)	(0.9)

Segment Earnings (Loss) Before DD&A	$114.0	$42.7	$(332.0)

Operating Statistics
Transport Volumes (MMBbl)	63.5	33.7	36.4

(1)
Five month 2007 amount represents a goodwill impairment expense, see Note 3 to our Interim Consolidated Financial Statements.

        The Kinder Morgan Canada—KMP segment includes operations Knight Inc. sold to Kinder Morgan Energy Partners: (i) Trans Mountain pipeline system (transferred effective April 30, 2007), (ii) one-third interest in the Express pipeline system (transferred effective August 28, 2008) and (iii) Jet Fuel pipeline system (transferred effective August 28, 2008). These operations had been reported separately in previous reports. The information in the table above reflects the results of operations for Trans Mountain, the one-third interest in Express and Jet Fuel for all periods presented. See Note 14 to our Interim Consolidated Financial Statements.

  Three months ended September 30, 2008 compared to three months ended September 30, 2007

        Segment earnings before DD&A increased by $13.8 million (45%) for the three months ended September 30, 2008 over the comparable period in 2007. This increase is primarily due to (i) higher earnings of $17.2 million (78%) from the Trans Mountain pipeline system and (ii) lower earnings of $3.4 million from the Express and Jet Fuel pipeline systems. The increase in earnings from Trans Mountain was driven primarily by higher operating revenues, largely due to the April 2007 completion of an expansion project that included the commissioning of ten new pump stations that boosted capacity on Trans Mountain from 225,000 to approximately 260,000 barrels per day, and to the April 28, 2008 completion of the first portion of the Anchor Loop expansion that boosted pipeline capacity from 260,000 to 285,000 barrels per day and resulted in higher period-to-period average toll rates. The higher tariffs more than offset declines in mainline throughput volumes of 11% for the comparable three month periods. The decreases in volumes were primarily due to lower demand for water-borne exports out of Vancouver, British Columbia.

  Nine months ended September 30, 2008

        Earnings before DD&A for the nine months ended September 30, 2008 include strong operating revenues resulting from the April 2007 completion of an expansion project that included the commissioning of ten new pump stations that boosted capacity on Trans Mountain from 225,000 to approximately 260,000 barrels per day, and to the April 28, 2008 partial completion of the first portion of the Anchor Loop expansion that boosted pipeline capacity from 260,000 to 285,000 barrels per day and resulted in higher period-to-period average toll rates. Kinder Morgan Energy Partners completed construction on a final 15,000 barrels per day expansion on October 30, 2008 and total pipeline capacity is now approximately 300,000 barrels per day.

  Four months ended September 30, 2007

        Earnings before DD&A for the four months ended September 30, 2007 include $5.1 million of Canadian income taxes principally due to taxes payable on dock premiums collected.

  Five months ended May 31, 2007

        During the five months ended May 31, 2007, earnings before DD&A were adversely affected by a $377.1 million goodwill impairment charge recorded against the Trans Mountain asset, see Note 3 to our Interim Consolidated Financial Statements. Slightly offsetting this negative impact to earnings was the completion of a Pump Station expansion on April 30, 2007 and its associated positive impact to revenue for the period.

General and Administrative Expense

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Knight Inc. General and Administrative Expense	$11.5	$16.0
Kinder Morgan Energy Partners General and Administrative Expense	74.4	61.9

Consolidated General and Administrative Expense	$85.9	$77.9

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Knight Inc. General and Administrative Expense	$40.1	$21.3	138.6
Kinder Morgan Energy Partners General and Administrative Expense	223.9	86.6	136.2
Terasen General and Administrative Expense	—	—	8.8

Consolidated General and Administrative Expense	$264.0	$107.9	283.6

        The $8.0 million increase in general and administrative expense in the third quarter of 2008, relative to 2007, was due to (i) a $12.5 million increase in general and administrative expense of Kinder Morgan Energy Partners, primarily driven by increased costs of supporting continued customer and business growth, including higher compensation-related expenses—comprising salary and benefit expenses, payroll taxes and other employee and contractor related expenses, (ii) incremental expenses associated with the assets and businesses Kinder Morgan Energy Partners acquired since the third quarter of 2007—including the Express and Jet Fuel pipeline systems acquired from Knight Inc. effective August 28, 2008, and Kinder Morgan Energy Partners' recently acquired bulk terminal operations and (iii) a $6.6 million increase in Knight Inc. general and administrative expenses as a result of higher compensation expense, partially offset by a $11.1 million decrease in Knight Inc. general and administrative expenses related to NGPL, which became an equity investment on February 15, 2008 when an 80% interest in NGPL PipeCo LLC was sold.

        General and administrative expense for the nine months ended September 30, 2008 includes $ 33.9 million of Knight Inc. general and administrative expense, $223.9 million of Kinder Morgan Energy Partners general and administrative expense, primarily associated with compensation expense ($158.2 million) and outside services ($43.3 million), and $6.2 million of general and administrative expense related to NGPL PipeCo LLC during the period January 1, 2008 through February 14, 2008, the period prior to the sale of an 80% interest in NGPL PipeCo LLC.

        General and administrative expense for the four months ended September 30, 2007 includes $21.3 million of Knight Inc. general and administrative expense and $86.6 million of Kinder Morgan Energy Partners general and administrative expense, primarily associated with compensation expense ($64.1 million) and outside services ($14.4 million).

        General and administrative expense for the five months ended May 31, 2007 includes a total of $141.0 million related to the Going Private transaction, consisting of $114.8 million expensed by Knight Inc. and $26.2 million allocated to Kinder Morgan Energy Partners. In addition, during the five months ended May 31, 2007 we incurred $4.3 million in selling expenses associated with the sale of our (i) U.S. based retail natural gas distribution and related operations, (ii) Terasen Inc., and (iii) Terasen Pipelines (Corridor) Inc.

        Kinder Morgan Energy Partners' general and administrative expenses tend to increase over time in large part because the expansion of their businesses through acquisitions and internal growth requires the hiring of additional employees, resulting in increased payroll and other employee-related expense. Knight Inc.'s general and administrative expenses have decreased over time as it has sold assets such as an 80% interest in NGPL PipeCo LLC in 2008 and Terasen Inc., Terasen Pipelines (Corridor) Inc. and the U.S.-based retail natural gas distribution and related operations in 2007.

Interest and Other, Net

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Interest Expense and Other, Net
Interest Expense, Net	$(141.5)	$(252.6)
Interest Expense—Deferrable Interest Debentures	(0.5)	(5.4)
Other, Net	2.4	5.5

Consolidated Interest Expense and Other, Net	(139.6)	(252.5)

Minority Interest
Kinder Morgan Management	(19.5)	(10.0)
Kinder Morgan Energy Partners	(78.5)	(34.5)
Triton	(9.3)	(7.7)
Other	0.5	(0.2)

Consolidated Minority Interests Expense	(106.8)	(52.4)

	$(246.4)	$(304.9)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Interest Expense
Interest Expense, Net	$(493.8)	$(336.1)	$(241.1)
Interest Expense—Deferrable Interest Debentures	5.6	(7.3)	(9.1)
Other, Net	10.9	10.7	(7.3)

Consolidated Interest Expense	(477.3)	(332.7)	(257.5)

Minority Interest
Kinder Morgan Management	(72.2)	(16.3)	(17.1)
Kinder Morgan Energy Partners	(271.8)	(58.0)	(75.1)
Triton	(15.0)	(12.0)	2.3
Other	(0.4)	(0.6)	(0.8)

Consolidated Minority Interests Expense	(359.4)	(86.9)	(90.7)

	$(836.7)	$(419.6)	$(348.2)

        The $111.1 million decrease in interest expense, net in the third quarter of 2008, relative to 2007, was primarily due to a reduction in Knight Inc.'s debt that was paid down with proceeds from asset sales undertaken during the last year and a decrease in interest rates partially offset by a 20% increase in debt balances at Kinder Morgan Energy Partners required to support capital expansion programs, net of Kinder Morgan Energy Partners 18% decrease in the weighted average interest rate on all of its borrowings.

        Interest expense, net for the nine months ended September 30, 2008 includes: $207.7 million of Knight Inc. interest expense and $286.1 million of Kinder Morgan Energy Partners interest expense. Approximately $5.9 billion of the proceeds from the sale of an 80% interest in NGPL were used to pay down Knight Inc.'s interest bearing debt in February 2008. Kinder Morgan Energy Partners' interest expense includes: $50.8 million of interest expense related to $1.6 billion of additional debt incurred in Kinder Morgan Energy Partners' senior notes public offerings as follows: (i) on February 12, 2008 Kinder Morgan Energy Partners issued (a) $600 million of 5.95% notes and (b) $300 million of 6.95% notes and (ii) on June 6, 2008 Kinder Morgan Energy Partners issued: (a) $375 million of 5.95% notes and (b) $325 million of 6.95% notes.

        Interest expense, net for the four months ended September 30, 2007 includes: $200.8 million of Knight Inc. interest expense and $135.3 million of Kinder Morgan Energy Partners interest expense. The Knight Inc. interest expense included $108.0 million of interest expense related to $4.5 billion of additional debt incurred in the Going Private transaction.

        Interest expense, net for the five months ended May 31, 2007 includes (i) $155.0 million of Kinder Morgan Energy Partners interest expense and (ii) $86.1 million of Knight Inc. interest expense. Kinder Morgan Energy Partners interest expense tends to increase over time as it incurs additional debt to fund its capital spending and its acquisition of new assets and businesses.

        Our minority interest expense associated with our ownership interests in Kinder Morgan Management increased $9.5 million from $10.0 million for the third quarter of 2007 to $19.5 million for the third quarter of 2008. This increase was principally due to Kinder Morgan Management's share of Kinder Morgan Energy Partner's increase in earnings over this period.

        The $44.0 million increase in minority interest expense associated with Kinder Morgan Energy Partners from $34.5 million for the third quarter of 2007 as compared to $78.5 million for the third quarter of 2008 was principally due to the public's share in the increased earnings of Kinder Morgan Energy Partners over this period.

        During the nine months ended September 30, 2008, four months ended September 30, 2007 and five months ended May 31, 2007, our minority interest expense associated with our ownership interests in Kinder Morgan Management was $72.2 million, $16.3 million and $17.1 million, respectively. Minority interest expense reflects the earnings recorded by Kinder Morgan Management that are attributed to its shares held by the public. Kinder Morgan Management's earnings are solely dependent on its ownership of Kinder Morgan Energy Partnership i-units. Therefore, our minority interest expense associated with Kinder Morgan Management for these two periods is a function of Kinder Morgan Energy Partners' earnings offset by our ownership of Kinder Morgan Management shares, of which we owned approximately 14% as of September 30, 2008 and September 30, 2007.

        During the nine months ended September 30, 2008, the four months ended September 30, 2007 and the five months ended May 31, 2007, our minority interest expense associated with our ownership interests in Kinder Morgan Energy Partners was $271.8 million, $58.0 million and $75.1 million, respectively. Minority interest expense reflects the earnings from continuing operations recorded by Kinder Morgan Energy Partners that are attributed to its units held by the public.

Income Taxes

        Income taxes from continuing operations increased from $74.6 million in the third quarter of 2007 to $87.9 million in the third quarter of 2008, an increase of $13.3 million (18%) primarily due to a $32.1 million increase in income from continuing operations.

        During the nine months ended September 30, 2008 income taxes included (i) a reduction of approximately $53 million in deferred income tax liabilities, and income tax expense, related to the termination of certain of our subsidiaries' presence in Canada resulting in the elimination of future taxable gains and (ii) the tax deduction permitted for dividends received from domestic corporations. These decreases to income tax expense were partially offset by (i) state income taxes and (ii) the impact of consolidating the Kinder Morgan Management income tax provision.

        During the four months ended September 30, 2007 and the five months ended May 31, 2007, our income tax expense included (i) state income taxes, (ii) the impact of consolidating the Kinder Morgan Management income tax provision, (iii) foreign earnings subject to different tax rates and (iv) the impact of consolidating Kinder Morgan Energy Partners' income tax provision. The five months ended May 31, 2007 income tax expense also included non-deductible fees associated with the Going Private transaction.

Fair Value Measurements

        On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 established a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defined three levels of inputs to the fair value measurement process, and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. We utilize energy commodity derivative contracts for the purpose of mitigating our risk resulting from fluctuations in the market price of natural gas, natural gas liquids and crude oil, and utilize interest rate swaps to mitigate our risk from fluctuations in interest rates. See Note 15 to our Interim Consolidated Financial Statements for additional information regarding SFAS No. 157.

        At September 30, 2008, the fair value of our derivative instruments classified as Level 3 under the fair value hierarchy consisted primarily of West Texas Sour ("WTS") oil swaps and West Texas Intermediate ("WTI") options (costless collars). Costless collars are designed to establish floor and ceiling prices on anticipated future oil production from the assets we own in the SACROC oil field. While the use of these derivative instruments limits the downside risk of adverse price movements, they may also limit future revenues from favorable price movements. In addition to these oil-commodity derivatives, Level 3 derivative instruments consist of Natural Gas Basis swaps. Basis swaps are used in connection with another derivative contract to reduce hedge ineffectiveness by reducing a basis difference between a hedged exposure and a derivative contract. The following tables summarize the total fair value asset and liability measurements of our Level 3 energy commodity derivative contracts in accordance with SFAS No. 157.

	Significant Unobservable Inputs (Level 3)
	Assets			Liabilities
	September 30, 2008	December 31, 2007	Change	September 30, 2008	December 31, 2007	Change
	(In millions)			(In millions)
Natural Gas Basis Swaps	$4.9	$2.8	$2.1	$(7.0)	$(4.7)	$(2.3)
WTS Oil Swaps	0.0	0.0	0.0	(90.1)	(94.5)	4.4
WTI Options	46.7	0.0	46.7	(28.7)	0.0	(28.7)
Other	1.0	1.0	0.0	(7.4)	(4.9)	(2.5)

Total	$52.6	$3.8	$48.8	$(133.2)	$(104.1)	$(29.1)

        The largest change in fair value of Level 3 assets and liabilities between December 31, 2007 and September 30, 2008 is related to WTI options, which amount to an increase of $46.7 and $28.7 million in assets and liabilities, respectively. The majority of these contracts were entered into during 2008, which accounts for the change. There were no transfers into or out of Level 3 during the period.

        The valuation techniques used for the above Level 3 input derivatives are as follows:

  •
  Natural gas basis swaps' fair market values are obtained through a pricing service and derived by combining raw inputs from NYMEX with proprietary quantitative models and processes. Although the prices are originating from a liquid market (NYMEX), we believe the effort to validate these prices would not be worth the benefit received. As a result, we have classified the valuation of these derivatives as Level 3.

  •
  Oil swaps' fair market values are obtained from a broker using their proprietary model for similar assets and liabilities; quotes are non-binding.

  •
  Oil future options' fair market values are established using an internal model. Internal models incorporate the use of options pricing and estimates of the present value of cash flows based upon underlying contractual terms. The models reflect management's estimates, taking into account observable market prices, estimated market prices in the absence of quoted market prices, the risk-free market discount rate, volatility factors, estimated correlations of commodity prices and contractual volumes.

        Commodity derivative contracts are recorded at their estimated fair values as of each reporting date. For commodity derivatives, the most observable inputs available are used to determine the fair value of each contract. In the absence of a quoted price for an identical contract in an active market, we use broker quotes for identical or similar contracts, or internally prepared valuation models as primary inputs to determine fair value. Valuation methods have not changed during the quarter ended September 30, 2008.

        When appropriate, valuations are adjusted for various factors including credit considerations. Such adjustments are generally based on available market evidence, including but not limited to Kinder Morgan Energy Partners credit default swap quotes as of September 30, 2008. Collateral agreements with our counterparties serve to reduce our credit exposure and are considered in the adjustment. Our fair value measurements of derivative contracts are adjusted for credit risk in accordance with SFAS No. 157, and the "Accumulated Other Comprehensive Loss" balance in the accompanying interim Consolidated Balance Sheet as of September 30, 2008 includes a gain of $14.1 million related to discounting the value of our energy commodity derivative liabilities for the effect of credit risk.

        With the exception of the Casper and Douglas hedges and the ineffective portion of our derivative contracts, our energy commodity derivative contracts are accounted for as cash flow hedges. In accordance with SFAS No. 133, gains and losses associated with cash flow hedges are included in the caption "Accumulated Other Comprehensive Loss" in the accompanying interim Consolidated Balance Sheets.

Liquidity and Capital Resources

  Liquidity

        We believe that we and our other subsidiaries and investments, including Kinder Morgan Energy Partners, have liquidity and access to financial resources as discussed below sufficient to meet future requirements for working capital, debt repayment and capital expenditures associated with existing and future expansion projects as follows:

  •
  Cash flow from operations

    Our diverse set of energy infrastructure assets generated $583.8 million of cash flows from continuing operations for the nine months ended September 30, 2008. Additionally, Kinder Morgan Energy Partners expansion projects in aggregate are expected to generate positive returns on our investment, based on long-term contracted customer commitments and our current estimated expansion project costs.

  •
  Credit facility availability

    As of September 30, 2008, Knight Inc. had available credit capacity of $668.0 million and Kinder Morgan Energy Partners had available credit capacity of $810.3 million under existing credit facilities, both of which are net of Lehman Brothers' commitments (see Customer and Capital Market Liquidity). Kinder Morgan Energy Partners' joint venture projects, Rockies Express Pipeline LLC and Midcontinent Express Pipeline LLC, have undrawn capacity of $1.1 billion and $741.7 million, respectively, under their separate credit facilities, net of Lehman Brothers' commitments (see Customer and Capital Market Liquidity).

  •
  Long-term debt and equity markets

    Since July 1, 2007, Kinder Morgan Energy Partners and its equity investment, Rockies Express Pipeline LLC, collectively have raised $3.4 billion of long-term debt, and Kinder Morgan Energy Partners has raised $843.2 million of equity through the sale of Kinder Morgan Energy Partners units. Including the quarterly share distributions by Kinder Morgan Management, which essentially constitute an automatic distribution re-investment program, a total of approximately $1.2 billion in equity was raised during this timeframe.

  •
  Kinder Morgan Energy Partners equity infusion

    Additionally, in October 2008, our board of directors indicated its willingness to purchase up to $750 million of Kinder Morgan Energy Partners equity over the next 18 months, if necessary, to support its capital raising efforts.

  •
  Credit Ratings

    On October 13, 2008, S&P revised its outlook on Kinder Morgan Energy Partners' long-term credit rating to negative from stable (but affirmed Kinder Morgan Energy Partners' long-term credit rating at BBB), due to Kinder Morgan Energy Partners' previously announced expected delay and cost increases associated with the completion of the Rockies Express Pipeline project. At the same time, S&P lowered Kinder Morgan Energy Partners, Rockies Express LLC, and Cortez Capital Corporation's short-term credit rating to A-3 from A-2. As a result of this revision and current commercial paper market conditions, Kinder Morgan Energy Partners, Rockies Express Pipeline LLC and Cortez Capital Corporation are unable to access commercial paper borrowings. However, Kinder Morgan Energy Partners, Rockies Express Pipeline LLC and

    Cortez Capital Corporation expect that short-term financing and liquidity needs will continue to be met through borrowings made under their respective bank credit facilities. In conjunction with the Going Private transaction, Knight Inc. incurred approximately $4.8 billion in additional debt. Standard & Poor's Rating Services and Moody's Investor Services downgraded the ratings assigned to Knight Inc.'s senior unsecured debt to BB- and Ba2, respectively. Upon the recent 80% ownership interest sale of our NGPL business segment, which resulted in Knight Inc.'s repayment of a substantial amount of debt, Standard & Poor's Rating Services and Moody's Investor Services upgraded Knight Inc.'s senior unsecured debt to BB and Ba1, respectively. However, these ratings are still below investment grade. Since the Going Private transaction, Knight Inc. has not had access to the commercial paper market and is currently utilizing its $1.0 billion revolving credit facility for its short-term borrowing needs. A securities rating is not a recommendation to buy, sell or hold a security, may be subject to revision or withdrawal at any time by the issuing ratings agency in its sole discretion and should be evaluated independently of any other rating.

Customer and Capital Market Liquidity

        Some of Kinder Morgan Energy Partners' customers are experiencing, or may experience in the future, severe financial problems that have had or may have a significant impact on their creditworthiness. These financial problems may arise from the current credit markets crisis, changes in commodity prices or otherwise. Kinder Morgan Energy Partners is working to implement, to the extent allowable under applicable contracts, tariffs and regulations, prepayments and other security requirements, such as letters of credit, to enhance their credit position relating to amounts owed from these customers. Kinder Morgan Energy Partners cannot provide assurance that one or more of their financially distressed customers will not default on their obligations to them or that such a default or defaults will not have a material adverse effect on Kinder Morgan Energy Partners' business, financial position, future results of operations, or future cash flows; however, Kinder Morgan Energy Partners believes it has provided adequate allowance for such customers.

        On September 15, 2008, Lehman Brothers Holdings Inc. filed for bankruptcy protection under the provisions of Chapter 11 of the U.S. Bankruptcy Code. No Lehman Brothers affiliate is an administrative agent for us or any of our subsidiaries; however, one of the Lehman entities is a lending bank providing less than 5% of the commitments in Kinder Morgan Energy Partners' $1.85 billion five-year credit facility. It also provides less than 5% of the commitments in Rockies Express Pipeline LLC's $2.0 billion credit facility (Kinder Morgan Energy Partners is a 51% owner in Rockies Express Pipeline LLC) and less than 10% of the commitments in Midcontinent Express Pipeline LLC's $1.4 billion credit facility (Kinder Morgan Energy Partners is a 50% owner in Midcontinent Express Pipeline LLC). Since Lehman Brothers declared bankruptcy, its affiliate, which is a party to the Rockies Express Pipeline LLC and Midcontinent Express Pipeline LLC credit facilities, has not met its obligations to lend under those agreements. Thus, Kinder Morgan Energy Partners' available capacity on each of the three facilities (Kinder Morgan Energy Partners, Rockies Express Pipeline LLC and Midcontinent Express Pipeline LLC) will be reduced by the Lehman commitment. The commitments of the other banks remain unchanged and the facilities are not defaulted.

        Also, on October 12, 2008, the U.S. Federal Reserve approved the application of Wells Fargo & Company to acquire Wachovia Corporation and its subsidiary banks. Wells Fargo will acquire all of Wachovia Corporation and all its businesses and obligations, including its preferred equity and indebtedness, and all its banking deposits. Wachovia Bank, National Association is the administrative agent of Kinder Morgan Energy Partners' five-year unsecured credit facility. In addition, Wachovia is a 6% lending bank participant in Knight Inc.'s $1.0 billion six-year senior secured credit facility. We do not expect that this merger will adversely impact our or Kinder Morgan Energy Partners' access to capital.

  Invested Capital

        The following table illustrates the sources of our invested capital. Our net debt to total capital increased in the first nine months of 2008, principally the result of a $4.03 billion goodwill impairment charge associated with the Going Private transaction (see Note 3 to our Interim Consolidated Financial Statements) as well as $1.6 billion in additional borrowings by Kinder Morgan Energy Partners during the first nine months of 2008. This increase was partially offset by debt reductions made possible by $5.9 billion in total proceeds related to the sale of an 80% ownership interest in NGPL PipeCo LLC, which proceeds were used to pay off the entire outstanding balances of our senior secured credit facility's Tranche A and Tranche B term loans, to repurchase $1.6 billion of our outstanding debt securities and to reduce balances outstanding under our $1.0 billion revolving credit facility.

        Our net debt to total capital decreased in 2007 principally the result of (i) a net increase of approximately $2.7 billion in common equity, excluding accumulated other comprehensive loss, resulting from the Going Private transaction, (ii) an approximate $2.8 billion reduction in net debt due to the sales of Terasen Inc. and Terasen Pipelines (Corridor) Inc. and (iii) approximately $305.0 million of payments made on senior notes of Knight Inc. These decreases were partially offset by (i) a net of $4.5 billion of additional borrowings under our new $5.755 billion credit agreement primarily used to finance the Going Private transaction and (ii) increased debt by Kinder Morgan Energy Partners. See "Significant Financing Transactions" following for additional discussion regarding these financing transactions. Our ratio of net debt to total capital increased in 2006 compared to 2005 due to our adoption of EITF No. 04-5, which resulted in the inclusion of the accounts, balances and results of operations of Kinder Morgan Energy Partners in our consolidated financial statements beginning January 1, 2006. Although the total debt on our consolidated balance sheet increased as a result of including Kinder Morgan Energy Partners' debt balances with ours, Knight Inc. has not assumed any additional obligations with respect to Kinder Morgan Energy Partners' debt. See Note 1(B) to our Interim Consolidated Financial Statements for information regarding EITF No. 04-5.

        In addition to the direct sources of debt and equity financing shown in the following table, we obtain financing indirectly through our ownership interests in unconsolidated entities. See Note 13 to our Interim Consolidated Financial Statements. Changes in our long-term and short-term debt are discussed under "Net Cash Flows from Financing Activities" following and in Note 13 to our Interim Consolidated Financial Statements.

	Successor Company		Predecessor Company
	September 30, 2008	December 31, 2007	December 31, 2006	December 31, 2005
	(Dollars in millions)		(Dollars in millions)
Long-term Debt
Outstanding Notes and Debentures	$10,800.6	$14,714.6	$10,623.9	$6,286.8
Deferrable Interest Debentures Issued to Subsidiary Trusts	35.7	283.1	283.6	283.6
Preferred Interest in General Partner of KMP	100.0	100.0	—	—
Capital Securities	—	—	106.9	107.2
Value of Interest Rate Swaps	233.8	199.7	46.4	51.8

	11,170.1	15,297.4	11,060.8	6,729.4
Minority Interests	3,474.3	3,314.0	3,095.5	1,247.3
Common Equity, Excluding Accumulated Other Comprehensive Loss	4,412.7	8,069.2	3,657.5	4,051.4

	19,057.1	26,680.6	17,813.8	12,028.1
Value of Interest Rate Swaps	(233.8)	(199.7)	(46.4)	(51.8)

Capitalization	18,823.3	26,480.9	17,767.4	11,976.3
Short-term Debt, Less Cash and Cash Equivalents(1)	433.1	819.3	2,046.7	841.4

Invested Capital	$19,256.4	$27,300.2	$19,814.1	$12,817.7

Capitalization
Outstanding Notes and Debentures	57.4%	55.5%	59.8%	52.5%
Minority Interests	18.5%	12.5%	17.4%	10.4%
Common Equity	23.4%	30.5%	20.6%	33.8%
Deferrable Interest Debentures Issued to Subsidiary Trusts	0.2%	1.1%	1.6%	2.4%
Preferred Interest in General Partner of KMP	0.5%	0.4%	—%	—%
Capital Securities	—%	—%	0.6%	0.9%
Invested Capital
Net Debt(2)(3)	58.3%	56.9%	63.9%	55.6%
Common Equity, Excluding Accumulated Other Comprehensive Loss and Including Deferrable Interest Debentures Issued to Subsidiary Trusts, Preferred Interest in General Partner of KMP, Capital Securities and Minority Interests	41.7%	43.1%	36.1%	44.4%

(1)
Cash and cash equivalents were $126.6 million, $148.6 million, $129.8 million and $116.6 million at September 30, 2008 and December 31, 2007, 2006 and 2005, respectively.

(2)
Outstanding notes and debentures plus short-term debt, less cash and cash equivalents.

(3)
Our ratio of net debt to invested capital, not including the effects of consolidating Kinder Morgan Energy Partners, was 40.3%, 45.6% and 56.2% at September 30, 2008 and December 31, 2007 and 2006, respectively.

        Except for Kinder Morgan Energy Partners and its subsidiaries, we employ a centralized cash management program that essentially concentrates the cash assets of our subsidiaries in joint accounts for the purpose of providing financial flexibility and lowering the cost of borrowing. Our centralized cash management program provides that funds in excess of the daily needs of our subsidiaries be concentrated, consolidated, or otherwise made available for use by other entities within our consolidated group. We place no restrictions on the ability to move cash between entities, payment of intercompany balances or the ability to upstream dividends to parent companies other than restrictions that may be contained in agreements governing the indebtedness of those entities; provided that neither we nor our subsidiaries (other than Kinder Morgan Energy Partners and its subsidiaries) have rights with respect to the cash of Kinder Morgan Energy Partners or its subsidiaries except as permitted by Kinder Morgan Energy Partners' partnership agreement.

        In addition, certain of our operating subsidiaries are subject to FERC-enacted reporting requirements for oil and natural gas pipeline companies that participate in cash management programs. FERC-regulated entities subject to these rules must, among other things, place their cash management agreements in writing, maintain current copies of the documents authorizing and supporting their cash management agreements, and file documentation establishing the cash management program with the FERC.

  Short-term Liquidity

        Our principal sources of short-term liquidity are our revolving bank facility, Kinder Morgan Energy Partners' revolving bank facility and cash provided by operations. The following represents the revolving credit facilities that were available to Knight Inc. and its respective subsidiaries, short-term debt outstanding under the credit facilities or an associated commercial paper program, and available borrowing capacity under the facilities after deducting outstanding letters of credit.

	At September 30, 2008		At December 31, 2008
	Short-term Debt Outstanding	Available Borrowing Capacity	Short-term Debt Outstanding	Available Borrowing Capacity
	(In millions)
Credit Facilities
Knight Inc.
$1.0 billion, six-year secured revolver, due May 2013	$270.0	$668.0	$8.8	$929.2
Kinder Morgan Energy Partners
$1.85 billion, five-year unsecured revolver, due August 2010	$295.0	$810.3	$—	$1,510.7

        These facilities can be used for the respective entity's general corporate or partnership purposes. Kinder Morgan Energy Partners' facility is also used as backup for its commercial paper program, and is shown net of Lehman Brothers' commitments.

        Our current maturities of long-term debt of $289.7 million at September 30, 2008 represent (i) $5.0 million of our 6.50% Series Debentures due September 1, 2009, (ii) $18.5 million in principal amount of tax-exempt bonds due April 1, 2024 (Kinder Morgan Energy Partners' subsidiary Kinder Morgan Operating L.P. "B" is the obligor on the bonds and the bonds are due on demand pursuant to call provisions), (iii) Kinder Morgan Energy Partners' $250.0 million in principal amount of 6.30% senior notes due February 1, 2009, (iv) $9.7 million of a 5.40% long-term note of Kinder Morgan Operating L.P. "A" and Kinder Morgan Canada Company and (v) $6.5 million of Kinder Morgan Texas

Pipeline, L.P.'s 5.23% series notes. Apart from our notes payable, current maturities of long-term debt, and the fair value of derivative instruments, our current liabilities, net of our current assets, represent an additional short-term obligation of $329.5 million at September 30, 2008. Given our expected cash flows from operations, our unused debt capacity as discussed above, including our credit facilities, and based on our projected cash needs in the near term, we do not expect any liquidity issues to arise.

        In October 2008, Standard & Poor's Rating Services lowered Kinder Morgan Energy Partners, Rockies Express Pipeline LLC and Cortez Capital Corporation's short-term credit rating to A-3 from A-2. As a result of this revision and current commercial paper market conditions, Kinder Morgan Energy Partners, Rockies Express Pipeline LLC and Cortez Capital Corporation are unable to access commercial paper borrowings. However, Kinder Morgan Energy Partners, Rockies Express Pipeline LLC and Cortez Capital Corporation expect that short-term financing and liquidity needs will continue to be met through borrowings made under their respective bank credit facilities.

  Significant Financing Transactions

        On February 12, 2008, Kinder Morgan Energy Partners completed an offering of 1,080,000 of its common units at a price of $55.65 per unit in a privately negotiated transaction. Kinder Morgan Energy Partners received net proceeds of $60.1 million for the issuance of these 1,080,000 common units, and used the proceeds to reduce the borrowings under its commercial paper program.

        In March 2008, Kinder Morgan Energy Partners completed a public offering of 5,750,000 of its common units at a price of $57.70 per unit, including common units sold pursuant to the underwriters' over-allotment option, less commissions and underwriting expenses. Kinder Morgan Energy Partners received net proceeds of $324.2 million for the issuance of these common units, and used the proceeds to reduce the borrowings under its commercial paper program.

        The combined effect of the public offerings of common units had the associated effects of increasing our (i) minority interests associated with Kinder Morgan Energy Partners by $368.9 million and (ii) associated accumulated deferred income taxes by $5.6 million and reducing our (i) goodwill by $25.8 million and (ii) paid-in capital by $16.0 million.

        On June 6, 2008, Kinder Morgan Energy Partners completed an additional public offering of senior notes. Kinder Morgan Energy Partners issued a total of $700 million in principal amount of senior notes, consisting of $375 million of 5.95% notes due February 15, 2018, and $325 million of 6.95% notes due January 15, 2038. Kinder Morgan Energy Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $687.7 million, and used the proceeds to reduce the borrowings under its commercial paper program.

        In March 2008, we paid $1.6 billion in cash to repurchase $1.67 billion par value of debt securities. See Note 13 to our Interim Consolidated Financial Statements for additional information regarding this debt security purchase.

        On February 15, 2008, the entire outstanding balances of our senior secured credit facility's Tranche A and Tranche B term loans, and amounts outstanding at that time under our $1.0 billion revolving credit facility, on a combined basis totaling approximately $4.6 billion, were paid off with proceeds from the closing of the sale of an 80% ownership interest in NGPL PipeCo LLC.

        On February 12, 2008, Kinder Morgan Energy Partners completed an additional public offering of senior notes. Kinder Morgan Energy Partners issued a total of $900 million in principal amount of senior notes, consisting of $600 million of 5.95% notes due February 15, 2018 and $300 million of 6.95% notes due January 15, 2038. Kinder Morgan Energy Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $894.1 million, and used the proceeds to reduce the borrowings under its commercial paper program.

  Contingent Debt

        In October 2008, pursuant to the standby purchase agreement provisions contained in the bond indenture—which require the sellers of those guarantees to buy the debt back—certain investors elected to put (sell) back their bonds at par plus accrued interest. A total principal and interest amount of $11.8 million was tendered and drawn against Kinder Morgan Energy Partners' letter of credit and accordingly, Kinder Morgan Energy Partners paid this amount pursuant to the letter of credit reimbursement provisions. This payment reduced the face amount of Kinder Morgan Energy Partners' letter of credit from $22.5 million to $10.7 million. The remarketing agent is attempting to re-sell the bonds that were put back. If any of these bonds are re-sold, we will receive the proceeds and Kinder Morgan Energy Partners' letter of credit obligation will increase by the same amount.

        Effective June 30, 2006, West2East Pipeline LLC (and its subsidiary Rockies Express Pipeline LLC was deconsolidated and subsequently is accounted for under the equity method of accounting (See Note 4 to our Annual Consolidated Financial Statements). Pursuant to certain guaranty agreements, all three member owners of West2East Pipeline LLC (which owns all of the member interests in Rockies Express Pipeline LLC) have agreed to guarantee, severally in the same proportion as their percentage ownership of the member interests in West2East Pipeline LLC, borrowings under Rockies Express Pipeline LLC's (i) $2.0 billion five-year, unsecured revolving credit facility, due April 28, 2011; (ii) $2.0 billion commercial paper program; and (iii) $600 million in principal amount of floating rate senior notes due August 20, 2009. The three member owners and their respective ownership interests consist of the following: Kinder Morgan Energy Partners' subsidiary Kinder Morgan W2E Pipeline LLC—51%, a subsidiary of Sempra Energy—25%, and a subsidiary of ConocoPhillips—24%.

        On September 20, 2007, Rockies Express Pipeline LLC closed an unregistered Rule 144A offering of $600 million in principal amount of senior unsecured floating rate notes. The notes have a maturity date of August 20, 2009, and interest on these notes is paid and computed quarterly on an interest rate of three-month LIBOR (London Interbank Offered Rate) plus a spread. Upon issuance of the notes, Rockies Express Pipeline LLC entered into two floating-to-fixed interest rate swap agreements having a combined notional principal amount of $600 million and a maturity date of August 20, 2009.

        On April 28, 2006, Rockies Express Pipeline LLC entered into a $2.0 billion five-year, unsecured revolving credit facility due April 28, 2011. This credit facility supports a $2.0 billion commercial paper program that was established in May 2006, and borrowings under the commercial paper program reduce the borrowings allowed under the credit facility. This facility can be amended to allow for borrowings up to $2.5 billion. Borrowings under the Rockies Express Pipeline LLC credit facility and commercial paper program are primarily used to finance the construction of the Rockies Express interstate natural gas pipeline and to pay related expenses, and the borrowings do not reduce the borrowings allowed under our credit facilities.

        In addition to the $600 million in senior notes, as of December 31, 2007, Rockies Express Pipeline LLC had $1,625.4 million of commercial paper outstanding with an average interest rate of approximately 5.50%, and there were no borrowings under its five-year credit facility. Accordingly, as of December 31, 2007, Kinder Morgan Energy Partners' contingent share of Rockies Express Pipeline LLC's debt was $1,135.0 million (51% of total borrowings).

        As of September 30, 2008, Kinder Morgan Energy Partners' contingent share of Rockies Express Pipeline LLC's and Midcontinent Express Pipeline LLC's debt was $741.6 million and $262.5 million, respectively. In addition, Kinder Morgan Energy Partners' contingent share of Rockies Express Pipeline LLC's and Midcontinent Express Pipeline LLC's outstanding letters of credit as of September 30, 2008 was $16.0 million and $16.7 million, respectively. See Note 13 to our Interim Consolidated Financial Statements.

        Kinder Morgan Energy Partners has posted a letter of credit as security for borrowings under Adjustable Demand Revenue Bonds issued by the Nassau County, Florida Ocean Highway and Port Authority. The bonds were issued for the purpose of constructing certain port improvements located in Fernandino Beach, Nassau County, Florida. Kinder Morgan Energy Partners' subsidiary, Nassau Terminals LLC is the operator of the marine port facilities. The bond indenture is for 30 years and allows the bonds to remain outstanding until December 1, 2020. Principal payments on the bonds are made on the first of December each year and corresponding reductions are made to the letter of credit. As of September 30, 2008, this letter of credit had a face amount of $22.5 million.

  Capital Expenditures

        Our sustaining capital expenditures for the nine months ended September 30, 2008 were $119.7 million, and we expect to spend another $85.3 million during the final quarter of 2008, including $11.3 million for hurricane and fire repair and replacement costs. Our sustaining capital expenditures are funded with cash flows from operations.

        Our expansion capital expenditures for the nine months ended September 30, 2008 were $1,803.1 million primarily with Kinder Morgan Energy Partners. Kinder Morgan Energy Partners expects to spend another $545 million during the final quarter of 2008. In addition, Kinder Morgan Energy Partners expects to spend approximately $1.4 billion for its share of the 2008 expansion capital expenditures for both the Rockies Express and Midcontinent Express natural gas pipeline projects in the final quarter of 2008. Kinder Morgan Energy Partners' share of the capital expenditures for these projects is being funded by borrowings under Rockies Express Pipeline LLC's and Midcontinent Express Pipeline LLC's own revolving credit facilities or by those entities issuing short-term commercial paper or long-term notes and a $306 million equity infusion by Kinder Morgan Energy Partners. Kinder Morgan Energy Partners has funded its expansion capital expenditures and its $306 million equity infusion noted above through borrowings under its $1.85 billion revolving credit facility and by issuing short-term commercial paper. To the extent these sources are not sufficient, Kinder Morgan Energy Partners could fund additional amounts through the issuance of long-term notes or its common units for cash. During 2008, Kinder Morgan Energy Partners used sales of long-term notes and common units to refinance portions of its short-term borrowings.

Interest in Kinder Morgan Energy Partners

        At September 30, 2008, we owned, directly, and indirectly in the form of i-units corresponding to the number of shares of Kinder Morgan Management we owned, approximately 32.6 million limited partner units of Kinder Morgan Energy Partners. These units, which consist of 16.4 million common units, 5.3 million Class B units and 10.9 million i-units, represent approximately 12.5% of the total outstanding limited partner interests of Kinder Morgan Energy Partners. In addition, we indirectly own all the common equity of the general partner of Kinder Morgan Energy Partners, which holds an effective 2% combined interest in Kinder Morgan Energy Partners and its operating partnerships. Together, our limited partner and general partner interests represented approximately 14.2% of Kinder Morgan Energy Partners' total equity interests at September 30, 2008. As of the close of the Going Private transaction, our limited partner interests and our general partner interest represented an approximately 50% economic interest in Kinder Morgan Energy Partners. This difference results from the existence of incentive distribution rights held by the general partner of Kinder Morgan Energy Partners. The approximately 50% economic interest was used in applying a new accounting basis to this less than wholly owned subsidiary. See Note 2 to our Interim Consolidated Financial Statements.

        In conjunction with Kinder Morgan Energy Partners' acquisition of certain natural gas pipelines from us at December 31, 1999, December 31, 2000 and November 1, 2004, we agreed to indemnify Kinder Morgan Energy Partners with respect to approximately $733.5 million of its debt. We would be obligated to perform under this indemnity only if Kinder Morgan Energy Partners' assets were unable to satisfy its obligations.

        Additional information on Kinder Morgan Energy Partners is contained in its Annual Report on Form 10-K for the year ended December 31, 2007 and in its Form 10-Q for the quarterly period ended September 30, 2008, both of which are incorporated by reference in this prospectus.

Cash Flows

        The following table summarizes our net cash flows from operating, investing and financing activities for each period presented.

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Net Cash Provided by (Used in):
Operating Activities	$583.1	$509.6	$603.0
Investing Activities	3,968.0	(12,142.7)	723.7
Financing Activities	(4,569.6)	9,872.5	440.9
Effect of Exchange Rate Changes on Cash	(3.5)	(2.4)	7.6
Cash Balance Included in Assets Held for Sale	—	—	(2.7)

Net (Decrease) Increase in Cash and Cash Equivalents	$(22.0)	$(1,763.0)	$1,772.5

  Nine months ended September 30, 2008

        Net cash flows from operating activities during the period were positively affected by (i) net income of $1,311.0 million, net of non-cash items including, among other things, a $4.0 billion goodwill impairment charge in the second quarter of 2008 and (ii) distributions received from equity investments of $185.0 million, comprised mainly of (a) $54.6 million of initial distributions received from West2East Pipeline LLC, (b) $43.0 million from our investment in the Express Pipeline System and (c) $26.7 million from NGPL PipeCo LLC.

        Partially offsetting these cash inflows were (i) an $851.7 million use of cash for working capital items, primarily resulting from income tax payments made during the period related to our ongoing operations and the sale of an 80% ownership interest in NGPL PipeCo LLC, (ii) $23.3 million of FERC-mandated reparation payments to certain Kinder Morgan Energy Partners' Pacific operations' pipelines, net of $12.6 million incremental legal reserves for settlements reached with certain shippers on Kinder Morgan Energy Partner's Pacific operations' East Line pipeline and (iii) a $28.0 million increase of gas in underground storage. Significant period-to period variations in cash used or generated from gas in storage transactions are generally due to changes in injection and withdrawal volumes as well as fluctuations in natural gas prices.

        Net cash flows from investing activities during the period were positively affected by (i) net proceeds of $2,899.3 million from the sale of an 80% ownership interest in NGPL PipeCo LLC, (ii) $3,106.4 million of proceeds from NGPL PipeCo LLC restricted cash, (iii) return of capital from equity investments of $92.5 million consisting primarily of $89.1 million and $3.4 million from Midcontinent Express Pipeline LLC and NGPL PipeCo LLC, respectively, (iv) net proceeds received of $113.3 million for the sale of other assets and (v) a $40.3 million decrease in margin deposits.

        These positive impacts were partially offset by (i) capital expenditures of $1,922.8 million, primarily from Kinder Morgan Energy Partners' natural gas pipeline projects, including the construction of Kinder Morgan Louisiana Pipeline, the expansion of the Trans Mountain crude oil and refined petroleum products pipeline system, and additional infrastructure to Kinder Morgan Energy Partners' carbon dioxide producing and delivery operations, (ii) incremental contributions to equity investments of $342.1 million, consisting primarily of (a) a $306.0 million contribution to West2East Pipeline LLC made in February 2008 and (b) contributions of $27.5 million for our share of Midcontinent Express Pipeline constructions costs and (iii) other acquisitions of $16.4 million.

        Net cash flows used in financing activities during the period were affected by (i) a use of cash of $5,809.1 million for the retirement of long-term debt, primarily for (a) $1.6 billion for a cash tender offer to purchase a portion of our outstanding long-term debt, (b) a $997.5 million use of cash for the retirement of our Tranche A term loan facilities and (c) a $3,191.8 million use of cash for the retirement of our Tranche B term loan facilities, (ii) a net $323.1 million decrease in short-term borrowings relating to Kinder Morgan Energy Partners' credit facility and (iii) minority interest distributions of $463.3 million, primarily resulting from Kinder Morgan Energy Partners' distributions to common unit holders.

        The impact of these factors were partially offset by (i) net proceeds of $1,585.8 million from Kinder Morgan Energy Partnership debt issuances, (ii) minority interest contributions of $385.0 million, primarily from Kinder Morgan Energy Partners' issuance of common units from its first quarter 2008 public offerings, (iii) an increase in cash book overdrafts of $43.5 million and (iv) a $2.7 million increase in short-term advances from unconsolidated affiliates.

  Four months ended September 30, 2007

        Net cash flows from operating activities during the period were positively impacted by (i) net income of $504.4 million, net of non-cash items, (ii) $45.1 million of distributions received from equity investments and (iii) a $34.5 million decrease of gas in underground storage.

        Partially offsetting these factors were (i) a $13.6 million use of cash for working capital items, (ii) a $2.5 million use of cash attributable to discontinued operations during the period and (iii) a $2.2 million payment for the termination of interest rate swap agreements.

        Net cash flows used in investing activities during the period were affected by (i) $11,534.3 million of cash used to purchase Kinder Morgan, Inc. stock in the Going Private transaction, (ii) $656.1 million in capital expenditures, (iii) $119.7 million of other acquisitions, (iv) incremental margin deposits of $22.9 million and (v) contributions of $17.5 million to equity investments.

        These negative impacts were partially offset by (i) $190.9 million of cash provided by discontinued investing activities, primarily from the sale of Corridor, (ii) $10.6 million of net proceeds from the sale of other assets and (iii) $6.3 million of proceeds received from the sale of underground natural gas storage volumes during the period.

        Net cash flows provided by financing activities during the period were principally due to (i) $5,112.0 million of equity contributions from investors in the Going Private transaction, (ii) $4,696.2 million of proceeds, net of issuance costs, received from the issuance of senior secured credit facilities to partially finance the Going Private transaction, (iii) $1,041.7 million of net proceeds from Kinder Morgan Energy Partners' public debt offerings, (iv) $98.6 million of net proceeds from Kinder Morgan G.P., Inc.'s Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock and (v) net incremental short-term debt of $62.7 million.

        The impact of these factors was partially offset by (i) a $455 million use of cash for the retirement of our senior secured Tranche C term loan facility, (ii) a $250 million use of cash for a required payment on senior notes of Kinder Morgan Energy Partners, (iii) a $110.75 million use of cash for (a) quarterly payments of $2.5 million on our Tranche A and $8.25 million on our Tranche B term loan facilities and (b) a $100 million voluntary payment on our Tranche B term loan facility, (iv) $181.1 million of cash paid to share-based award holders due to the Going Private transaction and (v) minority interest distributions of $127.6 million, primarily resulting from Kinder Morgan Energy Partners' distributions to common unit holders.

  Five months ended May 31, 2007

        Net cash flows from operating activities during the period were positively affected by (i) net income of $688.2 million, net of non-cash items, (ii) $109.8 of cash provided by discontinued operations, (iii) net proceeds of $51.9 million from the termination of interest rate swaps and (iv) $48.2 million of distributions from equity investments.

        These positive factors were partially offset by (i) a use of cash of $202.9 million for working capital items and (ii) an $84.2 million increase in gas in underground storage.

        Net cash flows from investing activities during the period were positively impacted by (i) $1,488.2 million of cash from discontinued investing activities, primarily from the sales of our discontinued Terasen and U.S.-based retail operations, (ii) $8.4 million of proceeds received from the sale of underground natural gas storage volumes during the period and (iii) $8.0 million of cash received for property casualty indemnifications.

        Partially offsetting these factors were (i) $652.8 million of capital expenditures, (ii) a $54.8 million use of cash for margin deposits, (iii) incremental acquisitions of $42.1 million and (iv) $29.7 million of contributions to equity investments.

        Net cash flows from financing activities during the period were positively impacted by (i) $992.8 million of net proceeds from Kinder Morgan Energy Partners' 2007 public debt offerings, (ii) $297.9 million of proceeds from the issuance of Kinder Morgan Management shares, (iii) $140.1 million of cash provided from discontinued financing activities, (iii) $56.7 million of cash received for excess tax benefits from share-based payment arrangements and (iv) $9.9 million of proceeds received from the issuance of our predecessor's common stock.

        The impact of these positive factors was partially offset by (i) a $304.2 million use of cash for the early retirement of a portion of our senior notes, (ii) $248.9 million of minority interest distributions, primarily resulting from Kinder Morgan Energy Partners' distributions to common unit holders, (iii) a net decrease of $247.5 million in short-term debt, (iii) $234.9 million paid for dividends on our predecessor's common stock and (iv) a decrease of $14.9 million in cash book overdrafts.

Distributions to Kinder Morgan Energy Partners' Common Unit Holders

        Kinder Morgan Energy Partners' partnership agreement requires that it distribute 100% of "Available Cash," as defined in its partnership agreement, to its partners within 45 days following the end of each calendar quarter in accordance with their respective percentage interests. Available Cash consists generally of all of Kinder Morgan Energy Partners' cash receipts, including cash received by its operating partnerships and net reductions in reserves, less cash disbursements and net additions to reserves and amounts payable to the former general partner of SFPP, in respect of its remaining 0.5% interest in SFPP.

        Kinder Morgan Management, as the delegate of Kinder Morgan G.P., Inc., of which we indirectly own all of the outstanding common equity, and the general partner of Kinder Morgan Energy Partners, is granted discretion to establish, maintain and adjust reserves for future operating expenses, debt service, maintenance capital expenditures, rate refunds and distributions for the next four quarters. These reserves are not restricted by magnitude, but only by type of future cash requirements with which they can be associated. When Kinder Morgan Management determines Kinder Morgan Energy Partners' quarterly distributions, it considers current and expected reserve needs along with current and expected cash flows to identify the appropriate sustainable distribution level.

        Available cash is initially distributed 98% to Kinder Morgan Energy Partners' limited partners with 2% retained by Kinder Morgan G.P., Inc. as Kinder Morgan Energy Partners' general partner. These distribution percentages are modified to provide for incentive distributions to be retained by Kinder Morgan G.P., Inc. as general partner of Kinder Morgan Energy Partners in the event that quarterly distributions to unitholders exceed certain specified targets.

        Available cash for each quarter is distributed:

  •
  first, 98% to the owners of all classes of units pro rata and 2% to Kinder Morgan G.P., Inc. as general partner of Kinder Morgan Energy Partners until the owners of all classes of units have received a total of $0.15125 per unit in cash or equivalent i-units for such quarter;

  •
  second, 85% of any available cash then remaining to the owners of all classes of units pro rata and 15% to Kinder Morgan G.P., Inc. as general partner of Kinder Morgan Energy Partners until the owners of all classes of units have received a total of $0.17875 per unit in cash or equivalent i-units for such quarter;

  •
  third, 75% of any available cash then remaining to the owners of all classes of units pro rata and 25% to Kinder Morgan G.P., Inc. as general partner of Kinder Morgan Energy Partners until the owners of all classes of units have received a total of $0.23375 per unit in cash or equivalent i-units for such quarter; and

  •
  fourth, 50% of any available cash then remaining to the owners of all classes of units pro rata, to owners of common units in cash and to Kinder Morgan Management as owners of i-units in the equivalent number of i-units, and 50% to Kinder Morgan G.P., Inc. as general partner of Kinder Morgan Energy Partners.

        During the seven months ended December 31, 2007 and the five months ended May 31, 2007, Kinder Morgan Energy Partners paid distributions of $1.73 and $1.66 per common unit, respectively, of which $257.3 million and $246.6 million, respectively, was paid to the public holders (represented in minority interests) of Kinder Morgan Energy Partners' common units. On January 16, 2008, Kinder Morgan Energy Partners declared a quarterly distribution of $0.92 per common unit for the quarterly period ended December 31, 2007. The distribution was paid on February 14, 2008, to unitholders of record as of January 31, 2008.

        On October 14, 2008, Kinder Morgan Energy Partners declared a cash distribution of $1.02 per common unit for the third quarter of 2008, which was paid on November 14, 2008 to unitholders of record as of October 31, 2008. On August 14, 2008, Kinder Morgan Energy Partners paid a quarterly distribution of $0.99 per common unit for the quarterly period ended June 30, 2008, of which $161.1 million was paid to the public holders (included in minority interests) of Kinder Morgan Energy Partners common units.

        During the seven months ended December 31, 2007 and the five months ended May 31, 2007, Kinder Morgan Energy Partners paid distributions of $1.73 and $1.66 per common unit, respectively, of which $257.3 million and $246.6 million, respectively, was paid to the public holders (represented in minority interests) of Kinder Morgan Energy Partners' common units. On January 16, 2008, Kinder Morgan Energy Partners declared a quarterly distribution of $0.92 per common unit for the quarterly period ended December 31, 2007. The distribution was paid on February 14, 2008, to unitholders of record as of January 31, 2008.

Litigation and Environmental

        As of September 30, 2008 and December 31, 2007, we have recorded a total reserve for environmental claims, without discounting and without regard to anticipated insurance recoveries, in the amount of $78.4 million and $102.6 million, respectively. In addition, as of September 30, 2008 and December 31, 2007, we have recorded a receivable of $24.7 million and $38.0 million, respectively, for expected cost recoveries that have been deemed probable. The reserve is primarily established to address and clean up soil and ground water impacts from former releases to the environment at facilities we have acquired or accidental spills or releases at facilities that we own. Reserves for each project are generally established by reviewing existing documents, conducting interviews and performing site inspections to determine the overall size and impact to the environment. Reviews are made on a quarterly basis to determine the status of the cleanup and the costs associated with the effort. In assessing environmental risks in conjunction with proposed acquisitions, we review records relating to environmental issues, conduct site inspections, interview employees, and, if appropriate, collect soil and groundwater samples.

        Additionally, as of September 30, 2008 and December 31, 2007, we have recorded a total reserve for legal fees, transportation rate cases and other litigation liabilities in the amount of $232.5 million and $249.4 million, respectively. The reserve is primarily related to various claims from lawsuits arising from SFPP L.P.'s pipeline transportation rates, and the contingent amount is based on both the probability of realization and our ability to reasonably estimate liability dollar amounts. We regularly assess the likelihood of adverse outcomes resulting from these claims in order to determine the adequacy of our liability provision.

        We believe we have established adequate environmental and legal reserves such that the resolution of pending environmental matters and litigation will not have a material adverse impact on our business, cash flows, financial position or results of operations. However, changing circumstances could cause these matters to have a material adverse impact.

        We have implemented, and intend to implement in the future, enhancements to certain of our operational practices in order to strengthen our environmental and asset integrity performance. These enhancements have resulted and may result in higher operating costs and sustaining capital expenditures; however, we believe these enhancements will provide us the greater long-term benefits of improved environmental and asset integrity performance.

        Please refer to Note 18 to our Interim Consolidated Financial Statements for additional information regarding pending litigation and environmental matters.

Recent Accounting Pronouncements

        Refer to Note 19 to our Interim Consolidated Financial Statements for information regarding recent accounting pronouncements.

Seven Months Ended December 31, 2007 (Successor Company), Five Months Ended May 31, 2007 (Predecessor Company) and Years Ended December 31, 2006 and 2005 (Predecessor Company)

Consolidated Financial Results

        The following discussion provides an analysis of material events that affected our operating results for the seven months ended December 31, 2007 (successor basis) and the five months ended May 31, 2007 (predecessor basis). In addition, the following discussion includes a comparison of the years ended December 31, 2006 and 2005 (predecessor basis).

        We sold Trans Mountain pipeline in April 2007, and a one-third interest in Express pipeline system and the Jet Fuel pipeline in August 2008, to Kinder Morgan Energy Partners. In prior filings, we reported the results of the Trans Mountain pipeline system in the Trans Mountain—KMP segment, the equity investment in Express pipeline system in the Express segment and the results of Jet Fuel were included in the "Other" caption in the Consolidated Financial Results table in the Management's Discussion and Analysis of Financial Condition and Results of Operations. In order to present the prior periods consistent with the segments as now presented in 2008, the Kinder Morgan Canada—KMP segment information reflects the results of operations for the seven months ended December 31, 2007, five months ended May 31, 2007 and year ended December 31, 2006 as though the transfer of Trans Mountain, one-third interest in Express and Jet Fuel to Kinder Morgan Energy Partners had occurred for all periods presented as appropriate.

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions)	(In millions)
Equity in Earnings of Kinder Morgan Energy Partners(1)(2)	$—	$—	$—	$605.4
Segment Earnings before Depreciation, Depletion and Amortization of Excess Cost of Equity Investments:
NGPL	422.8	267.4	603.5	534.8
Power	13.4	8.9	23.2	16.5
Products Pipelines—KMP(3)	162.5	224.4	467.9	—
Natural Gas Pipelines—KMP	373.3	228.5	574.8	—
CO2—KMP	433.0	210.0	488.2	—
Terminals—KMP	243.7	172.3	408.1	—
Kinder Morgan Canada—KMP(4)	58.8	(332.0)	95.1	2.0

Segment Earnings before Depreciation, Depletion and Amortization of Excess Cost of Equity Investments	1,707.5	779.5	2,660.8	1,158.7
Depreciation, Depletion and Amortization Expense	(472.3)	(261.0)	(531.4)	(104.6)
Amortization of Excess Cost of Equity Investments	(3.4)	(2.4)	(5.6)	—
Other Operating Income	(0.3)	2.9	6.8	6.5
General and Administrative Expenses	(175.6)	(283.6)	(305.1)	(64.1)
Interest and Other, Net(5)	(624.0)	(348.2)	(968.2)	(145.2)

Income (Loss) From Continuing Operations Before Income Taxes(6)	431.9	(112.8)	857.3	851.3
Income Taxes(6)	(183.4)	(119.9)	(256.9)	(337.1)

Income (Loss) From Continuing Operations	248.5	(232.7)	600.4	514.2
Income (Loss) From Discontinued Operations, Net of Tax(7)	(1.5)	298.6	(528.5)	40.4

Net Income	$247.0	$65.9	$71.9	$554.6

(1)
Due to our adoption of EITF No. 04-5, effective January 1, 2006 the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our financial statements and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. See Note 1(B) to our Annual Consolidated Financial Statements.

(2)
Equity in Earnings of Kinder Morgan Energy Partners for 2005 includes a reduction in pre-tax earnings of approximately $63.3 million ($40.3 million after tax) resulting principally from the effects of certain regulatory, environmental, litigation and inventory items on Kinder Morgan Energy Partners' earnings.

(3)
Seven months ended December 31, 2007 includes (i) a $136.7 million in expenses associated with rate case and other legal liability adjustments, (ii) a $13.7 million expense associated with environmental liability adjustments, (iii) a $15.0 million expense for a litigation settlement reached with Contra Costa County, California, (iv) a $3.2 million expense from the settlement of certain litigation matters related to the West Coast refined product terminal operations and (v) $1.8 million in income resulting from unrealized foreign currency gains on long-term debt transactions. Five months ended May 31, 2007 includes a $2.2 million expense associated with environmental liability adjustments. 2006 amount includes a $16.5 million expense associated with environmental liability adjustments and $5.7 million in income resulting from certain transmix contract settlements.

(4)
Kinder Morgan Canada—KMP Segment Earnings before Depreciation, Depletion and Amortization of Excess Cost of Equity Investments for the five months ended May 31, 2007 includes a $377.1 million goodwill impairment charge as discussed under "—Critical Accounting Policies, Estimates and Annual Goodwill Impairment Test—Intangible Assets."

(5)
Interest and Other, Net for 2006 includes (i) a reduction in pre-tax income of $22.3 million ($14.1 million after tax) resulting from non-cash charges to mark to market certain interest rate swaps and (ii) miscellaneous other items totaling a net decrease of $0.8 million in pre-tax income ($0.5 million after tax).

(6)
Income taxes of Kinder Morgan Energy Partners of $44.0 million, $15.6 million and $29.0 million for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006, respectively, are included in segment earnings.

(7)
2006 includes a $650.5 million goodwill impairment associated with Terasen (see Note 6 to our Annual Consolidated Financial Statements).

  Seven Months Ended December 31, 2007

        Net Income for the period was driven by solid contributions from CO2—KMP, NGPL, Natural Gas Pipelines—KMP and Products Pipelines—KMP, which accounted for 25.4%, 24.7%, 21.9% and 9.5%, respectively, or 81.5% collectively, of segment earnings before DD&A. CO2—KMP was driven almost equally by our sales and transport and oil and gas producing activities. The Texas Intrastate Pipelines accounted for over 50% of the Natural Gas Pipelines—KMP performance and the Pacific Operations accounted for approximately 50% of the Product Pipelines—KMP segment earnings. NGPL contributed earnings of $422.8 million with incremental earnings coming from the re-contracting of transportation and storage services at higher rates, increased contract volumes, and recent transportation and storage expansions.

        Net income was adversely impacted by (i) interest expenses related to the $4.8 billion of incremental debt resulting from the Going Private transaction (see discussion below on impact of purchase method of accounting on segment earnings) and (ii) DD&A expense associated with expansion capital expenditures.

  Five Months Ended May 31, 2007

        Net income was driven by solid performance from NGPL as well as all Kinder Morgan Energy Partners segments except Kinder Morgan Canada—KMP, as discussed below. NGPL contributed

$267 million while Products Pipelines—KMP, Natural Gas Pipelines—KMP and CO2—KMP each contributed over $200 million.

        Offsetting these positive factors were (i) a $377.1 million goodwill impairment charge associated with the Trans Mountain Pipeline (see Note 6 to our Annual Consolidated Financial Statements) and (ii) $141.0 million in additional general and administrative expense associated with the Going Private transaction.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        Our income from continuing operations increased from $514.2 million in 2005 to $600.4 million in 2006, an increase of $86.2 million (17%). The increase in our 2006 income from continuing operations, relative to 2005, principally resulted from (i) increased earnings from Kinder Morgan Energy Partners, net of associated minority interests, (ii) increased earnings from our NGPL and Kinder Morgan Canada—KMP business segments, (iii) reduced general and administrative expenses, exclusive of the general and administrative expenses attributable to Kinder Morgan Energy Partners, and (iv) reduced income taxes—continuing operations. These positive impacts were partially offset by increased interest costs due, in part, to the effect of higher interest rates on our floating-rate debt. Please refer to the individual business segment discussions included elsewhere herein for additional information regarding business segment results. Refer to the headings "General and Administrative Expense," "Interest and Other, Net," "Earnings from our investment in Kinder Morgan Energy Partners," "Income Taxes—Continuing Operations" and "Discontinued Operations" included elsewhere in management's discussion and analysis for additional information regarding these items.

  Impact of the Purchase Method of Accounting on Segment Earnings

        The impacts of the purchase method of accounting on segment earnings (loss) before DD&A relate primarily to the revaluation of the accumulated other comprehensive income related to derivatives accounted for as hedges in the CO2—KMP and Natural Gas Pipelines—KMP segments. Where there is an impact to segment earnings (loss) before DD&A from the Going Private transaction, the impact is described in the individual business segment discussions, which follow. The effects on DD&A expense result from changes in the carrying values of certain tangible and intangible assets to their estimated fair values as of May 30, 2007. This revaluation results in changes to DD&A expense in periods subsequent to May 30, 2007. The purchase accounting effects on Interest and Other, Net result principally from the revaluation of certain debt instruments to their estimated fair values as of May 30, 2007, resulting in changes to interest expense in subsequent periods.

        Please refer to the individual business segment discussions included elsewhere in this management's discussion and analysis for additional information regarding individual business segment results. Refer to the headings "General and Administrative Expense," "Interest and Other, Net" and "Income Taxes—Continuing Operations" also included elsewhere herein, for additional information regarding these items.

Results of Operations

        The following comparative discussion of our results of operations is by segment for factors affecting segment earnings, and on a consolidated basis for other factors.

        The variability of our operating results is attributable to a number of factors including (i) variability within U.S. and Canadian national and local markets for energy and related services, including the effects of competition, (ii) the impact of regulatory proceedings, (iii) the effect of weather on customer energy and related services usage, as well as our operation and construction activities, (iv) increases or decreases in interest rates, (v) the degree of our success in controlling costs and identifying, carrying out profitable expansion projects and integrating new acquisitions into our operations and (vi) changes in taxation policy or regulated rates. Certain of these factors are beyond our direct control, but we operate a structured risk management program to mitigate certain of the risks associated with changes in the price of natural gas, interest rates, currency exchange rates and weather (relative to historical norms). The remaining risks are primarily mitigated through our strategic and operational planning and monitoring processes. See "Risk Factors" elsewhere in this Annex A.

        In May 2007, we completed the sale of our Canada-based retail natural gas distribution operations to Fortis Inc. In prior filings, we referred to these operations principally as the Terasen Gas business segment. In June 2007, we completed the sale of the Corridor Pipeline System to Inter Pipeline Fund. In March 2007, we completed the sale of our U.S. retail natural gas distribution and related operations to GE Energy Financial Services, a subsidiary of General Electric Company, and Alinda Investments LLC. In prior periods, we referred to these operations as the Kinder Morgan Retail business segment. On October 5, 2007, Kinder Morgan Energy Partners announced that it had completed the sale of the North System and also its 50% ownership interest in the Heartland Pipeline Company to ONEOK Partners, L.P. for approximately $298.6 million in cash. In prior periods, the North System and the equity investment in the Heartland Pipeline were reported in the Products Pipelines—KMP business segment. In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the financial results of Terasen Gas, Corridor, Kinder Morgan Retail, the North System and the equity investment in the Heartland Pipeline Company have been reclassified to discontinued operations for all periods presented. Refer to the heading "Discontinued Operations" included elsewhere in this management's discussion and analysis for additional information regarding discontinued operations.

        We manage our various businesses by, among other things, allocating capital and monitoring operating performance. This management process includes dividing the company into business segments so that performance can be effectively monitored and reported for a limited number of discrete businesses.

        The accounting policies we apply in the generation of business segment earnings are generally the same as those applied to the accompanying Consolidated Statements of Operations and described in Note 1 to our Annual Consolidated Financial Statements. Certain items included in earnings from continuing operations are either not allocated to business segments or are not considered by management in its evaluation of business segment performance. In general, the items not included in segment results are interest expense, general and administrative expenses and DD&A. In addition, for our business segments that are not also business segments of Kinder Morgan Energy Partners (currently the NGPL and Power business segments), certain items included in "Other Income and (Expenses)" and income taxes are not included in segment results. With adjustment for these items, we currently evaluate business segment performance primarily based on segment earnings before DD&A in relation to the level of capital employed. Beginning in 2007, the segment earnings measure was changed from segment earnings to segment earnings before DD&A for segments not also segments of Kinder Morgan Energy Partners. This change was made to conform our disclosure to the internal reporting we use as a result of the Going Private transaction. Because Kinder Morgan Energy Partners' partnership agreement requires it to distribute 100% of its available cash to its partners on a quarterly basis (Kinder Morgan Energy Partners' available cash consists primarily of all of its cash receipts, less cash disbursements and changes in reserves), we consider each period's earnings before all non-cash depreciation, depletion and amortization expenses to be an important measure of business segment performance for our segments that are also segments of Kinder Morgan Energy Partners. In addition, for our business segments that are also business segments of Kinder Morgan Energy Partners, we use segment earnings before depreciation, depletion and amortization expenses ("EBDA") internally as a measure of profit and loss for evaluating business segment performance and for deciding how to allocate resources to these business segments. We account for intersegment sales at market prices, while we account for asset transfers between entities at either market value or, in some instances, book value.

Natural Gas Pipeline Company of America

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions except systems throughput)
Operating Revenues	$757.2	$426.5	$1,118.0	$947.3
Gas Purchases and Other Costs of Sales	(242.1)	(99.3)	(362.9)	(299.2)
Other Operating Expenses	(93.3)	(60.4)	(154.2)	(115.3)
Equity in Earnings of Horizon	1.0	0.6	1.8	1.8
Gain on Asset Sales	—	—	0.8	0.2

Segment Earnings Before DD&A	$422.8	$267.4	$603.5	$534.8

Systems Throughput (Trillion Btus)	1,027.2	758.5	1,696.3	1,664.8

        On December 10, 2007, we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment to Myria for approximately $5.9 billion. The sale closed on February 15, 2008. We will continue to operate NGPL's assets pursuant to a 15-year operating agreement. Myria is comprised of a syndicate of investors led by Babcock & Brown, an international investment and specialized fund and asset management group.

  Seven Months Ended December 31, 2007

        Segment revenues and earnings for the seven months ended December 31, 2007 were impacted primarily by (i) $334.4 million gross profit from transportation and storage revenues which reflects the positive impact of re-contracting of transportation and storage services at higher rates and increased contract volumes and recent transportation and storage system expansions, (ii) $116.0 million gross profit from operational gas recoveries and sales, and (iii) $61.4 million gross profit from cushion gas sales. Total system throughput volumes of 1027.2 trillion Btus in 2007 during the seven months ended December 31, 2007 did not have a significant direct impact on revenues or segment earnings due to the fact that transportation revenues are derived primarily from "firm" contracts in which shippers pay a "demand" fee to reserve a set amount of system capacity for their use.

  Five Months Ended May 31, 2007

        Segment revenues and earnings for the five months ended May 31, 2007 were impacted primarily by (i) $245.9 million gross profit from transportation and storage revenues which reflects the positive impact of re-contracting of transportation and storage services at higher rates and increased contract volumes and recent transportation and storage system expansions and (ii) $77.6 million gross profit from operational gas recoveries and sales.

  Twelve Months Ended December 31, 2006 Compared to The Twelve Months Ended December 31, 2005

        NGPL's segment earnings before DD&A increased from $534.8 million in 2005 to $603.5 million in 2006, an increase of $68.7 million (13%). Segment revenues and earnings for 2006 were positively impacted, relative to 2005, by (i) $65.5 million in gross profits generated from increased transportation and storage revenues in 2006 due principally to successful re-contracting of transportation and storage services reflecting, in part, favorable basis differentials, (ii) $4.0 million of gross profit from recent transportation and storage system expansions and (iii) $36.4 million increase in gross profit from increased operational gas sales prices. These positive impacts were partially offset by (i) $30.2 million of expense for a stress corrosion cracking rehabilitation project and other costs associated with our pipeline integrity management programs, (ii) an increase of $4.6 million in electric compression costs, and (iii) $2.4 million in other system operational and maintenance cost increases.

  Other NGPL Segment Events and Analysis

        On December 7, 2007, NGPL filed an application with the FERC seeking approval to expand its Herscher Galesville storage field in Kankakee County, Illinois to add 10 Bcf of incremental firm storage service for five expansion shippers. This $75 million project is fully supported by contracts ranging from five to ten years.

        On July 22, 2007, we received FERC approval to build facilities to supply service for The Peoples Gas Light and Coke Co., who has signed a 10-year agreement for all the capacity. The $13.3 million project, which has a capacity of 360,000 Dth per day, was placed in service in December 2007.

        On October 10, 2006, in FERC Docket No. CP 07-3, NGPL filed seeking approval to expand its Louisiana Line by 200,000 dekatherms per day (Dth/day). This $66 million project is supported by five-year agreements that fully subscribe the additional capacity. On July 2, 2007, the FERC issued an order granting construction and operation of the requested facilities. NGPL accepted the order on July 6, 2007. This expansion was placed in service during the first quarter of 2008.

        In a letter filed on December 8, 2005, NGPL requested that the Office of the Chief Accountant of the FERC confirm that NGPL's proposed accounting treatment to capitalize the costs incurred in a one-time pipeline rehabilitation project that will address stress corrosion cracking on portions of NGPL's pipeline system is appropriate. The rehabilitation project will be conducted over a five-year period. On June 5, 2006, in Docket No. AC 06-18, the FERC ruled on NGPL's request to capitalize pipeline rehabilitation costs. The ruling states that NGPL must expense rather than capitalize the majority of the costs. NGPL can continue to capitalize the costs of pipe replacement and coating but costs to assess the integrity of pipe must be expensed.

        During the second quarter of 2006, NGPL commenced operation of the following projects: the $21 million Amarillo cross-haul line expansion, which adds 51,000 Dth/day of capacity and is fully subscribed under long-term contracts; the $38 million Sayre storage field expansion in Oklahoma that added 10 billion cubic feet (Bcf) of capacity, which is contracted for under long-term agreements; and a $4 million, 2 Bcf expansion of no-notice delivered storage service.

        In the first quarter of 2006, NGPL received certificate approval from the FERC for the $72.3 million expansion at its North Lansing field in East Texas that will add 10 Bcf of storage service capacity. This expansion was placed into service in April 2007.

        In 2007, NGPL extended long-term firm transportation and storage contracts with some of its largest shippers, including Northern Illinois Gas Company (Nicor), MidAmerican Energy, Tenaska Marketing, Laclede Gas, Aquila Networks, Occidental Petroleum, ONEOK, Inc. and Centerpoint Energy. Combined, the contracts represent approximately 0.44 million Dth per day of annual firm transportation service.

        Substantially all of NGPL's pipeline capacity is committed under firm transportation contracts ranging from one to six years. Under these contracts, over 90% of the revenues are derived from a demand charge and, therefore, are collected regardless of the volume of gas actually transported. The principal impact of the actual level of gas transported is on fuel recoveries, which are received in-kind as volumes move on the system. Approximately 63% of the total transportation volumes committed under NGPL's long-term firm transportation contracts in effect on January 31, 2008 had remaining terms of less than three years. Contracts representing approximately 18% of NGPL's total long-haul, contracted firm transport capacity as of January 31, 2008 are scheduled to expire during 2008. NGPL continues to actively pursue the renegotiation, extension and/or replacement of expiring contracts.

        Our principal exposure to market variability is related to the variation in natural gas prices and basis differentials, which can affect gross margins in our NGPL segment. "Basis differential" is a term that refers to the difference in natural gas prices between two locations or two points in time. These price differences can be affected by, among other things, natural gas supply and demand, available transportation capacity, storage inventories and deliverability, prices of alternative fuels and weather conditions. In recent periods, additional competitive pressures have been generated in Midwest natural gas markets due to the introduction and planned introduction of pipeline capacity to bring additional supplies of natural gas into the Chicago market area, although incremental pipeline capacity to take gas out of the area has also been constructed. We have attempted to reduce our exposure to this form of market variability by pursuing long-term, fixed-rate type contract agreements to utilize the capacity on NGPL's system. In addition, as discussed under "Quantitative and Qualitative Disclosures About Market Risk" and in Note 11 to our Annual Consolidated Financial Statements, we utilize a comprehensive risk management program to mitigate our exposure to changes in the market price of natural gas and associated transportation.

        The majority of NGPL's system is subject to rate regulation under the jurisdiction of the Federal Energy Regulatory Commission. Currently, there are no material proceedings challenging the rates (which include reservation, commodity, surcharges, fuel and gas lost and unaccounted for) on any of our pipeline systems. Nonetheless, shippers on our pipelines do have rights, under certain circumstances prescribed by applicable regulations, to challenge the rates we charge. There can be no assurance that we will not face future challenges to the rates we receive for services on our pipeline systems.

Power

	Successor Company
		Predecessor Company
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions)	(In millions)
Operating Revenues	$40.2	$19.9	$60.0	$54.2
Operating Expenses and Minority Interests	(34.8)	(16.1)	(49.6)	(42.7)
Other Income (Expense)(1)	—	—	(1.2)	(6.5)
Equity in Earnings of Thermo Cogeneration Partnership	8.0	5.1	11.3	11.5
Gain on Asset Sales	—	—	2.7	—

Segment Earnings Before DD&A	$13.4	$8.9	$23.2	$16.5

(1)
To record the impairment of certain assets, as discussed below.

  Seven Months Ended December 31, 2007

        Earnings before DD&A for the seven months ended December 31, 2007 reflects the positive impacts of (i) contributions of $2.0 million (15%) of earnings before DD&A from our Jackson, Michigan facility, (ii) our $8.0 million of equity earnings from our investment in Thermo Cogeneration Partnership, and (iii) $1.4 million (10%) of earnings from the Thermo Greeley facility associated with gas purchase and sale agreements. These favorable impacts to earnings were partially offset by an unfavorable impact to operating revenues associated with 2006 equipment sales.

  Five Months Ended May 31, 2007

        Earnings before DD&A for the five months ended May 31, 2007 reflect an unfavorable impact to operating revenues associated with 2006 equipment sales. These unfavorable impacts to earnings were partially offset by (i) contributions of $1.3 million (15%) of earnings from our Jackson, Michigan facility, (ii) contributions of $1.2 million (14%) of earnings from the Thermo Greeley facility associated with gas purchase and sales agreements, and (iii) our $5.1 million of equity earnings from our investment in Thermo Cogeneration Partnership.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        Power's segment earnings before DD&A increased from $16.5 million in 2005 to $23.2 million in 2006, an increase of $6.7 million (41%). Segment results were positively impacted in 2006, relative to 2005, by (i) $2.7 million of gains from surplus equipment sales in 2006 (see Note 5 to our Annual Consolidated Financial Statements), (ii) a $5.3 million decrease in other expenses resulting from reduced asset writedowns in 2006 (a pre-tax charge of $1.2 million to reduce the carrying value of certain surplus equipment held for sale in 2006 compared to a $6.5 million pre-tax charge to reduce the carrying value of investments in 2005) and (iii) increased operating revenues in 2006. These positive impacts were partially offset by increased operating expenses in 2006.

  Other Power Segment Events and Analysis

        In February 2001, Kinder Morgan Power announced an agreement under which Williams Energy Marketing and Trading agreed to supply natural gas to and market capacity for 16 years for a 550-megawatt natural gas-fired Orion technology electric power plant in Jackson, Michigan. Effective July 1, 2002, construction of this facility was completed and commercial operations commenced. Concurrently with commencement of commercial operations, (i) Kinder Morgan Power made a preferred investment in Triton Power Company LLC (now valued at approximately $15 million); and (ii) Triton Power Company LLC, through its wholly owned subsidiary, Triton Power Michigan LLC, entered into a 40-year lease of the Jackson power facility from the plant owner, AlphaGen Power, LLC. Bear Energy LP (successor to Williams Energy Marketing and Trading) supplies all natural gas to and purchases all power from the power plant under a 16-year tolling agreement with Triton Power Michigan LLC. Our preferred equity interest has no management or voting rights, but does retain certain protective rights, and is entitled to a cumulative return, compounded monthly, of 9.0% per annum. No income was recorded in 2006 or 2007 and no income is expected in 2008 from this preferred investment due to the fact that the dividend on this preferred investment is not currently being paid, and uncertainty concerning the date at which such distributions will be received.

        From 1998 until January 2008, we had an investment in a 76 megawatt gas-fired power generation facility located in Greeley, Colorado. We wrote off the remaining carrying value of this investment ($6.5 million) in the fourth quarter of 2005. We sold this investment in January 2008, as discussed following.

        On November 20, 2007, we entered into a definitive agreement to sell our interests in three natural gas-fired power plants in Colorado to Bear Stearns. The sale closed on January 25, 2008, effective January 1, 2008, and we received net proceeds of $63.1 million.

Products Pipelines—KMP

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions, except operating statistics)
Operating Revenues	$471.6	$331.7	$732.5	$670.6
Operating Expenses(1)	(320.7)	(116.3)	(285.5)	(330.8)
Other Income (Expense)(2)	0.8	(0.6)	—	—
Earnings from Equity Investments(3)	11.5	12.4	14.2	26.4
Interest Income and Other Income (Expense), Net(4)	4.7	4.7	11.9	6.1
Income Taxes(5)	(5.4)	(7.5)	(5.2)	(10.3)

Segment Earnings Before DD&A	$162.5	$224.4	$467.9	$362.0

Gasoline (MMBbl)	252.7	182.8	449.8	452.1
Diesel Fuel (MMBbl)	97.5	66.6	158.2	163.1
Jet Fuel (MMBbl)	73.8	51.3	119.5	118.1

Total Refined Products Volumes (MMBbl)	424.0	300.7	727.5	733.3
Natural Gas Liquids (MMBbl)	16.7	13.7	34.0	33.5

Total Delivery Volumes (MMBbl)(6)	440.7	314.4	761.5	766.8

(1)
Amounts include environmental adjustments of $13.7 million in the seven months ended December 31, 2007, $2.2 million in the five months ended May 31, 2007, and $13.5 million and $19.6 million in the twelve months ended December 31, 2006 and 2005, respectively. Seven months ended December 31, 2007 also includes $136.7 million of expense associated with rate case and other legal liability adjustments, $15.0 million of expense for a litigation settlement reached with Contra Costa County, California, and $3.2 million of expense from the settlement of certain litigation matters related to our West Coast refined product terminal operations. 2005 amount also includes $105.0 million of expense for a rate case liability adjustment.

(2)
Seven months ended December 31, 2007 includes a $1.8 million charge to segment earnings resulting from valuation adjustments, related to assets sold in June 2007 recorded in the application of the purchase method of accounting to the Going Private transaction.

(3)
Seven months ended December 31, 2007 includes $0.1 million of expense associated with legal liability adjustments on Plantation Pipe Line Company. 2006 amount includes a $4.9 million increase in expense associated with environmental liability adjustments on Plantation Pipe Line Company.

(4)
Seven months ended December 31, 2007 includes $1.8 million of income resulting from unrealized foreign currency gains on long-term debt transactions. 2006 amount includes a $5.7 million increase in income resulting from transmix contract settlements.

(5)
2006 amount includes a $1.9 million decrease in expense associated with the tax effect on our share of environmental expenses incurred by Plantation Pipe Line Company and described in footnote 3.

(6)
Includes Pacific, Plantation, CALNEV, Central Florida, Cochin, and Cypress pipeline volumes.

  Earnings Before DD&A by Major Segment Asset:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Cochin Pipeline System	$30.6	$15.3	$14.1
West Coast Terminals	24.3	19.3	36.3
Plantation Pipeline	22.2	18.2	28.4
Transmix Operations	18.3	12.4	28.4
Pacific Operations	(10.3)	105.1	245.0
CALNEV Pipeline	27.5	20.1	42.2
Southeast Terminals	24.8	16.6	37.5
All Other (Including Eliminations)	25.1	17.4	36.0

Segment Earnings Before DD&A	$162.5	$224.4	$467.9

  Revenues by Major Segment Asset:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Cochin Pipeline System	$42.6	$32.3	$35.7
West Coast Terminals	42.9	29.1	64.5
Plantation Pipeline	24.6	17.6	41.2
Transmix Operations	25.8	17.5	32.8
Pacific Operations	224.4	156.0	362.0
CALNEV Pipeline	41.9	27.7	66.2
Southeast Terminals	38.4	29.9	81.1
All Other (Including Eliminations)	31.0	21.6	49.0

Total Segment Operating Revenues	$471.6	$331.7	$732.5

  Seven Months Ended December 31, 2007

        The results for the seven months were negatively impacted by $168.7 million associated with the certain items in the footnotes to the segment's operating results table above, the most significant of which is the $136.7 million legal reserve primarily associated with our Pacific operations. Offsetting these charges, earnings before DD&A for this segment were positively affected by (i) approximately $15.4 million associated with Kinder Morgan Energy Partners' January 1, 2007 acquisition of the remaining ownership interest in Cochin (approximately 50.2%) that it did not already own, at which time Kinder Morgan Energy Partners became the pipeline operator, (ii) strong pipeline revenues from the Plantation Pipeline for the period, largely due to favorable oil loss allowance tariff rates, relative to pipeline operating expenses which included only minor pipeline integrity expenses, (iii) favorable margins and strong mainline delivery volumes from the 2006 East Line pipeline expansion and demand from West Coast military bases within the Pacific operations, (iv) military and commercial tariff rate increases in 2007 on the CALNEV Pipeline within the Pacific operations, (v) strong demand for terminal services at the Carson/Los Angeles Harbor terminal system, recently expanded in 2006, and the Linnton and Willbridge terminals located in Portland, Oregon, included in the West Coast Terminals operations, (vi) $4.8 million of earnings before DD&A and $5.7 million of revenue generated by the Kinder Morgan Energy Partners' approximate $11 million Greensboro facility, placed in service in 2006, which is used for petroleum pipeline transmix operations, and (vii) the West Coast Terminals operation's $3.6 million gain on the sale of its interest in the Black Oil pipeline system in Los Angeles, California in June 2007.

  Five Months Ended May 31, 2007

        The results for the five months were negatively impacted by $2.2 million associated with the certain items discussed in the footnotes to the segment's operating results table above. Earnings before DD&A were positively affected by (i) approximately $7.7 million associated with Kinder Morgan Energy Partners' January 1, 2007 acquisition of the remaining ownership interest in Cochin (approximately 50.2%) that it did not already own, at which time Kinder Morgan Energy Partners became the pipeline operator, (ii) an increase in average tariff rates and mainline delivery from the 2006 expansion of the East Line pipeline within the Pacific operations and demand from West Coast military bases contributed to the Pacific operations' revenues and earnings, (iii) strong demand for throughput volumes at the combined Carson/Los Angeles Harbor terminal system and the Linnton and Willbridge terminals located in Portland, Oregon, for the West Coast Terminals operations and (iv) $2.8 million of earnings before DD&A and $3.3 million of revenue generated by the Kinder Morgan Energy Partners' Greensboro facility discussed above.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        Combined, the certain items described in the footnotes to the segment's operating results table above increased earnings before DD&A by $113.8 million in 2006 compared to 2005. Following is the segment's remaining changes in (i) earnings before DD&A and (ii) operating revenues for the twelve months ended December 31, 2006, relative to 2005:

Year Ended December 31, 2006 versus Year Ended December 31, 2005

	EBDA Increase/ (Decrease)		Revenues Increase/ (Decrease)
	(In millions, except percentages)
Cochin Pipeline System	$(5.2)	(27)%	$(0.5)	(1)%
Southeast Terminals	4.9	15%	24.5	43%
Plantation Pipeline	(4.2)	(12)%	1.5	4%
Pacific Operations	(5.4)	(2)%	16.2	5%
West Coast Terminals	(2.6)	(7)%	6.5	11%
Transmix Operations	2.6	13%	3.9	13%
All Other (Including Eliminations)	2.0	3%	9.9	9%

Total Products Pipelines	$(7.9)	(2)%	$62.0	9%

        The $7.9 million (2%) decrease in earnings before DD&A in 2006, when compared to 2005, was largely due to a combined decrease in earnings of $22.4 million in 2006—due to incremental pipeline maintenance expenses recognized in the last half of the year. Beginning in the third quarter of 2006, the refined petroleum products pipelines and associated terminal operations included within the Products Pipelines segment (including Plantation Pipe Line Company, the 51%-owned equity investee) began recognizing certain costs incurred as part of its pipeline integrity management program as maintenance expense in the period incurred, and in addition, recorded an expense for costs previously capitalized during the first six months of 2006. Combined, this change reduced the segment's earnings before DD&A by $22.4 million in 2006—increasing maintenance expenses by $18.3 million, decreasing earnings from equity investments by $6.6 million, and decreasing income tax expenses by $2.5 million.

        Pipeline integrity costs encompass those costs incurred as part of an overall pipeline integrity management program, which is a process for assessing and mitigating pipeline risks in order to reduce both the likelihood and consequences of incidents. The pipeline integrity program is designed to provide management with the information needed to effectively allocate resources for appropriate prevention, detection and mitigation activities.

        The remaining $14.5 million (3%) increase in earnings before DD&A in 2006 compared with 2005, primarily consisted of the following items:

  •
  a $4.9 million (15%) increase from the Southeast refined products terminal operations, driven by higher liquids throughput volumes at higher rates, relative to 2005, and higher margins from ethanol blending and sales activities;

  •
  a $4.1 million (1%) increase from the combined Pacific and CALNEV Pipeline operations, primarily due to a $22.6 million (6%) increase in operating revenues, which more than offset an $18.3 million (18%) increase in combined operating expenses. The increase in operating revenues consisted of a $14.7 million (5%) increase from refined products deliveries and a $7.9 million (8%) increase from terminal and other fee revenue. The increase in operating expenses was primarily due to higher fuel and power expenses; and

  •
  a $3.7 million (12%) increase from the Central Florida Pipeline, mainly due to higher product delivery revenues in 2006 driven by higher average tariff and terminal rates.

        Combining all of the segment's operations, total delivery volumes of refined petroleum products decreased 0.8% in 2006 compared to 2005; however, total delivery volumes from the Pacific operations were up 1.7% compared to 2005, due in part to the East Line expansion, which was in service for the last seven months of 2006. The expansion project substantially increased pipeline capacity from El Paso, Texas to Tucson and Phoenix, Arizona. In addition, the CALNEV Pipeline delivery volumes were up 4.2% in 2006 versus 2005, due primarily to strong demand from the Southern California and Las Vegas, Nevada markets. The overall decrease in year-to-year segment deliveries of refined products was largely related to a 6.8% drop in volumes from the Plantation Pipeline in 2006, as described above.

  Other Products Pipelines—KMP Segment Events and Analysis

        Effective October 5, 2007, Kinder Morgan Energy Partners sold its North System common carrier natural gas liquids pipeline and its 50% ownership interest in the Heartland Pipeline Company to ONEOK Partners, L.P. for approximately $298.6 million, and used the proceeds received to pay down short-term debt borrowings. The North System business was accounted for as a discontinued operation pursuant to generally accepted accounting principles, which require that the income statement be formatted to separate the divested business from continuing operations.

Natural Gas Pipelines—KMP

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions, except operating statistics)
Operating Revenues	$3,825.9	$2,640.6	$6,577.7	$7,718.4
Operating Expenses(1)	(3,461.4)	(2,418.5)	(6,057.8)	(7,255.0)
Earnings from Equity Investments(2)	10.3	8.9	40.5	36.8
Other Income (Expense)(3)	1.9	(0.1)	15.1	—
Interest Income and Other Income (Expense), Net	—	0.2	0.7	2.7
Income Taxes	(3.4)	(2.6)	(1.4)	(2.6)

Segment Earnings Before DD&A	$373.3	$228.5	$574.8	$500.3

Operating Statistics:
Natural Gas Transport Volumes (Trillion Btus)(4)	931.7	645.6	1,440.9	1,317.9

Natural Gas Sales Volumes (Trillion Btus)(5)	519.7	345.8	909.3	924.6

(1)
Seven months ended December 31, 2007 amount includes a gain of $7.4 million resulting from valuation adjustments related to derivative contracts in place and a settlement of tax reserves, partially offset by a $4.4 million charge related to the revaluation of cushion gas at the time of the Going Private transaction and recorded in the application of the purchase method of accounting. Seven months ended December 31, 2007 and year ended December 31, 2006 and 2005 amounts include a $0.4 million reduction in expense, $1.5 million of expense and a $0.1 million reduction in expense, respectively, associated with environmental liability adjustments. 2006 amount also includes a $6.3 million reduction in expense due to the revaluation of a reserve related to a natural gas purchase/sales contract.

(2)
Five months ended May 31, 2007 amount includes an expense of $1.0 million reflecting Kinder Morgan Energy Partners' portion of a loss from the early extinguishment of debt by Red Cedar Gathering Company.

(3)
Seven months ended December 31, 2007 amount includes a $1.4 million expense resulting from valuation adjustments, related to assets sold in June 2007, recorded in the application of the purchase method of accounting to the Going Private transaction. 2006 amount includes a $15.1 million gain from the combined sale of Kinder Morgan Energy Partners' Douglas natural gas gathering system and Painter Unit fractionation facility.

(4)
Includes Rocky Mountain pipeline group and Texas intrastate natural gas pipeline group pipeline volumes.

(5)
Represents Texas intrastate natural gas pipeline group.

  Earnings Before DD&A by Major Segment Asset:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Texas Intrastate Natural Gas Pipeline Group	$223.5	$133.0	$305.4
Rocky Mountain Pipeline Group	115.0	74.9	201.3
Upstream	30.1	19.0	65.5
All Others	4.7	1.6	2.6

Segment Earnings Before DD&A	$373.3	$228.5	$574.8

  Revenues by Major Segment Asset:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Texas Intrastate Natural Gas Pipeline Group	$3,562.0	$2,492.4	$6,196.6
Rocky Mountain Pipeline Group	197.3	114.0	282.3
Upstream	67.1	34.7	96.2
All Others	0.3	—	4.1
Eliminations	(0.8)	(0.5)	(1.5)

Segment Revenues	$3,825.9	$2,640.6	$6,577.7

        The Texas intrastate natural gas pipeline group includes the operations of the following four natural gas pipeline systems: Kinder Morgan Tejas (including Kinder Morgan Border Pipeline), Kinder Morgan Texas Pipeline, Kinder Morgan North Texas Pipeline and the Mier-Monterrey Mexico Pipeline. Collectively, the Texas intrastate group serves the Texas Gulf Coast region by transporting, buying, selling, processing, treating and storing natural gas from multiple onshore and offshore supply sources.

        The Rocky Mountain interstate natural gas pipeline group is comprised of Kinder Morgan Interstate Gas Transmission LLC, Trailblazer Pipeline Company LLC, TransColorado Gas Transmission Company LLC, and Kinder Morgan Energy Partners' current 51% equity investment in Rockies Express Pipeline LLC. Rockies Express-West is a 713-mile, 42-inch diameter natural gas pipeline that extends eastward from the Cheyenne Hub in Weld County, Colorado to Audrain County, Missouri. It has the capacity to transport up to 1.5 billion cubic feet of natural gas per day and it began interim service for up to 1.4 billion cubic feet per day on approximately 500 miles of line on January 12, 2008. Rockies Express-West is expected to become fully operational in mid-April 2008.

  Seven Months Ended December 31, 2007

        Combined, the certain items described in the footnotes to the segment's operating results table above represent an increase in earnings before DD&A of $2.0 million for the seven months ended December 31, 2007. Earnings before DD&A in the seven months ended December 31, 2007 were also positively affected by (i) strong performances by the Texas intrastate natural gas pipeline group due to (a) favorable natural gas sales margins on renewal and incremental contracts, (b) strong demand for and favorable rates on transportation services, (c) greater value from natural gas storage activities and natural gas processing margins, (d) sales of cushion gas due to the termination of a storage facility lease, and (e) storage revenues derived from sales under a new long-term contract with one if its largest customers that became effective April 1, 2007, (ii) strong performance from the Rocky Mountain Pipeline group due mainly to solid earnings from transportation and natural gas park and loan services, and (iii) earnings from Casper and Douglas gas processing operations, within the Upstream asset group, that had solid natural gas liquids sales revenues driven by favorable prices and volumes.

        Adversely affecting earnings before DD&A in the seven months ended December 31, 2007 was Kinder Morgan Energy Partners' share of net losses from its equity investment in Rockies Express Pipeline LLC due to depreciation and interest expenses allocable to a segment of this project that was placed in service in February 2007, and until the completion of the Rockies Express-West project expected to be fully operational in mid-April 2008, generated only limited natural gas reservation revenues and volumes.

  Five Months Ended May 31, 2007

        Combined, the certain items in the segment's operating results table above decreased earnings before DD&A by $1.0 million. Earnings before DD&A in the five months ended May 31, 2007 were positively affected by (i) strong performances by the Texas intrastate natural gas pipeline group due to (a) favorable natural gas sales margins on renewal and incremental contracts, (b) strong demand for and favorable rates on transportation services, (c) greater value from natural gas storage activities and natural gas processing margins, (d) sales of cushion gas due to the termination of a storage facility lease, and (e) storage revenues derived from sales under a new long-term contract with one if its largest customers that became effective April 1, 2007, (ii) strong performance from the Rocky Mountain Pipeline group due mainly to solid earnings from transportation and natural gas park and loan services, and (iii) earnings from Casper and Douglas gas processing operations, within the Upstream asset group, that had solid natural gas liquids sales revenues driven by favorable prices and volumes.

        As discussed above, Rockies Express Pipeline adversely affected earnings before DD&A for the five months ended May 31, 2007.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        Combined, the certain items described in the footnotes to the segment's operating results table above increased earnings before DD&A by $19.8 million in 2006, relative to 2005. Following is the segment's remaining (i) earnings before DD&A and (ii) operating revenues related to the twelve months ended December 31, 2006, relative to 2005:

Year Ended December 31, 2006 versus Year Ended December 31, 2005

	EBDA Increase/ (Decrease)		Revenues Increase/ (Decrease)
	(In millions, except percentages)
Texas Intrastate Natural Gas Pipeline Group	$34.6	13%	$(1,165.7)	(16)%
Rocky Mountain Pipeline Group	14.3	8%	27.9	11%
Upstream	7.2	17%	(6.4)	(6)%
All Others	(1.4)	(21)%	2.5	167%
Intrasegment Eliminations	—	—	1.0	39%

Total Natural Gas Pipelines	$54.7	11%	$(1,140.7)	(15)%

        Total natural gas transport volumes on the Texas Intrastate systems were 506.7 trillion Btus for the year ended December 31, 2006, which is a 5% increase as compared to the 2005 natural gas transport volumes. Earnings before DD&A for the Texas intrastate natural gas pipeline group was also positively impacted by (i) favorable natural gas sales margins on renewal and incremental contracts, (ii) strong demand for and favorable rates on transportation services, and (iii) greater value from natural gas storage activities and natural gas processing margins. Because the group also buys and sells natural gas, the revenues and operating expenses (which include natural gas costs of sales) for the reported periods are affected by the intrastate group's average prices and volumes for natural gas purchased and sold.

        The $14.3 million (8%) increase in earnings in 2006, relative to 2005, from the Rocky Mountain interstate natural gas pipeline group was driven by a $10.2 million (10%) increase in earnings from the Kinder Morgan Interstate Gas Transmission system and a $3.8 million (10%) increase from TransColorado Pipeline. The increase from KMIGT was due largely to higher revenues earned in 2006 from both operational sales of natural gas and natural gas park and loan services. KMIGT's operational gas sales are primarily made possible by its collection of fuel in-kind pursuant to its transportation tariffs and recovery of storage cushion gas volumes. The increase from TransColorado was largely due to higher natural gas transmission revenues earned in 2006 compared to 2005, chiefly related to higher natural gas delivery volumes resulting from both system improvements and the successful negotiation of incremental firm transportation contracts. The pipeline system improvements were associated with an expansion, completed since the end of the first quarter of 2005, on the northern portion of the pipeline. The increase in 2006 compared to 2005 in earnings before DD&A from the 49% equity investment in the Red Cedar Gathering Company which is part of upstream, was mainly due to higher prices on incremental sales of excess fuel gas and to higher natural gas gathering revenues.

CO2—KMP

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions, except operating statistics)
Operating Revenues(1)	$605.9	$324.2	$736.5	$657.6
Operating Expenses(2)	(182.7)	(121.5)	(268.1)	(212.6)
Earnings from Equity Investments	10.5	8.7	19.2	26.3
Other Income (Expense), Net	0.1	(0.1)	0.8	—
Income Taxes	(0.8)	(1.3)	(0.2)	(0.4)

Segment Earnings Before DD&A	$433.0	$210.0	$488.2	$470.9

Operating Statistics:
Carbon Dioxide Delivery Volumes (Bcf)(3)	365.0	272.3	669.2	649.3

SACROC Oil Production (Gross)(MBbl/d)(4)	26.5	29.1	30.8	32.1

SACROC Oil Production (Net)(MBbl/d)(5)	22.1	24.2	25.7	26.7

Yates Oil Production (Gross)(MBbl/d)(4)	27.4	26.4	26.1	24.2

Yates Oil Production (Net)(MBbl/d)(5)	12.2	11.7	11.6	10.8

Natural Gas Liquids Sales Volumes (Net)(MBbl/d)(5)	9.5	9.7	8.9	9.4

Realized Weighted Average Oil Price per Bbl(6)(7)	$36.80	$35.03	$31.42	$27.36

Realized Weighted Average Natural Gas Liquids Price per Bbl(7)(8)	$58.55	$45.04	$43.90	$38.98

(1)
Seven months ended December 31, 2007 includes a positive impact to segment revenues and earnings for valuation adjustments of $106.0 million (net of a $0.6 million loss on sale of assets) primarily related to assets sold in June 2007 and derivative contracts in place at the time of the Going Private transaction and recorded in the application of the purchase method of accounting. 2006 amount also includes a $1.8 million loss (from a decrease in revenues) on derivative contracts used to hedge forecasted crude oil sales.

(2)
Seven months ended December 31, 2007 and twelve months ended December 31, 2005 include expenses associated with environmental liability adjustments of $0.2 million and $0.3 million, respectively.

(3)
Includes Cortez, Central Basin, Canyon Reef Carriers, Centerline and Pecos pipeline volumes.

(4)
Represents 100% of the production from the field. Kinder Morgan Energy Partners owns an approximate 97% working interest in the SACROC unit and an approximate 50% working interest in the Yates unit.

(5)
Net to Kinder Morgan, after royalties and outside working interests.

(6)
Includes all Kinder Morgan crude oil production properties.

(7)
Hedge gains/losses for crude oil and natural gas liquids are included with crude oil.

(8)
Includes production attributable to leasehold ownership and production attributable to our ownership in processing plants and third-party processing agreements.

        Because the CO2—KMP segment is exposed to commodity price risk related to the price volatility of crude oil and natural gas liquids, it mitigates this risk through a long-term hedging strategy that is intended to generate more stable realized prices by using derivative contracts as hedges to the exposure of fluctuating expected future cash flows produced by changes in commodity sales prices. All of the hedge gains and losses for crude oil and natural gas liquids are included in the realized average price for oil. Had energy derivative contracts not been used to transfer commodity price risk, crude oil sales prices would have averaged $78.60 per barrel in the seven months ended December 31, 2007, $57.40 per barrel in the five months ended May 31, 2007, $63.27 per barrel in 2006 and $54.45 per barrel in 2005. For more information on hedging activities, see Note 11 to our Annual Consolidated Financial Statements.

        Additionally, the decline in the seven months ended December 31, 2007, the five months ended May 31, 2007, and in 2006 as compared to 2005 in crude oil production at the SACROC field unit is attributable to lower observed recoveries from recent project areas and due to an intentional slow down in development pace given this reduction in recoveries. For more information on Kinder Morgan Energy Partners' ownership interests in the net quantities of proved oil and gas reserves and its measures of discounted future net cash flows from oil and gas reserves, please see the caption titled "Supplemental Information on Oil and Gas Producing Activities (Unaudited)" in the Financial Statements and Supplementary Data included in this Annex A.

  Earnings Before DD&A by Major Segment Asset:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Sales and Transportation Activities	$110.4	$67.2	$186.8
Oil and Gas Producing Activities	322.6	142.8	301.4

Segment Earnings Before DD&A	$433.0	$210.0	$488.2

  Revenues by Major Segment Asset:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Sales and Transportation Activities	$116.1	$71.3	$196.3
Oil and Gas Producing Activities	518.7	271.7	601.0
Eliminations	(28.9)	(18.8)	(60.8)

Total Segment Operating Revenues	$605.9	$324.2	$736.5

  Seven Months Ended December 31, 2007

        Combined, the certain items discussed in the segment's operating results table above increased earnings before DD&A by $105.8 million. For the seven months, SACROC's gross production averaged 26.5 thousand barrels per day and Yates' gross production averaged 27.4 thousand barrels per day. SACROC contributed approximately 56% of earnings before DD&A for the total oil and gas producing activities. The earnings before DD&A in the seven months ended December 31, 2007 were positively affected by (i) strong average crude oil and natural gas plant product prices, (ii) strong oil production at the Yates field unit, and (iii) a favorable realized weighted-average price per barrel in the SACROC field unit gas processing operations.

        Partially offsetting these factors was a reduced average carbon dioxide realized sales price resulting from the December 2006 expiration of a significantly high-priced sales contract.

        With respect to crude oil, overall sales volumes were stable, but the segment benefited from a strong realized weighted-average price per barrel. With respect to natural gas liquids, low sales volumes were more than offset by a favorable realized weighted-average price per barrel.

  Five Months Ended May 31, 2007

        The segment's sales and transportation activities were adversely affected by a decrease in average carbon dioxide prices. A significant portion of the decrease in average carbon dioxide prices is timing related, as some of the segment's carbon dioxide contracts are tied to crude oil prices in prior periods, and the 2007 contracts had been tied to lower crude oil prices, relative to 2006. These decreases in carbon dioxide prices were only partially offset by slightly higher carbon dioxide sales volumes related to increased carbon dioxide production from the McElmo Dome source field.

        Highlights surrounding oil and gas producing activities for the five months ended May 31, 2007 include (i) increases in oil production at the Yates field unit, (ii) favorable weighted-average price per barrel, and (iii) solid earnings from natural gas liquids sales volumes and prices, largely due to increased recoveries at the SACROC gas processing operations.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        Combined, the certain items described in the footnotes to the segment's operating results table above decreased earnings before DD&A by $1.5 million. For each of the segment's two primary businesses, following are the remaining changes in (i) earnings before DD&A and (ii) operating revenues:

Year Ended December 31, 2006 versus Year Ended December 31, 2005

	EBDA Increase/ (Decrease)		Revenues Increase/ (Decrease)
	(In millions, except percentages)
Sales and Transportation Activities	$24.4	15%	$35.7	22%
Oil and Gas Producing Activities	(5.6)	(2)%	57.1	10%
Intrasegment Eliminations	—	—	(12.1)	(25)%

Total CO2	$18.8	4%	$80.7	12%

        The segment's $18.8 million (4%) increase in earnings before DD&A in 2006 compared with 2005 was driven by higher earnings from the segment's carbon dioxide sales and transportation activities, largely due to higher revenues—from both carbon dioxide sales and deliveries, and from crude oil pipeline transportation. The overall increase in segment earnings before DD&A was partly offset by lower earnings from oil and gas producing activities and by lower equity earnings from the segment's 50% ownership interest in Cortez Pipeline Company.

        The decrease in earnings from oil and gas producing activities in 2006 compared with 2005 was primarily due to higher combined operating expenses and to the previously disclosed drop in crude oil production at the SACROC oil field unit, discussed below. The higher operating expenses included higher field operating and maintenance expenses (including well workover expenses), higher property and severance taxes, and higher fuel and power expenses. The increases in expenses more than offset higher overall crude oil and natural gas plant product sales revenues, which increased primarily from higher realized sales prices and partly from higher crude oil production at the Yates field unit.

Terminals—KMP

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions, except operating statistics)
Operating Revenues	$599.2	$364.5	$864.8	$699.3
Operating Expenses(1)	(344.2)	(192.2)	(461.9)	(373.4)
Other Income(2)	3.3	3.0	15.2	—
Earnings from Equity Investments	0.6	—	0.2	0.1
Interest Income and Other Income (Expense), Net	0.7	0.3	2.1	(0.2)
Income Taxes(3)	(15.9)	(3.3)	(12.3)	(11.2)

Segment Earnings Before DD&A	$243.7	$172.3	$408.1	$314.6

Operating Statistics:
Bulk Transload Tonnage (MMtons)(4)	53.4	41.4	95.1	85.5

Liquids Leaseable Capacity (MMBbl)	47.5	43.6	43.5	42.4

Liquids Utilization %	95.9%	97.5%	96.3%	95.4%

(1)
Seven months ended December 31, 2007 amount and 2005 amount include expenses associated with environmental liability adjustments of $2.0 million and $3.5 million, respectively. Seven months ended December 31, 2007 amount also includes a $25.0 million expense from the settlement of certain litigation matters related to the Coral coal terminal, and a $1.2 million increase in expense associated with legal liability adjustments. 2006 amount includes a $2.8 million increase in expense related to hurricane clean-up and repair activities.

(2)
Five months ended May 31, 2007 amount and 2006 amount include income of $1.8 million and $15.2 million, respectively, from property casualty gains associated with the 2005 hurricane season.

(3)
2006 amount includes a $1.1 million increase in expense associated with hurricane expenses and casualty gain.

(4)
Volumes for acquired terminals are included for the seven months ended December 31, 2007, the five months ended May 31, 2007 and in 2006.

        Combined, the certain items described in the footnotes to the table above represent a decrease in earnings before DD&A of $28.2 million and an increase in earnings before DD&A of $1.8 million for the seven months ended December 31, 2007 and the five months ended May 31, 2007, respectively, and an increase of $37.7 million in 2006, relative to 2005.

        In 2007, Kinder Morgan Energy Partners invested approximately $158.9 million to acquire terminal assets and equity investments, and its significant terminal acquisitions since the fourth quarter of 2006 included the following:

  •
  all of the membership interests of Transload Services, LLC, which provides material handling and steel processing services at 14 steel-related terminal facilities located in the Chicago metropolitan area and various cities in the United States, acquired November 20, 2006;

  •
  all of the membership interests of Devco USA L.L.C., which includes a proprietary technology that transforms molten sulfur into solid pellets that are environmentally friendly and easier to transport, acquired December 1, 2006;

  •
  the Vancouver Wharves bulk marine terminal, which includes five deep-sea vessel berths and terminal assets located on the north shore of the Port of Vancouver's main harbor. The assets include significant rail infrastructure, dry bulk and liquid storage, and material handling systems, and were acquired May 30, 2007; and

  •
  the terminal assets and operations acquired from Marine Terminals, Inc., which are primarily involved in the handling and storage of steel and alloys and consist of two separate facilities located in Blytheville, Arkansas, and individual terminal facilities located in Decatur, Alabama, Hertford, North Carolina, and Berkley, South Carolina. The assets were acquired effective September 1, 2007.

        In 2006, Kinder Morgan Energy Partners also benefited significantly from the incremental contributions attributable to the bulk and liquids terminal businesses it acquired during 2005 and 2006. In addition to the two acquisitions acquired in the fourth quarter of 2006 and referred to above, these acquisitions included the following significant businesses:

  •
  the Texas Petcoke terminals, located in and around the Ports of Houston and Beaumont, Texas, acquired effective April 29, 2005;

  •
  three terminals acquired separately in July 2005: the Kinder Morgan Staten Island terminal, a dry-bulk terminal located in Hawesville, Kentucky and a liquids/dry-bulk facility located in Blytheville, Arkansas; and

  •
  all of the ownership interests in General Stevedores, L.P., which operates a break-bulk terminal facility located along the Houston Ship Channel, acquired effective July 31, 2005.

        Kinder Morgan Energy Partners has made and continues to seek key terminal acquisitions in order to gain access to new markets, to complement and/or enlarge existing terminal operations, and to benefit from the economies of scale resulting from increases in storage, handling and throughput capacity.

  Seven Months Ended December 31, 2007

        Combined, the acquired operations referred to above contributed earnings before DD&A of $28.4 million, revenues of $73.3 million, operating expenses of $45.4 million and equity earnings of $0.5 million in the seven months ended December 31, 2007. This segment's earnings benefited from the two large Gulf Coast liquids terminal facilities located along the Houston Ship Channel in Pasadena and Galena Park, Texas, which contributed $18.1 million of combined earnings before DD&A. The two terminals continued to benefit from both recent expansions that have added new liquids tank and truck loading rack capacity since 2006, and business from ethanol and biodiesel storage and transfer activity. Strong earnings during the period also resulted from (i) $12.1 million of earnings before DD&A contributed from the combined operations of the Argo and Chicago, Illinois liquids terminals, due to strong ethanol throughput and increased capacity in the liquids storage and handling business, (ii) $30.9 million of earnings before DD&A contributed from the Texas Petcoke terminals, due largely to strong demand for petroleum coke at the Port of Houston facility, and (iii) $5.5 million of earnings before DD&A contributed from the Pier IX bulk terminal, located in Newport News, Virginia, largely due to a favorable demand for coal transfers and increasing rail incentives.

  Five Months Ended May 31, 2007

        Acquisitions in 2006 and 2007 as described above contributed $2.8 million in earnings before DD&A during the five months ended May 31, 2007 include the following (i) $2.0 million from Transload Services, LLC and (ii) $0.8 million from Devco USA L.L.C. Segment earnings before DD&A also included strong earnings contributions consisting of (i) $5.9 million from Kinder Morgan Energy Partners' Shipyard River terminal located in Charleston, South Carolina; (ii) $17.3 million from the Lower Mississippi (Louisiana) terminals (which include its 66 2/3% ownership interest in the International Marine Terminals partnership and the Port of New Orleans liquids facility located in Harvey, Louisiana) and (iii) $7.8 million from the combined operations of its Argo and Chicago, Illinois liquids terminals. The increases from the Shipyard River terminal related to completed expansion projects since the middle of 2006 that increased handling capacity for imported coal volumes and the earnings increases from the Chicago liquids facilities were driven by higher revenues, due to increased ethanol throughput and incremental liquids storage and handling business.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        Combined, the terminal acquisitions mentioned above accounted for incremental amounts of earnings before DD&A of $33.5 million, revenues of $68.8 million and operating expenses of $35.3 million, respectively, in 2006. A majority of these increases in earnings, revenues and expenses were attributable to the inclusion of the Texas petroleum coke terminals, which were acquired from Trans-Global Solutions, Inc. on April 29, 2005 for an aggregate consideration of approximately $247.2 million. The primary assets acquired included facilities and railway equipment located at the Port of Houston, the Port of Beaumont and the TGS Deepwater terminal located on the Houston Ship Channel.

        The increase in earnings in 2006 compared to 2005 from terminals owned during both years included higher earnings in 2006 from (i) the Pasadena and Galena Park Gulf Coast liquids terminals, driven by higher revenues, in 2006, from new and incremental customer agreements, additional liquids tank capacity from capital expansions completed at the Pasadena terminal since the end of 2005, higher truck loading rack service fees, higher ethanol throughput, and incremental revenues from customer deficiency charges; (ii) the Shipyard River terminal, located in Charleston, South Carolina, due to higher revenues from liquids warehousing and coal and cement handling; (iii) the Texas Petcoke terminals, mainly resulting from an increase in petroleum coke handling volumes; and (iv) the Lower Mississippi River (Louisiana) terminals, primarily due to incremental earnings from the Amory and DeLisle Mississippi bulk terminals. The Amory terminal began operations in July 2005. The higher earnings from the DeLisle terminal, which was negatively impacted by hurricane damage in 2005, was primarily due to higher bulk transfer revenues in 2006.

Kinder Morgan Canada—KMP

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions, except operating statistics)
Operating Revenues	$100.9	$62.0	$140.8
Operating Expenses	(44.3)	(23.1)	(54.9)
Earnings from Equity Investment	14.4	5.4	17.2
Other Income (Expense)(1)	—	(377.1)	0.9
Interest Income and Other Income (Expense), Net	6.3	1.7	1.0
Income Tax Benefit (Expense)	(18.5)	(0.9)	(9.9)

Segment Earnings Before DD&A(2)	$58.8	$(332.0)	$95.1

Operating Statistics:
Transport Volumes (MMBbl)	58.0	36.4	83.7

  (1)
  Amount for the five months ended May 31, 2007 represents a goodwill impairment expense.

  (2)
  Amount for the seven months ended December 31, 2007 includes a $1.3 million expense from an oil loss allowance.

        The information in the table above reflects the results of operations for Trans Mountain, the one-third interest in Express and Jet Fuel for all periods presented.

        In accordance with generally accepted accounting principles, the information in the table above reflects the results of operations for the seven months ended December 31, 2007, five months ended May 31, 2007 and year ended December 31, 2006 as though the transfer of Trans Mountain, one-third interest in Express and Jet Fuel to Kinder Morgan Energy Partners had occurred at the beginning of the period (January 1, 2006).

  Seven Months Ended December 31, 2007

        During seven months ended December 31, 2007 segment earnings before DD&A were positively impacted by the completion of a pump station expansion on April 30, 2007 and its associated positive impact to revenue for the period.

  Five Months Ended May 31, 2007

        During the five months ended May 31, 2007, earnings before DD&A were adversely affected by a $377.1 million goodwill impairment charge recorded against the Trans Mountain asset, see Note 6 to our Annual Consolidated Financial Statements. Slightly offsetting this negative impact to earnings was the completion of a pump station expansion on April 30, 2007 and its associated positive impact to revenue for the period.

Earnings from Our Investment in Kinder Morgan Energy Partners

        The impact on our pre-tax earnings from our investment in Kinder Morgan Energy Partners during 2005, when we accounted for Kinder Morgan Energy Partners under the equity method, was as follows:

Year Ended December 31, 2005
(In millions)
General Partner Interest, Including Minority Interest in the Operating Limited Partnerships	$484.6
Limited Partner Units (Kinder Morgan Energy Partners)	32.3
Limited Partner i-units (Kinder Morgan Management)	88.5

605.4
Pre-tax Minority Interest in Kinder Morgan Management	(70.6)

Pre-tax Earnings from Investment in Kinder Morgan Energy Partners(1)	$534.8

    (1)
    Pre-tax earnings from our investment in Kinder Morgan Energy Partners in 2005, when we accounted for Kinder Morgan Energy Partners under the equity method, was negatively impacted by approximately $63.3 million due principally to the effects of certain regulatory, environmental, litigation and inventory items on Kinder Morgan Energy Partners' 2005 earnings.

        As discussed in Note 1(B) to our Annual Consolidated Financial Statements, due to our adoption of EITF No. 04-5, beginning January 1, 2006, the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our consolidated financial statements and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. The inclusion of Kinder Morgan Energy Partners as a consolidated subsidiary affects the reported amounts of our consolidated revenues and expenses and our reported segment earnings. However, after taking into account the associated minority interests, the adoption of EITF No. 04-5 has no impact on our income from continuing operations or our net income. The net impact on pre-tax earnings of our investment in Kinder Morgan Energy Partners was $412.0 million, $255.2 million and $582.9 million for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006, respectively.

        Our pre-tax earnings from Kinder Morgan Energy Partners were positively impacted for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006, in part, by the positive impacts of internal growth and acquisitions on Kinder Morgan Energy Partners' earnings and cash flows. Additional information on Kinder Morgan Energy Partners is contained in its Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus.

General and Administrative Expense

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions)	(In millions)
Knight Inc. General and Administrative Expense	$(33.2)	$(138.6)	$(36.9)	$(64.1)
Kinder Morgan Energy Partners General and Administrative Expense	(142.4)	(136.2)	(238.4)	—
Terasen General and Administrative Expenses	—	(8.8)	(29.8)	—

Consolidated General and Administrative Expense	$(175.6)	$(283.6)	$(305.1)	$(64.1)

  Seven Months Ended December 31, 2007

        "General and Administrative Expense" for the seven months ended December 31, 2007 includes $33.2 million of Knight Inc. general and administrative expense, primarily associated with $19.4 million of compensation expense, and $142.4 million of Kinder Morgan Energy Partners general and administrative expense, primarily associated with $108.6 million of compensation expense and $28.8 million of outside services.

  Five Months Ended May 31, 2007

        "General and Administrative Expense" for the five months ended May 31, 2007 includes a total of $141.0 million related to the going private transaction, consisting of $114.8 million expensed by Knight Inc. and $26.2 million allocated to Kinder Morgan Energy Partners. In addition, during the five months ended May 31, 2007 we incurred $4.3 million in selling expenses associated with the sale of our (i) U.S. based retail natural gas distribution and related operations, (ii) Terasen Gas business, and (iii) Terasen Pipelines (Corridor) Inc.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        The $241.0 million increase in general and administrative expense in 2006, relative to 2005, was due to (i) $238.4 million of general and administrative expense of Kinder Morgan Energy Partners being included in our consolidated financial statements due to our adoption of EITF No. 04-5 and, (ii) a $2.6 million increase in other general and administrative expenses.

        Kinder Morgan Energy Partners' and Knight Inc.'s general and administrative expenses tend to increase over time in large part because the expansion of their businesses through acquisitions and internal growth requires the hiring of additional employees, resulting in increased payroll and other employee-related expense.

Interest and Other, Net

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions)	(In millions)
Interest Expense, Net	$(587.8)	$(241.1)	$(559.0)	$(147.5)
Interest Expense—Deferrable Interest Debentures	(12.8)	(9.1)	(21.9)	(21.9)
Minority Interests	(37.6)	(90.7)	(374.2)	(50.5)
Loss on Mark-to-market Interest Rate Swaps	—	—	(22.3)	—
Gain on Sale of Kinder Morgan Management Shares	—	—	—	78.5
Contribution to Kinder Morgan Foundation	—	—	—	(15.0)
Other, Net	14.2	(7.3)	9.2	11.2

	$(624.0)	$(348.2)	$(968.2)	$(145.2)

  Seven Months Ended December 31, 2007

        "Interest Expense, Net" for the seven months ended December 31, 2007 includes (i) $179.6 million of interest expense related to additional debt incurred as part of the Going Private transaction, (ii) $236.4 million of Kinder Morgan Energy Partners interest expense and (iii) $171.8 million of Knight Inc. interest expense not related to the Going Private transaction.

  Five Months Ended May 31, 2007

        "Interest Expense, Net" for the five months ended May 31, 2007 includes (i) $155.0 million of Kinder Morgan Energy Partners interest expense and (ii) $86.1 million of Knight Inc. interest expense. Kinder Morgan Energy Partners interest expense tends to increase over time as it incurs additional debt to fund its capital spending and its acquisition of new assets and businesses.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        "Interest and Other, Net" was an expense of $968.2 million for the year ended December 31, 2006, compared to an expense of $145.2 million for the year ended December 31, 2005. The increase in net expenses was principally due to (i) $620.0 million from the inclusion of the accounts, balances and results of operations of Kinder Morgan Energy Partners in our consolidated financial statements beginning January 1, 2006 due to our adoption of EITF No. 04-5 (see Note 1(B) to our Annual Consolidated Financial Statements), (ii) $83.6 million from the acquisition of Terasen on November 30, 2005 (see Note 4 to our Annual Consolidated Financial Statements), which includes the $22.3 million mark-to-market loss on swaps in the table above, and (iii) $78.5 million of income realized during 2005 that did not recur in 2006 related to the sales of KMR shares.

        The $411.5 million increase in total interest expense in 2006, relative to 2005, was due to (i) $332.0 million of interest expense of Kinder Morgan Energy Partners that was included in our consolidated financial statements due to our adoption of EITF No. 04-5 effective January 1, 2006, (ii) a $61.3 million increase in interest expense resulting from (a) interest on Terasen's existing debt, including debt issued in 2006 and (b) interest on incremental debt issued during the fourth quarter of 2005 to acquire Terasen and (iii) a $18.2 million increase in other interest expense resulting from higher effective interest rates, partially offset by lower debt balances.

        During the first quarter of 2006, we recorded a pre-tax charge of $22.3 million ($14.1 million after tax) related to the financing of the Terasen acquisition. The charge was necessary because certain hedges put in place related to the debt financing for the acquisition did not qualify for hedge treatment under Generally Accepted Accounting Principles, thus requiring that they be marked-to-market, resulting in a non-cash charge to income. These hedges have now been effectively terminated (see Note 11 to our Annual Consolidated Financial Statements).

        "Minority Interests" primarily consists of expenses or income associated with minority interests in Kinder Morgan Management and Kinder Morgan Energy Partners.

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions)	(In millions)
Kinder Morgan Management	$(35.8)	$(17.1)	$(65.9)	$(45.0)
Kinder Morgan Energy Partners	7.1	(75.1)	(300.8)	—
Triton	(9.0)	2.3	(7.3)	(5.3)
Other	0.1	(0.8)	(0.2)	(0.2)

Consolidated Minority Interests Expense	$(37.6)	$(90.7)	$(374.2)	$(50.5)

  Seven Months Ended December 31, 2007

        During the seven months ended December 31, 2007, our minority interest expense associated with our ownership interests in Kinder Morgan Management was $35.8 million. Minority interest expense reflects the earnings recorded by Kinder Morgan Management that are attributed to its shares held by the public. Kinder Morgan Management's earnings are solely dependent on its ownership of Kinder Morgan Energy Partnership i-units. Therefore, our minority interest expense associated with Kinder Morgan Management is a function of Kinder Morgan Energy Partners' earnings and our ownership of Kinder Morgan Management shares, of which we owned approximately 14% as of December 31, 2007.

        During the seven months ended December 31, 2007 and five months ended May 31, 2007, our minority interest income associated with our ownership interests in Kinder Morgan Energy Partners was $7.1 million. Minority interest expense (income) reflects the earnings (loss) from continuing operations recorded by Kinder Morgan Energy Partners that are attributed to its units held by the public.

        During the seven months ended December 31, 2007, $141.6 million of minority interest expense associated with Kinder Morgan Energy Partners' North System, which was sold by Kinder Morgan Energy Partners in October 2007, was recorded in discontinued operations rather than minority interests from continuing operations. See Note 7 to our Annual Consolidated Financial Statements.

  Five Months Ended May 31, 2007

        During the five months ended May 31, 2007 our minority interest expense associated with our ownership interests in Kinder Morgan Management was $17.1 million. We owned approximately 14% of Kinder Morgan Energy Management shares as of May 31, 2007.

        During the five months ended May 31, 2007 our minority interest expense associated with our ownership interests in Kinder Morgan Energy Partners was $75.1 million.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        The $20.9 million increase in minority interest expense associated with Kinder Morgan Management from $45.0 million for the year ended December 31, 2005 to $65.9 million for the year ended December 31, 2006 was principally due to $14.1 million in additional Kinder Morgan Energy Partners' earnings and $7.0 million attributable to the increase in the public's ownership interests in Kinder Morgan Management.

        The adoption of EITF No. 04-5 resulted in our consolidation of Kinder Morgan Energy Partners and the recording of associated Minority Interests expense beginning January 1, 2006. For the year ended December 31, 2006, the minority interest expense reflects the public's ownership interests in Kinder Morgan Energy Partners' earnings.

        During 2005, we sold a total of 5.7 million Kinder Morgan Management shares that we owned, receiving net proceeds of $254.8 million. In conjunction with these sales, we recorded pre-tax gains of $78.5 million (see Note 5 to our Annual Consolidated Financial Statements).

Income Taxes—Continuing Operations

  Seven Months Ended December 31, 2007

        The seven months ended December 31, 2007 income tax expense from continuing operations of $227.4 million consists of (i) $166.6 million of federal income tax expense, (ii) $12.8 million related to Kinder Morgan Management minority interest income tax expense, (iii) $ 27.6 million due to income taxes on foreign earnings at different tax rates, (iv) $11.9 million attributable to the net tax effects of consolidating Kinder Morgan Energy Partners' United States income tax provision and (v) $10.9 million of state income taxes. The above income tax expense is net of $2.4 million of other income tax items.

  Five Months Ended May 31, 2007

        The five months ended May 31, 2007 income tax expense from continuing operations of $135.5 million consists of (i) $34.0 million federal income tax benefit on the $97.2 million loss from continuing operations before income taxes, (ii) $16.6 million tax benefit from the Terasen acquisition financing structure and (iii) $2.0 million of other income tax items. These tax benefits and credits were offset by income tax expenses consisting of (i) $30.7 million of income taxes on non-deductible fees associated with the Going Private transaction, (ii) $132.1 million of expense related to the Trans Mountain pretax impairment of $377.1 million, which is not deductible for tax purposes, (iii) $6.2 million related to Kinder Morgan Management minority interest income tax expense, (iv) $8.4 million due to income taxes on foreign earnings at different tax rates, (v) $4.0 million attributable to the net tax effects of consolidating Kinder Morgan Energy Partners' United States income tax provision and (vi) $6.7 million of state income taxes.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        The income tax provision decreased from $337.1 million in 2005 to $285.9 million in 2006, a decrease of $51.2 million (15%) due principally to (i) a reduction of $45.1 million resulting from a favorable financing structure utilized in the Terasen acquisition, (ii) a reduction of $38.0 million due to the impact of applying a lower effective tax rate on previously recorded net deferred tax liabilities, (iii) an increase of $22.7 million due to foreign earnings subject to different tax rates, (iv) an increase of $12.7 million attributable to the net tax effects of consolidating Kinder Morgan Energy Partners, L.P.'s income tax provision, (v) an increase of $6.8 million due to an increase in pre-tax income from continuing operations of $35.0 million and (vi) an increase of $7.5 million related to Kinder Morgan Management minority interest and (vii) a decrease of $17.8 million attributable to various other items.

        See Note 9 to our Annual Consolidated Financial Statements for additional information on income taxes.

Income Taxes—Realization of Deferred Tax Assets

        A capital loss carryforward can be utilized to reduce capital gain during the five years succeeding the year in which a capital loss is incurred. We closed the sale of Terasen Inc. to Fortis Inc. on May 17, 2007, for sales proceeds of approximately $3.4 billion (C$3.7 billion) including cash and assumed debt. We recorded a book gain on this disposition of $55.7 million in the five months ended May 31, 2007. The sale resulted in a capital loss of $998.6 million for tax purposes. Approximately, $223.3 million of the Terasen Inc. capital loss will be utilized to reduce capital gain principally associated with the sale of our U.S.-based retail natural gas operations resulting in a tax benefit of approximately $82.2 million.

        At December 31, 2007, we have a capital loss carryforward of $775.1 million, of which the full amount will be utilized to reduce capital gain associated with the sale of our 80% ownership interest in our NGPL business segment and other dispositions, resulting in a tax benefit of approximately $279.5 million. No valuation has been provided with respect to our capital loss carryforward as we believe future realization of this deferred tax asset is more likely than not.

Discontinued Operations

        On October 5, 2007, Kinder Morgan Energy Partners announced that it had completed the previously announced sale of its North System and its 50% ownership interest in the Heartland Pipeline Company to ONEOK Partners, L.P. for approximately $298.6 million in cash. Due to the fair market revaluation resulting from the Going Private transaction (see Note 1(B) to our Annual Consolidated Financial Statements), the consideration Kinder Morgan Energy Partners received from the sale of its North System was equal to our carrying value, therefore no gain or loss was recorded on this disposal transaction.

        On June 15, 2007, we completed a transaction to sell Terasen Pipelines (Corridor) Inc. to Inter Pipeline Fund, a Canada-based company, for approximately $711 million (C$760 million) plus the assumption of all construction debt. The consideration was equal to Terasen Pipelines (Corridor) Inc.'s carrying value, therefore no gain or loss was recorded on this disposal transaction. The sale did not include any other assets of Kinder Morgan Canada (formerly Terasen Pipelines).

        On May 17, 2007, we completed a transaction to sell Terasen Inc. to Fortis, Inc., a Canada-based company, for approximately $3.4 billion (C$3.7 billion) including cash and assumed debt. Terasen Inc.'s principal assets include Terasen Gas Inc. and Terasen Gas (Vancouver Island) Inc. The sale did not include assets of Kinder Morgan Canada (formerly Terasen Pipelines). We recorded a gain on this disposition of $55.7 million in the five months ended May 31, 2007. Based on a revised estimate of the fair values of this reporting unit derived principally from this definitive sales agreement, an estimated goodwill impairment charge of approximately $650.5 million was recorded in the fourth quarter of 2006. (See Note 6 to our Annual Consolidated Financial Statements.)

        In March 2007, we completed the sale of our U.S.-based retail natural gas distribution and related operations to GE Energy Financial Services, a subsidiary of General Electric Company, and Alinda Investments LLC for $710 million and an adjustment for working capital. In conjunction with this sale, we recorded a pre-tax gain of $251.8 million (net of $3.9 million of transaction costs) in the five months ended May 31, 2007. Incremental losses of approximately $9.1 million were recorded in the seven months ended December 31, 2007 to reflect final working capital adjustments. An incremental tax benefit of $3.3 million related to these adjustments was recorded as an adjustment to the capital loss carryforward associated with the Terasen Inc. sale. See Note 9 to our Annual Consolidated Financial Statements for additional information regarding our income taxes.

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the financial results of the above-mentioned operations have been reclassified to discontinued operations for all periods presented. Note 7 to our Annual Consolidated Financial Statements contains additional information on these matters.

Significant Financing Transactions

        On January 16, 2008, Kinder Morgan G.P., Inc.'s board of directors declared a quarterly cash dividend on its Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock of $20.825 per share payable on February 18, 2008 to shareholders of record as of January 31, 2008. On October 17, 2007, Kinder Morgan G.P., Inc.'s board of directors declared a quarterly cash dividend on its Cumulative Preferred Stock of approximately $25.684 per share which was paid on November 18, 2007 to shareholders of record as of October 31, 2007.

        On September 28, 2007, we made quarterly payments of $2.5 million on the Tranche A and $8.25 million on the Tranche B term loan facilities. Additionally on July 31, 2007, we made a $100 million voluntary prepayment on the Tranche B term loan facility using the proceeds from the issuance of Kinder Morgan G.P., Inc.'s preferred shares as discussed following.

        On September 3, 2007, we made a $5.0 million payment on our 6.50% Series Debentures, Due 2013.

        On August 28, 2007, Kinder Morgan Energy Partners issued $500 million of its 5.85% senior notes due September 15, 2012. Kinder Morgan Energy Partners used the $497.8 million net proceeds received after underwriting discounts and commissions to reduce the borrowings under its commercial paper program.

        On August 15, 2007, Kinder Morgan Energy Partners repaid $250 million of 5.35% senior notes that matured on that date.

        On July 27, 2007, Kinder Morgan G.P., Inc. sold 100,000 shares of its $1,000 Liquidation Value Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock due 2057 to a single purchaser. We used the net proceeds of approximately $98.6 million after the initial purchaser's discounts and commissions to reduce debt. Until August 18, 2012, dividends will accumulate, commencing on the issue date, at a fixed rate of 8.33% per annum and will be payable quarterly in arrears, when and if declared by Kinder Morgan G.P., Inc.'s board of directors, on February 18, May 18, August 18 and November 18 of each year, beginning November 18, 2007. After August 18, 2012, dividends on the preferred stock will accumulate at a floating rate of the 3-month LIBOR plus 3.8975% and will be payable quarterly in arrears, when and if declared by Kinder Morgan G.P., Inc.'s board of directors, on February 18, May 18, August 18 and November 18 of each year, beginning November 18, 2012. The preferred stock has approval rights over a commencement of or filing of voluntary bankruptcy by Kinder Morgan Energy Partners or its SFPP or Calnev subsidiaries.

        On June 21, 2007, Kinder Morgan Energy Partners issued $550 million of its 6.95% senior notes due January 15, 2038. The net proceeds of approximately $543.9 million received after underwriting discounts and commissions were used to reduce Kinder Morgan Energy Partners' short-term commercial paper.

        As discussed in Note 7 to our Annual Consolidated Financial Statements, On March 5, 2007 we entered into a definitive agreement to sell Terasen Pipelines (Corridor) Inc. and on February 26, 2007, we entered into a definitive agreement to sell Terasen Inc., which includes the assets of Terasen Gas Inc. and Terasen Gas (Vancouver Island) Inc. These transactions closed on June 15, 2007 and May 17, 2007, respectively. Our consolidated debt was reduced by the debt balances of Terasen Inc. and Terasen Pipelines (Corridor) Inc. of approximately $2.9 billion, including the Capital Securities, as a result of these sales transactions. For the period from January 1, 2007 to May 17, 2007, average borrowings under TGVI's C$350 million credit facility were $255.1 million at a weighted-average rate of 4.43%. For the period from January 1, 2007 to May 17, 2007, average borrowings under the C$20 million demand facility were $3.3 million at a weighted-average rate of 5.31%.

        On May 30, 2007, investors led by Richard D. Kinder, our Chairman and Chief Executive Officer, completed the Going Private transaction. As of the closing date of the Going Private transaction, Kinder Morgan, Inc. had 149,316,603 common shares outstanding, before deducting 15,030,135 shares held in treasury. The Going Private transaction, including associated fees and expenses, was financed through (i) $5.0 billion in new equity financing from private equity funds and other entities providing equity financing, (ii) approximately $2.9 billion from rollover investors, who were certain current or former directors, officers or other members of management of Kinder Morgan, Inc. (or entities controlled by such persons) that directly or indirectly reinvested all or a portion of their equity interests in Kinder Morgan, Inc. and/or cash in exchange for equity interests in Knight Holdco LLC, the parent of the surviving entity of the Going Private transaction, (iii) approximately $4.8 billion of new debt financing, (iv) approximately $4.5 billion of our existing indebtedness (excluding debt of Terasen Pipelines (Corridor) Inc., which was divested on June 15, 2007) and (v) $1.7 billion of cash on hand resulting from the sale of our U.S.-based and Canada-based retail natural gas distribution operations (see preceding discussion under "Discontinued Operations"). In connection with the Going Private transaction, on May 30, 2007, we filed a certificate with the State of Kansas changing the total number of shares of all classes of stock that can be authorized for issuance under our restated articles of incorporation, as amended, to 100 shares of common stock having a par value of $0.01 per share. On May 30, 2007, we issued 100 shares of our common stock to Knight Midco Inc. After the Going Private transaction was completed, Kinder Morgan, Inc. changed its name to Knight Inc. and its shares were delisted from the New York Stock Exchange. Since we are accounting for the Going Private transaction in accordance with SFAS No. 141, Business Combinations, we have adjusted the carrying value of our long-term debt securities to reflect their fair values at the time of the Going Private transaction and the adjustments are being amortized over the remaining lives of the debt securities. The unamortized fair value adjustment balances reflected within the caption "Long-term Debt" in the accompanying Consolidated Balance Sheet at September 30, 2008 were $46.4 million and $0.6 million, representing a decrease to the carrying value of our long-term debt and an increase in the value of our interest rate swaps, respectively.

        On May 30, 2007, we terminated our $800 million five-year credit facility dated August 5, 2005 and entered into a $5.755 billion credit agreement with a syndicate of financial institutions and Citibank, N.A., as administrative agent. The senior secured credit facilities consist of the following:

  •
  a $1.0 billion senior secured Tranche A term loan facility with a term of six years and six months (subsequently retired, see below);

  •
  a $3.3 billion senior secured Tranche B term loan facility, with a term of seven years (subsequently retired, see below);

  •
  a $455 million senior secured Tranche C term loan facility with a term of three years (subsequently retired, see below) and

  •
  a $1.0 billion senior secured revolving credit facility with a term of six years. This revolving credit facility includes a sublimit of $300 million for the issuance of letters of credit and a sublimit of $50 million for swingline loans.

        The credit agreement permits one or more incremental increases under the revolving credit facility or an addition of new term facilities in an aggregate amount of up to $1.5 billion, provided certain conditions are met. Such additional capacity is uncommitted. Additionally, the revolving credit facility allows for one or more swingline loans from Citibank, N.A., in its individual capacity, up to an aggregate amount of $50.0 million provided certain conditions are met. Our obligations under the credit agreement and certain existing notes issued by us and Kinder Morgan Finance Company, ULC, the sale of which were registered under the Securities Act of 1933, as amended, are secured, subject to specified exceptions, by a first-priority lien on all the capital stock of each of our wholly owned subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of such subsidiaries) and by perfected security interests in, and mortgages on, substantially all of our and our subsidiaries' tangible and intangible assets (including, without limitation, accounts (other than deposit accounts or other bank or securities accounts), inventory, equipment, investment property, intellectual property, other general intangibles, material fee-owned real property (other than pipeline assets and any leasehold property) and proceeds of the foregoing). None of the assets of Kinder Morgan G.P., Inc., Kinder Morgan Management, Kinder Morgan Energy Partners or their respective subsidiaries are pledged as security as part of this financing.

        In June 2007, we repaid the borrowings outstanding under the Tranche C term facility. At December 31, 2007, we had approximately $4.2 billion outstanding under the term loan facilities at a weighted-average interest rate of 6.32%. On February 15, 2008, the entire outstanding balances of our senior secured credit facility's Tranche A and Tranche B term loans and amounts outstanding at the time under our $1.0 billion revolving credit facility, on a combined basis totaling approximately $4.6 billion, were paid off with proceeds from the closing of the sale of an 80% ownership interest in our NGPL business segment. At February 29, 2008, we had no borrowings outstanding under the term loan facilities.

        Loans under the revolving credit facility will bear interest, at Knight Inc.'s option, at:

  •
  a rate equal to LIBOR plus an applicable margin, or

  •
  a rate equal to the higher of (a) U.S. prime rate and (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

        The swingline loans will bear interest at:

  •
  a rate equal to the higher of (a) U.S. prime rate or (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

        The applicable margin for the revolving credit facility is subject to decrease pursuant to a leverage-based pricing grid. In addition, the credit agreement provides for customary commitment fees and letter of credit fees under the revolving credit facility. The credit agreement contains customary terms and conditions and is unconditionally guaranteed by each of our wholly owned material domestic restricted subsidiaries, to the extent permitted by applicable law and contract. Voluntary prepayments can be made at any time on revolving credit loans and swingline loans, in each case without premium or penalty, and on LIBOR Loans (as defined in the credit agreement) on the interest payment date without premium or penalty.

        On November 14, 2007, Kinder Morgan Management made a distribution of 0.017686 of its shares per outstanding share (1,258,778 total shares) to shareholders of record as of October 31, 2007, based on the $0.88 per common unit distribution declared by Kinder Morgan Energy Partners. On February 14, 2008, Kinder Morgan Management made a distribution of 0.017312 of its shares per outstanding share (1,253,951 total shares) to shareholders of record as of January 31, 2008, based on the $0.92 per common unit distribution declared by Kinder Morgan Energy Partners. These distributions are paid in the form of additional shares or fractions thereof calculated by dividing the Kinder Morgan Energy Partners' cash distribution per common unit by the average market price of a Kinder Morgan Management share determined for a ten-trading day period ending on the trading day immediately prior to the ex-dividend date for the shares. Kinder Morgan Management has paid share distributions totaling 3,918,533, 2,402,439, 2,028,367, 4,383,303 and 3,760,732 shares in the nine months ended September 30, 2008, the seven months ended December 31, 2007, the five months ended May 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

        On May 15, 2007, Kinder Morgan Management sold 5.7 million of its listed shares in a registered offering. None of the shares in the offering were purchased by us. Kinder Morgan Management used the net proceeds from the sale to purchase 5.7 million i-units from Kinder Morgan Energy Partners. Kinder Morgan Energy Partners used the net proceeds of approximately $298 million to reduce its outstanding commercial paper debt. Additional information concerning the business of, and our obligations to, Kinder Morgan Management is contained in Kinder Morgan Management's Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus.

        On May 7, 2007, we retired our $300 million 6.80% senior notes due March 1, 2008 at 101.39% of the face amount. We recorded a pre-tax loss of $4.2 million in connection with this early extinguishment of debt.

        On January 30, 2007, Kinder Morgan Energy Partners completed a public offering of $1.0 billion of senior notes, consisting of $600 million of 6.00% notes due February 1, 2017 and $400 million of 6.50% notes due February 1, 2037. Kinder Morgan Energy Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $992.8 million, and used the proceeds to reduce the borrowings under its commercial paper program.

        Effective January 1, 2007, Kinder Morgan Energy Partners acquired the remaining approximate 50.2% interest in the Cochin pipeline system that Kinder Morgan Energy Partners did not already own (see Note 4 to our Annual Consolidated Financial Statements). As part of Kinder Morgan Energy Partners' purchase price, two of its subsidiaries issued a long-term note payable to the seller having a fair value of $42.3 million. Kinder Morgan Energy Partners valued the debt equal to the present value of amounts to be paid, determined using an annual interest rate of 5.40%. The principal amount of the note, along with interest, is due in five annual installments of $10.0 million beginning March 31, 2008. The final payment is due March 31, 2012. Kinder Morgan Energy Partners' subsidiaries Kinder Morgan Operating L.P. "A" and Kinder Morgan Canada Company are the obligors on the note and, as of September 30, 2008 and December 31, 2007, the outstanding balance under the note was $36.1 million and $44.6 million, respectively.

        On September 1, 2006, we made a $5.0 million payment on our 6.50% Series Debentures, Due 2013.

        Effective August 28, 2006, Kinder Morgan Energy Partners terminated its $250 million unsecured nine-month bank credit facility due November 21, 2006, and increased its existing five-year bank credit facility from $1.60 billion to $1.85 billion and can now be amended to allow for borrowings up to $2.1 billion. The $1.85 billion credit facility is with a syndicate of financial institutions and Wachovia Bank, National Association as the administrative agent, and can be used for general corporate purposes and to support commercial paper issuance. This credit facility is due August 18, 2010 and includes covenants and requires payment of facility fees that are common in such arrangements. The $1.85 billion credit facility permits Kinder Morgan Energy Partners to obtain bids for fixed rate loans from members of the lending syndicate. Interest on the credit facility accrues at Kinder Morgan Energy Partners' option at a floating rate equal to either the administrative agent's base rate (but not less than the Federal Funds Rate, plus 0.5%), or LIBOR, plus a margin, which varies depending upon the credit rating of Kinder Morgan Energy Partners' long-term senior unsecured debt. Excluding the relatively non-restrictive specified negative covenants and events of defaults, the credit facility does not contain any provisions designed to protect against a situation where a party to an agreement is unable to find a basis to terminate that agreement while its counterparty's impending financial collapse is revealed and perhaps hastened through the default structure of some other agreement. The credit facility does not contain a material adverse change clause coupled with a lockbox provision; however, the facility does provide that the margin Kinder Morgan Energy Partners will pay with respect to borrowings and the facility fee that Kinder Morgan Energy Partners will pay on the total commitment will vary based on

Kinder Morgan Energy Partners' senior debt investment rating. None of Kinder Morgan Energy Partners debt is subject to payment acceleration as a result of any change to their credit ratings.

        In August 2006, Kinder Morgan Energy Partners issued, in a public offering, 5,750,000 common units, including common units sold pursuant to an underwriters' over-allotment option, at a price of $44.80 per unit, less commissions and underwriting expenses. Kinder Morgan Energy Partners received net proceeds of approximately $248.0 million for the issuance of these 5,750,000 common units, and used the proceeds to reduce the borrowings under its commercial paper program.

        In July 2006, we received notification of election from the holders of our 7.35% Series Debentures due 2026 electing the option, as provided in the indenture governing the debentures, to require us to redeem the securities on August 1, 2006. The full $125 million of principal was elected to be redeemed and was paid, along with accrued interest of approximately $4.6 million, on August 1, 2006, utilizing incremental borrowing under our $800 million credit facility.

        On February 22, 2006, Kinder Morgan Energy Partners entered into a nine-month $250 million credit facility due November 21, 2006 with a syndicate of financial institutions, and Wachovia Bank, National Association as the administrative agent. Borrowings under the credit facility can be used for general partnership purposes and as backup for Kinder Morgan Energy Partners' commercial paper program and include financial covenants and events of default that are common in such arrangements. This agreement was terminated in August 2006, concurrent with Kinder Morgan Energy Partners' increase of its 5-year credit facility from $1.6 billion to $1.85 billion.

        During 2005, we sold a total of 5.67 million Kinder Morgan Management shares that we owned for approximately $254.8 million. We recognized pre-tax gains totaling $78.5 million associated with these sales. These sales allowed us to fully utilize a capital loss carryforward that was scheduled to expire in 2005.

        On December 9, 2005, Kinder Morgan Finance Company, ULC, a wholly owned subsidiary of Knight Inc., issued $750 million of 5.35% senior notes due 2011, $850 million of 5.70% senior notes due 2016 and $550 million of 6.40% senior notes due 2036. Each series of these notes is fully and unconditionally guaranteed by Knight Inc. on a senior unsecured basis as to principal, interest and any additional amounts required to be paid as a result of any withholding or deduction for Canadian taxes. The proceeds of approximately $2.1 billion, net of underwriting discounts and commissions, were ultimately distributed to repay in full the bridge facility incurred to finance the cash portion of the consideration for Knight Inc.'s acquisition of Terasen. These notes were sold in a private placement pursuant to Rule 144A under the Securities Act of 1933. In February 2006, Kinder Morgan Finance Company, ULC exchanged these notes for substantially identical notes that have been registered under the Securities Act.

        As discussed in Note 4 to our Annual Consolidated Financial Statements, on November 30, 2005, we completed the acquisition of Terasen. Terasen shareholders were able to elect, for each Terasen share held, either (i) C$35.75 in cash, (ii) 0.3331 shares of Kinder Morgan common stock, or (iii) C$23.25 in cash plus 0.1165 shares of Kinder Morgan common stock. In the aggregate, we issued approximately $1.1 billion (12.48 million shares) of Kinder Morgan common stock and paid approximately C$2.49 billion (US$2.13 billion) in cash to Terasen securityholders. In addition, our short-term and long-term debt balances increased by approximately $0.6 billion and $2.1 billion, respectively, as a result of including the debt of Terasen and its subsidiaries in our consolidated balances. See Note 10 to our Annual Consolidated Financial Statements for additional information regarding the debt of Terasen.

        On November 23, 2005, 1197774 Alberta ULC, a wholly owned subsidiary of Knight Inc., entered into a 364-day credit agreement, with Knight Inc. as guarantor, which provides for a committed credit facility in the Canadian dollar equivalent of US$2.25 billion. This credit facility was used to finance the cash portion of the acquisition of Terasen. Under this bank facility, a facility fee was required to be paid based on the total commitment, whether used or unused, at a rate that varies based on Knight Inc.'s senior debt rating. On November 30, 2005, 1197774 Alberta ULC borrowed approximately $2.1 billion under this facility to finance the cash portion of the acquisition of Terasen. The facility was terminated when the loan was repaid on December 9, 2005 after permanent financing was obtained as discussed further in this section. Interest paid during 2005 under this credit facility was $1.9 million.

        On September 13, 2005, we made a $5.0 million payment on our 6.50% Series Debentures, Due 2013.

        On August 5, 2005, we entered into an $800 million five-year senior unsecured revolving credit facility. This credit facility replaced an $800 million five-year senior unsecured revolving credit agreement dated August 18, 2004, effectively extending the maturity of our credit facility by one year, and includes covenants and requires payment of facility fees, which are discussed in Note 10 to our Annual Consolidated Financial Statements, that are similar in nature to the covenants and facility fees required by the revolving bank facility it replaced. In this credit facility, the definition of consolidated net worth, which is a component of total capitalization, was revised to exclude other comprehensive income/loss, and the definition of consolidated indebtedness was revised to exclude the debt of Kinder Morgan Energy Partners that is guaranteed by us. On October 6, 2005, we amended our $800 million five-year senior unsecured revolving credit facility (i) to exclude the effect of consolidating Kinder Morgan Energy Partners relating to the requirements of EITF 04-5 discussed previously, (ii) to make administrative changes and (iii) to change definitions and covenants to reflect the inclusion of Terasen as a subsidiary of ours.

        On March 15, 2005, we issued $250 million of our 5.15% senior notes due March 1, 2015. The proceeds of $248.5 million, net of underwriting discounts and commissions, were used to repay short-term commercial paper debt that was incurred to pay our 6.65% senior notes that matured on March 1, 2005.

        On March 1, 2005, our $500 million of 6.65% senior notes matured, and we paid the holders of the notes, utilizing a combination of cash on hand and borrowings under our commercial paper program.

  NGPL PipeCo LLC Debt

        On December 21, 2007, PipeCo, which at that time was an indirect wholly owned subsidiary of Knight Inc., issued $1,250,000,000 aggregate principal amount of 6.514% senior notes due December 15, 2012, $1,250,000,000 aggregate principal amount of 7.119% senior notes due December 15, 2017 and $500,000,000 aggregate principal amount of 7.768% senior notes due December 15, 2037. The notes were sold in a private placement to a syndicate of investment banks led by Lehman Brothers Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The notes are the senior unsecured obligations of PipeCo and rank equally in right of payment with any of PipeCo's future unsecured senior debt. The 2012, 2017 and 2037 senior notes are redeemable in whole or in part, at PipeCo's option at any time, at a price equal to 100% of the principal amount of the notes plus accrued interest to the redemption date plus a make-whole premium. The net proceeds from the notes were held in escrow pending the closing of the sale by us of an 80% ownership interest in our NGPL business segment (see Note 1(M) to our Annual Consolidated Financial Statements), at which time the net proceeds were released to PipeCo, prior to the consummation of the transaction, and were used to repay debt owed to Knight Inc. Remaining proceeds after repayment of the debt were distributed to Knight Inc. as a dividend. Following the consummation of the transaction, PipeCo owns the assets and businesses comprising the NGPL business segment, and is owned by Myria (80%) and us (20%). Because of the subsequent sale of an 80% ownership interest in our NGPL business segment, of the $3.0 billion outstanding balance on these senior notes at December 31, 2007, 80% has been included within the caption "Other Liabilities and Deferred Credits: Liabilities Held for Sale, Non-current" and 20% as a reduction of the caption "Investments: Other" in our accompanying Consolidated Balance Sheet.

Interest Rate Swaps

        As of December 31, 2007, we and our subsidiary, Kinder Morgan Energy Partners, were party to interest rate swap agreements with notional principal amounts of $275 million and $2.3 billion, respectively, for a consolidated total of $2.575 billion. The fair value of our interest rate swaps as of December 31, 2007 was $139.7 million and is included in the accompanying Consolidated Balance Sheet within the caption "Deferred Charges and Other Assets." Additionally, on March 7, 2008, we terminated an interest rate swap agreement having a notional value of $275 million associated with Kinder Morgan Finance Company, ULC's 6.40% senior notes due 2036. We paid approximately $2.5 million to exit our position in this swap agreement, which amount will be amortized to interest expense over the period that the 6.40% debentures remain outstanding.

        All of our interest rate swap agreements and those of our subsidiary, Kinder Morgan Energy Partners, have a termination date that corresponds to the maturity date of one of the associated series of senior notes and, as of December 31, 2007, the maximum length of time over which we have hedged a portion of our exposure to the variability in the value of this debt due to interest rate risk is through January 15, 2038. In addition, certain of our swap agreements contain mutual cash-out provisions that allow us or our counterparties to settle the agreement at certain future dates before maturity based on the then-economic value of the swap agreement.

        We are exposed to credit related losses in the event of nonperformance by counterparties to our interest rate swap agreements, and while we enter into derivative contracts primarily with investment grade counterparties and actively monitor their credit ratings, it is nevertheless possible that from time to time losses will result from counterparty credit risk. As of December 31, 2007, all of our interest rate swap agreements were with counterparties with investment grade credit ratings.

        We have exposure to interest rate risk as a result of the issuance of variable and fixed rate debt and commercial paper. We enter into interest rate swap agreements to mitigate our exposure to changes in the fair value of our fixed rate debt agreements. These hedging relationships are accounted for as fair value hedges under SFAS No. 133. Prior to the Going Private transaction, all of our interest rate swaps qualified for the "short-cut" method prescribed in SFAS No. 133 for qualifying fair value hedges. Accordingly, the carrying value of the swap was adjusted to its fair value as of the end of each reporting period, and an offsetting entry was made to adjust the carrying value of the debt securities whose fair value was being hedged. We recorded interest expense equal to the floating rate payments, which was accrued monthly and paid semi-annually.

        In connection with the Going Private transaction, all of our debt was recorded on our balance sheet at fair value and, except for Terasen Pipelines (Corridor) Inc.'s outstanding interest rate swap agreements classified as held for sale, all of our interest rate swaps were re-designated as fair value hedges effective June 1, 2007. Because these swaps did not have a fair value of zero as of June 1, 2007 they did not meet the requirements for the "short-cut" method of assessing their effectiveness. Accordingly, subsequent changes in the carrying value of the swap is adjusted to its fair value as of the end of each reporting period, and an offsetting entry is made to adjust the carrying value of the debt securities whose fair value is being hedged. Any hedge ineffectiveness resulting from the difference between the change in fair value of the interest rate swap and the change in fair value of the hedged debt instrument is recorded as interest expense in the current period. During the seven months ended December 31, 2007, no hedge ineffectiveness related to these hedges was recognized. Interest expense equal to the floating rate payments is accrued monthly and paid semi-annually.

        As of December 31, 2006, we, and our subsidiary Kinder Morgan Energy Partners, were party to interest rate swap agreements with notional principal amounts of $2.325 billion and $2.1 billion, respectively, for a consolidated total of $4.425 billion. In addition, we were a party to interest rate swap agreements in Canada with notional principal amounts of C$609 million.

        During the five months ended May 31, 2007, our subsidiary Kinder Morgan Energy Partners entered into additional fixed-to-floating interest rate swap agreements associated with its $600 million of 5.95% senior notes due February 15, 2008 with a combined notional principal of $500 million. Also during the five months ended May 31, 2007, we, and our subsidiary Kinder Morgan Energy Partners, terminated interest rate swaps with a notional value of $900 million and $100 million, respectively. The termination of these swaps resulted in a net gain of $52 million that was amortized to interest expense over the periods in which the hedged interest payments were forecasted to occur. In connection with the Going Private transaction, our portion of the unamortized gain as of May 31, 2007 was removed from the books in purchase accounting and will not impact our interest expense subsequent to the closing of the Going Private transaction.

        During the seven months ended December 31, 2007, interest rate swap agreements with a notional amount of $200 million matured on the same day as the corresponding hedged debt, the $250 million of 5.35% senior notes, became due at Kinder Morgan Energy Partners. Also during the seven months ended December 31, 2007, we terminated interest rate swaps with a notional value of $1.15 billion. The termination of these swaps resulted in a net gain of $24.5 million that is being amortized to interest expense over the periods in which the hedged interest payments were forecasted to occur. The total unamortized net gain on the termination of interest rate swaps of $30.3, including the portion of gain at Kinder Morgan Energy Partners that we do not own, is included within the caption "Long-term Debt: Value of Interest Rate Swaps" in the accompanying Balance Sheet December 31, 2007. The swaps denominated in Canadian dollars were sold as part of the respective sales of Terasen Inc. and Terasen Pipelines (Corridor) Inc. (see Note 7 to our Annual Consolidated Financial Statements) in May and June 2007, respectively.

        We recognized a one time non-cash, after-tax loss of approximately $14 million in the first quarter of 2006 from changes in the fair value of our receive- fixed-rate, pay-variable rate U.S. dollar to Canadian dollar cross-currency interest rate swaps from January 1, 2006 to the termination of the agreements to reflect the strengthening of the Canadian dollar versus the U.S. dollar.

Net Investment Hedges

        We are exposed to foreign currency risk from our investments in businesses owned and operated outside the United States. To hedge the value of our investment in Canadian operations, we have entered into various cross-currency interest rate swap transactions that have been designated as net investment hedges in accordance with SFAS No. 133. We have recognized no ineffectiveness through the income statement as a result of these hedging relationships during the seven months ended December 31, 2007, the five months ended May 31, 2007 or during 2006. The effective portion of the changes in fair value of these swap transactions are reported as a cumulative translation adjustment under the caption "Accumulated Other Comprehensive Loss" in the accompanying Consolidated Balance Sheets at December 31, 2007 and 2006.

        In December 2005 we entered into receive-fixed-rate, pay-fixed-rate U.S. dollar to Canadian dollar cross-currency interest rate swap agreements having a combined notional value of C$1,240 million. These derivative instruments were designated as hedges of our net investment in Canadian operations in accordance with SFAS No. 133. Also in December 2005, we entered into three receive-fixed-rate, pay-variable-rate U.S. dollar to Canadian dollar cross-currency interest rate swap agreements having a combined notional value of C$1,254 million. These derivative instruments did not qualify for hedge accounting under SFAS No. 133. In February 2006 we entered into a series of transactions to effectively terminate the receive-fixed-rate, pay-variable-rate swaps and entered into a series of receive-fixed-rate, pay-fixed-rate swaps with the same notional value. The new derivative instruments were designated as hedges of our net investment in Canadian operations in accordance with SFAS No. 133. We recognized a one time non-cash, after-tax loss of approximately $14 million in the first quarter of 2006 from changes in the fair value of our receive-fixed-rate, pay-variable rate U.S. dollar to Canadian dollar cross-currency interest rate swaps from January 1, 2006 to the termination of the agreements to reflect the strengthening of the Canadian dollar versus the U.S. dollar.

        Due to the divestiture of a significant portion of our Canadian operations (see Note 7 to our Annual Consolidated Financial Statements), we terminated approximately C$250 million and C$1,963 million of our cross-currency interest rate swaps during the seven months ended December 31, 2007 and the five months ended May 31, 2007, respectively. We paid a total of approximately US$43.2 million and US$151.3 million, respectively, to terminate these swaps. The portion of accumulated losses on these hedges relating to the disposed Canadian operations was included in the corresponding gain or loss on sale calculation for each asset group divested. The combined notional value of our remaining cross-currency interest rate swaps at December 31, 2007 is approximately C$281.6 million. The fair value of these swaps as of December 31, 2007 and 2006 is a liability of US$51.2 million and US$69.7 million, respectively.

Off-Balance Sheet Arrangements

        We have invested in entities that are not consolidated in our financial statements. Our obligations with respect to these investments, as well as Kinder Morgan Energy Partners' obligation with respect to a letter of credit, are summarized following.

	Off-Balance Sheet Arrangements At December 31, 2007
Entity	Investment Amount		Investment Percent	Entity Assets(1)	Entity Debt		Our Debt Responsibility
	(Millions of Dollars)
Ft. Lupton Power Plant	$53.5	(2)	49.5%	$127.4	$38.3	(3)	$—
Express System	402.1		33.3%	942.6	416.7	(3)	—
Horizon Pipeline Company(4)	14.6		50%	87.1	49.5	(3)	—
Plantation Pipeline Company	351.4		51%	264.6	175.3	(3)	—
Red Cedar Gathering Company	135.6		49%	261.4	100.0	(3)	—
Cortez Pipeline Company	14.2		50%	79.9	157.3		78.7	(5)
West2East Pipeline LLC(7)	191.9		51%	2,730.2	2,225.4		1,135.0	(6)
Midcontinent Express Pipeline LLC	63.0		50.0%	136.8	—		97.7	(8)
Nassau County, Florida Ocean Highway and Port Authority	N/A		N/A	N/A	N/A		22.5	(9)

(1)
At recorded value, in each case consisting principally of property, plant and equipment.

(2)
Does not include any portion of the goodwill recognized in conjunction with the 1998 acquisition of the Thermo Companies.

(3)
Debtors have recourse only to the assets of the entity, not to the owners.

(4)
Included in the caption "Assets Held for Sale, Non-current" in the accompanying Consolidated Balance Sheet.

(5)
Kinder Morgan Energy Partners is severally liable for its percentage ownership share of the Cortez Pipeline Company debt. As of December 31, 2007, Shell Oil Company shares Kinder Morgan Energy Partners' several guaranty obligations jointly and severally for $64.3 million of Cortez's debt balance; however, Kinder Morgan Energy Partners is obligated to indemnify Shell for liabilities it incurs in connection with such guaranty. Accordingly, as of December 31, 2007 Kinder Morgan Energy Partners has a letter of credit in the amount of $37.5 million issued by JP Morgan Chase, in order to secure its indemnification obligations to Shell for 50% of the Cortez debt balance of $64.3 million.

  Further, pursuant to a Throughput and Deficiency Agreement, the partners of Cortez Pipeline Company are required to contribute capital to Cortez in the event of a cash deficiency. The agreement contractually supports the financings of Cortez Capital Corporation, a wholly owned subsidiary of Cortez Pipeline Company, by obligating the partners of Cortez Pipeline to fund cash deficiencies at Cortez Pipeline, including anticipated deficiencies and cash deficiencies relating to the repayment of principal and interest on the debt of Cortez Capital Corporation. The partners' respective parent or other companies further severally guarantee the obligations of the Cortez Pipeline owners under this agreement.

(6)
Debt responsibility of Kinder Morgan Energy Partners.

(7)
West2East Pipeline LLC is a limited liability company and is the sole owner of Rockies Express Pipeline LLC. As of December 31, 2007, the remaining limited liability member interests in West2East Pipeline LLC are owned by ConocoPhillips (24%) and Sempra Energy (25%). Kinder Morgan Energy Partners owned a 66 2/3% ownership interest in West2East Pipeline LLC from October 21, 2005 until June 30, 2006, and included its results in its consolidated financial statements until June 30, 2006. On June 30, 2006, Kinder Morgan Energy Partners' ownership interest was reduced to 51%, West2East Pipeline LLC was deconsolidated, and Kinder Morgan Energy Partners subsequently accounted for its investment under the equity method of accounting. Upon completion of the pipeline, Kinder Morgan Energy Partners' ownership percentage is expected to be reduced to 50%.

(8)
Midcontinent Express Pipeline LLC is a limited liability company. As of December 31, 2007, the remaining limited liability interest in Midcontinent Express Pipeline LLC is owned by Energy Transfer Partners, L.P. Debt responsibility represents Kinder Morgan Energy Partners' guarantee of its proportionate share of letters of credit outstanding at December 31, 2007.

(9)
Arose from Kinder Morgan Energy Partners' Vopak terminal acquisition in July 2001. Nassau County, Florida Ocean Highway and Port Authority is a political subdivision of the state of Florida. During 1990, Ocean Highway and Port Authority issued its Adjustable Demand Revenue Bonds in the aggregate principal amount of $38.5 million for the purpose of constructing certain port improvements located in Fernandino Beach, Nassau County, Florida. A letter of credit was issued as security for the Adjustable Demand Revenue Bonds and was guaranteed by the parent company of Nassau Terminals LLC, the operator of the port facilities. In July 2002, Kinder Morgan Energy Partners acquired Nassau Terminals LLC and became guarantor under the letter of credit agreement. In December 2002, Kinder Morgan Energy Partners issued a $28 million letter of credit under its credit facilities and the former letter of credit guarantee was terminated. As of December 31, 2007, the face amount of this letter of credit outstanding under Kinder Morgan Energy Partners' credit facility was $22.5 million. Principal payments on the bonds are made on the first of December each year and reductions are made to the letter of credit.

Aggregate Contractual Obligations

Aggregate Contractual Obligations
At December 31, 2007

	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
	(In millions)
Contractual Obligations:
Short-term Borrowings	$888.1	$888.1	$—	$—	$—
Long-term Debt, Including Current Maturities:
Principal Payments	18,284.1	79.8	633.0	4,777.4	12,793.9
Interest Payments(1)	14,942.1	1,195.9	2,310.2	2,083.7	9,352.3
Lease Obligations(2)(3)	676.2	58.1	96.2	82.0	439.9
Pension and Postretirement Benefit Plans(4)	62.1	4.6	9.7	10.9	36.9

Total Contractual Cash Obligations(7)	$34,852.6	$2,226.5	$3,049.1	$6,954.0	$22,623.0

Other Commercial Commitments:
Standby Letters of Credit(5)	$815.6	$768.5	$9.6	$—	$37.5

Capital Expenditures(6)	$259.1	$259.1	$—	$—	$—

(1)
Interest payments have not been adjusted for any amounts receivable related to our interest rate swaps outstanding. See "Quantitative and Qualitative Disclosures About Market Risk."

(2)
Represents commitments for capital leases, including interest, and operating leases.

(3)
Approximately $458.2 million, $20.6 million, $41.2 million, $41.6 million and $354.8 million in each respective column is attributable to the lease obligation associated with the Jackson, Michigan power generation facility.

(4)
In addition to the amounts shown, we are also required to contribute $0.2 million per year to these plans. We currently do not expect to make any additional significant contributions to these plans in the next few years, although we could elect or be required to make such contributions depending on, among other factors, the return generated by plan assets and changes in actuarial assumptions.

(5)
Letters of credit totaling $815.6 million outstanding at December 31, 2007 consisted of the following: (i) four letters of credit, totaling $323.0 million, supporting our hedging of commodity risk, (ii) a $100 million letter of credit that supports certain proceedings with the California Public Utilities commission involving refined products tariff charges on the intrastate common carrier operations of Kinder Morgan Energy Partners' Pacific operations' pipelines in the State of California, (iii) a combined $58.3 million in ten letters of credit supporting Kinder Morgan Energy Partners' Trans Mountain pipeline system operations, (iv) a $52.1 million letter of credit supporting our Canadian pipeline operations (v) a $37.5 million letter of credit supporting Kinder Morgan Energy Partners' indemnification obligations on the Series D note borrowings of Cortez Capital Corporation, (vi) Kinder Morgan Energy Partners' $30.3 million guarantee under letters of credit totaling $45.5 million supporting its International Marine Terminals Partnership Plaquemines, Louisiana Port, Harbor, and Terminal Revenue Bonds, (vii) a $25.3 million letter of credit supporting Kinder Morgan Energy Partners' Kinder Morgan Liquids Terminals LLC New Jersey Economic Development Revenue Bonds, (viii) a $24.1 million letter of credit supporting Kinder Morgan Energy Partners' Kinder Morgan Operating L.P. "B" tax-exempt bonds, (ix) a $22.5 million letter of credit supporting Nassau County, Florida Ocean Highway and Port Authority tax-exempt bonds, (x) four letters of credit, totaling $21.4 million, required under provisions of our property and casualty, worker's compensation and general liability insurance policies, (xi) a $19.9 million letter of credit supporting the construction of Kinder Morgan Energy Partners' Kinder Morgan Louisiana Pipeline, (xii) a $15.3 million letter of credit to fund the Debt Service Reserve Account required under the Express System's trust indenture, (xiii) a $15.5 million letter of credit supporting Kinder Morgan Energy Partners' pipeline and terminal operations in Canada, (xiv) two letters of credit totaling $20.3 million supporting the subordination of operating fees payable to us for operation of the Jackson, Michigan power generation facility to payments due under the operating lease of the facilities and (xv) 14 letters of credit, totaling $34.9 million supporting various company functions.

(6)
Represents commitments for the purchase of property, plant and equipment at December 31, 2007.

(7)
As of December 31, 2007, the liability for uncertain income tax positions, excluding associated interest and penalties, was $41.5 million pursuant to FASB Interpretation No. 48. This liability represents an estimate of tax positions that we have taken in our tax returns, which may ultimately not be sustained upon examination by the tax authorities. Since the ultimate amount and timing of any future cash settlements cannot be predicted with reasonable certainty, this estimated liability has been excluded from the Aggregate Contractual Obligations.

        We expect to have sufficient liquidity to satisfy our near-term obligations through the combination of free cash flow and our credit facilities.

Contingent Liabilities:	Contingency	Amount of Contingent Liability at December 31, 2007
Guarantor of the Bushton Gas Processing Plant Lease(1)	Default by ONEOK, Inc.	Total $103.0 million; Averages $23 million per year through 2012
Jackson, Michigan Power Plant Incremental Investment	Operational Performance	$3 to $8 million per year for 12 years
Jackson, Michigan Power Plant Incremental Investment	Cash Flow Performance	Up to a total of $25 million beginning in 2018

(1)
In conjunction with our sale of the Bushton gas processing facility to ONEOK, Inc., at December 31, 1999, ONEOK became primarily liable under the associated operating lease and we became secondarily liable. Should ONEOK, Inc. fail to make payments as required under the lease, we would be required to make such payments, with recourse only to ONEOK.

Cash Flows

        The following discussion of cash flows should be read in conjunction with the accompanying Consolidated Statements of Cash Flows and related supplemental disclosures. The following discussion is an analysis of the cash flows for the seven months ended December 31, 2007 (successor basis), the cash flows for the five months ended May 31, 2007 (predecessor basis) and a comparison of the cash flows for the years ended December 31, 2006 and 2005 (predecessor basis). As discussed in Note 1(B) to our Annual Consolidated Financial Statements, due to our adoption of EITF No. 04-5, beginning January 1, 2006, the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our consolidated financial statements and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

        The following table summarizes our net cash flows from operating, investing and financing activities for each period presented.

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In millions)	(In millions)
Net Cash Provided by (Used in):
Operating Activities	$1,044.5	$603.0	$1,707.3	$616.2
Investing Activities	(15,751.1)	723.7	(1,795.9)	(1,978.7)
Financing Activities	12,956.8	440.9	88.7	1,302.3
Effect of Exchange Rate Changes on Cash	(2.8)	7.6	6.6	0.3
Effect of Accounting Change on Cash	—	—	12.1	—
Cash Balance Included in Assets Held for Sale	(1.1)	(2.7)	(5.6)	—

Net Increase (Decrease) in Cash and Cash Equivalents	$(1,753.7)	$1,772.5	$13.2	$(59.9)

  Seven Months ended December 31, 2007

        Net cash flows from operating activities during the period were positively impacted by (i) net income of $762.3 million, net of certain non-cash items, primarily depreciation and amortization, deferred income taxes, undistributed earnings from equity investments, minority interests in income of consolidated subsidiaries, net gains on sales of assets, loss from discontinued operations and Kinder Morgan Energy Partners' rate reparations and reserve adjustments, (ii) a $104.0 million source of cash for working capital items, (iii) $86.5 million of distributions received from equity investments, (iv) a $51.3 million decrease of gas in underground storage and (v) $49.1 million of payments received from Kinder Morgan Energy Partners' pipeline customers for future service.

        Partially offsetting these factors were (i) a $3.2 million use of cash attributable to discontinued operations and (ii) a $2.2 million payment for the termination of interest rate swap agreements.

        Net cash flows used in investing activities during the period were affected by (i) $11,534.3 million of cash used to purchase Kinder Morgan, Inc. stock in the Going Private transaction, (ii) $3,030.0 million of cash used to invest in NGPL PipeCo LLC restricted deposits, (iii) $1,287.0 million in capital expenditures primarily attributable to Kinder Morgan Energy Partners, (iv) $122.0 million of other acquisitions, (v) incremental margin deposits of $39.3 million and (vi) contributions of $246.4 million to equity investments.

        These negative impacts were partially offset by (i) $196.6 million of cash provided by discontinued investing activities, primarily from the sale of Corridor, (ii) $301.3 million of net proceeds from the sale of other assets, primarily from the sale of Kinder Morgan Energy Partners' North System operations and (iii) $10.0 million of proceeds received from the sale of underground natural gas storage volumes.

        Net cash flows provided by financing activities during the period were principally due to (i) $5,112.0 million of equity contributions from investors in the Going Private transaction, (ii) $4,696.2 million of proceeds, net of issuance costs, received from the issuance of senior secured credit facilities to partially finance the Going Private transaction, (iii) $2,986.3 million of net proceeds from NGPL PipeCo LLC's issuance of senior notes, (iv) $1,041.7 million of net proceeds from Kinder Morgan Energy Partners' public debt offerings, (v) $342.9 million of contributions from minority interest owners attributable to Kinder Morgan Energy Partners' issuance of 7.13 million common units and (vi) $98.6 million of net proceeds from Kinder Morgan G.P., Inc.'s Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock.

        The impact of these factors was partially offset by (i) a $455 million use of cash for the retirement of our senior secured Tranche C term loan facility, (ii) a $250 million use of cash for a required payment on senior notes of Kinder Morgan Energy Partners, (iii) a $110.75 million use of cash for (a) quarterly payments of $2.5 million on our Tranche A and $8.25 million on our Tranche B term loan facilities and (b) a $100 million voluntary payment on our Tranche B term loan facility, (iv) $181.1 million of cash paid to share-based award holders due to the Going Private transaction, (v) minority interest distributions of $259.6 million, primarily resulting from Kinder Morgan Energy Partners' distributions to common unit holders, (vi) a net decrease of $52.6 million in short-term debt and (vii) a decrease of $14.0 million in cash book overdrafts.

  Five months ended May 31, 2007

        Net cash flows from operating activities during the period were positively affected by (i) net income of $688.2 million, net of certain non-cash items, primarily depreciation and amortization, deferred income taxes, undistributed earnings from equity investments, minority interests in income of consolidated subsidiaries, net gains on sales of assets and property casualty indemnifications, foreign currency losses, income from discontinued operations and losses from impairment of assets, (ii) $109.8 of cash provided by discontinued operations, (iii) net proceeds of $51.9 million from the termination of interest rate swaps and (iv) $48.2 million of distributions from equity investments.

        These positive factors were partially offset by (i) a use of cash of $202.9 million for working capital items and (ii) an $84.2 million increase in gas in underground storage.

        Net cash flows from investing activities during the period were positively impacted by (i) $1,488.2 million of cash from discontinued investing activities, primarily from the sales of our discontinued Terasen and U.S.-based retail operations, (ii) $8.4 million of proceeds received from the sale of underground natural gas storage volumes and (iii) $8.0 million of cash received for property casualty indemnifications.

        Partially offsetting these factors were (i) $652.8 million of capital expenditures, (ii) a $54.8 million use of cash for margin deposits, (iii) incremental acquisitions of $42.1 million and (iv) $29.7 million of contributions to equity investments.

        Net cash flows from financing activities during the period were positively impacted by (i) $992.8 million of net proceeds from Kinder Morgan Energy Partners' public debt offerings, (ii) $297.9 million of proceeds from the issuance of Kinder Morgan Management shares, (iii) $140.1 million of cash provided from discontinued financing activities, (iii) $56.7 million of cash received for excess tax benefits from share-based payment arrangements and (iv) $9.9 million of proceeds received from the issuance of our predecessor's common stock.

        The impact of these positive factors was partially offset by (i) a $304.2 million use of cash for the early retirement of a portion of our senior notes, (ii) $248.9 million of minority interest distributions, primarily resulting from Kinder Morgan Energy Partners' distributions to common unit holders, (iii) a net decrease of $247.5 million in short-term debt, (iii) $234.9 million paid for dividends on our predecessor's common stock and (iv) a decrease of $14.9 million in cash book overdrafts.

  Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

        Net cash flows provided by operating activities increased from $616.2 million in 2005 to $1,707.3 million in 2006, an increase of $1,091.1 million. This positive variance was principally due to (i) an increase of $1,359.9 million of net income, net of non-cash items including depreciation and amortization, deferred income taxes, undistributed earnings from equity investments, minority interests in income of consolidated subsidiaries, net gains on sales of assets and property casualty indemnifications, foreign currency gains, mark-to-market interest rate swap loss, losses from impairment of power equipment and loss (income) from discontinued operations ($1,219.6 million of this $1,359.9 million increase was attributable to Kinder Morgan Energy Partners, primarily due to the inclusion of its accounts, balances and results of operations in our consolidated financial statements effective January 1, 2006, and a $21.1 million decrease was attributable to Terasen continuing operations), (ii) a $93.4 million increase in cash relative to net changes in working capital items, of which Kinder Morgan Energy Partners and Terasen continuing operations contributed a decrease of $34.8 million and 0.1 million, respectively, (iii) the fact that 2005 included a $25.0 million pension payment and (iv) an increase of $167.6 million in cash attributable to discontinued operations (see Note 7 to our Annual Consolidated Financial Statements). These positive impacts were partially offset by (i) a $464.1 million decrease in distributions received from equity investments, of which the inclusion of the accounts, balances and results of operations of Kinder Morgan Energy Partners in our consolidated financial statements contributed a decrease of $463.0 million, (ii) a net increased use of cash of $41.8 million for gas in underground storage, of which Kinder Morgan Energy Partners contributed $2.3 million, (iii) $15.4 million of payments made for natural gas liquids inventory entirely attributable to Kinder Morgan Energy Partners, (iv) $19.1 million of payments made to certain shippers on Kinder Morgan Energy Partners' Pacific operations' pipelines as a result of a settlement agreement reached in May 2006 regarding delivery tariffs and gathering enhancement fees at its Watson Station (see Note 17 to our Annual Consolidated Financial Statements) and (v) the fact that 2005 included a $3.5 million non-cash debit to income for hedging ineffectiveness.

        In general, distributions from Kinder Morgan Energy Partners are declared in the month following the end of the quarter to which they apply and are paid in the month following the month of declaration to the general partner and unit holders of record as of the end of the month of declaration. Therefore, the accompanying Statement of Consolidated Cash Flows for 2005 reflects the receipt of $530.8 million of cash distributions from Kinder Morgan Energy Partners for the fourth quarter of 2004 and the first nine months of 2005. The cash distributions attributable to our interest for the three months and twelve months ended December 31, 2005 total $145.8 million and $552.2 million, respectively. Summarized financial information for Kinder Morgan Energy Partners is contained in Note 2 to our Annual Consolidated Financial Statements.

        Net cash flows (used in) provided by investing activities decreased from $1,978.7 million in 2005 to $1,795.9 million in 2006, a decrease of $182.8 million. This decreased use of cash was principally due to (i) the fact that 2005 included $2,065.5 million of cash used to acquire Terasen Inc. (See Note 4 to our Annual Consolidated Financial Statements), (ii) a $96.3 million increase in proceeds from sales of other assets net of removal costs, of which $70.8 million is attributable to Kinder Morgan Energy Partners, (iii) $13.1 million of cash received in 2006 for property casualty indemnifications, (iv) $112.9 million of proceeds received for the sale of Terasen's discontinued Water and Utility Services and (v) an $11.1 million increase during 2006 of proceeds from margin deposits associated with hedging activities utilizing energy derivative instruments, of which proceeds of $2.3 million is attributable to Kinder Morgan Energy Partners. These factors were partially offset by (i) $396.5 million of cash used to acquire Entrega Pipeline LLC and various other assets (See Note 4 to our Annual Consolidated Financial Statements), (ii) an additional $10.6 million attributable to the acquisition of Terasen (See Note 4 to our Annual Consolidated Financial Statements), (iii) a $1,241.5 million increased use of cash for capital expenditures, of which $1,058.3 million and $119.4 million are attributable to Kinder Morgan Energy Partners and Terasen's continuing operations, respectively, (iv) the fact that 2005 included $254.8 million of proceeds from the sale of Kinder Morgan Management, LLC shares (see Note 5 to our Annual Consolidated Financial Statements), (v) $12.9 million for investments in underground natural gas storage volumes and payments made for natural gas liquids line-fill, all of which is attributable to Kinder Morgan Energy Partners, and (vi) an increase of $198.6 million of cash used for discontinued investing activities, primarily attributable to Terasen's capital expenditures.

        Net cash flows provided by financing activities decreased from $1,302.3 million in 2005 to $88.7 million in 2006, a decrease of $1,213.6 million. This decrease was principally due to (i) the fact that 2005 includes $2,137.2 million of proceeds, net of issuance costs, from the issuance of our wholly owned subsidiary, Kinder Morgan Finance Company's (a) $750 million of 5.35% senior notes due January 5, 2011, (b) $850 million of 5.70% senior notes due January 5, 2016 and (c) $550 million of 6.40% senior notes due January 5, 2036, (ii) $125 million of cash used to retire our 7.35% Series debentures which were elected by the holders to be redeemed on August 1, 2006 as provided in the indenture governing the debentures (iii) the fact that 2005 included $248.5 million of proceeds, net of issuance costs, from the issuance of our 5.15% senior notes due March 1, 2015, (iv) $181.7 million of cash used to retire TGVI's Syndicated Credit Facility, $86.8 million of cash used to retire Terasen's 4.85% Series 2 Medium Term Notes and $104.1 million of cash used to retire Terasen Gas Inc.'s 6.15% Series 16 Medium Term Notes and 9.75% Series D Medium Term Notes, all of which were associated with our discontinued operations (see Notes 7 and 10 to our Annual Consolidated Financial Statements), (v) an increase of $572.6 million of minority interest distributions, principally consisting of Kinder Morgan Energy Partners' $465.7 million distribution to common unit owners and $105.2 million paid from Kinder Morgan Energy Partners' Rockies Express Pipeline LLC subsidiary to Sempra Energy, (vi) an $113.3 million increase in cash paid for dividends in 2006, principally due to the increased dividends declared per share and (vii) a decrease of $24.1 million for issuance of our common stock in 2006, principally due to a reduction of employee stock option exercises. Partially offsetting these factors were (i) the fact that 2005 included $500 million of cash used to retire our $500 million 6.65% senior notes, (ii) $260.0 million of proceeds received in 2006 from the issuance of TGVI's Floating Rate Syndicated Credit Facility and $104.1 million of proceeds, net of issuance costs, received in 2006 from the issuance of Terasen Gas Inc.'s 5.55% Medium Term Note Debentures due September 25, 2036, both of which were associated with our discontinued operations, (see Notes 7 and 10 to our Annual Consolidated Financial Statements), (iii) a $282.8 million decrease in cash paid during 2006 to repurchase our common shares, (iv) an $861.5 million increase in short-term debt, of which $944.5 million of additional borrowing was attributable to Kinder Morgan Energy Partners and a $123.1 million reduction in short-term debt was attributable to our discontinued Terasen operations, (v) $353.8 million of contributions from minority interest owners, primarily Kinder Morgan Energy Partners' issuance of 5.75 million common units receiving net proceeds (after underwriting discount) of $248.0 million and Sempra Energy's $104.2 million contribution for its 33 1/3% share of the purchase price of Entrega Pipeline LLC, (vi) a $17.9 million increase from net changes in cash book overdrafts—which represent checks issued but not yet presented for payment, and (viii) a $6.8 million decreased use of cash during 2006 for short-term advances to unconsolidated affiliates, principally Kinder Morgan Energy Partners, during 2005.

        Total cash payments for dividends were $234.9 million, $468.5 million and $355.2 million for the five months ended May 31, 2007, and the years ended December 31, 2006 and 2005, respectively. The increase from 2005 to 2006 is principally due to increases in the dividends declared per common share and, to a minor extent, to increased shares outstanding.

Quantitative and Qualitative Disclosures About Market Risk

        Generally, our market risk sensitive instruments and positions have been determined to be "other than trading." Our exposure to market risk as discussed below includes forward-looking statements and represents an estimate of possible changes in fair value or future earnings that would occur assuming hypothetical future movements in interest rates or commodity prices. Our views on market risk are not necessarily indicative of actual results that may occur and do not represent the maximum possible gains and losses that may occur, since actual gains and losses will differ from those estimated, based on actual fluctuations in interest rates or commodity prices and the timing of transactions.

        For a full discussion of our risk management activities, see Note 11 and Note 15 to our Annual Consolidated Financial Statements and our Interim Consolidated Financial Statements, respectively.

  Energy Commodity Market Risk

        We measure the risk of price changes in the natural gas, natural gas liquids and crude oil markets utilizing a value-at-risk model. Value-at-risk is a statistical measure of how much the mark-to-market value of a portfolio could change during a period of time, within a certain level of statistical confidence. We utilize a closed form model to evaluate risk on a daily basis. The value-at-risk computations utilize a confidence level of 97.7% for the resultant price movement and a holding period of one day is chosen for the calculation. The confidence level used means that there is a 97.7% probability that the mark-to-market losses for a single day will not exceed the value-at-risk number presented. Financial instruments evaluated by the model include commodity futures and options contracts, fixed price swaps, basis swaps and over-the-counter options. For the year ended December 31, 2007, value-at-risk reached a high of $2.1 million and a low of $0.7 million. Value-at-risk as of December 31, 2007, was $1.7 million and, based on quarter-end values, averaged $1.4 million for 2007.

        Our calculated value-at-risk exposure represents an estimate of the reasonably possible net losses that would be recognized on our portfolio of derivatives assuming hypothetical movements in future market rates, and is not necessarily indicative of actual results that may occur. It does not represent the maximum possible loss or any expected loss that may occur, since actual future gains and losses will differ from those estimated. Actual gains and losses may differ from estimates due to actual fluctuations in market rates, operating exposures and the timing thereof, as well as changes in our portfolio of derivatives during the year. In addition, as discussed above, we enter into these derivatives solely for the purpose of mitigating the risks that accompany certain of our business activities and, therefore, the change in the market value of our portfolio of derivatives, with the exception of a minor amount of hedging inefficiency, is offset by changes in the value of the underlying physical transactions.

  Interest Rate Risk

        In order to maintain a cost effective capital structure, it is our policy to borrow funds using a mix of fixed rate debt and variable rate debt. The market risk inherent in our debt instruments and positions is the potential change arising from increases or decreases in interest rates.

        We enter into interest rate swap agreements for the purposes of hedging the interest rate risk associated with our fixed rate debt obligations and effectively transforming a portion of the underlying cash flows related to our long-term fixed rate debt securities into variable rate debt in order to achieve our desired mix of fixed and variable rate debt. As of December 31, 2007, all of our interest rate swaps represented receive-fixed-rate, pay-variable-rate swaps.

        We monitor our mix of fixed rate and variable rate debt obligations in light of changing market conditions and from time to time may alter that mix by, for example, refinancing balances outstanding under our variable rate debt with fixed rate debt (or vice versa) or by entering into interest rate swaps or other interest rate hedging agreements. In general, we attempt to maintain an overall target mix of approximately 50% fixed rate debt and 50% variable rate debt.

        Based on our variable rate long-term debt outstanding at December 31, 2007, including long-term debt effectively converted to floating rate debt as a result of interest rate swaps, the market risk related to a 1% change in interest rates would result in a $68.6 million annual impact on pre-tax income as of December 31, 2007, of which $23.9 million is associated with floating rate debt of Kinder Morgan

Energy Partners. Due to the retirement of the Tranche A and Tranche B term loan facilities on February 15, 2008, this annual impact has been significantly reduced.

        See Note 10 to our Annual Consolidated Financial Statements for additional information related to our debt instruments.

  Foreign Currency Risk

        We are exposed to foreign currency risk from our investments in businesses owned and operated outside the United States. To mitigate this risk, we have several receive-fixed-rate, pay-fixed-rate U.S. dollar to Canadian dollar cross-currency interest rate swap agreements that have been designated as a hedge of our net investment in Canadian operations in accordance with SFAS No. 133. As of December 31, 2007, a 1% change in the U.S. Dollar to Canadian Dollar exchange rate would impact the fair value of these swap agreements by approximately $3.3 million.

DESCRIPTION OF BUSINESS

Overview

        We are a large energy transportation and storage company, operating or owning an interest in approximately 37,000 miles of pipelines and approximately 165 terminals. We indirectly own all the common equity of the general partner of Kinder Morgan Energy Partners, L.P., a publicly traded pipeline limited partnership referred to in this Annex A as "Kinder Morgan Energy Partners" or "KMP." We also own a significant limited partner interest in KMP. Our pipelines transport natural gas, gasoline, crude oil, carbon dioxide and other products, and our terminals store petroleum products and chemicals and handle bulk materials like coal and petroleum coke. We are also the leading independent provider of carbon dioxide, commonly called "CO2," for enhanced oil recovery projects in North America.

Operations

        Our operations are conducted through our subsidiaries and are grouped into seven business segments, the last five of which are also business segments of Kinder Morgan Energy Partners:

  •
  Natural Gas Pipeline Company of America—which consists of our 20% interest in NGPL PipeCo LLC, the owner of Natural Gas Pipeline Company of America and certain affiliates, collectively referred to as Natural Gas Pipeline Company of America or NGPL, a major interstate natural gas pipeline and storage system which we operate;

  •
  Power—which consists of natural gas-fired electric generation facilities;

  •
  Products Pipelines—KMP—which consists of approximately 8,300 miles of refined petroleum products pipelines that deliver gasoline, diesel fuel, jet fuel and natural gas liquids to various markets; plus over 50 associated product terminals and petroleum pipeline transmix processing facilities serving customers across the United States;

  •
  Natural Gas Pipelines—KMP—which consists of over 14,000 miles of natural gas transmission pipelines and gathering lines, plus natural gas storage, treating and processing facilities, through which natural gas is gathered, transported, stored, treated, processed and sold;

  •
  CO2—KMP—which produces, markets and transports, through approximately 1,300 miles of pipelines, carbon dioxide to oil fields that use carbon dioxide to increase production of oil; owns interests in and/or operates ten oil fields in West Texas; and owns and operates a 450-mile crude oil pipeline system in West Texas;

  •
  Terminals—KMP—which consists of more than 100 owned or operated liquids and bulk terminal facilities and more than 45 rail transloading and materials handling facilities located throughout the United States and portions of Canada, which together transload, store and deliver a wide variety of bulk, petroleum, petrochemical and other liquids products for customers across the United States and Canada; and

  •
  Kinder Morgan Canada—KMP—which consists of over 700 miles of common carrier pipelines, originating at Edmonton, Alberta, for the transportation of crude oil and refined petroleum to the interior of British Columbia and to marketing terminals and refineries located in the greater Vancouver, British Columbia area and Puget Sound in Washington State; a one-third interest in the Express Pipeline System, an approximately 1,700-mile crude oil pipeline system which we operate; and a 25-mile long pipeline transporting jet fuel to Vancouver International Airport;

Natural Gas Pipeline Company of America

        In February 2008, we completed the sale of an 80% ownership interest in NGPL for approximately $5.9 billion. We will continue to operate NGPL's assets pursuant to a 15-year operating agreement.

        NGPL owns and operates approximately 9,700 miles of interstate natural gas pipelines, storage fields, field system lines and related facilities, consisting primarily of two major interconnected natural gas transmission pipelines terminating in the Chicago, Illinois metropolitan area. NGPL's Amarillo Line originates in the West Texas and New Mexico producing areas and is comprised of approximately 4,400 miles of mainline and various small-diameter pipelines. Its other major pipeline, the Gulf Coast Line, originates in the Gulf Coast areas of Texas and Louisiana and consists of approximately 4,100 miles of mainline and various small-diameter pipelines. These two main pipelines are connected at points in Texas and Oklahoma by NGPL's approximately 800-mile Amarillo/Gulf Coast pipeline. NGPL's system has 813 points of interconnection with 34 interstate pipelines, 34 intrastate pipelines, 38 local distribution companies, 32 end users including power plants, and a number of gas producers, thereby providing significant flexibility in the receipt and delivery of natural gas.

        NGPL is one of the nation's largest natural gas storage operators with approximately 600 billion cubic feet of total natural gas storage capacity, approximately 258 billion cubic feet of working gas capacity and over 4.3 billion cubic feet per day of peak deliverability from its storage facilities, which are located in major supply areas and near the markets it serves. NGPL owns and operates 13 underground storage reservoirs in eight field locations in four states. These storage assets complement its pipeline facilities and allow it to optimize pipeline deliveries and meet peak delivery requirements in its principal markets.

  Competition

        NGPL competes with other transporters of natural gas in virtually all of the markets it serves and, in particular, in the Chicago area, which is the northern terminus of NGPL's two major pipeline segments and its largest market. These competitors include both interstate and intrastate natural gas pipelines and, historically, most of the competition has been from such pipelines with supplies originating in the United States. NGPL also faces competition from Alliance Pipeline, which began service during the 2000-2001 heating season carrying Canadian-produced natural gas into the Chicago market. However, at the same time, the Vector Pipeline was constructed for the specific purpose of transporting gas from the Chicago area to other markets, generally further north and further east. The overall impact of the increased pipeline capacity into the Chicago area, combined with additional take-away capacity and the increased demand in the area, has created a situation that remains dynamic with respect to the ultimate impact on individual transporters such as NGPL. From time to time, other pipelines are proposed which would compete with NGPL. We cannot predict whether or when any such pipeline might be built, or its impact on NGPL's operations or profitability.

Power

        In January 2008, we sold our interests in three natural gas-fired power plants in Colorado. Our remaining Power operations consist of (1) an ownership interest in a 550-megawatt natural gas-fired electricity generation facility in Michigan and (2) a 103-megawatt natural gas-fired power plant in Snyder, Texas. During 2007, approximately 68% of Power's operating revenues represented tolling revenues of the Michigan facility, 21% was derived from the Colorado facility operated as an independent power producer under a long-term contract with XCEL Energy's Public Service Company of Colorado unit, and the remaining 11% was primarily for operating the Ft. Lupton, Colorado power facility and the plant in Snyder, Texas that provides electricity to KMP's SACROC operations within the CO2—KMP segment.

        The principal impact of competition at the Michigan facility is the level of dispatch of the plant and the related, but minor, effect on profitability.

Products Pipelines—KMP

        The Products Pipelines—KMP segment consists of Kinder Morgan Energy Partners' refined petroleum products and natural gas liquids pipelines and associated terminals, Southeast terminals and transmix processing facilities.

  Pacific Operations

        The Pacific operations include the SFPP, L.P. operations, Calnev Pipeline operations and West Coast Liquid Terminals operations. The Pacific operations serve seven western states with approximately 3,000 miles of refined petroleum products pipelines and related terminal facilities that provide refined products to some of the fastest growing population centers in the United States, including California; Las Vegas and Reno, Nevada; and the Phoenix-Tucson, Arizona corridor. For 2007, the three main product types transported were gasoline (59%), diesel fuel (23%) and jet fuel (18%).

        SFPP owns a pipeline system that transports refined petroleum products in six Western and Southwestern states: Texas, New Mexico, Arizona, California, Nevada, and Oregon. The South System consists of pipe and other facilities used to transport refined petroleum products into Arizona from El Paso, Texas, referred to as the East Line, and from the Los Angeles, California area, referred to as the West Line. The East Line consists of parallel 8-inch and 12-inch pipelines between El Paso and Tucson and one pipeline (at various points 8- or 12-inches) between Tucson and Phoenix. The West Line consists of a 24-inch pipeline from Watson Station to Norwalk, California, a combination 20-inch and 24-inch pipeline and a 16-inch pipeline from Norwalk to Colton, California, a 20-inch pipeline and a 12-inch pipeline from Colton to Phoenix, Arizona, and a 6-inch pipeline from Phoenix to Tucson, Arizona. SFPP's North Line transports petroleum products between Richmond and Concord, California, and Reno, Nevada, as well as to intermediate points in California. SFPP's Oregon Line transports products between Portland and Eugene, Oregon.

        The Calnev Pipeline consists of two parallel 248-mile, 14-inch and 8-inch diameter pipelines that run from Kinder Morgan Energy Partners' facilities at Colton, California to Las Vegas, Nevada, and which also serves Nellis Air Force Base in Las Vegas. It also includes approximately 55 miles of pipeline serving Edwards Air Force Base in California.

        Combined, the Pacific operations' pipelines transport approximately 1.3 million barrels per day of refined petroleum products, providing pipeline service to approximately 31 customer-owned terminals, 11 commercial airports and 14 military bases. Currently, the Pacific operations' pipelines serve approximately 100 shippers in the refined petroleum products market, the largest customers being major petroleum companies, independent refiners, and the United States military. The majority of refined products supplied to the Pacific operations' pipeline system come from the major refining centers around Los Angeles, San Francisco, El Paso and Puget Sound, as well as from waterborne terminals and connecting pipelines located near these refining centers.

        The Pacific operations include 15 truck-loading terminals (13 on SFPP and two on Calnev) with an aggregate usable tankage capacity of approximately 13.7 million barrels. They also include the West Coast Liquid terminals, which are fee-based terminals located in the Seattle, Portland, San Francisco and Los Angeles areas along the West Coast of the United States with a combined total capacity of approximately 8.3 million barrels of storage for both petroleum products and chemicals.

  Plantation Pipe Line Company

        Plantation Pipe Line Company is a 3,100-mile refined petroleum products pipeline system serving the southeastern United States. Kinder Morgan Energy Partners operates and owns 51% of Plantation. An affiliate of ExxonMobil owns the remaining 49% ownership interest. ExxonMobil is the largest shipper on the Plantation system both in terms of volumes and revenues. For the year 2007, Plantation delivered an average of approximately 535,000 barrels per day of refined petroleum products, including gasoline (approximately 63%), diesel/heating oil (approximately 23%) and jet fuel (approximately 14%). Shipments on Plantation originate at various Gulf Coast refineries from which major integrated oil companies and independent refineries and wholesalers ship refined petroleum products. Plantation's principal customers are Gulf Coast refining and marketing companies, fuel wholesalers, and the United States Department of Defense and are located in various metropolitan areas, including Birmingham, Alabama; Atlanta, Georgia; Charlotte, North Carolina; and the Washington, D.C. area.

  Central Florida Pipeline

        The Central Florida pipeline system consists of a 110-mile, 16-inch diameter pipeline that transports gasoline and an 85-mile, 10-inch diameter pipeline that transports diesel fuel and jet fuel from Tampa to Orlando, with an intermediate delivery point on the 10-inch pipeline at Intercession City, Florida. In 2007, the pipeline system transported approximately 113,800 barrels per day of refined products, with the product mix being approximately 69% gasoline, 12% diesel fuel, and 19% jet fuel.

        We also own and operate liquids terminals in Tampa and Taft, Florida. The Tampa terminal contains approximately 1.5 million barrels of storage capacity and is connected to two ship dock facilities in the Port of Tampa. The Taft terminal contains approximately 0.7 million barrels of storage capacity for gasoline and diesel fuel storage for further movement into trucks.

  Cochin Pipeline System

        The Cochin pipeline system consists of an approximately 1,900-mile, 12-inch diameter multi-product pipeline operating between Fort Saskatchewan, Alberta and Windsor, Ontario. The pipeline traverses three provinces in Canada and seven states in the United States has historically transported high vapor pressure ethane, propane and butane and natural gas liquids to the midwestern United States and eastern Canadian petrochemical and fuel markets. Current operations involve only the transportation of propane on Cochin, which also has five United States propane terminals. The pipeline has an estimated system capacity of approximately 70,000 barrels per day. In 2007, it transported an average of approximately 40,600 barrels per day of natural gas liquids.

  Cypress Pipeline

        The Cypress pipeline is an interstate common carrier natural gas liquids pipeline with a capacity of approximately 50,000 barrels per day, originating at storage facilities in Mont Belvieu, Texas and extending 104 miles east to a major petrochemical producer in the Lake Charles, Louisiana area. Mont Belvieu, located approximately 20 miles east of Houston, is the largest hub for natural gas liquids gathering, transportation, fractionation and storage in the United States.

  Southeast Terminals

        The Southeast terminal operations consist of 24 petroleum products terminals with a total storage capacity of approximately 8.0 million barrels located primarily along the Plantation/Colonial pipeline corridor in the southeastern United States. These terminals transferred an average of approximately 361,000 barrels of refined products per day during 2007 and approximately 347,000 barrels of refined products per day during 2006.

  Transmix Operations

        The transmix operations include the processing of petroleum pipeline transmix, a blend of dissimilar refined petroleum products that have become co-mingled in the pipeline transportation process. For a fee, these operations process and separate transmix at six separate processing facilities located in Colton, California; Richmond, Virginia; Dorsey Junction, Maryland; Indianola, Pennsylvania;

Wood River, Illinois; and Greensboro, North Carolina. Combined, these transmix facilities processed an average of approximately 10.4 million barrels of transmix in 2007.

  Competition

        Our products pipelines compete against proprietary pipelines owned and operated by major oil companies, other independent products pipelines, trucking and marine transportation firms (for short-haul movements of products) and railcars. Our terminals compete with proprietary terminals owned and operated by major oil companies and other independent terminal operators, and our transmix operations compete with refineries owned by major oil companies and independent transmix facilities.

Natural Gas Pipelines—KMP

        The Natural Gas Pipelines—KMP segment, which contains both interstate and intrastate pipelines, consists of natural gas sales, transportation, storage, gathering, processing and treating operations. Within this segment are approximately 14,700 miles of natural gas pipelines and associated storage and supply lines that are strategically located within the North American pipeline grid. The transportation network provides access to the major gas supply areas in the western United States, Texas and the Midwest, as well as major consumer markets.

  Texas Intrastate Natural Gas Pipeline Group

        The two largest pipelines in the Texas Intrastate Natural Gas Pipeline Group are Kinder Morgan Texas Pipeline and Kinder Morgan Tejas Pipeline, which in the map above are KMTP and KM Tejas, respectively. These pipelines essentially operate as a single combined pipeline system that includes approximately 6,000 miles of intrastate natural gas pipelines with a peak transport and sales capacity of approximately 5.2 billion cubic feet of natural gas per day. In addition to serving the Texas Gulf Coast, this system also includes a 97-mile, 24-inch diameter pipeline with the capacity to transport approximately 300 million cubic feet of natural gas per day to or from Mexico. This combined system, through owned assets and contractual arrangements with third parties, has the capability to process 915 million cubic feet per day of natural gas for liquids extraction and to treat approximately 250 million cubic feet per day of natural gas for carbon dioxide and/or hydrogen sulfide removal. The group owns or leases approximately 120 billion cubic feet of system natural gas storage capacity.

        The Texas Intrastate Natural Gas Pipeline Group also includes the Mier-Monterrey Pipeline, a 95-mile, 30-inch diameter natural gas pipeline that stretches from South Texas to Monterrey, Mexico and can transport up to 375 million cubic feet per day. The pipeline connects to a 1,000-megawatt power plant complex and to the natural gas transportation system of Pemex, Mexico's state-owned petroleum company. Pemex has subscribed for all of the pipeline's capacity. The group also includes the Kinder Morgan North Texas Pipeline, an 86-mile, 30-inch diameter pipeline that transports natural gas from an interconnect with the facilities of NGPL in Lamar County, Texas, to a 1,750-megawatt electric generating facility located in Forney, Texas, 15 miles east of Dallas. It has the capacity to transport 325 million cubic feet per day of natural gas and is fully subscribed under a long-term contract.

        Texas' natural gas consumption is among the highest of any state. The natural gas demand profile in the Texas Intrastate Natural Gas Pipeline Group's market area is primarily composed of industrial (including on-site cogeneration facilities), merchant and utility power and local natural gas distribution consumption. The industrial demand is primarily year-round load. Merchant and utility power demand peaks in the summer months and is complemented by local natural gas distribution demand that peaks in the winter months.

        The pipelines in this group purchase natural gas directly from producers with reserves connected to the system in South Texas, East Texas, West Texas and along the Texas Gulf Coast. They also purchase gas at interconnects with third-party interstate and intrastate pipelines. While the intrastate group does not produce gas, it does maintain an active well connection program. These measures are taken in order to offset natural declines in production along the systems and to secure supplies for additional demand in the market areas. The intrastate group has access to both onshore and offshore sources of supply, and is well positioned to interconnect with liquefied natural gas projects currently under development by others along the Texas Gulf Coast. The intrastate group also has access to markets within and outside of Texas through interconnections with numerous interstate natural gas pipelines.

  Rocky Mountain Natural Gas Pipeline Group

        Kinder Morgan Interstate Gas Transmission LLC, shown on the map above as KMIGT owns approximately 5,100 miles of transmission lines in Wyoming, Colorado, Kansas, Missouri and Nebraska. Kinder Morgan Interstate Gas Transmission also owns the Huntsman natural gas storage facility, located in Cheyenne County, Nebraska, which has approximately 10 billion cubic feet of firm capacity commitments and provides for withdrawal of up to 169 million cubic feet of natural gas per day.

        Trailblazer Pipeline Company LLC owns a 436-mile natural gas pipeline system with a certificated capacity of 846 million cubic feet of natural gas per day. Trailblazer's pipeline originates at an interconnection with Wyoming Interstate Company Ltd.'s pipeline system near Rockport, Colorado and runs through southeastern Wyoming to a terminus near Beatrice, Nebraska where it interconnects with NGPL's and Northern Natural Gas Company's pipeline systems. NGPL manages, maintains and operates Trailblazer, for which it is reimbursed at cost.

        TransColorado Gas Transmission Company LLC owns a 300-mile interstate natural gas pipeline that extends from approximately 20 miles southwest of Meeker, Colorado to Bloomfield, New Mexico. It has capacity available on three paths—165 million cubic feet of natural gas per day on Phase I, 375 million cubic feet of natural gas per day on Phase II and 451 million cubic feet of natural gas per day Northbound—and multiple points of interconnection with various interstate and intrastate pipelines, gathering systems, and local distribution companies.

        Kinder Morgan Energy Partners is constructing a new approximately $6.0 billion natural gas pipeline, the Rockies Express Pipeline, that will link producing areas in the Rocky Mountain region to the upper Midwest and Eastern United States. When fully completed, the pipeline will be a 1,679-mile pipeline generally extending from Opal, Wyoming and Meeker, Colorado to Clarington, Ohio. The combined pipeline system will provide its shippers with direct access to transport natural gas from the Rocky Mountain region to Midcontinent markets. The combined pipeline system is being built in stages, and will be one of the largest natural gas pipelines ever constructed in North America. The system will be constructed with 42-inch diameter pipe and will be designed with sufficient compression and appurtenant facilities to provide transportation capacity of up to 1.8 billion cubic feet of natural gas per day. Binding firm commitments have been received for all of the pipeline capacity. The initial 327-mile segment of the pipeline, which runs from the Meeker Hub in Rio Blanco County, Colorado, to the Cheyenne Hub in Weld County, Colorado, has been in service since February 2007. The 713-mile segment of the pipeline referred to as Rockies Express-West, which runs from the Cheyenne Hub to Audrain County, Missouri, became fully operational in May 2008. The necessary regulatory approvals for the 639-mile segment referred to as Rockies Express-East were received in May 2008, and the entire system is expected to be fully operational in the fourth quarter of 2009. The combined pipeline system will have more than 25 interconnects with interstate and intrastate pipelines. Kinder Morgan Energy Partners currently owns 51% of, and one of its subsidiaries is overseeing construction of and operates, the pipeline. Sempra Pipelines & Storage, a unit of Sempra Energy, and ConocoPhillips hold the remaining ownership interests. Upon completion of the pipeline, Kinder Morgan Energy Partners' ownership interest will reduce to 50%.

  Kinder Morgan Louisiana Pipeline

        In September 2006, we filed an application with the FERC requesting approval to construct and operate the Kinder Morgan Louisiana Pipeline. This natural gas pipeline project is expected to cost approximately $1.0 billion and will provide approximately 3.2 billion cubic feet per day of take-away natural gas capacity from the Cheniere Sabine Pass liquefied natural gas terminal located in Cameron Parish, Louisiana. The project is supported by fully subscribed capacity and long-term customer commitments with Chevron and Total. The pipeline will include a 132-mile, 42-inch diameter pipeline with firm capacity of approximately 2.0 billion cubic feet per day of natural gas that will extend from the Sabine Pass terminal to a point of interconnection with an existing Columbia Gulf Transmission line in Evangeline Parish, Louisiana. This segment is expected to be in service by the second quarter of 2009. It will also include a 1-mile, 36-inch diameter pipeline with firm capacity of approximately 1.2 billion cubic feet per day that will extend from the Sabine Pass terminal and connect to NGPL's natural gas pipeline. This portion of the project is expected to be in service in March 2009.

  Midcontinent Express Pipeline

        Kinder Morgan Energy Partners currently owns a 50% interest in Midcontinent Express Pipeline LLC, which is engaged in the construction of the approximately 500-mile Midcontinent Express Pipeline. Energy Transfer Partners, L.P. owns the remaining 50% interest. The Midcontinent Express Pipeline will create long-haul, firm natural gas transportation takeaway capacity, either directly or indirectly, from natural gas producing regions located in Texas, Oklahoma and Arkansas to interconnecting pipelines. The total project, including an expansion, is expected to cost approximately $1.9 billion and is designed to have an initial transportation capacity of approximately 1.8 billion cubic feet per day of natural gas. The initial 1.5 billion cubic feet per day of pipeline capacity is under construction and is expected to be fully operational in the third quarter of 2009. The expansion is expected to be completed in 2010.

  Other Natural Gas Pipelines Assets

        The Natural Gas Pipelines—KMP segment includes the Casper and Douglas, Wyoming natural gas processing plants, which have the capacity to process up to 185 million cubic feet per day of natural gas, depending on raw gas quality. It also includes a 49% equity interest in the Red Cedar Gathering Company, a joint venture in which 51% is owned by the Southern Ute Indian Tribe. Red Cedar's gas gathering system currently consists of over 1,100 miles of gathering pipeline connecting more than 920 producing wells, 85,000 horsepower of compression at 24 field compressor stations and two carbon dioxide treating plants. The capacity and throughput of the Red Cedar system as currently configured is approximately 750 million cubic feet per day of natural gas. Red Cedar also owns a 250 million cubic feet per day natural gas treating facility located in La Plata County, Colorado.

  Competition

        The market for supply of natural gas is highly competitive, and new pipelines are currently being built to serve the growing demand for natural gas in each of the markets served by the pipelines in the Natural Gas Pipelines—KMP segment. These operations compete with interstate and intrastate pipelines, and their shippers, for attachments to new markets and supplies and for transportation, processing and treating services. We believe the principal elements of competition in our various markets are transportation rates, terms of service and flexibility and reliability of service. From time to time, other pipeline projects are proposed that would compete with our pipelines. We do not know whether or when any such project would be built, or the extent of its impact on our operations or profitability.

        Shippers on the pipelines compete with other forms of energy available to their natural gas customers and end users, including electricity, coal, propane and fuel oils. Several factors influence the demand for natural gas, including price changes, the availability of natural gas and other forms of energy, the level of business activity, conservation, legislation and governmental regulations, the ability to convert to alternative fuels and weather.

CO2—KMP

        The CO2—KMP segment consists of Kinder Morgan CO2 Company, L.P. and its consolidated subsidiaries, referred to as "KMCO2." Carbon dioxide is used to enhance oil recovery by injecting it as a flooding medium in order to recover otherwise difficult to obtain crude oil from mature oil fields. KMCO2's carbon dioxide pipelines and related assets allow it to market a complete package of carbon dioxide supply, transportation and technical expertise to the customer. Together, the CO2—KMP business segment produces, transports and markets carbon dioxide for use in enhanced oil recovery operations. The CO2—KMP segment also includes ownership interests in several oil-producing fields and a 450-mile crude oil pipeline, all located in the Permian Basin region of West Texas.

  Carbon Dioxide Reserves

        KMCO2 owns approximately 45% of, and operates, the McElmo Dome unit in Colorado, which contains more than nine trillion cubic feet of recoverable carbon dioxide. Joint interest owners account for the remaining 55% ownership of the field, with Exxon Mobil at approximately 44% and Chevron at approximately 5% being the largest owners. Deliverability and compression capacity exceeds one billion cubic feet per day. KMCO2 is currently installing facilities and drilling eight wells to increase the production capacity from McElmo Dome by approximately 200 million cubic feet per day. KMCO2 also owns approximately 11% of the Bravo Dome unit in New Mexico, which contains more than one trillion cubic feet of recoverable carbon dioxide and produces approximately 290 million cubic feet per day. Joint interest owners account for the remaining 89% ownership of the field, with Occidental Petroleum at approximately 75% and Chevron at approximately 10% being the largest owners.

        KMCO2 also owns approximately 88% of, and operates, the Doe Canyon Deep unit in Colorado, which contains more than 1.5 trillion cubic feet of recoverable carbon dioxide. Joint interest owners Chevron and Occidental Petroleum own approximately 10% and 2%, respectively, of the field. KMCO2 has installed facilities and drilled six wells that began to produce approximately 100 million cubic feet per day of carbon dioxide from Doe Canyon Deep in January 2008.

  Carbon Dioxide Pipelines

        KMCO2 owns a 50% equity interest in and operates the approximately 500-mile Cortez pipeline. A subsidiary of Exxon Mobil owns 37% and a subsidiary of M.E. Zukerman Energy Investors owns the remaining 13% of the pipeline. The pipeline carries carbon dioxide from the McElmo Dome and Doe Canyon source fields near Cortez, Colorado to the Denver City, Texas hub. The Cortez pipeline currently transports over one billion cubic feet of carbon dioxide per day.

        The Central Basin pipeline consists of approximately 143 miles of pipelines and 177 miles of lateral supply lines located in the Permian Basin between Denver City, Texas and McCamey, Texas, with a throughput capacity of 600 million cubic feet per day. At its origination point in Denver City, the Central Basin pipeline interconnects with all three major carbon dioxide supply pipelines from Colorado and New Mexico, namely the Cortez pipeline (operated by KMCO2) and the Bravo and Sheep Mountain pipelines (operated by Oxy Permian).

        The Centerline pipeline consists of approximately 113 miles of pipelines located in the Permian Basin between Denver City, Texas and Snyder, Texas. The pipeline has a capacity of 300 million cubic feet of carbon dioxide per day.

        KMCO2 owns a 13% undivided interest in the 218-mile Bravo pipeline, which delivers CO2 from the Bravo Dome source field in northeast New Mexico to the Denver City hub and has a capacity of more than 350 million cubic feet per day. Occidental Petroleum owns 81% and XTO Energy owns the remaining 6% of the pipeline.

        In addition, KMCO2 owns approximately 98% of the Canyon Reef Carriers pipeline and approximately 69% of the Pecos pipeline. Approximately 100 small working interest owners collectively own the other 2% interest in the Canyon Reef Carriers pipeline, and Chevron owns approximately 26% and Occidental Petroleum owns the remaining approximately 5% interest in the Pecos pipeline. The Canyon Reef Carriers pipeline extends 139 miles from McCamey, Texas, to the SACROC unit in the Permian Basin. The pipeline has a capacity of approximately 290 million cubic feet of carbon dioxide per day and makes deliveries to the SACROC, Sharon Ridge, Cogdell and Reinecke units. The Pecos pipeline is a 25-mile pipeline that runs from McCamey to Iraan, Texas. It has a capacity of approximately 120 million cubic feet per day of carbon dioxide and makes deliveries to the Yates unit.

        The principal market for transportation on KMCO2's carbon dioxide pipelines is to customers, including Kinder Morgan Energy Partners, using carbon dioxide for enhanced recovery operations in mature oil fields in the Permian Basin, where industry demand is expected to grow modestly for the next several years.

  Oil Acreage and Wells

        KMCO2 also holds ownership interests in oil-producing fields in the Permian Basin of West Texas, including an approximately 97% working interest in the SACROC unit, an approximately 50% working interest in the Yates unit, a 21% net profits interest in the H.T. Boyd unit, an approximately 65% working interest in the Claytonville unit, an approximately 95% working interest in the Katz CB Long unit, an approximately 64% working interest in the Katz SW River unit, a 100% working interest in the Katz East River unit, and lesser interests in the Sharon Ridge unit, the Reinecke unit and the MidCross unit.

        The SACROC unit is one of the largest and oldest oil fields in the United States using carbon dioxide flooding technology. The field comprises approximately 56,000 acres located in the Permian Basin in Scurry County, Texas. KMCO2 has expanded the development of the carbon dioxide project initiated by the previous owners and increased production over the last several years. The Yates unit is also one of the largest oil fields ever discovered in the United States. The field is comprised of approximately 26,000 acres located about 90 miles south of Midland, Texas.

        The SACROC unit had 391 producing wells as of December 2007 and an average oil production rate for 2007 of approximately 27,600 barrels of oil per day. The average natural gas liquids production rate (net of the processing plant share) for 2007 was approximately 6,300 barrels per day.

        KMCO2's plan has been to increase the production rate and ultimate oil recovery from Yates by combining horizontal drilling with carbon dioxide injection to ensure a relatively steady production profile over the next several years. As of December 2007, the Yates unit was producing about 27,600 barrels of oil per day.

        KMCO2 also operates and owns an approximately 65% gross working interest in the Claytonville oil field unit located in Fisher County, Texas. Chevron owns approximately 10.5% and approximately 50 small working interest owners own the remaining approximately 24.5% interest. The Claytonville unit is located nearly 30 miles east of the SACROC unit in the Permian Basin of West Texas and is currently producing approximately 230 barrels of oil per day.

        KMCO2 also operates and owns working interests in the Katz CB Long unit, the Katz Southwest River unit and Katz East River unit. The Katz field is located in the Permian Basin area of West Texas and, as of December 2007, was producing approximately 400 barrels of oil equivalent per day.

        All our drilling activities are conducted on a contract basis with independent drilling contractors. We own no drilling equipment.

        The following table sets forth productive wells, service wells and drilling wells in the oil and gas fields in which KMCO2 owned interests as of December 31, 2007. When used with respect to acres or wells, gross refers to the total acres or wells in which KMCO2 has a working interest; net refers to gross acres or wells multiplied, in each case, by the percentage working interest owned by KMCO2:

	Productive Wells(1)		Service Wells(2)		Drilling Wells(3)
	Gross	Net	Gross	Net	Gross	Net
Crude Oil	2,463	1,587	1,066	789	2	2
Natural Gas	8	4	—	—	—	—

Total Wells	2,471	1,591	1,066	789	2	2

    (1)
    Includes active wells and wells temporarily shut-in. As of December 31, 2007, KMCO2 did not operate any productive wells with multiple completions.

    (2)
    Consists of injection, water supply, disposal wells and service wells temporarily shut-in. A disposal well is used for disposal of saltwater into an underground formation; a service well is a well drilled in a known oil field in order to inject liquids that enhance recovery or dispose of salt water.

    (3)
    Consists of development wells in the process of being drilled as of December 31, 2007. A development well is a well drilled in an already discovered oil field.

        The oil and gas producing fields in which KMCO2 owns interests are located in the Permian Basin area of West Texas. The following table reflects KMCO2's net productive and dry wells that were completed in each of the three years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
Productive
Development	31	37	42
Exploratory	—	—	—
Dry
Development	—	—	—
Exploratory	—	—	—

Total Wells(1)	31	37	42

    (1)
    The above table includes wells that were completed during each year regardless of the year in which drilling was initiated, and does not include any wells where drilling operations were not completed as of the end of the applicable year. Development wells include wells drilled in the proved area of an oil or gas reservoir.

        The following table reflects the developed and undeveloped oil and gas acreage that KMCO2 held as of December 31, 2007:

	Gross	Net
Developed Acres	72,435	67,731
Undeveloped Acres	8,788	8,129

Total	81,223	75,860

  Operating Statistics

        Operating statistics from KMCO2's oil and gas producing activities for each of the years 2007, 2006 and 2005 are shown in the following table:

Results of Operations for Oil and Gas Producing Activities—Unit Prices and Costs

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Consolidated Companies(1)
Production Costs per Barrel of Oil Equivalent(2)(3)(4)	$17.00	$15.15	$13.30	$10.00

Crude Oil Production (000's of barrels per day (MBbl/d))	34.9	36.6	37.8	37.9

Natural Gas Liquids Production (MBbl/d)(4)	5.4	5.6	5.0	5.3
Natural Gas liquids Production from Gas Plants(MBbl/d)(5)	4.2	4.1	3.9	4.1

Total Natural Gas Liquids Production(MBbl/d)	9.6	9.7	8.9	9.4

Natural Gas Production (Millions of cubic feet per day (MMcf/d))(4)(6)	0.8	0.8	1.3	3.7
Natural Gas Production from Gas Plants(MMcf/d)(5)(6)	0.3	0.2	0.3	3.1

Total Natural Gas Production(MMcf/d)(6)	1.1	1.0	1.6	6.8

Average Sales Prices Including Hedge Gains/Losses:
Crude Oil Price per Bbl(7)	$36.80	$35.03	$31.42	$27.36

Natural Gas Liquids Price per Bbl(7)	$57.78	$44.55	$43.52	$38.79

Natural Gas Price per thousand cubic feet (Mcf)(8)	$5.86	$6.41	$6.36	$5.84

Total Natural Gas Liquids Price per Bbl(5)	$58.55	$45.04	$43.90	$38.98

Total Natural Gas Price per Mcf(5)(8)	$5.65	$6.27	$7.02	$5.80

Average Sales Prices Excluding Hedge Gains/Losses:
Crude Oil Price per Bbl(7)	$78.65	$57.43	$63.27	$54.45

Natural Gas Liquids Price per Bbl(7)	$57.78	$44.55	$43.52	$38.79

Natural Gas Price per Mcf(8)	$5.86	$6.41	$6.36	$5.84

(1)
Amounts relate to KMCO2.

(2)
Computed using production costs, excluding transportation costs, as defined by the SEC. Natural gas volumes were converted to barrels of oil equivalent using a conversion factor of six Mcf of natural gas to one barrel of oil.

(3)
Production costs include labor, repairs and maintenance, materials, supplies, fuel, power, property taxes, severance taxes, and general and administrative expenses directly related to oil and gas producing activities.

(4)
Includes only production attributable to leasehold ownership.

(5)
Includes production attributable to KMCO2's ownership in processing plants and third-party processing agreements.

(6)
Excludes natural gas production used as fuel.

(7)
Hedge gains/losses for crude oil and natural gas liquids are included with crude oil.

(8)
Natural gas sales were not hedged.

        See Supplemental Information on Oil and Gas Producing Activities (Unaudited) to our Annual Consolidated Financial Statements included elsewhere in this Annex A for additional information with respect to operating statistics and supplemental information on KMCO2's oil and gas producing activities.

  Gas and Gasoline Plant Interests

        KMCO2 operates and owns approximately a 22% working interest plus an additional 28% net profits interest in the Snyder gasoline plant. It also operates and has a 51% ownership interest in the Diamond M gas plant and a 100% ownership interest in the North Snyder plant, all of which are located in the Permian Basin of West Texas. The Snyder gasoline plant processes gas produced from the SACROC unit and neighboring carbon dioxide projects, specifically the Sharon Ridge and Cogdell units, all of which are located in the Permian Basin area of West Texas. The Diamond M and the North Snyder plants contract with the Snyder plant to process gas. Production of natural gas liquids at the Snyder gasoline plant as of December 2007 averaging approximately 15,500 barrels per day.

  Crude Oil Pipeline

        KMCO2 owns the Kinder Morgan Wink Pipeline, a 450-mile Texas intrastate crude oil pipeline system consisting of three mainline sections, two gathering systems and numerous truck delivery stations. The segment of this pipeline that runs from Wink to El Paso has a total capacity of 130,000 barrels of crude oil per day. The pipeline allows KMCO2 to better manage crude oil deliveries from its oil field interests in West Texas. The pipeline transports crude oil into Western Refining Company, L.P.'s 120,000 barrel per day refinery in El Paso. This 20-inch pipeline transported an average of approximately 119,000 barrels of oil per day in 2007.

  Competition

        Kinder Morgan Energy Partners' primary competitors for the sale of carbon dioxide include suppliers that have an ownership interest in McElmo Dome, Bravo Dome and Sheep Mountain carbon dioxide reserves, and Petro-Source Carbon Company, which gathers waste carbon dioxide from natural gas production in the Val Verde Basin of West Texas. Kinder Morgan Energy Partners' ownership interests in the Central Basin, Cortez and Bravo pipelines are in direct competition with other carbon dioxide pipelines. Kinder Morgan Energy Partners also competes with other interest owners in McElmo Dome and Bravo Dome for transportation of carbon dioxide to the Denver City, Texas market area.

Terminals—KMP

        The Terminals—KMP segment includes the petroleum, chemical and other liquids terminal facilities and operations, other than those included in the Products Pipelines—KMP segment. The segment also includes the coal, petroleum coke, fertilizer, steel, ores and dry-bulk material services, including all transloading, engineering, conveying and other in-plant services. Combined, the segment is composed of approximately 100 owned or operated liquids and bulk terminal facilities, and more than 45 rail transloading and materials handling facilities located throughout the United States, Canada and the Netherlands.

  Liquids Terminals

        The liquids terminal operations primarily store refined petroleum products, petrochemicals, industrial chemicals and vegetable oil products in aboveground storage tanks and transfer products to and from pipelines, vessels, tank trucks, tank barges and tank railcars. Combined, the liquids terminal facilities possess liquids storage capacity of approximately 47.5 million barrels, and in 2007, these terminals handled approximately 557 million barrels of petroleum, chemicals and vegetable oil products.

  Bulk Terminals

        The bulk terminal operations primarily involve dry-bulk material loading, unloading, storing and related handling services. These operations also provide conveyor manufacturing and installation, engineering and design services and in-plant services covering material handling, conveying, maintenance and repair, railcar switching and miscellaneous marine services. Combined, the dry-bulk and material transloading facilities handled approximately 87.1 million tons of coal, petroleum coke, fertilizers, steel, ores and other dry-bulk materials in 2007. We own or operate approximately 93 dry-bulk terminals in the United States, Canada and the Netherlands.

  Materials Services (Rail Transloading)

        The materials services operations include rail or truck transloading shipments from one medium of transportation to another at 45 owned and non-owned facilities. The Burlington Northern Santa Fe, CSX, Norfolk Southern, Union Pacific, Kansas City Southern and A&W railroads provide rail service for these terminal facilities. Approximately 50% of the products handled are liquids, including an entire spectrum of liquid chemicals, and the rest are dry-bulk products. We also design and build transloading facilities, perform inventory management services, and provide value-added services such as blending, heating and sparging. In 2007, the materials services operations handled approximately 347,000 railcars.

  Competition

        We are one of the largest independent operators of liquids terminals in North America. Our liquids terminals compete with other publicly or privately held independent liquids terminals, and terminals owned by oil, chemical and pipeline companies. Our bulk terminals compete with numerous independent terminal operators, terminals owned by producers and distributors of bulk commodities, stevedoring companies and other industrial companies opting not to outsource terminal services. Our railroad material services operations compete with a variety of single- or multi-site transload, warehouse and terminal operators across the United States.

Kinder Morgan Canada—KMP

  Trans Mountain

        Trans Mountain is a 715-mile common carrier pipeline system that originates at Edmonton, Alberta and transports crude oil and refined petroleum to destinations along its path and on the west coast of British Columbia. A connecting pipeline also delivers petroleum to refineries in the state of Washington. The capacity of the line out of Edmonton ranges from 260,000 barrels per day when heavy crude represents 20% of the total throughput to 300,000 barrels per day with no heavy crude.

        In 2007, deliveries on Trans Mountain averaged 258,540 barrels per day. The crude oil and refined petroleum transported through Trans Mountain's pipeline system originates in Alberta and British Columbia. The refined and partially refined petroleum transported to Kamloops, British Columbia and Vancouver originates from oil refineries located in Edmonton. Petroleum products delivered through Trans Mountain's pipeline system are used in markets in British Columbia, Washington State and elsewhere.

  Express Pipeline System and Jet Fuel Pipeline

        We own a one-third interest in the Express Pipeline System, a common-carrier, crude pipeline system comprised of the Express Pipeline and the Platte Pipeline. The Express Pipeline is a 780-mile, 24-inch diameter pipeline that begins at the crude pipeline hub at Hardisty, Alberta and terminates at the Casper, Wyoming facilities of the Platte Pipeline. The Express Pipeline has a design capacity of 280,000 barrels per day. Receipts at Hardisty averaged 213,477 barrels per day during 2007. The Platte Pipeline is a 926-mile, 20-inch diameter pipeline that runs from the crude pipeline hub at Casper, Wyoming to refineries and interconnecting pipelines in the Wood River, Illinois area. The Platte Pipeline has a capacity of 150,000 barrels per day when shipping heavy oil and averaged 110,757 barrels per day east of Casper during the year ended December 31, 2007. This segment also includes a 25-mile long jet fuel pipeline transporting jet fuel to Vancouver International Airport.

  Competition

        There are currently no competing pipelines in the corridor in which Trans Mountain transports, but Trans Mountain does compete with rail and truck transportation. The Express Pipeline System pipeline to the U.S. Rocky Mountains and Midwest is one of several pipeline alternatives for western Canadian petroleum production, and the Express Pipeline System competes against other pipeline providers.

Regulatory and Compliance Matters

  Interstate Common Carrier Refined Petroleum Products and Oil Pipeline Rate Regulation—U.S. Operations

        Some of our pipelines are interstate common carrier pipelines, subject to regulation by the FERC under the Interstate Commerce Act, or ICA. The ICA requires that we maintain our tariffs on file with the FERC. Those tariffs set forth the rates we charge for providing transportation services on our interstate common carrier pipelines as well as the rules and regulations governing these services. The ICA requires, among other things, that such rates on interstate common carrier pipelines be "just and reasonable" and nondiscriminatory. The ICA permits interested persons to challenge newly proposed or changed rates and authorizes the FERC to suspend the effectiveness of such rates for a period of up to seven months and to investigate such rates. If, upon completion of an investigation, the FERC finds that the new or changed rate is unlawful, it is authorized to require the carrier to refund the revenues in excess of the prior tariff collected during the pendency of the investigation. The FERC may also investigate, upon complaint or on its own motion, rates that are already in effect and may order a carrier to change its rates prospectively. Upon an appropriate showing, a shipper may obtain reparations for damages sustained during the two years prior to the filing of a complaint.

        On October 24, 1992, Congress passed the Energy Policy Act of 1992. The Energy Policy Act deemed petroleum products pipeline tariff rates that were in effect for the 365-day period ending on the date of enactment or that were in effect on the 365th day preceding enactment and had not been subject to complaint, protest or investigation during the 365-day period to be just and reasonable or "grandfathered" under the ICA. The Energy Policy Act also limited the circumstances under which a complaint can be made against such grandfathered rates. The rates Kinder Morgan Energy Partners charged for transportation service on its Cypress Pipeline were not suspended or subject to protest or complaint during the relevant 365-day period established by the Energy Policy Act. For this reason, we believe these rates should be grandfathered under the Energy Policy Act. Certain rates on Kinder Morgan Energy Partners' Pacific operations' pipeline system were subject to protest during the 365-day period established by the Energy Policy Act. Accordingly, certain of the Pacific pipelines' rates have been, and continue to be, subject to complaints with the FERC, as is more fully described in Note 17 to our Interim Consolidated Financial Statements included in this Annex A.

        Petroleum products pipelines may change their rates within prescribed ceiling levels that are tied to an inflation index. Shippers may protest rate increases made within the ceiling levels, but such protests must show that the portion of the rate increase resulting from application of the index is substantially in excess of the pipeline's increase in costs from the previous year. A pipeline must, as a general rule, utilize the indexing methodology to change its rates. The FERC, however, uses cost-of-service ratemaking, market-based rates and settlement rates as alternatives to the indexing approach in certain specified circumstances.

  Common Carrier Pipeline Rate Regulation—Canadian Operations

        The Canadian portion of our crude oil and refined petroleum products pipeline systems is under the regulatory jurisdiction of Canada's National Energy Board, or the NEB. The National Energy Board Act gives the NEB power to authorize pipeline construction and to establish tolls and conditions of service.

  Trans Mountain

        In November 2004, Trans Mountain entered into negotiations with the Canadian Association of Petroleum Producers and principal shippers for a new incentive toll settlement to be effective for the period starting January 1, 2006 and ending December 31, 2010. In January 2006, Trans Mountain reached agreement in principle, which was reduced to a memorandum of understanding for the 2006 toll settlement. A final agreement was reached with the Canadian Association of Petroleum Producers in October 2006 and NEB approval was received in November 2006.

        The 2006 toll settlement incorporates an incentive toll mechanism that is intended to provide Trans Mountain with the opportunity to earn a return on equity greater than that calculated using the formula established by the NEB. In return for this opportunity, Trans Mountain has agreed to assume certain risks and provide cost certainty in certain areas. Part of the incentive toll mechanism specifies that Trans Mountain is allowed to keep 75% of the net revenue generated by throughput in excess of 92.5% of the capacity of the pipeline. The 2006 incentive toll settlement provides for base tolls which will, other than recalculation or adjustment in certain specified circumstances, remain in effect for the five-year period. The toll settlement also governs the financial arrangements for the approximately C$638 million expansions to Trans Mountain that will add 75,000 barrels per day of incremental capacity to the system by late 2008. The toll charged for the portion of Trans Mountain's pipeline system located in the United States falls under the jurisdiction of the FERC. See "Interstate Common Carrier Pipeline Rate Regulation—U.S. Operations" preceding.

  Express Pipeline System

        The Canadian segment of the Express Pipeline is regulated by the NEB as a Group 2 pipeline, which results in rates and terms of service being regulated on a complaint basis only. Express committed rates are subject to a 2% inflation adjustment April 1 of each year. The U.S. segment of the Express Pipeline and the Platte Pipeline are regulated by the FERC. See "Interstate Common Carrier Pipeline Rate Regulation—U.S. Operations." Additionally, movements on the Platte Pipeline within the State of Wyoming are regulated by the Wyoming Public Service Commission, which regulates the tariffs and terms of service of public utilities that operate in the State of Wyoming. The Wyoming Public Service Commission standards applicable to rates are similar to those of the FERC and the NEB.

  Interstate Natural Gas Transportation and Storage Regulation

        The FERC regulates the rates, terms and conditions of service, construction and abandonment of facilities by companies performing interstate natural gas transportation and storage services under the Natural Gas Act. To a lesser extent, the FERC regulates interstate transportation rates, terms and conditions of service under the Natural Gas Policy Act of 1978. Beginning in the mid-1980's, the FERC initiated a number of regulatory changes intended to create a more competitive environment in the natural gas marketplace. Among the most important of these changes were:

  •
  Order No. 436 (1985), which required open-access, nondiscriminatory transportation of natural gas;

  •
  Order No. 497 (1988), which set forth new standards and guidelines imposing certain constraints on the interaction between interstate natural gas pipelines and their marketing affiliates and imposing certain disclosure requirements regarding that interaction; and

  •
  Order No. 636 (1992), which required interstate natural gas pipelines that perform open-access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services and to provide comparable transportation and storage services with respect to all natural gas supplies.

  •
  Natural gas pipelines must now separately state the applicable rates for each unbundled service they provide (i.e., for gathering, transportation and storage). Order No. 636 contains a number of procedures designed to increase competition in the interstate natural gas industry, including:

  •
  requiring the unbundling of sales services from other services;

  •
  permitting holders of firm capacity on interstate natural gas pipelines to release all or a part of their capacity for resale by the pipeline; and

  •
  the issuance of blanket sales certificates to interstate pipelines for unbundled services.

Order No. 636 has been affirmed in all material respects upon judicial review, and our own FERC orders approving our unbundling plans are final and not subject to any pending judicial review.

        On November 25, 2003, the FERC issued Order No. 2004, adopting revised Standards of Conduct that apply uniformly to interstate natural gas pipelines and public utilities. In light of the changing structure of the energy industry, these Standards of Conduct govern relationships between regulated interstate natural gas pipelines and all of their energy affiliates. These new Standards of Conduct were designed to eliminate the loophole in the previous regulations that did not cover an interstate natural gas pipeline's relationship with energy affiliates that are not marketers. The rule is designed to prevent interstate natural gas pipelines from giving an undue preference to any of their energy affiliates and to ensure that transmission is provided on a nondiscriminatory basis. In addition, unlike the prior regulations, these requirements apply even if the energy affiliate is not a customer of its affiliated interstate pipeline.

        On November 17, 2006, the D.C. Circuit vacated Order No. 2004, as applied to natural gas pipelines, and remanded the Order back to the FERC. On January 9, 2007, the FERC issued an interim rule regarding standards of conduct in Order No. 690 to be effective immediately. The interim rule repromulgated the standards of conduct that were not challenged before the court. On January 18, 2007, the FERC issued a notice of proposed rulemaking, or "NOPR," soliciting comments on whether or not the interim rule should be made permanent for natural gas transmission providers. On March 21, 2008, the FERC issued a NOPR modifying the approach proposed in the January 18, 2007 NOPR. Please refer to Note 17 to our Interim Consolidated Financial Statements included elsewhere in this Annex A for additional information regarding FERC Order No. 2004 and the Standards of Conduct.

        On August 8, 2005, Congress enacted the Energy Policy Act of 2005. The Energy Policy Act, among other things, amended the Natural Gas Act to prohibit market manipulation by any entity, directed the FERC to facilitate market transparency in the market for sale or transportation of physical natural gas in interstate commerce, and significantly increased the penalties for violations of the Natural Gas Act, the Natural Gas Policy Act of 1978, or FERC rules, regulations or orders thereunder.

        Posted tariff rates set the general range of maximum and minimum rates we charge shippers on our interstate natural gas pipelines. Within that range, each pipeline is permitted to charge discounted rates to meet competition, so long as such discounts are offered to all similarly situated shippers and granted without undue discrimination. Apart from discounted rates offered within the range of tariff maximums and minimums, the pipeline is permitted to offer negotiated rates where the pipeline and shippers want rate certainty, irrespective of changes that may occur to the range of tariff-based maximum and minimum rate levels. Accordingly, there are a variety of rates that different shippers may pay. For example, some shippers may pay a negotiated rate that is different than the posted tariff rate and some may pay the posted maximum tariff rate or a discounted rate that is limited by the posted maximum and minimum tariff rates. Most of the rates we charge shippers on our greenfield projects, like the Rockies Express or Midcontinent Express pipelines, are pursuant to negotiated rate long-term transportation agreements. As such, negotiated rates provide certainty to the pipeline and the shipper of a fixed rate during the term of the transportation agreement, regardless of changes to the posted tariff rates. While rates may vary by shipper and circumstance, the terms and conditions of pipeline transportation and storage services are not generally negotiable.

  California Public Utilities Commission Rate Regulation

        The intrastate common carrier operations of our Pacific operations' pipelines in California are subject to regulation by the California Public Utilities Commission, or the CPUC, under a "depreciated book plant" methodology, which is based on an original cost measure of investment. Intrastate tariffs filed by us with the CPUC have been established on the basis of revenues, expenses and investments allocated as applicable to the California intrastate portion of our Pacific operations' business. Tariff rates with respect to intrastate pipeline service in California are subject to challenge by complaint by interested parties or by independent action of the CPUC. A variety of factors can affect the rates of return permitted by the CPUC, and certain other issues similar to those which have arisen with respect to our FERC regulated rates could also arise with respect to our intrastate rates. Certain of our Pacific operations' pipeline rates have been, and continue to be, subject to complaints with the CPUC, as is more fully described in Note 17 to our Interim Consolidated Financial Statements included elsewhere in this Annex A.

  Texas Railroad Commission Rate Regulation

        The intrastate operations of our natural gas and crude oil pipelines in Texas are subject to regulation with respect to such intrastate transportation by the Texas Railroad Commission. The Texas Railroad Commission has the authority to regulate our transportation rates, though it generally has not investigated the rates or practices of our intrastate pipelines in the absence of shipper complaints.

  Safety Regulation

        Our interstate pipelines are subject to regulation by the United States Department of Transportation, or U.S. DOT, and our intrastate pipelines and other operations are subject to comparable state regulations with respect to their design, installation, testing, construction, operation, replacement and management. Comparable regulation exists in some states in which we conduct pipeline operations. In addition, our truck and terminal loading facilities are subject to U.S. DOT regulations dealing with the transportation of hazardous materials by motor vehicles and railcars.

        The Pipeline Safety Improvement Act of 2002 provides guidelines in the areas of testing, education, training and communication. The Pipeline Safety Act requires pipeline companies to perform integrity tests on natural gas transmission pipelines that exist in high population density areas that are designated as High Consequence Areas. Testing consists of hydrostatic testing, internal magnetic flux or ultrasonic testing, or direct assessment of the piping. In addition to the pipeline integrity tests, pipeline companies must implement a qualification program to make certain that employees are properly trained. A similar integrity management rule for refined petroleum products pipelines became effective May 29, 2001.

        We are also subject to the requirements of the Federal Occupational Safety and Health Act and other comparable federal and state statutes that address employee health and safety.

        In general, we expect to increase expenditures in the future to comply with higher industry and regulatory safety standards. Some of these changes, such as U.S. DOT implementation of additional hydrostatic testing requirements, could significantly increase the amount of these expenditures. Such increases in our expenditures cannot be accurately estimated at this time.

  State and Local Regulation

        Our activities are subject to various state and local laws and regulations, as well as orders of regulatory bodies, governing a wide variety of matters, including marketing, production, pricing, pollution, protection of the environment, and human health and safety.

Environmental Matters

        Our business operations are subject to federal, state, provincial and local laws and regulations relating to environmental protection, pollution and human health and safety in the United States and Canada. For example, if an accidental leak, release or spill of liquid petroleum products, chemicals or other hazardous substances occurs at or from our pipelines, or at or from our storage or other facilities, we may experience significant operational disruptions and we may have to pay a significant amount to clean up the leak, release or spill, pay for government penalties, address natural resource damages, compensate for human exposure or property damage, install costly pollution control equipment or a combination of these and other measures. The resulting costs and liabilities could materially and negatively effect our business, financial condition, results of operations and cash flows. In addition, emission controls required under federal, state and provincial environmental laws could require significant capital expenditures at our facilities.

        Environmental and human health and safety laws and regulations are subject to change. The clear trend in environmental regulation is to place more restrictions and limitations on activities that may be perceived to affect the environment, wildlife, natural resources and human health, and there can be no assurance as to the amount or timing of future expenditures for environmental regulation compliance or remediation, and actual future expenditures may be different from the amounts we currently anticipate. Revised or additional regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from our customers, could have a material adverse effect on our business, financial position, results of operations and cash flows.

        In accordance with GAAP, we accrue liabilities for environmental matters when it is probable that obligations have been incurred and the amounts can be reasonably estimated. This policy applies to assets or businesses currently owned or previously disposed. We have accrued liabilities for probable environmental remediation obligations at various sites, including multiparty sites where the U.S. Environmental Protection Agency, referred to as the U.S. EPA, or similar state agency has identified us as one of the potentially responsible parties. The involvement of other financially responsible companies at these multiparty sites could increase or mitigate our actual joint and several liability exposures. Although no assurance can be given, we believe that the ultimate resolution of these environmental matters will not have a material adverse effect on our business, financial position or results of operations. We have accrued an environmental reserve in the amount of $102.6 million as of December 31, 2007. Our reserve estimates range in value from approximately $102.6 million to approximately $159.6 million, and we recorded our liability equal to the low end of the range, as we did not identify any amounts within the range as a better estimate of the liability. In addition, we have recorded a receivable of $38.0 million as of December 31, 2007 for expected cost recoveries that have been deemed probable. For additional information related to environmental matters, see Note 18 to our Interim Consolidated Financial Statements included elsewhere in this Annex A.

  Hazardous and Non-Hazardous Waste

        We generate both hazardous and non-hazardous wastes that are subject to the requirements of the Federal Resource Conservation and Recovery Act and comparable state statutes. From time to time, state regulators and the U.S. EPA consider the adoption of stricter disposal standards for non-hazardous waste. Furthermore, it is possible that some wastes that are currently classified as non-hazardous, which could include wastes currently generated during our pipeline or liquids or bulk terminal operations, may in the future be designated as "hazardous wastes." Hazardous wastes are subject to more rigorous and costly handling and disposal requirements than non-hazardous wastes. Such changes in the regulations may result in additional capital expenditures or operating expenses for us.

  Superfund

        The Comprehensive Environmental Response, Compensation and Liability Act, also known as the "Superfund" law or "CERCLA," and analogous state laws, impose joint and several liability, without regard to fault or the legality of the original conduct, on certain classes of "potentially responsible persons" for releases of "hazardous substances" into the environment. These persons include the owner or operator of a site and companies that disposed or arranged for the disposal of the hazardous substances found at the site. CERCLA authorizes the U.S. EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur, in addition to compensation for natural resource damages, if any. Although "petroleum" is excluded from CERCLA's definition of a "hazardous substance," in the course of our ordinary operations, we have and will generate materials that may fall within the definition of "hazardous substance." By operation of law, if we are determined to be a potentially responsible person, we may be responsible under CERCLA for all or part of the costs required to clean up sites at which such materials are present, in addition to compensation for natural resource damages, if any.

  Clean Air Act

        Our operations are subject to the Clean Air Act and analogous state statutes. The Clean Air Act contains lengthy, complex provisions that may result in the imposition over the next several years of certain pollution control requirements with respect to air emissions from the operations of our pipelines, treating facilities, storage facilities and terminals. Depending on the nature of those requirements and any additional requirements that may be imposed by state and local regulatory authorities, we may be required to incur certain capital and operating expenditures for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals and addressing other air emissions-related issues. At this time, however, we do not believe that we will be materially adversely affected by any such requirements.

        We are aware of the increasing focus of state, regional, national and international regulatory bodies on greenhouse gas, or GHG, emissions (including carbon dioxide and methane) and climate change issues. In Canada, we voluntarily report GHG emissions. In the U.S., we are subject to state reporting obligations. While we can't predict the timing or content of future U.S. federal or state legislation and regulations, we recognize that we might be subject to additional reporting and possibly emission reduction requirements in the future. Such future requirements could result in additional costs and changes to our operations, including installation of new emission controls, purchasing allowances for our GHG emissions and additional costs to manage a GHG emission program. Whether we will be able to include some or all of these costs in the rates charged by our pipelines will be dependent on the FERC's rulings and the provisions of any final legislation.

  Clean Water Act

        Our operations can result in the discharge of pollutants. The Federal Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws impose restrictions and controls regarding the discharge of pollutants into state waters or waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by applicable federal or state authorities. The Oil Pollution Act was enacted in 1990 and amends provisions of the Clean Water Act as they pertain to prevention and response to oil spills. Spill prevention control and countermeasure requirements of the Clean Water Act and some state laws require containment and similar structures to help prevent contamination of navigable waters in the event of an overflow or release.

  Climate Change

        Studies have suggested that emissions of certain gases, commonly referred to as "greenhouse gases," may be contributing to warming of the Earth's atmosphere. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of natural gas, are examples of greenhouse gases. The U.S. Congress is actively considering legislation to reduce emissions of greenhouse gases. In addition, at least nine states in the Northeast and five states in the West have developed initiatives to regulate emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. The U.S. Environmental Protection Agency, or EPA, is separately considering whether it will regulate greenhouse gases as "air pollutants" under the existing federal Clean Air Act. Passage of climate control legislation or other regulatory initiatives by Congress or various states of the U.S. or the adoption of regulations by the EPA or analogous state agencies that regulate or restrict emissions of greenhouse gases including methane or carbon dioxide in areas in which we conduct business could result in changes to the consumption and demand for natural gas and could have adverse effects on our business, financial position, results of operations and prospects.

        Such changes could increase the costs of our operations, including costs to operate and maintain our facilities, install new emission controls on our facilities, acquire allowances to authorize our greenhouse gas emissions, pay any taxes related to our greenhouse gas emissions and administer and manage a greenhouse gas emissions program. While we may be able to include some or all of such increased costs in the rates charged by our pipeline, such recovery of costs is uncertain and may depend on events beyond our control including the outcome of future rate proceedings before the FERC and the provisions of any final legislation.

  Department of Homeland Security

        The Department of Homeland Security Appropriation Act of 2007 requires the Department of Homeland Security, or DHS, to issue regulations establishing risk-based performance standards for the security of chemical and industrial facilities, including oil and gas facilities that are deemed to present "high levels of security risk." The DHS issued an interim final rule in April 2007 regarding risk-based performance standards to be attained pursuant to this act and, on November 20, 2007, further issued an Appendix A to the interim rules that establish chemicals of interest and their respective threshold quantities that will trigger compliance with these interim rules. Covered facilities that are determined by DHS to pose a high level of security risk will be required to prepare and submit Security Vulnerability Assessments and Site Security Plans as well as comply with other regulatory requirements, including those regarding inspections, audits, recordkeeping, and protection of chemical-terrorism vulnerability information. We have not yet determined the extent to which our facilities are subject to coverage under the interim rules or the associated costs to comply, but it is possible that such costs could be substantial.

Properties

        We believe that we have generally satisfactory title to the properties we own and use in our businesses, subject to liens on our assets and the assets of our subsidiaries (excluding Kinder Morgan G.P., Inc., Kinder Morgan Energy Partners, Kinder Morgan Management and their respective subsidiaries) incurred in connection with the financing of the Going Private transaction, minor encumbrances and easements and restrictions that do not materially detract from the value of such property or the interests in those properties or the use of such properties in our businesses.

        We generally do not own the land on which our pipelines are constructed. Instead, we obtain the right to construct and operate the pipelines on other people's land for a period of time. Substantially all of our pipelines are constructed on rights-of-way granted by the apparent record owners of such property. In many instances, lands over which rights-of-way have been obtained are subject to prior liens that have not been subordinated to the right-of-way grants. In some cases, not all of the apparent record owners have joined in the right-of-way grants, but in substantially all such cases, signatures of the owners of majority interests have been obtained. Permits have been obtained from public authorities to cross over or under, or to lay facilities in or along, water courses, county roads, municipal streets and state highways, and in some instances, such permits are revocable at the election of the grantor, or, the pipeline may be required to move its facilities at its own expense. Permits have also been obtained from railroad companies to cross over or under lands or rights-of-way, many of which are also revocable at the grantor's election. Some such permits require annual or other periodic payments. In a few minor cases, property for pipeline purposes was purchased in fee.

        Our terminals, storage facilities, processing plants, regulator and compressor stations, offices and related facilities are located on real property owned or leased by us. In some cases, the real property we lease is on federal, state, provincial or local land.

Employees

        We employed approximately 7,800 full-time people at December 31, 2008, including employees of our indirect subsidiary KMGP Services Company, Inc., who are dedicated to the operations of Kinder Morgan Energy Partners, and employees of Kinder Morgan Canada Inc. Approximately 920 full-time hourly personnel at certain terminals and pipelines are represented by labor unions under collective bargaining agreements that expire between 2009 and 2013. We consider relations with our employees to be good.

Legal Proceedings

        Please see Note 18 to our Interim Consolidated Financial Statements included elsewhere in this Annex A for a discussion of some of the legal proceedings in which we are involved.

        From time to time we are a party to litigation and legal proceedings that we consider to be a part of the ordinary course of business. While no assurance can be given, we believe that, taking into account reserves and insurance coverage, none of the litigation or legal proceedings in which we are currently involved could reasonably be expected to have a material adverse effect on our business, financial condition or results of operations. We may, however, become involved in material legal proceedings in the future.

MANAGEMENT

Directors and Executive Officers

        Set forth below is certain information concerning our directors and executive officers. Our directors are elected annually by, and may be removed by, Knight Midco Inc., as our sole common shareholder. Knight Midco Inc. is indirectly wholly owned by Knight Holdco LLC. All of our officers serve at the discretion of our board of directors. The ages set forth below are as of December 31, 2008.

Name	Age	Position
Richard D. Kinder	64	Director, Chairman and Chief Executive Officer
C. Park Shaper	40	Director and President
Steven J. Kean	47	Executive Vice President and Chief Operating Officer
Kenneth A. Pontarelli	38	Director
Kimberly A. Dang	38	Vice President, Investor Relations and Chief Financial Officer
David D. Kinder	34	Vice President, Corporate Development and Treasurer
Joseph Listengart	40	Vice President, General Counsel and Secretary
James E. Street	52	Vice President, Human Resources and Administration

        Richard D. Kinder is Director, Chairman and Chief Executive Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight. Mr. Kinder has served as Director, Chairman and Chief Executive Officer of Kinder Morgan Management since its formation in February 2001. He was elected Director, Chairman and Chief Executive Officer of Knight in October 1999. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc. in February 1997. Mr. Kinder was elected President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight in July 2004 and served as President until May 2005. He has also served as Chief Manager, and as a member of the Board of Managers, of Knight Holdco LLC since May 2007. Mr. Kinder is the uncle of David Kinder, Vice President, Corporate Development and Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight.

        C. Park Shaper is Director and President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight. Mr. Shaper was elected President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight in May 2005. He served as Executive Vice President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight from July 2004 until May 2005. Mr. Shaper was elected Director of Kinder Morgan Management and Kinder Morgan G.P., Inc. in January 2003 and of Knight in May 2007. He was elected Vice President, Treasurer and Chief Financial Officer of Kinder Morgan Management upon its formation in February 2001, and served as its Treasurer until January 2004, and its Chief Financial Officer until May 2005. He was elected Vice President, Treasurer and Chief Financial Officer of Knight in January 2000, and served as its Treasurer until January 2004, and its Chief Financial Officer until May 2005. Mr. Shaper was elected Vice President, Treasurer and Chief Financial Officer of Kinder Morgan G.P., Inc. in January 2000, and served as its Treasurer until January 2004 and its Chief Financial Officer until May 2005. He has also served as President, and as a member of the Board of Managers, of Knight Holdco LLC since May 2007. He received a Masters of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Shaper also has a Bachelor of Science degree in Industrial Engineering and a Bachelor of Arts degree in Quantitative Economics from Stanford University. Mr. Shaper is also a trust manager of Weingarten Realty Investors.

        Steven J. Kean is Executive Vice President and Chief Operating Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight. Mr. Kean was elected Executive Vice President and Chief Operating Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight in January 2006. He served as Executive Vice President, Operations of Kinder Morgan Management,

Kinder Morgan G.P., Inc. and Knight from May 2005 to January 2006. He served as President, Texas Intrastate Pipeline Group from June 2002 until May 2005. He served as Vice President of Strategic Planning for the Kinder Morgan Gas Pipeline Group from January 2002 until June 2002. He has also served as Chief Operating Officer, and as a member of the Board of Managers, of Knight Holdco LLC since May 2007. Mr. Kean received his Juris Doctor from the University of Iowa in May 1985 and received a Bachelor of Arts degree from Iowa State University in May 1982.

        Kenneth A. Pontarelli is a Director of Knight. Mr. Pontarelli is a Managing Director of Goldman Sachs & Co. See "Certain Relationships and Related Party Transactions" for details regarding Goldman Sachs' relationship with Knight Holdco LLC and us. Mr. Pontarelli was elected Director of Knight Inc. upon the consummation of the Going Private transaction in May 2007. He has also served as member of the Board of Managers of Knight Holdco LLC since May 2007. He joined Goldman Sachs & Co. in 1997 and was appointed Managing Director in 2004. Mr. Pontarelli currently serves on the board of directors of CVR Energy, Inc., CCS Inc., Energy Future Holdings Corp. and Cobalt International Energy, L.P. He received a B.A. from Syracuse University and an M.B.A. from Harvard Business School.

        Kimberly A. Dang is Vice President, Investor Relations and Chief Financial Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight. Mrs. Dang was elected Chief Financial Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight in May 2005. She served as Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight from January 2004 to May 2005. She was elected Vice President, Investor Relations of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight in July 2002. From November 2001 to July 2002, she served as Director, Investor Relations of Kinder Morgan Management, Kinder Morgan G.P., and Knight. She has also served as Chief Financial Officer of Knight Holdco LLC since May 2007. Mrs. Dang has received a Masters in Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University.

        David D. Kinder is Vice President, Corporate Development and Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight. Mr. Kinder was elected Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight in May 2005. He was elected Vice President, Corporate Development of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight in October 2002. He served as manager of corporate development for Knight and Kinder Morgan G.P., Inc. from January 2000 to October 2002. He has also served as Treasurer of Knight Holdco LLC since May 2007. Mr. Kinder graduated cum laude with a Bachelors degree in Finance from Texas Christian University in 1996. Mr. Kinder is the nephew of Richard D. Kinder.

        Joseph Listengart is Vice President, General Counsel and Secretary of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight. Mr. Listengart was elected Vice President, General Counsel and Secretary of Kinder Morgan Management upon its formation in February 2001. He was elected Vice President and General Counsel of Kinder Morgan G.P., Inc. and Vice President, General Counsel and Secretary of Knight in October 1999. Mr. Listengart was elected Secretary of Kinder Morgan G.P., Inc. in November 1998 and has been an employee of Kinder Morgan G.P., Inc. since March 1998. He has also served as General Counsel and Secretary of Knight Holdco LLC since May 2007. Mr. Listengart received his Masters in Business Administration from Boston University in January 1995, his Juris Doctor, magna cum laude, from Boston University in May 1994, and his Bachelor of Arts degree in Economics from Stanford University in June 1990.

        James E. Street is Vice President, Human Resources and Administration of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Knight. Mr. Street was elected Vice President, Human Resources and Administration of Kinder Morgan Management upon its formation in February 2001. He was elected Vice President, Human Resources and Administration of Kinder Morgan G.P., Inc. and

Knight in August 1999. Mr. Street received a Masters of Business Administration degree from the University of Nebraska at Omaha and a Bachelor of Science degree from the University of Nebraska at Kearney.

Compensation Committee Interlocks and Insider Participation

        Our board has no separate compensation committee. Mr. Richard D. Kinder as Chief Manager of Knight Holdco makes compensation decisions with respect to our executive officers. None of our executive officers served during 2008 on a board of directors of another entity which has employed any of the members of our board.

Corporate Governance

        Knight Midco Inc. is our sole common shareholder. As a result, Knight Midco Inc. elects all of our directors and our board of directors does not have a nominating and governance committee or a committee that serves a similar purpose.

        Mr. Shaper and Mr. Pontarelli comprise our audit committee as specified in Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our board has determined that C. Park Shaper is an "audit committee financial expert." Mr. Shaper is also our President and is therefore not independent.

        We make available free of charge within the "Investors" section of our Internet website, at www.kindermorgan.com, our code of business conduct and ethics (which applies to our senior financial and accounting officers and our chief executive officer, among others). Requests for copies may be directed to Investor Relations, Knight Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002 or telephone (713) 369-9490. We intend to disclose any amendments to our code of business conduct and ethics, and any waiver from a provision of that code granted to our executive officers or directors, that otherwise would be required to be disclosed on a Form 8-K, on our website within four business days following such amendment or waiver. The information contained on or connected to our Internet website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any report that we file with or furnish to the Securities and Exchange Commission.

Executive Compensation

        Our executive officers also serve in the same capacities as executive officers of Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners, and of Kinder Morgan Management, the delegate of Kinder Morgan G.P., Inc. Certain of our executive officers also serve in the same capacities as officers of Knight Holdco LLC, our privately owned parent company. Except as identified otherwise, all information in this section with respect to compensation of executive officers describes the total compensation received by those persons in all capacities for services rendered to us and our affiliates, including Kinder Morgan Energy Partners, Kinder Morgan G.P., Inc., Kinder Morgan Management and Knight Holdco LLC. In this section, "we," "our" or "us" refers to Knight and, where appropriate, Kinder Morgan Energy Partners, Kinder Morgan G.P., Inc. and Kinder Morgan Management.

        Our board does not have a separately designated compensation committee. Mr. Richard D. Kinder as Chief Manager of Knight Holdco makes compensation decisions with respect to our executive officers; however, increases in the compensation of our officers and other management personnel who own units of Knight Holdco LLC have to be further approved by Knight Holdco's board of managers.

        The compensation committee of the board of directors of Kinder Morgan Management, which committee is generally composed of three independent directors, determines the compensation to be paid by Kinder Morgan Energy Partners to KMGP Services Company, Inc.'s employees and Kinder Morgan Management's and Kinder Morgan G.P., Inc.'s executive officers. For further information regarding KMGP Services Company, Inc., see "Description of Business—Employees." As described below, Kinder Morgan Management's compensation committee is aware of the compensation paid to such officers by entities such as us and Knight Holdco LLC, but makes its compensation determinations at its sole discretion.

Compensation Discussion and Analysis

  Program Objectives

        We seek to attract and retain executives who will help us achieve our primary business strategy objective of growing the value of our portfolio of businesses. To help accomplish this goal, we have designed an executive compensation program that rewards individuals with competitive compensation that consists of a mix of cash, benefit plans and long-term compensation, with a majority of executive compensation tied to the "at risk" portions of the annual cash bonus.

        The key objectives of our executive compensation program are to attract, motivate and retain executives who will advance our overall business strategies and objectives of growing the value of our portfolio of businesses. We believe that an effective executive compensation program should link total compensation to financial performance and to the attainment of short- and long-term strategic, operational, and financial objectives. We also believe it should provide competitive total compensation opportunities at a reasonable cost. In designing our executive compensation program, we have recognized that our executives have a much greater portion of their overall compensation at-risk than do our other employees; consequently, we have tried to establish the at-risk portions of our executive total compensation at levels that recognize their much increased level of responsibility and their ability to influence business results.

        Currently, our executive compensation program is principally composed of two elements: (i) base cash salary; and (ii) possible annual cash bonus (reflected in the Summary Compensation Table below as Non-Equity Incentive Plan Compensation). Until October 2008, we paid our executive officers a base salary not to exceed $200,000, which we believe is below annual base salaries for comparable positions in the marketplace, based upon independent salary suveys in which we participate. The cap for our executive officers' base salaries was raised to an annual amount not to exceed $300,000, and the base salaries of our executive officers were raised to $300,000 in October 2008. We believe the base salaries paid to our executive officers continue to be below the industry average for similarly positioned executives. While not awarded by us, Mr. Richard D. Kinder was aware of the units awarded by Knight Holdco LLC (as discussed more fully below) and took these awards into account as components of the total compensation received by our executive officers.

        In addition, we believe that the compensation of our Chief Executive Officer, Chief Financial Officer and the executives named below, collectively referred to in this section as our named executive officers, should be directly and materially tied to the financial performance of Kinder Morgan Energy Partners and us. Therefore, the majority of our named executive officers' compensation is allocated to the "at risk" portion of our compensation program—the annual cash bonus. Accordingly, for 2008, our executive compensation was weighted toward the cash bonus, payable on the basis of achieving (i) an earnings before interest, taxes, depreciation, depletion and amortization (referred to as EBITDA) less capital spending target by us; and (ii) a cash distribution per common unit target by Kinder Morgan Energy Partners.

        We periodically compare our executive compensation components with market information. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive with the energy industry, and is generally comparable to the compensation offered by companies of similar size and scope as us. We also keep abreast of current trends, developments, and emerging issues in executive compensation, and if appropriate, will obtain advice and assistance from outside legal, compensation or other advisors.

        We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation for our executive officers to $1,000,000 of compensation per year; however, if specified conditions are met, certain compensation may be excluded from consideration of the $1,000,000 limit. Since the bonuses paid to our executive officers are paid under our Annual Incentive Plan as a result of reaching designated financial targets established by Mr. Richard D. Kinder and Kinder Morgan Management's compensation committee, we expect that all compensation paid to our executives would qualify for deductibility under federal income tax rules. Though we are advised that limited partnerships such as Kinder Morgan Energy Partners, and private companies, such as us, are not subject to section 162(m), we and Kinder Morgan Energy Partners have chosen to generally operate as if this code section does apply to us and Kinder Morgan Energy Partners as a measure of appropriate governance.

        Prior to 2006, long-term equity awards comprised a third element of our executive compensation program. These awards primarily consisted of grants of restricted Kinder Morgan, Inc., or KMI stock, and grants of non-qualified options to acquire shares of KMI common stock, both pursuant to the provisions of KMI's Amended and Restated 1999 Stock Plan, referred to as the KMI stock plan. Prior to 2003, we used both KMI stock options and restricted KMI stock as the principal components of long-term executive compensation, and beginning in 2003, we used grants of restricted stock exclusively as the principal component of long-term executive compensation. For each of the years ended December 31, 2007 and 2008, no restricted stock or options to purchase shares of KMI, Kinder Morgan Energy Partners or Kinder Morgan Management were granted to any of our named executive officers.

        Additionally, in connection with the Going Private transaction, Knight Holdco LLC awarded members of our management Class A-1 and Class B units of Knight Holdco LLC. In accordance with SFAS No. 123R, Knight Holdco LLC is required to recognize compensation expense in connection with the Class A-1 and Class B units over the expected life of such units. As a subsidiary of Knight Holdco LLC, we are, under accounting rules, allocated a portion of this compensation expense, although none of us or any of our subsidiaries have any obligation, nor do we expect, to pay any amounts in respect of such units. The Class A-1 and Class B units awarded to members of our management may be viewed as a replacement of restricted stock as a component of long-term executive compensation. For more information concerning the Knight Holdco LLC units, see "Certain Relationships and Related Party Transactions—Going Private Transaction."

  Behaviors Designed to Reward

        Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our stakeholders, and we prohibit engaging in any detrimental activities, such as performing services for a competitor, disclosing confidential information or violating appropriate business conduct standards. Each executive is held accountable to uphold and comply with company guidelines, which require the individual to maintain a discrimination-free workplace, to comply with orders of regulatory bodies, and to maintain high standards of operating safety and environmental protection.

        Unlike many companies, we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split dollar life insurance programs for our executive officers. Additionally, we do not have employment agreements (other than with our Chairman and Chief Executive Officer, Richard D. Kinder), special severance agreements or change of control agreements for our executive officers. Our executives are eligible for the same severance policy as our workforce, which caps severance payments to an amount equal to six months of salary. We have no executive company cars or executive car allowances nor do we pay for financial planning services. Additionally, we do not own any corporate aircraft and we do not pay for executives to fly first class. We believe that we are currently below competitive levels for comparable companies in this area of our overall compensation package; however, we have no current plans to change our policy of not offering such executive benefits, perquisite programs or special executive severance arrangements.

        At his request, Mr. Richard D. Kinder, our Chairman and Chief Executive Officer, receives $1 of base salary per year. Additionally, Mr. Kinder has requested that he receive no annual bonus, unit grants, or other compensation from us. Mr. Kinder does not have any deferred compensation, supplemental retirement or any other special benefit, compensation or perquisite arrangement with us. Each year Mr. Kinder reimburses us for his portion of health care premiums and parking expenses. Mr. Kinder was awarded Class B units by and in Knight Holdco LLC in connection with the Going Private transaction, and while we are, under accounting rules, allocated compensation expense attributable to such Class B units, we have no obligation, nor do we expect, to pay any amounts in connection with the Class B units.

  Elements of Compensation

        As outlined above, our executive compensation program currently is principally composed of two elements: (i) a base cash salary; and (ii) a possible annual cash bonus. Mr. Richard D. Kinder reviews and approves annually the financial goals and objectives of both us and Kinder Morgan Energy Partners that are relevant to the compensation of our named executive officers, other than himself.

        Information is solicited from relevant members of senior management regarding the performance of our named executive officers and determinations and recommendations are made at the regularly scheduled first quarter board meeting.

        If any of our executive officers is also an executive officer of Kinder Morgan G.P., Inc. or Kinder Morgan Management, the compensation determination or recommendation (i) may be with respect to the aggregate compensation to be received by such officer from us, Kinder Morgan Management, and Kinder Morgan G.P., Inc. that is to be allocated among them, or alternatively (ii) may be with respect to the compensation to be received by such executive officers from us, Kinder Morgan Management or Kinder Morgan G.P., Inc., as the case may be, in which case such compensation will not be allocated among us, on the one hand, and Kinder Morgan Management, our Kinder Morgan G.P., Inc. and us, on the other.

  Base Salary

        Base salary is paid in cash. Until October 2008, all of our named executive officers, with the exception of our Chairman and Chief Executive Officer who receives $1 of base salary per year as described above, were paid a base salary of $200,000 per year. The cap for our executive officers' base salaries was raised to an annual amount not to exceed $300,000, and the base salaries of our executive officers were raised to $300,000 in October 2008. Generally, we believe that our executive officers' base salaries are below base salaries for executives in similar positions and with similar responsibilities at companies of comparable size and scope, based upon independent salary surveys in which we participate.

  Possible Annual Cash Bonus (Non-Equity Cash Incentive)

        Our possible annual cash bonuses are provided for under our Annual Incentive Plan, which became effective January 18, 2005. The overall purpose of our Annual Incentive Plan is to increase our executive officers' and our employees' personal stake in the continued success of Kinder Morgan Energy Partners and us by providing to them additional incentives through the possible payment of annual cash bonuses. Under the plan, annual cash bonuses are budgeted for at the beginning of each year and may be paid to our executive officers and other employees depending on whether we and our subsidiaries (including Kinder Morgan Energy Partners) meet certain performance objectives. Assuming the performance objectives are met, the budgeted pool of bonus dollars is further assessed and potentially decreased or increased based on our and our subsidiaries' (including Kinder Morgan Energy Partners') overall performance in a variety of areas, including safety and environmental goals and regulatory compliance.

        Once the aggregate pool of bonus dollars is determined, further assessment is done at the business segment level. Each business segment's financial performance as well as its safety and environmental goals and regulatory compliance are assessed and factored, positively or negatively, into the amount of bonus dollars allocated to that business segment. The business unit's safety and environmental goals and regulatory compliance are assessed against its performance in these areas in previous years and industry benchmarks. These assessments as well as individual performance factor into bonus awards at the business segment level.

        Our and our subsidiaries' (including Kinder Morgan Energy Partners) overall performance, including whether we have met the performance objectives as well as how, on an overall basis, we have performed with respect to a variety of areas such as safety and environmental goals and regulatory compliance, negatively or positively, impacts the bonuses of our named executive officers. Also, with respect to our named executive officers, individual performance impacts their bonuses. Our named executive officers have different areas of responsibility that require different skill sets. Consequently, many of the skills and aspects of performance taken into account in determining the bonus awards for the respective named executive officers differ based on their areas of responsibility. However, some skills, such as working within a budget, are applicable for all of the executive officers. While no formula is used in assessing individual performance, the process of assessing the performance of each of the named executive officers is consistent, with each such officer being assessed relative to the officer's performance of his or her job in preceding years as well as with respect to specific matters assigned to the officer over the course of the year. Individual performance, as described above, as well as safety and environmental goals and regulatory compliance were taken into account with respect to the 2008 awards.

        All of our employees and the employees of our subsidiaries, including KMGP Services Company, Inc., are eligible to participate in the plan, except employees who are included in a unit of employees covered by a collective bargaining agreement unless such agreement expressly provides for eligibility under the plan. However, only eligible employees who are selected by Mr. Richard D. Kinder and Kinder Morgan Management's compensation committee will actually participate in the plan and receive bonuses.

        The plan consists of two components: the executive plan component and the non-executive plan component. Our Chairman and Chief Executive Officer and all employees who report directly to the Chairman are eligible for the executive plan component; however, as stated elsewhere in this "Compensation Discussion and Analysis", Mr. Richard D. Kinder, our Chairman and Chief Executive Officer, has elected to not participate under the plan. As of December 31, 2008, excluding Mr. Richard D. Kinder, ten of our current officers were eligible to participate in the executive plan component. All other U.S. eligible employees were eligible for the non-executive plan component.

        Following recommendations and determinations, Mr. Richard D. Kinder establishes which of our eligible employees will be eligible to participate under the executive plan component of the plan. At or before the start of each calendar year (or later, to the extent allowed under Internal Revenue Code regulations), performance objectives for that year are identified. The performance objectives are based on one or more of the criteria set forth in the plan. A bonus opportunity is established for each executive officer, which is the bonus the executive officer could earn if the performance objectives are fully satisfied. A minimum acceptable level of achievement of each performance objective may be set, below which no bonus is payable with respect to that objective. Additional levels may be set above the minimum (which may also be above the targeted performance objective), with a formula to determine the percentage of the bonus opportunity to be earned at each level of achievement above the minimum. Performance at a level above the targeted performance objective may entitle the executive officer to earn a bonus in excess of 100% of the bonus opportunity. However, the maximum payout to any individual under the plan for any year is $2.0 million, and Mr. Richard D. Kinder has the discretion to reduce the bonus amounts payable by us in any performance period.

        Performance objectives may be based on one or more of the following criteria:

  •
  our EBITDA less capital spending, or the EBITDA less capital spending of one of our subsidiaries or business units;

  •
  our net income or the net income of one of our subsidiaries or business units;

  •
  our revenues or the revenues of one of our subsidiaries or business units;

  •
  our unit revenues minus unit variable costs or the unit revenues minus unit variable costs of one of our subsidiaries or business units;

  •
  our return on capital, return on equity, return on assets, or return on invested capital, or the return on capital, return on equity, return on assets, or return on invested capital of one of our subsidiaries or business units;

  •
  our cash flow return on assets or cash flows from operating activities, or the cash flow return on assets or cash flows from operating activities of one of our subsidiaries or business units;

  •
  our capital expenditures or the capital expenditures of one of our subsidiaries or business units;

  •
  our operations and maintenance expense or general and administrative expense, or the operations and maintenance expense or general and administrative expense of one of our subsidiaries or business units; or

  •
  our debt-equity ratios and key profitability ratios, or the debt-equity ratios and key profitability ratios of one of our subsidiaries or business units.

        Two financial performance objectives were set for 2008 under both the executive plan component and the non-executive plan component. The 2008 financial performance objectives were $4.02 in cash distributions per common unit by Kinder Morgan Energy Partners, and $1,056 million of EBITDA less capital spending by us. Kinder Morgan Energy Partners' targets were the same as its previously disclosed 2008 budget expectations. At the end of 2008 the extent to which the financial performance objectives had been attained and the extent to which the bonus opportunity had been earned under the formula previously established by Mr. Richard D. Kinder was determined.

        The 2008 bonuses for our executive officers were overwhelmingly based on whether the established financial performance objectives were met. Other factors, such as individual over performance or under performance, were considered. With respect to using these other factors in assessing performance, Mr. Richard D. Kinder did not find it practicable to, and did not, use a "score card", or quantify or assign relative weight to the specific criteria considered. The amount of a downward or upward adjustment, subject to the maximum bonus opportunity that was established at the beginning of the year, was not subject to a formula. Specific aspects of an individual's performance were not identified in advance. Rather, the adjustment was based on Mr. Richard D. Kinder's judgment, giving consideration to the totality of the record presented, including the individual's performance, and the magnitude of any positive or negative factors.

        The table below sets forth the bonus opportunities that could be payable by us and Kinder Morgan Energy Partners to our executive officers if the performance objectives established for 2008 are 100% achieved. The amount of the portion of the bonus actually paid by us to any executive officer under the plan may be reduced from the amount of any bonus opportunity open to such executive officer.

Because payments under the plan for our executive officers are determined by comparing actual performance to the performance objectives established each year for eligible executive officers chosen to participate for that year, it is not possible to accurately predict any amounts that will actually be paid under the executive plan portion of the plan over the life of the plan. Mr. Richard D. Kinder set bonus opportunities under the plan for 2008 for the executive officers at dollar amounts in excess of that which were expected to actually be paid under the plan. The actual payout amounts under the Non-Equity Incentive Plan Awards made in 2008 are set forth in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

Knight Annual Incentive
Plan Bonus Opportunities for 2008

Name and Principal Position	Dollar Value
Richard D. Kinder, Chairman and Chief Executive Officer	$—	(1)
Kimberly A. Dang, Vice President and Chief Financial Officer	1,000,000	(2)
Steven J. Kean, Executive Vice President and Chief Operating Officer	1,500,000	(3)
Joseph Listengart, Vice President, General Counsel and Secretary	1,000,000	(2)
C. Park Shaper, Director and President	1,500,000	(3)

    (1)
    Declined to participate.

    (2)
    Under the plan, for 2008, if neither of the targets was met, no bonus opportunities would have been provided; if one of the targets was met, $500,000 in bonus opportunities would have been available; if both of the targets had been exceeded by 10%, $1,500,000 in bonus opportunities would have been available. Mr. Richard D. Kinder may reduce the award payable by us to any participant for any reason.

    (3)
    Under the plan, for 2008, if neither of the targets was met, no bonus opportunities would have been provided; if one of the targets was met, $750,000 in bonus opportunities would have been available; if both of the targets had been exceeded by 10%, $2,000,000 in bonus opportunities would have been available. Mr. Richard D. Kinder may reduce the award payable by us to any participant for any reason.

        We may amend the plan from time to time without shareholder approval except as required to satisfy the Internal Revenue Code or any applicable securities exchange rules. Awards may be granted under the plan for calendar year 2009, unless the plan is terminated earlier by us. However, the plan will remain in effect until payment has been completed with respect to all awards granted under the plan prior to its termination.

  Other Compensation

        Knight Inc. Savings Plan.    The Knight Inc. Savings Plan is a defined contribution 401(k) plan. The plan permits all full-time employees of Knight and KMGP Services Company, Inc., including the named executive officers, to contribute between 1% and 50% of base compensation, on a pre-tax basis, into participant accounts. In addition to a mandatory contribution equal to 4% of base compensation per year for most plan participants, our general partner may make special discretionary contributions. Certain employees' contributions are based on collective bargaining agreements. The mandatory contributions are made each pay period on behalf of each eligible employee. Participants may direct the investment of both their contributions and employer contributions into a variety of investments at the employee's discretion. Plan assets are held and distributed pursuant to a trust agreement. Employer contributions for employees vest on the second anniversary of the date of hire.

        In July 2008, Mr. Richard D. Kinder and the compensation committee of Kinder Morgan Management's board of directors approved a special contribution through July 2009 of an additional 1% of base pay into the Savings Plan for each eligible employee. Each eligible employee will receive an additional 1% company contribution based on eligible base pay each pay period beginning with the first pay period of August 2008 and continuing through the last pay period of July 2009. The additional 1% contribution does not change or otherwise impact, the annual 4% contribution that eligible employees currently receive. It may be converted to any other Savings Plan investment fund at any time and it will vest according to the same vesting schedule described in the preceding paragraph. Since this additional 1% company contribution is discretionary, Mr. Kinder's and the Kinder Morgan Management compensation committee's approvals will be required annually for each additional contribution. During the first quarter of 2009, excluding our portion of the 1% additional contribution described above, we will not make any additional discretionary contributions to individual accounts for 2008.

        Additionally, in 2006, an option to make after-tax "Roth" contributions (Roth 401(k) option) to a separate participant account was added to the Savings Plan as an additional benefit to all participants. Unlike traditional 401(k) plans, where participant contributions are made with pre-tax dollars, earnings grow tax-deferred, and the withdrawals are treated as taxable income, Roth 401(k) contributions are made with after-tax dollars, earnings are tax-free, and the withdrawals are tax-free if they occur after both (i) the fifth year of participation in the Roth 401(k) option, and (ii) attainment of age 59 1/2, death or disability. The employer contribution will still be considered taxable income at the time of withdrawal.

        Knight Inc. Cash Balance Retirement Plan.    Employees of ours and KMGP Services Company, Inc., including our named executive officers, are also eligible to participate in a Cash Balance Retirement Plan. Certain employees continue to accrue benefits through a career-pay formula, "grandfathered" according to age and years of service on December 31, 2000, or collective bargaining arrangements. All other employees accrue benefits through a personal retirement account in the Cash Balance Retirement Plan. Under the plan, we make contributions on behalf of participating employees equal to 3% of eligible compensation every pay period. Interest is credited to the personal retirement accounts at the 30-year U.S. Treasury bond rate, or an approved substitute, in effect each year. Employees become fully vested in the plan after five years, and they may take a lump sum distribution upon termination of employment or retirement.

        The following table sets forth the estimated actuarial present value of each named executive officer's accumulated pension benefit as of December 31, 2008, under the provisions of the Cash Balance Retirement Plan. With respect to our named executive officers, the benefits were computed using the same assumptions used for financial statement purposes, assuming current remuneration levels without any salary projection, and assuming participation until normal retirement at age sixty-five. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts.

Pension Benefits
Name	Plan Name	Current Credited Yrs of Service	Present Value of Accumulated Benefit(1)	Contributions During 2008
Richard D. Kinder	Cash Balance	8	$—	$—
Kimberly A. Dang	Cash Balance	7	[ ]	[ ]
Steven J. Kean	Cash Balance	7	[ ]	[ ]
Joseph Listengart	Cash Balance	8	[ ]	[ ]
C. Park Shaper	Cash Balance	8	[ ]	[ ]

(1)
The present values in the Pension Benefits table are based on certain assumptions-including a [      ]% discount rate, RP 2000 mortality (post-retirement only), [      ]% cash balance interest

  crediting rate, and lump sums calculated using a [      ]% interest rate and IRS mortality. We assumed benefits would commence at normal retirement date or unreduced retirement date, if earlier. No death or turnover was assumed prior to retirement date.

        Other Potential Post-Employment Benefits.    On October 7, 1999, Mr. Richard D. Kinder entered into an employment agreement with us pursuant to which he agreed to serve as our Chairman and Chief Executive Officer. His employment agreement provides for a term of three years and one year extensions on each anniversary of October 7th. Mr. Kinder, at his initiative, accepted an annual salary of $1 to demonstrate his belief in our and Kinder Morgan Energy Partners' long term viability. Mr. Kinder continues to accept an annual salary of $1, and he receives no other compensation from us. Mr. Kinder was awarded Class B units by and in Knight Holdco LLC in connection with the Going Private transaction, and while we, as a subsidiary of Knight Holdco LLC, are allocated compensation expense attributable to such Class B units, we have no obligation, nor do we expect, to pay any amounts in connection with the Class B units.

        We believe that Mr. Kinder's employment agreement contains provisions that are beneficial to us and our subsidiaries and accordingly, Mr. Kinder's employment agreement is extended annually at the request of our and Kinder Morgan Management's board of directors. For example, with limited exceptions, Mr. Kinder is prevented from competing in any manner with us or any of our subsidiaries, while he is employed by us and for 12 months following the termination of his employment with us. The agreement contains provisions that address termination with and without cause, termination as a result of change in duties or disability, and death. At his current compensation level, the maximum amount that would be paid to Mr. Kinder or his estate in the event of his termination is three times $750,000, or $2.25 million. This payment would be made if Mr. Kinder were terminated by us without cause or if Mr. Kinder terminated his employment with us as a result of a change in duties (as defined in the employment agreement). There are no employment agreements or change-in-control arrangements with any of our other executive officers.

Summary Compensation Table

        The following table shows compensation paid or otherwise awarded to (i) our principal executive officer; (ii) our principal financial officer; and (iii) our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) serving at fiscal year end 2008 (collectively referred to as the "named executive officers") for services rendered to us, our subsidiaries or our affiliates, including Kinder Morgan Energy Partners and Knight Holdco LLC (collectively referred to as the "Knight affiliated entities"), during fiscal years 2008, 2007 and 2006. The amounts in the columns below, except the column entitled "Unit Awards by Knight Holdco LLC", represent the total compensation paid or awarded to the named executive officers by all the Knight affiliated entities, and as a result the amounts are in excess of the compensation expense allocated to and recognized by us for services rendered to us. The amounts in the column entitled "Unit Awards by Knight Holdco LLC" consist of compensation expense calculated in accordance with SFAS No. 123R and allocated to Knight Inc. (excluding any corresponding compensation expense allocated to Kinder Morgan Energy Partners and consolidated into Knight Inc.) for the Knight Holdco LLC Class A-1 and Class B units awarded by Knight Holdco LLC to the named executive officers. As a subsidiary of Knight Holdco LLC, we are allocated a portion of the compensation expense recognized by Knight Holdco LLC with respect to such units, although none of us or any of our subsidiaries have any obligation, nor do we expect, to pay any amounts in respect of such units and none of the named executive officers has received any payments in respect of such units.

				(1)	(2)	(3)	(4)	(5)	(6)
Name and Principal Position	Year	Salary	Bonus	Stock Awards by KMI	Option Awards by KMI	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Unit Awards by Knight Holdco LLC	Total
Richard D. Kinder	2008	$1	$—	$—	$—	$—	$—	$—	$660,388	$660,389
Director, Chairman and	2007	1	—	—	—	—	—	—	385,200	385,201
Chief Executive Officer	2006	1	—	—	—	—	—	—	—	1
Kimberly A. Dang	2008	223,077	—	—	—	[—]	[—]	[—]	47,963	[—]
Vice President and Chief	2007	200,000	—	338,095	—	400,000	7,294	32,253	27,980	1,005,622
Financial Officer	2006	200,000	—	139,296	37,023	270,000	6,968	46,253	—	699,540
Steven J. Kean	2008	223,077	—	—	—	[—]	[—]	[—]	191,720	[—]
Executive Vice President And	2007	200,000	—	4,397,080	—	1,100,000	7,767	147,130	111,820	5,963,797
Chief Operating Officer	2006	200,000	—	1,591,192	147,943	—	7,422	284,919	—	2,231,476
Joseph Listengart	2008	223,077	—	—	—	[—]	[—]	[—]	120,107	[—]
Vice President, General	2007	200,000	—	2,340,080	—	1,100,000	9,130	307,688	70,063	4,026,961
Counsel and Secretary	2006	200,000	350,000	881,317	29,490	500,000	8,735	164,630	—	2,134,172
C. Park Shaper	2008	223,077	—	—	—	[—]	[—]	[—]	302,906	[—]
Director and President	2007	200,000	—	1,950,300	—	1,200,000	8,194	155,953	176,660	3,691,107
	2006	200,000	—	1,134,283	24,952	—	7,835	348,542	—	1,715,612

(1)
Consists of expense calculated in accordance with SFAS No. 123R attributable to restricted KMI stock awarded in 2003, 2004 and 2005 according to the provisions of the KMI Stock Plan. No restricted stock was awarded in 2008, 2007 or 2006. For grants of restricted stock, we take the value of the award at time of grant and accrue the expense over the vesting period according to SFAS No. 123R. For grants made July 16, 2003—KMI closing price was $53.80, twenty-five percent of the shares in each grant vest on the third anniversary after the date of grant and the remaining seventy-five percent of the shares in each grant vest on the fifth anniversary after the date of grant. For grants made July 20, 2004—KMI closing price was $60.79, fifty percent of the shares vest on the third anniversary after the date of grant and the remaining fifty percent of the shares vest on the fifth anniversary after the date of grant. For grants made July 20, 2005—KMI closing price was $89.48, twenty-five percent of the shares in each grant vest on the third anniversary after the date of grant and the remaining seventy-five percent of the shares in each grant vest on the fifth anniversary after the date of grant. As a result of the Going Private transaction, all outstanding restricted shares vested in 2007 and therefore all remaining compensation expense with respect to restricted stock was recognized in 2007 in accordance with SFAS No. 123R. We bore all of the costs associated with this acceleration.

(2)
Consists of expense calculated in accordance with SFAS No. 123R attributable to options to purchase KMI shares awarded in 2002 and 2003 according to the provisions of the KMI Stock Plan. No options were granted in 2008, 2007 or 2006. For options granted in 2002—volatility of 0.3912 using a 6 year term, 4.01% five year risk free interest rate return, and a 0.71% expected annual dividend rate. For options granted in 2003—volatility of 0.3853 using a 6.25 year term, 3.37% treasury strip quote at time of grant, and a 2.973% expected annual dividend rate. As a result of the Going Private transaction, all outstanding options vested in 2007 and therefore all remaining compensation expense with respect to options was recognized in 2007 in accordance with SFAS No. 123R. As a condition to their being permitted to participate in the Going Private transaction, Messrs. Kean and Shaper agreed to the cancellation of 10,467 and 22,031 options, respectively. These cancelled options had weighted average exercise prices of $39.12 and $24.75 per share, respectively. We bore all of the costs associated with this acceleration.

(3)
Represents amounts paid according to the provisions of our Annual Incentive Plan. Amounts were earned in the fiscal year indicated but were paid in the next fiscal year. Messrs. Kean and Shaper refused to accept a bonus for 2006. The committee agreed that this was not a reflection of performance on either person.

(4)
Represents the 2008, 2007 and 2006, as applicable, change in the actuarial present value of accumulated defined pension benefit (including unvested benefits) according to the provisions of our Cash Balance Retirement Plan.

(5)
Amounts represent value of contributions to our Savings Plan (a 401(k) plan), value of group-term life insurance exceeding $50,000, taxable parking subsidy and, for 2006 and 2007 only, dividends paid on unvested restricted stock awards. Amounts each year include $10,000 representing the value of contributions to our Savings Plan. Amounts representing the value of dividends paid on unvested restricted stock awards are as follows: for 2007—Mrs. Dang $21,875; Mr. Kean $136,500; Mr. Listengart $91,875; and Mr. Shaper $144,375; and for 2006—Mrs. Dang $35,875; Mr. Kean $273,000; Mr. Listengart $214,375; and Mr. Shaper $336,875.

(6)
Such amounts represent the amount of the non-cash compensation expense calculated in accordance with SFAS No. 123R attributable to the Class A-1 and Class B units of Knight Holdco LLC and allocated to us for financial reporting purposes but does not include any such expense allocated to any of its other subsidiaries. None of the named executive officers has received any payments in connection with such units, and none of us or our subsidiaries are obligated, nor do we expect, to pay any amounts in respect of such units. See "Certain Relationships and Related Party Transactions—Going Private Transaction" for further discussion of these units.

KMI Stock Options and Restricted Stock

        Effective with the completion of the Going Private transaction on May 30, 2007, all of KMI's equity compensation awards (including awards held by our named executive officers) were subject to the following treatment:

  •
  each option or other award to purchase shares of KMI common stock granted under any Kinder Morgan employee or director equity plan, whether vested or unvested, that was outstanding immediately prior to the effective time of the buyout, vested as of the effective time of the buyout, and was cancelled and converted into the right to receive a cash payment equal to the number of shares of KMI common stock underlying such options multiplied by the amount (if any) by which the $107.50 per share merger consideration issued in the Going Private transaction exceeded the option exercise price, without interest and less any applicable withholding tax; and

  •
  each share of restricted stock or restricted stock unit under any Kinder Morgan stock plan or benefit plan vested as of the effective time of the buyout and was cancelled and converted into the right to receive a cash payment equal to the number of outstanding shares of restricted stock or restricted stock units, multiplied by the $107.50 per share merger consideration, without interest and less any applicable withholding tax.

        The following table sets forth, for each of our named executive officers (i) the number of KMI stock options (all of which were vested) held by such persons; (ii) the cash value realized with respect to such stock options upon consummation of the Going Private transaction; (iii) the number of shares of restricted KMI stock held by such persons; and (iv) the aggregate cash value realized with respect to such shares of restricted stock upon consummation of the Going Private transaction. A portion of the consideration received by the named executive officers with respect to their options to acquire shares of KMI common stock and their restricted shares of KMI common stock was reinvested in exchange for ownership interests in Knight Holdco LLC, and certain executive officers, as a condition to their being permitted to participate as investors in Knight Holdco LLC, agreed to the cancellation of certain of their options prior to the Going Private transaction. At the time of the Going Private transaction, all stock awards programs and plans that related to KMI stock were terminated and no awards have been granted since the Going Private transaction and no awards are outstanding under any such terminated programs and plans.

	Option Awards		Stock Awards
Name	Stock Options	Value Realized(1)	Shares of Restricted Stock	Value Realized(2)
Richard D. Kinder	—	$—	—	$—
Kimberly A. Dang	24,750	1,443,178	8,000	860,000
Steven J. Kean(3)	25,533	1,375,772	78,000	8,385,000
Joseph Listengart(4)	48,459	3,891,219	52,500	5,643,750
C. Park Shaper(5)	197,969	12,529,810	82,500	8,868,750

(1)
Calculated based on the actual exercise prices underlying the related options, as opposed to the weighted average exercise price per share of options.

(2)
Calculated as $107.50 multiplied by the number of shares of restricted stock.

(3)
Mr. Kean, as a condition to his being permitted to participate as an investor in Knight, agreed to the cancellation of 10,467 of his options shown above, with a weighted average exercise price of $39.12 per share, prior to the Going Private transaction.

(4)
Mr. Listengart, as a condition to his being permitted to participate as an investor in Knight, agreed to the cancellation of 7,841 of his options shown above, with a weighted average exercise price of $23.81 per share, prior to the Going Private transaction.

(5)
Mr. Shaper, as a condition to his being permitted to participate as an investor in Knight, agreed to the cancellation of 22,031 of his options shown above, with a weighted average exercise price of $24.75 per share, prior to the Going Private transaction.

Grants of Plan-Based Awards

        The following supplemental compensation table shows compensation details on the value of all non-guaranteed and non-discretionary incentive awards granted during 2008 to our named executive officers. The table includes awards made during or for 2008. The information in the table under the caption "Estimated Possible Payments Under Non-Equity Incentive Plan Awards" represents the threshold, target and maximum amounts payable under the Knight Annual Incentive Plan for performance in 2008. Amounts actually paid under that plan for 2008 are set forth in the Summary Compensation Table under the caption "Non-Equity Incentive Plan Compensation." There will not be any additional payouts under the Annual Incentive Plan for 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All other stock awards(2)
						Grant date fair value of stock awards(3)
Name	Grant date	Threshold	Target	Maximum	Number of units
Richard D. Kinder	—	$—	$—	$—	—	$—
Kimberly A. Dang	January 16, 2008	$500,000	$1,000,000	$1,500,000	—	—
Steven J. Kean	January 16, 2008	750,000	1,500,000	2,000,000	—	—
Joseph Listengart	January 16, 2008	500,000	1,000,000	1,500,000	—	—
C. Park Shaper	January 16, 2008	750,000	1,500,000	2,000,000	—	—

(1)
Represents grants under the Knight Annual Incentive Plan for performance in 2008. See "Elements of Compensation—Possible Annual Cash Bonus (Non-Equity Cash Incentive)" for a discussion of these awards.

Outstanding Equity Awards at Fiscal Year-End

        The only unvested equity awards outstanding at the end of fiscal 2008 were the Class B units of Knight Holdco LLC awarded in 2007 by Knight Holdco LLC to the named executive officers. As a subsidiary of Knight Holdco LLC, we are allocated a portion of the compensation expense recognized by Knight Holdco LLC with respect to such units, although none of us or any of our subsidiaries have any obligation, nor do we expect, to pay any amounts in respect of such units.

	Stock awards
Name	Type of units	Number of units that have not vested	Market value of units of stock that have not vested(1)
Richard D. Kinder	Class B units	791,405,452	N/A
Kimberly A. Dang	Class B units	49,462,841	N/A
Steven J. Kean	Class B units	158,281,090	N/A
Joseph Listengart	Class B units	79,140,545	N/A
C. Park Shaper	Class B units	217,636,499	N/A

(1)
Because the Class B units are equity interests of Knight Holdco LLC, a private limited liability company, the market value of such interests is not readily determinable. None of the named executive officers has received any payments in connection with such units, and none of us or our subsidiaries are obligated, nor do we expect, to pay any amounts in respect of such units. See "Certain Relationships and Related Party Transactions—Going Private Transaction" for further discussion of these units.
Director Compensation

        Compensation Committee Interlocks and Insider Participation.    Our board has no separate compensation committee. Mr. Richard D. Kinder as Chief Manager of Knight Holdco makes compensation decisions with respect to our executive officers. Mr. Kinder has not served during 2008 on a board of directors of another entity which has employed any of the members of our current board.

        Directors Fees.    None of our directors receive compensation in their capacity as directors. All directors are reimbursed for reasonable travel and other expenses incurred in attending all board and/or committee meetings.

SECURITY OWNERSHIP

        Knight Midco Inc., an indirect wholly owned subsidiary of Knight Holdco LLC, owns 100% of our outstanding common stock. The following table sets forth information as of December 31, 2008, regarding the beneficial ownership of Kinder Morgan Energy Partners' common units and Kinder Morgan Management's shares by all of our directors, each of the named executive officers identified in "Management—Executive Compensation" and by all of our directors and executive officers as a group. For information regarding the beneficial ownership of Knight Holdco LLC's units by our executive officers and directors, see "Certain Relationships and Related Party Transactions—Going Private Transaction."

Amount and Nature of Beneficial Ownership(1)

	Kinder Morgan Energy Partners Common Units		Kinder Morgan Management Shares
	Number of Units	Percent of Class(2)	Number of Shares	Percent of Class(3)
Richard D. Kinder(4)	315,979	*	111,782	*
C. Park Shaper	4,000	*	25,618	*
Kenneth A. Pontarelli	1,000	*	—	—
Steven J. Kean	—	—	—	—
Joseph Listengart	4,198	*	—	—
Kimberly A. Dang	121	*	473	*
Directors and Executive Officers as a group (8 persons)(5)	337,484	*	158,878	*

*
Less than 1%.

(1)
Except as noted otherwise, each individual has sole voting power and sole disposition power over the units and shares listed.

(2)
As of December 31, 2008, Kinder Morgan Energy Partners had 182,969,427 common units issued and outstanding.

(3)
As of December 31, 2008, Kinder Morgan Management had 77,997,906 issued and outstanding shares representing limited liability company interests, including two voting shares owned by Kinder Morgan G.P., Inc.

(4)
Includes 7,879 common units owned by Mr. Kinder's spouse. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these units.

(5)
Includes 9,090 common units owned by spouses of our executives and 719 Kinder Morgan Management shares owned by one of our executives for the benefit of his children. The executives disclaim any beneficial ownership in such common units and shares.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Going Private Transaction

        On May 30, 2007, we completed the Going Private transaction, whereby pursuant to a merger agreement, generally each share of our common stock was converted into the right to receive $107.50 in cash without interest. At times in this item 13, we refer to ourselves for the period prior to the Going Private transaction as KMI. See "Management—Executive Compensation—KMI Stock Options and Restricted Stock" for a discussion of the disposition of options to purchase KMI common stock and shares of restricted KMI stock in the Going Private transaction. For further information regarding this transaction, see Notes 1(A) and 1(B) to our Annual Consolidated Financial Statements included in this Annex A.

        In connection with the Going Private transaction, some of our executive officers became investors in Knight Holdco LLC, our parent company. Each of the investors in Knight Holdco LLC entered into an amended and restated limited liability company agreement of Knight Holdco LLC which governs the rights and obligations of the investors with respect to Knight Holdco LLC and us. Pursuant to the limited liability company agreement, Knight Holdco LLC is a "manager managed" limited liability company governed by an 11 member board of managers and initially by a "chief manager." Mr. Richard D. Kinder, our Chairman and Chief Executive Officer, is Knight Holdco LLC's initial chief manager. Mr. Kinder is also a member of the board of managers and has the right to appoint an additional four members of the board of managers. The chief manager has control over most of the operations of Knight Holdco LLC, subject to rights of the board of managers (and in some cases, the members of Knight Holdco LLC, acting in their capacity as such) to approve significant actions proposed to be taken by Knight Holdco LLC or its subsidiaries (generally other than Kinder Morgan Energy Partners, Kinder Morgan Management and their respective subsidiaries), including, among other things, liquidations, issuances of equity securities, distributions (other than identified tax related distributions), transactions with affiliates, settlement of litigation or entry into agreements with a value in excess of $50 million, entry into new lines of business and approval of the annual budget. Additionally, the members of Knight Holdco LLC (and in some cases, just certain members) have the ability to compel restructuring and liquidity events, including an initial public offering of Knight Holdco LLC or any of its subsidiaries or businesses, a sale or disposition of Knight Holdco LLC or any of its material subsidiaries or its businesses, or distributions of excess cash to the members of Knight Holdco LLC, although in some cases such actions may only be so compelled after specified time periods. Mr. Kinder will be the chief manager of Knight Holdco LLC until:

  •
  he retires, dies or becomes unable to serve due to disability,

  •
  such time as he is removed by the members of Knight Holdco LLC for cause or for the failure to meet performance targets for Knight Holdco LLC set forth in the business plan, or

  •
  such time as he ceases to own at least 2.5% of the Class A units of Knight Holdco LLC.

        Following such time as Mr. Kinder ceases to be the chief manager of Knight Holdco LLC as set forth above, except in circumstances related to the termination of Mr. Kinder for cause, the existence of performance reasons or Mr. Kinder's failure to own the requisite percentage of Class A units of Knight Holdco LLC, C. Park Shaper, our President and one of our directors, provided he remains an executive officer of Knight Holdco LLC or us at such time, will succeed Mr. Kinder as the chief manager of Knight Holdco LLC, with the same rights and authority (other than the rights and authority given to Mr. Kinder personally), until such time as:

  •
  he retires, dies or becomes unable to serve as a result of disability,

  •
  he is removed for cause,

  •
  Knight Holdco LLC fails to meet performance targets set forth in the business plan, and the members of Knight Holdco LLC either decide to remove him or to strip him of the powers of chief manager,

  •
  Mr. Kinder or his heirs or representatives has approved the board of managers' decision to remove him,

  •
  Mr. Kinder ceases to own at least 2.5% of the Class A units of Knight Holdco LLC, or

  •
  upon the occurrence of other circumstances relating to the reasons for Mr. Kinder ceasing to be chief manager and/or Knight Holdco LLC's performance.

        Following such time as there is no chief manager, the board of managers will have control of the day to day operations of Knight Holdco LLC, subject to the rights of the members of Knight Holdco LLC to approve significant actions as described above.

        Upon such time as Mr. Kinder is no longer chief manager of Knight Holdco LLC for any reason other than cause, he shall cease to have the right to designate two of his four members of the board of managers. The other two of such four managers will instead be elected by a majority of the Class A units held by current and former directors, officers and other members of our management (other than Mr. Kinder) so long as they continue to hold more than 50% of their initial stake in the Class A units. Except following his removal for cause, Mr. Kinder shall be entitled to appoint himself as a manager with one of his remaining two seats. In the event Mr. Kinder is removed for cause, he shall only be entitled to appoint one manager (which shall not be himself personally) and the seat of the other manager that Mr. Kinder would have been entitled to designate will be filled by an independent manager elected by the board of managers as a whole.

        Generally, Knight Holdco LLC has three classes of units—Class A units, Class A-1 units, and Class B units. The Class A units were issued to investors, including members of senior management who directly or indirectly reinvested all or a portion of their KMI equity and/or cash, in respect of their capital contributions to Knight Holdco LLC. Generally, the holders of Class A units will share ratably in all distributions, subject to amounts allocated to the Class A-1 units and the Class B units as set forth below.

        The Class B units were awarded by Knight Holdco LLC to members of our management in consideration of their services to or for the benefit of Knight Holdco LLC. The Class B units represent interests in the profits of Knight Holdco LLC following the return of capital for the holders of Class A units and the achievement of predetermined performance targets over time. The Class B units will performance vest in increments of 5% of profits distributions up to a maximum of 20% of all profits distributions that would otherwise be payable with respect to the Class A units and Class A-1 units, based on the achievement of predetermined performance targets. The Class B units are subject to time based vesting, and with respect to any holder thereof, will vest 33 1/3% on each of the 3rd, 4th and 5th year anniversary of the issuance of such Class B units to such holder. The amended and restated limited liability company agreement also includes provisions with respect to forfeiture of Class B units upon termination for cause, Knight Holdco LLC's call rights upon termination and other related provisions relating to an employee's tenure. The allocation of the Class B units among our management was determined prior to closing by Mr. Kinder, and approved by other, non-management investors.

        The Class A-1 units were awarded by Knight Holdco LLC to members of our management (other than Mr. Richard D. Kinder) who reinvested their equity interests in Knight Holdco LLC in connection with the Going Private transaction in consideration of their services to or for the benefit of Knight Holdco LLC. Class A-1 units entitle a holder thereof to receive distributions from Knight Holdco LLC in an amount equal to distributions paid on Class A units (other than distributions on the Class A units that represent a return of the capital contributed in respect of such Class A units), but only after the

Class A units have received aggregate distributions in an amount equal to the amount of capital contributed in respect of the Class A units.

        The table below sets forth the beneficial ownership (as defined in Rule 13(d)(3) of the Exchange Act) as of December 31, 2008 of Knight Holdco LLC's units by each of our directors (including directors who resigned effective with the closing of the Going Private transaction) and executive officers, detailing the contributions made by each in respect of their Class A units and the grant date fair value, as calculated in accordance with SFAS No. 123R, of the Class A-1 and Class B units received by each. In accordance with SFAS No. 123R, Knight Holdco LLC is required to recognize compensation expense in connection with the Class A-1 and Class B units over the expected life of such units. As a subsidiary of Knight Holdco LLC, we are allocated a portion of this compensation expense, although none of us or any of our subsidiaries have any obligation, nor do we expect, to pay any amounts in respect of such units. Please see "Management—Executive Compensation" for disclosure regarding the Class A-1 and Class B units received by each of the named executive officers and the expense as calculated in accordance with SFAS No. 123R and allocated to us for 2007 in respect of each officer's units. Except as noted otherwise, each individual has sole voting power and sole disposition power over the units listed.

	Class A Units	% of Class A Units(1)	Class A-1 Units	% of Class A-1 Units(2)	Class B Units	% of Class B Units(3)
Current Directors and Executive Officers:
Richard D. Kinder(4)	2,424,000,000	30.6	—	—	791,405,452	40.0
C. Park Shaper(5)	13,598,785	*	7,799,775	28.3	217,636,499	11.0
Steven J. Kean(6)	6,684,149	*	3,833,788	13.9	158,281,090	8.0
Kimberly A. Dang(7)	750,032	*	430,191	1.6	49,462,841	2.5
David D. Kinder(8)	1,075,981	*	617,144	2.2	55,398,382	2.8
Joseph Listengart(9)	6,059,449	*	3,475,483	12.6	79,140,545	4.0
James E. Street(10)	3,813,005	*	2,187,003	7.9	49,462,841	2.5
Kenneth A. Pontarelli(11)	1,997,795,088	25.2	—	—	—	—
Executive officers and directors as a group (8 persons)	4,453,776,489	56.3	18,343,384	66.5	1,400,787,650	70.8
Former Directors:
Fayez Sarofim(12)	349,018,612	4.4	—	—	—	—
Michael C. Morgan(13)	64,500,000	*	—	—	—	—

*
Less than 1%.

(1)
As of December 31, 2008, Knight Holdco LLC had 7,914,367,913 Class A Units issued and outstanding.

(2)
As of December 31, 2008, Knight Holdco LLC had 27,225,694 Class A-1 Units issued and outstanding and 345,042 phantom Class A-1 Units issued and outstanding. The phantom Class A-1 Units were issued to Canadian management employees.

(3)
As of December 31, 2008, Knight Holdco LLC had 1,921,631,364 Class B Units issued and outstanding and 55,893,008 phantom Class B Units issued and outstanding. The phantom Class B Units were issued to Canadian management employees.

(4)
Includes 522,372 Class A units owned by Mr. Kinder's wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the Class A units held by his wife. Also includes 263,801,817 Class B Units that Mr. Kinder transferred to a limited partnership. Mr. Kinder may be deemed to be the beneficial owner of these transferred Class B Units, because Mr. Kinder controls the voting and disposition power of these Class B Units, but he disclaims ninety-nine percent of any beneficial and pecuniary interest in them. Mr. Kinder contributed 23,994,827 shares of KMI common stock and his wife contributed 5,173 shares of KMI common stock to Knight Holdco LLC that were valued for purposes of Knight Holdco LLC's limited liability agreement at $2,423,477,628 and $522,372, respectively, in exchange for their respective Class A units. The Class B units received by Mr. Kinder had a grant date fair value as calculated in accordance with SFAS No. 123R of $9,200,000.

(5)
Includes 217,636,499 Class B Units that Mr. Shaper transferred to a limited partnership. Mr. Shaper may be deemed to be the beneficial owner of these transferred Class B Units, because Mr. Shaper controls the voting and disposition power of these Class B Units, but he disclaims approximately twenty-two percent of any beneficial and pecuniary interest in them. Mr. Shaper made a cash investment of $13,598,785 of his after-tax proceeds from the conversion in the Going Private transaction of 82,500 shares of KMI restricted stock and options to acquire 197,969 shares of KMI common stock in exchange for his Class A units. The Class A-1 units and Class B units received by Mr. Shaper had an aggregate grant date fair value as calculated in accordance with SFAS No. 123R of $4,296,125.

(6)
Mr. Kean made a cash investment of $6,684,149 of his after-tax proceeds from the conversion in the Going Private transaction of 78,000 shares of KMI restricted stock and options to acquire 25,533 shares of KMI common stock in exchange for his Class A units. The Class A-1 units and Class B units received by Mr. Kean had an aggregate grant date fair value as calculated in accordance with SFAS No. 123R of $2,708,095.

(7)
Includes 49,462,841 Class B Units that Ms. Dang transferred to a limited partnership. Ms. Dang may be deemed to be the beneficial owner of these transferred Class B Units, because Ms. Dang has voting and disposition power of these Class B Units, but she disclaims ten percent of any beneficial and pecuniary interest in them. Ms. Dang made a cash investment of $750,032 of her after-tax proceeds from the conversion in the Going Private transaction of 8,000 shares of KMI restricted stock and options to acquire 24,750 shares of KMI common stock in exchange for her Class A units. The Class A-1 units and Class B units received by Ms. Dang had an aggregate grant date fair value as calculated in accordance with SFAS No. 123R of $672,409.

(8)
Includes 55,398,382 Class B Units that Mr. Kinder transferred to a limited partnership. Mr. Kinder may be deemed to be the beneficial owner of these transferred Class B Units, because Mr. Kinder controls the voting and disposition power of these Class B Units, but he disclaims eight percent of any beneficial and pecuniary interest in them. Mr. Kinder made a cash investment of $1,075,981 of his after-tax proceeds from the conversion in the Going Private transaction of 15,750 shares of KMI restricted stock in exchange for his Class A units. The Class A-1 units and Class B units received by Mr. Kinder had an aggregate grant date fair value as calculated in accordance with SFAS No. 123R of $783,742.

(9)
Mr. Listengart made a cash investment of $6,059,449 of his after-tax proceeds from the conversion in the Going Private transaction of 52,500 shares of KMI restricted stock and options to acquire 48,459 shares of KMI common stock in exchange for his Class A units. The Class A-1 units and Class B units received by Mr. Listengart had an aggregate grant date fair value as calculated in accordance with SFAS No. 123R of $1,706,963.

(10)
Includes 49,462,841 Class B units Mr. Street transferred to a limited partnership. Mr. Street may be deemed to be the beneficial owner of these transferred Class B units, because Mr. Street has voting and disposition power of these Class B units, but he disclaims twenty-five percent of any beneficial or pecuniary interest in them. Mr. Street made a cash investment of $3,813,005 of his after-tax proceeds from the conversion in the Going Private transaction of 30,000 shares of KMI restricted stock and options to acquire 34,588 shares of KMI common stock in exchange for his Class A units. The Class A-1 units and Class B units received by Mr. Street had an aggregate grant date fair value as calculated in accordance with SFAS No. 123R of $1,070,209.

(11)
Consists of 240,454,180 units owned by GS Capital Partners V Fund, L.P.; a Delaware limited partnership; 124,208,587 units owned by GS Capital Partners V Offshore Fund, L.P., a Cayman Islands exempted limited partnership; 82,455,031 units owned by GS Capital Partners V Institutional, L.P., a Delaware limited partnership; 9,533,193 units owned by GS Capital Partners V GmbH & Co. KG, a German limited partnership; 233,596,750 units owned by GS Capital Partners VI Fund, L.P., a Delaware limited partnership; 194,297,556 units owned by GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands exempted limited partnership; 64,235,126 units owned by GS Capital Partners VI Parallel, L.P., a Delaware limited partnership; 8,302,031 units owned by GS Capital Partners VI GmbH & Co. KG, a German limited partnership; 250,215,732 units owned by Goldman Sachs KMI Investors, L.P., a Delaware limited partnership; 344,448,791 units owned by GSCP KMI Investors, L.P., a Delaware limited partnership; 49,873,203 units owned by GSCP KMI Investors Offshore, L.P., a Cayman Islands exempted limited partnership; 100,534,014 units owned by GS Global Infrastructure Partners I, L.P., a Delaware limited partnership; 10,740192 units owned by GS Institutional Infrastructure Partners I, L.P., a Delaware limited partnership; and 284,900,702 units owned by GS Infrastructure Knight Holdings, L.P., a Delaware limited partnership (collectively the "GS Entities"). The GS Entities, of which affiliates of The Goldman Sachs Group, Inc. ("GSG") are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Mr. Pontarelli is a managing director of Goldman, Sachs & Co. ("GS"), which is a direct and indirect wholly owned subsidiary of GSG. Each of GS, GSG and Mr. Pontarelli disclaims beneficial ownership of the equity interests and the units held directly or indirectly by the GS Entities except to the extent of their pecuniary interest therein, if any. GS, an NASD member, is an investment banking firm that regularly performs services such as acting as a financial advisor and serving as principal or agent in the purchase and sale of securities. In the future, GS may be called upon to provide similar or other services for us or our affiliates. Each of Mr. Pontarelli, GS and GSG has a mailing address of c/o Goldman, Sachs & Co., 85 Broad Street, 10th Floor, New York, NY 10004. GSG's affiliates that are registered broker-dealers (including specialists and market makers) may from time to time engage in brokerage and trading activities with respect to our securities or those of our affiliates.

(12)
An aggregate of 1,711,801 shares of KMI common stock and $165,000,000 of cash were contributed by Mr. Sarofim, either individually or by trusts and other entities in which Mr. Sarofim has or shares voting and investment power, to Knight Holdco LLC that were valued for purposes of Knight Holdco LLC's limited liability agreement at $349,018,612 in exchange for their Class A units.

(13)
Portcullis Partners, LP, a private investment partnership, contributed 600,000 shares of KMI common stock to Knight Holdco LLC that were valued for purposes of Knight Holdco LLC's limited liability agreement at $64,500,000 in exchange for its Class A units. Mr. Morgan is President of Portcullis Partners, LP and therefore may be deemed to have beneficial ownership of the units owned by Portcullis Partners, LP.

Other

        Our policy is that (1) employees must obtain authorization from the appropriate business unit president of the relevant company or head of corporate function, and (2) directors, business unit presidents, executive officers and heads of corporate functions must obtain authorization from the non-interested members of the audit committee of the applicable board of directors, for any business relationship or proposed business transaction in which they or an immediate family member has a direct or indirect interest, or from which they or an immediate family member may derive a personal benefit (a "related party transaction"). The maximum dollar amount of related party transactions that may be approved as described above in this paragraph in any calendar year is $1.0 million. Any related party transactions that would bring the total value of such transactions to greater than $1.0 million must be referred to the audit committee of the appropriate board of directors for approval or to determine the procedure for approval.

        For information regarding other related transactions, see Note 1(S) to our Annual Consolidated Financial Statements.

INDEX TO KNIGHT INC. FINANCIAL STATEMENTS

Annual Consolidated Financial Statements:
Reports of Independent Registered Public Accounting Firm	A-162

Consolidated Statements of Operations for the Seven Months Ended December 31, 2007 (Successor Company) and the Five Months Ended May 31, 2007 and Years Ended December 31, 2006 and 2005 (Predecessor Company)

A-164

Consolidated Statements of Comprehensive Income for the Seven Months Ended December 31, 2007 (Successor Company) and the Five Months Ended May 31, 2007 and Years Ended December 31, 2006 and 2005 (Predecessor Company)

A-165
Consolidated Balance Sheets as of December 31, 2007 (Successor Company) and December 31, 2006 (Predecessor Company)	A-166

Consolidated Statements of Stockholder's Equity for the Seven Months Ended December 31, 2007 (Successor Company) and the Five Months Ended May 31, 2007 and Years Ended December 31, 2006 and 2005 (Predecessor Company)

A-168

Consolidated Statements of Cash Flows for the Seven Months Ended December 31, 2007 (Successor Company) and the Five Months Ended May 31, 2007 and Years Ended December 31, 2006 and 2005 (Predecessor Company)

A-171
Notes to Consolidated Financial Statements	A-173
Selected Quarterly Data (Unaudited)	A-317
Supplemental Information on Oil and Gas Producing Activities (Unaudited)	A-318
Interim Consolidated Financial Statements:
Consolidated Balance Sheets (Unaudited) as of September 30, 2008 and December 31, 2007 (Successor Company)	A-323
Consolidated Statements of Operations (Unaudited) for the Three Months Ended September 30, 2008 and 2007 (Successor Company)	A-325

Consolidated Statements of Operations (Unaudited) for the Nine Months Ended September 30, 2008 and Four Months Ended September 30, 2007 (Successor Company) and the Five Months Ended May 31, 2007 (Predecessor Company)

A-326

Consolidated Statements of Cash Flows (Unaudited) for the Nine Months Ended September 30, 2008 and Four Months Ended September 30, 2007 (Successor Company) and the Five Months Ended May 31, 2007 (Predecessor Company)

A-327
Notes to Consolidated Financial Statements (Unaudited)	A-329

Report of Independent Registered Public Accounting Firm

To the Board of Directors
and Stockholder of Knight Inc.:

        In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of comprehensive income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Knight Inc. and its subsidiaries (the "Company") at December 31, 2007, and the results of their operations and their cash flows for the period from June 1, 2007 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Houston, Texas
March 28, 2008, except as to Note 15,
    for which the date is January 8, 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors
and Stockholder of Knight Inc.:

        In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of comprehensive income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Knight Inc. and its subsidiaries (the "Company") at December 31, 2006, and the results of their operations and their cash flows for the period from January 1, 2007 to May 31, 2007, and the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Houston, Texas
March 28, 2008, except as to Note 15,
    for which the date is January 8, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS

Knight Inc. and Subsidiaries

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Operating Revenues:
Natural Gas Sales	$3,623.1	$2,430.6	$6,225.6	$199.1
Transportation and Storage	2,012.8	1,332.6	3,080.3	753.0
Oil and Product Sales	621.4	325.8	740.2	3.0
Other	137.4	76.1	162.5	70.5

Total Operating Revenues	6,394.7	4,165.1	10,208.6	1,025.6

Operating Costs and Expenses:
Purchases and Other Costs of Sales	3,656.6	2,490.4	6,339.4	302.6
Operations and Maintenance	943.3	476.1	1,155.4	135.7
General and Administrative	175.6	283.6	305.1	64.1
Depreciation and Amortization	472.3	261.0	531.4	104.6
Taxes, Other Than Income Taxes	110.1	74.4	165.0	30.8
Other Expenses (Income)	(6.0)	(2.3)	(34.1)	—
Impairment of Assets	—	377.1	1.2	6.5

Total Operating Costs and Expenses	5,351.9	3,960.3	8,463.4	644.3

Operating Income	1,042.8	204.8	1,745.2	381.3

Other Income and (Expenses):
Equity in Earnings of Kinder Morgan Energy Partners	—	—	—	605.4
Equity in Earnings of Other Equity Investments	53.4	38.3	98.6	15.3
Interest Expense, Net	(587.8)	(251.9)	(559.0)	(147.5)
Interest Expense—Deferrable Interest Debentures	(12.8)	(9.1)	(21.9)	(21.9)
Minority Interests	(37.6)	(90.7)	(374.2)	(50.5)
Other, Net	17.9	11.4	(2.4)	69.2

Total Other Income and (Expenses)	(566.9)	(302.0)	(858.9)	470.0

Income (Loss) from Continuing Operations Before Income Taxes	475.9	(97.2)	886.3	851.3
Income Taxes	227.4	135.5	285.9	337.1

Income (Loss) from Continuing Operations	248.5	(232.7)	600.4	514.2
Income (Loss) from Discontinued Operations, Net of Tax	(1.5)	298.6	(528.5)	40.4

Net Income	$247.0	$65.9	$71.9	$554.6

The accompanying notes are an integral part of these statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Knight Inc. and Subsidiaries

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Net Income	$247.0	$65.9	$71.9	$554.6

Other Comprehensive Income (Loss), Net of Tax:
Change in Fair Value of Derivatives Utilized for Hedging Purposes (Net of Tax Benefit of $140.8 and $19.1, Tax of $26.8 and Tax Benefit of $106.1, Respectively)	(249.6)	(21.3)	44.6	(174.7)
Reclassification of Change in Fair Value of Derivatives to Net Income (Net of Tax Benefit of $0.6, Tax of $12.8, $11.9 and $60.6, Respectively)	—	10.3	21.7	102.3
Employee Benefit Plans:
Prior Service Cost Arising During Period (Net of Tax Benefit of $1.0)	—	(1.7)	—	—
Net Gain Arising During Period (Net of Tax Benefit of $15.3 and Tax of $6.7, Respectively)	(28.4)	11.4	—	—
Amortization of Prior Service Cost Included in Net Periodic Benefit Costs (Net of Tax Benefit of $0.2)	—	(0.4)	—	—
Amortization of Net Loss Included in Net Periodic Benefit Costs (Net of Tax Benefit of Less than $0.1 and Tax of $0.8, Respectively)	(0.2)	1.4	—	—
Change in Foreign Currency Translation Adjustment	27.6	40.1	(31.9)	3.4
Adjustment to Recognize Minimum Pension Liability (Net of Tax of $1.7 and Tax Benefit of $1.6, Respectively)	—	—	3.5	(3.3)

Total Other Comprehensive Income (Loss)	(250.6)	39.8	37.9	(72.3)

Comprehensive Income	$(3.6)	$105.7	$109.8	$482.3

The accompanying notes are an integral part of these statements.

CONSOLIDATED BALANCE SHEETS

Knight Inc. and Subsidiaries

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$148.6	$129.8
Restricted Deposits	67.9	—
Accounts Receivable, Net:
Trade	970.0	1,173.3
Related Parties	5.2	10.4
Inventories	37.8	275.0
Gas Imbalances	26.9	14.9
Rate Stabilization	—	124.3
Assets Held for Sale	3,353.3	87.9
Other	73.9	204.2

	4,683.6	2,019.8

Notes Receivable—Related Parties	87.9	89.7

Investments	1,996.2	1,084.6

Goodwill	8,174.0	3,043.8

Other Intangibles, Net	321.1	229.5

Property, Plant and Equipment, Net	14,803.9	18,839.6

Assets Held for Sale, Non-current	5,634.6	422.3

Deferred Charges and Other Assets	399.7	1,066.3

Total Assets	$36,101.0	$26,795.6

The accompanying notes are an integral part of these statements.

CONSOLIDATED BALANCE SHEETS (Continued)

Knight Inc. and Subsidiaries

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Current Maturities of Long-term Debt	$79.8	$511.2
Notes Payable	888.1	1,665.3
Cash Book Overdrafts	30.7	59.6
Accounts Payable, Net:
Trade	943.1	1,115.5
Related Parties	0.6	—
Accrued Interest	242.7	220.4
Accrued Taxes	61.8	85.5
Gas Imbalances	23.7	29.2
Rate Stabilization	—	11.4
Liabilities Held for Sale	168.2	78.3
Deferred Income Taxes—Current	666.4	—
Other	834.7	840.0

	3,939.8	4,616.4

Other Liabilities and Deferred Credits:
Deferred Income Taxes, Non-current	1,849.4	3,144.0
Liabilities Held for Sale, Non-current	2,424.1	7.9
Other	1,454.8	1,349.4

	5,728.3	4,501.3

Long-term Debt:
Outstanding Notes and Debentures	14,714.6	10,623.9
Deferrable Interest Debentures Issued to Subsidiary Trusts	283.1	283.6
Preferred Interest in General Partner of KMP	100.0	—
Capital Securities	—	106.9
Value of Interest Rate Swaps	199.7	46.4

	15,297.4	11,060.8

Minority Interests in Equity of Subsidiaries	3,314.0	3,095.5

Commitments and Contingent Liabilities (Notes 14 and 17)
Stockholders' Equity:
Common Stock-
Authorized—100 Shares, Par Value $0.01 Per Share at December 31, 2007 and 300,000 Shares Par Value $5 Per Share at December 31, 2006
Outstanding—100 Shares at December 31, 2007 and 149,166,709 Shares at December 31, 2006 Before Deducting 15,022,751 Shares Held in Treasury	—	745.8
Additional Paid-in Capital	7,822.2	3,048.9
Retained Earnings	247.0	778.7
Treasury Stock	—	(915.9)
Accumulated Other Comprehensive Loss	(247.7)	(135.9)

Total Stockholders' Equity	7,821.5	3,521.6

Total Liabilities and Stockholders' Equity	$36,101.0	$26,795.6

The accompanying notes are an integral part of these statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Knight Inc. and Subsidiaries

	Successor Company
	Seven Months Ended December 31, 2007
	Shares	Amount
	(Dollars in millions)
Common Stock:	100	$—

Additional Paid-in Capital:
Beginning Balance		—
MBO Purchase Price		7,831.2
Revaluation of Kinder Morgan Energy Partners (KMP) Investment (Note 5)		(13.4)
A-1 Unit Amortization		4.4

Ending Balance		7,822.2

Retained Earnings:
Beginning Balance		—
Net Income		247.0

Ending Balance		247.0

Accumulated Other Comprehensive Loss (Net of Tax):
Derivatives:
Beginning Balance		2.9
Change in Fair Value of Derivatives Utilized for Hedging Purposes		(249.6)
Reclassification of Change in Fair Value of Derivatives to Net Income		—

Ending Balance		(246.7)

Foreign Currency Translation:
Beginning Balance		—
Currency Translation Adjustment		27.6

Ending Balance		27.6

Employee Benefit Plans:
Beginning Balance		—
Benefit Plan Adjustments		(28.4)
Benefit Plan Amortization		(0.2)

Ending Balance		(28.6)

Total Accumulated Other Comprehensive Loss		(247.7)

Total Stockholders' Equity	100	$7,821.5

The accompanying notes are an integral part of these statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)

Knight Inc. and Subsidiaries

	Predecessor Company
			Year Ended December 31,
	Five Months Ended May 31, 2007
			2006		2005
	Shares	Amount	Shares	Amount	Shares	Amount
	(Dollars in millions)
Common Stock:
Beginning Balance	149,166,709	$745.8	148,479,863	$742.4	134,198,905	$671.0
Acquisition of Terasen	—	—	—	—	12,476,974	62.4
Employee Benefit Plans	149,894	0.8	686,846	3.4	1,803,984	9.0

Ending Balance	149,316,603	746.6	149,166,709	745.8	148,479,863	742.4

Additional Paid-in Capital:
Beginning Balance		3,048.9		3,056.3		1,863.2
Acquisition of Terasen		—		—		1,084.4
Revaluation of Kinder Morgan Energy Partners (KMP) Investment (Note 5)		3.4		(40.3)		7.8
Employee Benefit Plans		7.7		33.2		78.9
Tax Benefits from Employee Benefit Plans		56.7		18.6		22.0
Implementation of SFAS No. 123(R) Deferred Compensation Balance		—		(36.9)		—
Deferred Compensation (Note 13)		21.9		18.0		—

Ending Balance		3,138.6		3,048.9		3,056.3

Retained Earnings:
Beginning Balance		778.7		1,175.3		975.9
Net Income		65.9		71.9		554.6
Cash Dividends, Common Stock		(234.9)		(468.5)		(355.2)
Implementation of FIN 48 (Note 18)		(4.8)		—		—

Ending Balance		604.9		778.7		1,175.3

Treasury Stock at Cost:
Beginning Balance	(15,022,751)	(915.9)	(14,712,901)	(885.7)	(10,666,801)	(558.9)
Treasury Stock Acquired	—	—	(339,800)	(31.5)	(3,865,800)	(314.1)
Employee Benefit Plans	(7,384)	(0.5)	29,950	1.3	(180,300)	(12.7)

Ending Balance	(15,030,135)	(916.4)	(15,022,751)	(915.9)	(14,712,901)	(885.7)

Deferred Compensation Plans:
Beginning Balance		—		(36.9)		(31.7)
Current Year Activity (Note 13)		—		—		(5.2)
Implementation of SFAS No. 123(R) Balance Transfer to Additional Paid-in Capital		—		36.9		—

Ending Balance		—		—		(36.9)

Accumulated Other Comprehensive Loss (Net of Tax):
Derivatives:
Beginning Balance		(60.8)		(127.1)		(54.7)
Change in Fair Value of Derivatives Utilized for Hedging Purposes		(21.3)		44.6		(174.7)
Reclassification of Change in Fair Value of Derivatives to Net Income		10.3		21.7		102.3

Ending Balance		(71.8)		(60.8)		(127.1)

Foreign Currency Translation:
Beginning Balance		(24.5)		7.4		—
Terasen Acquisition		—		—		4.0
Currency Translation Adjustment		40.1		(31.9)		3.4

Ending Balance		15.6		(24.5)		7.4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)

Knight Inc. and Subsidiaries

	Predecessor Company
			Year Ended December 31,
	Five Months Ended May 31, 2007
			2006		2005
	Shares	Amount	Shares	Amount	Shares	Amount
	(Dollars in millions)
Minimum Pension Liability:
Beginning Balance		—		(7.3)		—
Terasen Acquisition		—		—		(4.0)
Minimum Pension Liability Adjustments		—		7.3		(3.3)

Ending Balance		—		—		(7.3)

Employee Retirement Benefits:
Beginning Balance		(50.6)		—		—
Adjustment to Initially Apply SFAS No. 158		—		(50.6)		—
SFAS No. 158 Amortization/Adjustments		10.7		—		—

Ending Balance		(39.9)		(50.6)		—

Total Accumulated Other Comprehensive Loss		(96.1)		(135.9)		(127.0)

Total Stockholders' Equity	134,286,468	$3,477.6	134,143,958	$3,521.6	133,766,962	$3,924.4

The accompanying notes are an integral part of these statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Knight Inc. and Subsidiaries

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
Cash Flows from Operating Activities:
Net Income	$247.0	$65.9	$71.9	$554.6
Adjustments to Reconcile Net Income to Net Cash Flows from Operating Activities:
Loss (Income) from Discontinued Operations, Net of Tax	1.5	(287.9)	542.8	(40.4)
Loss from Impairment of Assets	—	377.1	1.2	6.5
Depreciation and Amortization	476.2	264.9	540.3	104.6
Deferred Income Taxes	(89.8)	138.7	10.8	92.1
Equity in Earnings of Kinder Morgan Energy Partners	—	—	—	(605.4)
Distributions from Kinder Morgan Energy Partners	—	—	—	530.8
Equity in Earnings of Other Equity Investments	(54.3)	(39.1)	(100.6)	(15.3)
Distributions from Other Equity Investees	86.5	48.2	74.8	8.1
Minority Interests in Income of Consolidated Subsidiaries	48.0	90.7	374.2	50.5
Gains from Property Casualty Indemnifications	—	(1.8)	(15.2)	—
Net Gains on Sales of Assets	(6.3)	(2.6)	(22.0)	(76.4)
Mark-to-Market Interest Rate Swap Loss	—	—	22.3	—
Foreign Currency Loss (Gain)	—	15.5	—	(5.0)
Pension Contribution in Excess of Expense	—	—	—	(23.8)
Changes in Gas in Underground Storage	51.3	(84.2)	(35.3)	6.5
Changes in Working Capital Items (Note 1(R))	104.0	(202.9)	80.0	(13.4)
(Payment for) Proceeds from Termination of Interest Rate Swap	(2.2)	51.9	—	(3.5)
Kinder Morgan Energy Partners' Rate Reparations, Refunds and Reserve Adjustments	140.0	—	(19.1)	—
Other, Net	45.8	58.8	(31.4)	0.7

Net Cash Flows Provided by Continuing Operations	1,047.7	493.2	1,494.7	571.2
Net Cash Flows (Used in) Provided by Discontinued Operations	(3.2)	109.8	212.6	45.0

Net Cash Flows Provided by Operating Activities	1,044.5	603.0	1,707.3	616.2

Cash Flows from Investing Activities:
Purchase of Predecessor Stock	(11,534.3)	—	—	—
Capital Expenditures	(1,287.0)	(652.8)	(1,375.6)	(134.1)
Terasen Acquisition, Net of $73.7 Cash Acquired	—	—	(10.6)	(2,065.5)
Other Acquisitions	(122.0)	(42.1)	(396.5)	—
Investment in Kinder Morgan Energy Partners (Note 2)	—	—	—	(4.5)
Investment in NGPL PipeCo LLC Restricted Cash	(3,030.0)	—	—	—
Net (Investments in) Proceeds from Margin Deposits	(39.3)	(54.8)	38.6	27.5
Other Investments	(246.4)	(29.7)	(6.1)	(0.4)
Proceeds from Sales of Kinder Morgan Management, LLC Shares	—	—	—	254.8
Change in Natural Gas Storage and NGL Line Fill Inventory	10.0	8.4	(12.9)	—
Property Casualty Indemnifications	—	8.0	13.1	—
Net Proceeds (Costs of Removal) from Sales of Assets	301.3	(1.5)	92.2	(4.1)

Net Cash Flows Used in Continuing Investing Activities	(15,947.7)	(764.5)	(1,657.8)	(1,926.3)
Net Cash Flows Provided by (Used in) Discontinued Investing Activities	196.6	1,488.2	(138.1)	(52.4)

Net Cash Flows (Used in) Provided by Investing Activities	$(15,751.1)	$723.7	$(1,795.9)	$(1,978.7)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Knight Inc. and Subsidiaries

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Cash Flows from Financing Activities:
Short-term Debt, Net	$(52.6)	$(247.5)	$1,009.5	$25.0
Bridge Facility Issued	—	—	—	2,134.7
Bridge Facility Retired	—	—	—	(2,129.7)
Long-term Debt Issued	8,805.0	1,000.0	—	2,400.0
Long-term Debt Retired	(829.2)	(302.4)	(140.7)	(505.0)
Issuance of Kinder Morgan, G.P., Inc. Preferred Stock	100.0	—	—	—
Cash Book Overdraft	(14.0)	(14.9)	17.9	—
Issuance of Shares by Kinder Morgan Management, LLC	—	297.9	—	—
Other Common Stock Issued	—	9.9	38.7	62.8
Excess Tax Benefits from Share-based Payments	—	56.7	18.6	—
Cash Paid to Share-based Award Holders Due to Going Private Transaction	(181.1)	—	—	—
Contributions from Successor Investors	5,112.0	—	—	—
Short-term Advances from (to) Unconsolidated Affiliates	10.9	2.3	(4.9)	(11.7)
Treasury Stock Acquired	—	—	(34.3)	(317.1)
Cash Dividends, Common Stock	—	(234.9)	(468.5)	(355.2)
Minority Interests, Distributions	(259.6)	(248.9)	(575.0)	(2.4)
Minority Interests, Contributions	342.9	—	353.8	—
Debt Issuance Costs	(81.5)	(13.1)	(4.8)	(14.3)
Other, Net	4.0	(4.3)	(3.5)	—

Net Cash Flows Provided by Continuing Financing Activities	12,956.8	300.8	206.8	1,287.1
Net Cash Flows Provided by (Used in) Discontinued Financing Activities	—	140.1	(118.1)	15.2

Net Cash Flows Provided by Financing Activities	12,956.8	440.9	88.7	1,302.3

Effect of Exchange Rate Changes on Cash	(2.8)	7.6	6.6	0.3

Effect of Accounting Change on Cash	—	—	12.1	—

Cash Balance Included in Assets Held for Sale	(1.1)	(2.7)	(5.6)	—

Net Increase (Decrease) in Cash and Cash Equivalents	(1,753.7)	1,772.5	13.2	(59.9)
Cash and Cash Equivalents at Beginning of Period	1,902.3	129.8	116.6	176.5

Cash and Cash Equivalents at End of Period	$148.6	$1,902.3	$129.8	$116.6

The accompanying notes are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies

  (A) Nature of Operations

        We are a large energy transportation and storage company, operating or owning an interest in approximately 37,000 miles of pipelines and 165 terminals. We have both regulated and nonregulated operations. We also own the general partner interest and a significant limited partner interest in Kinder Morgan Energy Partners, L.P., a publicly traded pipeline limited partnership. We began including Kinder Morgan Energy Partners and its consolidated subsidiaries in our consolidated financial statements effective January 1, 2006. This means that the accounts, balances and results of operations of Kinder Morgan Energy Partners and its consolidated subsidiaries are presented on a consolidated basis with ours and those of our other consolidated subsidiaries for financial reporting purposes; see the discussion under Note 1(B) "Basis of Presentation" following. Our executive offices are located at 500 Dallas Street, Suite 1000, Houston, Texas 77002 and our telephone number is (713) 369-9000. Unless the context requires otherwise, references to "we," "us," "our," or the "Company" are intended to mean Knight Inc. (formerly Kinder Morgan, Inc.) and its consolidated subsidiaries both before and after the Going Private transaction discussed below. Unless the context requires otherwise, references to "Kinder Morgan Energy Partners" and "KMP" are intended to mean Kinder Morgan Energy Partners, L.P. and its consolidated subsidiaries.

        Kinder Morgan Management, LLC, referred to as "Kinder Morgan Management" or "KMR," is a publicly traded Delaware limited liability company that was formed on February 14, 2001. Kinder Morgan G.P., Inc., of which we indirectly own all of the outstanding common equity, owns all of Kinder Morgan Management's voting shares. Kinder Morgan Management's shares (other than the voting shares we hold) are traded on the New York Stock Exchange under the ticker symbol "KMR." Kinder Morgan Management, pursuant to a delegation of control agreement, has been delegated, to the fullest extent permitted under Delaware law, all of Kinder Morgan G.P., Inc.'s power and authority to manage and control the business and affairs of Kinder Morgan Energy Partners, L.P., subject to Kinder Morgan G.P., Inc.'s right to approve certain transactions.

        On August 28, 2006, we entered into an agreement and plan of merger whereby generally each share of our common stock would be converted into the right to receive $107.50 in cash without interest. We in turn would merge with a wholly owned subsidiary of Knight Holdco LLC, a privately owned company in which Richard D. Kinder, our Chairman and Chief Executive Officer, would be a major investor. Our board of directors, on the unanimous recommendation of a special committee composed entirely of independent directors, approved the agreement and recommended that our stockholders approve the merger. Our stockholders voted to approve the proposed merger agreement at a special meeting held on December 19, 2006. On May 30, 2007, the merger closed, with Kinder Morgan, Inc. continuing as the surviving legal entity and subsequently renamed "Knight Inc." Additional investors in Knight Holdco LLC include the following: other senior members of our management, most of whom are also senior officers of Kinder Morgan G.P., Inc. and of Kinder Morgan Management; our co-founder William V. Morgan; Kinder Morgan, Inc. board members Fayez Sarofim and Michael C. Morgan; and affiliates of (i) Goldman Sachs Capital Partners; (ii) American International Group, Inc.; (iii) The Carlyle Group; and (iv) Riverstone Holdings LLC. This transaction is referred to as "the Going Private transaction." We are now privately owned. Upon closing of the Going Private transaction, our common stock is no longer traded on the New York Stock Exchange.

        To convert December 31, 2007 and 2006 balances denominated in Canadian dollars to U.S. dollars, we used the December 31, 2007 and 2006 Bank of Canada closing exchange rate of 1.012 and 0.8581

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

U.S. dollars per Canadian dollar, respectively. All dollars are U.S. dollars, except where stated otherwise. Canadian dollars are designated as C$.

  (B) Basis of Presentation

        Our consolidated financial statements include the accounts of Knight Inc. and our majority-owned subsidiaries, as well as those of (i) Kinder Morgan Energy Partners and (ii) Triton Power Company LLC, in which we have a preferred investment. Except for Kinder Morgan Energy Partners and Triton Power Company LLC, investments in 50% or less owned operations are accounted for under the equity method. These investments, as was our investment in Kinder Morgan Energy Partners prior to January 1, 2006, reported under the equity method include jointly owned operations in which we have the ability to exercise significant influence over their operating and financial policies. All material intercompany transactions and balances have been eliminated. Certain prior period amounts have been reclassified to conform to the current presentation.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

        As discussed preceding, on May 30, 2007, all of our outstanding common stock was acquired by a group of investors including Richard D. Kinder, our Chairman and Chief Executive Officer, in the Going Private transaction. This acquisition was a "business combination" for accounting purposes, requiring that these investors, pursuant to Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, record the assets acquired and liabilities assumed at their fair market values as of the acquisition date, resulting in a new basis of accounting.

        As a result of the application of the Securities and Exchange Commission rules and guidance regarding "push down" accounting, the investors' new accounting basis in our assets and liabilities is reflected in our financial statements effective with the closing of the Going Private transaction. Therefore, in the accompanying consolidated financial statements, transactions and balances prior to the closing of the Going Private transaction (the amounts labeled "Predecessor Company") reflect the historical accounting basis in our assets and liabilities, while the amounts subsequent to the closing (labeled "Successor Company") reflect the push down of the investors' new basis to our financial statements. While the Going Private transaction closed on May 30, 2007, for convenience, the Predecessor Company is assumed to end on May 31, 2007 and the Successor Company is assumed to begin on June 1, 2007. The results for the two-day period, from May 30 to May 31, 2007, are not material to any of the periods presented.

        As required by SFAS No. 141 (applied by the investors and pushed down to our financial statements), effective with the closing of the Going Private transaction, all of our assets and liabilities have been recorded at their estimated fair market values based on a preliminary allocation of the purchase price paid in the Going Private transaction. To the extent that we consolidate less than wholly owned subsidiaries (such as Kinder Morgan Energy Partners and Kinder Morgan Management), the reported assets and liabilities for these entities have been given a new accounting basis only to the extent of our economic ownership interest in those entities. Therefore, the assets and liabilities of these entities are included in our financial statements, in part, at a new accounting basis reflecting the investors' purchase of our economic interest in these entities (approximately 50% in the case of KMP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

and 14% in the case of KMR). The remaining percentage of these assets and liabilities, reflecting the continuing unconsolidated ownership interest, is included at its historical accounting basis. The purchase price paid in the Going Private transaction and the preliminary allocation of that purchase price is as follows:

(In millions)
The Total Purchase Price Consisted of the Following:
Cash Paid	$5,112.0
Kinder Morgan, Inc. Shares Contributed	2,719.2

Equity Contributed	7,831.2
Cash from Issuances of Long-term Debt	4,696.2

Total Purchase Price	$12,527.4

The Preliminary Allocation of the Purchase Price is as Follows:
Current Assets	$1,551.2
Goodwill	13,407.2
Investments	1,072.2
Property, Plant and Equipment, Net	15,638.7
Deferred Charges and Other Assets	1,673.6
Current Liabilities	(3,279.5)
Deferred Income Taxes	(2,588.0)
Other Deferred Credits	(1,777.5)
Long-term Debt	(9,855.9)
Minority Interests	(3,314.6)

$12,527.4

        As with all purchase accounting transactions, the preliminary allocation of purchase price resulting from the Going Private transaction as shown preceding and as reflected in the accompanying consolidated financial statements will be adjusted during an allocation period as better or more complete information becomes available. Some of these adjustments may be significant. Generally, this allocation period will not exceed one year, and will end when we are no longer waiting for information that is known to be available or obtainable.

        Due to our implementation of Emerging Issues Task Force ("EITF") No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, we have included Kinder Morgan Energy Partners and its consolidated subsidiaries as consolidated subsidiaries in our consolidated financial statements effective January 1, 2006. Notwithstanding the consolidation of Kinder Morgan Energy Partners and its subsidiaries into our financial statements pursuant to EITF 04-5, we are not liable for, and our assets are not available to satisfy, the obligations of Kinder Morgan Energy Partners and/or its subsidiaries and vice versa. Responsibility for payments of obligations reflected in our or Kinder Morgan Energy Partners' financial statements is a legal determination based on the entity that incurs the liability. The determination of responsibility for payment among entities in our consolidated group of subsidiaries was not impacted by the adoption of EITF 04-5.

        We prospectively applied EITF No. 04-5 using Transition Method A as set forth therein. The adoption had no impact on our consolidated stockholders' equity. There also was no impact on the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

financial covenants in our loan agreements from the implementation of EITF No. 04-5 because our $800 million credit facility was amended to exclude the effect of consolidating Kinder Morgan Energy Partners.

        The adoption of this pronouncement had the effect of increasing our consolidated operating revenues and expenses and consolidated interest expense beginning January 1, 2006. However, after recording the associated minority interests in Kinder Morgan Energy Partners, our net income and earnings per common share were not affected.

  (C) Accounting for Regulatory Activities

        Our regulated utility operations are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for the Effects of Certain Types of Regulation, which prescribes the circumstances in which the application of generally accepted accounting principles is affected by the economic effects of regulation. Regulatory assets and liabilities represent probable future revenues or expenses associated with certain charges and credits that will be recovered from or refunded to customers through the ratemaking process. The following regulatory assets and liabilities are reflected in the accompanying Consolidated Balance Sheets:

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
Regulatory Assets:
Employee Benefit Costs	$0.6	$12.5
Deferred Income Taxes	—	19.1
Rate Regulation and Application Costs	5.8	6.8
Debt Issuance Costs	—	11.1
Foreign Currency Rate Stabilization	—	71.4
Changes in Fair Value of Derivatives	—	114.9
Deferred Development Costs on Capital Projects	—	20.2
Commercial Commodity Unbundling Costs	—	2.2
Replacement Transportation Agreement	—	3.2
Tax Reassessment Dispute	—	8.6
Other Regulatory Assets	—	17.5

Total Regulatory Assets	6.4	287.5

Regulatory Liabilities:
Deferred Income Taxes	—	13.0
Rate Regulation and Application Costs	—	25.3
Foreign Currency Rate Stabilization	—	11.4
Changes in Fair Value of Derivatives	—	1.1
Other Regulatory Liabilities	—	30.5

Total Regulatory Liabilities	—	81.3

Net Regulatory Assets	$6.4	$206.2

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

        The December 31, 2007 Regulatory Assets and Liabilities reflect the sale of our Canada-based retail natural gas distribution operations (see Note 7) and the application of the new accounting basis effective with the closing of the Going Private transaction (see Note 1(B)).

        As discussed in Note 1(M), we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment. The closing of the sale occurred on February 15, 2008. Accordingly, regulatory assets of $16.8 million and regulatory liabilities of $8.7 million related to these operations have been reclassified as "Assets Held for Sale, Non-current" and "Liabilities Held for Sale, Non-current," respectively, in the accompanying Consolidated Balance Sheet as of December 31, 2007.

        As discussed in Note 7, on August 14, 2006, we entered into a definitive agreement to sell our U.S.-based retail natural gas distribution assets. Accordingly, regulatory assets of $29.4 million and regulatory liabilities of $30.4 million related to these operations have been reclassified as "Assets Held for Sale, Non-current" and "Liabilities Held for Sale, Non-current," respectively, in the accompanying Consolidated Balance Sheet as of December 31, 2006. This sale was completed in March, 2007.

  (D) Revenue Recognition Policies

        We recognize revenues as services are rendered or goods are delivered and, if applicable, title has passed. We generally sell natural gas under long-term agreements, with periodic price adjustments. In some cases, we sell natural gas under short-term agreements at prevailing market prices. In all cases, we recognize natural gas sales revenues when the natural gas is sold to a purchaser at a fixed or determinable price, delivery has occurred and title has transferred, and collectibility of the revenue is reasonably assured. The natural gas we market is primarily purchased gas produced by third parties, and we market this gas to power generators, local distribution companies, industrial end-users and national marketing companies. We recognize gas gathering and marketing revenues in the month of delivery based on customer nominations and generally, our natural gas marketing revenues are recorded gross, not net of cost of gas sold.

        We provide various types of natural gas storage and transportation services to customers. When we provide these services, the natural gas remains the property of these customers at all times. In many cases (generally described as "firm service"), the customer pays a two-part rate that includes (i) a fixed fee reserving the right to transport or store natural gas in our facilities and (ii) a per-unit rate for volumes actually transported or injected into/withdrawn from storage. The fixed-fee component of the overall rate is recognized as revenue in the period the service is provided. The per-unit charge is recognized as revenue when the volumes are delivered to the customers' agreed upon delivery point, or when the volumes are injected into/withdrawn from our storage facilities. In other cases (generally described as "interruptible service"), there is no fixed fee associated with the services because the customer accepts the possibility that service may be interrupted at our discretion in order to serve customers who have purchased firm service. In the case of interruptible service, revenue is recognized in the same manner utilized for the per-unit rate for volumes actually transported under firm service agreements. In addition to our "firm" and "interruptible" services, we also provide a natural gas park and loan service to assist customers in managing short-term gas surpluses or deficits. Revenues are recognized based on the terms negotiated under these contracts.

        We provide crude oil transportation services and refined petroleum products transportation and storage services to customers. Revenues are recorded when products are delivered and services have been provided and adjusted according to terms prescribed by the toll settlements with shippers and approved by regulatory authorities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

        We recognize bulk terminal transfer service revenues based on volumes loaded and unloaded. We recognize liquids terminal tank rental revenue ratably over the contract period. We recognize liquids terminal throughput revenue based on volumes received and volumes delivered. Liquids terminal minimum take-or-pay revenue is recognized at the end of the contract year or contract term depending on the terms of the contract. We recognize transmix processing revenues based on volumes processed or sold, and if applicable, when title has passed. We recognize energy-related product sales revenues based on delivered quantities of product.

        Revenues from the sale of oil, natural gas liquids and natural gas production are recorded using the entitlement method. Under the entitlement method, revenue is recorded when title passes based on our net interest. We record our entitled share of revenues based on entitled volumes and contracted sales prices. Since there is a ready market for oil and natural gas production, we sell the majority of our products soon after production at various locations, at which time title and risk of loss pass to the buyer. As a result, we maintain a minimum amount of product inventory in storage.

  (E) Restricted Deposits

        Except for as discussed following, Restricted Deposits consist of restricted funds on deposit with brokers in support of our risk management activities; see Note 11. The $3 billion of proceeds from NGPL PipeCo LLC's sale of debt in a private placement (see Note 10) were held in escrow and are included in the caption "Current Assets: Assets Held for Sale" in the accompanying Consolidated Balance Sheet at December 31, 2007.

  (F) Accounts Receivable

        The caption "Accounts Receivable, Net" in the accompanying Consolidated Balance Sheets is presented net of allowances for doubtful accounts. Our policy for determining an appropriate allowance for doubtful accounts varies according to the type of business being conducted and the customers being served. An allowance for doubtful accounts is charged to expense monthly, generally using a percentage of revenue or receivables, based on a historical analysis of uncollected amounts, adjusted as necessary for changed circumstances and customer-specific information. When specific receivables are determined to be uncollectible, the reserve and receivable are relieved. In support of credit extended to certain customers, we had received prepayments of $8.7 million, $13.0 million and $4.4 million at December 31, 2007, 2006 and 2005, respectively, included in the caption "Current Liabilities: Other" in the accompanying Consolidated Balance Sheets. The following table shows the balance in the allowance for doubtful accounts and activity for the years ended December 31, 2007, 2006 and 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Allowance for Doubtful Accounts

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Beginning Balance(1)	$—	$14.0	$5.8	$3.1
Additions: Charged to Cost and Expenses(2)	0.4	0.7	16.9	4.9
Deductions:
Write-off of Uncollectible Accounts	(0.5)	(4.7)	(7.8)	(2.2)
Reclassification to Assets Held for Sale	—	—	(0.9)	—
Reclassification to Accounts Receivable	0.1	—	—	—

Ending Balance	$—	$10.0	$14.0	$5.8

(1)
The beginning balance as of June 1, 2007 has been adjusted to reflect the fair value of accounts receivable as the result of the Going Private transaction (see Note 1(B)).

(2)
Additions include $0.7 million and $2.4 million associated with assets classified as held for sale for the five months ended May 31, 2007 and the year ended December 31, 2006, respectively, as discussed in Note 7, and $6.5 million representing allowance for doubtful accounts balances of Kinder Morgan Energy Partners as of December 31, 2005. Due to our adoption of EITF No. 04-5, beginning January 1, 2006, the accounts and balances of Kinder Morgan Energy Partners are included in our consolidated results as discussed in Note 1(B). Additions in 2005 include $3.1 million acquired with Terasen.

  (G) Inventories

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006(1)
	(In millions)	(In millions)
Gas in Underground Storage (Current)	$—	$225.2
Product Inventory	19.5	20.4
Materials and Supplies	18.3	29.4

	$37.8	$275.0

        Inventories are carried at lower of cost or market and are accounted for using the methods of average cost and last-in, first-out. We also maintain gas in our underground storage facilities on behalf of certain third parties. We receive a fee from our storage service customers but do not reflect the value of their gas stored in our facilities in the accompanying Consolidated Balance Sheets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

  (H) Current Assets: Other

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
Assets Held for Sale—Turbines and Boilers(1)	$0.7	$4.9
Current Deferred Tax Asset	—	12.9
Derivatives	47.0	134.0
Prepaid Expenses	22.3	32.2
Income Tax Overpayments	—	6.5
Other	3.9	13.7

	$73.9	$204.2

    (1)
    See Notes 5 and 6.

  (I) Goodwill

        Prior to the adoption of EITF No. 04-5 on January 1, 2006, we accounted for our investment in Kinder Morgan Energy Partners under the equity method. The difference between the cost of our investment and our underlying equity in the net assets of Kinder Morgan Energy Partners was recorded as equity method goodwill. Upon the adoption of EITF No. 04-5, we ceased accounting for our investment in Kinder Morgan Energy Partners under the equity method and beginning January 1, 2006, we include the accounts, balances and results of operations of Kinder Morgan Energy Partners in our consolidated financial statements. As a result, the character of the equity method goodwill was changed to goodwill arising from a business combination or acquisition, which must be allocated to one or more reporting units as of the original date of combination or acquisition.

        We purchased our investment in Kinder Morgan Energy Partners in October 1999. The businesses of Kinder Morgan Energy Partners that existed at that time are presently located in the Products Pipelines—KMP, CO2—KMP, and Terminals—KMP segments. The equity method goodwill recharacterized as goodwill arising from an acquisition was allocated to these reporting units effective January 1, 2006 based on the respective fair value of each reporting unit at the date of our 1999 investment in Kinder Morgan Energy Partners. In addition, treating Kinder Morgan Energy Partners as our consolidated subsidiary resulted in goodwill balances residing on its books being included within our goodwill balance. Previously, these amounts were included as part of our investment in Kinder Morgan Energy Partners pursuant to the equity method.

        In accordance with the provisions of SFAS No. 141, Business Combinations, as a result of the Going Private transaction, all previously recorded goodwill assigned to our reportable segments at May 31, 2007 was eliminated, and the goodwill arising from this transaction was allocated among our segments. Changes in the carrying amount of our goodwill for the five months ended May 31, 2007, the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

seven months ended December 31, 2007, and the year ended December 31, 2006 are summarized as follows:

	Predecessor Company
	Balance December 31, 2005	KMP Goodwill Consolidated into KMI(1)	Reallocation of Equity Method Goodwill	Acquisitions and Purchase Price Adjustments	Other(2)	Balance December 31, 2006
	(In millions)
Kinder Morgan Energy Partners	$859.4	$—	$(859.4)	$—	$—	$—
Power Segment	24.8	—	—	—	—	24.8
Kinder Morgan Canada Segment(3)	658.2	—	—	—	(1.2)	657.0
Terasen Gas Segment(3)	1,238.6	—	—	100.0	(646.0)	692.6
Products Pipelines Segment	—	263.2	695.5	—	(15.3)	943.4
Natural Gas Pipelines Segment	—	288.4	—	—	—	288.4
CO2 Segment	—	46.1	26.9	—	(0.6)	72.4
Terminals Segment	—	201.2	137.0	30.0	(3.0)	365.2

Consolidated Total	$2,781.0	$798.9	$—	$130.0	$(666.1)	$3,043.8

(1)
At January 1, 2006.

(2)
Other adjustments include the translation of goodwill denominated in foreign currencies and reductions of the reallocation of equity method goodwill due to reductions in Knight Inc.'s ownership percentage of KMP. The adjustment of $646.0 to the Terasen Gas Segment was due mainly to an impairment charge (see Note 6).

(3)
Goodwill assigned to the Kinder Morgan Canada and Terasen Gas business segments is based on the purchase price allocation for our November 30, 2005 acquisition of Terasen (see Note 4).

	Predecessor Company
	Balance December 31, 2006	Acquisitions and Purchase Price Adjustments	Dispositions	Other(3)	Balance May 31, 2007
	(In millions)
Power Segment	$24.8	$—	$—	$—	$24.8
Kinder Morgan Canada Segment(1)	65.0	—	(65.0)	—	—
Terasen Gas Segment(2)	692.6	—	(692.6)	—	—
KMP—Products Pipelines Segment	943.4	—	—	(14.1)	929.3
KMP—Natural Gas Pipelines Segment	288.4	—	—	—	288.4
KMP—CO2 Segment	72.4	—	—	(0.5)	71.9
KMP—Terminals Segment	365.2	(2.7)	—	—	362.5
KMP—Trans Mountain Segment(1)	592.0	—	—	(360.2)	231.8

Consolidated Total	$3,043.8	$(2.7)	$(757.6)	$(374.8)	$1,908.7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

	Successor Company
	Balance June 1, 2007	Acquisitions and Purchase Price Adjustments	Dispositions	Other(3)	Balance December 31, 2007
	(In millions)
NGPL Segment(4)	$4,624.3	$592.1	$(5,216.4)	$—	$—
KMP—Products Pipelines Segment	2,586.9	(398.4)	—	(9.1)	2,179.4
KMP—Natural Gas Pipelines Segment	3,058.7	155.5	—	(13.2)	3,201.0
KMP—CO2 Segment	1,454.2	(372.1)	—	(4.5)	1,077.6
KMP—Terminals Segment	1,546.1	(74.1)	—	(6.1)	1,465.9
KMP—Trans Mountain Segment(1)	231.8	—	—	18.3	250.1

Consolidated Total	$13,502.0	$(97.0)	$(5,216.4)	$(14.6)	$8,174.0

(1)
Kinder Morgan Energy Partners acquired Trans Mountain from us on April 30, 2007. Prior to this transaction, Trans Mountain was in the Kinder Morgan Canada Segment. After the $377.1 million impairment of this asset, discussed further below, the remaining goodwill related to Trans Mountain was transferred to the KMP—Trans Mountain Segment. As a result of the sale of Terasen Pipelines (Corridor) Inc. and the transfer of Trans Mountain to Kinder Morgan Energy Partners, the business segment referred to in previous filings as Kinder Morgan Canada is no longer reported.

(2)
As discussed in Note 6, we closed the sale of our Terasen Gas segment on May 17, 2007.

(3)
Adjustments include (i) the translation of goodwill denominated in foreign currencies, (ii) reductions in the allocation of goodwill due to reductions in Knight's ownership percentage of KMP and (iii) the $377.1 million goodwill impairment on the KMP-Trans Mountain Segment.

(4)
In the fourth quarter of 2007 the assets, including goodwill, of the NGPL Segment were transferred to assets held for sale. See Note 1(M).

        We evaluate for the impairment of goodwill in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. For the investments we continue to account for under the equity method of accounting, the premium or excess cost over underlying fair value of net assets is referred to as equity method goodwill and is not subject to amortization but rather to impairment testing in accordance with APB No. 18, The Equity Method of Accounting for Investments in Common Stock.

        On April 18, 2007, we announced that Kinder Morgan Energy Partners would acquire the Trans Mountain pipeline system from us. This transaction was completed April 30, 2007. Because Kinder Morgan Energy Partners is a consolidated subsidiary of us, this transaction was accounted for as a transfer between entities under common control and the assets and liabilities of the Trans Mountain pipeline system were transferred at book value. This transaction caused us to evaluate the fair value of the Trans Mountain pipeline system in determining whether goodwill related to these assets was impaired. Accordingly, based on our consideration of information obtained regarding the fair values of the Trans Mountain pipeline system assets, a goodwill impairment charge of $377.1 million was recorded in the first quarter of 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

  (J) Other Intangibles, Net

        Our intangible assets other than goodwill include lease value, contracts, customer relationships and agreements. These intangible assets have definite lives, are being amortized on a straight-line basis over their estimated useful lives, and are reported separately as "Other Intangibles, Net" in the accompanying Consolidated Balance Sheets. Following is information related to our intangible assets:

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
Customer Relationships, Contracts and Agreements:
Gross Carrying Amount	$321.3	$253.8
Accumulated Amortization	(11.6)	(36.2)

Net Carrying Amount	309.7	217.6

Technology-based Assets, Lease Value and Other:
Gross Carrying Amount	11.7	13.3
Accumulated Amortization	(0.3)	(1.4)

Net Carrying Amount	11.4	11.9

Total Other Intangibles, Net	$321.1	$229.5

        Amortization expense on our intangibles consisted of the following:

	Successor Company	Predecessor Company
		Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007	2006	2005
	(In millions)	(In millions)
Customer Relationships, Contracts and Agreements	$11.6	$6.1	$15.0	$1.5
Technology-based Assets, Lease Value and Other	0.3	0.2	0.2	—

Total Amortizations	$11.9	$6.3	$15.2	$1.5

        As of December 31, 2007, our weighted-average amortization period for our intangible assets was approximately 17.3 years. Our estimated amortization expense for these assets for each of the next five fiscal years is approximately $21.2 million, $20.1 million, $19.9 million, $19.9 million and $19.8 million, respectively.

  (K) Other Investments

        Our significant equity investments as of December 31, 2007 (and our percentage of ownership interests) consisted of:

  •
  NGPL PipeCo LLC (20%, see Note 1(M));

  •
  Express Pipeline System (33.33%);

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

  •
  Plantation Pipe Line Company (51%);

  •
  Thermo Cogeneration Partnership, L.P. and Greenhouse Holdings, LLC (Thermo Companies) (49.5%);

  •
  West2East Pipeline LLC (51%);

  •
  Red Cedar Gathering Company (49%);

  •
  Midcontinent Express Pipeline LLC (50%)

  •
  Thunder Creek Gas Services, LLC (25%);

  •
  Cortez Pipeline Company (50%); and

  •
  Horizon Pipeline Company (50%);

        Kinder Morgan Energy Partners operates and owns an approximate 51% ownership interest in Plantation Pipe Line Company, and an affiliate of ExxonMobil owns the remaining approximate 49% interest. Each investor has an equal number of directors on Plantation's board of directors, and board approval is required for certain corporate actions that are considered participating rights. Therefore, Kinder Morgan Energy Partners does not control Plantation Pipe Line Company, and accounts for its investment under the equity method of accounting.

        Kinder Morgan Energy Partners operates and owns a 51% ownership interest in West2East Pipeline LLC, a limited liability company that is the sole owner of Rockies Express Pipeline LLC. ConocoPhillips owns a 24% ownership interest in West2East Pipeline LLC and Sempra Energy holds the remaining 25% interest. As discussed in Note 4, when construction of the entire Rockies Express Pipeline project is completed, Kinder Morgan Energy Partners' ownership interest will be reduced to 50% at which time the capital accounts of West2East Pipeline LLC will be trued up to reflect its 50% economic interest in the project. According to the provisions of current accounting standards, due to the fact that Kinder Morgan Energy Partners will have a 50% economic interest in the Rockies Express project on an ongoing basis, it is not considered the primary beneficiary of West2East Pipeline LLC and thus, accounts for its investment under the equity method of accounting. Prior to June 30, 2006, Kinder Morgan Energy Partners owned a 66 2/3% ownership interest in West2East Pipeline LLC and accounted for its investment under the full consolidation method. Following the decrease in Kinder Morgan Energy Partners' ownership interest to 51% effective June 30, 2006, it deconsolidated this entity and began to account for its investment under the equity method. As of December 31, 2006, Kinder Morgan Energy Partners had no material investment in the net assets of West2East Pipeline LLC due to the fact that the amount of its assets, primarily property, plant and equipment, was largely offset by the amount of its liabilities, primarily debt.

        Kinder Morgan Energy Partners also owns a 50% interest in Midcontinent Express Pipeline LLC. Energy Transfer Partners, L.P. owns the remaining 50% interest. In January 2008, in conjunction with the signing of additional binding transportation contracts, Midcontinent Express Pipeline LLC and MarkWest Pioneer, L.L.C. ("MarkWest") entered into an option agreement which provides MarkWest a one-time right to purchase a 10% ownership interest in Midcontinent Express Pipeline LLC after the pipeline is fully constructed and placed into service. If the option is exercised, Kinder Morgan Energy Partners and Energy Transfer Partners, L.P. will each own 45% of Midcontinent Express Pipeline LLC, while MarkWest will own the remaining 10%. See Equity Investee Natural Gas Pipeline Expansion Filings

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

elsewhere in this note for information on the pipeline expansion filings of Rockies Express Pipeline LLC and Midcontinent Express Pipeline LLC.

        The amount of our recorded investment in each of our equity-method investees is as follows:

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
NGPL PipeCo LLC	$720.0	$—
Express Pipeline System	402.1	449.7
Plantation Pipe Line Company	351.4	199.6
Thermo Companies	53.5	153.9
West 2 East Pipeline LLC	191.9	—
Red Cedar Gathering Company	135.6	160.7
Midcontinent Express Pipeline LLC	63.0	—
Customer Works LP	—	30.0
Thunder Creek Gas Services, LLC	37.0	37.2
Cortez Pipeline Company	14.2	16.2
Horizon Pipeline Company(1)	—	16.0
Subsidiary Trusts Holding Solely Debentures of Kinder Morgan	8.6	8.6
All Others	18.9	12.7

Total Equity Investments	$1,996.2	$1,084.6

    (1)
    Balance for 2007 is included in the caption "Assets Held for Sale, Non-current" in the accompanying Consolidated Balance Sheet.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

        Our earnings (losses) from equity investments were as follows:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Cortez Pipeline Company	$10.5	$8.7	$19.2	$—
Express Pipeline System	14.9	5.0	17.1	2.0
Plantation Pipe Line Company	10.8	11.9	12.8	—
Thermo Companies	8.0	5.1	11.3	11.6
Red Cedar Gathering Company	16.1	11.9	36.3	—
Customer Works LP(1)	—	—	—	—
Thunder Creek Gas Services, LLC	1.2	1.0	2.5	—
Midcontinent Express Pipeline	1.2	0.2	—	—
West2East Pipeline LLC	(8.2)	(4.2)	—	—
Horizon Pipeline Company	1.0	0.6	1.8	1.7
Heartland Pipeline Company(2)	—	—	—	—
All Others	1.3	0.5	3.2	—

Total	$56.8	$40.7	$104.2	$15.3

Amortization of Excess Costs	$(3.4)	$(2.4)	$(5.6)	$—

(1)
This investment was part of the Terasen Inc. sale, therefore our earnings from it are included in "(Loss) Income from Discontinued Operations, Net of Tax" in the accompanying Consolidated Statements of Operations; see Note 7.

(2)
This investment was part of the North System sale, therefore our earnings from it are included in "(Loss) Income from Discontinued Operations, Net of Tax" in the accompanying Consolidated Statements of Operations; see Note 7.

        Summarized combined unaudited financial information for our significant equity investments (listed above) is reported below (amounts represent 100% of investee financial information):

	Year Ended December 31,
	2007	2006	2005
	(In millions)
Revenues	$738.4	$692.1	$76.7
Costs and Expenses	534.4	483.2	48.1

Net Income	$204.0	$208.9	$28.6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

	December 31,
	2007(1)	2006
	(In millions)
Current Assets	$3,566.2	$241.2
Non-current Assets	11,469.5	2,580.3
Current Liabilities	572.3	319.6
Non-current Liabilities	6,078.4	1,671.2
Minority Interest in Equity of Subsidiaries	1.7	—
Partners'/Owners' Equity	8,383.2	830.7

    (1)
    Includes amounts associated with our NGPL business segment. In December 2007, we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment. The closing of the sale occurred on February 15, 2008 (see Note 1(M)).

Equity Investee Natural Gas Pipeline Expansion Filings

Rockies Express Pipeline-Currently Certificated Facilities

        On August 9, 2005, the FERC approved the application of Rockies Express Pipeline LLC, formerly known as Entrega Gas Pipeline LLC, to construct 327 miles of pipeline facilities in two phases. For phase I (consisting of two pipeline segments), Rockies Express Pipeline LLC was granted authorization to construct and operate approximately 136 miles of pipeline extending northward from the Meeker Hub, located at the northern end of Kinder Morgan Energy Partners' TransColorado pipeline system in Rio Blanco County, Colorado, to the Wamsutter Hub in Sweetwater County, Wyoming (segment 1), and then construct approximately 191 miles of pipeline eastward to the Cheyenne Hub in Weld County, Colorado (segment 2). Construction of segments 1 and 2 has been completed, with interim service commencing on segment 1 on February 24, 2006, and full in-service of both segments on February 14, 2007. For phase II, Rockies Express was authorized to construct three compressor stations referred to as the Meeker, Big Hole and Wamsutter compressor stations. The Meeker and Wamsutter stations were placed in service in January 2008. Construction of the Big Hole compressor station is planned to commence in the second quarter of 2008, in order to meet an expected in-service date of June 30, 2009.

Rockies Express Pipeline-West Project

        On April 19, 2007, the FERC issued a final order approving the Rockies Express application for authorization to construct and operate certain facilities comprising its proposed "Rockies Express-West Project." This project is the first planned segment extension of Rockies Express' currently certificated facilities, and it will be comprised of approximately 713 miles of 42-inch diameter pipeline extending from the Cheyenne Hub to an interconnection with Panhandle Eastern Pipe Line located in Audrain County, Missouri. The segment extension proposes to transport approximately 1.5 billion cubic feet per day of natural gas across the following five states: Wyoming, Colorado, Nebraska, Kansas and Missouri. The project will also include certain improvements to existing Rockies Express facilities located west of the Cheyenne Hub. Construction commenced on May 21, 2007, and the project began interim service to upstream delivery points on January 12, 2008. This project is expected to be fully operational in mid-April 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Rockies Express Pipeline-East Project

        On April 30, 2007, Rockies Express filed an application with the FERC requesting a certificate of public convenience and necessity that would authorize construction and operation of the Rockies Express-East Project. The Rockies Express-East Project will be comprised of approximately 639 miles of 42-inch diameter pipeline commencing from the terminus of the Rockies Express-West pipeline to a terminus near the town of Clarington in Monroe County, Ohio and will be capable of transporting approximately 1.8 billion cubic feet per day of natural gas. On September 7, 2007, the FERC issued a Notice of Schedule for Environmental Review for the Rockies Express-East Project, referred to as the posted schedule. Rockies Express has requested that the FERC issue an updated scheduling order to modify the posted schedule for earlier resolution. Without a modification of the posted schedule, Rockies Express has concerns about its ability to complete its project by June 2009. Rockies Express is working closely with the FERC staff and other cooperating agencies to meet a revised schedule developed in consultation with the FERC staff at a public meeting convened on September 21, 2007. On November 23, 2007, the FERC issued a draft environmental impact statement for the project, in advance of the posted schedule. Comments on the environmental impact statement were submitted January 14, 2008, also in advance of the posted schedule. While there can be no assurance that the FERC will approve the revised schedule, subject to that approval, the Rockies Express-East Project is expected to begin partial service on December 31, 2008, and to be in full service in June 2009.

Midcontinent Express Pipeline Project

        On October 9, 2007, in Docket No. CP08-6-000, Midcontinent Express Pipeline LLC filed an application with the FERC requesting a certificate of public convenience and necessity that would authorize construction and operation of the proposed Midcontinent Express Pipeline natural gas transmission system. On February 8, 2008, the FERC issued a draft environmental impact statement that stated that the building and operation of the proposed Midcontinent Express Pipeline would result in limited adverse environmental impact. A final environmental impact statement must be released before the FERC can issue a certificate authorizing construction. Subject to the receipt of regulatory approvals, construction of the pipeline is expected to commence in August 2008 and be in service during the first quarter of 2009.

        The Midcontinent Express Pipeline will create long-haul, firm transportation takeaway capacity either directly or indirectly connected to natural gas producing regions located in Texas, Oklahoma and Arkansas. The pipeline will originate in southeastern Oklahoma and traverse east through Texas, Louisiana, Mississippi and terminate close to the Alabama border, providing capability to transport natural gas supplies to major pipeline interconnects along the route up to its terminus at Transcontinental Gas Pipe Line Corporation's Station 85. The Midcontinent Express Pipeline will have an initial capacity of up to 1.4 billion cubic feet and a total capital cost of approximately $1.3 billion. The pipeline is currently a 50/50 joint venture between Kinder Morgan Energy Partners and Energy Transfer Partners, L.P.

  (L) Property, Plant and Equipment

        We report property, plant and equipment at its acquisition cost. We expense costs for maintenance and repairs in the period incurred. The cost of property, plant and equipment sold or retired and the related depreciation are removed from our balance sheet in the period of sale or disposition. For our pipeline system assets, we generally charge the original cost of property sold or retired to accumulated

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

depreciation and amortization, net of salvage and cost of removal. We do not include retirement gain or loss in income except in the case of significant retirements or sales. Gains and losses on minor system sales, excluding land, are recorded to the appropriate accumulated depreciation reserve. Gains and losses for operating systems sales and land sales are booked to income or expense accounts in accordance with regulatory accounting guidelines.

        As discussed under (G) preceding, we maintain natural gas in underground storage as part of our inventory. This component of our inventory represents the portion of gas stored in an underground storage facility generally known as "working gas," and represents an estimate of the portion of gas in these facilities available for routine injection and withdrawal to meet demand. In addition to this working gas, underground gas storage reservoirs contain injected gas which is not routinely cycled but, instead, serves the function of maintaining the necessary pressure to allow efficient operation of the facility. This gas, generally known as "cushion gas," is divided into the categories of "recoverable cushion gas" and "unrecoverable cushion gas," based on an engineering analysis of whether the gas can be economically removed from the storage facility at any point during its life. The portion of the cushion gas that is determined to be unrecoverable is considered to be a permanent part of the facility itself (thus, part of our Property, Plant & Equipment balance) and is depreciated over the facility's estimated useful life. The portion of the cushion gas that is determined to be recoverable is also considered a component of the facility but is not depreciated because it is expected to ultimately be recovered and sold.

        Depreciation on our long-lived assets is computed principally based on the straight-line method over their estimated useful lives. Generally, we apply composite depreciation rates to functional groups of property having similar economic characteristics. The rates range from 1.13% to 12.0%, excluding certain short-lived assets such as vehicles. Depreciation estimates are based on various factors, including age (in the case of acquired assets), manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. Uncertainties that impact these estimates included changes in laws and regulations relating to restoration and abandonment requirements, economic conditions, and supply and demand in the area. When assets are put into service, we make estimates with respect to useful lives (and salvage values where appropriate) that we believe are reasonable. However, subsequent events could cause us to change our estimates, thus impacting the future calculation of depreciation and amortization expense. In addition, we are still reviewing the remaining useful lives of assets that have a new basis as a result of the Going Private transaction. Historically, adjustments to useful lives have not had a material impact on our aggregate depreciation levels from year to year.

        Our oil and gas producing activities are accounted for under the successful efforts method of accounting. Under this method costs that are incurred to acquire leasehold and subsequent development costs are capitalized. Costs that are associated with the drilling of successful exploration wells are capitalized if proved reserves are found. Costs associated with the drilling of exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of certain non-producing leasehold costs are expensed as incurred. The capitalized costs of our producing oil and gas properties are depreciated and depleted by the units-of-production method. Other miscellaneous property, plant and equipment are depreciated over the estimated useful lives of the asset.

        A gain on the sale of property, plant and equipment used in our oil and gas producing activities or in our bulk and liquids terminal activitities is calculated as the difference between the cost of the asset disposed of, net of depreciation, and the sales proceeds received. A gain on an asset disposal is

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

recognized in income in the period that the sale is closed. A loss on the sale of property, plant and equipment is calculated as the difference between the cost of the asset disposed of, net of depreciation, and the sales proceeds received or the market value if the asset is being held for sale. A loss is recognized when the asset is sold or when the net cost of an asset held for sale is greater than the market value of the asset.

        In addition, we engage in enhanced recovery techniques in which carbon dioxide is injected into certain producing oil reservoirs. In some cases, the acquisition cost of the carbon dioxide associated with enhanced recovery is capitalized as part of our development costs when it is injected. The acquisition cost associated with pressure maintenance operations for reservoir management is expensed when it is injected. When carbon dioxide is recovered in conjunction with oil production, it is extracted and re-injected, and all of the associated costs are expensed as incurred. Proved developed reserves are used in computing units of production rates for drilling and development costs, and total proved reserves are used for depletion of leasehold costs. The units-of-production rate is determined by field.

        We evaluate the impairment of our long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less the cost to sell. We review for the impairment of long-lived assets whenever events or changes in circumstances indicate that our carrying amount of an asset may not be recoverable. We would recognize an impairment loss when estimated future cash flows expected to result from our use of the asset and its eventual disposition is less than its carrying amount.

        We evaluate our oil and gas producing properties for impairment of value on a field-by-field basis or, in certain instances, by logical grouping of assets if there is significant shared infrastructure, using undiscounted future cash flows based on total proved and risk-adjusted probable and possible reserves. Oil and gas producing properties deemed to be impaired are written down to their fair value, as determined by discounted future cash flows based on total proved and risk-adjusted probable and possible reserves or, if available, comparable market values. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment.

  (M) Assets and Liabilities Held for Sale

        On December 10, 2007, we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment (primarily MidCon Corp, which is the parent of Natural Gas Pipeline Company of America) to Myria Acquisition Inc. ("Myria"), a Delaware corporation, for approximately $5.9 billion, subject to certain adjustments. The closing of the sale occurred on February 15, 2008. We will continue to operate NGPL assets pursuant to a 15-year operating agreement. See Note 19 for further information regarding this agreement.

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, 80% of the assets and liabilities associated with the NGPL business segment transaction are included in our Consolidated Balance Sheet at December 31, 2007 in the captions "Current Assets: Assets Held for Sale," "Assets Held for Sale, Non-current," "Current Liabilities: Liabilities Held for Sale" and "Other Liabilities and Deferred Credits: Liabilities Held for Sale, Non-current" with the remaining 20% (representing our retained investment) included in the caption "Investments."

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

        Balances in the captions "Current Assets: Assets Held for Sale," "Assets Held for Sale, Non-current," "Current Liabilities: Liabilities Held for Sale" and "Other Liabilities and Deferred Credits: Liabilities Held for Sale, Non-current." included in our Consolidated Balance Sheet at December 31, 2006 relate to the assets and liabilities that were included in the sale of our U.S.-based retail natural gas distribution properties, which closed in March of 2007. See Note 7 for further information regarding this transaction.

  (N) Asset Retirement Obligations

        We adopted SFAS No. 143, Accounting for Asset Retirement Obligations, ("SFAS No. 143") effective January 1, 2003. This statement changed the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. In March 2005, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 ("FIN 47"). This Interpretation clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. The implementation of FIN 47 did not change the application of the guidance implemented under SFAS No. 143 in relation to our facts and circumstances. The impact of the adoption of SFAS No. 143 on us is discussed below by segment.

        We have included $1.4 million of our total asset retirement obligations as of December 31, 2007 in the caption "Current Liabilities: Other," $2.8 million related to our NGPL operations in the caption "Liabilities Held for Sale, Non-Current" and the remaining $50.8 million in the caption "Other Liabilities and Deferred Credits: Other" in the accompanying Consolidated Balance Sheet. A reconciliation of the changes in our accumulated asset retirement obligations for the seven months ended December 31, 2007, the five months ended May 31, 2007 and year ended December 31, 2006 is as follows:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Balance at Beginning of Period	$53.1	$52.5	$3.2
KMP ARO Consolidated into Knight Inc.(1)	n/a	n/a	43.2
Additions	1.2	0.2	6.8
Liabilities Settled	(0.8)	(0.7)	(3.2)
Accretion Expense	1.5	1.1	2.5

Balance at End of Period	$55.0	$53.1	$52.5

(1)
Represents asset retirement obligation balances of Kinder Morgan Energy Partners as of December 31, 2005. Due to our adoption of EITF No. 04-5, beginning January 1, 2006, the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

  accounts and balances of Kinder Morgan Energy Partners are included in our consolidated results as discussed in Note 1(B).

        In general, within the NGPL business segment, the system is composed of underground piping, compressor stations and associated facilities, natural gas storage facilities and certain other facilities and equipment. Except as discussed following, we have no plans to abandon any of these facilities, the majority of which have been providing utility service for many years, making it impossible to determine the timing of any potential retirement expenditures. Notwithstanding our current intentions, in general, if we were to cease utility operations in total or in any particular area, we would be permitted to abandon the underground piping in place, but would have to remove our surface facilities from land belonging to our customers or others. We would generally have no obligations for removal or remediation with respect to equipment and facilities, such as compressor stations, located on land we own.

        NGPL has various condensate drip tanks located throughout the system, storage wells located within the storage fields, laterals no longer integral to the overall mainline transmission system, compressor stations which are no longer active, and other miscellaneous facilities, all of which have been officially abandoned. Additionally, in August 2007, BP notified Canyon Creek Compression Company ("Canyon Creek") of its decision to discontinue operations at the Whitney Plant, by October 1, 2007. As of September 4, 2007, BP has ceased operations at its Whitney Canyon Gas Plant, which is located near Evanston, Wyoming. The Whitney Plant is the exclusive source of gas compressed at Canyon Creek's facility. For these facilities, it is possible to reasonably estimate the timing of the payment of obligations associated with their retirement. The recognition of the NGPL and Canyon Creek obligations has resulted in a combined liability and associated asset of approximately $2.8 million as of December 31, 2007. These balances represent the present value of those future obligations for which we are able to make reasonable estimations of the current fair value due to, as discussed above, our ability to estimate the timing of the incurrence of the expenditures. The remainder of NGPL's asset retirement obligations have not been recorded due to our inability, as discussed above, to reasonably estimate when they will be settled in cash. As discussed in Note 1(M), we have sold an 80% ownership interest in our NGPL business segment.

        In the CO2—KMP business segment, we are required to plug and abandon oil and gas wells that have been removed from service and to remove our surface wellhead equipment and compressors. As of December 31, 2007, we have recognized asset retirement obligations relating to these requirements at existing sites within the CO2—KMP segment in the aggregate amount of $49.2 million.

        In the Natural Gas Pipelines—KMP business segment, if we were to cease providing utility services, we would be required to remove surface facilities from land belonging to our customers and others. The Texas intrastate natural gas pipeline group has various condensate drip tanks and separators located throughout its natural gas pipeline systems, as well as one inactive gas processing plant, various laterals and gathering systems which are no longer integral to the overall mainline transmission systems, and asbestos-coated underground pipe which is being abandoned and retired. The Kinder Morgan Interstate Gas Transmission system has compressor stations which are no longer active and other miscellaneous facilities, all of which have been officially abandoned. We believe we can reasonably estimate both the time and costs associated with the retirement of these facilities. As of December 31, 2007, we have recognized asset retirement obligations relating to the businesses within the Natural Gas Pipelines—KMP segment in the aggregate amount of $3.0 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

        Subsequent to the January 2008 sale of the Colorado power generation assets (see Note 19), the remaining facilities utilized in our power generation activities consist of the Jackson, Michigan power plant (which we do not own but we operate and maintain a preferred interest in) and a gas-fired power facility in Snyder, Texas (which we own and operate and which is located on land that we also own) that provides electricity to Kinder Morgan Energy Partners' SACROC operations. With respect to the Jackson, Michigan power plant, we have no obligation for any asset retirement obligation that may exist or arise. With respect to the Snyder, Texas power plant, we have no asset retirement obligation with respect to those facilities. Thus, our power generation activities do not give rise to any asset retirement obligations.

  (O)
  Gas Imbalances and Gas Purchase Contracts

        We value gas imbalances due to or due from interconnecting pipelines at the lower of cost or market. Gas imbalances represent the difference between customer nominations and actual gas receipts from and gas deliveries to our interconnecting pipelines and shippers under various operational balancing and shipper imbalance agreements. Natural gas imbalances are settled in cash or made up in-kind subject to the pipelines' various terms.

  (P)
  Interest Expense

        Total interest expense as presented in the accompanying Consolidated Statements of Operations is comprised of the following.

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Interest Expense	$609.7	$264.1	$582.3	$148.7
Capitalized Interest(1)	(25.5)	(12.2)	(23.3)	(1.2)

Interest Expense, Net	584.2	251.9	559.0	147.5
Interest Expense—Preferred Interest in General Partner of KMP	3.6	—	—	—
Interest Expense—Deferrable Interest Debentures	12.8	9.1	21.9	21.9

Total Interest Expense	$600.6	$261.0	$580.9	$169.4

(1)
Includes the debt component of the allowance for funds used during construction for our regulated utility operations, which are accounted for in accordance with the provisions of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation.

        "Interest Expense-Net" as presented in the in the accompanying Consolidated Statements of Operations includes approximately $194.4 million of interest expense for the seven months ended December 31, 2007 related to the increased debt incurred in the Going Private transaction (See Note 1(B)). Included in "Interest Expense-Net" in 2006 is $332.0 million relating to the inclusion of the results of operations of Kinder Morgan Energy Partners in our consolidated results as required by EITF No. 04-5 which, as discussed in Note 1(B), became effective and was implemented on January 1,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

2006 and $67.8 million relating to eleven months of additional net interest expense associated with the acquisition of Terasen, which was effective November 30, 2005 (see Note 4).

  (Q) Other, Net

        "Other, Net" as presented in the accompanying Consolidated Statements of Operations includes a $14.5 million and a $3.3 million unrealized gain on exchange rate fluctuations for the seven months ended December 31, 2007 and the five months ended May 31, 2007, respectively, and $4.2 million and $9.3 million of interest income for the seven months ended December 31, 2007 and the five months ended May 31, 2007, respectively. Included in "Other, Net" in 2006 is a $22.5 million net loss on currency transactions. This 2006 net loss on currency transactions was partially offset by $6.2 million of interest income and $8.0 million in net gains on contract settlements. Included in "Other, Net" in 2005 is a $78.5 million gain on sales of Kinder Morgan Management shares that we owned, which transactions are discussed in Note 5, and a $15.0 million charge for our charitable contribution to the Kinder Morgan Foundation.

  (R) Cash Flow Information

        We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. "Other, Net," presented as a component of "Net Cash Flows From Operating Activities" in the accompanying Consolidated Statements of Cash Flows includes, among other things, non-cash charges and credits to income including amortization of deferred revenue and amortization of gains and losses realized on the termination of interest rate swap agreements; see Note 11.

ADDITIONAL CASH FLOW INFORMATION

Changes in Working Capital Items
(Net of Effects of Acquisitions and Sales)
Increase (Decrease) in Cash and Cash Equivalents

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Accounts Receivable	$(64.3)	$(31.9)	$192.5	$(15.1)
Materials and Supplies Inventory	(8.1)	(1.7)	(0.5)	(0.1)
Other Current Assets	(65.2)	0.5	103.2	(52.0)
Accounts Payable	68.7	26.3	(243.4)	6.6
Income Tax Benefits from Employee Benefit Plans	—	—	—	22.0
Other Current Liabilities	172.9	(196.1)	28.2	25.2

	$104.0	$(202.9)	$80.0	$(13.4)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Supplemental Disclosures of Cash Flow Information

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Cash Paid for:
Interest (Net of Amount Capitalized)	$586.5	$381.8	$731.6	$184.0

Income Taxes Paid (Net of Refunds)(1)	$146.4	$133.3	$314.9	$204.0

(1)
Income taxes paid includes taxes paid related to prior periods.

        As discussed in Note 1(B), due to our adoption of EITF No. 04-5, beginning January 1, 2006, the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our consolidated financial statements and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Therefore, we have included Kinder Morgan Energy Partners' cash and cash equivalents at December 31, 2005 of $12.1 million as an "Effect of Accounting Change on Cash" in the accompanying Consolidated Statement of Cash Flows.

        During the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006, we acquired $1.2 million, $18.5 million and $6.1 million, respectively, of assets by the assumption of liabilities.

        Non-cash investing activities during the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006 include the accrual for construction costs of $83.0 million, $4.9 million and $70.5 million, respectively..

        In December 2006, Kinder Morgan Energy Partners contributed 34,627 common units, representing approximately $1.7 million of value, as partial consideration for the acquisition of Devco USA L.L.C.

        In March 2006, Kinder Morgan Energy Partners made a $17.0 million contribution of net assets to its investment in Coyote Gulch.

        On November 30, 2005, we contributed 12.5 million shares of our common stock, representing approximately $1.1 billion of value, as partial consideration for the acquisition of Terasen Inc. The fair values of non-cash assets acquired and liabilities assumed were $7.4 billion and $4.2 billion, respectively. See Note 4.

        Distributions received by our Kinder Morgan Management, LLC subsidiary from its investment in i-units of Kinder Morgan Energy Partners are in the form of additional i-units, while distributions made by Kinder Morgan Management, LLC to its shareholders are in the form of additional Kinder Morgan Management, LLC shares, see Note 3.

        As discussed in Note 13 following, during the years ended December 31, 2006 and 2005, we made non-cash grants of restricted shares of common stock.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

  (S) Transactions with Related Parties

        Due to our implementation of EITF No. 04-5, we have included Kinder Morgan Energy Partners and its consolidated subsidiaries as consolidated subsidiaries in our consolidated financial statements effective January 1, 2006.

  Knight Holdco LLC

        In accordance with SFAS No. 123R, our parent, Knight Holdco LLC is required to recognize compensation expense in connection with its Class A-1 and Class B units over the expected life of such units. As a subsidiary of Knight Holdco LLC, we and certain of our subsidiaries are allocated this compensation expense, which totaled $4.4 million for the seven months ended December 31, 2007, although none of us or any of our subsidiaries have any obligation, nor do we expect, to pay any amounts in respect of such units.

  Plantation Pipe Line Company

        Kinder Morgan Energy Partners has a seven-year note receivable bearing interest at the rate of 4.72% per annum from Plantation Pipe Line Company, its 51.17%-owned equity investee. The outstanding note receivable balance was $89.7 million and $93.1 million as of December 31, 2007 and December 31, 2006, respectively. Of these amounts, $2.4 million and $3.4 million are included within "Accounts, Notes and Interest Receivable, Net: Related Parties" on our consolidated balance sheets as of December 31, 2007 and December 31, 2006, respectively, and the remainder is included within "Notes Receivable-Related Parties" at each reporting date.

  Coyote Gas Treating, LLC

        Coyote Gas Treating, LLC, referred to as Coyote Gulch, is a joint venture that was organized in December 1996. The sole asset owned by Coyote Gulch is a 250 million cubic feet per day natural gas treating facility located in La Plata County, Colorado. Prior to the contribution of Kinder Morgan Energy Partners' ownership interest in Coyote Gulch to Red Cedar Gathering on September 1, 2006, discussed below, Kinder Morgan Energy Partners was the managing partner and owned a 50% equity interest in Coyote Gulch.

        As of January 1, 2006, Kinder Morgan Energy Partners had a $17.0 million note receivable from Coyote Gulch. The term of the note was month-to-month. In March 2006, the owners of Coyote Gulch agreed to transfer Coyote Gulch's notes payable to members' equity. Accordingly, Kinder Morgan Energy Partners contributed the principal amount of $17.0 million related to its note receivable to its equity investment in Coyote Gulch.

        On September 1, 2006, Kinder Morgan Energy Partners and the Southern Ute Tribe (owners of the remaining 50% interest in Coyote Gulch) agreed to transfer all of the members' equity in Coyote Gulch to the members' equity of Red Cedar Gathering Company, a joint venture organized in August 1994. Red Cedar owns and operates natural gas gathering, compression and treating facilities in the Ignacio Blanco Field in La Plata County, Colorado, and is owned 49% by Kinder Morgan Energy Partners and 51% by the Southern Ute Tribe. Under the terms of a five-year operating lease agreement that became effective January 1, 2002, Red Cedar also operates the gas treating facility owned by Coyote Gulch and is responsible for all operating and maintenance expenses and capital costs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

        Accordingly, on September 1, 2006, Kinder Morgan Energy Partners and the Southern Ute Tribe contributed the value of their respective 50% ownership interests in Coyote Gulch to Red Cedar, and as a result, Coyote Gulch became a wholly owned subsidiary of Red Cedar. The value of Kinder Morgan Energy Partners' 50% equity contribution from Coyote Gulch to Red Cedar on September 1, 2006 was $16.7 million, and this amount remains included within "Investments: Other" in our accompanying Consolidated Balance Sheet as of December 31, 2007.

        The "Accounts Receivable, Net—Related Parties" balances shown in the accompanying Consolidated Balance Sheets primarily represent balances with Plantation Pipeline Company at December 31, 2007 and 2006.

        Related-party operating revenues are included in the accompanying Consolidated Statements of Operations as follows:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Natural Gas Transportation and Storage	$6.7	$4.5	$6.1	$4.4
Natural Gas Sales	—	—	—	9.4
Other Revenues	—	—	—	1.6

Total Related-party Operating Revenues	$6.7	$4.5	$6.1	$15.4

        During 2007 and 2006, related-party operating revenues were primarily attributable to Horizon Pipeline Company and Plantation Pipeline Company. During 2005, when we accounted for Kinder Morgan Energy Partners under the equity method, related-party revenues were primarily attributable to Horizon Pipeline Company and entities owned by Kinder Morgan Energy Partners.

        The caption "Purchases and Other Costs of Sales" in the accompanying Consolidated Statements of Operations includes related-party costs totaling $0.8 million, $0.3 million, $1.5 million and $25.3 million for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the years ended December 31, 2006 and 2005, respectively. Related-party costs during 2005, when we accounted for Kinder Morgan Energy Partners under the equity method, primarily related to natural gas transportation and storage services and natural gas provided by entities owned by Kinder Morgan Energy Partners.

  (T) Accounting for Risk Management Activities

        We utilize energy derivatives for the purpose of mitigating our risk resulting from fluctuations in the market price of natural gas, natural gas liquids, crude oil and associated transportation. We also utilize interest rate swap agreements to mitigate our exposure to changes in the fair value of our fixed rate debt agreements and cross-currency interest rate swap agreements to mitigate foreign currency risk from our investments in businesses owned and operated outside the United States. Our accounting policy for these activities is in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and related pronouncements. This policy is described in detail in Note 11.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

  (U) Income Taxes

        Income tax expense is recorded based on an estimate of the effective tax rate in effect or to be in effect during the relevant periods. Deferred income tax assets and liabilities are recognized for temporary differences between the basis of assets and liabilities for financial reporting and tax purposes. Changes in tax legislation are included in the relevant computations in the period in which such changes are effective. Deferred tax assets are reduced by a valuation allowance for the amount of any tax benefit we do not expect to be realized. Note 9 contains information about our income taxes, including the components of our income tax provision and the composition of our deferred income tax assets and liabilities.

  (V) Environmental Matters

        We expense or capitalize, as appropriate, environmental expenditures that relate to current operations. We expense expenditures that relate to an existing condition caused by past operations, which do not contribute to current or future revenue generation. We do not discount environmental liabilities to a net present value, and we record environmental liabilities when environmental assessments and/or remedial efforts are probable and we can reasonably estimate the costs. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We recognize receivables for anticipated associated insurance recoveries when such recoveries are deemed to be probable.

        We routinely conduct reviews of potential environmental issues and claims that could impact our assets or operations. These reviews assist us in identifying environmental issues and estimating the costs and timing of remediation efforts. We also routinely adjust our environmental liabilities to reflect changes in previous estimates. In making environmental liability estimations, we consider the material effect of environmental compliance, pending legal actions against us, and potential third-party liability claims. Often, as the remediation evaluation and effort progresses, additional information is obtained, requiring revisions to estimated costs. These revisions are reflected in our income in the period in which they are reasonably determinable. For more information on our environmental matters, see Note 17.

  (W) Legal

        We are subject to litigation and regulatory proceedings as the result of our business operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments or settlements. In general, we expense legal costs as incurred and all recorded legal liabilities are revised as better information becomes available. When we identify specific litigation that is expected to continue for a significant period of time and require substantial expenditures, we identify a range of possible costs expected to be required to litigate the matter to a conclusion or reach an acceptable settlement, and we accrue for such amounts. To the extent that actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected. For more information on our legal disclosures, see Note 17.

  (X) Accounting for Minority Interests

        Due to our implementation of EITF No. 04-5, we have included Kinder Morgan Energy Partners and its consolidated subsidiaries as consolidated subsidiaries in our consolidated financial statements effective January 1, 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

        The caption "Minority Interests in Equity of Subsidiaries" in our Consolidated Balance Sheets is comprised of the following balances:

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
Kinder Morgan Energy Partners	$1,616.0	$1,727.7
Kinder Morgan Management, LLC	1,657.7	1,328.4
Triton Power	29.2	25.9
Other	11.1	13.5

	$3,314.0	$3,095.5

        During the seven months ended December 31, 2007 and the five months ended May 31, 2007, Kinder Morgan Energy Partners paid distributions of $1.73 and $1.66 per common unit, respectively, of which $257.3 million and $246.6 million, respectively, was paid to the public holders (represented in minority interests) of Kinder Morgan Energy Partners' common units. On January 16, 2008, Kinder Morgan Energy Partners declared a quarterly distribution of $0.92 per common unit for the quarterly period ended December 31, 2007. The distribution was paid on February 14, 2008, to unitholders of record as of January 31, 2008.

  (Y) Foreign Currency Translation

        We translate our Canadian dollar denominated financial statements into United States dollars using the current rate method of foreign currency translation. Under this method, assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, revenue and expense items are translated at average rates of exchange for the period, and the exchange gains and losses arising on the translation of the financial statements are reflected as a separate component of Accumulated Other Comprehensive Income in the accompanying Consolidated Balance Sheet.

        Foreign currency transaction gains or losses, other than hedges of net investments in foreign companies, are included in results of operations. In 2006, we recorded net pre-tax losses of $22.5 million from foreign currency transactions and swaps. See Note 11 for information regarding our hedges of net investments in foreign companies.

2. Investment in Kinder Morgan Energy Partners, L.P.

        At December 31, 2007, we owned, directly, and indirectly in the form of i-units corresponding to the number of shares of Kinder Morgan Management we owned, approximately 30.0 million limited partner units of Kinder Morgan Energy Partners. These units, which consist of 14.4 million common units, 5.3 million Class B units and 10.3 million i-units, represent approximately 12.1% of the total limited partner interests of Kinder Morgan Energy Partners. See Note 3 for additional information regarding Kinder Morgan Management, LLC and Kinder Morgan Energy Partners' i-units. In addition, we are the sole common stockholder of the general partner of Kinder Morgan Energy Partners, which holds an effective 2% combined interest in Kinder Morgan Energy Partners and its operating partnerships. Together, our limited partner and general partner interests represented approximately 13.9% of Kinder Morgan Energy Partners' total equity interests at December 31, 2007. As of the close

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Investment in Kinder Morgan Energy Partners, L.P. (Continued)

of the Going Private transaction, our limited partner interests and our general partner interest represented an approximate 50% economic interest in Kinder Morgan Energy Partners. This difference results from the existence of incentive distribution rights held by the general partner shareholder.

        In conjunction with Kinder Morgan Energy Partners' acquisition of certain natural gas pipelines from us, we agreed to indemnify Kinder Morgan Energy Partners with respect to approximately $733.5 million of its debt. We would be obligated to perform under this indemnity only if Kinder Morgan Energy Partners' assets were unable to satisfy its obligations.

        Following is summarized financial information for Kinder Morgan Energy Partners for 2005, when we accounted for Kinder Morgan Energy Partners under the equity method. As discussed in Note 1(B), due to our adoption of EITF No. 04-5, beginning January 1, 2006, the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our consolidated financial statements and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Additional information regarding Kinder Morgan Energy Partners' results of operations and financial position are contained in its 2007 Annual Report on Form 10-K.

Summarized Income
Statement Information

Year Ended December 31, 2005
(In millions)
Operating Revenues	$9,787.1
Operating Expenses	8,773.6

Operating Income	$1,013.5

Net Income	$812.2

3. Kinder Morgan Management, LLC

        Kinder Morgan Management, LLC, referred to as Kinder Morgan Management, is a publicly traded Delaware limited liability company that was formed on February 14, 2001. Kinder Morgan G.P., Inc., of which we indirectly own all of the outstanding common equity, owns all of Kinder Morgan Management's voting shares. Kinder Morgan Management's shares (other than the voting shares we hold) are traded on the New York Stock Exchange under the ticker symbol "KMR". Kinder Morgan Management, pursuant to a delegation of control agreement, has been delegated, to the fullest extent permitted under Delaware law, all of Kinder Morgan G.P., Inc.'s power and authority to manage and control the business and affairs of Kinder Morgan Energy Partners, L.P., subject to Kinder Morgan G.P., Inc.'s right to approve certain transactions.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Kinder Morgan Management, LLC (Continued)

        On November 14, 2007, Kinder Morgan Management made a distribution of 0.017686 of its shares per outstanding share (1,258,778 total shares) to shareholders of record as of October 31, 2007, based on the $0.88 per common unit distribution declared by Kinder Morgan Energy Partners. On February 14, 2008, Kinder Morgan Management made a distribution of 0.017312 of its shares per outstanding share (1,253,951 total shares) to shareholders of record as of January 31, 2008, based on the $0.92 per common unit distribution declared by Kinder Morgan Energy Partners. These distributions are paid in the form of additional shares or fractions thereof calculated by dividing the Kinder Morgan Energy Partners' cash distribution per common unit by the average market price of a Kinder Morgan Management share determined for a ten-trading day period ending on the trading day immediately prior to the ex-dividend date for the shares. Kinder Morgan Management has paid share distributions totaling 4,430,806, 4,383,303 and 3,760,732 shares in the years ended December 31, 2007, 2006 and 2005, respectively.

        On May 15, 2007, Kinder Morgan Management issued 5.7 million listed shares in a public offering at a price of $52.26 per share. Kinder Morgan Management used the net proceeds of $297.9 million from the sale to purchase 5.7 million i-units from Kinder Morgan Energy Partners.

        At December 31, 2007, we owned 10.3 million Kinder Morgan Management shares representing 14.3% of Kinder Morgan Management's outstanding shares.

4. Business Combinations

        The following acquisitions were accounted for as business combinations and the assets acquired and liabilities assumed were recorded at their estimated fair market values as of the acquisition date. The preliminary allocation of purchase price to assets acquired (and any liabilities assumed) may be adjusted to reflect the final determined amounts during a period of time following the acquisition. Although the time that is required to identify and measure the fair value of the assets acquired and the liabilities assumed in a business combination will vary with circumstances, generally our allocation period ends when we no longer are waiting for information that is known to be available or obtainable. The results of operations from these acquisitions are included in our consolidated financial statements from the acquisition date.

Terasen

        On November 30, 2005, we completed the acquisition of Terasen and, accordingly, Terasen's results of operations are included in our consolidated results of operations beginning on that date. Terasen is an energy transportation and utility services provider headquartered in Burnaby, British Columbia, Canada. Terasen's two core businesses are its natural gas distribution business and its petroleum pipeline business. Terasen Gas is the largest distributor of natural gas in British Columbia, serving approximately 905,000 customers at December 31, 2006. Terasen Pipelines, which we have renamed Kinder Morgan Canada, owned and operated Trans Mountain Pipe Line prior to its transfer to Kinder Morgan Energy Partners (see Note 1(I)), which extends from Edmonton to Vancouver and Washington State. Terasen Pipelines (Corridor) Inc., which extends from the Alberta oilsands to Edmonton, is owned by Terasen. Kinder Morgan Canada also operates, and Terasen owns a one-third interest in, the Express System, which extends from Alberta to the U.S. Rocky Mountain region and Midwest. In 2007, we sold significant portions of Terasen (see Note 7).

        Pursuant to the Combination Agreement among us, one of our wholly owned subsidiaries, and Terasen, Terasen shareholders were able to elect, for each Terasen share held, either (i) C$35.75 in

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

cash, (ii) 0.3331 shares of Kinder Morgan common stock, or (iii) C$23.25 in cash plus 0.1165 shares of Kinder Morgan common stock. In the aggregate, we issued approximately 12.48 million shares of Kinder Morgan common stock and paid approximately C$2.49 billion (US$2.13 billion) in cash to Terasen securityholders.

        The acquisition was accounted for as a purchase and, accordingly, the assets acquired and liabilities assumed were recorded at their respective estimated fair market values as of the acquisition date. The calculation of the total purchase price and the allocation of that purchase price to the assets acquired and liabilities assumed based on their estimated fair market values is shown following.

The Total Purchase Price Consisted of the Following:	(In millions)
Total Market Value of Kinder Morgan, Inc. Common Shares Issued	$1,146.8
Cash Paid—U.S. Dollar Equivalent	2,134.3
Transaction Fees	15.7

Total Purchase Price	$3,296.8

The Allocation of the Purchase Price was as Follows:	(In millions)
Current Assets	$812.7
Goodwill	1,990.4
Investments	504.8
Property, Plant and Equipment	3,592.7
Deferred Charges and Other Assets	602.4
Current Liabilities	(1,517.8)
Deferred Income Taxes	(667.2)
Other Deferred Credits	(264.5)
Long-term Debt	(1,756.7)

$3,296.8

        The final allocation of the purchase price resulted in the recording of $1.99 billion of total goodwill, which we do not expect to be deductible for income tax purposes. During 2006, the allocation to goodwill increased by approximately $100 million, primarily related to revisions in the estimated fair value of regulated assets. There were a number of factors contributing to the total purchase price that resulted in our recognition of goodwill from this transaction, including: a stable portfolio of natural gas distribution assets; potential future deregulation or unbundling of natural gas distribution services; expected increases in Canadian oilsands production and worldwide oil demand and the potential for expansion projects with attractive overall returns combined with our ability to capitalize on those projects due to our expertise in developing and operating energy-related assets. The allocation of goodwill to reporting segments was as follows:

Allocation of Goodwill:	(In millions)
Terasen Gas	$1,334.3
Kinder Morgan Canada	656.1

$1,990.4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        In consideration of the Terasen Inc. sales agreement entered into in February 2007, which was closed on May 17, 2007 (see Note 7), and the transfer of Trans Mountain pipeline system to Kinder Morgan Energy Partners on April 30, 2007 (see Note 5), significant portions of this goodwill were considered impaired and charges were recorded in 2006 and 2007, respectively (see Note 6).

Entrega Gas Pipeline LLC

        Effective February 23, 2006, Rockies Express Pipeline LLC acquired Entrega Gas Pipeline LLC from EnCana Corporation for $244.6 million in cash. West2East Pipeline LLC is a limited liability company and is the sole owner of Rockies Express Pipeline LLC. Kinder Morgan Energy Partners contributed 66 2/3% of the consideration for this purchase, which corresponded to its percentage ownership of West2East Pipeline LLC at that time. At the time of acquisition, Sempra Energy held the remaining 33 1/3% ownership interest and contributed this same proportional amount of the total consideration.

        With regard to Rockies Express Pipeline LLC's acquisition of Entrega Gas Pipeline LLC, the allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$244.6
Liabilities Assumed	—

Total Purchase Price	$244.6

Allocation of Purchase Price:
Current Assets	$—
Property, Plant and Equipment	244.6
Deferred Charges and Other Assets	—

$244.6

        On the acquisition date, Entrega Gas Pipeline LLC owned the Entrega Pipeline, an interstate natural gas pipeline that will, when fully constructed, consist of two segments: (i) a 136-mile, 36-inch diameter pipeline that extends from the Meeker Hub in Rio Blanco County, Colorado to the Wamsutter Hub in Sweetwater County, Wyoming and (ii) a 191-mile, 42-inch diameter pipeline that extends from the Wamsutter Hub to the Cheyenne Hub in Weld County, Colorado. In the first quarter of 2006, EnCana Corporation completed construction of the pipeline segment that extends from the Meeker Hub to the Wamsutter Hub, and interim service began on that portion of the pipeline on February 24, 2006. Under the terms of the purchase and sale agreement, Rockies Express Pipeline LLC constructed the segment that extends from the Wamsutter Hub to the Cheyenne Hub. Construction on this pipeline segment began in the second quarter of 2006, and both pipeline segments were placed into service on February 14, 2007.

        In April 2006, Rockies Express Pipeline LLC merged with and into Entrega Gas Pipeline LLC, and the surviving entity was renamed Rockies Express Pipeline LLC. Going forward, the entire pipeline system (including the lines currently being developed by Rockies Express Pipeline LLC) will be known as the Rockies Express Pipeline. The combined 1,679-mile pipeline system will be one of the largest natural gas pipelines ever constructed in North America. The approximately $4.9 billion project will

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

have the capability to transport 1.8 billion cubic feet per day of natural gas, and binding firm commitments have been secured for virtually all of the pipeline capacity.

        On June 30, 2006, ConocoPhillips exercised its option to acquire a 25% ownership interest in West2East Pipeline LLC. On that date, a 24% ownership interest was transferred to ConocoPhillips, and an additional 1% interest will be transferred once construction of the entire project is completed. Through Kinder Morgan Energy Partners' subsidiary Kinder Morgan W2E Pipeline LLC, Kinder Morgan Energy Partners will continue to operate the project but its ownership interest decreased to 51% of the equity in the project (down from 66 2/3%). Sempra's ownership interest in West2East Pipeline LLC decreased to 25% (down from 33 1/3%). When construction of the entire project is completed, Kinder Morgan Energy Partners' ownership interest will be reduced to 50% at which time the capital accounts of West2East Pipeline LLC will be trued up to reflect our 50% economics in the project. We do not anticipate any additional changes in the ownership structure of the Rockies Express Pipeline project.

        West2East Pipeline LLC qualifies as a variable interest entity as defined by Financial Accounting Standards Board Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51 ("FIN 46R"), due to the fact that the total equity at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, including equity holders. Furthermore, following ConocoPhillips' acquisition of its ownership interest in West2East Pipeline LLC on June 30, 2006, Kinder Morgan Energy Partners receives 50% of the economics of the Rockies Express project on an ongoing basis, and thus, effective June 30, 2006, Kinder Morgan Energy Partners was no longer considered the primary beneficiary of this entity as defined by FIN 46R. Accordingly, on that date, we made the change in accounting for the investment in West2East Pipeline LLC from full consolidation to the equity method following the decrease in Kinder Morgan Energy Partners' ownership percentage.

        Under the equity method, the costs of the investment in West2East Pipeline LLC are recorded within the "Investments: Other" caption on our consolidated balance sheet and as changes in the net assets of West2East Pipeline LLC occur (for example, earnings and dividends), we recognize our proportional share of that change in the "Investments" account. We also record our proportional share of any accumulated other comprehensive income or loss within the "Accumulated Other Comprehensive Loss" caption on our Consolidated Balance Sheet.

        In addition, Kinder Morgan Energy Partners has guaranteed its proportionate share of West2East Pipeline LLC's debt entered into by Rockies Express Pipeline LLC. See Note 14 for additional information regarding Rockies Express Pipeline LLC's debt.

April 2006 Oil and Gas Properties

        On April 5, 2006, Kinder Morgan Production Company L.P. purchased various oil and gas properties from Journey Acquisition—I, L.P. and Journey 2000, L.P. for an aggregate consideration of approximately $63.6 million, consisting of $60.0 million in cash and $3.6 million in assumed liabilities. The acquisition was effective March 1, 2006. However, Kinder Morgan Energy Partners divested certain acquired properties that are not considered candidates for carbon dioxide enhanced oil recovery, thus reducing the total investment. Kinder Morgan Energy Partners received proceeds of approximately $27.1 million from the sale of these properties.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        The properties are primarily located in the Permian Basin area of West Texas, produce approximately 400 barrels of oil equivalent per day, and include some fields with potential for enhanced oil recovery development near Kinder Morgan Energy Partners' current carbon dioxide operations. The acquired operations are included as part of the CO2—KMP business segment.

        The allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$60.0
Liabilities Assumed	3.6

Total Purchase Price	$63.6

Allocation of Purchase Price:
Current Assets	$0.1
Property, Plant and Equipment	63.5

$63.6

April 2006 Terminal Assets

        In April 2006, Kinder Morgan Energy Partners acquired terminal assets and operations from A&L Trucking, L.P. and U.S. Development Group in three separate transactions for an aggregate consideration of approximately $61.9 million, consisting of $61.6 million in cash and $0.3 million in assumed liabilities.

        The first transaction included the acquisition of equipment and infrastructure on the Houston Ship Channel that loads and stores steel products. The acquired assets complement Kinder Morgan Energy Partners' nearby bulk terminal facility purchased from General Stevedores, L.P. in July 2005. The second acquisition included the purchase of a rail terminal at the Port of Houston that handles both bulk and liquids products. The rail terminal complements Kinder Morgan Energy Partners' existing Texas petroleum coke terminal operations and maximizes the value of its existing deepwater terminal by providing customers with both rail and vessel transportation options for bulk products. Thirdly, Kinder Morgan Energy Partners acquired the entire membership interest of Lomita Rail Terminal LLC, a limited liability company that owns a high-volume rail ethanol terminal in Carson, California. The terminal serves approximately 80% of the Southern California demand for reformulated fuel blend ethanol with expandable offloading/distribution capacity, and the acquisition expanded Kinder Morgan Energy Partners' existing rail transloading operations. All of the acquired assets are included in the Terminals—KMP business segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        The allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$61.6
Liabilities Assumed	0.3

Total Purchase Price	$61.9

Allocation of Purchase Price:
Current Assets	$0.5
Property, Plant and Equipment	43.6
Goodwill	17.8

$61.9

        A total of $17.8 million of goodwill was assigned to the Terminals—KMP business segment and the entire amount is expected to be deductible for tax purposes. Kinder Morgan Energy Partners believes these acquisitions resulted in the recognition of goodwill due to the fact that the purchase price allocations agreed upon by Kinder Morgan Energy Partners and the sellers reflected purchase costs exceeding the fair values of the acquired identifiable net assets and liabilities.

November 2006 Transload Services, LLC

        Effective November 20, 2006, Kinder Morgan Energy Partners acquired all of the membership interests of Transload Services, LLC from Lanigan Holdings, LLC for an aggregate consideration of approximately $16.6 million, consisting of $15.8 million in cash and $0.8 million of assumed liabilities. Transload Services, LLC is a leading provider of innovative, high quality material handling and steel processing services, operating 14 steel-related terminal facilities located in the Chicago metropolitan area and various cities in the United States. Its operations include transloading services, steel fabricating and processing, warehousing and distribution, and project staging. Specializing in steel processing and handling, Transload Services can inventory product, schedule shipments and provide customers cost-effective modes of transportation. The combined operations include over 92 acres of outside storage and 445,000 square feet of covered storage that offers customers environmentally controlled warehouses with indoor rail and truck loading facilities for handling temperature and humidity sensitive products. The acquired assets are included in the Terminals—KMP business segment, and the acquisition further expanded and diversified Kinder Morgan Energy Partners' existing terminals' materials services (rail transloading) operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        The allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$15.8
Liabilities Assumed	0.8

Total Purchase Price	$16.6

Allocation of Purchase Price:
Current Assets	$1.6
Property, Plant and Equipment	6.6
Goodwill	8.4

$16.6

        A total of $8.4 million of goodwill was assigned to the Terminals—KMP business segment, and the entire amount is expected to be deductible for tax purposes. Kinder Morgan Energy Partners believes this acquisition resulted in the recognition of goodwill primarily due to the fact that it establishes a business presence in several key markets, taking advantage of the non-residential and highway construction demand for steel that contributed to our acquisition price exceeding the fair value of acquired identifiable net assets and liabilities—in the aggregate, these factors represented goodwill.

December 2006 Devco USA L.L.C.

        Effective December 1, 2006, Kinder Morgan Energy Partners acquired all of the membership interests in Devco USA L.L.C., an Oklahoma limited liability company, for an aggregate consideration of approximately $7.3 million, consisting of $4.8 million in cash, $1.6 million in common units, and $0.9 million of assumed liabilities. The primary asset acquired was a technology based identifiable intangible asset, a proprietary process that transforms molten sulfur into premium solid formed pellets that are environmentally friendly, easy to handle and store, and safe to transport. The process was developed internally by Devco's engineers and employees. Devco, a Tulsa, Oklahoma based company, has more than 20 years of sulfur handling expertise and Kinder Morgan Energy Partners believes the acquisition and subsequent application of this acquired technology complements its existing dry-bulk terminal operations. Kinder Morgan Energy Partners allocated $6.5 million of the total purchase price to the value of this intangible asset, which is included as part of the Terminals—KMP business segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        The allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$4.8
Issuance of Common Units	1.6
Liabilities Assumed	0.9

Total Purchase Price	$7.3

Allocation of Purchase Price:
Current Assets	$0.8
Deferred Charges and Other Assets	6.5

$7.3

December 2006 Roanoke, Virginia Products Terminal

        Effective December 15, 2006, Kinder Morgan Energy Partners acquired a refined petroleum products terminal located in Roanoke, Virginia from Motiva Enterprises, LLC for approximately $6.4 million in cash. The terminal has storage capacity of approximately 180,000 barrels per day for refined petroleum products like gasoline and diesel fuel. The terminal is served exclusively by the Plantation Pipeline and Motiva has entered into a long-term contract to use the terminal. The acquisition complemented the other refined products terminals Kinder Morgan Energy Partners owns in the southeastern region of the United States, and the acquired terminal is included as part of the Products Pipelines—KMP business segment.

        The allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$6.4
Liabilities Assumed	—

Total Purchase Price	$6.4

Allocation of Purchase Price:
Property, Plant and Equipment	$6.4

$6.4

January 2007 Interest in Cochin Pipeline

        Effective January 1, 2007, Kinder Morgan Energy Partners acquired the remaining approximate 50.2% interest in the Cochin pipeline system that it did not already own for an aggregate consideration of approximately $47.8 million, consisting of $5.5 million in cash and a note payable having a fair value of $42.3 million. As part of the transaction, the seller also agreed to reimburse Kinder Morgan Energy Partners for certain pipeline integrity management costs over a five-year period in an aggregate amount not to exceed $50 million. Upon closing, Kinder Morgan Energy Partners became the operator of the pipeline.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        The Cochin Pipeline is a multi-product liquids pipeline consisting of approximately 1,900 miles of 12-inch diameter pipe operating between Fort Saskatchewan, Alberta, and Windsor, Ontario, Canada. The entire Cochin pipeline system traverses three provinces in Canada and seven states in the United States, serving the Midwestern United States and eastern Canadian petrochemical and fuel markets. Its operations are included as part of the Products Pipelines—KMP business segment.

        As of December 31, 2007, our allocation of the purchase price was preliminary, pending final determination of deferred income tax balances at the time of acquisition. We expect these final purchase price adjustments to be in the first quarter of 2008.

        The preliminary allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$5.5
Notes Payable (Fair Value)	42.3

Total Purchase Price	$47.8

Allocation of Purchase Price:
Property, Plant and Equipment	$47.8

$47.8

May 2007 Vancouver Wharves Terminal

        On May 30, 2007, Kinder Morgan Energy Partners purchased the Vancouver Wharves bulk marine terminal from British Columbia Railway Company, a crown corporation owned by the Province of British Columbia, for aggregate consideration of $57.2 million, consisting of $38.8 million in cash and $18.4 million in assumed liabilities.

        The Vancouver Wharves facility is located on the north shore of the Port of Vancouver's main harbor and includes five deep-sea vessel berths situated on a 139-acre site. The terminal assets include significant rail infrastructure, dry bulk and liquid storage and material handling systems, which allow the terminal to handle over 3.5 million tons of cargo annually. Vancouver Wharves also has access to three major rail carriers connecting to shippers in western and central Canada and the U.S. Pacific Northwest. The acquisition both expanded and complemented Kinder Morgan Energy Partners' existing terminal operations and all of the acquired assets are included in the Terminals—KMP business segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        The preliminary allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$38.8
Assumed Liabilities	18.4

Total Purchase Price	$57.2

Allocation of Purchase Price:
Current Assets	$6.5
Property, Plant and Equipment	50.7

$57.2

September 2007 Marine Terminals, Inc.

        Effective September 1, 2007, Kinder Morgan Energy Partners acquired certain bulk terminals assets from Marine Terminals, Inc. for an aggregate consideration of approximately $101.5 million, consisting of $100.3 million in cash and an assumed liability of $1.2 million. The acquired assets and operations are primarily involved in the handling and storage of steel and alloys, and also provide stevedoring and harbor services, scrap handling, and scrap processing services to customers in the steel and alloys industry. The operations consist of two separate facilities located in Blytheville, Arkansas, and individual terminal facilities located in Decatur, Alabama; Hertford, North Carolina, and Berkley, South Carolina. Combined, the five facilities handled approximately 13.4 million tons of steel products in 2006. Under long-term contracts, the acquired terminal facilities will continue to provide handling, processing, harboring and warehousing services to Nucor Corporation, one of the nation's largest steel and steel products companies.

        As of December 31, 2007, we have preliminarily allocated $60.8 million of the combined purchase price to "Property, Plant and Equipment, Net". The $40.5 million allocated to deferred charges and other assets included $39.7 million of intangible assets, representing the fair value of intangible customer relationships which encompass both the contractual life of customer contracts plus any future customer relationship value beyond the contract life. We expect to make further purchase price adjustments to the acquired assets in the first half of 2008 based on further analysis of fair values. The acquisition both expanded and complemented Kinder Morgan Energy Partners' existing ferro alloy terminal operations and will provide Nucor and other customers further access to its growing national network of marine and rail terminals. All of the acquired assets are included in the Terminals—KMP business segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Business Combinations (Continued)

        The preliminary allocation of the purchase price to assets acquired and liabilities assumed was as follows (in millions):

Purchase Price:
Cash Paid, Including Transaction Costs	$100.3
Assumed Liabilities	1.2

Total Purchase Price	$101.5

Allocation of Purchase Price:
Current Assets	$0.2
Property, Plant and Equipment	60.8
Deferred Charges and Other	40.5

$101.5

Pro Forma Information

        Pro forma information regarding consolidated income statement information that assumes all of the acquisitions we have made and joint ventures we have entered into since January 1, 2006, including the ones listed above, had occurred as of January 1, 2006, is not materially different from the information presented in our accompanying Consolidated Statements of Operations.

5. Investments and Sales

        In March 2008, Kinder Morgan Energy Partners completed a public offering of 5,750,000 of its common units (see Note 19).

        In January 2008, we completed the sale of our interests in three natural gas-fired power plants in Colorado (see Note 19).

        During 2007, we completed the sales of (i) our U.S.-based retail natural gas distribution and related operations, (ii) Terasen Inc., our Canada-based retail natural gas distribution operations, which, in prior filings, we referred to as the Terasen Gas business segment, and (iii) Terasen Pipelines (Corridor) Inc. Additionally, in 2007 Kinder Morgan Energy Partners completed the sale of its North System and its 50% ownership interest in the Heartland Pipeline Company. Note 7 contains additional information regarding these discontinued operations.

        On December 10, 2007, we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment to Myria for approximately $5.9 billion, subject to certain adjustments. Notes 1(M) and 19 contain additional information regarding this transaction.

        On December 5, 2007, Kinder Morgan Energy Partners issued, in a public offering, 7,130,000 of its common units, including common units sold pursuant to the underwriters' over-allotment option, at a price of $48.09 per common unit, less underwriting expenses, receiving total net proceeds of $342.9 million. This transaction had the associated effects of increasing our minority interests associated with Kinder Morgan Energy Partners by $330.1 million and reducing our (i) goodwill by $33.8 million, (ii) associated accumulated deferred income taxes by $7.6 million and (iii) paid-in capital by $13.4 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Investments and Sales (Continued)

        In December 2007, we sold the remainder of our surplus power equipment for $3.0 million (net of marketing fees.) We did not recognize any gain or loss associated with this sale.

        On May 15, 2007, Kinder Morgan Management issued 5.7 million listed shares in a public offering at a price of $52.26 per share. Kinder Morgan Management used the net proceeds of $297.9 million from the sale to purchase 5.7 million i-units from Kinder Morgan Energy Partners. This transaction had the associated effects of increasing our (i) minority interests associated with Kinder Morgan Energy Partners by $22.7 million, (ii) associated accumulated deferred income taxes by $1.9 million and (iii) paid-in capital by $3.4 million, and reducing our goodwill by $17.4 million.

        On April 18, 2007, we announced that Kinder Morgan Energy Partners would acquire the Trans Mountain pipeline system from us. Due to the inclusion of Kinder Morgan Energy Partners and its subsidiaries in our consolidated financial statements resulting from the implementation of EITF 04-5 (see Note 1(B)), we accounted for this transaction as a transfer of net assets between entities under common control as prescribed by SFAS No. 141, which is similar to the pooling-of-interests method of accounting. Therefore, following Kinder Morgan Energy Partners' acquisition of Trans Mountain from us on April 30, 2007, Kinder Morgan Energy Partners recognized the Trans Mountain assets and liabilities acquired at our carrying amounts (historical cost) at the date of transfer. As discussed in Note 6, based on an evaluation of the fair value of the Trans Mountain pipeline system, an estimated goodwill impairment charge of approximately $377.1 million was recorded in the first quarter of 2007.

        During 2007, Kinder Morgan Energy Partners made incremental investments of $202.7 million for its share of construction costs of the Rockies Express Pipeline. Kinder Morgan Energy Partners owns a 51% equity interest through West2East

        Pipeline LLC, a limited liability company that is the sole owner of Rockies Express Pipeline LLC. (See note 1(K) for further information regarding this equity investment.)

        During 2007, Kinder Morgan Energy Partners made incremental investments of $61.6 million for its share of construction costs of the Midcontinent Express Pipeline. Kinder Morgan Energy Partners owns a 50% equity interest in the approximate $1.3 billion, 500-mile interstate natural gas pipeline that will extend between Bennington, Oklahoma and Butler, Alabama.

        In December 2006, Kinder Morgan Energy Partners issued 34,627 common units as partial consideration for the acquisition of Devco USA L.L.C. This transaction had the associated effects of increasing our minority interests associated with Kinder Morgan Energy Partners by $1.57 million and reducing our (i) goodwill by $110,000, (ii) associated accumulated deferred income taxes by $11,411 and (iii) paid-in capital by $18,589.

        In December 2006, we sold power generation equipment for $13.3 million (net of marketing fees). We recognized a pre-tax gain of $1.2 million associated with this sale. During the first quarter of 2006, we sold power generation equipment for $7.5 million (net of marketing fees). We recognized a pre-tax gain of $1.5 million associated with this sale. This equipment was a portion of the equipment that became surplus as a result of our decision to exit the power development business.

        In August 2006, Kinder Morgan Energy Partners issued 5.75 million common units in a public offering at a price of $44.80 per common unit, receiving total net proceeds (after underwriting discount) of $248.0 million. This transaction had the associated effects of increasing our minority interests associated with Kinder Morgan Energy Partners by $236.8 million and reducing our

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Investments and Sales (Continued)

(i) goodwill by $18.8 million, (ii) associated accumulated deferred income taxes by $2.8 million and (iii) paid-in capital by $4.7 million.

        Effective April 1, 2006, Kinder Morgan Energy Partners sold its Douglas natural gas gathering system and its Painter Unit fractionation facility to Momentum Energy Group, LLC for approximately $42.5 million in cash. Kinder Morgan Energy Partners' investment in the net assets sold in this transaction, including all transaction related accruals, was approximately $24.5 million, most of which represented property, plant and equipment, and Kinder Morgan Energy Partners recognized approximately $18.0 million of gain on the sale of these net assets. Kinder Morgan Energy Partners used the proceeds from these asset sales to reduce the outstanding balance on its commercial paper borrowings.

        Additionally, upon the sale of Kinder Morgan Energy Partners' Douglas gathering system, Kinder Morgan Energy Partners reclassified a net loss of $2.9 million from "Accumulated Other Comprehensive Loss" into net income on those derivative contracts that effectively hedged uncertain future cash flows associated with forecasted Douglas gathering transactions. We included the net amount of the gain, $15.1 million, within the caption "Operating Costs and Expenses: Other Expenses (Income)" in our accompanying Consolidated Statement of Operations for the year ended December 31, 2006.

        The Douglas gathering system is comprised of approximately 1,500 miles of 4-inch to 16-inch diameter pipe that gathers approximately 26 million cubic feet per day of natural gas from approximately 650 active receipt points. Gathered volumes are processed at Kinder Morgan Energy Partners' Douglas plant (which Kinder Morgan Energy Partners retained), located in Douglas, Wyoming. As part of the transaction, Kinder Morgan Energy Partners executed a long-term processing agreement with Momentum Energy Group, LLC, which dedicates volumes from the Douglas gathering system to Kinder Morgan Energy Partners' Douglas processing plant. The Painter Unit, located near Evanston, Wyoming, consists of a natural gas processing plant and fractionator, a nitrogen rejection unit, a natural gas liquids terminal, and interconnecting pipelines with truck and rail loading facilities. Prior to the sale, Kinder Morgan Energy Partners leased the plant to BP, which operates the fractionator and the associated Millis terminal and storage facilities for its own account.

        On December 27, 2005, we sold 1,670,000 Kinder Morgan Management shares that we owned for approximately $74.2 million. We recognized a pre-tax gain of $22.2 million associated with this sale.

        On November 10, 2005, we sold 279,631 Kinder Morgan Management shares that we owned for approximately $13.0 million. We recognized a pre-tax gain of $4.2 million associated with this sale.

        On November 8, 2005, Kinder Morgan Energy Partners issued 2.6 million common units in a public offering at a price of $51.75 per common unit, receiving total net proceeds (after underwriting discount) of $130.1 million. We did not acquire any of these common units. This transaction reduced our percentage ownership of Kinder Morgan Energy Partners (at the time of the transactions) from approximately 16.2% to approximately 16.0% and had the associated effects of increasing our investment in the net assets of Kinder Morgan Energy Partners by $6.7 million and reducing our (i) equity method goodwill in Kinder Morgan Energy Partners by $9.0 million, (ii) associated accumulated deferred income taxes by $0.9 million and (iii) paid-in capital by $1.4 million. In addition, in November 2005, in order to maintain our 1% general partner interest in Kinder Morgan Energy Partners' operating partnerships, we made a contribution of approximately $1.3 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Investments and Sales (Continued)

        On October 31, 2005, we sold 1,586,965 Kinder Morgan Management shares that we owned for approximately $75.1 million. We recognized a pre-tax gain of $25.6 million associated with this sale.

        In August and September 2005, Kinder Morgan Energy Partners issued 5.75 million common units in a public offering at a price of $51.25 per common unit, receiving total net proceeds (after underwriting discount) of $283.6 million. We did not acquire any of these common units. In August 2005, Kinder Morgan Energy Partners issued 64,412 common units as partial consideration for the acquisition of General Stevedores, L.P. These issuances, collectively, reduced our percentage ownership of Kinder Morgan Energy Partners (at the time of the transactions) from approximately 17.3% to approximately 16.9% and had the associated effects of increasing our investment in the net assets of Kinder Morgan Energy Partners by $18.0 million and reducing our (i) equity method goodwill in Kinder Morgan Energy Partners by $21.2 million, (ii) associated accumulated deferred income taxes by $1.2 million and (iii) paid-in capital by $1.9 million. In addition, in August 2005, in order to maintain our 1% general partner interest in Kinder Morgan Energy Partners' operating partnerships, we made a contribution of approximately $2.6 million.

        On June 1, 2005, we sold 1,717,033 Kinder Morgan Management shares that we owned for approximately $75.0 million. We recognized a pre-tax gain of $22.0 million associated with this sale.

        In April 2005, Kinder Morgan Energy Partners issued 957,656 common units as partial consideration for the acquisition of seven bulk terminal operations. This transaction reduced our percentage ownership of Kinder Morgan Energy Partners (at the time of the transaction) from approximately 18.13% to approximately 18.06% and had the associated effects of increasing our investment in the net assets of Kinder Morgan Energy Partners by $2.9 million and reducing our (i) equity method goodwill in Kinder Morgan Energy Partners by $3.6 million, (ii) associated accumulated deferred income taxes by $0.3 million and (iii) paid-in capital by $0.4 million. In addition, in April 2005, in order to maintain our 1% general partner interest in Kinder Morgan Energy Partners' operating partnerships, we made a contribution of approximately $0.6 million.

        On January 31, 2005, we sold 413,516 Kinder Morgan Management shares that we owned for approximately $17.5 million. We recognized a pre-tax gain of $4.5 million associated with this sale.

6. Impairment of Assets

        On April 18, 2007, we announced that Kinder Morgan Energy Partners would acquire the Trans Mountain pipeline system from us. This transaction was completed April 30, 2007. This transaction caused us to evaluate the fair value of the Trans Mountain pipeline system, in determining whether goodwill related to these assets was impaired. Accordingly, based on our consideration of information obtained regarding the fair values of the Trans Mountain pipeline system assets, a goodwill impairment charge of $377.1 million was recorded in the first quarter of 2007.

        In February 2007, we entered into a definitive agreement, which closed on May 17, 2007 (see Note 7), to sell Terasen Inc. to Fortis, Inc., a Canada-based company with investments in regulated distribution utilities. Execution of this sale agreement constituted an event of the type that, under Generally Accepted Accounting Principles, required us to consider the market value indicated by the definitive sales agreement in our 2006 goodwill impairment evaluation. Accordingly, based on the fair values of these reporting unit(s) derived principally from this definitive sales agreement, an estimated goodwill impairment charge of approximately $650.5 million was recorded in the 2006 period and is

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Impairment of Assets (Continued)

reported in the accompanying Consolidated Statement of Operations for the year ended December 31, 2006 within the caption, "Income (Loss) from Discontinued Operations, Net of Tax."

        From 1998 until January 2008, we had an investment in a 76 megawatt gas-fired power generation facility located in Greeley, Colorado. We wrote off the remaining carrying value of this investment ($6.5 million) in the fourth quarter of 2005. We sold this investment in January 2008 (see Note 19).

        In the fourth quarter of 2006, we reduced the asset values of certain equipment associated with our power investment by $1.2 million when it was determined that this equipment could no longer be sold as complete units since the manufacturer, who had agreed to fabricate and provide site specific external materials upon the sale of the units, had declared bankruptcy. During 2006, we sold our turbines and a portion of certain associated equipment, and during 2007, sold our remaining inventory of associated equipment (see Note 5).

7. Discontinued Operations

        On October 5, 2007, Kinder Morgan Energy Partners announced that it had completed the previously announced sale of its North System and its 50% ownership interest in the Heartland Pipeline Company to ONEOK Partners, L.P. for approximately $298.6 million in cash. Due to the fair market revaluation resulting from the Going Private transaction (see Note 1(B)), the consideration of Kinder Morgan Energy Partners' sale of its North System was equal to our carrying value, therefore no gain or loss was recorded on this disposal transaction for the portion that we owned. The North System consists of an approximately 1,600-mile interstate common carrier pipeline system that delivers natural gas liquids and refined petroleum products from south central Kansas to the Chicago area. Also included in the sale are eight propane truck-loading terminals, located at various points in three states along the pipeline system, and one multi-product terminal complex located in Morris, Illinois. All of the assets are included in our Products Pipelines—KMP business segment.

        On March 5, 2007, we entered into a definitive agreement to sell Terasen Pipelines (Corridor) Inc. to Inter Pipeline Fund, a Canada-based company. Terasen Pipelines (Corridor) Inc. transports diluted bitumen from the Athabasca Oil Sands Project near Fort McMurray, Alberta, to the Scotford Upgrader near Fort Saskatchewan, Alberta. The sale did not include any other assets of Kinder Morgan Canada (formerly Terasen Pipelines). This transaction closed on June 15, 2007, for approximately $711 million (C$760 million) plus assumption of all construction debt. The consideration was equal to Terasen Pipelines (Corridor) Inc.'s carrying value, therefore no gain or loss was recorded on this disposal transaction.

        We closed the sale of Terasen Inc. to Fortis Inc. on May 17, 2007, for sales proceeds of approximately $3.4 billion (C$3.7 billion) including cash and assumed debt. The sale did not include assets of Kinder Morgan Canada (formerly Terasen Pipelines). We recorded a book gain on this disposition of $55.7 million in the second quarter of 2007. The sale resulted in a capital loss of $998.6 million for tax purposes. Approximately $223.3 million of this loss will be utilized to reduce capital gain principally associated with the sale of our U.S.-based retail gas operations (see below) resulting in a tax benefit of approximately $82.2 million. The remaining capital loss carryforward of $775.1 million expires in 2012. Based on a revised estimate of the fair values of this reporting unit based principally on this definitive sales agreement, an estimated goodwill impairment charge of approximately $650.5 million was recorded in the fourth quarter of 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Discontinued Operations (Continued)

        In March 2007, we completed the sale of our U.S.-based retail natural gas distribution and related operations to GE Energy Financial Services, a subsidiary of General Electric Company, and Alinda Investments LLC for $710 million and an adjustment for working capital. In conjunction with this sale, we recorded a pre-tax gain of $251.8 million (net of $3.9 million of transaction costs). Incremental losses of approximately $9.1 million were recorded during the third and fourth quarters of 2007 to reflect final working capital adjustments. An incremental tax benefit of approximately $3.3 million related to these adjustments was recorded as an adjustment to the capital loss carryforward associated with the Terasen Inc. sale. See Note 9 for additional information regarding our income taxes. Our Natural Gas Pipelines—KMP business segment (1) provides natural gas transportation and storage services and sells natural gas to and (2) receives natural gas transportation and storage services, natural gas and natural gas liquids and other gas supply services from the discontinued U.S.- based retail natural gas distribution business. These transactions are continuing after the sale of this business and are expected to continue to a similar extent into the future. For the twelve months ended December 31, 2006 and the five months ended May 31, 2007, revenues and expenses of our continuing operations totaling $19.3 million and $3.4 million, and $3.1 million and $1.2 million, respectively for products and services sold to and purchased from our discontinued U.S.-based retail natural gas distribution operations prior to its sale in March 2007, have been eliminated in our Consolidated Statements of Operations. Revenues and expenses for these products and services were not eliminated in 2005 due to the fact that we did not include Kinder Morgan Energy Partners in our consolidated operating results until the implementation of EITF 04-5, effective January 1, 2006 (see Note 1(B)). We are currently receiving fees from SourceGas LLC, a subsidiary of General Electric Company, to provide certain administrative functions for a limited period of time and for the lease of office space. We will not have any significant continuing involvement in or retain any ownership interest in these operations and, therefore, the continuing cash flows discussed above are not considered direct cash flows of the disposal group.

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the financial results of these operations have been reclassified to discontinued operations for all periods presented and reported in the caption, "Income (Loss) from Discontinued Operations, Net of Tax" in our accompanying Consolidated Statements of Operations. The assets and liabilities of the U.S.-based retail natural gas distribution sale are included in our Consolidated Balance Sheet at December 31, 2006 in the captions "Current Assets: Assets Held for Sale," "Assets Held for Sale, Non-current," "Current Liabilities: Liabilities Held for Sale" and "Other Liabilities and Deferred Credits: Liabilities

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Discontinued Operations (Continued)

Held for Sale, Non-current." Summarized financial results and financial position information of these operations is as follows:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Operating Revenues	$24.1	$921.8	$1,999.3	$569.0

Earnings (Loss) from Discontinued Operations Before Income Taxes	$(10.2)	$393.2	$(530.6)	$65.8
Income Taxes	8.7	(94.6)	2.1	(25.4)

Earnings (Loss) from Discontinued Operations	$(1.5)	$298.6	$(528.5)	$40.4

        The cash flows attributable to discontinued operations are included in our accompanying Consolidated Statements of Cash Flows for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the twelve months ended December 31, 2006 in the captions "Net Cash Flows (Used in) Provided by Discontinued Operations", "Net Cash Flows Provided by (Used in) Discontinued Investing Activities" and "Net Cash Flows Provided by (Used in) Discontinued Financing Activities."

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Property, Plant and Equipment

Classes and Depreciation

        As of December 31, 2007 and 2006, investments in property, plant and equipment are as follows:

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
Knight Inc.:
Natural Gas and Liquids Pipelines	$16.1	$4,320.4
Storage Facilities	—	1,035.2
Electric Generation	10.3	37.9
General and Other	43.9	149.0
Terasen:
Natural Gas Pipelines	—	968.8
Petroleum Pipelines	—	1,104.9
Retail Natural Gas Distribution	—	1,180.7
General and Other	—	381.0
Kinder Morgan Energy Partners(1):
Natural Gas, Liquids and Carbon Dioxide Pipelines	6,572.6	4,559.7
Pipeline and Terminals Station Equipment	5,596.0	4,508.8
General and Other	1,095.9	850.8
Accumulated Amortization, Depreciation and Depletion	(277.0)	(2,306.3)

	13,057.8	16,790.9
Land	297.3	273.9
Natural Gas, Liquids (including Line Fill) and Transmix Processing	168.2	615.9
Construction Work in Process	1,280.6	1,158.9

Property, Plant and Equipment, Net	$14,803.9	$18,839.6

    (1)
    Includes allocation of purchase accounting adjustment associated with the Going Private transaction (see note 1(B)).

Casualty Gain

        Several of Kinder Morgan Energy Partners' terminal facilities were affected by Hurricanes Katrina and Rita in August and September, 2005. To account for property damage, repair expense was recognized as incurred. In addition, the net book value of assets that were damaged or destroyed by the hurricanes was removed from the books and offset with indemnity proceeds received (and receivable in the future). Any proceeds received in excess of the net book value of assets were recorded as a casualty gain.

        In the fourth quarter of 2006, Kinder Morgan Energy Partners reached settlements with its insurance carriers on all property damage claims related to the 2005 hurricanes and recognized a casualty gain of $15.2 million, excluding repair and clean-up expenses. Kinder Morgan Energy Partners collected $8.0 million and $13.1 million in proceeds in 2007 and 2006, respectively, which is included in the caption "Property Casualty Indemnifications" within investing activities in our accompanying

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Property, Plant and Equipment (Continued)

Consolidated Statement of Cash Flows. With the settlement of these claims, all hurricane property damage claims are now closed. Kinder Morgan Energy Partners recognized approximately $1.8 million of casualty gain in the first quarter of 2007 based upon the final determination of the book value of damaged or destroyed fixed assets and flood insurance indemnities.

        Kinder Morgan Energy Partners' total increase in net income for hurricane income and expense items, including casualty gains, was $8.6 million in 2006.

9. Income Taxes

        The components of income (loss) before income taxes from continuing operations are as follows:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
United States	$474.2	$279.2	$903.6	$844.8
Foreign	1.7	(376.4)	(17.3)	6.5

Total	$475.9	$(97.2)	$886.3	$851.3

        Components of the income tax provision applicable to continuing operations for federal and state income taxes are as follows:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Current Tax Provision:
U.S.
Federal	$268.6	$(7.0)	$246.6	$213.9
State	25.1	3.2	10.2	27.4
Foreign	23.5	0.6	18.3	3.8

	317.2	(3.2)	275.1	245.1

Deferred Tax Provision:
U.S.
Federal	(95.2)	134.0	46.9	86.3
State	0.5	6.4	(36.3)	5.5
Foreign	4.9	(1.7)	0.2	0.2

	(89.8)	138.7	10.8	92.0

Total Tax Provision	$227.4	$135.5	$285.9	$337.1

Effective Tax Rate	47.8%	139.3%	32.3%	39.6%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Income Taxes (Continued)

        The difference between the statutory federal income tax rate and our effective income tax rate is summarized as follows:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Federal Income Tax Rate	35.0%	(35.0)%	35.0%	35.0%
Increase (Decrease) as a Result of:		%
Nondeductible Goodwill Impairment	—	135.8%	—	—
Terasen Acquisition Financing Structure	—	(17.1)%	(5.1)%	—
Nondeductible Going Private Costs	—	31.6%	—	—
Deferred Tax Rate Change	—	—	(4.3)%	—
Kinder Morgan Management Minority Interest	2.7%	6.4%	2.7%	1.9%
Foreign Earnings Subject to Different Tax Rates	5.8%	8.6%	2.6%	—
Net Effects of Consolidating Kinder Morgan Energy Partners' United States Income Tax Provision	2.5%	4.1%	1.4%	—
State Income Tax, Net of Federal Benefit	2.3%	6.9%	1.7%	2.4%
Other	(0.5)%	(2.0)%	(1.7)%	0.3%

Effective Tax Rate	47.8%	139.3%	32.3%	39.6%

        Income taxes included in the financial statements were composed of the following:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Continuing Operations	$227.4	$135.5	$285.9	$337.1
Discontinued Operations	(8.7)	94.6	(2.1)	25.4
Equity Items	(219.4)	(51.7)	(22.2)	(121.2)

Total	$(0.7)	$178.4	$261.6	$241.3

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Income Taxes (Continued)

        Deferred tax assets and liabilities result from the following:

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
Deferred Tax Assets:
Postretirement Benefits	$12.1	$57.7
Book Accruals	—	10.4
Derivatives	270.9	118.6
Capital Loss Carryforwards	279.5	0.9
Rate Matters	—	29.3
Other	—	5.7

Total Deferred Tax Assets	562.5	222.6

Deferred Tax Liabilities:
Property, Plant and Equipment	125.2	2,380.0
Investments	1,909.0	953.6
Book Accruals	62.1	—
Rate Matters	0.4	—
Prepaid Pension Costs	17.9	16.5
Assets/Liabilities Held for Sale	897.5	—
Other	66.2	3.5

Total Deferred Tax Liabilities	3,078.3	3,353.6

Net Deferred Tax Liabilities	$2,515.8	$3,131.0

Current Deferred Tax Asset	$—	$13.0
Current Deferred Tax Liability	666.4	—
Non-current Deferred Tax Liability	1,849.4	3,144.0

Net Deferred Tax Liabilities	$2,515.8	$3,131.0

        See Note 18 for the reconciliation of our gross unrecognized tax benefit for the year ended December 31, 2007.

        During 2006, the effective tax rate applied in calculating deferred tax was reduced due to a decrease in the state effective tax rate. As a result, net deferred tax liabilities decreased by approximately $38.0 million.

        During the third quarter of 2005, the Wrightsville power facility (in which we owned an interest) was sold to Arkansas Electric Cooperative Corporation, generating an estimated capital loss for tax purposes of $68.7 million. We did not record a loss for book purposes due to the fact that, for book purposes, we wrote off the carrying value of our investment in the Wrightsville power facility in 2003.

        During 2005, in order to offset our capital loss carrryforward expiring in 2005 and our capital loss from the Wrightsville power facility, we sold 5.7 million Kinder Morgan Management shares that we owned, generating a gain for tax purposes of $118.1 million. As a result of these and other transactions, we had remaining at December 31, 2006 a $2.4 million capital loss carryforward that expires $1.6 million during 2008 and $0.8 million during 2009. During 2007, our sale of Terasen Inc. resulted in

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Income Taxes (Continued)

a capital loss of $998.6 million of which approximately $223.3 million will be utilized to reduce capital gain principally associated with the sale of our U.S.-based retail natural gas operations. The remaining capital loss will be carried forward and utilized to reduce capital gain on the sale of an 80% ownership interest in our NGPL business segment. No valuation allowance has been provided with respect to our capital loss carryforward as we believe future realization of the deferred tax asset attributable to this net loss carryforward is more likely than not.

10. Financing

        On May 17, 2007 and June 15, 2007, we closed transactions to sell Terasen Inc. and Terasen Pipelines (Corridor) Inc., respectively. Our consolidated debt was reduced by the debt balances of Terasen Inc. and Terasen Pipelines (Corridor) Inc., of approximately $2.9 billion, including the Capital Securities, as a result of these sales transactions. See Note 7 for additional information regarding our Discontinued Operations.

  (A) Notes Payable

        We and our consolidated subsidiaries had the following unsecured credit facilities outstanding at December 31, 2007.

Credit Facilities

    Knight Inc.
    $1.0 billion, six-year secured revolver, due May 2013
    $1.0 billion, six-year and six-month secured term facility, due November 2013
    $3.3 billion, seven-year secured term facility, due May 2014

    Kinder Morgan Energy Partners
    $1.85 billion, five-year unsecured revolver, due August 2010

        The following are short-term borrowings, issued by the below-listed borrowers, where the commercial paper and bankers' acceptances are supported by each borrower's respective credit facilities. The short-term borrowings shown in the tables below, totaling $888.1 million and $1,665.3 million, respectively, are reported in the caption "Notes Payable" in the accompanying Balance Sheets at December 31, 2007 and 2006, respectively.

	Successor Company
	December 31, 2007
	Short-term Borrowings Outstanding Under Revolving Credit Facility	Commercial Paper Outstanding	Weighted Average Interest Rate of Short-term Debt Outstanding
	(In millions)
Knight Inc.
$1.0 billion	$299.0	$—	6.42%
Kinder Morgan Energy Partners
$1.85 billion	$—	$589.1	5.58%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

	Predecessor Company
	December 31, 2006
	Short-term Borrowings Outstanding Under Revolving Credit Facility	Commercial Paper and Bankers' Acceptances Outstanding	Weighted-Average Interest Rate of Short-term Debt Outstanding
	(In millions of U.S. dollars)
Knight Inc.
$800 million	$90.0	$—	5.70%
Kinder Morgan Energy Partners
$1.85 billion	$—	$1,098.2	5.42%
Terasen
C$450 million	$—	$97.8	4.34%
Terasen Gas Inc.
C$500 million	$—	$186.2	4.22%
Terasen Pipelines (Corridor) Inc.
C$225 million	$—	$193.1	4.22%

        The following are average short-term borrowings outstanding and the weighted-average interest rates during the periods shown, for the below listed borrowers. The commercial paper and bankers' acceptances are supported by their respective credit facilities. The commercial paper and bankers' acceptances borrowings are comprised of unsecured short-term notes with maturities not to exceed 364 days from the date of issue.

	Successor Company		Predecessor Company
	Seven Months Ended December 31, 2007		Five Months Ended May 31, 2007		Twelve Months Ended December 31, 2006
	Average Short-term Debt Outstanding	Weighted- Average Interest Rate of Short-term Debt Outstanding	Average Short-term Debt Outstanding	Weighted- Average Interest Rate of Short-term Debt Outstanding	Average Short-term Debt Outstanding	Weighted- Average Interest Rate of Short-term Debt Outstanding
	(In millions of U.S. dollars)		(In millions of U.S. dollars)
Credit Facilities:
Knight Inc.(1)
$1.0 billion	$346.0	6.61%	$—	—%	$—	—%
Kinder Morgan, Inc.(2)
$800 million	$—	—%	$134.5	5.81%	$114.6	5.77%
Commercial Paper and Bankers' Acceptances:
Kinder Morgan, Inc.(2)
$800 million	$—	—%	$—	—%	$6.6	4.77%
Kinder Morgan Energy Partners
$1.85 billion	$575.2	5.46%	$614.0	5.40%	$1,000.8	5.16%
Terasen Inc.(3)
C$450 million	$—	—%	$79.9	4.34%	$92.0	4.69%
Terasen Gas Inc.(3)
C$500 million	$—	—%	$141.5	4.23%	$169.3	4.03%
Terasen Pipelines (Corridor) Inc.(3)
C$375 million	$443.7	4.33%	$298.8	4.24%	$134.9	3.93%

(1)
In conjunction with the Going Private transaction, Knight Inc. entered into a $5.755 billion credit agreement dated May 30, 2007, which included three term credit facilities, discussed following, and one revolving credit facility. Knight Inc. does not have a commercial paper program.

(2)
Our $800 million credit facility was terminated on May 30, 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

(3)
On February 26, 2007 and March 5, 2007, we entered into two definitive agreements to sell Terasen Inc., including Terasen Gas Inc., and Terasen Pipelines (Corridor) Inc., respectively. These transactions closed on May 17, 2007 and June 15, 2007, respectively (See Note 7). Accordingly, the average short-term debt outstanding and the associated weighted-average interest rate under the Terasen Inc. facilities for the five months ended May 31, 2007 and under the Terasen Pipelines (Corridor) Inc. facility for the seven months ended December 31, 2007 are only through the respective dates of sale.

        At December 31, 2007, we had available a $1.0 billion six-year secured revolving credit facility dated May 30, 2007. This revolving credit facility, as part of a $5.755 billion credit agreement used to financing the Going Private transaction, replaced an $800 million five-year credit facility dated August 5, 2005. The $5.755 billion credit agreement dated May 30, 2007, is with a syndicate of financial institutions and Citibank, N.A., as administrative agent. The senior secured credit facilities consist of the following:

  •
  a $1.0 billion senior secured Tranche A term loan facility with a term of six years and six months (subsequently retired in February 2008, see below);

  •
  a $3.3 billion senior secured Tranche B term loan facility, with a term of seven years (subsequently retired in February 2008, see below);

  •
  a $455 million senior secured Tranche C term loan facility with a term of three years (subsequently retired in June 2007, see below) and

  •
  a $1.0 billion senior secured revolving credit facility with a term of six years. The revolving credit facility includes a sublimit of $300 million for the issuance of letters of credit and a sublimit of $50 million for swingline loans.

        The credit agreement permits one or more incremental increases under the revolving credit facility or an addition of new term facilities in an aggregate amount of up to $1.5 billion, provided certain conditions are met. Such additional capacity is uncommitted. Additionally, the revolving credit facility allows for one or more swingline loans from Citibank, N.A., in its individual capacity, up to an aggregate amount of $50.0 million provided certain conditions are met.

        Our obligations under the credit agreement and certain existing notes issued by us and Kinder Morgan Finance Company, ULC, the sale of which were registered under the Securities Act of 1933, as amended, are secured, subject to specified exceptions, by a first-priority lien on all the capital stock of each of our wholly owned subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of such subsidiaries) and by perfected security interests in, and mortgages on, substantially all of our and our subsidiaries' tangible and intangible assets (including, without limitation, accounts (other than deposit accounts or other bank or securities accounts), inventory, equipment, investment property, intellectual property, other general intangibles, material fee-owned real property (other than pipeline assets and any leasehold property) and proceeds of the foregoing). None of the assets of Kinder Morgan G.P., Inc., Kinder Morgan Management, Kinder Morgan Energy Partners or their respective subsidiaries are pledged as security as part of this financing.

        In June 2007, we repaid the borrowings outstanding under the Tranche C term facility. On September 28, 2007, we made quarterly payments of $2.5 million on the Tranche A and $8.25 million on the Tranche B term loan facilities. Additionally on July 31, 2007, we made a $100 million voluntary prepayment on the Tranche B term loan facility using the proceeds from the issuance of Kinder Morgan G.P., Inc.'s preferred shares as discussed following. At December 31, 2007, we had approximately $4.2 billion outstanding under the term loan facilities at a weighted-average interest rate of 6.32%. Average borrowings outstanding under the term loan facilities during the seven months ended December 31, 2007 were approximately $4.3 billion at a weighted-average interest rate of 6.67%.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

On February 15, 2008, the entire outstanding balances of our senior secured credit facility's Tranche A and Tranche B term loans and amounts outstanding at the time under our $1.0 billion revolving credit facility, on a combined basis totaling approximately $4.6 billion, were paid off with proceeds from the closing of the sale of an 80% ownership interest in our NGPL business segment.

        Loans under the revolving credit facility will bear interest, at Knight Inc.'s option, at:

  •
  a rate equal to LIBOR (London Interbank Offered Rate) plus an applicable margin, or

  •
  a rate equal to the higher of (a) U.S. prime rate and (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

        The swingline loans will bear interest at:

  •
  a rate equal to the higher of (a) U.S. prime rate and (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

        The applicable margin for the revolving credit facility is subject to decrease pursuant to a leverage-based pricing grid. In addition, the credit agreement provides for customary commitment fees and letter of credit fees under the revolving credit facility. Based on our ratio, as defined in the credit agreement, of consolidated total debt to earnings before interest, income taxes and depreciation and amortization at December 31, 2007, our facility fee was 35 basis points. The credit agreement contains customary terms and conditions and is unconditionally guaranteed by each of our wholly owned material domestic restricted subsidiaries, to the extent permitted by applicable law and contract. Voluntary prepayments can be made at any time on revolving credit loans and swingline loans, in each case without premium or penalty, and on LIBOR Loans (as defined in the credit agreement) on the interest payment date without premium or penalty.

        Our $5.755 billion credit agreement includes the following restrictive covenants:

  •
  Total debt divided by earnings before interest, income taxes, depreciation and amortization for (i) the test period ending December 31, 2007 may not exceed 8.75:1.00, (ii) January 1, 2008 to December 31, 2008 may not exceed 8.00:1.00, (iii) January 1, 2009 to December 31, 2009 may not exceed 7.00:1.00 and (iv) thereafter may not exceed 6.00:1.00;

  •
  Certain limitations on indebtedness, including payments and amendments;

  •
  Certain limitations on entering into mergers, consolidations, sales of assets and investments;

  •
  Limitations on granting liens; and

  •
  Prohibitions on making any dividend to shareholders if an event of default exists or would exist upon making such dividend.

        The following constitutes events of default under the credit agreement, subject in certain cases to cure periods:

  •
  Nonpayment of interest, principal or fees;

  •
  Failure to make required payments under other agreements that exceed $75,000,000;

  •
  Unsatisfied and unbonded judgments (for a period of 60 days from entry) in excess of $75,000,000; and

  •
  Voluntary or involuntary bankruptcy or liquidation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

        On January 5, 2007, after shareholder approval of the merger agreement associated with the Going Private transaction was announced, Kinder Morgan, Inc.'s debt rating was downgraded by Standard & Poor's Rating Services to BB- due to the anticipated increase in debt related to the proposed transaction. On April 11, 2007 and May 30, 2007, Fitch and Moody's Investor Services lowered their ratings to BB and Ba2, respectively, also related to the transaction. Following the sale of an 80% ownership interest in our NGPL business segment on February 15, 2008 (see Note 1(M)), Standard & Poor's Rating Services upgraded Knight Inc.'s secured senior debt to BB, and Fitch upgraded its rating to BB+. Because we have a non-investment grade credit rating, we do not have access to the commercial paper market. As a result, we are currently utilizing our $1.0 billion revolving credit facility for Knight Inc.'s short-term borrowing needs.

        As discussed preceding, the loan agreements we had in place prior to the Going Private transaction were cancelled and replaced with a new loan agreement. Our indentures related to publicly issued notes do not contain covenants related to maintenance of credit ratings. Accordingly, no such covenants were impacted by the downgrade in our credit ratings occasioned by the Going Private transaction.

        On November 23, 2005, 1197774 Alberta ULC, a wholly owned subsidiary of Knight Inc., entered into a 364-day credit agreement, with Knight Inc. as guarantor, which provided for a committed credit facility in the Canadian dollar equivalent of US$2.25 billion. This credit facility was used to finance the cash portion of the acquisition of Terasen (see Note 4), but could also be used for general corporate purposes. Under this bank facility, a facility fee is required to be paid based on the total commitment, whether used or unused, at a rate that varies based on Knight Inc.'s senior debt rating. On November 30, 2005, 1197774 Alberta ULC borrowed $2.1 billion under this facility to finance the cash portion of the acquisition of Terasen. The facility was terminated when the loan was repaid on December 9, 2005 after permanent financing was obtained as discussed further in this section. Interest paid during 2005 under this credit facility was $1.9 million.

        At December 31, 2007, Kinder Morgan Energy Partners had a $1.85 billion five-year unsecured credit facility with a syndicate of financial institutions and Wachovia Bank, National Association as the administrative agent. Effective August 28, 2006, Kinder Morgan Energy Partners terminated its $250 million unsecured nine-month bank credit facility due November 21, 2006, and increased its existing five-year bank credit facility from $1.60 billion to $1.85 billion and this facility can now be amended to allow for borrowings up to $2.1 billion. The $1.85 billion credit facility can be used for general corporate purposes and to support commercial paper issuance. This credit facility is due August 18, 2010 and includes covenants and requires payment of facility fees that are common in such arrangements. The $1.85 billion credit facility permits Kinder Morgan Energy Partners to obtain bids for fixed rate loans from members of the lending syndicate. Interest on the credit facility accrues at Kinder Morgan Energy Partners' option at a floating rate equal to either the administrative agent's base rate (but not less than the Federal Funds Rate, plus 0.5%), or London Interbank Offered Rate ("LIBOR"), plus a margin, which varies depending upon the credit rating of Kinder Morgan Energy Partners' long-term senior unsecured debt. Excluding the relatively non-restrictive specified negative covenants and events of defaults, the credit facility does not contain any provisions designed to protect against a situation where a party to an agreement is unable to find a basis to terminate that agreement while its counterparty's impending financial collapse is revealed and perhaps hastened through the default structure of some other agreement. The credit facility does not contain a material adverse change clause coupled with a lockbox provision; however, the facility does provide that the margin Kinder Morgan Energy Partners will pay with respect to borrowings and the facility fee that Kinder

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

Morgan Energy Partners will pay on the total commitment will vary based on Kinder Morgan Energy Partners' senior debt investment rating. None of Kinder Morgan Energy Partners debt is subject to payment acceleration as a result of any change to their credit ratings.

        The Kinder Morgan Energy Partners $1.85 billion credit facility includes the following restrictive covenants:

  •
  Total debt divided by earnings before interest, income taxes, depreciation and amortization for the preceding four quarters may not exceed (i) 5.5, in the case of any such period ended on the last day of (1) a fiscal quarter in which Kinder Morgan Energy Partners makes any Specified Acquisition, or (2) the first or second fiscal quarter next succeeding such a fiscal quarter or (ii) 5.0, in the case of any such period ended on the last day of any other fiscal quarter;

  •
  Certain limitations on entering into mergers, consolidations and sales of assets;

  •
  Limitations on granting liens; and

  •
  Prohibitions on making any distribution to holders of units if an event of default exists or would exist upon making such distribution.

        The following constitute events of default under the credit facility, subject to certain cure periods:

  •
  Nonpayment of interest, principal or fees;

  •
  Failure to make required payments under hedging agreements that equal or exceed $75 million;

  •
  Failure of the general partner of Kinder Morgan Energy Partners to make required payments equal to or in excess of $75 million;

  •
  Adverse judgments in excess of $75 million; and

  •
  Voluntary or involuntary bankruptcy or liquidation.

        Based on Kinder Morgan Energy Partners' credit rating at December 31, 2007, the annual facility fee is 10 basis points on the total credit amount.

        Commercial paper issued by Kinder Morgan Energy Partners are unsecured short-term notes with maturities not to exceed 270 days from the date of issue. During the five months ended May 31, 2007, all of Kinder Morgan Energy Partners' commercial paper was redeemed within 35 days, with interest rates ranging from 5.34% to 5.58%. During the seven months ended December 31, 2007, all of Kinder Morgan Energy Partners' commercial paper was redeemed within 90 days, with interest rates ranging from 4.60% to 6.55%.

        On January 5, 2007, after shareholder approval of the merger agreement associated with the Going Private transaction was announced, Kinder Morgan Energy Partners' credit rating was downgraded to BBB by Standard & Poor's Rating Services due to the anticipated increase in Kinder Morgan, Inc.'s debt related to the proposed transaction. Kinder Morgan Energy Partners' credit rating was downgraded by Fitch Ratings from BBB+ to BBB on April 11, 2007 and upon completion of the Going Private transaction, was downgraded from Baa1 to Baa2 by Moody's Investors Service.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

        On February 22, 2006, Kinder Morgan Energy Partners entered into a nine-month $250 million credit facility due November 21, 2006 with a syndicate of financial institutions, and Wachovia Bank, National Association as the administrative agent. Borrowings under the credit facility can be used for general corporate purposes and as backup for Kinder Morgan Energy Partners' commercial paper program and include financial covenants and events of default that are common in such arrangements. This agreement was terminated concurrent with Kinder Morgan Energy Partners' increase in its 5-year credit facility from $1.6 billion to $1.85 billion.

  (B) Long-term Debt

        Since we are accounting for the Going Private transaction (see Note 1(B)) as a purchase business combination that is required to be "pushed-down" to us, we have adjusted the carrying value of our long-term debt securities to reflect their fair values at the time of the Going Private transaction and the adjustments are being amortized over the remaining lives of the debt securities. The unamortized fair value adjustment balances reflected within the caption "Long-term Debt" in the accompanying Consolidated Balance Sheet at December 31, 2007 were $93.5 million and $1.2 million, representing a decrease to the carrying value of our long-term debt and an increase in the value of our interest rate swaps, respectively. Our long-term debt balances at December 31, 2007 and 2006 of $15,297.4 million and $11,060.8 million, respectively, consisted of the balances shown in the table below. On February 15, 2008, we repaid all amounts outstanding under the Tranche A and Tranche B term loans listed below. Additionally, on February 21, 2008, we commenced a cash tender offer to purchase up to $1.6 billion of Knight Inc.'s outstanding debt securities. See Note 19 for additional information regarding this cash tender offer.

	December 31,
	2007	2006
	(In millions)
Knight Inc.(1)
Debentures:
6.50% Series, Due 2013	$30.1	$35.0
6.67% Series, Due 2027	148.3	150.0
7.25% Series, Due 2028	494.3	493.0
7.45% Series, Due 2098	146.3	150.0
Senior Notes:
6.80% Series, Due 2008	—	300.0
6.50% Series, Due 2012	1,010.5	1,000.0
5.15% Series, Due 2015	231.2	250.0
Senior Secured Credit Term Loan Facilities (See Note 10(A)):
Tranche A Term Loan, Due 2013	997.5	—
Tranche B Term Loan, Due 2014	3,191.7	—
Deferrable Interest Debentures Issued to Subsidiary Trusts:
8.56% Junior Subordinated Deferrable Interest Debentures Due 2027	106.9	103.1
7.63% Junior Subordinated Deferrable Interest Debentures Due 2028	176.2	180.5
Carrying Value Adjustment for Interest Rate Swaps(2)	—	24.1
Unamortized Gain (Loss) on Termination of Interest Rate Swap	11.5	(2.7)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

	December 31,
	2007	2006
	(In millions)
Kinder Morgan Finance Company, ULC(1)
5.35% Series, Due 2011	738.5	750.0
5.70% Series, Due 2016	801.9	850.0
6.40% Series, Due 2036	503.8	550.0
Carrying Value Adjustment for Interest Rate Swaps(2)	23.2	(18.7)
Unamortized Gain on Termination of Interest Rate Swap	11.6	—
$1,000 Liquidation Value Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock	100.0	—
Kinder Morgan Energy Partners(1)
Senior Notes:
5.35% Series, Due 2007	—	250.0
6.30% Series, Due 2009	250.9	250.0
7.50% Series, Due 2010	255.7	250.0
6.75% Series, Due 2011	710.6	700.0
7.125% Series, Due 2012	461.1	450.0
5.85% Series, Due 2012	500.0	—
5.00% Series, Due 2013	489.8	500.0
5.125% Series, Due 2014	488.9	500.0
6.00% Series, Due 2017	597.5	—
7.40% Series, Due 2031	310.5	300.0
7.75% Series, Due 2032	316.7	300.0
7.30% Series, Due 2033	514.1	500.0
5.80% Series, Due 2035	477.1	500.0
6.50% Series, Due 2037	395.7	—
6.95% Series, Due 2038	550.0	—
Other	1.1	1.1
Carrying Value Adjustment for Interest Rate Swaps(2)	146.2	42.6
Unamortized Gain on Termination of Interest Rate Swap	7.2	—
Central Florida Pipe Line LLC
7.84% Series, Due 2008	5.0	10.0
Arrow Terminals L.P.
Illinois Development Finance Authority Adjustable Rate Industrial Development Revenue Bonds, Due 2010, weighted-average interest rate of 3.87% for the five months ended May 31, 2007 and 3.77% for the seven months ended December 31, 2007 (2006—4.089%)	5.3	5.3
Kinder Morgan Texas Pipeline, L.P.
8.85% Series, Due 2014	43.2	49.1

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

	December 31,
	2007	2006
	(In millions)
KM Liquids Terminals LLC
New Jersey Economic Development Revenue Refunding Bonds, Due 2018, weighted-average interest rate of 3.63% for the five months ended May 31, 2007 and 3.48% for the seven months ended December 31, 2007 (2006—3.87%)	25.0	25.0
Kinder Morgan Operating, L.P. "A" and Kinder Morgan Canada
5.40% Note, Due 2012	44.6	—
Kinder Morgan Operating, L.P. "B"
Jackson-Union Counties Illinois Regional Port District Tax-exempt Floating Rate Bonds, Due 2024, weighted-average interest rate of 3.58% for the five months ended May 31, 2007 and 3.68% for the seven months ended December 31, 2007 (2006—3.90%)	23.7	23.7
Other	0.2	0.2
International Marine Terminals
Plaquemines Port, Harbor and Terminal District (Louisiana) Adjustable Rate Annual Tender Port Facilities Revenue Refunding Bonds, Due 2025, weighted-average interest rate of 3.59% for the five months ended May 31, 2007 and 3.65% for the seven months ended December 31, 2007 (2006—3.50%)	40.0	40.0
Terasen Inc.(3)
Medium Term Notes:
6.30% Series 1, Due 2008(4)	—	178.3
5.56% Series 3, Due 2014(4)	—	112.4
8% Capital Securities, Due 2040(4)	—	106.9
Carrying Value Adjustment for Interest Rate Swaps(2)	—	1.1
Terasen Gas Inc.(3)
Purchase Money Mortgages:
11.80% Series A, Due 2015	—	64.3
10.30% Series B, Due 2016	—	171.6
Debentures and Medium Term Notes:
10.75% Series E, Due 2009	—	51.4
6.20% Series 9, Due 2008	—	161.4
6.95% Series 11, Due 2029	—	128.7
6.50% Series 13, Due 2007	—	85.8
6.50% Series 18, Due 2034	—	128.7
5.90% Series 19, Due 2035	—	128.7
5.55% Series 21, Due 2036	—	103.0
Floating Rate Series 20, interest rate of 4.55% in 2006, Due 2007	—	128.7
Obligations under Capital Leases, at interest rate of 5.62% in 2006	—	6.2

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

	December 31,
	2007	2006
	(In millions)
Terasen Gas (Vancouver Island) Inc.(3)
Syndicated credit facility at short-term floating rates, weighted-average interest rate of 4.43% for the five months ended May 31, 2007 (2006—4.41%)	—	257.2
Government Loans	—	3.1
Terasen Pipelines (Corridor) Inc.(3)
Debentures:
4.24% Series A, Due 2010	—	128.7
5.033% Series B, Due 2015	—	128.7
Unamortized Premium on Long-term Debt	—	2.5
Unamortized Debt Discount on Long-term Debt	(6.4)	(16.7)
Current Maturities of Long-term Debt	(79.8)	(511.2)

Total Long-term Debt	$15,297.4	$11,060.8

(1)
Includes purchase accounting adjustments to the carrying value of the debt to reflect fair value at the time of the Going Private transaction (See Note 1(B)). The purchase accounting adjustments are being amortized over the remaining lives of the debt securities.

(2)
Adjustment of carrying value of long-term securities subject to outstanding interest rate swaps; see Note 11.

(3)
We closed transactions to sell Terasen Inc., which included Terasen Gas Inc. and Terasen Gas (Vancouver Island) Inc., and Terasen Pipelines (Corridor) Inc. on May 17, 2007 and June 15, 2007, respectively (see Note 7). Accordingly, the weighted-average interest rate under the Terasen Gas (Vancouver Island) Inc. facility for the five months ended May 31, 2007 is only through the Terasen Inc. date of sale. Debt shown in the above table for Terasen Inc. and its subsidiaries is denominated in Canadian dollars but has been converted to and reported above in U.S. dollars at the exchange rate at December 31, 2006 of 0.8581 U.S. dollars per Canadian dollar.

(4)
Includes purchase accounting adjustments made to adjust the carrying values of the debt instruments and related interest rate swap agreements to their fair values at the date of acquisition. The adjustments were being amortized over the remaining lives of the Medium-Term Notes and Capital Securities until their disposition (see Note 4).

        Prior to the cash tender offer announced in February of 2008 to repurchase up to $1.6 billion of Knight Inc.'s outstanding debt securities (see Note 19), as of December 31, 2007, maturities of long-term debt (in millions) for the five years ending December 31, 2012 were $79.8, $313.8, $318.7, $1,513.1 and $3,262.3, respectively.

        At December 31, 2007 and 2006, the carrying amount of our long-term debt was $15.4 billion and $11.6 billion, respectively. The estimated fair values of our long-term debt based on prevailing interest rate information available to us at December 31, 2007 and 2006 were $15.1 billion and $11.6 billion, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

Knight Inc.

        The 2013 Debentures are not redeemable prior to maturity. The 2028 and 2098 Debentures and the 2012 senior notes are redeemable in whole or in part, at our option at any time, at redemption prices defined in the associated prospectus supplements. The 2015 senior notes are redeemable in whole or in part at our option, but at redemption prices that generally do not make early redemption an economically favorable alternative. The 2027 Debentures are redeemable in whole or in part, at our option after November 1, 2004 at redemption prices defined in the associated prospectus supplements, which redemption prices generally do not make early redemption an economically favorable alternative.

        On September 3, 2007, we made a $5.0 million payment on our 6.50% Series Debentures, Due 2013.

        On May 7, 2007, we retired our $300 million 6.80% senior notes due March 1, 2008 at 101.39% of the face amount. We recorded a pre-tax loss of $4.2 million in connection with this early extinguishment of debt.

        In July 2006, we received notification of election from the holders of our 7.35% Series Debentures due 2026 electing the option, as provided in the indenture governing the debentures, to require us to redeem the securities on August 1, 2006. The full $125 million of principal was elected to be redeemed and was paid, along with accrued interest of approximately $4.6 million, on August 1, 2006, utilizing incremental borrowing under our $800 million credit facility.

        On September 1, 2006, we made a $5.0 million payment on our 6.50% Series Debentures, Due 2013.

Kinder Morgan Finance Company, ULC

        On December 9, 2005, Kinder Morgan Finance Company, ULC issued $750 million of 5.35% senior notes due 2011, $850 million of 5.70% senior notes due 2016 and $550 million of 6.40% senior notes due 2036. The 2011, 2016 and 2036 senior notes issued by Kinder Morgan Finance Company, ULC are redeemable in whole or in part, at our option at any time, at redemption prices defined in the associated prospectus supplements. Each series of these notes is fully and unconditionally guaranteed by Knight Inc. on a senior unsecured basis as to principal, interest and any additional amounts required to be paid as a result of any withholding or deduction for Canadian taxes. The proceeds of $2.1 billion, net of underwriting discounts and commissions, were ultimately distributed to repay in full the bridge facility incurred to finance the cash portion of the consideration for Knight Inc.'s acquisition of Terasen on November 30, 2005 (see Note 4). These notes were sold in a private placement pursuant to a Purchase Agreement, dated December 6, 2005 among Kinder Morgan Finance Company, ULC, Knight Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several initial purchasers named in the Purchase Agreement, and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The notes were not initially registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. In February 2006, Kinder Morgan Finance Company, ULC exchanged these notes for substantially identical notes that have been registered under the Securities Act. Additionally, the 6.40% senior notes due 2016 have an associated fixed-to-floating interest rate swap agreement with a notional principal amount of $275 million. See Note 11 for additional information on this swap agreement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

Kinder Morgan Energy Partners

        Kinder Morgan Energy Partners' fixed rate notes provide for redemption at any time at a price equal to 100% of the principal amount of the notes plus accrued interest to the redemption date plus a make-whole premium. Approximately $2.3 billion of Kinder Morgan Energy Partners' senior notes have associated fixed-to-floating interest rate swap agreements that effectively convert the related interest expense from fixed rates to floating rates. See Note 11 for additional information on these swap agreements.

        On August 28, 2007, Kinder Morgan Energy Partners issued $500 million of its 5.85% senior notes due September 15, 2012. Kinder Morgan Energy Partners used the $497.8 million net proceeds received after underwriting discounts and commissions to reduce the borrowings under its commercial paper program.

        On August 15, 2007, Kinder Morgan Energy Partners repaid $250 million of 5.35% senior notes that matured on that date.

        On June 21, 2007, Kinder Morgan Energy Partners issued $550 million of its 6.95% senior notes due January 15, 2038. Kinder Morgan Energy Partners used the $543.9 million net proceeds received after underwriting discounts and commissions to reduce the borrowings under its commercial paper program.

        On January 30, 2007, Kinder Morgan Energy Partners completed a public offering of senior notes, issuing a total of $1.0 billion in principal amount of senior notes, consisting of $600 million of 6.00% notes due February 1, 2017 and $400 million of 6.50% notes due February 1, 2037. Kinder Morgan Energy Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $992.8 million, and used the proceeds to reduce the borrowings under its commercial paper program.

Central Florida Pipeline LLC Debt

        Central Florida Pipeline LLC is an obligor on an aggregate principal amount of $40 million of senior notes originally issued to a syndicate of eight insurance companies. The senior notes have a fixed annual interest rate of 7.84% with repayments in annual installments of $5 million beginning July 23, 2001. The final payment is due July 23, 2008. Interest is payable semiannually on January 1 and July 23 of each year. In both July 2007 and July 2006, Kinder Morgan Energy Partners made an annual repayment of $5.0 million.

Arrow Terminals L.P.

        Arrow Terminals L.P. is an obligor on a $5.3 million principal amount of Adjustable Rate Industrial Development Revenue Bonds issued by the Illinois Development Finance Authority. The bonds have a maturity date of January 1, 2010, and interest on these bonds is paid and computed quarterly at the Bond Market Association Municipal Swap Index. The bonds are collateralized by a first mortgage on assets of Arrow's Chicago operations and a third mortgage on assets of Arrow's Pennsylvania operations. As of December 31, 2007, the interest rate was 3.595%. The bonds are also backed by a $5.4 million letter of credit issued by JP Morgan Chase that backs-up the $5.3 million principal amount of the bonds and $0.1 million of interest on the bonds for up to 45 days computed at 12% per annum on the principal amount thereof.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

Kinder Morgan Texas Pipeline, L.P. Debt

        Kinder Morgan Texas Pipeline, L.P. is the obligor on a series of unsecured senior notes with a fixed annual stated interest rate as of August 1, 2005, of 8.85%. The principal amount, along with interest, is due in monthly installments of approximately $0.7 million. The final payment is due January 2, 2014.

        Additionally, the unsecured senior notes may be prepaid at any time in amounts of at least $1.0 million at a price equal to the higher of par value or the present value of the remaining scheduled payments of principal and interest on the portion being prepaid.

Kinder Morgan Liquids Terminals LLC Debt

        Kinder Morgan Liquids Terminals LLC is the obligor on $25.0 million of Economic Development Revenue Refunding Bonds issued by the New Jersey Economic Development Authority. These bonds have a maturity date of January 15, 2018. Interest on these bonds is computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed during Commercial Paper, Daily or Weekly Rate Periods and on the basis of a 360-day year consisting of twelve 30-day months during a Term Rate Period. As of December 31, 2007, the interest rate was 3.57%. Kinder Morgan Energy Partners has an outstanding letter of credit issued by Citibank in the amount of $25.3 million that backs-up the $25.0 million principal amount of the bonds and $0.3 million of interest on the bonds for up to 42 days computed at 12% on a per annum basis on the principal thereof.

Kinder Morgan Operating L.P. "B" Debt

        This $23.7 million principal amount of tax-exempt bonds due April 1, 2024 was issued by the Jackson-Union Counties Regional Port District. These bonds bear interest at a weekly floating market rate. As of December 31, 2007, the interest rate on these bonds was 3.33%. As of December 31, 2007, Kinder Morgan Energy Partners had an outstanding letter of credit issued by Wachovia in the amount of $24.1 million that backs-up the $23.7 million principal amount of the bonds and $0.4 million of interest on the bonds for up to 55 days computed at 12% per annum on the principal amount thereof.

International Marine Terminals Debt

        Kinder Morgan Energy Partners owns a 66 2/3% interest in International Marine Terminals partnership ("IMT"). The principal assets owned by IMT are dock and wharf facilities financed by the Plaquemines Port, Harbor and Terminal District (Louisiana) $40.0 million Adjustable Rate Annual Tender Port Facilities Revenue Refunding Bonds (International Marine Terminals Project) Series 1984A and 1984B. As of December 31, 2007, the interest rate on these bonds was 3.65%.

        On March 15, 2005, these bonds were refunded and the maturity date was extended from March 15, 2006 to March 15, 2025. No other changes were made under the bond provisions. The bonds are backed by two letters of credit issued by KBC Bank N.V. On March 19, 2002, an Amended and Restated Letter of Credit Reimbursement Agreement relating to the letters of credit in the amount of $45.5 million was entered into by IMT and KBC Bank. In connection with that agreement, Kinder Morgan Energy Partners agreed to guarantee the obligations of IMT in proportion to their ownership interest. Kinder Morgan Energy Partners' obligation is approximately $30.3 million for principal, plus interest and other fees.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

Kinder Morgan Operating L.P. "A" and Kinder Morgan Canada Company

        Effective January 1, 2007, Kinder Morgan Energy Partners acquired the remaining approximate 50.2% interest in the Cochin pipeline system that it did not already own (see Note 4). As part of Kinder Morgan Energy Partners' purchase price, two of its subsidiaries issued a long-term note payable to the seller having a fair value of $42.3 million. Kinder Morgan Energy Partners valued the debt equal to the present value of amounts to be paid, determined using an annual interest rate of 5.40%. The principal amount of the note, along with interest, is due in five annual installments of $10.0 million beginning March 31, 2008. The final payment is due March 31, 2012. Kinder Morgan Energy Partners' subsidiaries Kinder Morgan Operating L.P. "A" and Kinder Morgan Canada Company are the obligors on the note.

NGPL PipeCo LLC Debt

        On December 21, 2007, NGPL PipeCo LLC, which at that time was an indirect wholly owned subsidiary of Knight Inc., issued $1.25 billion aggregate principal amount of 6.514% senior notes due December 15, 2012, $1.25 billion aggregate principal amount of 7.119% senior notes due December 15, 2017 and $0.5 billion aggregate principal amount of 7.768% senior notes due December 15, 2037. The notes were sold in a private placement to a syndicate of investment banks led by Lehman Brothers Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The notes are the senior unsecured obligations of NGPL PipeCo LLC and rank equally in right of payment with any of NGPL PipeCo LLC's future unsecured senior debt. The 2012, 2017 and 2037 senior notes are redeemable in whole or in part, at NGPL PipeCo LLC's option at any time, at a price equal to 100% of the principal amount of the notes plus accrued interest to the redemption date plus a make-whole premium.

        The $3 billion in proceeds from the sale of senior notes private placement were held in escrow at December 31, 2007 and included in the balance sheet caption: "Current Assets: Assets Held for Sale." Upon the February 15, 2008 closing of the sale of an 80% ownership interest in our NGPL business segment, the $3 billion in proceeds from the above debt placement were used, along with other proceeds from the sale, to pay off term loan facilities.

        As of December 31, 2007, 80% of this $3 billion outstanding balance on senior notes has been included within the caption "Other Liabilities and Deferred Credits: Liabilities Held for Sale, Non-current" and 20% as a reduction of the caption "Investments: Other" in our accompanying Consolidated Balance Sheet.

  (C) Capital Trust Securities

        Our business trusts, K N Capital Trust I and K N Capital Trust III, are obligated for $100 million of 8.56% Capital Trust Securities maturing on April 15, 2027 and $175 million of 7.63% Capital Trust Securities maturing on April 15, 2028, respectively, which are guaranteed by us. The 2028 Securities are redeemable in whole or in part, at our option at any time, at redemption prices as defined in the associated prospectus, but at redemption prices that generally do not make early redemption an economically favorable alternative. The 2027 Securities are redeemable in whole or in part (i) at our option after April 14, 2007 and (ii) at any time in certain limited circumstances upon the occurrence of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

certain events and at prices, all defined in the associated prospectus supplements. Upon redemption by us or at maturity of the Junior Subordinated Deferrable Interest Debentures, we must use the proceeds to make redemptions of the Capital Trust Securities on a pro rata basis. As a result of adopting FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, effective December 31, 2003, we (i) no longer include the transactions and balances of K N Capital Trust I and K N Capital Trust III in our consolidated financial statements and (ii) began including our Junior Subordinated Deferrable Interest Debentures issued to the Capital Trusts in a separate caption under the heading "Long-term Debt" in our Consolidated Balance Sheets. In addition, effective July 1, 2003 we (i) reclassified our trust preferred securities to the debt portion of our balance sheet and (ii) began classifying payments made by us in conjunction with the trust preferred securities as interest expense, rather than minority interest. For periods and dates prior to July 1, 2003, the Capital Trust Securities are treated as a minority interest, shown in our Consolidated Balance Sheets under the caption "Kinder Morgan-Obligated Mandatorily Redeemable Preferred Capital Trust Securities of Subsidiary Trust Holding Solely Debentures of Kinder Morgan," and periodic payments made to the holders of these securities are classified under "Minority Interests" in our Consolidated Statements of Operations.

  (D) Common Stock—Financing of the Going Private Transaction

        On May 30, 2007, investors led by Richard D. Kinder, our Chairman and Chief Executive Officer, completed the Going Private transaction. As of the closing date of the Going Private transaction, Kinder Morgan, Inc. had 149,316,603 common shares outstanding, before deducting 15,030,135 shares held in treasury. The Going Private transaction, including associated fees and expenses, was financed through (i) $5.0 billion in new equity financing from private equity funds and other entities providing equity financing, (ii) approximately $2.9 billion from rollover investors, who were certain current or former directors, officers or other members of management of Kinder Morgan, Inc. (or entities controlled by such persons) that directly or indirectly reinvested all or a portion of their equity interests in Kinder Morgan, Inc. and/or cash in exchange for equity interests in Knight Holdco LLC, the parent of the surviving entity of the Going Private transaction, (iii) approximately $4.8 billion of new debt financing, (iv) approximately $4.5 billion of our existing indebtedness (excluding debt of Terasen Pipelines (Corridor) Inc., which was divested on June 15, 2007) and (v) $1.7 billion of cash on hand resulting principally from the sale of our U.S.-based and Canada-based retail natural gas distribution operations (see Note 7). In connection with the Going Private transaction, on May 30, 2007, we filed a certificate with the State of Kansas changing the total number of shares of all classes of stock that can be authorized for issuance under our restated articles of incorporation, as amended, to 100 shares of common stock having a par value of $0.01 per share. On May 30, 2007, we issued 100 shares of our common stock to Knight Midco Inc. After the Going Private transaction was completed, our shares were delisted from the New York Stock Exchange.

  (E) Kinder Morgan Energy Partners' Common Units

        On March 3, 2008, Kinder Morgan Energy Partners completed a public offering of 5,750,000 of its common units, including common units sold pursuant to the underwriters' over-allotment option, at a price of $57.70 per unit, less commissions and underwriting expenses. Kinder Morgan Energy partners received net proceeds of $324.2 million from the issuance of these common units, and used the proceeds to reduce the borrowings under its commercial paper program.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

        On February 14, 2008, Kinder Morgan Energy Partners paid a quarterly distribution of $0.92 per common unit for the quarterly period ended December 31, 2007, of which $143.4 million was paid to the public holders of Kinder Morgan Energy Partners' common units. The distributions were declared on January 16, 2008, payable to unitholders of record as of January 31, 2008. See Note 1(X) for additional information regarding our minority interests.

        In August 2006, Kinder Morgan Energy Partners issued, in a public offering, 5,750,000 common units, including common units sold pursuant to an underwriters' over-allotment option, at a price of $44.80 per unit, less commissions and underwriting expenses. Kinder Morgan Energy Partners received net proceeds of approximately $248.0 million for the issuance of these 5,750,000 common units.

  (F) Kinder Morgan G.P., Inc. Preferred Shares

        On July 27, 2007, Kinder Morgan G.P., Inc. sold 100,000 shares of its $1,000 Liquidation Value Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock due 2057 to a single purchaser. We used the net proceeds of approximately $98.6 million after the initial purchaser's discounts and commissions to reduce debt. Until August 18, 2012, dividends will accumulate, commencing on the issue date, at a fixed rate of 8.33% per annum and will be payable quarterly in arrears, when and if declared by Kinder Morgan G.P., Inc.'s board of directors, on February 18, May 18, August 18 and November 18 of each year, beginning November 18, 2007. After August 18, 2012, dividends on the preferred stock will accumulate at a floating rate of the 3-month LIBOR plus 3.8975% and will be payable quarterly in arrears, when and if declared by Kinder Morgan G.P., Inc.'s board of directors, on February 18, May 18, August 18 and November 18 of each year, beginning November 18, 2012. The preferred stock has approval rights over a commencement of or filing of voluntary bankruptcy by Kinder Morgan Energy Partners or its SFPP or Calnev subsidiaries.

        On January 16, 2008, Kinder Morgan G.P., Inc.'s board of directors declared a quarterly cash dividend on its Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock of $20.825 per share payable on February 18, 2008 to shareholders of record as of January 31, 2008. On October 17, 2007, Kinder Morgan G.P., Inc.'s board of directors declared a quarterly cash dividend on its Cumulative Preferred Stock of approximately $25.684 per share which was paid on November 18, 2007 to shareholders of record as of October 31, 2007.

  (G) Kinder Morgan Management

        On May 15, 2007, Kinder Morgan Management sold 5.7 million listed shares in a registered offering. None of the shares in the offering were purchased by us. Kinder Morgan Management used the net proceeds from the sale to purchase 5.7 million i-units from Kinder Morgan Energy Partners. Kinder Morgan Energy Partners used the net proceeds of approximately $298 million to reduce its outstanding commercial paper debt. Additional information concerning the business of, and our obligations to, Kinder Morgan Management is contained in Kinder Morgan Management's Annual Report on Form 10-K for the year ended December 31, 2007.

        On November 14, 2007, Kinder Morgan Management made a distribution of 0.017686 of its shares per outstanding share (1,258,778 total shares) to shareholders of record as of October 31, 2007, based on the $0.88 per common unit distribution declared by Kinder Morgan Energy Partners. On February 14, 2008, Kinder Morgan Management made a distribution of 0.017312 of its shares per outstanding share (1,253,951 total shares) to shareholders of record as of January 31, 2008, based on the $0.92 per common unit distribution declared by Kinder Morgan Energy Partners. These

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Financing (Continued)

distributions are paid in the form of additional shares or fractions thereof calculated by dividing the Kinder Morgan Energy Partners' cash distribution per common unit by the average market price of a Kinder Morgan Management share determined for a ten-trading day period ending on the trading day immediately prior to the ex-dividend date for the shares. Kinder Morgan Management has paid share distributions totaling 4,430,806, 4,383,303 and 3,760,732 shares in the years ended December 31, 2007, 2006 and 2005, respectively.

11. Risk Management

        We are exposed to risks associated with changes in the market price of natural gas, natural gas liquids and crude oil as a result of our expected future purchase or sale of these products. We have exposure to interest rate risk as a result of the issuance of variable and fixed rate debt and commercial paper and to foreign currency risk from our investments in businesses owned and operated outside the United States. Pursuant to our risk management policy, we engage in derivative transactions for the purpose of mitigating these risks, which transactions are accounted for in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and associated amendments ("SFAS No. 133").

Commodity Price Risk Management

        We enter into derivative contracts solely for the purpose of hedging exposures that accompany our normal business activities. In accordance with the provisions of SFAS No. 133, we designated these instruments as hedges of various exposures as discussed following, and we test the effectiveness of changes in the value of these hedging instruments with the risk being hedged. Hedge ineffectiveness is recognized in income in the period in which it occurs. Our over-the-counter swaps and options are entered into with counterparties outside central trading facilities such as a futures, options or stock exchange. These contracts are with a number of parties all of which have investment grade credit ratings. While we enter into derivative transactions principally with investment grade counterparties and actively monitor their ratings, it is nevertheless possible that from time to time losses will result from counterparty credit risk in the future.

        Our normal business activities expose us to risks associated with changes in the market price of natural gas, natural gas liquids and crude oil. Specifically, these risks are associated with (i) pre-existing or anticipated physical natural gas, natural gas liquids and crude oil sales, (ii) natural gas purchases and (iii) natural gas system use and storage. The unfavorable price changes are often caused by shifts in the supply and demand for these commodities, as well as their locations. Apart from our derivatives for retail distribution gas supply contracts under Terasen Gas (the sale of which was closed during the second quarter, see Note 7), during each period presented in the accompanying Consolidated Statements of Operations our derivative activities relating to the mitigation of these risks were designated and qualified as cash flow hedges in accordance with SFAS No. 133. We recognized a pre-tax gain of approximately $0.5 million and a pre-tax loss of approximately $0.7 million in the seven months ended December 31, 2007 and five months ended May 31, 2007, respectively, and a pre-tax gain of approximately $5.9 million and a pre-tax loss of approximately $3.5 million for the years ended December 31, 2006 and 2005, respectively, as a result of ineffectiveness of these hedges, which amounts are reported within the captions "Natural Gas Sales," "Oil and Product Sales" and "Gas Purchases and Other Costs of Sales" in the accompanying Consolidated Statements of Operations. There was no component of these derivatives instruments' gain or loss excluded from the assessment of hedge effectiveness.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Risk Management (Continued)

        In connection with the Going Private transaction, all of our commodity derivatives were re-designated as cash flow hedges effective June 1, 2007. Accumulated other comprehensive income of $417.8 million related to our share of accumulated losses on commodity derivatives was removed from other comprehensive income and thus will not be reclassified into earnings in future periods. However, the corresponding derivative liabilities related to these losses remained on our balance sheet and the settlement of them will negatively impact our cash flows in future periods.

        As hedged sales and purchases take place and we record them into earnings, we also reclassify the gains and losses included in accumulated other comprehensive income into earnings. During the seven months ended December 31, 2007 and the five months ended May 31, 2007, we reclassified gains of $0.4 million and losses of $11.4 million, respectively, of accumulated other comprehensive loss into earnings, as a result of hedged forecasted transactions occurring during these periods. During 2006 and 2005, we reclassified, $21.7 million and $102.3 million, respectively, of accumulated other comprehensive loss into earnings, as a result of hedged forecasted transactions occurring during these periods. During the five months ended May 31, 2007 and the year ended December 31, 2006, we reclassified $1.1 million of net gains and $2.9 million of net losses, respectively, into earnings as a result of the discontinuance of cash flow hedges due to a determination that the forecasted transactions would no longer occur by the end of the originally specified time period. During the seven months ended December 31, 2007 and the year ended December 31, 2005, we did not reclassify any of our accumulated other comprehensive loss into earnings as a result of the discontinuance of cash flow hedges. We expect to reclassify approximately $85.4 million of accumulated other comprehensive loss as of December 31, 2007 to earnings during the next twelve months.

        Derivative instruments that are entered into for the purpose of mitigating commodity price risk include swaps, futures and options. The fair values of these derivative contracts reflect the amounts that we would receive or pay to terminate the contracts at the reporting date and are included in the accompanying Consolidated Balances Sheets as of December 31, 2007 and 2006 within the captions indicated in the following table:

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006
	(In millions)	(In millions)
Derivatives Asset (Liability)
Current Assets: Other	$37.1	$133.6
Current Assets: Assets Held for Sale	$8.4	$9.0
Deferred Charges and Other Assets	$4.4	$13.8
Assets Held for Sale, Non-current	$—	$0.1
Current Liabilities: Other	$(594.7)	$(556.9)
Current Liabilities: Liabilities Held for Sale	$(0.4)	$(18.0)
Other Liabilities and Deferred Credits: Other	$(836.8)	$(510.2)
Other Liabilities and Deferred Credits: Liabilities Held for Sale, Non-current	$—	$(0.1)

        As of December 31, 2007, the maximum length of time over which we have hedged our exposure to the variability in future cash flows associated with commodity price risk is through December 2012.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Risk Management (Continued)

Interest Rate Risk Management

        We have exposure to interest rate risk as a result of the issuance of variable and fixed rate debt and commercial paper. We enter into interest rate swap agreements to mitigate our exposure to changes in the fair value of our fixed rate debt agreements.

        These hedging relationships are accounted for as fair value hedges under SFAS No. 133. Prior to the Going Private transaction, all of our interest rate swaps qualified for the "short-cut" method prescribed in SFAS No. 133 for qualifying fair value hedges. Accordingly, the carrying value of the swap was adjusted to its fair value as of the end of each reporting period, and an offsetting entry was made to adjust the carrying value of the debt securities whose fair value was being hedged. We recorded interest expense equal to the floating rate payments, which was accrued monthly and paid semi-annually.

        In connection with the Going Private transaction, all of our debt was recorded on our balance sheet at fair value and, except for Terasen Pipelines (Corridor) Inc.'s outstanding interest rate swap agreements classified as held for sale, all of our interest rate swaps were re-designated as fair value hedges effective June 1, 2007. Because these swaps did not have a fair value of zero as of June 1, 2007 they did not meet the requirements for the "short-cut" method of assessing their effectiveness. Accordingly, subsequent changes in the carrying value of the swap is adjusted to its fair value as of the end of each reporting period, and an offsetting entry is made to adjust the carrying value of the debt securities whose fair value is being hedged. Any hedge ineffectiveness resulting from the difference between the change in fair value of the interest rate swap and the change in fair value of the hedged debt instrument is recorded as interest expense in the current period. During the seven months ended December 31, 2007, no hedge ineffectiveness related to these hedges was recognized. Interest expense equal to the floating rate payments is accrued monthly and paid semi-annually.

        As of December 31, 2006, we, and our subsidiary Kinder Morgan Energy Partners were party to interest rate swap agreements with notional principal amounts of $2.325 billion and $2.1 billion, respectively, for a consolidated total of $4.425 billion. In addition, we were a party to interest rate swap agreements in Canada with notional principal amounts of C$609 million.

        During the five months ended May 31, 2007, our subsidiary Kinder Morgan Energy Partners, entered into additional fixed-to-floating interest rate swap agreements associated with its $600 million of 5.95% senior notes due February 15, 2018 with a combined notional principal of $500 million. Also during the five months ended May 31, 2007, we, and our subsidiary Kinder Morgan Energy Partners, terminated interest rate swaps with a notional value of $900 million and $100 million, respectively. The termination of these swaps resulted in a net gain of $52 million that was amortized to interest expense over the periods in which the hedged interest payments were forecasted to occur. In connection with the Going Private transaction, our portion of the unamortized gain as of May 31, 2007 was removed from the books in purchase accounting and will not impact our interest expense after that date.

        During the seven months ended December 31, 2007, interest rate swap agreements with a notional amount of $200 million matured on the same day as the corresponding hedged debt, the $250 million of 5.35% senior notes, became due at Kinder Morgan Energy Partners. Also during the seven months ended December 31, 2007, we terminated interest rate swaps with a notional value of $1.15 billion. The termination of these swaps resulted in a net gain of $24.5 million that is being amortized to interest expense over the periods in which the hedged interest payments were forecasted to occur. The total unamortized net gain on the termination of interest rate swaps of $30.3 million is included within the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Risk Management (Continued)

caption "Long-term Debt: Value of Interest Rate Swaps" in the accompanying Consolidated Balance Sheet December 31, 2007.

        The swaps denominated in Canadian dollars were sold as part of the respective sales of Terasen Inc. and Terasen Pipelines (Corridor) Inc. (see Note 7) in May and June of 2007, respectively.

        As of December 31, 2007, we and our subsidiary Kinder Morgan Energy Partners, were party to interest rate swap agreements with notional principal amounts of $275 million and $2.3 billion, respectively, for a consolidated total of $2.575 billion. The fair value of our interest rate swaps as of December 31, 2007 was $139.1 million and is included in the accompanying Consolidated Balance Sheet within the caption "Deferred Charges and Other Assets." Additionally, as discussed in Note 19, on March 7, 2008, we terminated our remaining interest rate swap having a notional value of $275 million associated with Kinder Morgan Finance Company, ULC's 6.40% senior notes due 2036.

        All of our interest rate swap agreements and those of our subsidiary, Kinder Morgan Energy Partners, have a termination date that corresponds to the maturity date of one of the associated series of senior notes and, as of December 31, 2007, the maximum length of time over which we have hedged a portion of our exposure to the variability in the value of this debt due to interest rate risk is through January 15, 2038. In addition, certain of our swap agreements contain mutual cash-out provisions that allow us or our counterparties to settle the agreement at certain future dates before maturity based on the then-economic value of the swap agreement.

        We are exposed to credit related losses in the event of nonperformance by counterparties to our interest rate swap agreements, and while we enter into derivative contracts primarily with investment grade counterparties and actively monitor their credit ratings, it is nevertheless possible that from time to time losses will result from counterparty credit risk. As of December 31, 2007, all of our interest rate swap agreements were with counterparties with investment grade credit ratings.

Net Investment Hedges

        We are exposed to foreign currency risk from our investments in businesses owned and operated outside the United States. To hedge the value of our investment in Canadian operations, we have entered into various cross-currency interest rate swap transactions that have been designated as net investment hedges in accordance with SFAS No. 133. We have recognized no ineffectiveness through the income statement as a result of these hedging relationships during the seven months ended December 31, 2007, the five months ended May 31, 2007 or during 2006. The effective portion of the changes in fair value of these swap transactions is reported as a cumulative translation adjustment under the caption "Accumulated Other Comprehensive Loss" in the accompanying Consolidated Balance Sheets at December 31, 2007 and 2006.

        In December 2005 we entered into three receive-fixed-rate, pay-fixed-rate U.S. dollar to Canadian dollar cross-currency interest rate swap agreements having a combined notional value of C$1,240 million. These derivative instruments were designated as a hedge of our net investment in Canadian operations in accordance with Statement 133. Also, in December 2005, we entered into three receive-fixed-rate, pay-variable-rate U.S. dollar to Canadian dollar cross-currency interest rate swap agreements having a combined notional value of C$1,254 million. These derivative instruments did not qualify for hedge accounting under SFAS No. 133. In February 2006 we entered into a series of transactions to effectively terminate these agreements and entered into a series of receive-fixed-rate, pay-fixed-rate U.S. dollar to Canadian dollar cross-currency interest rate swap agreements with the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Risk Management (Continued)

same notional value. The new derivative instruments were designated as hedges of our net investment in Canadian operations in accordance with SFAS No. 133. We recognized a one time non-cash, after-tax loss of approximately $14 million in the first quarter of 2006 from changes in the fair value of our receive-fixed-rate, pay-variable rate U.S. dollar to Canadian dollar cross-currency interest rate swaps from January 1, 2006 to the termination of the agreements.

        Due to the divestiture of a significant portion of our Canadian operations (see Note 7), we terminated approximately C$250 million and C$1,963 million of our cross-currency interest rate swaps during the seven months ended December 31, 2007 and the five months ended May 31, 2007, respectively. We paid a total of approximately US$43.2 million and US$151.3 million, respectively, to terminate these swaps. The portion of accumulated losses on these hedges relating to the disposed Canadian operations was included in the corresponding gain or loss on sale calculation for each asset group divested. The combined notional value of our remaining cross-currency interest rate swaps at December 31, 2007 is approximately C$281.6 million. The fair value of the swaps as of December 31, 2007 is a liability of US$51.2 million which is included in the caption "Other Liabilities and Deferred Credits: Other" in the accompanying Consolidated Balance Sheet.

12. Employee Benefits

        On September 29, 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statement Nos. 87, 88, 106 and 132(R) ("SFAS No. 158"). This statement requires a company to recognize the overfunded or underfunded status of its defined benefit pension and postretirement plans as assets or liabilities in its statement of financial position. The statement also requires a company to recognize as a component of other comprehensive income the gains or losses and prior service costs or credits that arise during a period but that are not recognized as part of net periodic benefit costs in the current period.

Knight Inc.

  (A) Retirement Plans

        We have defined benefit pension plans covering eligible full-time employees. These plans provide pension benefits that are based on the employees' compensation during the period of employment, age and years of service. These plans are tax-qualified subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, as amended. Our funding policy is to contribute annually the recommended contribution using the actuarial cost method and assumptions used for determining annual funding requirements. Plan assets consist primarily of pooled fixed income, equity, bond and money market funds. The Plan did not have any material investments in our company or affiliates as of December 31, 2007 and 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        Total amounts recognized in net periodic pension cost include the following components:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Net Periodic Pension Benefit Cost:
Service Cost	$5.6	$4.5	$10.6	$9.6
Interest Cost	8.1	5.6	12.7	12.1
Expected Return on Assets	(14.0)	(9.6)	(21.3)	(20.2)
Amortization of Transition Asset	—	—	—	(0.1)
Amortization of Prior Service Cost	—	0.1	0.2	0.2
Amortization of Loss	—	0.2	0.9	0.6

Net Periodic Pension Benefit Cost	$(0.3)	$0.8	$3.1	$2.2

        The following table sets forth the reconciliation of the beginning and ending balances of the pension benefit obligation:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Benefit Obligation at Beginning of Period	$236.5	$232.0	$224.5
Service Cost	5.6	4.5	10.6
Interest Cost	8.1	5.6	12.7
Actuarial Loss (Gain)	18.5	(2.5)	(4.3)
Plan Amendments	—	2.7	—
Business Combinations/Mergers	—	—	0.2
Benefits Paid	(10.7)	(5.8)	(11.7)

Benefit Obligation at End of Period	$258.0	$236.5	$232.0

        The accumulated benefit obligation through December 31, 2007 and 2006 was $248.1 million and $220.6 million, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        The following table sets forth the reconciliation of the beginning and ending balances of the fair value of the plans' assets and the plans' funded status:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Fair Value of Plan Assets at Beginning of Period	$273.4	$261.6	$242.4
Actual Return on Plan Assets During the Period	1.9	17.6	30.7
Contributions by Employer	—	—	—
Benefits Paid During the Period	(10.7)	(5.8)	(11.7)
Business Combinations/Mergers	—	—	0.2

Fair Value of Plan Assets at End of Period	264.6	273.4	261.6
Benefit Obligation at End of Period	(258.0)	(236.5)	(232.0)

Funded Status at End of Period	$6.6	$36.9	$29.6

        The accompanying Consolidated Balance Sheets at December 31, 2007 and 2006 include balances of $7.1 million and $28.2 million, respectively, under the caption "Deferred Charges and Other Assets" and balances of $0.4 million and $0.4 million respectively, under the caption "Other Liabilities and Deferred Credits: Other," related to our pension plans. Amounts recognized in "Accumulated Other Comprehensive Loss" consist of:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Application of SFAS 158—Net Loss	$—	$—	$19.6
Application of SFAS 158—Prior Service Cost	—	—	1.5
Net (Gain)/Loss Arising During Period	30.6	(10.5)	—
Prior Service Cost Arising During Period	—	2.7	—
Business Combinations	—	(13.0)	—
Amortization of (Gain)/Loss	—	(0.2)	—
Amortization of Prior Service Cost	—	(0.1)	—

	$30.6	$(21.1)	$21.1

        The estimated net loss for the defined benefit pension plans that will be amortized from accumulated other comprehensive income into net periodic pension benefit cost over the next fiscal year is $0.4 million.

        We do not expect to contribute to the Plan during 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        The following net benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Fiscal Year	Expected Net Benefit Payments
(In millions)
2008	$13.7
2009	$14.9
2010	$15.9
2011	$17.4
2012	$18.8
2013-2016	$114.2

        Effective January 1, 2001, we added a cash balance plan to our retirement plan. Certain collectively bargained employees and "grandfathered" employees continue to accrue benefits through the defined pension benefit plan described above. All other employees accrue benefits through a personal retirement account in the cash balance plan. All employees converting to the cash balance plan were credited with the current fair value of any benefits they had previously accrued through the defined benefit plan. We make contributions on behalf of these employees equal to 3% of eligible compensation every pay period. Interest is credited to the personal retirement accounts at the 30-year U.S. Treasury bond rate, or an approved substitute, in effect each year. Employees become fully vested in the plan after three years (five years prior to January 1, 2008) and they may take a lump sum distribution upon termination of employment or retirement.

        In addition to our retirement plan described above, we have the Knight Inc. Savings Plan (the "Plan"), a defined contribution 401(k) plan. The plan permits all full-time employees to contribute between 1% and 50% of base compensation, on a pre-tax basis, into participant accounts. In addition to a mandatory Company contribution equal to 4% of base compensation per year for most plan participants, we may make discretionary contributions. Certain employees' contributions are based on collective bargaining agreements. The mandatory contributions are made each pay period on behalf of each eligible employee. Participants may direct the investment of their contributions and all employer contributions, including discretionary contributions, into a variety of investments. Plan assets are held and distributed pursuant to a trust agreement. The total amount contributed for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the years ended 2006 and 2005 was $11.0 million, $8.1 million, $18.3 million and $14.6 million, respectively.

        Employer contributions for employees vest on the second anniversary of the date of hire. Effective October 1, 2005, a tiered employer contribution schedule was implemented for new employees of Kinder Morgan Energy Partners, L.P.'s Terminals segment. This tiered schedule provides for employer contributions of 1% for service less than one year, 2% for service between one and two years, 3% for services between two and five years, and 4% for service of five years or more. All employer contributions for Terminals employees hired after October 1, 2005 vest on the fifth anniversary of the date of hire. Effective January 1, 2008, this five year anniversary date for Terminals employees was changed to three years to comply with changes in federal regulations. Vesting and contributions for bargaining employees will follow the collective bargaining agreements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        At its July 2007 meeting, the compensation committee of our board of directors approved a special contribution of an additional 1% of base pay into the Plan for each eligible employee. Each eligible employee will receive an additional 1% Company contribution based on eligible base pay each pay period beginning with the first pay period of August 2007 and continuing through the last pay period of July 2008. The additional 1% contribution does not change or otherwise impact, the annual 4% contribution that eligible employees currently receive and the vesting schedule mirrors the Company's 4% contribution. Since this additional 1% Company contribution is discretionary, compensation committee approval will be required annually for each additional contribution. During the first quarter of 2008, excluding the 1% additional contribution described above, we will not make any additional discretionary contributions to individual accounts for 2007.

        Additionally, in 2006, an option to make after-tax "Roth" contributions (Roth 401(k) option) to a separate participant account was added to the Savings Plan as an additional benefit to all participants. Unlike traditional 401(k) plans, where participant contributions are made with pre-tax dollars, earnings grow tax-deferred, and the withdrawals are treated as taxable income, Roth 401(k) contributions are made with after-tax dollars, earnings are tax-free, and the withdrawals are tax-free if they occur after both (i) the fifth year of participation in the Roth 401(k) option, and (ii) attainment of age 59 1/2, death or disability. The employer contribution will still be considered taxable income at the time of withdrawal.

        In 2006, we elected not to make any restricted stock awards as a result of the Going Private transaction. To ensure that certain key employees who had previously received restricted stock and restricted stock unit awards continued under a long-term retention and incentive program, the Company implemented the Long-term Incentive Retention Award plan. The plan provides cash awards approved by the compensation committees of the Company which are granted in July of each year to recommended key employees. Senior management is not eligible for these awards. These grants require the employee to sign a grant agreement. The grants vest 100% after the third year anniversary of the grant provided the employee remains with the Company. Grants were made in July of 2006 and July of 2007. During the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006, we amortized $5.3 million, $1.3 million and $1.9 million, respectively, related to these grants.

  (B) Other Postretirement Employee Benefits

        We have a postretirement plan providing medical and life insurance benefits upon retirement. For certain eligible employees and their eligible dependents that are "grandfathered," we also provide a subsidized premium. All others who are eligible pay the full cost. We fund a portion of the future expected postretirement benefit cost under the plan by making payments to Voluntary Employee Benefit Association trusts. Plan assets are invested in a mix of equity funds and fixed income instruments similar to the investments in our pension plans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        Total amounts recognized in net periodic postretirement benefit cost include the following components:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
	(In millions)	(In millions)
Net Periodic Postretirement Benefit Cost:
Service Cost	$0.2	$0.2	$0.4	$0.4
Interest Cost	2.7	1.9	4.9	5.3
Expected Return on Assets	(3.9)	(2.7)	(5.8)	(5.7)
Amortization of Prior Service Credit	—	(0.7)	(1.6)	(1.7)
Amortization of Loss	—	2.0	5.2	5.0

Net Periodic Postretirement Benefit Cost	$(1.0)	$0.7	$3.1	$3.3

        The following table sets forth the reconciliation of the beginning and ending balances of the accumulated postretirement benefit obligation:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	December 31, 2006
	(In millions)	(In millions)
Benefit Obligation at Beginning of Period	$78.7	$84.0	$89.8
Service Cost	0.2	0.2	0.4
Interest Cost	2.7	1.9	4.9
Actuarial Loss (Gain)	7.5	(3.5)	(3.5)
Benefits Paid	(8.5)	(5.3)	(10.8)
Retiree Contributions	1.4	1.4	2.7
Plan Amendments	—	—	0.5

Benefit Obligation at End of Period	$82.0	$78.7	$84.0

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        The following table sets forth the reconciliation of the beginning and ending balances of the fair value of plan assets and the plan's funded status:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	December 31, 2006
	(In millions)	(In millions)
Fair Value of Plan Assets at Beginning of Period	$76.9	$67.5	$59.4
Actual Return on Plan Assets	0.1	4.5	7.2
Contributions by Employer	—	8.7	8.7
Retiree Contributions	1.6	1.2	2.7
Transfers In	0.1	—	—
Benefits Paid	(9.5)	(5.0)	(10.5)

Fair Value of Plan Assets at End of Period	69.2	76.9	67.5
Benefit Obligation at End of Period	(82.0)	(78.7)	(84.0)

Funded Status at End of Period	$(12.8)	$(1.8)	$(16.5)

        The accompanying Consolidated Balance Sheets at December 31, 2007 and 2006 include balances of $12.8 million and $16.9 million, respectively, under the caption "Other Liabilities and Deferred Credits: Other," related to our other postretirement benefit plans.

        Amounts recognized in "Accumulated Other Comprehensive Loss" consist of:

	Successor Company	Predecessor Company
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007	Year Ended December 31, 2006
	(In millions)	(In millions)
Application of SFAS 158—Net Loss	$—	$—	$60.2
Application of SFAS 158—Prior Service Cost	—	—	(15.8)
Net (Gain)/Loss Arising During Period	12.0	(5.4)	—
Business Combinations	—	(37.7)	—
Amortization of (Gain)/Loss	—	(2.0)	—
Amortization of Prior Service Cost	—	0.7	—

	$12.0	$(44.4)	$44.4

        The estimated net loss for the postretirement benefit plans that will be amortized from accumulated other comprehensive income into net periodic postretirement benefit cost over the next fiscal year is $0.3 million.

        We expect to make contributions of approximately $1.3 million to the plan in 2008.

        A one-percentage-point increase (decrease) in the assumed health care cost trend rate for each future year would have increased (decreased) the aggregate of the service and interest cost components of the 2007 net periodic postretirement benefit cost by approximately $5 $(4) thousand and would have

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

increased (decreased) the accumulated postretirement benefit obligation as of December 31, 2007 by approximately $79 $(74) thousand.

        The following net benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Fiscal Year	Expected Net Benefit Payments
(In millions)
2008	$7.7
2009	$7.5
2010	$7.2
2011	$7.0
2012	$6.8
2013-2016	$31.8

        In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("the Act") was signed into law. In January 2004, the FASB issued Staff Position ("FSP") FAS 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, to provide guidance on accounting and disclosure for the Act as it pertains to postretirement benefit plans, and in May 2004, the FASB issued FSP FAS 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which superseded FSP FAS 106-1 effective July 1, 2004, which provides specific authoritative guidance on the accounting for the federal subsidy included in the Act. In the third quarter of 2004, our board approved a resolution to amend our postretirement benefit plan to eliminate prescription drug benefits for Medicare eligible retirees effective January 1, 2006, which eliminates any potential effects on our periodic postretirement benefit costs due to the federal subsidy included in the Act.

  (C) Actuarial Assumptions

        The assumptions used to determine benefit obligations for the pension and postretirement benefit plans were:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Discount Rate	5.75%	6.00%	6.00%	5.75%
Expected Long-term Return on Assets	9.00%	9.00%	9.00%	9.00%
Rate of Compensation Increase (Pension Plan Only)	3.50%	3.50%	3.50%	3.50%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        The assumptions used to determine net periodic benefit cost for the pension and postretirement benefits were:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Discount Rate	6.00%	6.00%	5.75%	6.00%
Expected Long-term Return on Assets	9.00%	9.00%	9.00%	9.00%
Rate of Compensation Increase (Pension Plan Only)	3.50%	3.50%	3.50%	3.50%

        The assumed healthcare cost trend rates for the postretirement plan were:

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Healthcare Cost Trend Rate Assumed for Next Year	3.0%	3.0%	3.0%	3.0%
Rate to which the Cost Trend Rate is Assumed to Decline (Ultimate Trend Rate)	3.0%	3.0%	3.0%	3.0%
Year the Rate Reaches the Ultimate Trend Rate	2007	2007	2006	2005

  (D) Plan Investment Policies

        The investment policies and strategies for the assets of our pension and retiree medical and retiree life insurance plans are established by the Fiduciary Committee (the "Committee"), which is responsible for investment decisions and management oversight of each plan. The stated philosophy of the Committee is to manage these assets in a manner consistent with the purpose for which the plans were established and the time frame over which the plans' obligations need to be met. The objectives of the investment management program are to (1) meet or exceed plan actuarial earnings assumptions over the long term and (2) provide a reasonable return on assets within established risk tolerance guidelines and liquidity needs of the plans with the goal of paying benefit and expense obligations when due. In seeking to meet these objectives, the Committee recognizes that prudent investing requires taking reasonable risks in order to raise the likelihood of achieving the targeted investment returns. In order to reduce portfolio risk and volatility, the Committee has adopted a strategy of using multiple asset classes.

        As of December 31, 2007, the following target asset allocation ranges were in effect for our pension plans (Minimum/Target/Maximum): Cash—0%/0%/5%; Fixed Income—20%/30%/40%; Equity—55%/65%/75% and Alternative Investments—0%/5%/10%. As of December 31, 2007, the following target asset allocation ranges were in effect for our retiree medical and retiree life insurance plans (Minimum/Target/Maximum): Cash—0%/5%/15%; Fixed Income—15%/25%/35% and Equity—60%/70%/80%. In order to achieve enhanced diversification, the equity category is further subdivided into sub-categories with respect to small cap vs. large cap, value vs. growth and international vs. domestic, each with its own target asset allocation. Historically, our plans have allowed for up to 10% (15% with asset appreciation) of the plans' assets to be held in Kinder Morgan, Inc. common stock.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

During the fourth quarter of 2006, all investments in Kinder Morgan, Inc. common stock held by the plans were systematically liquidated at the discretion of our independent fiduciary. As a result of the sale of these assets, at December 31, 2006, the cash position in our pension plan was above the maximum allocation (15.6% vs 5% maximum allocation) and the large cap equity position (32.8%) was slightly above the minimum large cap allocation (30%) but below the target allocation (40%). In the first quarter of 2007, the Committee rebalanced the plans' portfolios to be within the allocation ranges specified by investment policies.

        In implementing its investment policies and strategies, the Committee has engaged a professional investment advisor to assist with its decision making process and has engaged professional money managers to manage plan assets. The Committee believes that such active investment management will achieve superior returns with comparable risk in comparison to passive management. Consistent with its goal of reasonable diversification, no manager of an equity portfolio for the plan is allowed to have more than 10% of the market value of the portfolio in a single security or weight a single economic sector more than twice the weighting of that sector in the appropriate market index. Finally, investment managers are not permitted to invest or engage in the following equity transactions unless specific permission is given in writing (which permission has not been requested or granted by the Committee to-date): derivative instruments, except for the purpose of asset value protection (such as writing covered calls), direct ownership of letter stock, restricted stock, limited partnership units (unless the security is registered and listed on a domestic exchange), venture capital, short sales, margin purchases or borrowing money, stock loans and commodities. In addition, fixed income holdings in the following investments are prohibited without written permission: private placements, except medium-term notes and securities issued under SEC Rule 144a; foreign bonds (non-dollar denominated); municipal or other tax exempt securities, except taxable municipals; margin purchases or borrowing money to effect leverage in the portfolio; inverse floaters, interest only and principle only mortgage structures; and derivative investments (futures or option contracts) used for speculative purposes. Certain other types of investments such as hedge funds and land purchases are not prohibited as a matter of policy but have not, as yet, been adopted as an asset class or received any allocation of fund assets.

  (E) Return on Plan Assets

        For the year ending December 31, 2007, our defined benefit pension plan yielded a weighted-average rate of return of 8.61%, below the expected rate of return on assets of 9.00%. Investment performance for a balanced fund comprised of a similar mix of assets yielded a weighted-average return of 6.13%, so our plans exceeded the performance of the benchmark balanced fund index. For the year ending December 31, 2007, our retiree medical and retiree life insurance plans yielded a weighted-average rate of return of 6.44%, below the expected rate of return on assets of 9.00%. Investment performance for a balanced fund comprised of a similar mix of assets yielded a weighted-average return of 5.16%, so our plans exceeded the performance of the benchmark balanced fund index.

        At December 31, 2007, our pension plan assets consisted of 69.5% equity, 27.3% fixed income and 3.2% cash and cash equivalents, and our retiree medical and retiree life insurance plan assets consisted of 66.7% equity, 28.9% fixed income and 4.4% cash and cash equivalents. Historically over long periods of time, widely traded large cap equity securities have provided a return of 10%, while fixed income securities have provided a return of 6%, indicating that a long term expected return predicated on the asset allocation as of December 31, 2007 would be approximately 9.6% to 9.8% if investments were made in the broad indexes. Therefore, we arrived at an overall expected return of 9% for purposes of making the required calculations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

Kinder Morgan Energy Partners

        Kinder Morgan Canada Inc. and Trans Mountain Pipeline Inc. (as general partners of Trans Mountain Pipeline, L.P.) are sponsors of pension plans for eligible Trans Mountain employees. The plans include registered defined benefit pension plans, supplemental unfunded arrangements, which provide pension benefits in excess of statutory limits, and defined contributory plans. Kinder Morgan Energy Partners also provides postretirement benefits other than pensions for retired employees. Our combined net periodic benefit costs for these Trans Mountain pension and postretirement benefit plans for the seven months ended December 31, 2007 and the five months ended May 31, 2007 was approximately $1.9 million and $1.3 million, respectively. As of December 31, 2007, we estimate our overall net periodic pension and postretirement benefit costs for these plans for the year 2008 will be approximately $3.1 million, although this estimate could change if there is a significant event, such as a plan amendment or a plan curtailment, which would require a remeasurement of liabilities. We expect to contribute approximately $2.6 million to these benefit plans in 2008. Prior to the sale of Trans Mountain to Kinder Morgan Energy Partners on April 18, 2008 (refer to Note 1(I)), the pension plans of Trans Mountain were part of the Terasen pension plans. Refer to the following discussion on the Terasen pension plans for 2006.

        In connection with Kinder Morgan Energy Partners' acquisition of SFPP, L.P., referred to as SFPP, and Kinder Morgan Bulk Terminals, Inc. in 1998, Kinder Morgan Energy Partners acquired certain liabilities for pension and postretirement benefits. Kinder Morgan Energy Partners provides medical and life insurance benefits to current employees, their covered dependents and beneficiaries of SFPP and Kinder Morgan Bulk Terminals. Kinder Morgan Energy Partners also provides the same benefits to former salaried employees of SFPP. Additionally, Kinder Morgan Energy Partners will continue to fund these costs for those employees currently in the plan during their retirement years. SFPP's postretirement benefit plan is frozen, and no additional participants may join the plan. The noncontributory defined benefit pension plan covering the former employees of Kinder Morgan Bulk Terminals is the Knight Inc. Retirement Plan. The benefits under this plan are based primarily upon years of service and final average pensionable earnings; however, benefit accruals were frozen as of December 31, 1998.

        The net periodic benefit cost for the SFPP postretirement benefit plan were credits of $0.1 million, $0.1 million and $0.3 million for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006, respectively. The credits resulted in increases to income, largely due to amortizations of an actuarial gain and a negative prior service cost. As of December 31, 2007, we estimate no overall net periodic postretirement benefit cost for the SFPP postretirement benefit plan for the year 2008, however, this estimate could change if a future significant event would require a remeasurement of liabilities. In addition, we expect to contribute approximately $0.4 million to this postretirement benefit plan in 2008.

        As of December 31, 2007 and 2006, the recorded value of Kinder Morgan Energy Partners' pension and postretirement benefit obligations for these plans was a combined $37.5 million and $28.4 million, respectively.

Multiemployer Plans

        As a result of acquiring several terminal operations, primarily the acquisition of Kinder Morgan Bulk Terminals, Inc. effective July 1, 1998, Kinder Morgan Energy Partners participates in several multi-employer pension plans for the benefit of employees who are union members. Kinder Morgan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

Energy Partners does not administer these plans and contributes to them in accordance with the provisions of negotiated labor contracts. Other benefits include a self-insured health and welfare insurance plan and an employee health plan where employees may contribute for their dependents' health care costs. Amounts charged to expense for these plans totaled $2.5 million, $4.2 million and $6.3 million for the five months ended May 31, 2007, the seven months ended December 31, 2007 and the year ended December 31, 2006, respectively.

Terasen

        Prior to the sale of Terasen Inc. and Terasen Pipelines (Corridor) Inc. on May 17, 2007 and June 15, 2007, respectively, (see Note 7) we were a sponsor of pension plans for eligible employees. Our expense for the Terasen Inc. and Corridor pension and other postretirement benefits plans for the period from January 1 to May 15, 2007 was $3.7 million. After the sale of Terasen and Corridor we no longer had expenses or obligations related to these pension and other postretirement plans. The Terasen and Corridor plans included registered defined benefit pension plans, supplemental unfunded arrangements, which provide pension benefits in excess of statutory limits, and defined contributory plans. We also provided postretirement benefits other than pensions for retired employees. The following is a summary of each type of plan:

  (A) Description of Plans

Defined Benefit Plans

        Retirement benefits under the defined benefit plans are based on employees' years of credited service and remuneration. Company contributions to the plan were based upon independent actuarial valuations. The most recent actuarial valuations of the defined benefit pension plans for funding purposes were at December 31, 2005 and December 31, 2004.

Defined Contribution Plan

        Effective in 2000 for Terasen Gas and 2003 for petroleum transportation operations, all new non-union employees became members of defined contribution pension plans. Company contributions to the plan were based upon employee age and pensionable earnings for employees of the natural gas distribution operations and pensionable earnings for employees of the petroleum transportation operation.

Supplemental Plans

        Certain employees were eligible to receive supplemental benefits under both the defined benefit and defined contribution plans. The supplemental plans provided pension benefits in excess of Canadian statutory limits. The supplemental plans were unfunded and were secured by letters of credit. Beginning in 2006, we capped eligible compensation for Canada-based employees at C$250,000 per year.

Other Postretirement Benefits

        We provided retired employees with other postretirement benefits that included, depending on circumstances, supplemental health, dental and life insurance coverage. Postretirement benefits were unfunded and annual expense was recorded on an accrual basis based on independent actuarial

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

determinations, considering among other factors, health care cost escalation. The most recent actuarial valuations were completed as of December 31, 2005.

  (B) Actuarial Valuations

        The financial positions of the employee defined benefit pension plans and postretirement benefit plans are presented in aggregate in the tables below.

        Net periodic pension and postretirement costs include the following components:

	Year Ended December 31, 2006		Month Ended December 31, 2005
	Pension Benefit Plans	Postretirement Benefit Plans	Pension Benefit Plans	Postretirement Benefit Plans
	(In millions)
Service Cost	$7.7	$1.5	$0.7	$0.1
Interest Cost	14.8	3.6	1.2	0.3
Expected Return on Assets	(17.4)	—	(1.6)	—
Expense Load	0.1	0.1	—	—
Actuarial Loss	0.2	—	—	—
Special Termination Benefits	0.4	—	—	—

Net Periodic Pension Benefit Cost	5.8	5.2	0.3	0.4
Defined Contribution Cost	0.1	—	0.2	—

Total Benefit Expense	$5.9	$5.2	$0.5	$0.4

        The following table sets forth the reconciliation of the beginning and ending balances of the pension and postretirement benefit obligation:

	Year Ended December 31, 2006
	Pension Benefit Plans	Postretirement Benefit Plans
	(In millions)
Benefit Obligation at Beginning of Period	$296.1	$70.5
Change in Foreign Exchange Rates	(0.6)	(0.2)
Service Cost	7.7	1.5
Interest Cost	14.8	3.6
Change in Discount Rate	—	—
Actuarial Loss	11.5	3.0
Contributions by Members	2.9	—
Special Termination Benefits	0.4	—
Benefits Paid	(15.3)	(1.5)

Benefit Obligation at End of Period	$317.5	$76.9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

        The accumulated pension benefit obligation through December 31, 2006 was $267.0 million.

        The following table sets forth the reconciliation of the beginning and ending balances of the fair value of the plans' assets and the plans' funded status:

	Year Ended December 31, 2006
	Pension Benefit Plans	Postretirement Benefit Plans
	(In millions)
Fair Value of Plan Assets at Beginning of Period	$256.7	$—
Change in Foreign Exchange Rates	(0.5)	—
Actual Return on Plan Assets During the Period	35.9	—
Contributions by Employer	7.6	1.6
Contributions by Members	2.9	—
Expense Load	(0.1)	(0.1)
Benefits Paid During the Period	(15.3)	(1.5)

Fair Value of Plan Assets at End of Year	287.2	—
Benefit Obligation at End of Year	(317.5)	(76.9)

Funded Status at End of Year	$(30.3)	$(76.9)

        Amounts recognized in the consolidated balance sheets after application of SFAS No. 158 are as follows:

	December 31, 2006
	Pension Benefit Plans	Postretirement Benefit Plans
	(In millions)
Non-current Assets	$10.2	$—
Non-current Liabilities	(40.5)	(76.9)

	$(30.3)	$(76.9)

        Amounts in "Accumulated Other Comprehensive Loss" in the accompanying Consolidated Balance Sheet consist of:

	December 31, 2006
	Pension Benefit Plans	Postretirement Benefit Plans
	(In millions)
Net Loss	$2.2	$5.4
Prior Service Cost (Credit)(1)	—	—

	$2.2	$5.4

    (1)
    Net prior service credit for the pension benefit plan was less than $0.1 million at December 31, 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Employee Benefits (Continued)

  (C) Actuarial Assumptions

        The assumptions used to determine benefit obligations for the pension and postretirement benefit plans were:

	December 31,
	2006	2005
Discount Rate	5.00%	5.00%
Expected Long-term Return on Assets	7.25%	7.50%
Rate of Compensation Increase (Pension Plan Only)(1)	3.84%	3.50%

    (1)
    Rate of compensation increase is for the next five years. Thereafter, the rate decreases to 3.50%.

        The assumptions used to determine net periodic benefit cost for the pension and postretirement benefits were:

	Year Ended December 31,	Month Ended December 31,
	2006	2005
Discount Rate	5.00%	5.25%
Expected Long-term Return on Assets	7.25%	7.50%
Rate of Compensation Increase (Pension Plan Only)	3.84%	3.50%

        The assumed healthcare cost trend rates for the postretirement plan were:

	December 31,
	2006	2005
Healthcare Cost Trend Rate Assumed for Next Year	10.0%	7.0%
Rate to which the Cost Trend Rate is Assumed to Decline (Ultimate Trend Rate)	5.0%	5.0%
Year the Rate Reaches the Ultimate Trend Rate	2011	2008

13. Share-based Compensation

Knight Inc.

        Effective January 1, 2006, we implemented Statement of Financial Accounting Standards ("SFAS") No. 123R (revised 2004), Share-Based Payment ("SFAS No. 123R"). This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and requires companies to expense the value of employee stock options and similar awards. Because we used the fair-value method of accounting for stock-based compensation for pro forma disclosure under SFAS No. 123, we applied SFAS No. 123R using the modified prospective method. Under this transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS No. 123 for pro forma disclosures.

        In March 2007, all stock options and restricted stock held by employees of our discontinued U.S. Retail operations became fully vested. In May 2007, all restricted stock units held by employees of our

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Share-based Compensation (Continued)

discontinued Terasen gas operations became fully vested and any contingent stock unit grants were fully expensed. Finally, on May 30, 2007 all remaining stock options and restricted stock became fully vested and were exercised upon the closing of the Going Private transaction. We recorded expense of $25.7 million related to the accelerated vesting of these awards.

        Stock options issued in the periods presented below were under the following plans: The 1992 Non-Qualified Stock Option Plan for Non-Employee Directors (which plan has expired), the 1994 Kinder Morgan, Inc. Long-term Incentive Plan (which plan has expired), the Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan and the Non-Employee Directors Stock Awards Plan. The 1994 plan provided for, and the 1999 plan and the Non-Employee Directors Stock Awards Plan provided for the issuance of restricted stock. There were also two employee stock purchase plans, one for U.S. employees and one for Canada-based employees.

        Over the years, the 1999 Stock Plan had been amended to increase shares available to grant, to allow for granting of restricted shares, and effective January 18, 2006 had been amended to allow for the granting of restricted stock units to employees residing outside the United States. We stopped granting stock options after July 2004 and replaced option grants with grants of restricted stock and restricted stock units to fewer people and in smaller amounts. Our restricted stock and restricted stock unit grants generally had either a three-year or five-year cliff vesting.

        For the five months ended May 31, 2007 and the year ended December 31, 2006, we recognized stock option expense of $0.8 million and $5.0 million, respectively.

        During 2006 and 2005 we made restricted common stock grants to employees of 10,000 and 223,940 shares, respectively. These grants were valued at $1.0 million and $20.2 million, respectively, based on the closing market price of our common stock on either the date of grant or the measurement date, if different. Restricted stock grants made to employees vest over three and five year periods. During 2006 and 2005, we made restricted common stock grants to our non-employee directors of 17,600 and 15,750, respectively. These grants were valued at $1.7 million and $1.1 million, respectively. All of the restricted stock grants made to non-employee directors vested during a six-month period. Expense related to restricted stock grants was recognized on a straight-line basis over the respective vesting periods. During the five months ended May 31, 2007 and the years ended December 31, 2006 and 2005, we amortized $5.0 million, $14.9 million and $8.2 million, respectively, related to restricted stock grants.

        During 2006, we made restricted stock unit grants of 61,800 units. These grants were valued at $6.0 million, based on the closing market price of our common stock on either the date of grant or the measurement date, if different. During the five months ended May 31, 2007 and the year ended December 31, 2006, we amortized $1.6 million and $3.4 million, respectively, related to restricted stock unit grants.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Share-based Compensation (Continued)

        A summary of the status of our restricted stock and restricted stock unit plans at May 31, 2007 and December 31, 2006, and changes during the period then ended is presented in the table below:

	Predecessor Company
	Five Months Ended May 31, 2007(1)		Year Ended December 31, 2006
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
	(Dollars in millions)
Outstanding at Beginning of Period	812,240	$55.6	880,310	$56.6
Granted	—	—	89,400	8.7
Reinstated	—	—	50,000	2.7
Vested	(59,117)	(4.8)	(193,620)	(11.3)
Forfeited	(12,016)	(1.0)	(13,850)	(1.1)

Outstanding at End of Period	741,107	$49.8	812,240	$55.6

Intrinsic Value of Restricted Stock Vested During the Period		$3.6		$19.2

(1)
As discussed above, all remaining restricted stock at the end of the period became fully vested and was exercised upon the closing of the Going Private transaction.

        Contingent grants totaling an additional 178,000 shares of restricted common stock and 65,650 restricted stock units were granted in July 2006. Upon the closing of the Going Private transaction, these grants were replaced with the Long-term Incentive Retention Award plan (see Note 12).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Share-based Compensation (Continued)

        A summary of the status of our stock option plans at May 31, 2007, December 31, 2006 and 2005, and changes during the periods then ended is presented in the table and narrative below:

	Predecessor Company
			Year Ended December 31,
	Five Months Ended May 31, 2007(1)
			2006		2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at Beginning of Period	2,604,217	$46.02	3,421,849	$45.21	5,026,436	$44.18
Granted	—	$—	—	$—	—	$—
Exercised	(160,838)	$44.67	(618,746)	$44.82	(1,505,399)	$41.48
Forfeited	(35,975)	$50.10	(198,886)	$41.95	(99,188)	$50.48

Outstanding at End of Period	2,407,404	$46.06	2,604,217	$46.02	3,421,849	$45.21

Exercisable at End of Period	2,183,379	$44.55	2,310,392	$44.49	2,260,059	$41.01

Weighted-Average Fair Value of Options Granted		$—		$—		$—
Aggregate Intrinsic Value of Options Exercisable at End of Period (in millions)		$142.0		$147.9
Intrinsic Value of Options Exercised During the Period (In millions)		$9.9		$34.1
Cash Received from Exercise of Options During the Period (In millions)		$7.2		$27.7

(1)
As discussed above, all remaining stock options at the end of the period became fully vested and were exercised upon the closing of the Going Private transaction.

        The following table sets forth our common stock options outstanding at May 31, 2007, weighted-average exercise prices, weighted-average remaining contractual lives, common stock options exercisable and the exercisable weighted-average exercise price:

Predecessor Company
Options Outstanding				Options Exercisable
Price Range	Number Outstanding	Wtd. Avg. Exercise Price	Wtd. Avg. Remaining Contractual Life	Number Exercisable	Wtd. Avg. Exercise Price
$00.00 - $23.81	358,280	$23.81	2.35 years	358,280	$23.81
$24.75 - $43.10	505,674	$35.99	4.02 years	505,474	$35.99
$49.00 - $53.20	585,278	$50.76	3.74 years	585,078	$50.76
$53.60 - $60.18	663,097	$55.00	3.75 years	663,072	$55.00
$60.79 - $61.40	295,075	$60.91	4.52 years	71,475	$61.30

	2,407,404	$46.06	3.69 years	2,183,379	$44.55

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Share-based Compensation (Continued)

        Prior to the Going Private transaction, we could sell up to 2,400,000 shares of common stock to eligible employees under the employee stock purchase plan. Employees purchased shares through voluntary payroll deductions. Through 2004, shares were purchased quarterly at a 15% discount from the closing price of the common stock on the last trading day of each calendar quarter. Beginning with the March 31, 2005 quarterly purchase, the discount was reduced to 5%, thus making the employee stock purchase plan a non-compensatory plan under SFAS No. 123R. Employees purchased 7,605 shares, 36,772 shares and 45,541 shares for the five months ended May 31, 2007 and the years ended December 31, 2006 and 2005, respectively. We also had a Foreign Subsidiary Employees Stock Purchase Plan for our employees working in Canada. This plan mirrored the Employee Stock Purchase Plan for our United States employees. Employees were eligible to participate in the program beginning April 1, 2006. Employees purchased 545 shares and 2,098 shares during the five months ended May 31, 2007 and the year ended December 31, 2006.

Kinder Morgan Energy Partners

        Kinder Morgan Energy Partners accounts for common unit options granted under its common unit option plan according to the provisions of SFAS No. 123R (revised 2004), "Share-Based Payment", which became effective January 1, 2006. However, there have been no common unit options granted or any other share-based payment awards made since May 2000; and as of December 31, 2005, all outstanding options to purchase common units were fully vested. Therefore, the adoption of this Statement did not have an effect on its consolidated financial statements due to the fact that the end of the requisite service period has been reached for any compensation cost resulting from share-based payments made under its common unit option plan.

        Kinder Morgan Energy Partners has three common unit-based compensation plans: A common unit option plan, the Directors' Unit Appreciation Rights Plan and the Kinder Morgan Energy Partners, L.P. Common Unit Compensation Plan.

        The common unit option plan was established in 1998. The plan was authorized to grant up to 500,000 options to key personnel and terminates in March, 2008. The options granted generally have a term of seven years, vest 40% on the first anniversary of the date of grant and 20% on each of the next three anniversaries, and have exercise prices equal to the market price of the common units at the grant date. No grants have been made under this plan since May 2000. During 2006, 4,200 options to purchase common units were cancelled or forfeited and 21,100 options to purchase common units were exercised at an average price of $19.67 per unit. The common units underlying these options had an average fair market value of $46.43 per unit. As of December 31, 2006 and 2007, there were no outstanding options under this plan.

        The Directors' Unit Appreciation Rights Plan was established on April 1, 2003. Pursuant to this plan, each of Kinder Morgan Management's three non-employee directors was eligible to receive common unit appreciation rights. Upon the exercise of unit appreciation rights, Kinder Morgan Energy Partners will pay, within thirty days of the exercise date, the participant an amount of cash equal to the excess, if any, of the aggregate fair market value of the unit appreciation rights exercised as of the exercise date over the aggregate award price of the rights exercised. The fair market value of one unit appreciation right as of the exercise date will be equal to the closing price of one common unit on the New York Stock Exchange on that date. The award price of one unit appreciation right will be equal to the closing price of one common unit on the New York Stock Exchange on the date of grant. All unit appreciation rights granted vest on the six-month anniversary of the date of grant and have a ten-year

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Share-based Compensation (Continued)

term. A total of 52,500 unit appreciation rights were granted in 2003 and 2004. During 2007, 7,500 unit appreciation rights were exercised by one director at an aggregate fair value of $53.00 per unit. No unit appreciation rights were exercised during 2006. As of December 31, 2007, 45,000 unit appreciation rights had been granted, vested and remained outstanding. In 2005, this plan was replaced with the Kinder Morgan Energy Partners, L.P. Common Unit Compensation Plan for Non-Employee Directors, discussed following.

        The Kinder Morgan Energy Partners, L.P. Common Unit Compensation Plan recognizes that the compensation to be paid to each non-employee director is fixed by the Kinder Morgan Management board, generally annually, and that the compensation is expected to include an annual retainer payable in cash. Pursuant to the plan, in lieu of receiving cash compensation, each non-employee director may elect to receive common units. A non-employee director may make a new election each calendar year. The total number of common units authorized under this compensation plan is 100,000. All common units issued under this plan are subject to forfeiture restrictions that expire six months from the date of issuance. A total of 17,780 common units were issued to non-employee directors in 2005, 2006 and 2007 as a result of their elections to receive common units in lieu of cash compensation.

14. Commitments and Contingent Liabilities

  (A) Operating Leases and Purchase Obligations

        Expenses incurred under operating leases were $43.8 million for the seven months ended December 31, 2007, $32.2 million for the five months ended May 31, 2007, $53.5 million in 2006 and $21.6 million in 2005, of which $0.1 million in the seven months ended December 31, 2007, $1.2 million in the five months ended May 31, 2007, $3.1 million in 2006 and $1.9 million in 2005, respectively, were associated with our discontinued operations. The principal reasons for the increased expense in 2006 compared to 2005 is due to our implementation of EITF No. 04-5, which requires us to include Kinder Morgan Energy Partners and its consolidated subsidiaries as consolidated subsidiaries in our consolidated financial statements effective January 1, 2006 and the inclusion of Terasen's operating leases. We acquired Terasen effective November 30, 2005 (see Note 4 for information regarding this acquisition) and sold a majority of its assets in May and June of 2007 (see Note 7 for information regarding the divestitures). Future minimum commitments under major operating leases as of December 31, 2007 are as follows:

Year	Operating Leases(1)
2008	$57.9
2009	49.4
2010	46.4
2011	42.5
2012	39.1
Thereafter	439.3

Total	$674.6

    (1)
    Approximately $2.3 million, $0.3 million, $0.3 million, $0.3 million, $0.3 million and $2.2 million in 2008, 2009, 2010, 2011, 2012 and thereafter, respectively, is attributable to

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Commitments and Contingent Liabilities (Continued)

      operating lease obligations associated with our NGPL business segment classified as held for sale.

        We have not reduced our total minimum payments for future minimum sublease rentals, aggregating approximately $6.5 million. The remaining terms on our operating leases range from one to 61 years.

  (B) Capital Leases

        Our capital leases are not material on a cumulative basis or in any year.

        Amortization of assets recorded under capital leases is included with depreciation expense. The components of "Property, Plant and Equipment, Net" recorded under capital leases are as follows (in millions):

	Successor Company	Predecessor Company
	December 31, 2007	December 31, 2006(1)
Property, Plant and Equipment	$2.2	$22.6
Less: Accumulated Amortization	(0.3)	(15.3)

	$1.9	$7.3

    (1)
    Approximately $18.5 million of property, plant and equipment and $12.3 million of accumulated amortization are associated with our discontinued operations.

  (C) Guarantee

        As a result of our December 1999 sale of assets to ONEOK, ONEOK became primarily obligated for the lease of the Bushton gas processing facility. We remain secondarily liable for the lease, which had a remaining minimum obligation of approximately $103.0 million at December 31, 2007, with payments that average approximately $23 million per year through 2012.

  (D) Capital Expenditures Budget

        Approximately $259.1.million of our consolidated capital expenditure budget for 2008 had been committed for the purchase of plant and equipment at December 31, 2007.

  (E) Commitments for Incremental Investment

        We could be obligated (i) based on operational performance of the equipment at the Jackson, Michigan power generation facility to invest up to an additional $3 to $8 million per year for the next 12 years and (ii) based on cash flows generated by the facility, to invest up to an additional $25 million beginning in 2018, in each case in the form of an incremental preferred interest.

  (F) Contingent Debt

Cortez Pipeline Company Debt

        Pursuant to a certain Throughput and Deficiency Agreement, the partners of Cortez Pipeline Company (Kinder Morgan CO2 Company, L.P.—50% partner; a subsidiary of Exxon Mobil

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Commitments and Contingent Liabilities (Continued)

Corporation—37% partner; and Cortez Vickers Pipeline Company—13% partner) are required, on a several, proportional percentage ownership basis, to contribute capital to Cortez Pipeline Company in the event of a cash deficiency. Furthermore, due to Kinder Morgan Energy Partners' indirect ownership of Cortez Pipeline Company through Kinder Morgan CO2 Company, L.P., Kinder Morgan Energy Partners severally guarantees 50% of the debt of Cortez Capital Corporation, a wholly owned subsidiary of Cortez Pipeline Company.

        As of December 31, 2007, the debt facilities of Cortez Capital Corporation consisted of (i) $64.3 million of Series D notes due May 15, 2013; (ii) a $125 million short-term commercial paper program; and (iii) a $125 million five-year committed revolving credit facility due December 22, 2009 (to support the above-mentioned $125 million commercial paper program). As of December 31, 2007, Cortez Capital Corporation had $93.0 million of commercial paper outstanding with an average interest rate of approximately 5.66%, the average interest rate on the Series D notes was 7.14%, and there were no borrowings under the credit facility.

        With respect to Cortez's Series D notes, Shell Oil Company shares our several guaranty obligations jointly and severally; however, Kinder Morgan Energy Partners is obligated to indemnify Shell for liabilities it incurs in connection with such guaranty and JP Morgan Chase issued a letter of credit on Kinder Morgan Energy Partners' behalf in December 2006 in the amount of $37.5 million to secure its indemnification obligations to Shell for 50% of the $75.0 million in principal amount of Series D notes outstanding as of December 31, 2006.

Red Cedar Gathering Company Debt

        Red Cedar Gathering Company was the obligor on $55 million in aggregate principal amount of senior notes due October 31, 2010. The senior notes are collateralized by a first priority lien on the ownership interests, including Kinder Morgan Energy Partners' 49% ownership interest, in Red Cedar Gathering Company. The senior notes are also guaranteed by Kinder Morgan Energy Partners and the other owner of Red Cedar Gathering Company jointly and severally. As of December 31, 2006, $31.4 million in principal amount of notes were outstanding.

        In March 2007, Red Cedar refinanced the outstanding balance of its existing senior notes through a private placement of $100 million in principal amount of ten year fixed rate notes. As a result of Red Cedar Gathering Company's retirement of the remaining $31.4 million outstanding principal amount of its senior notes, Kinder Morgan Energy Partners is no longer contingently liable for any Red Cedar Gathering Company debt.

Nassau County, Florida Ocean Highway and Port Authority Debt

        Kinder Morgan Energy Partners has posted a letter of credit as security for borrowings under Adjustable Demand Revenue Bonds issued by the Nassau County, Florida Ocean Highway and Port Authority. The bonds were issued for the purpose of constructing certain port improvements located in Fernandino Beach, Nassau County, Florida. Kinder Morgan Energy Partners' subsidiary, Nassau Terminals LLC is the operator of the marine port facilities.

        The bond indenture is for 30 years and allows the bonds to remain outstanding until December 1, 2020. Principal payments on the bonds are made on the first of December each year and corresponding reductions are made to the letter of credit. As of December 31, 2007, this letter of credit had a face amount of $22.5 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Commitments and Contingent Liabilities (Continued)

Rockies Express Pipeline LLC Debt

        Pursuant to certain guaranty agreements, all three member owners of West2East Pipeline LLC (which owns all of the member interests in Rockies Express Pipeline LLC) have agreed to guarantee, severally in the same proportion as their percentage ownership of the member interests in West2East Pipeline LLC, borrowings under Rockies Express Pipeline LLC's (i) $2.0 billion five-year, unsecured revolving credit facility due April 28, 2011; (ii) $2.0 billion commercial paper program; and (iii) $600 million in principal amount of floating rate senior notes due August 20, 2009. The three member owners and their respective ownership interests consist of the following: Kinder Morgan Energy Partners' subsidiary Kinder Morgan W2E Pipeline LLC—51%, a subsidiary of Sempra Energy—25%, and a subsidiary of ConocoPhillips—24%.

        Borrowings under the Rockies Express Pipeline LLC commercial paper program are primarily used to finance the construction of the Rockies Express interstate natural gas pipeline and to pay related expenses. The credit facility, which can be amended to allow for borrowings up to $2.5 billion, supports borrowings under the commercial paper program, and borrowings under the commercial paper program reduce the borrowings allowed under the credit facility.

        On September 20, 2007, Rockies Express Pipeline LLC issued $600 million in principal amount of senior unsecured floating rate notes. The notes have a maturity date of August 20, 2009, and interest on these notes is paid and computed quarterly on an interest rate of three-month LIBOR plus a spread. Upon issuance of the notes, Rockies Express Pipeline LLC entered into two floating-to-fixed interest rate swap agreements having a combined notional principal amount of $600 million and a maturity date of August 20, 2009.

        In addition to the $600 million in senior notes, as of December 31, 2007, Rockies Express Pipeline LLC had $1,625.4 million of commercial paper outstanding with a weighted average interest rate of approximately 5.50%, and there were no borrowings under its five-year credit facility. Accordingly, as of December 31, 2007, Kinder Morgan Energy Partners' contingent share of Rockies Express Pipeline LLC's debt was $1,135.0 million (51% of total borrowings).

Midcontinent Express Pipeline LLC Letters of Credit

        Midcontinent Express Pipeline LLC has a $197 million reimbursement agreement dated September 4, 2007, with a syndicate of financial institutions with JPMorgan Chase Bank, N.A. as the administrative agent. The reimbursement agreement can be used for the issuance of letters of credit to support the construction of the Midcontinent Express Pipeline and includes covenants and requires payments of fees that are common in such arrangements. Kinder Morgan Energy Partners and Energy Transfer Partners, L.P. have agreed to guarantee borrowings under the reimbursement agreement in the same proportion as the associated percentage ownership of their member interests. At December 31, 2007, there were two letters of credit outstanding totaling $195.4 million supporting the construction of the Midcontinent Express Pipeline.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Commitments and Contingent Liabilities (Continued)

  (G) Standby Letters of Credit

        Letters of credit totaling $815.6 million outstanding at December 31, 2007 consisted of the following: (i) four letters of credit, totaling $323.0 million, supporting our hedging of commodity risk, (ii) a $100 million letter of credit that supports certain proceedings with the California Public Utilities commission involving refined products tariff charges on the intrastate common carrier operations of Kinder Morgan Energy Partners' Pacific operations' pipelines in the State of California, (iii) a combined $58.3 million in ten letters of credit supporting Kinder Morgan Energy Partners' Trans Mountain pipeline system operations, (iv) a $52.1 million letter of credit supporting our Canadian pipeline operations (v) a $37.5 million letter of credit supporting Kinder Morgan Energy Partners' indemnification obligations on the Series D note borrowings of Cortez Capital Corporation, (vi) Kinder Morgan Energy Partners' $30.3 million guarantee under letters of credit totaling $45.5 million supporting its International Marine Terminals Partnership Plaquemines, Louisiana Port, Harbor, and Terminal Revenue Bonds, (vii) a $25.3 million letter of credit supporting Kinder Morgan Energy Partners' Kinder Morgan Liquids Terminals LLC New Jersey Economic Development Revenue Bonds, (viii) a $24.1 million letter of credit supporting Kinder Morgan Energy Partners' Kinder Morgan Operating L.P. "B" tax-exempt bonds, (ix) a $22.5 million letter of credit supporting Nassau County, Florida Ocean Highway and Port Authority tax-exempt bonds, (x) four letters of credit, totaling $21.4 million, required under provisions of our property and casualty, worker's compensation and general liability insurance policies, (xi) a $19.9 million letter of credit supporting the construction of Kinder Morgan Energy Partners' Kinder Morgan Louisiana Pipeline, (xii) a $15.3 million letter of credit to fund the Debt Service Reserve Account required under the Express System's trust indenture, (xiii) a $15.5 million letter of credit supporting Kinder Morgan Energy Partners' pipeline and terminal operations in Canada, (xiv) two letters of credit totaling $20.3 million letter of credit supporting the subordination of operating fees payable to us for operation of the Jackson, Michigan power generation facility to payments due under the operating lease of the facilities and (xv) 14 letters of credit, totaling $34.9 million supporting various Company activities.

  (H) Other Obligations

        Other obligations are discussed in Note 7.

15. Business Segment Information

        Due to our implementation of EITF No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (see Note 1(B)), we include Kinder Morgan Energy Partners and its consolidated subsidiaries as consolidated subsidiaries in our consolidated financial statements, and we include the business segments of Kinder Morgan Energy Partners in our business segment information, effective January 1, 2006.

        In accordance with the manner in which we manage our businesses, including the allocation of capital and evaluation of business segment performance, we report our operations in the following segments: (1) Natural Gas Pipeline Company of America and certain affiliates, referred to as Natural Gas Pipeline Company of America or NGPL, a major interstate natural gas pipeline and storage system; (2) Power, the ownership and operation of natural gas-fired electric generation facilities; (3) Products Pipelines—KMP, the ownership and operation of refined petroleum products pipelines that deliver gasoline, diesel fuel, jet fuel and natural gas liquids to various markets plus the ownership

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

and/or operation of associated product terminals and petroleum pipeline transmix facilities; (4) Natural Gas Pipelines—KMP, the ownership and operation of major interstate and intrastate natural gas pipeline and storage systems; (5) CO2—KMP, the production, transportation and marketing of carbon dioxide ("CO2") to oil fields that use CO2 to increase production of oil plus ownership interests in and/or operation of oil fields in West Texas and the ownership and operation of a crude oil pipeline system in West Texas; (6) Terminals—KMP, the ownership and/or operation of liquids and bulk terminal facilities and rail transloading and materials handling facilities located throughout the United States and Canada; and (7) Kinder Morgan Canada—KMP, the ownership and operation of (i) a pipeline system that transports crude oil and refined products from Edmonton, Alberta, Canada to marketing terminals and refineries in British Columbia, Canada and the State of Washington, (ii) a one-third interest in a crude oil pipeline system that transports crude oil from Hardisty, Alberta, Canada through Casper, Wyoming to the Wood River, Illinois area and (iii) a 25-mile long pipeline system, transporting jet fuel to Vancouver International Airport.

        As discussed below, we sold Trans Mountain pipeline in April 2007, and a one-third interest in Express pipeline system and the Jet Fuel pipeline in August 2008, to Kinder Morgan Energy Partners. In prior filings, we reported the results of the Trans Mountain pipeline system in the Trans Mountain-KMP segment, the equity investment in Express pipeline system in the Express segment and the results of Jet Fuel were included in the "Other Operating Income (Loss)" caption. In order to present the prior periods consistent with the segments as now presented in 2008, the Kinder Morgan Canada-KMP segment information reflects the results of operations for the seven months ended December 31, 2007, five months ended May 31, 2007 and year ended December 31, 2006 as though the transfer of Trans Mountain, one-third interest in Express and Jet Fuel to Kinder Morgan Energy Partners had occurred for all periods presented as appropriate.

        On August 28, 2008, Knight Inc. sold its one-third interest in the net assets of the Express pipeline system ("Express"), as well as Knight Inc.'s full ownership of the net assets of the Jet Fuel pipeline system ("Jet Fuel"), to Kinder Morgan Energy Partners. Due to the inclusion of Kinder Morgan Energy Partners and its subsidiaries in our consolidated financial statements (resulting from the implementation of EITF 04-5), Knight Inc. accounted for this transaction as a transfer of net assets between entities under common control. Therefore, following Knight Inc.'s sale of Express and Jet Fuel to Kinder Morgan Energy Partners, Kinder Morgan Energy Partners recognized the assets and liabilities acquired at Knight Inc.'s carrying amounts (historical cost) at the date of transfer.

        On December 10, 2007, we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment to Myria. The sale was closed on February 15, 2008 (see Note 1(M)). We will continue to operate NGPL's assets pursuant to a 15-year operating agreement. In succeeding periods, the NGPL segment will be reported as an equity investment, as discussed further below.

        In November 2007, we signed a definitive agreement to sell our interests in three natural gas-fired power plants in Colorado to Bear Stearns. The sale was effective January 1, 2008.

        On October 5, 2007, Kinder Morgan Energy Partners announced that it had completed the sale of the North System and also its 50% ownership interest in the Heartland Pipeline Company to ONEOK Partners, L.P. for approximately $298.6 million in cash. In filings prior to the sale, the North System and the equity investment in the Heartland Pipeline were reported in the Products Pipelines—KMP business segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

        On April 30, 2007, Kinder Morgan, Inc. sold the Trans Mountain pipeline system to Kinder Morgan Energy Partners for approximately $550 million. The transaction was approved by the independent members of our board of directors and those of Kinder Morgan Management following the receipt, by each board, of separate fairness opinions from different investment banks. Due to the inclusion of Kinder Morgan Energy Partners and its subsidiaries in our consolidated financial statements resulting from the implementation of EITF 04-5 (see Note 1(B)), we accounted for this transaction as a transfer of net assets between entities under common control as prescribed by SFAS No. 141, Business Combinations, which is similar to the pooling-of-interests method of accounting. Therefore, following Kinder Morgan Energy Partners' acquisition of Trans Mountain from us, Kinder Morgan Energy Partners recognized the Trans Mountain assets and liabilities acquired at our carrying amounts (historical cost) at the date of transfer. As discussed in Note 6, based on an evaluation of the fair value of the Trans Mountain pipeline system, an estimated goodwill impairment charge of approximately $377.1 million was recorded in the first quarter of 2007. The results of Trans Mountain are now reported in the segment referred to as Kinder Morgan Canada—KMP.

        In March 2007, we completed the sale of our U.S. retail natural gas distribution and related operations to GE Energy Financial Services, a subsidiary of General Electric Company, and Alinda Investments LLC. In filings prior to the sale, we referred to these operations as the Kinder Morgan Retail business segment.

        On March 5, 2007, we entered into a definitive agreement to sell Terasen Pipelines (Corridor) Inc. to Inter Pipeline Fund, a Canada-based company. This transaction closed on June 15, 2007 (see Note 7).

        In February 2007, we entered into a definitive agreement, which closed on May 17, 2007 (see Note 7), to sell Terasen Inc. to Fortis, Inc., a Canada-based company with investments in regulated distribution utilities. Execution of this sale agreement constituted a subsequent event of the type that, under Generally Accepted Accounting Principles, required us to consider the market value indicated by the definitive sales agreement in our 2006 goodwill impairment evaluation. Accordingly, based on the fair values of these reporting unit(s) derived principally from this definitive sales agreement, an estimated goodwill impairment charge of approximately $650.5 million was recorded in the 2006 period.

        On November 30, 2005, we completed the acquisition of Terasen (see Note 4) and, accordingly, Terasen's results of operations were included in our consolidated results of operations beginning on that date.

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, 80% of the assets and liabilities associated with the NGPL business segment transaction are included in our Consolidated Balance Sheet at December 31, 2007 in the captions "Current Assets: Assets Held for Sale," "Assets Held for Sale, Non-current," "Current Liabilities: Liabilities Held for Sale" and "Other Liabilities and Deferred Credits: Liabilities Held for Sale, Non-current" with the remaining 20% included in the caption "Investments." The financial results of Terasen Gas, Corridor, Kinder Morgan Retail, the North System and the equity investment in the Heartland Pipeline Company have been reclassified to discontinued operations for all periods presented. See Note 7 for additional information regarding discontinued operations.

        The accounting policies we apply in the generation of business segment earnings are generally the same as those applied to our consolidated operations and described in Note 1, except that (i) certain items below the "Operating Income" line (such as interest expense) are either not allocated to business

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

segments or are not considered by management in its evaluation of business segment performance, (ii) equity in earnings of equity method investees are included in segment earnings (these equity method earnings are included in "Other Income and (Expenses)" in the accompanying Consolidated Statements of Operations), (iii) certain items included in operating income (such as general and administrative expenses and depreciation, depletion and amortization ("DD&A")) are not considered by management in its evaluation of business segment performance and, thus, are not included in reported performance measures, (iv) gains and losses from incidental sales of assets are included in segment earnings and (v) our business segments that are also segments of Kinder Morgan Energy Partners include certain other income and expenses and income taxes in their segment earnings. With adjustment for these items, we currently evaluate business segment performance primarily based on segment earnings before DD&A (sometimes referred to as EBDA) in relation to the level of capital employed. Beginning in 2007, the segment earnings measure was changed from segment earnings to segment earnings before DD&A for segments not also segments of Kinder Morgan Energy Partners. This change was made to conform our disclosure to the internal reporting we use as a result of the Going Private transaction.

        This segment measure change has been reflected in the prior periods shown in this document in order to achieve comparability. Because Kinder Morgan Energy Partners' partnership agreement requires it to distribute 100% of its available cash to its partners on a quarterly basis (Kinder Morgan Energy Partners' available cash consists primarily of all of its cash receipts, less cash disbursements and changes in reserves), we consider each period's earnings before all non-cash depreciation, depletion and amortization expenses to be an important measure of business segment performance for our segments that are also segments of Kinder Morgan Energy Partners. We account for intersegment sales at market prices, while we account for asset transfers at either market value or, in some instances, book value.

        NGPL's principal delivery market area encompasses the states of Illinois, Indiana and Iowa and secondary markets in portions of Wisconsin, Nebraska, Kansas, Missouri and Arkansas. NGPL is the largest transporter of natural gas to the Chicago, Illinois area, its largest market. During 2007, approximately 39% of NGPL's transportation represented deliveries to this market. NGPL's storage capacity is largely located near its transportation delivery markets, effectively serving the same customer base. NGPL has a number of individually significant customers, including local gas distribution companies in the greater Chicago area and major natural gas marketers. During 2007, approximately 50% of its operating revenues from tariff services were attributable to its eight largest customers.

        Prior to our January 1, 2008 sale (see Note 19), Power's principal market was represented by the local electric utilities in Colorado, which purchase the power output from its generation facilities. Due to the adoption of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, the results of operations of our Triton Power affiliates are included in our consolidated operating results and in the results of our Power segment beginning with the first quarter of 2004. Although the results of Triton have an impact on the total operating revenues and expenses of the Power business segment, after taking into account the associated minority interests, the consolidation of Triton had no effect on Power's segment earnings. During 2007, approximately 68% of Power's operating revenues were for operating the Jackson, Michigan Power facility, 21% were electric sales revenues from XCEL Energy's Public Service Company of Colorado under a long-term contract, and the remaining 11% were primarily for operating the Ft. Lupton, Colorado power facility and a gas-fired power facility in Snyder, Texas that began operations during the second quarter of 2005 and provides electricity to Kinder Morgan Energy Partners' SACROC operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

        Products Pipelines—KMP consists of approximately 8,300 miles of refined petroleum products pipelines that deliver gasoline, diesel fuel, jet fuel and natural gas liquids to various markets; plus approximately 60 associated product terminals and petroleum pipeline transmix processing facilities serving customers across the United States.

        Natural Gas Pipelines—KMP consists of approximately 14,700 miles of natural gas transmission pipelines and gathering lines, plus natural gas storage, treating and processing facilities, through which natural gas is gathered, transported, stored, treated, processed and sold.

        CO2—KMP produces, markets and transports, through approximately 1,300 miles of pipelines, carbon dioxide to oil fields that use carbon dioxide to increase production of oil; owns interests in and/or operates ten oil fields in West Texas; and owns and operates a 450 mile crude oil pipeline system in West Texas.

        Terminals—KMP consists of approximately 108 owned or operated liquids and bulk terminal facilities and more than 45 rail transloading and materials handling facilities located throughout the United States and portions of Canada, that together transload, store and deliver a wide variety of bulk, petroleum, petrochemical and other liquids products for customers across the United States and Canada.

        Kinder Morgan Canada—KMP, consists of the ownership and operation of (i) a pipeline system that transports crude oil and refined products from Edmonton, Alberta, Canada to marketing terminals and refineries in British Columbia, Canada and the State of Washington, (ii) a one-third interest in a crude oil pipeline system that transports crude oil from Hardisty, Alberta, Canada through Casper, Wyoming to the Wood River, Illinois area and (iii) a 25-mile long pipeline system, transporting jet fuel to Vancouver International Airport.

        Our business activities expose us to credit risk with respect to collection of accounts receivable. In order to mitigate that risk, we routinely monitor the credit status of our existing and potential customers. When customers' credit ratings do not meet our requirements for the extension of unsupported credit, we obtain cash prepayments or letters of credit. Note 1(F) provides information on the amount of prepayments we have received.

        During 2007, 2006 and 2005, we did not have revenues from any single customer that exceeded 10% of our consolidated operating revenues.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

        Financial information by segment follows (in millions):

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007	Five Months Ended May 31, 2007
			2006	2005
Segment Earnings before Depreciation, Depletion, Amortization and Amortization of Excess Cost of Equity Investments:
NGPL	$422.8	$267.4	$603.5	$534.8
Power	13.4	8.9	23.2	16.5
Products Pipelines—KMP(1)	162.5	224.4	467.9	—
Natural Gas Pipelines—KMP(1)	373.3	228.5	574.8	—
CO2—KMP(1)	433.0	210.0	488.2	—
Terminals—KMP(1)	243.7	172.3	408.1	—
Kinder Morgan Canada—KMP(1)	58.8	(332.0)	95.1	2.0

Total Segment Earnings Before DD&A	1,707.5	779.5	2,660.8	553.3
Depreciation, Depletion and Amortization	(472.3)	(261.0)	(531.4)	(104.6)
Amortization of Excess Cost of Equity Investments	(3.4)	(2.4)	(5.6)	—
Earnings from Investment in Kinder Morgan Energy Partners(2)	—	—	—	605.4
Other Operating Income(Loss)	(0.3)	2.9	6.8	6.5
General and Administrative Expenses	(175.6)	(283.6)	(305.1)	(64.1)
Interest and Other, Net(3)(4)	(624.0)	(348.2)	(968.2)	(145.2)
Add Back Income Taxes Included in Segments Above(1)	44.0	15.6	29.0	—

Income from Continuing Operations Before Income Taxes	$475.9	$(97.2)	$886.3	$851.3

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Revenues from External Customers
NGPL	$752.4	$424.5	$1,114.4	$947.3
Power	40.2	19.9	60.0	54.2
Products Pipelines—KMP	471.4	331.9	732.5	—
Natural Gas Pipelines—KMP	3,825.9	2,637.6	6,558.4	—
CO2—KMP	605.9	324.2	736.5	—
Terminals—KMP	598.8	364.2	864.1	—
Kinder Morgan Canada—KMP	100.1	62.8	140.8	—
Other(5)	—	—	1.9	24.1

Total Revenues	$6,394.7	$4,165.1	$10,208.6	$1,025.6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Intersegment Revenues
NGPL	$4.8	$2.0	$3.6	$—
Natural Gas Pipelines—KMP	—	3.0	19.3	—
Terminals—KMP	0.4	0.3	0.7	—

Total Intersegment Revenues	$5.2	$5.3	$23.6	$—

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Depreciation, Depletion and Amortization
NGPL	$42.3	$45.3	$104.5	$99.6
Power	0.2	(4.2)	2.1	3.3
Products Pipelines—KMP	58.1	33.6	74.0	—
Natural Gas Pipelines—KMP	52.3	26.8	65.4	—
CO2—KMP	243.5	116.3	190.9	—
Terminals—KMP	62.1	34.4	74.6	—
Kinder Morgan Canada—KMP	13.5	8.2	19.4	—
Other	0.3	0.6	0.5	1.7

Total Consolidated Depreciation, Depletion and Amortization	$472.3	$261.0	$531.4	$104.6

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007
		Five Months Ended May 31, 2007
			2006	2005
Capital Expenditures
NGPL	$152.0	$77.3	$193.4	$129.7
Power	—	—	—	—
Products Pipelines—KMP	179.9	79.5	196.0	—
Natural Gas Pipelines—KMP	197.4	66.6	271.6	—
CO2—KMP	249.2	133.3	283.0	—
Terminals—KMP	310.1	169.9	307.7	—
Kinder Morgan Canada—KMP	196.7	109.0	123.8	—
Other	1.7	17.2	0.1	4.4

Total Consolidated Capital Expenditures	$1,287.0	$652.8	$1,375.6	$134.1

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

	Successor Company	Predecessor Company
	2007	2006	2005
Assets at December 31(6)
NGPL	$720.0	$5,728.9	$5,597.8
Power	120.6	387.4	372.5
Products Pipelines—KMP	6,941.4	4,812.9	—
Natural Gas Pipelines—KMP	8,439.8	3,796.6	—
CO2—KMP	3,919.2	1,875.6	—
Terminals—KMP	4,643.3	2,564.1	—
Kinder Morgan Canada—KMP	1,888.3	2,555.1	431.9

Total segment assets	26,672.6	21,720.6	6,402.2
Investment in Kinder Morgan Energy Partners	—	—	2,202.9
Goodwill(6)	—	—	2,781.0
Assets Held for Sale	8,987.9	510.2	—
Other(7)	440.5	4,564.8	6,065.5

Total Consolidated Assets	$36,101.0	$26,795.6	$17,451.6

(1)
Income taxes of Kinder Morgan Energy Partners of $44.0 million, $15.6 million and $29.0 million for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the twelve months ended December 31, 2006, respectively, are included in segment earnings.

(2)
Equity in Earnings of Kinder Morgan Energy Partners for 2005 includes a reduction in pre-tax earnings of approximately $63.3 million ($40.3 million after tax) resulting principally from the effects of certain regulatory, environmental, litigation and inventory items on Kinder Morgan Energy Partners' earnings.

(3)
Result for 2006 includes (i) a reduction in pre-tax income of $22.3 million ($14.1 million after tax) resulting from non-cash charges to mark to market certain interest rate swaps and (ii) miscellaneous other items totaling a net decrease of $0.8 million in pre-tax income ($0.5 million after tax).

(4)
Results for 2005 include (i) pre-tax gains of $78.5 million from the sale of Kinder Morgan Management shares and (ii) a pre-tax charge of $15.0 million for our contribution to the Kinder Morgan Foundation.

(5)
Includes revenues of $10.8 million from KM Insurance Ltd., our wholly owned subsidiary that was formed during the second quarter of 2005 for the purpose of providing insurance services to Knight Inc. and Kinder Morgan Energy Partners. KM Insurance Ltd. was formed as a Class 2 Bermuda insurance company, the sole business of which is to issue policies for Knight Inc. and Kinder Morgan Energy Partners to secure the deductible portion of our workers' compensation, automobile liability and general liability policies placed in the commercial insurance market. Due to our adoption of EITF 04-5 (see Note 1(B)), effective January 1, 2006 the results of operations of Kinder Morgan Energy Partners are included in our consolidated results of operations and, consequently, all 2006 revenues of KM Insurance Ltd. have been eliminated in consolidation.

(6)
For 2007 and 2006, segment assets include goodwill allocated to the segments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

(7)
Includes assets of discontinued operations, cash, restricted deposits, market value of derivative instruments (including interest rate swaps) and miscellaneous corporate assets (such as information technology and telecommunications equipment) not allocated to individual segments.

Geographic Information

        Prior to 2005, all but an insignificant amount of our assets and operations were located in the continental United States. Upon our acquisition of Terasen on November 30, 2005, we obtained significant assets and operations in Canada. However, that percent has declined in 2007 relative to 2006 with the sale of two significant portions of our Canadian assets during the year. Following is geographic information regarding the revenues and long-lived assets of our business segments. Revenues from Products Pipeline—KMP, Natural Gas Pipelines—KMP, CO2—KMP, Terminals—KMP and Kinder Morgan Canada—KMP include only the revenues subsequent to our adoption of EITF 04-5, effective January 1, 2006 (see Note 1(B)).

Revenues from External Customers

	Successor Company
	Seven Months Ended December 31, 2007
	United States	Canada	Mexico and Other(1)	Total
	(In millions)
NGPL	$752.4	$—	$—	$752.4
Power	40.2	—	—	40.2
Products Pipelines—KMP	449.8	21.6	—	471.4
Natural Gas Pipelines—KMP	3,817.7	—	8.2	3,825.9
CO2—KMP	605.9	—		605.9
Terminals—KMP	566.4	29.1	3.3	598.8
Kinder Morgan Canada	7.3	92.8	—	100.1

	$6,239.7	$143.5	$11.5	$6,394.7

	Predecessor Company
	Five Months Ended May 31, 2007
	United States	Canada	Mexico and Other(1)	Total
	(In millions)
NGPL	$424.5	$—	$—	$424.5
Power	19.9	—	—	19.9
Products Pipelines—KMP	319.7	12.2	—	331.9
Natural Gas Pipelines—KMP	2,631.8	—	5.8	2,637.6
CO2—KMP	324.2	—	—	324.2
Terminals—KMP	362.0	—	2.2	364.2
Kinder Morgan Canada—KMP	4.5	58.3	—	62.8

	$4,086.6	$70.5	$8.0	$4,165.1

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

	Predecessor Company
	Year Ended December 31, 2006
	United States	Canada	Mexico and Other(1)	Total
	(In millions)
NGPL	$1,114.4	$—	$—	$1,114.4
Power	60.0	—	—	60.0
Products Pipelines—KMP	720.8	11.7	—	732.5
Natural Gas Pipelines—KMP	6,544.3	—	14.1	6,558.4
CO2—KMP	736.5	—	—	736.5
Terminals—KMP	858.7	—	5.4	864.1
Kinder Morgan Canada—KMP	11.2	129.6	—	140.8
Other	—	1.9	—	1.9

	$10,045.9	$143.2	$19.5	$10,208.6

	Predecessor Company
	Year Ended December 31, 2005
	United States	Canada	Mexico and Other(1)	Total
	(In millions)
NGPL	$947.3	$—	$—	$947.3
Power	54.2	—	—	54.2
Other	0.9	12.4	10.8	24.1

	$1,002.4	$12.4	$10.8	$1,025.6

Long-lived Assets(2)

	Successor Company
	At December 31, 2007
	United States	Canada	Mexico and Other(1)	Total
	(In millions)
NGPL	$720.0	$—	$—	$720.0
Power	95.4	—	—	95.4
Products Pipelines—KMP	4,552.0	109.5	—	4,661.5
Natural Gas Pipelines—KMP	4,513.6	—	82.7	4,596.3
CO2—KMP	2,656.5	—	—	2,656.5
Terminals—KMP	2,533.7	196.1	5.5	2,735.3
Kinder Morgan Canada—KMP	299.2	1,259.5	—	1,558.7
Assets Held for Sale	418.2	—	—	418.2
Other	263.3	0.7	—	264.0

	$16,051.9	$1,565.8	$88.2	$17,705.9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Business Segment Information (Continued)

	Predecessor Company
	At December 31, 2006
	United States	Canada(3)	Mexico and Other(1)	Total
	(In millions)
NGPL	$5,558.2	$—	$—	$5,558.2
Power	346.4	—	—	346.4
Products Pipelines—KMP	3,712.1	47.3	—	3,759.4
Natural Gas Pipelines—KMP	2,712.7	—	84.3	2,797.0
CO2—KMP	1,653.1	—	—	1,653.1
Terminals—KMP	1,820.5	33.2	8.3	1,862.0
Kinder Morgan Canada—KMP	326.1	1,561.8	—	1,887.9
Assets Held for Sale	397.9	—	24.4	422.3
Other	252.7	2,963.5	—	3,216.2

	$16,779.7	$4,605.8	$117.0	$21,502.5

(1)
Terminals—KMP includes revenues of $3.3 million, $2.2 million and $5.4 million for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the twelve months ended December 31, 2006, respectively, and long-lived assets of $5.5 million and 8.3 million at December 31, 2007 and 2006, respectively, attributable to operations in the Netherlands. Other includes revenues of $10.8 million for the twelve months ended December 31, 2005 attributable to KM Insurance Ltd.

(2)
Long-lived assets exclude goodwill and other intangibles, net.

(3)
The decrease in Canada-based "Long-lived Assets—Other" is the result of the sale of our Canada-based retail natural gas distribution operations (see Note 7).

16. Regulatory Matters

        The tariffs we charge for transportation on our interstate common carrier pipelines are subject to rate regulation by the FERC, under the Interstate Commerce Act. The Interstate Commerce Act requires, among other things, that interstate petroleum products pipeline rates be just and reasonable and nondiscriminatory. Pursuant to FERC Order No. 561, effective January 1, 1995, interstate petroleum products pipelines are able to change their rates within prescribed ceiling levels that are tied to an inflation index. FERC Order No. 561-A, affirming and clarifying Order No. 561, expanded the circumstances under which interstate petroleum products pipelines may employ cost-of-service ratemaking in lieu of the indexing methodology, effective January 1, 1995. For each of the years ended December 31, 2007, 2006 and 2005, the application of the indexing methodology did not significantly affect tariff rates on our interstate petroleum products pipelines.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Regulatory Matters (Continued)

FERC Order No. 2004/690

        Since November 2003, the FERC issued Orders No. 2004, 2004-A, 2004-B, 2004-C, and 2004-D, adopting new Standards of Conduct as applied to natural gas pipelines. The primary change from existing regulation was to make such standards applicable to an interstate natural gas pipeline's interaction with many more affiliates (referred to as "energy affiliates"). The Standards of Conduct required, among other things, separate staffing of interstate pipelines and their energy affiliates (but support functions and senior management at the central corporate level may be shared) and strict limitations on communications from an interstate pipeline to an energy affiliate.

        However, on November 17, 2006, the United States Court of Appeals for the District of Columbia Circuit, in Docket No. 04-1183, vacated FERC Orders 2004, 2004-A, 2004-B, 2004-C, and 2004-D as applied to natural gas pipelines, and remanded these same orders back to the FERC.

        On January 9, 2007, the FERC issued an Interim Rule, effective January 9, 2007, in response to the court's action. In the Interim Rule, the FERC readopted the Standards of Conduct, but revised or clarified with respect to issues which had been appealed to the court. Specifically, the following changes were made:

  •
  the Standards of Conduct apply only to the relationship between interstate gas transmission pipelines and their marketing affiliates, not their energy affiliates;

  •
  all risk management personnel can be shared;

  •
  the requirement to post discretionary tariff actions was eliminated (but interstate gas pipelines must still maintain a log of discretionary tariff waivers);

  •
  lawyers providing legal advice may be shared employees; and

  •
  new interstate gas transmission pipelines are not subject to the Standards of Conduct until they commence service.

        The FERC clarified that all exemptions and waivers issued under Order No. 2004 remain in effect. On January 18, 2007, the FERC issued a notice of proposed rulemaking seeking comments regarding whether or not the Interim Rule should be made permanent for natural gas transmission providers ("January 18 NOPR"). On March 21, 2007, the FERC issued an Order on Clarification and Rehearing of the Interim Rule that granted clarification that the Standards of Conduct only apply to natural gas transmission providers that are affiliated with a marketing or brokering entity that conducts transportation transactions on such gas transmission provider's pipeline, i.e., "marketing affiliates."

        On March 21, 2008, as part of an effort to undertake a broader review of the existing Standards of Conduct, the FERC issued a new notice of proposed rulemaking revamping the Standards of Conduct in order to make compliance and enforcement easier, rather than issuing a Final Rule on the January 18 NOPR. The intent of this action is to return to the core principles of the original Standards of Conduct, which established a functional separation between transmission and merchant personnel for natural gas and electric transmission providers. The new NOPR is made up of three rules: (i) independent functioning of transmission function employees from marketing function employees, (ii) the no-conduit rule prohibiting the passing and receipt of non-public transmission information and (iii) the transparency rule to detect undue discrimination. Comments are due within 45 days of publication of the proposed rules in the federal register.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Regulatory Matters (Continued)

Notice of Inquiry—Financial Reporting

        On February 15, 2007, the FERC issued a notice of inquiry seeking comment on the need for changes or revisions to the FERC's reporting requirements contained in the financial forms for gas and oil pipelines and electric utilities. Initial comments were filed by numerous parties on March 27, 2007, and reply comments were filed on April 27, 2007.

        On September 20, 2007, the FERC issued for public comment in Docket No. RM07-9 a proposed rule which would revise its financial forms to require that additional information be reported by natural gas companies. The proposed rule would require, among other things, that natural gas companies: (i) submit additional revenue information, including revenue from shipper-supplied gas; (ii) identify the costs associated with affiliate transactions; and (iii) provide additional information on incremental facilities and on discounted and negotiated rates. The FERC proposes an effective date of January 1, 2008, which means that forms reflecting the new requirements for 2008 would be filed in early 2009. Comments on the proposed rule were filed by numerous parties on November 13, 2007.

        On March 21, 2008 the FERC issued a Final Rule regarding changes to the Form 2, 2-A and 3-Q. The revisions were designed to enhance the forms' usefulness by updating them to reflect current market and cost information relevant to interstate pipelines and their customers. The rule is effective January 1, 2008 with the filing of the revised Form 3-Q beginning with the first quarter of 2009. The revised Form 2 and 2-A for calendar year 2008 material would be filed by April 30, 2009.

Notice of Inquiry—Fuel Retention Practices

        On September 20, 2007, the FERC issued a Notice of Inquiry seeking comment on whether it should change its current policy and prescribe a uniform method for all interstate gas pipelines to use in recovering fuel gas and gas lost and unaccounted for. The Notice of Inquiry included numerous questions regarding fuel recovery issues and the effects of fixed fuel percentages as compared with tracking provisions. Comments on the Notice of Inquiry were filed by numerous parties on November 30, 2007.

Notice of Proposed Rulemaking—Promotion of a More Efficient Capacity Release Market

        On November 15, 2007, the FERC issued a notice of proposed rulemaking in Docket No. RM 08-1-000 regarding proposed modifications to its Part 284 regulations concerning the release of firm capacity by shippers on interstate natural gas pipelines. The FERC proposes to remove, on a permanent basis, the rate ceiling on capacity release transactions of one year or less. Additionally, the FERC proposes to exempt capacity releases made as part of an asset management arrangement from the prohibition on tying and from the bidding requirements of section 284.8. Initial comments were filed by numerous parties on January 25, 2008.
Notice of Proposed Rulemaking—Natural Gas Price Transparency

        On April 19, 2007, the FERC issued a notice of proposed rulemaking in Docket Nos. RM07-10-000 and AD06-11-000 regarding price transparency provisions of Section 23 of the Natural Gas Act and the Energy Policy Act. In the notice, the FERC proposes to revise its regulations to (i) require that intrastate pipelines post daily the capacities of, and volumes flowing through, their major receipt and delivery points and mainline segments in order to make available the information to track daily flows of natural gas throughout the United States; and (ii) require that buyers and sellers of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Regulatory Matters (Continued)

more than a de minimis volume of natural gas report annual numbers and volumes of relevant transactions to the FERC in order to make possible an estimate of the size of the physical U.S. natural gas market, assess the importance of the use of index pricing in that market, and determine the size of the fixed-price trading market that produces the information. The FERC believes these revisions to its regulations will facilitate price transparency in markets for the sale or transportation of physical natural gas in interstate commerce. Initial comments were filed on July 11, 2007 and reply comments were filed on August 23, 2007. In addition, the FERC conducted an informal workshop in this proceeding on July 24, 2007, to discuss implementation and other technical issues associated with the proposals set forth in the NOPR.

        On December 26, 2007, the FERC issued Order No. 704 in this docket implementing only the annual reporting provisions of the NOPR with minimal changes to the original proposal. The order becomes effective February 4, 2008. The initial report is due May 1, 2009 for calendar year 2008. Subsequent reports are due by May 1 of each year for the previous calendar year. Order No. 704 will require most, if not all, Kinder Morgan natural gas pipelines to report annual volumes of relevant transactions to the FERC.

        In addition, on December 21, 2007, the FERC issued a new notice of proposed rulemaking in Docket No. RM08-2-000 regarding the daily posting provisions that were contained in Docket Nos. RM07-10-000 and AD06-11-000. The new NOPR proposes to exempt from the daily posting requirements those non-interstate pipelines that (i) flow less than 10 million MMBtus of natural gas per year, (ii) fall entirely upstream of a processing plant, and (iii) deliver more than ninety-five percent (95%) of the natural gas volumes they flow directly to end-users. However, the new NOPR expands the proposal to require that both interstate and non-exempt non-interstate pipelines post daily the capacities of, volumes scheduled at, and actual volumes flowing through, their major receipt and delivery points and mainline segments. Initial comments were filed by numerous parties on March 13, 2008 and reply comments are due April 14, 2008. A Technical Conference is scheduled for April 3, 2008.

Notice of Proposed Rulemaking—Rural Onshore Low Stress Hazardous Liquids Pipelines

        On September 6, 2006, the PHMSA published a notice of proposed rulemaking (PHMSA 71 FR 52504) that proposed to extend certain threat-focused pipeline safety regulations to rural onshore low-stress hazardous liquid pipelines within a prescribed buffer of previously defined U.S. states. Low-stress hazardous liquid pipelines, except those in populated areas or that cross commercially navigable waterways, have not been subject to the safety regulations in PHMSA 49 CFR Part 195.1. According to the PHMSA, unusually sensitive areas are areas requiring extra protection because of the presence of sole-source drinking water resources, endangered species, or other ecological resources that could be adversely affected by accidents or leaks occurring on hazardous liquid pipelines.

        The notice proposed to define a category of "regulated rural onshore low-stress lines" (rural lines operating at or below 20% of specified minimum yield strength, with a diameter of eight and five-eighths inches or greater, located in or within a quarter-mile of a U.S. state) and to require operators of these lines to comply with a threat-focused set of requirements in Part 195 that already apply to other hazardous liquid pipelines. The proposed safety requirements addressed the most common threats—corrosion and third-party damage—to the integrity of these rural lines. The proposal intended to provide additional integrity protection, to avoid significant adverse environmental consequences, and to improve public confidence in the safety of unregulated low-stress lines.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Regulatory Matters (Continued)

        Since the new notice is a proposed rulemaking in which the PHMSA will consider initial and reply comments from industry participants, it is not clear what impact the final rule will have on the business of our intrastate and interstate liquids pipeline companies.

Natural Gas Pipeline Expansion Filings

Kinder Morgan Interstate Gas Transmission Pipeline

        On August 6, 2007, Kinder Morgan Interstate Gas Transmission LLC filed, in FERC Docket CP07-430, for regulatory approval to construct and operate a 41-mile, $29 million natural gas pipeline from the Cheyenne Hub to markets in and around Greeley, Colorado. When completed, the Colorado Lateral will provide firm transportation of up to 55 million cubic feet per day to a local utility under long-term contract. The FERC issued a draft environmental assessment on the project on January 11, 2008, and comments on the project were received February 11, 2008. On February 21, 2008, the FERC granted the certification application. Public Service Company of Colorado, a competitor serving markets off the Colorado Lateral, reported that it had filed a complaint before the State of Colorado Public Utilities Commission against Atmos, the anchor shipper on the project. The Colorado Public Utilities Commission has set a hearing for April 8, 2008 on the complaint. Public Service Company of Colorado has requested the FERC delay the issuance of approvals to Kinder Morgan Interstate Gas Transmission LLC, pending the outcome of the complaint proceeding. On December 21, 2007, Kinder Morgan Interstate Gas Transmission LLC filed, in Docket CP 08-44, for approval to expand its system in Nebraska to serve incremental ethanol and industrial load. The application is pending before the FERC until March 10, 2008, at which time the project will be approved if no protests are filed.

TransColorado Pipeline

        On April 19, 2007, the FERC issued an order approving TransColorado Gas Transmission Company LLC's application for authorization to construct and operate certain facilities comprising its proposed "Blanco-Meeker Expansion Project." This project provides for the transportation of up to approximately 250 million cubic feet per day of natural gas from the Blanco Hub area in San Juan County, New Mexico through TransColorado's existing interstate pipeline for delivery to the Rockies Express Pipeline at an existing point of interconnection located in the Meeker Hub in Rio Blanco County, Colorado. Construction commenced on May 9, 2007, and the project was completed and placed in service on January 1, 2008.

Kinder Morgan Illinois Pipeline

        On September 14, 2006, in FERC Docket No. CP06-455, Kinder Morgan Illinois Pipeline LLC filed seeking a certificate from the FERC to acquire long-term lease capacity on NGPL and build facilities to supply transportation service for Peoples Gas Light and Coke Co., who has signed a 10-year agreement for all the capacity. Also on September 14, 2006, in FERC Docket No. CP06-454, NGPL requested authorization to abandon, by long-term operating lease, 360,000 Dth per day to Kinder Morgan Illinois Pipeline LLC. On July 22, 2007, the FERC issued an order that granted the abandonment of capacity by NGPL to Kinder Morgan Illinois Pipeline as well as authorized the construction and operation of the proposed project by Kinder Morgan Illinois Pipeline. The $18 million project, which has a capacity of 360,000 Dth per day, was placed in service in December 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Regulatory Matters (Continued)

Kinder Morgan Louisiana Pipeline

        On September 8, 2006, in FERC Docket No. CP06-449-000, Kinder Morgan Energy Partners filed an application with the FERC requesting approval to construct and operate the Kinder Morgan Louisiana Pipeline. The natural gas pipeline will extend approximately 135 miles from Cheniere's Sabine Pass liquefied natural gas terminal in Cameron Parish, Louisiana, to various delivery points in Louisiana and will provide interconnects with many other natural gas pipelines, including NGPL. The project is supported by fully subscribed capacity and long-term customer commitments with Chevron and Total. The entire project cost is approximately $510 million and it is expected to be in service by January 1, 2009. Also on September 8, 2006, in FERC Docket No. CP06-448, NGPL requested authorization to abandon, by long-term operating lease, 200,000 Dth per day of firm capacity to Kinder Morgan Louisiana Pipeline LLC in Cameron Parish, Louisiana, where NGPL will interconnect with the project.

        On March 15, 2007, the FERC issued a preliminary determination that the authorizations requested, subject to some minor modifications, will be in the public interest. This order does not consider or evaluate any of the environmental issues in this proceeding. On April 19, 2007, the FERC issued the final Environmental Impact Statement, which addressed the potential environmental effects of the construction and operation of the Kinder Morgan Louisiana Pipeline. The final EIS was prepared to satisfy the requirements of the National Environmental Policy Act. It concluded that approval of the Kinder Morgan Louisiana Pipeline project would have limited adverse environmental impacts. On June 22, 2007, the FERC issued an order granting construction and operation of the project. Kinder Morgan Louisiana Pipeline officially accepted the order on July 10, 2007.

NGPL Louisiana Line

        On October 10, 2006, in FERC Docket No. CP07-3, NGPL filed seeking approval to expand its Louisiana Line by 200,000 Dth/day. This $88 million project is supported by five-year agreements that fully subscribe the additional capacity. On July 2, 2007, the FERC issued an order granting construction and operation of the requested facilities. NGPL accepted the order on July 6, 2007. This expansion was placed in service during the first quarter of 2008.

        See Note 1(K) Other Investments, for information regarding natural gas pipeline expansion filings for our equity investees, Rockies Express Pipeline LLC and Midcontinent Express Pipeline LLC.

17. Litigation, Environmental and Other Contingencies

        Below is a brief description of our ongoing material legal proceedings, including any material developments that occurred in such proceedings during 2007. This note also contains a description of any material legal proceeding initiated during 2007 in which we are involved.

Federal Energy Regulatory Commission Proceedings

        Kinder Morgan Energy Partners' SFPP, L.P. and CALNEV Pipe Line LLC subsidiaries are involved in proceedings before the FERC. SFPP is the subsidiary limited partnership that owns Kinder Morgan Energy Partners' Pacific operations. CALNEV Pipe Line LLC and related terminals was acquired from GATX Corporation and is not part of the Pacific operations. The tariffs and rates charged by SFPP and CALNEV are subject to numerous ongoing proceedings at the FERC, including shippers'

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

complaints and protests regarding interstate rates on these pipeline systems. In general, these complaints allege the rates and tariffs charged by SFPP and CALNEV are not just and reasonable.

        As to SFPP, the issues involved in these proceedings include, among others: (i) whether certain of Kinder Morgan Energy Partners' Pacific operations' rates are "grandfathered" under the Energy Policy Act of 1992, referred to in this note as EPAct 1992, and therefore deemed to be just and reasonable; (ii) whether "substantially changed circumstances" have occurred with respect to any grandfathered rates such that those rates could be challenged; (iii) whether indexed rate increases may become effective without investigation; (iv) the capital structure to be used in computing the "starting rate base" of Kinder Morgan Energy Partners' Pacific operations; (v) the level of income tax allowance that Kinder Morgan Energy Partners' Pacific operations may include in its rates; and (vi) the recovery of civil and regulatory litigation expenses and certain pipeline reconditioning and environmental costs incurred by Kinder Morgan Energy Partners' Pacific operations.

        In May 2005, the FERC issued a statement of general policy stating it will permit pipelines to include in cost of service a tax allowance to reflect actual or potential tax liability on their public utility income attributable to all partnership or limited liability company interests, if the ultimate owner of the interest has an actual or potential income tax liability on such income. Whether a pipeline's owners have such actual or potential income tax liability will be reviewed by the FERC on a case-by-case basis. Although the new policy is generally favorable for pipelines that are organized as pass-through entities, it still entails rate risk due to the case-by-case review requirement. The new tax allowance policy and the FERC's application of that policy to Kinder Morgan Energy Partners' Pacific operations were appealed to the United States Court of Appeals for the District of Columbia Circuit, referred to in this note as the D.C. Court.

        On May 29, 2007, the D.C. Court issued an opinion upholding the FERC's tax allowance policy. Because the extent to which an interstate oil pipeline is entitled to an income tax allowance is subject to a case-by-case review at the FERC, the level of income tax allowance to which SFPP will ultimately be entitled is not certain. The D.C. Court's May 29 decision also upheld the FERC's determination that a rate is no longer subject to grandfathering protection under EPAct 1992 when there has been a substantial change in the overall rate of return of the pipeline, rather than in one cost element. Further, the D.C. Court declined to consider arguments that there were errors in the FERC's method for determining substantial change, finding that the parties had not first raised such allegations with the FERC. On July 13, 2007, SFPP filed a petition for rehearing with the D.C. Court, arguing that SFPP did raise allegations with the FERC respecting these calculation errors. The D.C. Court denied rehearing of the May 29, 2007 decision on August 20, 2007, and the decision is now final.

        In this note, we refer to SFPP, L.P. as SFPP; CALNEV Pipe Line LLC as Calnev; Chevron Products Company as Chevron; Navajo Refining Company, L.P. as Navajo; ARCO Products Company as ARCO; BP West Coast Products, LLC as BP WCP; Texaco Refining and Marketing Inc. as Texaco; Western Refining Company, L.P. as Western Refining; Mobil Oil Corporation as Mobil; ExxonMobil Oil Corporation as ExxonMobil; Tosco Corporation as Tosco; ConocoPhillips Company as ConocoPhillips; Ultramar Diamond Shamrock Corporation as Ultramar; Valero Energy Corporation as Valero; Valero Marketing and Supply Company as Valero Marketing; and America West Airlines, Inc., Continental Airlines, Inc., Northwest Airlines, Inc., Southwest Airlines Co. and US Airways, Inc., collectively, as the Airline Complainants.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

        Following is a listing of certain active FERC proceedings pertaining to Kinder Morgan Energy Partners' Pacific operations:

  •
  FERC Docket No. OR92-8, et al.—Complainants/Protestants: Chevron; Navajo; ARCO; BP WCP; Western Refining; ExxonMobil; Tosco; and Texaco (Ultramar is an intervenor)—Defendant: SFPP

    Consolidated proceeding involving shipper complaints against certain East Line and West Line rates. All five issues (and others) described four paragraphs above are involved in these proceedings. Portions of this proceeding were appealed (and re-appealed) to the D.C. Court and remanded to the FERC. BP WCP, Chevron, and ExxonMobil requested a hearing before the FERC on remanded grandfathering and income tax allowance issues. The FERC issued an Order on Rehearing, Remand, Compliance, and Tariff Filings on December 26, 2007, which denied the requests for a hearing, affirmed the income tax allowance policy and further clarified the implementation of that policy, and required SFPP to file a compliance filing;

  •
  FERC Docket Nos. OR92-8-028, et al.—Complainants/Protestants: BP WCP; ExxonMobil; Chevron; ConocoPhillips; and Ultramar—Defendant: SFPP

    Proceeding involving shipper complaints against SFPP's Watson Station rates. A settlement was reached for April 1, 1999 forward; whether SFPP owes reparations for shipments prior to that date is still before the FERC;

  •
  FERC Docket No. OR96-2, et al.—Complainants/Protestants: All Shippers except Chevron (which is an intervenor)—Defendant: SFPP

    Consolidated proceeding involving shipper complaints against all SFPP rates. All five issues (and others) described four paragraphs above are involved in these proceedings. Portions of this proceeding were appealed (and re-appealed) to the D.C. Court and remanded to the FERC. The FERC issued an Order on Rehearing, Remand, Compliance, and Tariff Filings on December 26, 2007, which denied the requests for a hearing, affirmed the income tax allowance policy and further clarified the implementation of that policy, and required SFPP to file a compliance filing;

  •
  FERC Docket Nos. OR02-4 and OR03-5—Complainants/Protestant: Chevron—Defendant: SFPP

    Chevron initiated proceeding to permit Chevron to become complainant in OR96-2. Appealed to the D.C. Court and held in abeyance pending final disposition of the OR96-2 proceedings;

  •
  FERC Docket No. OR04-3—Complainants/Protestants: America West Airlines; Southwest Airlines; Northwest Airlines; and Continental Airlines—Defendant: SFPP

    Complaint alleges that West Line and Watson Station rates are unjust and unreasonable. Watson Station issues severed and consolidated into a proceeding focused only on Watson-related issues. The FERC has set the complaints against the West Line rates for hearing but denied the request to consolidate the dockets with the ongoing proceedings involving SFPP's North and Oregon Line rates;

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

  •
  FERC Docket Nos. OR03-5, OR05-4 and OR05-5—Complainants/Protestants: BP WCP; ExxonMobil; and ConocoPhillips (other shippers intervened)—Defendant: SFPP

    Complaints allege that SFPP's interstate rates are not just and reasonable. The FERC has set the complaints against the West and East Line rates for hearing, but denied the request to consolidate the dockets with the ongoing proceedings involving SFPP's North and Oregon Line rates;

  •
  FERC Docket No. OR03-5-001—Complainants/Protestants: BP WCP; ExxonMobil; and ConocoPhillips (other shippers intervened)—Defendant: SFPP

    The FERC severed the portions of the complaints in Docket Nos. OR03-5, OR05-4, and OR05-5 regarding SFPP's North and Oregon Line rates into a separate proceeding in Docket No. OR03-5-001, which has been set for hearing;

  •
  FERC Docket No. OR07-1—Complainant/Protestant: Tesoro—Defendant: SFPP

    Complaint alleges that SFPP's North Line rates are not just and reasonable. Complaint held in abeyance pending resolution at the D.C. Court of, among other things, income tax allowance and grandfathering issues. The D.C. Court issued an opinion on these issues on May 29, 2007, upholding the FERC's income tax allowance policy;

  •
  FERC Docket No. OR07-2—Complainant/Protestant: Tesoro—Defendant: SFPP

    Complaint alleges that SFPP's West Line rates are not just and reasonable. Complaint held in abeyance pending resolution at the D.C. Court of, among other things, income tax allowance and grandfathering issues. The D.C. Court issued an opinion on these issues on May 29, 2007, upholding the FERC's income tax allowance policy. A request that the FERC set the complaint for hearing—which SFPP opposed—is pending before the FERC;

  •
  FERC Docket No. OR07-3—Complainants/Protestants: BP WCP; Chevron; ExxonMobil; Tesoro; and Valero Marketing—Defendant: SFPP

    Complaint alleges that SFPP's North Line indexed rate increase was not just and reasonable. The FERC has dismissed the complaint and denied rehearing the dismissal. Petitions for review filed by BP WCP and ExxonMobil at the D.C. Court;

  •
  FERC Docket No. OR07-4—Complainants/Protestants: BP WCP; Chevron; and ExxonMobil—Defendants: SFPP; Kinder Morgan G.P., Inc.; and Knight Inc.

    Complaint alleges that SFPP's rates are not just and reasonable. Complaint held in abeyance pending resolution at the D.C. Court of, among other things, income tax allowance and grandfathering issues. The D.C. Court issued an opinion on these issues on May 29, 2007, upholding the FERC's income tax allowance policy;

  •
  FERC Docket Nos. OR07-5 and OR07-7 (consolidated)—Complainants/Protestants: ExxonMobil and Tesoro—Defendants: Calnev; Kinder Morgan G.P., Inc.; and Knight Inc.

    Complaints allege that none of Calnev's current rates are just or reasonable. In light of the D.C. Court's May 29, 2007 ruling, on July 19, 2007, the FERC, among other things, dismissed with prejudice the complaints against Kinder Morgan G.P. Inc. and Knight Inc. and allowed complainants to file amended complaints. ExxonMobil filed a request for rehearing of the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

    dismissal of the complaints against Kinder Morgan G.P., Inc. and Knight Inc., which is currently pending before the FERC. The FERC has not acted on the amended complaints;

  •
  FERC Docket No. OR07-6—Complainant/Protestant: ConocoPhillips—Defendant: SFPP

    Complaint alleges that SFPP's North Line indexed rate increase was not just and reasonable. The FERC has dismissed the complaint and denied rehearing the dismissal. The FERC had consolidated this case with OR07-3 and issued orders that applied to both OR07-3 and OR07-6. Although the FERC orders in these dockets have been appealed by certain of the complainants in OR07-3, they have not been appealed by ConocoPhillips in OR07-6;

  •
  FERC Docket No. OR07-8 (consolidated with Docket No. OR07-11)—Complainant/Protestant: BP WCP—Defendant: SFPP

    Complaint alleges that SFPP's 2005 indexed rate increase was not just and reasonable. On June 6, 2007, the FERC dismissed challenges to SFPP's underlying rate but held in abeyance the portion of the Complaint addressing SFPP's July 1, 2005 index-based rate increases. SFPP requested rehearing on July 6, 2007, which the FERC denied. On February 13, 2008, the FERC set this complaint for hearing, but referred it to settlement negotiations;

  •
  FERC Docket No. OR07-9—Complainant/Protestant: BP WCP—Defendant: SFPP

    Complaint alleges that SFPP's ultra low sulphur diesel (ULSD) recovery fee violates the filed rate doctrine and that, in any event, the recovery fee is unjust and unreasonable. On July 6, 2007, the FERC dismissed the complaint. BP WCP requested a rehearing, which the FERC denied. A petition for review was filed by BP WCP. The FERC's motion to dismiss or hold the case in abeyance is pending;

  •
  FERC Docket No. OR07-10—Complainants/Protestants: BP WCP; ConocoPhillips; Valero; and ExxonMobil—Defendant: Calnev

    Calnev filed a petition with the FERC on May 14, 2007, requesting that the FERC issue a declaratory order approving Calnev's proposed rate methodology and granting other relief with respect to a substantial proposed expansion of Calnev's mainline pipeline system. On July 20, 2007, the FERC granted Calnev's petition for declaratory order;

  •
  FERC Docket No. OR07-11 (consolidated with Docket No. OR07-8)—Complainant/Protestant: ExxonMobil—Defendant: SFPP

    Complaint alleges that SFPP's 2005 indexed rate increase was not just and reasonable. On February 13, 2008, the FERC set this complaint for hearing, but referred it to settlement negotiations. It is now consolidated with the complaint in Docket No. OR07-8;

  •
  FERC Docket No. OR07-14—Complainants/Protestants: BP WCP and Chevron—Defendants: SFPP; Calnev; Operating Limited Partnership "D"; Kinder Morgan Energy Partners, L.P.; Kinder Morgan Management LLC; Kinder Morgan G.P., Inc.; Knight Inc.; and Knight Holdco, LLC

    Complaint alleges violations of the Interstate Commerce Act and the FERC's cash management regulations, seeks review of the FERC Form 6 annual reports of SFPP and Calnev, and again requests interim refunds and reparations. The FERC dismissed the complaint;

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

  •
  FERC Docket No. OR07-16—Complainant/Protestant: Tesoro—Defendant: Calnev

    Complaint challenges Calnev's 2005, 2006, and 2007 indexing adjustments. The FERC dismissed the complaint. A petition for review was filed by Tesoro. A scheduling order for briefs and oral argument has not yet been issued by the D.C. Court;

  •
  FERC Docket No. OR07-18—Complainants/Protestants: Airline Complainants; Chevron; and Valero Marketing—Defendant: Calnev

    Complaint alleges that Calnev's rates are unjust and unreasonable and that none of Calnev's rates are grandfathered under EPAct 1992. In December 2007, the FERC issued an order accepting and holding in abeyance the portion of the complaint against the non-grandfathered portion of Calnev's rates. The order also gave complainants 45 days to amend their complaint against the grandfathered portion of Calnev's rates in light of clarifications provided in the FERC's order;

  •
  FERC Docket No. OR07-19—Complainant/Protestant: ConocoPhillips—Defendant: Calnev

    Complaint alleges that Calnev's rates are unjust and unreasonable and that none of Calnev's rates are grandfathered under EPAct 1992. In December 2007, the FERC issued an order accepting and holding in abeyance the portion of the complaint against the non-grandfathered portion of Calnev's rates. The order also gave complainants 45 days to amend their complaint against the grandfathered portion of Calnev's rates in light of clarifications provided in the FERC's order;

  •
  FERC Docket No. OR07-20—Complainant/Protestant: BP WCP—Defendant: SFPP

    Complaint alleges that SFPP's 2007 indexed rate increase was not just and reasonable. In December 2007, the FERC dismissed the complaint. Complainant filed a request for rehearing which is currently pending before the FERC. In February 2008, the FERC accepted a joint offer of settlement that dismisses, with prejudice, the East Line index rate portion of the complaint in OR07-20;

  •
  FERC Docket No. OR07-22—Complainant/Protestant: BP WCP—Defendant: Calnev

    Complaint alleges that Calnev's rates are unjust and unreasonable and that none of Calnev's rates are grandfathered under EPAct 1992. In December 2007, the FERC issued an order giving complainant 45 days to amend its complaint in light of guidance provided by the FERC;

  •
  FERC Docket No. IS05-230 (North Line rate case)—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase North Line rates to reflect increased costs due to installation of new pipe between Concord and Sacramento, California. Various shippers protested. An administrative law judge decision is pending before the FERC on exceptions. On August 31, 2007, BP WCP and ExxonMobil filed a motion to reopen the record on the issue of SFPP's appropriate rate of return on equity, which SFPP answered on September 18, 2007. The FERC has yet to issue an order on shipper's motion;

  •
  FERC Docket No. IS05-327—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase certain rates on its pipelines pursuant to the FERC's indexing methodology. Various shippers protested, but the FERC determined that the tariff filings were

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

    consistent with its regulations. The D.C. Court dismissed a petition for review, citing a lack of jurisdiction to review a decision by the FERC not to order an investigation;

  •
  FERC Docket No. IS06-283 (East Line rate case)—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase East Line rates to reflect increased costs due to installation of new pipe between El Paso, Texas and Tucson, Arizona. Various shippers protested. In November 2007, the parties submitted a joint offer of settlement which was certified to the FERC in December 2007. In February 2008, the FERC accepted the joint offer of settlement which, among other things, resolved all protests and complaints related to the East Line Phase I Expansion Tariff;

  •
  FERC Docket No. IS06-296—Complainant/Protestant: ExxonMobil—Defendant: Calnev

    Calnev sought to increase its interstate rates pursuant to the FERC's indexing methodology. ExxonMobil filed a protest respecting Calnev's indexing adjustments. This proceeding is currently held in abeyance pending ongoing settlement discussions. Calnev has also filed a motion to dismiss or to hold the investigation in abeyance, which is pending before the FERC. Calnev and ExxonMobil have reached an agreement in principle to settle this and other dockets;

  •
  FERC Docket No. IS06-356—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase certain rates on its pipelines pursuant to the FERC's indexing methodology. Various shippers protested, but the FERC found the tariff filings consistent with its regulations. The FERC has rescinded the index increase for the East Line rates, and SFPP has requested rehearing. The D.C. Court dismissed a petition for review, citing the rehearing request pending before the FERC. On September 20, 2007, the FERC denied SFPP's request for rehearing. In November 2007, all parties submitted a joint offer of settlement. In February 2008, the FERC accepted the joint offer of settlement which, among other things, resolved all protests and complaints related to the East Line 2006 Index Tariff;

  •
  FERC Docket No. IS07-137 (ULSD surcharge)—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed tariffs to include a per barrel ULSD recovery fee and a surcharge for ULSD-related litigation costs on diesel products. Various shippers protested. Tariffs related to ULSD recovery fee accepted subject to refund and proceeding is being held in abeyance pending resolution of other proceedings involving SFPP. SFPP rescinded the ULSD litigation surcharge in compliance with a FERC order. Request for rehearing filed by Chevron and Tesoro. Request for rehearing filed by Chevron and Tesoro. The FERC ultimately denied rehearing in an order issued on November 13, 2007;

  •
  FERC Docket No. IS07-229—Complainants/Protestants: BP WCP and ExxonMobil—Defendant: SFPP

    SFPP filed to increase certain rates on its pipelines pursuant to the FERC's indexing methodology. Two shippers filed protests. The FERC found the tariff filings consistent with its regulations, but suspended the increased rates subject to refund pending challenges to SFPP's underlying rates. In November 2007, all parties submitted a joint offer of settlement. In February 2008, the FERC accepted the joint offer of settlement which, among other things, resolved all protests and complaints related to the East Line 2007 Index Tariff;

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

  •
  FERC Docket No. IS07-234—Complainants/Protestants: BP WCP and ExxonMobil—Defendant: Calnev

    Calnev filed to increase certain rates on its pipeline pursuant to the FERC's indexing methodology. Two shippers protested. The FERC found the tariff filings consistent with its regulations, but suspended the increased rates subject to refund pending challenges to SFPP's underlying rates. Calnev and ExxonMobil have reached an agreement in principle to settle this and other dockets;

  •
  FERC Docket No. IS08-28—Complainants/Protestants: ConocoPhillips; Chevron; BP WCP; ExxonMobil; Southwest Airlines; Western; and Valero—Defendant: SFPP

    SFPP filed to increase its East Line rates based on costs incurred related to an expansion. Various shippers filed protests, which SFPP answered. The FERC issued an order on November 29, 2007 accepting and suspending the tariff subject to refund. The proceeding is being held in abeyance pursuant to ongoing settlement negotiations; and

  •
  Motions to compel payment of interim damages (various dockets)—Complainants/Protestants: Shippers—Defendants: SFPP; Kinder Morgan G.P., Inc.; and Knight Inc.

    Motions seek payment of interim refunds or escrow of funds pending resolution of various complaints and protests involving SFPP. The FERC denied shippers' refund requests in an order issued on December 26, 2007 in Docket Nos. OR92-8, et al

        In 2003, Kinder Morgan Energy Partners made aggregate payments of $44.9 million for reparations and refunds pursuant to a FERC order related to Docket Nos. OR92-8 et al. In 2005, SFPP received a FERC order in OR92-8 and OR96-2 that directed it to submit compliance filings and revised tariffs. In accordance with the FERC's December 2005 order and its February 2006 order on rehearing, SFPP submitted a compliance filing to the FERC in March 2006, and rate reductions were implemented on May 1, 2006. Kinder Morgan Energy Partners estimates the impact of the rate reductions in 2007 was approximately $25 million, and Kinder Morgan Energy Partners estimates that the actual, partial year impact on Kinder Morgan Energy Partners' 2006 distributable cash flow was approximately $15.7 million. In addition, in December 2005, Kinder Morgan Energy Partners recorded accruals of $105.0 million for expenses attributable to an increase in its reserves related to its rate case liability.

        In December 2007, as a follow-up to the March 2006 compliance filing, SFPP received a FERC order that directed it to submit revised compliance filings and revised tariffs. In conjunction with this order, Kinder Morgan Energy Partners' other FERC and CPUC rate cases, and other unrelated litigation matters, Kinder Morgan Energy Partners increased its litigation reserves by $140.0 million in the fourth quarter of 2007. We assume that, with respect to Kinder Morgan Energy Partners' SFPP litigation reserves, any additional reparations and accrued interest thereon will be paid no earlier than the fourth quarter of 2008. SFPP filed the revised compliance filings on February 26, 2008, and implemented new rates on March 1, 2008. We estimate that the impact of the new rates on Kinder Morgan Energy Partners' 2008 budget will be less than $3.0 million.

        In general, if the shippers are successful in proving their claims, they are entitled to reparations or refunds of any excess tariffs or rates paid during the two-year period prior to the filing of their complaint, and Kinder Morgan Energy Partners' Pacific operations may be required to reduce the amount of its tariffs or rates for particular services. These proceedings tend to be protracted, with decisions of the FERC often appealed to the federal courts. Based on our review of these FERC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

proceedings, we estimate that shippers are seeking approximately $290 million in reparation and refund payments and approximately $45 million in additional annual rate reductions.

California Public Utilities Commission Proceedings

        On April 7, 1997, ARCO, Mobil and Texaco filed a complaint against SFPP with the California Public Utilities Commission, referred to in this note as the CPUC. The complaint challenges rates charged by SFPP for intrastate transportation of refined petroleum products through its pipeline system in the state of California and requests prospective rate adjustments.

        In October 2002, the CPUC issued a resolution, referred to in this note as the Power Surcharge Resolution, approving a 2001 request by SFPP to raise its California rates to reflect increased power costs. The resolution approving the requested rate increase also required SFPP to submit cost data for 2001, 2002, and 2003, and to assist the CPUC in determining whether SFPP's overall rates for California intrastate transportation services are reasonable. The resolution reserves the right to require refunds, from the date of issuance of the resolution, to the extent the CPUC's analysis of cost data to be submitted by SFPP demonstrates that SFPP's California jurisdictional rates are unreasonable in any fashion.

        On December 26, 2006, Tesoro filed a complaint challenging the reasonableness of SFPP's intrastate rates for the three-year period from December 2003 through December 2006 and requesting approximately $8 million in reparations. As a result of previous SFPP rate filings and related protests, the rates that are the subject of the Tesoro complaint are being collected subject to refund.

        SFPP also has various, pending ratemaking matters before the CPUC that are unrelated to the above-referenced complaints and the Power Surcharge Resolution. Protests to these rate increase applications have been filed by various shippers. As a consequence of the protests, the related rate increases are being collected subject to refund.

        All of the above matters have been consolidated and assigned to a single administrative law judge. At the time of the preparation of these notes to financial statements, it is unknown when a decision from the CPUC regarding the CPUC complaints and the Power Surcharge Resolution will be received. No schedule has been established for hearing and resolution of the consolidated proceedings other than the 1997 CPUC complaint and the Power Surcharge Resolution. Based on our review of these CPUC proceedings, we estimate that shippers are seeking approximately $100 million in reparation and refund payments and approximately $35 million in annual rate reductions.

Carbon Dioxide Litigation

  Shores and First State Bank of Denton Lawsuits

        Kinder Morgan CO2 Company, L.P. (referred to in this note as Kinder Morgan CO2), Kinder Morgan G.P., Inc., and Cortez Pipeline Company were among the named defendants in Shores, et al. v. Mobil Oil Corp., et al., No. GC-99-01184 (Statutory Probate Court, Denton County, Texas filed December 22, 1999) and First State Bank of Denton, et al. v. Mobil Oil Corp., et al., No. 8552-01 (Statutory Probate Court, Denton County, Texas filed March 29, 2001). These cases were originally filed as class actions on behalf of classes of overriding royalty interest owners (Shores) and royalty interest owners (Bank of Denton) for damages relating to alleged underpayment of royalties on carbon dioxide produced from the McElmo Dome Unit. On February 22, 2005, the trial judge dismissed both

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

cases for lack of jurisdiction. Some of the individual plaintiffs in these cases re-filed their claims in new lawsuits (discussed below).

  Armor/Reddy Lawsuit

        On May 13, 2004, William Armor filed a case alleging the same claims for underpayment of royalties on carbon dioxide produced from the McElmo Dome Unit against Kinder Morgan CO2, Kinder Morgan G.P., Inc., and Cortez Pipeline Company among others. Armor v. Shell Oil Company, et al, No. 04-03559 (14th Judicial District Court, Dallas County, Texas filed May 13, 2004).

        On May 20, 2005, Josephine Orr Reddy and Eastwood Capital, Ltd. filed a case in Dallas state district court alleging the same claims for underpayment of royalties. Reddy and Eastwood Capital, Ltd. v. Shell Oil Company, et al., No. 05-5021 (193rd Judicial District Court, Dallas County, Texas filed May 20, 2005). The defendants included Kinder Morgan CO2 and Kinder Morgan Energy Partners, L.P. On June 23, 2005, the plaintiff in the Armor lawsuit filed a motion to transfer and consolidate the Reddy lawsuit with the Armor lawsuit. On June 28, 2005, the court in the Armor lawsuit ordered that the Reddy lawsuit be transferred and consolidated into the Armor lawsuit.

        Effective March 5, 2007, the parties executed a final settlement agreement which provides for the dismissal of the lawsuit and the plaintiffs' claims with prejudice to being refiled. On June 12, 2007, the Dallas state district court signed its order dismissing the case and all claims with prejudice.

  Gerald O. Bailey et al. v. Shell Oil Co. et al/Southern District of Texas Lawsuit

        Kinder Morgan CO2, Kinder Morgan Energy Partners, L.P. and Cortez Pipeline Company are among the defendants in a proceeding in the federal courts for the southern district of Texas. Gerald O. Bailey et al. v. Shell Oil Company et al., (Civil Action Nos. 05-1029 and 05-1829 in the U.S. District Court for the Southern District of Texas—consolidated by Order dated July 18, 2005). The plaintiffs are asserting claims for the underpayment of royalties on carbon dioxide produced from the McElmo Dome unit. The plaintiffs assert claims for fraud/fraudulent inducement, real estate fraud, negligent misrepresentation, breach of fiduciary and agency duties, breach of contract and covenants, violation of the Colorado Unfair Practices Act, civil theft under Colorado law, conspiracy, unjust enrichment, and open account. Plaintiffs Gerald O. Bailey, Harry Ptasynski, and W.L. Gray & Co. have also asserted claims as private relators under the False Claims Act and for violation of federal and Colorado antitrust laws. The plaintiffs seek actual damages, treble damages, punitive damages, a constructive trust and accounting, and declaratory relief. The defendants have filed motions for summary judgment on all claims. No trial date has been set.

        Effective March 5, 2007, all defendants and plaintiffs Bridwell Oil Company, the Alicia Bowdle Trust, and the Estate of Margaret Bridwell Bowdle executed a final settlement agreement which provides for the dismissal of these plaintiffs' claims with prejudice to being refiled. On June 10, 2007, the Houston federal district court entered an order of partial dismissal by which the claims by and against the settling plaintiffs were dismissed with prejudice. The claims asserted by Bailey, Ptasynski, and Gray are not included within the settlement or the order of partial dismissal.

  Ptasynski Colorado Federal District Court Lawsuit

        On April 7, 2006, Harry Ptasynski, one of the plaintiffs in the Bailey action discussed above, filed suit against Kinder Morgan G.P., Inc. in Colorado federal district court. Harry Ptasynski v. Kinder

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

Morgan G.P., Inc., No. 06-CV-00651 (LTB) (U.S. District Court for the District of Colorado). Ptasynski, who holds an overriding royalty interest at McElmo Dome, asserted claims for civil conspiracy, violation of the Colorado Organized Crime Control Act, violation of Colorado antitrust laws, violation of the Colorado Unfair Practices Act, breach of fiduciary duty and confidential relationship, violation of the Colorado Payment of Proceeds Act, fraudulent concealment, breach of contract and implied duties to market and good faith and fair dealing, and civil theft and conversion. Ptasynski sought actual damages, treble damages, forfeiture, disgorgement, and declaratory and injunctive relief. The Colorado court transferred the case to Houston federal district court, and Ptasynski voluntarily dismissed the case on May 19, 2006. Ptasynski also filed an appeal in the Tenth Circuit seeking to overturn the Colorado court's order transferring the case to Houston federal district court. Harry Ptasynski v. Kinder Morgan G.P., Inc., No. 06-1231 (10th Cir.). Briefing in the appeal was completed on November 27, 2006. On April 4, 2007, the Tenth Circuit Court of Appeals dismissed the appeal as moot in light of Ptasynksi's voluntary dismissal of the case.

  Bridwell Oil Company Wichita County Lawsuit

        On March 1, 2004, Bridwell Oil Company, one of the named plaintiffs in the above described Bailey action, filed a new matter in which it asserted claims that are virtually identical to the claims it asserted in the Bailey lawsuit. Bridwell Oil Co. v. Shell Oil Co. et al., No. 160,199-B (78th Judicial District Court, Wichita County, Texas filed March 1, 2004). The defendants in this action include, among others, Kinder Morgan CO2, Kinder Morgan Energy Partners, L.P., and Cortez Pipeline Company. This case was abated pending resolution of the Bailey action discussed above.

        Effective March 5, 2007, the parties executed a final settlement agreement which provides for the dismissal of the lawsuit and the plaintiffs' claims with prejudice to being refiled. On June 14, 2007, the Wichita County state district court signed its order dismissing the case and all claims with prejudice.

  CO2 Claims Arbitration

        Cortez Pipeline Company and Kinder Morgan CO2, successor to Shell CO2 Company, Ltd., were among the named defendants in CO2 Committee, Inc. v. Shell Oil Co., et al., an arbitration initiated on November 28, 2005. The arbitration arose from a dispute over a class action settlement agreement which became final on July 7, 2003 and disposed of five lawsuits formerly pending in the U.S. District Court, District of Colorado. The plaintiffs in such lawsuits primarily included overriding royalty interest owners, royalty interest owners, and small share working interest owners who alleged underpayment of royalties and other payments on carbon dioxide produced from the McElmo Dome Unit. The settlement imposed certain future obligations on the defendants in the underlying litigation. The plaintiff in the arbitration is an entity that was formed as part of the settlement for the purpose of monitoring compliance with the obligations imposed by the settlement agreement. The plaintiff alleged that, in calculating royalty and other payments, defendants used a transportation expense in excess of what is allowed by the settlement agreement, thereby causing alleged underpayments of approximately $12 million. The plaintiff also alleged that Cortez Pipeline Company should have used certain funds to further reduce its debt, which, in turn, would have allegedly increased the value of royalty and other payments by approximately $0.5 million. Defendants denied that there was any breach of the settlement agreement. On August 7, 2006, the arbitration panel issued its opinion finding that defendants did not breach the settlement agreement. On October 25, 2006, the defendants filed an application to confirm the arbitration decision in New Mexico federal district court. On June 21, 2007, the New Mexico federal district court entered final judgment confirming the August 7, 2006 arbitration decision.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

        On October 2, 2007, the plaintiff initiated a second arbitration (CO2 Committee, Inc. v. Shell CO2 Company, Ltd., aka Kinder Morgan CO2 Company, L.P., et al.) against Cortez Pipeline Company, Kinder Morgan CO2 and a Mobil entity. The second arbitration asserts claims similar to those asserted in the first arbitration. On October 11, 2007, the defendants filed a Complaint for Declaratory Judgment and Injunctive Relief in federal district court in New Mexico. The Complaint seeks dismissal of the second arbitration on the basis of res judicata. In November 2007, the plaintiff in the arbitration moved to dismiss the defendants' Complaint on the grounds that the issues presented should be decided by a panel in a second arbitration. In December 2007, the defendants in the arbitration filed a motion seeking summary judgment on their Complaint and dismissal of the second arbitration. No hearing date has been set.

  MMS Notice of Noncompliance and Civil Penalty

        On December 20, 2006, Kinder Morgan CO2 received a "Notice of Noncompliance and Civil Penalty: Knowing or Willful Submission of False, Inaccurate, or Misleading Information—Kinder Morgan CO2 Company, L.P., Case No. CP07-001" from the U.S. Department of the Interior, Minerals Management Service. This Notice, and the MMS' position that Kinder Morgan CO2 has violated certain reporting obligations, relates to a disagreement between the MMS and Kinder Morgan CO2 concerning the approved transportation allowance to be used in valuing McElmo Dome carbon dioxide for purposes of calculating federal royalties. The Notice of Noncompliance and Civil Penalty assesses a civil penalty of approximately $2.2 million as of December 15, 2006 (based on a penalty of $500.00 per day for each of 17 alleged violations) for Kinder Morgan CO2's alleged submission of false, inaccurate, or misleading information relating to the transportation allowance, and federal royalties for CO2 produced at McElmo Dome, during the period from June 2005 through October 2006. The MMS contends that false, inaccurate, or misleading information was submitted in the 17 monthly Form 2014s containing remittance advice reflecting the royalty payments for the referenced period because they reflected Kinder Morgan CO2's use of the Cortez Pipeline tariff as the transportation allowance. The MMS claims that the Cortez Pipeline tariff is not the proper transportation allowance and that Kinder Morgan CO2 should have used its "reasonable actual costs" calculated in accordance with certain federal product valuation regulations as amended effective June 1, 2005. The MMS stated that civil penalties will continue to accrue at the same rate until the alleged violations are corrected.

        The MMS set a due date of January 20, 2007 for Kinder Morgan CO2's payment of the approximately $2.2 million in civil penalties, with interest to accrue daily on that amount in the event payment is not made by such date. Kinder Morgan CO2 has not paid the penalty. On January 2, 2007, Kinder Morgan CO2 submitted a response to the Notice of Noncompliance and Civil Penalty challenging the assessment in the Office of Hearings and Appeals of the Department of the Interior. On February 1, 2007, Kinder Morgan CO2 filed a petition to stay the accrual of penalties until the dispute is resolved. On February 22, 2007, an administrative law judge of the U.S. Department of the Interior issued an order denying Kinder Morgan CO2's petition to stay the accrual of penalties. A hearing on the Notice of Noncompliance and Civil Penalty was originally set for December 10, 2007. In November 2007, the MMS and Kinder Morgan CO2 filed a joint motion to vacate the hearing date and stay the accrual of additional penalties to allow the parties to discuss settlement. In November 2007, the administrative law judge granted the joint motion, stayed accrual of additional penalties for the period from November 6, 2007 to February 18, 2008, and reset the hearing date to March 24, 2008. The parties conducted settlement conferences on February 4, 2008 and February 12, 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

        Kinder Morgan CO2 disputes the Notice of Noncompliance and Civil Penalty and believes that it has meritorious defenses. Kinder Morgan CO2 contends that use of the Cortez pipeline tariff as the transportation allowance for purposes of calculating federal royalties was approved by the MMS in 1984. This approval was later affirmed as open-ended by the Interior Board of Land Appeals in the 1990s. Accordingly, Kinder Morgan CO2 has stated to the MMS that its use of the Cortez tariff as the approved federal transportation allowance is authorized and proper. Kinder Morgan CO2 also disputes the allegation that it has knowingly or willfully submitted false, inaccurate, or misleading information to the MMS. Kinder Morgan CO2's use of the Cortez Pipeline tariff as the approved federal transportation allowance has been the subject of extensive discussion between the parties. The MMS was, and is, fully apprised of that fact and of the royalty valuation and payment process followed by Kinder Morgan CO2 generally.

  MMS Order to Report and Pay

        On March 20, 2007, Kinder Morgan CO2 received an "Order to Report and Pay" from the Minerals Management Service. The MMS contends that Kinder Morgan CO2 has over-reported transportation allowances and underpaid royalties in the amount of approximately $4.6 million for the period from January 1, 2005 through December 31, 2006 as a result of its use of the Cortez pipeline tariff as the transportation allowance in calculating federal royalties. As noted in the discussion of the Notice of Noncompliance and Civil Penalty proceeding, the MMS claims that the Cortez Pipeline tariff is not the proper transportation allowance and that Kinder Morgan CO2 must use its "reasonable actual costs" calculated in accordance with certain federal product valuation regulations. The MMS set a due date of April 13, 2007 for Kinder Morgan CO2's payment of the $4.6 million in claimed additional royalties, with possible late payment charges and civil penalties for failure to pay the assessed amount. Kinder Morgan CO2 has not paid the $4.6 million, and on April 19, 2007, it submitted a notice of appeal and statement of reasons in response to the Order to Report and Pay, challenging the Order and appealing it to the Director of the MMS in accordance with 30 CFR 290.100, et seq. Also on April 19, 2007, Kinder Morgan CO2 submitted a petition to suspend compliance with the Order to Report and Pay pending the appeal. The MMS granted Kinder Morgan CO2's petition to suspend, and approved self-bonding on June 12, 2007. Kinder Morgan CO2 filed a supplemental statement of reasons in support of its appeal of the Order to Report and Pay on June 15, 2007.

        In addition to the March 2007 Order to Report and Pay, in April 2007, Kinder Morgan CO2 received an "Audit Issue Letter" sent by the Colorado Department of Revenue on behalf of the U.S. Department of the Interior. In the letter, the Department of Revenue states that Kinder Morgan CO2 has over-reported transportation allowances and underpaid royalties (due to the use of the Cortez pipeline tariff as the transportation allowance for purposes of federal royalties) in the amount of $8.5 million for the period from April 2000 through December 2004. Kinder Morgan CO2 responded to the letter in May 2007, outlining its position why use of the Cortez tariff-based transportation allowance is proper. On August 8, 2007, Kinder Morgan CO2 received an "Order to Report and Pay Additional Royalties" from the MMS. As alleged in the Colorado Audit Issue Letter, the MMS contends that Kinder Morgan CO2 has over-reported transportation allowances and underpaid royalties in the amount of approximately $8.5 million for the period from April 2000 through December 2004. The MMS's claims underlying the August 2007 Order to Report and Pay are similar to those at issue in the March 2007 Order to Report and Pay. On September 7, 2007, Kinder Morgan CO2 submitted a notice of appeal and statement of reasons in response to the August 2007 Order to Report and Pay,

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17. Litigation, Environmental and Other Contingencies (Continued)

challenging the Order and appealing it to the Director of the MMS in accordance with 30 CFR 290.100, et seq. Also on September 7, 2007, Kinder Morgan CO2 submitted a petition to suspend compliance with the Order to Report and Pay pending the appeal. The MMS granted Kinder Morgan CO2's petition to suspend, and approved self-bonding on September 11, 2007.

        The MMS and Kinder Morgan CO2 have agreed to stay the March 2007 and August 2007 Order to Report and Pay proceedings to allow the parties to discuss settlement. The parties conducted settlement conferences on February 4, 2008 and February 12, 2008.

        Kinder Morgan CO2 disputes both the March and August 2007 Orders to Report and Pay and the Colorado Department of Revenue Audit Issue Letter, and as noted above, it contends that use of the Cortez pipeline tariff as the transportation allowance for purposes of calculating federal royalties was approved by the MMS in 1984 and was affirmed as open-ended by the Interior Board of Land Appeals in the 1990s. The appeals to the MMS Director of the Orders to Report and Pay do not provide for an oral hearing. No further submission or briefing deadlines have been set.

  J. Casper Heimann, Pecos Slope Royalty Trust and Rio Petro LTD, individually and on behalf of all other private royalty and overriding royalty owners in the Bravo Dome Carbon Dioxide Unit, New Mexico similarly situated v. Kinder Morgan CO2 Company, L.P., No. 04-26-CL (8th Judicial District Court, Union County New Mexico)

        This case involves a purported class action against Kinder Morgan CO2 alleging that it has failed to pay the full royalty and overriding royalty ("royalty interests") on the true and proper settlement value of compressed carbon dioxide produced from the Bravo Dome Unit during the period beginning January 1, 2000. The complaint purports to assert claims for violation of the New Mexico Unfair Practices Act, constructive fraud, breach of contract and of the covenant of good faith and fair dealing, breach of the implied covenant to market, and claims for an accounting, unjust enrichment, and injunctive relief. The purported class is comprised of current and former owners, during the period January 2000 to the present, who have private property royalty interests burdening the oil and gas leases held by the defendant, excluding the Commissioner of Public Lands, the United States of America, and those private royalty interests that are not unitized as part of the Bravo Dome Unit. The plaintiffs allege that they were members of a class previously certified as a class action by the United States District Court for the District of New Mexico in the matter Doris Feerer, et al. v. Amoco Production Company, et al., USDC N.M. Civ. No. 95-0012 (the "Feerer Class Action"). Plaintiffs allege that Kinder Morgan CO2's method of paying royalty interests is contrary to the settlement of the Feerer Class Action. Kinder Morgan CO2 filed a motion to compel arbitration of this matter pursuant to the arbitration provisions contained in the Feerer Class Action settlement agreement, which motion was denied. Kinder Morgan CO2 appealed this decision to the New Mexico Court of Appeals, which affirmed the decision of the trial court. The New Mexico Supreme Court granted further review in October 2006, and after hearing oral argument, the New Mexico Supreme Court quashed its prior order granting review. In August 2007, Kinder Morgan CO2 filed a petition for writ of certiorari with the United States Supreme Court seeking further review. The Petition was denied in December 2007. The case is now proceeding in the trial court as a certified class action and the case is set for trial in September 2008.

        In addition to the matters listed above, audits and administrative inquiries concerning Kinder Morgan CO2's payments on carbon dioxide produced from the McElmo Dome and Bravo Dome Units

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17. Litigation, Environmental and Other Contingencies (Continued)

are currently ongoing. These audits and inquiries involve federal agencies and the states of Colorado and New Mexico.

Commercial Litigation Matters

  Union Pacific Railroad Company Easements

        SFPP and Union Pacific Railroad Company (the successor to Southern Pacific Transportation Company and referred to in this note as UPRR) are engaged in a proceeding to determine the extent, if any, to which the rent payable by SFPP for the use of pipeline easements on rights-of-way held by UPRR should be adjusted pursuant to existing contractual arrangements for the ten-year period beginning January 1, 2004 (Union Pacific Railroad Company vs. Santa Fe Pacific Pipelines, Inc., SFPP, L.P., Kinder Morgan Operating L.P. "D", Kinder Morgan G.P., Inc., et al., Superior Court of the State of California for the County of Los Angeles, filed July 28, 2004). In February 2007, a trial began to determine the amount payable for easements on UPRR rights-of-way. The trial is ongoing and is expected to conclude in the second quarter of 2008.

        SFPP and UPRR are also engaged in multiple disputes over the circumstances under which SFPP must pay for a relocation of its pipeline within the UPRR right of way and the safety standards that govern relocations. SFPP believes that it must pay for relocation of the pipeline only when so required by the railroad's common carrier operations, and in doing so, it need only comply with standards set forth in the federal Pipeline Safety Act in conducting relocations. In July 2006, a trial before a judge regarding the circumstances under which SFPP must pay for relocations concluded, and the judge determined that SFPP must pay for any relocations resulting from any legitimate business purpose of the UPRR. SFPP has appealed this decision. In addition, UPRR contends that it has complete discretion to cause the pipeline to be relocated at SFPP's expense at any time and for any reason, and that SFPP must comply with the more expensive American Railway Engineering and Maintenance-of-Way standards. Each party is seeking declaratory relief with respect to its positions regarding relocations.

        It is difficult to quantify the effects of the outcome of these cases on SFPP because SFPP does not know UPRR's plans for projects or other activities that would cause pipeline relocations. Even if SFPP is successful in advancing its positions, significant relocations for which SFPP must nonetheless bear the expense (i.e. for railroad purposes, with the standards in the federal Pipeline Safety Act applying) would have an adverse effect on our financial position and results of operations. These effects would be even greater in the event SFPP is unsuccessful in one or more of these litigations.

  United States of America, ex rel., Jack J. Grynberg v. K N Energy (Civil Action No. 97-D-1233, filed in the U.S. District Court, District of Colorado).

        This multi-district litigation proceeding involves four lawsuits filed in 1997 against numerous Kinder Morgan companies. These suits were filed pursuant to the federal False Claims Act and allege underpayment of royalties due to mismeasurement of natural gas produced from federal and Indian lands. The complaints are part of a larger series of similar complaints filed by Mr. Grynberg against 77 natural gas pipelines (approximately 330 other defendants) in various courts throughout the country which were consolidated and transferred to the District of Wyoming.

        In May 2005, a Special Master appointed in this litigation found that because there was a prior public disclosure of the allegations and that Grynberg was not an original source, the Court lacked

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17. Litigation, Environmental and Other Contingencies (Continued)

subject matter jurisdiction. As a result, the Special Master recommended that the Court dismiss all the Kinder Morgan defendants. In October 2006, the United States District Court for the District of Wyoming upheld the dismissal of each case against the Kinder Morgan defendants on jurisdictional grounds. Grynberg has appealed this Order to the Tenth Circuit Court of Appeals. A procedural schedule has been issued and briefing before the Court of Appeals will be completed in the spring of 2008. The oral argument is expected to take place in September 2008.

        Prior to the dismissal order on jurisdictional grounds, the Kinder Morgan defendants filed Motions to Dismiss and for Sanctions alleging that Grynberg filed his Complaint without evidentiary support and for an improper purpose. On January 8, 2007, after the dismissal order, the Kinder Morgan defendants also filed a Motion for Attorney Fees under the False Claim Act. On April 24, 2007 the Court held a hearing on the Motions to Dismiss and for Sanctions and the Requests for Attorney Fees. A decision is still pending on the Motions to Dismiss and for Sanctions and the Requests for Attorney Fees.

  Weldon Johnson and Guy Sparks, individually and as Representative of Others Similarly Situated v. CenterPoint Energy, Inc. et. al., No. 04-327-2 (Circuit Court, Miller County Arkansas).

        On October 8, 2004, plaintiffs filed the above-captioned matter against numerous defendants including Kinder Morgan Texas Pipeline L.P.; Kinder Morgan Energy Partners, L.P.; Kinder Morgan G.P., Inc.; KM Texas Pipeline, L.P.; Kinder Morgan Texas Pipeline G.P., Inc.; Kinder Morgan Tejas Pipeline G.P., Inc.; Kinder Morgan Tejas Pipeline, L.P.; Gulf Energy Marketing, LLC; Tejas Gas, LLC; and MidCon Corp. (the "Kinder Morgan defendants"). The complaint purports to bring a class action on behalf of those who purchased natural gas from the CenterPoint defendants from October 1, 1994 to the date of class certification.

        The complaint alleges that CenterPoint Energy, Inc., by and through its affiliates, has artificially inflated the price charged to residential consumers for natural gas that it allegedly purchased from the non-CenterPoint defendants, including the Kinder Morgan defendants. The complaint further alleges that in exchange for CenterPoint's purchase of such natural gas at above market prices, the non-CenterPoint defendants, including the Kinder Morgan defendants, sell natural gas to CenterPoint's non-regulated affiliates at prices substantially below market, which in turn sells such natural gas to commercial and industrial consumers and gas marketers at market price. The complaint purports to assert claims for fraud, unlawful enrichment and civil conspiracy against all of the defendants, and seeks relief in the form of actual, exemplary and punitive damages, interest, and attorneys' fees. On June 8, 2007, the Arkansas Supreme Court held that the Arkansas Public Service Commission has exclusive jurisdiction over any Arkansas plaintiffs' claims that consumers were overcharged for gas in Arkansas and mandated that any such claims be dismissed from this lawsuit. On February 14, 2008, the Arkansas Supreme Court clarified its previously issued order and mandated that the trial court dismiss the lawsuit in its entirety. Based on the information available to date and our preliminary investigation, the Kinder Morgan defendants believe that the claims against them are without merit and intend to defend against them vigorously.

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17. Litigation, Environmental and Other Contingencies (Continued)

Federal Investigation at Cora and Grand Rivers Coal Facilities

        On June 22, 2005, Kinder Morgan Energy Partners announced that the Federal Bureau of Investigation was conducting an investigation related to its coal terminal facilities located in Rockwood, Illinois and Grand Rivers, Kentucky. The investigation involved certain coal sales from its Cora, Illinois and Grand Rivers, Kentucky coal terminals that occurred from 1997 through 2001. During this time period, Kinder Morgan Energy Partners sold excess coal from these two terminals for its own account, generating less than $15 million in total net sales. Excess coal is the weight gain that results from moisture absorption into existing coal during transit or storage and from scale inaccuracies, which are typical in the industry. During the years 1997 through 1999, Kinder Morgan Energy Partners collected, and, from 1997 through 2001, Kinder Morgan Energy Partners subsequently sold, excess coal for its own account, as Kinder Morgan Energy Partners believed it was entitled to do under then-existing customer contracts. Kinder Morgan Energy Partners conducted an internal investigation of the allegations and discovered no evidence of wrongdoing or improper activities at these two terminals.

        In the fourth quarter of 2007, Kinder Morgan Energy Partners reached a civil settlement with the U.S. Attorney's office for the Southern District of Illinois pursuant to which Kinder Morgan Energy Partners paid approximately $25 million, in aggregate, to the Tennessee Valley Authority and other customers of the Cora and Grand Rivers terminals from 1997 through 1999. Kinder Morgan Energy Partners made no admission or acknowledgment of improper conduct as part of the settlement, and while Kinder Morgan Energy Partners continues to believe that its actions at its terminals were appropriate, Kinder Morgan Energy Partners determined that a civil resolution of the matter would be in its best interest. The settlement has been finalized, and Kinder Morgan Energy Partners recorded a $25 million increase in expense in the third quarter of 2007 associated with the settlement of this liability.

Queen City Railcar Litigation

        On August 28, 2005, a railcar containing the chemical styrene began leaking styrene gas in Cincinnati, Ohio while en route to Kinder Morgan Energy Partners' Queen City Terminal. The railcar was sent by the Westlake Chemical Corporation from Louisiana, transported by Indiana & Ohio Railway, and consigned to Westlake at its dedicated storage tank at Queen City Terminals, Inc., a subsidiary of Kinder Morgan Bulk Terminals, Inc. The railcar leak resulted in the evacuation of many residents and the alleged temporary closure of several businesses in the Cincinnati area. A class action complaint and a suit filed by the City of Cincinnati arising out of this accident have been settled. However, one member of the settlement class, the Estate of George W. Dameron, opted out of the settlement, and the Adminstratrix of the Dameron Estate filed a wrongful death lawsuit on November 15, 2006 in the Hamilton County Court of Common Pleas, Case No. A0609990. The complaint, which is asserted against each of the defendants involved in the class action suit, alleges that styrene exposure caused the death of Mr. Dameron. Without admitting fault or liability, the parties have reached a settlement in principle of the Dameron Suit.

        As part of the settlement of the class action claims, the non-Kinder Morgan Energy Partners defendants have agreed to settle remaining claims asserted by businesses and will obtain a release of such claims favoring all defendants, including Kinder Morgan Energy Partners and its affiliates, subject to the retention by all defendants of their claims against each other for contribution and indemnity. Kinder Morgan Energy Partners expects that a claim will be asserted by other defendants against Kinder Morgan Energy Partners seeking contribution or indemnity for any settlements funded

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17. Litigation, Environmental and Other Contingencies (Continued)

exclusively by other defendants, and Kinder Morgan Energy Partners expects to vigorously defend against any such claims.

Leukemia Cluster Litigation

  Richard Jernee, et al v. Kinder Morgan Energy Partners, et al, No. CV03-03482 (Second Judicial District Court, State of Nevada, County of Washoe) ("Jernee").

  Floyd Sands, et al v. Kinder Morgan Energy Partners, et al, No. CV03-05326 (Second Judicial District Court, State of Nevada, County of Washoe) ("Sands").

        On May 30, 2003, plaintiffs, individually and on behalf of Adam Jernee, filed a civil action in the Nevada State trial court against Kinder Morgan Energy Partners and several Kinder Morgan related entities and individuals and additional unrelated defendants. Plaintiffs in the Jernee matter claim that defendants negligently and intentionally failed to inspect, repair and replace unidentified segments of their pipeline and facilities, allowing "harmful substances and emissions and gases" to damage "the environment and health of human beings." Plaintiffs claim that "Adam Jernee's death was caused by leukemia that, in turn, is believed to be due to exposure to industrial chemicals and toxins." Plaintiffs purport to assert claims for wrongful death, premises liability, negligence, negligence per se, intentional infliction of emotional distress, negligent infliction of emotional distress, assault and battery, nuisance, fraud, strict liability (ultra hazardous acts), and aiding and abetting, and seek unspecified special, general and punitive damages. On August 28, 2003, a separate group of plaintiffs, represented by the counsel for the plaintiffs in the Jernee matter, individually and on behalf of Stephanie Suzanne Sands, filed a civil action in the Nevada State trial court against the same defendants and alleging the same claims as in the Jernee case with respect to Stephanie Suzanne Sands. The Jernee case has been consolidated for pretrial purposes with the Sands case. In May 2006, the court granted defendants' motions to dismiss as to the counts purporting to assert claims for fraud, but denied defendants' motions to dismiss as to the remaining counts, as well as defendants' motions to strike portions of the complaint. Defendant Kennametal, Inc. has filed a third-party complaint naming the United States and the United States Navy (the "United States") as additional defendants. In response, the United States removed the case to the United States District Court for the District of Nevada and filed a motion to dismiss the third-party complaint. Plaintiff has also filed a motion to dismiss the United States and/or to remand the case back to state court. By order dated September 25, 2007, the United States District Court granted the motion to dismiss the United States from the case and remanded the Jernee and Sands cases back to the Second Judicial District Court, State of Nevada, County of Washoe. The cases will now proceed in the State Court. Based on the information available to date, our own preliminary investigation, and the positive results of investigations conducted by State and Federal agencies, we believe that the remaining claims against Kinder Morgan Energy Partners in these matters are without merit and intend to defend against them vigorously.

Pipeline Integrity and Releases

        From time to time, our pipelines experience leaks and ruptures. These leaks and ruptures may cause explosions, fire, damage to the environment, damage to property and/or personal injury or death. In connection with these incidents, we may be sued for damages caused by an alleged failure to properly mark the locations of our pipelines and/or to properly maintain our pipelines. Depending upon the facts and circumstances of a particular incident, state and federal regulatory authorities may seek civil and/or criminal fines and penalties.

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17. Litigation, Environmental and Other Contingencies (Continued)

        We believe that we conduct our operations in accordance with applicable law. We seek to cooperate with state and federal regulatory authorities in connection with the clean up of the environment caused by such leaks and ruptures and with any investigations as to the facts and circumstances surrounding the incidents.

  Kleberg County, Texas Gas Pipeline Rupture

        On February 12, 2008, Kinder Morgan Energy Partners' Kinder Morgan Texas Pipeline incurred a failure on its 16-inch diameter natural gas pipeline in a remote area in Kleberg County, Texas, which resulted in an explosion and fire. The incident caused some property damage, however no serious physical injuries have been reported to date. Kinder Morgan Texas Pipeline notified appropriate regulatory agencies and is currently investigating the cause of the rupture.

  Harrison County Texas Pipeline Rupture

        On May 13, 2005, NGPL experienced a rupture on its 36-inch diameter Gulf Coast #3 natural gas pipeline in Harrison County, Texas. The pipeline rupture resulted in an explosion and fire that severely damaged the Harrison County Power Project plant ("HCCP"), an adjacent power plant. In addition, local residents within an approximate one-mile radius were evacuated by local authorities until the site was secured. On October 24, 2006, suit was filed under Cause No. 06-1030 in the 71st Judicial District Court of Harrison County, Texas against NGPL and us by Plaintiffs, Entergy Power Ventures, L.P., Northeast Texas Electric Cooperative, Inc., East Texas Electric Cooperative, Inc. and Arkansas Electric Cooperative Corporation, owners and interest holders in the HCCP. The suit asserted claims of breach of contract, negligence, gross negligence, and trespass, and sought to recover for property damage and for losses due to business interruption. On January 29, 2008, the parties engaged in mediation and agreed to settle all claims. The costs and fees associated with the litigation and the sums due under the settlement in excess of our $1 million retained liability will be funded by our insurers.

  Walnut Creek, California Pipeline Rupture

        On November 9, 2004, excavation equipment operated by Mountain Cascade, Inc., a third-party contractor on a water main installation project hired by East Bay Municipal Utility District, struck and ruptured an underground petroleum pipeline owned and operated by SFPP in Walnut Creek, California. An explosion occurred immediately following the rupture that resulted in five fatalities and several injuries to employees or contractors of Mountain Cascade, Inc. The explosion and fire also caused property damage.

        In May 2005, the California Division of Occupational Safety and Health ("CalOSHA") issued two civil citations against Kinder Morgan Energy Partners relating to this incident assessing civil fines of approximately $0.1 million based upon its alleged failure to mark the location of the pipeline properly prior to the excavation of the site by the contractor. In June 2005, the Office of the California State Fire Marshal, Pipeline Safety Division, referred to as the CSFM, issued a notice of violation against Kinder Morgan Energy Partners which also alleged that it did not properly mark the location of the pipeline in violation of state and federal regulations. The CSFM assessed a proposed civil penalty of $0.5 million. The location of the incident was not SFPP's work site, nor did SFPP have any direct involvement in the water main replacement project. We believe that SFPP acted in accordance with applicable law and regulations, and further that according to California law, excavators, such as the contractor on the project, must take the necessary steps (including excavating with hand tools) to

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17. Litigation, Environmental and Other Contingencies (Continued)

confirm the exact location of a pipeline before using any power operated or power driven excavation equipment. Accordingly, we disagree with certain of the findings of CalOSHA and the CSFM, and SFPP has appealed the civil penalties while, at the same time, is continuing to work cooperatively with CalOSHA and the CSFM to resolve these matters.

        On September 21, 2007, KMGP Services Company, Inc., our subsidiary, entered into a plea agreement and civil settlement with the District Attorney of Contra Costa County pertaining to this accident. Under the terms of the plea agreement, KMGP Services Company, Inc. agreed to plead no contest to six counts of violating the California Labor Code. While initially constituted as felonies under the California Labor Code, the plea agreement contemplates that following the successful completion of an independent audit of Kinder Morgan Energy Partners' right-of-way protection policies and practices (likely in approximately one year), we may move to reduce the felony counts to misdemeanors. Pursuant to the plea agreement and civil settlement, in October 2007, we paid approximately $15 million.

        As a result of the accident, nineteen separate lawsuits were filed. The majority of the cases were personal injury and wrongful death actions that alleged, among other things, that SFPP/Kinder Morgan Energy Partners failed to properly field mark the area where the accident occurred.

        Following court ordered mediation, the Kinder Morgan Energy Partners defendants have settled with plaintiffs in all of the wrongful death cases and the personal injury and property damages cases. These settlements either have become final by order of the court or are awaiting court approval. The only civil cases which remain pending at present are: (i) a cross-claim for contribution and indemnity by an engineering company defendant against the Kinder Morgan defendants in which the court has entered summary judgment in favor of the Kinder Morgan defendants; and (ii) a challenge to the court-ordered allocation of settlement proceeds in one of the court-approved wrongful death settlements filed by a nonresident sibling in which the court has also granted summary judgment in favor of the Kinder Morgan defendants. Both of these judgments in favor of the Kinder Morgan defendants are subject to potential appeal.

        Additionally, following this accident, Kinder Morgan Energy Partners reviewed and when appropriate, revised its pipeline policies and procedures to improve safety. Kinder Morgan Energy Partners has undertaken a number of actions to reduce future third-party damage to its pipelines, including adding line riders and locators, retaining third-party expertise, instituting enhanced line location training and education of employees and contractors, and investing in additional state-of-the-art line locating equipment. Kinder Morgan Energy Partners has also committed to various procedural requirements pertaining to construction near its pipelines.

Consent Agreement Regarding Cordelia, Oakland and Donner Summit California Releases

        On May 21, 2007, Kinder Morgan Energy Partners and SFPP entered into a Consent Agreement with various governmental agencies to resolve civil claims relating to the unintentional release of petroleum products during three pipeline incidents in northern California. The releases occurred (i) in the Suisun Marsh area near Cordelia in Solano County in April 2004, (ii) in Oakland in February 2005 and (iii) near Donner Pass in April 2005. The agreement was reached with the United States Environmental Protection Agency, referred to in this note as the EPA, Department of the Interior, Department of Justice and the National Oceanic and Atmospheric Administration, as well as the State of California Department of Fish and Game, Office of Spill Prevention and Response, and the Regional Water Quality Control Boards for the San Francisco and Lahontan regions. Under the

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17. Litigation, Environmental and Other Contingencies (Continued)

Consent Agreement, Kinder Morgan Energy Partners agreed to pay approximately $3.8 million in civil penalties, $1.3 million in natural resource damages and assessment costs and approximately $0.2 million in agency response and future remediation monitoring costs. All of the civil penalties have been reserved for as of December 31, 2007. In addition, Kinder Morgan Energy Partners agreed to perform enhancements in its Pacific operations relative to its spill prevention, response and reporting practices, the majority of which have already been implemented.

        The Consent Agreement was filed with the United States District Court for the Eastern District of California on May 29, 2007, and became effective July 26, 2007. Kinder Morgan Energy Partners has substantially completed remediation and restoration activities in consultation with the appropriate state and federal regulatory agencies at the location of each release.

EPA Notice of Proposed Debarment

        On August 21, 2007, SFPP received a Notice of Proposed Debarment issued by the EPA. Pursuant to the Notice, the Suspension and Debarment Division of the EPA is proposing to debar SFPP from participation in future Federal contracts and assistance activities for a period of three years. The purported basis for the proposed debarment is SFPP's April 2005 agreement with the California Attorney General and the District Attorney of Solano County, California to settle misdemeanor charges of the unintentional, non-negligent discharge of diesel fuel, and the failure to provide timely notice of a threatened discharge to appropriate state agencies, in connection with the April 28, 2004 spill of diesel fuel into a marsh near Cordelia, California. SFPP believes that the proposed debarment is factually and legally unwarranted and intends to contest it. In addition, SFPP is currently engaged in discussions with the EPA to attempt to resolve this matter. Based upon our discussion to date, we do not believe that this matter will result in the debarment or suspension of SFPP.

  Baker, California

        In November 2004, the CALNEV Pipeline experienced a failure from external damage near Baker, California, resulting in a release of gasoline that affected approximately two acres of land in the high desert administered by the U.S. Bureau of Land Management. Remediation has been conducted and continues for product in the soils. All agency requirements have been met and the site will be closed upon completion of the soil remediation. The California Department of Fish & Game has alleged a small natural resource damage claim that is currently under review. CALNEV expects to work cooperatively with the Department of Fish & Game to resolve this claim.

  Henrico County, Virginia

        On April 17, 2006, Plantation Pipe Line Company, which transports refined petroleum products across the southeastern United States and which is 51.17% owned and operated by Kinder Morgan Energy Partners, experienced a pipeline release of turbine fuel from its 12-inch pipeline. The release occurred in a residential area and impacted adjacent homes, yards and common areas, as well as a nearby stream. The released product did not ignite and there were no deaths or injuries. Plantation estimates the amount of product released to be approximately 553 barrels. Immediately following the release, the pipeline was shut down and emergency remediation activities were initiated. Remediation and monitoring activities are ongoing under the supervision of the EPA and the Virginia Department of Environmental Quality, referred to as the VDEQ. Following settlement negotiations and discussions with the VDEQ, Plantation and the VDEQ entered into a Special Order on Consent under which

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17. Litigation, Environmental and Other Contingencies (Continued)

Plantation agreed to pay a civil penalty of approximately $0.7 million to the VDEQ as well as reimburse the VDEQ for less than $0.1 million in expenses and oversight costs to resolve the matter. Plantation satisfied $0.2 million of the civil penalty by completing a supplemental environmental project in the form of a $0.2 million donation to the Henrico County Fire Department for the purchase of hazardous material spill response equipment.

  Dublin, California

        In June 2006, the SFPP pipeline experienced a leak near Dublin, California, resulting in a release of product that affected a limited area along a recreation path. Kinder Morgan Energy Partners has completed remediation activities and has petitioned the California Regional Water Quality Control Board for closure. The cause of the release was outside force damage.

  Soda Springs, California

        In August 2006, the SFPP pipeline experienced a failure near Soda Springs, California, resulting in a release of product that affected a limited area along Interstate Highway 80. Product impacts were primarily limited to soil in an area between the pipeline and Interstate Highway 80. Remediation and monitoring activities are ongoing under the supervision of the California Department of Fish & Game and Nevada County. The cause of the release was determined to be pinhole corrosion in an unpiggable 2-inch diameter bypass to the mainline valve. The bypass was installed to allow pipeline maintenance activity. The bypass piping was replaced at this location and all other similar designs on the pipeline segment were excavated, evaluated and replaced as necessary to avoid future risk of release. On January 30, 2008, Kinder Morgan Energy Partners entered into a settlement agreement with Nevada County and the state of California to resolve any outstanding civil penalties claims related to this release for $75,000.

  Rockies Express Pipeline LLC Wyoming Construction Incident

        On November 11, 2006, a bulldozer operated by an employee of Associated Pipeline Contractors, Inc, (a third-party contractor to Rockies Express Pipeline LLC, referred to in this note as REX), struck an existing subsurface natural gas pipeline owned by Wyoming Interstate Company, a subsidiary of El Paso Pipeline Group. The pipeline was ruptured, resulting in an explosion and fire. The incident occurred in a rural area approximately nine miles southwest of Cheyenne, Wyoming. The incident resulted in one fatality (the operator of the bulldozer) and there were no other reported injuries. The cause of the incident is under investigation by the U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration, referred to as the PHMSA. Kinder Morgan Energy Partners is cooperating with this agency. Immediately following the incident, REX and El Paso Pipeline Group reached an agreement on a set of additional enhanced safety protocols designed to prevent the reoccurrence of such an incident.

        In September 2007, the family of the deceased bulldozer operator filed a wrongful death action against Kinder Morgan Energy Partners, Rockies Express Pipeline LLC and several other parties in the District Court of Harris County, Texas, 189 Judicial District, at case number 2007-57916. The plaintiffs seek unspecified compensatory and exemplary damages plus interest, attorney's fees and costs of suit. Kinder Morgan Energy Partners has asserted contractual claims for complete indemnification for any and all costs arising from this incident, including any costs related to this lawsuit, against third parties

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and their insurers. The parties are currently engaged in discovery. We do not expect the cost of any settlement or eventual judgment, if any, to be material.

  Charlotte, North Carolina

        On November 27, 2006, the Plantation Pipeline experienced a release of approximately 4,000 gallons of gasoline from a Plantation Pipe Line Company block valve on a delivery line into a terminal owned by a third-party company. Upon discovery of the release, Plantation immediately locked out the delivery of gasoline through that pipe to prevent further releases. Product had flowed onto the surface and into a nearby stream, which is a tributary of Paw Creek, and resulted in loss of fish and other biota. Product recovery and remediation efforts were implemented immediately, including removal of product from the stream. The line was repaired and put back into service within a few days. Remediation efforts are continuing under the direction of the North Carolina Department of Environment and Natural Resources (the "NCDENR"), which issued a Notice of Violation and Recommendation of Enforcement against Plantation on January 8, 2007. Plantation continues to cooperate fully with the NCDENR.

        Although Plantation does not believe that penalties are warranted, it is engaging in settlement discussions with the EPA regarding a potential civil penalty for the November 2006 release as part of broader settlement negotiations with the EPA regarding this spill and two other historic releases from Plantation, including a February 2003 release near Hull, Georgia. Plantation has reached an agreement in principle with the Department of Justice and the EPA for all four releases for approximately $0.7 million, plus some additional work to be performed to prevent future releases. The parties are negotiating a consent decree. Although it is not possible to predict the ultimate outcome, we believe, based on our experiences to date, that the resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows.

        In addition, in April 2007, during pipeline maintenance activities near Charlotte, North Carolina, Plantation discovered the presence of historical soil contamination near the pipeline, and reported the presence of impacted soils to the NCDENR. Subsequently, Plantation contacted the owner of the property to request access to the property to investigate the potential contamination. The results of that investigation indicate that there is soil and groundwater contamination which appears to be from an historical turbine fuel release. The groundwater contamination is underneath at least two lots on which there is current construction of single family homes as part of a new residential development. Further investigation and remediation are being conducted under the oversight of the NCDENR. Plantation is working with the owner of the property and the builder of the residential subdivision to address any potential claims that they may bring.

  Barstow, California

        The United States Department of Navy has alleged that historic releases of methyl tertiary-butyl ether, referred to as MTBE, from Calnev's Barstow terminal has (i) migrated underneath the Navy's Marine Corps Logistics Base in Barstow; (ii) impacted the Navy's existing groundwater treatment system for unrelated groundwater contamination not alleged to have been caused by Calnev, and (iii) could affect the MCLB's water supply system. Although Calnev believes that it has certain meritorious defenses to the Navy's claims, we are working with the Navy to agree upon an Administrative Settlement Agreement and Order on Consent for CERCLA Removal Action to

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17. Litigation, Environmental and Other Contingencies (Continued)

reimburse the Navy for $0.5 million in past response actions, plus perform other work to ensure protection of the Navy's existing treatment system and water supply.

  Oil Spill Near Westridge Terminal, Burnaby, British Columbia

        On July 24, 2007, a third-party contractor installing a sewer line for the City of Burnaby struck a crude oil pipeline segment included within Kinder Morgan Energy Partners' Trans Mountain pipeline system near its Westridge terminal in Burnaby, BC, resulting in a release of approximately 1,400 barrels of crude oil. The release impacted the surrounding neighborhood, several homes and nearby Burrard Inlet. No injuries were reported. To address the release, Kinder Morgan Energy Partners initiated a comprehensive emergency response in collaboration with, among others, the City of Burnaby, the BC Ministry of Environment, the National Energy Board, and the National Transportation Safety Board. Cleanup and environmental remediation is continuing. The incident is currently under investigation by Federal and Provincial agencies. We do not expect this matter to have a material adverse impact on our financial position, results of operations or cash flows.

        On December 20, 2007 Kinder Morgan Energy Partners initiated a lawsuit entitled Trans Mountain Pipeline LP, Trans Mountain Pipeline Inc. and Kinder Morgan Canada Inc. v. The City of Burnaby, et al., Supreme Court of British Columbia, Vancouver Registry No. S078716. The suit alleges that the City of Burnaby and its agents are liable in damages including, but not limited to, all costs and expenses incurred by us as a result of the rupture of the pipeline and subsequent release of crude oil.

        Although no assurance can be given, we believe that we have meritorious defenses to all pending pipeline integrity actions set forth in this note and, to the extent an assessment of the matter is possible, if it is probable that a liability has been incurred and the amount of loss can be reasonably estimated, we believe that we have established an adequate reserve to cover potential liability.

Environmental Matters

  Exxon Mobil Corporation v. GATX Corporation, Kinder Morgan Liquids Terminals, Inc. and ST Services, Inc.

        On April 23, 2003, Exxon Mobil Corporation filed a complaint in the Superior Court of New Jersey, Gloucester County. Kinder Morgan Energy Partners filed its answer to the complaint on June 27, 2003, in which it denied ExxonMobil's claims and allegations as well as included counterclaims against ExxonMobil. The lawsuit relates to environmental remediation obligations at a Paulsboro, New Jersey liquids terminal owned by ExxonMobil from the mid-1950s through November 1989, by GATX Terminals Corp. from 1989 through September 2000 and later owned by ST Services, Inc. Prior to selling the terminal to GATX Terminals, ExxonMobil performed the environmental site assessment of the terminal required prior to sale pursuant to state law. During the site assessment, ExxonMobil discovered items that required remediation and the New Jersey Department of Environmental Protection issued an order that required ExxonMobil to perform various remediation activities to remove hydrocarbon contamination at the terminal. ExxonMobil, we understand, is still remediating the site and has not been removed as a responsible party from the state's cleanup order; however, ExxonMobil claims that the remediation continues because of GATX Terminals' storage of a fuel additive, MTBE, at the terminal during GATX Terminals' ownership of the terminal. When GATX Terminals sold the terminal to ST Services, the parties indemnified one another for certain environmental matters. When GATX Terminals was sold to Kinder Morgan Energy Partners, GATX Terminals' indemnification obligations, if any, to ST Services may have passed to Kinder Morgan

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17. Litigation, Environmental and Other Contingencies (Continued)

Energy Partners. Consequently, at issue is any indemnification obligation Kinder Morgan Energy Partners may owe to ST Services for environmental remediation of MTBE at the terminal. The complaint seeks any and all damages related to remediating MTBE at the terminal, and, according to the New Jersey Spill Compensation and Control Act, treble damages may be available for actual dollars incorrectly spent by the successful party in the lawsuit for remediating MTBE at the terminal. The parties are currently involved in mandatory mediation with respect to the claims set out in the lawsuit.

        On June 25, 2007, the New Jersey Department of Environmental Protection, the Commissioner of the New Jersey Department of Environmental Protection and the Administrator of the New Jersey Spill Compensation Fund, referred to collectively as the plaintiffs, filed a complaint against Exxon Mobil Corporation and GATX Terminals Corporation. The complaint was filed in Gloucester County, New Jersey. The plaintiffs have not yet served the complaint on either of the named defendants. The plaintiffs seek the costs and damages that the plaintiffs allegedly have incurred or will incur as a result of the discharge of pollutants and hazardous substances at the Paulsboro, New Jersey facility. The costs and damages that the plaintiffs seek include damages to natural resources. In addition, the plaintiffs seek an order compelling the defendants to perform or fund the assessment and restoration of those natural resource damages that are the result of the defendants' actions. As in the case brought by Exxon Mobil against GATX Terminals Corporation, the issue is whether the plaintiffs' claims are within the scope of the indemnity obligations GATX Terminals and therefore, Kinder Morgan Liquids Terminals, owes to ST Services.

  The City of Los Angeles v. Kinder Morgan Energy Partners, L.P.; Kinder Morgan Liquids Terminals LLC; Kinder Morgan Tank Storage Terminals LLC; Continental Oil Company; Chevron Corporation, California Superior Court, County of Los Angeles, Case No. NC041463.

        Kinder Morgan Energy Partners and some of its subsidiaries are defendants in a lawsuit filed in 2005 alleging claims for environmental cleanup costs and rent at the former Los Angeles Marine Terminal in the Port of Los Angeles. Plaintiff alleges that terminal cleanup costs could approach $18 million; however, we believe that the cleanup costs should be substantially less and that cleanup costs must be apportioned among all the parties to the litigation. Plaintiff also alleges that it is owed approximately $2.8 million in past rent and an unspecified amount for future rent. The judge bifurcated that rent issue from the causes of action related to the cleanup costs and trial regarding the rent issue was set for October 2007.

        Plaintiff and the Kinder Morgan defendants have since agreed to a settlement in principle under which Kinder Morgan Energy Partners agreed to pay $3.2 million in satisfaction of all past and future rent obligations. In the fourth quarter of 2007, Kinder Morgan Energy Partners finalized the settlement terms, filed with the court for final approval, and paid the $3.2 million in satisfaction of all past and future rent obligations.

  Mission Valley Terminal Lawsuit

        In August 2007, the City of San Diego, on its own behalf and purporting to act on behalf of the People of the state of California, filed a lawsuit against Kinder Morgan Energy Partners and several affiliates seeking injunctive relief and unspecified damages allegedly resulting from hydrocarbon and MTBE impacted soils and groundwater beneath the city's stadium property in San Diego arising from historic operations at the Mission Valley terminal facility. The case was filed in the Superior Court of California, San Diego County, case number 37-2007-00073033-CU-OR-CTL. On September 26, 2007,

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17. Litigation, Environmental and Other Contingencies (Continued)

Kinder Morgan Energy Partners removed the case to the United States District Court, Southern District of California, case number 07CV1883WCAB. On October 3, 2007, Kinder Morgan Energy Partners filed a Motion to Dismiss the Complaint. On February 29, 2008, the court issued an Order granting in part and denying in part defendants' Motion to Dismiss. The parties are currently engaging in discovery. Kinder Morgan Energy Partners intends to vigorously defend against the claims asserted in the complaint. This site has been, and currently is, under the regulatory oversight and order of the California Regional Water Quality Control Board. We do not expect the cost of any settlement and remediation to be material.

  Portland Harbor DOJ/EPA Investigation

        The United States Department of Justice and the EPA are continuing to investigate potential criminal charges relating to an alleged instance of improper disposal at sea of potash, which allegedly occurred at the request of or with the knowledge of employees or third parties at a bulk terminal facility in Portland, Oregon, which Kinder Morgan Energy Partners operates. Kinder Morgan Energy Partners is fully cooperating with the investigation and are engaged in ongoing discussions with the office of the United States Attorney for the District of Oregon and the Department of Justice in an attempt to resolve this matter.

  Louisiana Department of Environmental Quality Settlement

        After conducting a voluntary compliance self-audit, in April 2006, Kinder Morgan Energy Partners voluntarily disclosed certain findings from the audit related to compliance with environmental regulations and permits at its Harvey and St. Gabriel Terminals to the Louisiana Department of Environmental Quality, referred to as the LDEQ. Following further discussion between the LDEQ and Kinder Morgan Energy Partners, in August 2007, the LDEQ issued a Consolidated Compliance Order and Notice of Potential Penalty for each of the two facilities. Kinder Morgan Energy Partners and the LDEQ have reached agreement on a proposed settlement agreement under which Kinder Morgan Energy Partners agrees to finalize certain work that it has already undertaken to ensure compliance with the environmental regulations at these two facilities and to pay a penalty of $0.3 million. The proposed settlement agreement is undergoing public comment pursuant to LDEQ regulations and then will be finalized.

  Polychlorinated Biphenyls ("PCBs")-related Requests

        In August 2007 and October 2007, NGPL and Knight Inc. received information requests from the Illinois Attorney General's Office and the EPA, respectively, regarding the presence of PCBs in natural gas transmission lines in Illinois and Missouri. We have responded to these requests. No proceeding or enforcement actions have been initiated.

        In December 2007, a customer requested that NGPL reimburse it for its costs and related expenses incurred in connection with the clean up of PCBs in the customer's system. NGPL is evaluating the request. If and to the extent NGPL reimburses the customer, we do not currently expect that any such reimbursements would have a material adverse effect on us.

  Other Environmental

        We are subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA)

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17. Litigation, Environmental and Other Contingencies (Continued)

generally imposes joint and several liability for cleanup and enforcement costs on current or predecessor owners and operators of a site, among others, without regard to fault or the legality of the original conduct. Our operations are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe our operations are in substantial compliance with applicable environmental law and regulations, risks of additional costs and liabilities are inherent in pipeline, terminal and carbon dioxide field and oil field operations, and there can be no assurance that we will not incur significant costs and liabilities. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from our operations, could result in substantial costs and liabilities to us.

        We are currently involved in several governmental proceedings involving air, water and waste violations issued by various governmental authorities related to compliance with environmental regulations. As we receive notices of non-compliance, we negotiate and settle these matters. We do not believe that these violations will have a material adverse affect on our business.

        We are also currently involved in several governmental proceedings involving groundwater and soil remediation efforts under administrative orders or related state remediation programs issued by various regulatory authorities related to compliance with environmental regulations associated with our assets. We have established a reserve to address the costs associated with the cleanup.

        In addition, we are involved with and have been identified as a potentially responsible party in several federal and state superfund sites. Environmental reserves have been established for those sites where our contribution is probable and reasonably estimable. In addition, we are from time to time involved in civil proceedings relating to damages alleged to have occurred as a result of accidental leaks or spills of refined petroleum products, natural gas liquids, natural gas and carbon dioxide. See "Pipeline Integrity and Releases," above for information with respect to ruptures and leaks from our pipelines.

        Although it is not possible to predict the ultimate outcomes, we believe that the resolution of the environmental matters set forth in this note will not have a material adverse effect on our business, financial position, results of operations or cash flows. However, we are not able to reasonably estimate when the eventual settlements of these claims will occur and changing circumstances could cause these matters to have a material adverse impact. As of December 31, 2007, we have accrued an environmental reserve of $102.6 million. In addition, we have recorded a receivable of $38.0 million for expected cost recoveries that have been deemed probable. We believe the establishment of this environmental reserve is adequate such that the resolution of pending environmental matters will not have a material adverse impact on our business, cash flows, financial position or results of operation. As of December 31, 2006, our environmental reserve totaled $77.8 million. Additionally, many factors may change in the future affecting our reserve estimates, such as (i) regulatory changes, (ii) groundwater and land use near our sites, and (iii) changes in cleanup technology.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

Litigation Relating to Proposed Kinder Morgan, Inc. "Going Private" Transaction

        On May 28, 2006, Richard D. Kinder, our Chairman and Chief Executive Officer, together with other members of Kinder Morgan, Inc.'s management, co-founder Bill Morgan, current board members Fayez Sarofim and Mike Morgan, and investment partners Goldman Sachs Capital Partners, American International Group, Inc., The Carlyle Group and Riverstone Holdings LLC, submitted a proposal to our Board of Directors to acquire all of our outstanding common stock at a price of $100 per share in cash. On August 28, 2006, Kinder Morgan, Inc. entered into a definitive merger agreement with Knight Holdco LLC and Knight Acquisition Co. to effectuate the transaction at a price of $107.50 per share in cash.

        Beginning on May 29, 2006, and in the days following, eight putative Class Action lawsuits were filed in Harris County (Houston), Texas and seven putative Class Action lawsuits were filed in Shawnee County (Topeka), Kansas against, among others, Kinder Morgan, Inc., its Board of Directors, and several corporate officers.

        These cases are as follows:

  Harris County, Texas

  Cause No. 2006-33011; Mary Crescente v. Kinder Morgan, Inc., Richard D. Kinder, Edward H. Austin, Charles W. Battey, Stewart A. Bliss, Ted A. Gardner, William J. Hybl, Michael C. Morgan, Edward Randall III, Fayez S. Sarofim, H.A. True III, Douglas W.G. Whitehead, and James M. Stanford; in the 164th Judicial District Court, Harris County, Texas

  Cause No. 2006-39364; CWA/ITU Negotiated Pension Plan, individually and on behalf of others similarly situated v. Kinder Morgan, Inc., Richard D. Kinder, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battery, H.A. True, III, Fayez Sarofim, James M. Stanford, Michael C. Morgan, Stewart A. Bliss, Edward Randall, III, and Douglas W.G. Whitehead; in the 129th Judicial District Court, Harris County, Texas

  Cause No. 2006-33015; Robert Kemp, on behalf of himself and all other similarly situated v. Richard D. Kinder, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True, III, Fayez Sarofim, James Stanford, Michael C. Morgan, Stewart A. Bliss, Edward Randall III, Douglas W. G. Whitehead, Kinder Morgan, Inc., GS Capital Partners V Fund, L.P., AIG Global Asset Management Holdings Corp., Carlyle Partners IV, L.P., and Carlyle/Riverstone Energy Partners III, L.P.; in the 113th Judicial District Court, Harris County, Texas

  Cause No. 2006-34594; Dean Drulias v. Kinder Morgan, Inc., Richard D. Kinder, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True III, Fayez S. Sarofim, James Stanford, Michael C. Morgan, Stewart A. Bliss, Edward Randall III, Douglas W.G. Whitehead, Goldman Sachs, American International Group, Inc., the Carlyle Group, and Riverstone Holdings, LLC; in the 333rd Judicial District Court, Harris County, Texas

  Cause No. 2006-40027; J. Robert Wilson, On Behalf of Himself and All Others Similarly Situated v. Kinder Morgan, Inc., Richard D. Kinder, Michael C. Morgan, Fayez Sarofim, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True, III, James M. Stanford, Stewart A. Bliss, Edward Randall, III, Douglas W.G. Whitehead, Bill Morgan, Goldman Sachs Capital Partners, American International Group, Inc., The Carlyle Group, Riverstone Holdings, L.L.C., C. Park Shaper,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

  Steven J. Kean, Scott E. Parker, and Tim Bradley; in the 270th Judicial District Court, Harris County, Texas

  Cause No. 2006-33042; Sandra Donnelly, On Behalf of Herself and All Others Similarly Situated v. Kinder Morgan, Inc., Richard D. Kinder, Michael C. Morgan, Fayez S. Sarofim, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True III, James M. Stanford, Stewart A. Bliss, Edward Randall III, and Douglas W.G. Whitehead; in the 61st Judicial District Court, Harris County, Texas

  Cause No. 2006-34520; David Zeitz, On Behalf of Himself and All Others Similarly Situated v. Richard D. Kinder; in the 234th Judicial District Court, Harris County, Texas

  Cause No. 2006-36184; Robert L. Dunn, Trustee for the Dunn Marital Trust, and the Police & Fire Retirement System of the City of Detroit v. Richard D. Kinder, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True, III, Fayez Sarofim, James M. Stanford, Michael C. Morgan, Stewart A. Bliss, Edward Randall III, and Douglas W.G. Whitehead; in the 127th Judicial District Court, Harris County, Texas

        By order of the Court dated June 26, 2006, each of the above-listed cases have been consolidated into the Crescente v. Kinder Morgan, Inc. et al case; in the 164th Judicial District Court, Harris County, Texas, which challenges the proposed transaction as inadequate and unfair to Kinder Morgan's public stockholders. Seven of the eight original petitions consolidated into this lawsuit raised virtually identical allegations. One of the eight original petitions (Zeitz) challenges the proposal as unfair to holders of the common units of Kinder Morgan Energy Partners and/or listed shares of Kinder Morgan Management. On September 8, 2006, interim class counsel filed their Consolidated Petition for Breach of Fiduciary Duty and Aiding and Abetting in which they alleged that Kinder Morgan's board of directors and certain members of senior management breached their fiduciary duties and the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. They seek, among other things, to enjoin the merger, rescission of the merger agreement, disgorgement of any improper profits received by the defendants, and attorneys' fees. Defendants filed Answers to the Consolidated Petition on October 9, 2006, denying the plaintiffs' substantive allegations and denying that the plaintiffs are entitled to relief.

  Shawnee County, Kansas Cases

  Cause No. 06C 801; Michael Morter v. Richard D. Kinder, Edward H. Austin, Jr., Charles W. Battey, Stewart A. Bliss, Ted A. Gardner, William J. Hybl, Michael C. Morgan, Edward Randall, III, Fayez S. Sarofim, H.A. True, III, and Kinder Morgan, Inc.; in the District Court of Shawnee County, Kansas, Division 12

  Cause No. 06C 841; Teamsters Joint Counsel No. 53 Pension Fund v. Richard D. Kinder, Edward H. Austin, Charles W. Battey, Stewart A. Bliss, Ted A. Gardner, William J. Hybl, Michael C. Morgan, Edward Randall, III, Fayez S. Sarofim, H.A. True, III, and Kinder Morgan, Inc.; in the District Court of Shawnee County, Kansas, Division 12

  Cause No. 06C 813; Ronald Hodge, Individually And On Behalf Of All Others Similarly Situated v. Kinder Morgan, Inc., Richard D. Kinder, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battery, H.A. True III, Fayez S. Sarofim, James M. Stanford, Michael C. Morgan, Stewart A. Bliss, Edward Randall, III, and Douglas W.G. Whitehead; in the District Court of Shawnee County, Kansas, Division 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

  Cause No. 06C-864; Robert Cohen, Individually And On Behalf Of All Others Similarly Situated v. Kinder Morgan, Inc., Richard D. Kinder, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battery, H.A. True, III, Fayez Sarofim, James M. Stanford, Michael C. Morgan, Stewart A. Bliss, Edward Randall, III, and Douglas W.G. Whitehead; in the District Court of Shawnee County, Kansas, Division 6

  Cause No. 06C-853; Robert P. Land, individually, and on behalf of all others similarly situated v. Edward H. Austin, Jr., Charles W. Battey, Stewart A. Bliss, Ted A. Gardner, William J. Hybl, Edward Randall, III, James M. Stanford, Fayez Sarofim, H.A. True, III, Douglas W.G. Whitehead, Richard D. Kinder, Michael C. Morgan, AIG Global Asset Management Holdings Corp., GS Capital Partners V Fund, LP, The Carlyle Group LP, Riverstone Holdings LLC, Bill Morgan and Kinder Morgan, Inc.; in the District Court of Shawnee County, Kansas, Division 6

  Cause No. 06C-854; Dr. Douglas Geiger, individually, and on behalf of all others similarly situated v. Edward H. Austin, Jr., Charles W. Battey, Stewart A. Bliss, Ted A. Gardner, William J. Hybl, Edward Randall, III, James M. Stanford, Fayez Sarofim, H.A. True, III, Douglas W.G. Whitehead, Richard D. Kinder, Michael C. Morgan, AIG Global Asset Management Holding Corp., GS Capital Partners V Fund, LP, The Carlyle Group LP, Riverstone Holdings LLC, Bill Morgan and Kinder Morgan, Inc.; in the District Court of Shawnee County, Kansas, Division 6

  Cause No. 06C-837; John Bolton, On Behalf of Himself and All Others Similarly Situated v. Kinder Morgan, Inc., Richard D. Kinder, Michael C. Morgan, Fayez Sarofim, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True, III, James M. Stanford, Stewart A. Bliss, Edward Randall, III, Douglas W.G. Whitehead, William V. Morgan, Goldman Sachs Capital Partners, American International Group, Inc., The Carlyle Group, Riverstone Holdings LLC, C. Park Shaper, Steven J. Kean, Scott E. Parker and Tim Bradley; in the District Court of Shawnee County, Kansas, Division 6

        By order of the Court dated June 26, 2006, each of the above-listed Kansas cases have been consolidated into the Consol. Case No. 06 C 801; In Re Kinder Morgan, Inc. Shareholder Litigation; in the District Court of Shawnee County, Kansas, Division 12. On August 1, 2006, the Court selected lead plaintiffs' counsel in the Kansas State Court proceedings. On August 28, 2006, the plaintiffs filed their Consolidated and Amended Class Action Petition in which they alleged that Kinder Morgan's board of directors and certain members of senior management breached their fiduciary duties and the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. They seek, among other things, to enjoin the stockholder vote on the merger agreement and any action taken to effect the acquisition of Kinder Morgan and its assets by the buyout group, damages, disgorgement of any improper profits received by the defendants, and attorney's fees.

        On October 12, 2006, the District Court of Shawnee County, Kansas entered a Memorandum Decision and Order in which it ordered the parties in both the Crescente v. Kinder Morgan, Inc. et al case pending in Harris County Texas and the In Re Kinder Morgan, Inc. Shareholder Litigation case pending in Shawnee County Kansas to confer and to submit to the court recommendations for the "appointment of a Special Master or a Panel of Special Masters to control all of the pretrial proceedings in both the Kansas and Texas Class Actions arising out of the proposed private offer to purchase the stock of the public shareholders of Kinder Morgan, Inc."

        By Order dated November 21, 2006, the Kansas District Court appointed the Honorable Joseph T. Walsh to serve as Special Master for In Re Kinder Morgan, Inc. Shareholder Litigation case pending in

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17. Litigation, Environmental and Other Contingencies (Continued)

Kansas. By Order dated December 6, 2006, the Texas District Court also appointed the Honorable Joseph T. Walsh to serve as Special Master in the Crescente v. Kinder Morgan, Inc. et al. case pending in Texas for the purposes of considering any applications for pretrial temporary injunctive relief. On November 21, 2006, the plaintiffs in In Re Kinder Morgan, Inc. Shareholder Litigation filed a Third Amended Class Action Petition with Special Master Walsh. This Petition was later filed under seal with the Kansas District Court on December 27, 2006. Defendants' answer to the Third Amended Class Action Petition was filed in March 2007.

        Following extensive expedited discovery, the Plaintiffs in both consolidated actions filed an application for a preliminary injunction to prevent the holding of a special meeting of shareholders for the purposes of voting on the proposed merger, which was scheduled for December 19, 2006. The application was briefed by the parties between December 4 - December 13, 2006, and oral argument was heard by Special Master Walsh on December 14, 2006.

        On December 18, 2006, Special Master Walsh issued a Report and Recommendation concluding, among other things, that "plaintiffs have failed to demonstrate the probability of ultimate success on the merits of their claims in this joint litigation." Accordingly, the Special Master concluded that the plaintiffs were "not entitled to injunctive relief to prevent the holding of the special meeting of KMI shareholders scheduled for December 19, 2006."

        The parties are currently engaged in consolidated discovery in these matters.

        In addition to the above-described consolidated putative Class Action cases, we are aware of two additional lawsuits that challenge either the proposal or the merger agreement.

        On July 25, 2006 a civil action entitled David Dicrease, individually and on behalf of all others similarly situated v. Joseph Listengart, Edward H. Austin, Jr., Charles W. Battey, Stewart A. Bliss, Ted A. Gardner, William J. Hybl, Michael C. Morgan, Edward Randall, III, Fayez Sarofim, James M. Stanford, H.A. True, III, Douglas W.G. Whitehead, Richard D. Kinder, Kinder Morgan, Inc., Kinder Morgan Fiduciary Committee, John Does 1-30; Case 4:06-cv-02447, was filed in the United States District Court for the Southern District of Texas. This suit purports to be brought on behalf of the Kinder Morgan, Inc. Savings Plan (the "Plan") and a class comprised of all participants and beneficiaries of the Plan, for alleged breaches of fiduciary duties allegedly owed to the Plan and its participants by the defendants, in violation of the Employee Retirement Income Security Act ("ERISA"). More specifically, the suit asserts that defendants failed to prudently manage the Plan's assets (Count I); failed to appropriately monitor the Fiduciary Committee and provide it with accurate information (Count II); failed to provide complete and accurate information to the Plan's participants and beneficiaries (Count III); failed to avoid conflicts of interest (Count IV) and violated ERISA by engaging in a prohibited transaction (Count V). The relief requested seeks to enjoin the proposed transaction, damages allegedly incurred by the Plan and the participants, recovery of any "unjust enrichment" obtained by the defendants, and attorneys' fees and costs.

        On January 8, 2007, the United States District Court granted plaintiffs' motion to dismiss the Dicrease case without prejudice, and the case was terminated on January 8, 2007.

        On August 24, 2006, a civil action entitled City of Inkster Policeman and Fireman Retirement System, Derivatively on Behalf of Kinder Morgan, Inc., Plaintiffs v. Richard D. Kinder, Michael C. Morgan, William v. Morgan, Fayez Sarofim, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True, III, James M. Stanford, Stewart A. Bliss, Edward Randall, III, Douglas W.G. Whitehead, Goldman Sachs Capital Partners, American International Group, Inc., The

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

Carlyle Group, Riverstone Holdings LLC, C. Park Shaper, Steven J. Kean, Scott E. Parker and R. Tim Bradley, Defendants and Kinder Morgan, Inc., Nominal Defendant; Case 2006-52653, was filed in the 270th Judicial District Court, Harris County, Texas. This putative derivative lawsuit was brought against certain of Kinder Morgan's senior officers and directors, alleging that the proposal constituted a breach of fiduciary duties owed to Kinder Morgan, Inc. Plaintiff also contends that the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty. Plaintiff seeks, among other things, to enjoin the defendants from consummating the proposal, a declaration that the proposal is unlawful and unenforceable, the imposition of a constructive trust upon any benefits improperly received by the defendants, and attorney's fees. On November 20, 2007, defendants filed a Joint Motion to Dismiss for Lack of Jurisdiction, or in the Alternative, Motion for Final Summary Judgment. Plaintiffs opposed the motion, and oral argument was held on January 18, 2008. On February 22, 2008, the court entered a Final Order granting defendants' motion in full, ordering that plaintiff, the City of Inkster Policeman and Fireman Retirement System, take nothing on any and all of its claims against any and all defendants.

        Defendants believe that the claims asserted in the litigations regarding the Going Private transaction are legally and factually without merit and intend to vigorously defend against them.

Express Pipeline System—Oil Spill in Montgomery County, Missouri

        On September 6, 2007, the Platte Pipeline, a crude oil pipeline in which we indirectly own a one-third interest and one of our subsidiaries operates, and which comprises a portion of our Kinder Morgan Canada—KMP business segment, experienced a release of approximately 4,769 barrels of crude oil in a rural area in Montgomery County, Missouri. The released product did not ignite and there were no deaths or injuries. The pipeline was shut down, but was restarted following the repair with a voluntary operating pressure restriction. The majority of the released product was contained in a man-made pond. Clean up efforts are ongoing under the regulations of the Missouri Department of Natural Resources. On September 13, 2007, the PHMSA issued a Corrective Action Order requiring us to take certain actions including the pressure reduction to which we had already agreed. We have appealed that order and requested extensions of time to complete certain of the required activities. Although the internal and external investigations into the cause of the release are ongoing and no assurances can be made, based on available information, we believe that the ultimate resolution of this matter with PHMSA and the impacted landowners will not have a material adverse impact on our business, financial position or cash flows.

Other

        We are a defendant in various lawsuits arising from the day-to-day operations of our businesses. Although no assurance can be given, we believe, based on our experiences to date, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows.

        Additionally, although it is not possible to predict the ultimate outcomes, we also believe, based on our experiences to date, that the ultimate resolution of these matters will not have a material adverse impact on our business, financial position, results of operations or cash flows. As of December 31, 2007, and December 31, 2006, we have recorded a total reserve for legal fees, transportation rate cases and other litigation liabilities in the amount of $249.4 million and $114.7 million, respectively. The reserve is primarily related to various claims from lawsuits arising from Kinder Morgan Energy

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Litigation, Environmental and Other Contingencies (Continued)

Partners' Pacific operations' pipeline transportation rates, and the recorded amount is based on both the estimated amount associated with possible outcomes and probabilities of occurrence associated with such outcomes. We regularly assess the likelihood of adverse outcomes resulting from these claims in order to determine the adequacy of our liability provision.

18. Recent Accounting Pronouncements

        On September 15, 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement establishes a single definition of fair value and a framework for measuring fair value in generally accepted accounting principles. SFAS No. 157 also expands disclosures about fair value measurements. The provisions of this Statement apply to other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements.

        On February 12, 2008, the FASB issued FASB Staff Position ("FSP") No. FAS 157-2, Effective Date of FASB Statement No. 157. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

        The remainder of SFAS No. 157 was adopted by us effective January 1, 2008. The adoption of this Statement did not have an impact on our consolidated financial statements since we already apply its basic concepts in measuring fair values.

        On September 29, 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement Nos. 87, 88, 106 and 132(R). This Statement requires an employer to (i) recognize the overfunded or underfunded status of a defined benefit pension plan or postretirement benefit plan (other than a multiemployer plan) as an asset or liability in its statement of financial position (effective December 31, 2006 for us); (ii) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year and disclose certain additional information (effective December 31, 2008 for us); and (iii) recognize changes in the funded status of a plan in the year in which the changes occur through comprehensive income.

        For us, the adoption of part (i) of SFAS No. 158 described above did not have a material effect on our statement of financial position as of December 31, 2006. For more information on our pensions and other postretirement benefit plans, and our disclosures regarding the provisions of this Statement, see Note 12.

FIN 48

        In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which became effective January 1, 2007. FIN 48 addressed the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based not only on the technical merits of the tax position based on tax law, but also the past administrative practices and precedents of the taxing authority. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Recent Accounting Pronouncements (Continued)

        We adopted the provisions of FIN 48 on January 1, 2007. The total amount of unrecognized tax benefits as of the date of adoption was $63.1 million. We recorded a $4.8 million decrease to the opening balance of retained earnings as a result of the implementation of FIN 48.

        Included in the balance of unrecognized tax benefits at January 1, 2007, are $41.6 million of tax benefits that, if recognized, would affect the effective tax rate.

        A reconciliation of our gross unrecognized tax benefit for the year ended December 31, 2007 is as follows (in millions):

2007
Balance at January 1, 2007	$63.1
Additions based on current year tax positions	9.8
Additions based on prior year tax positions	0.5
Reductions based on settlements with taxing authority	(21.4)
Reductions due to lapse in statute of limitations	(2.7)
Reductions for tax positions related to prior year	(7.8)

Balance at December 31, 2007	$41.5

        Our continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense, and as of January 1, 2007, we had $13.6 million of accrued interest and no accrued penalties. As of December 31, 2007, (i) we had $8.1 million of accrued interest and no accrued penalties; (ii) we believe it is reasonably possible that our liability for unrecognized tax benefits will decrease by $4.3 million during the next twelve months; and (iii) we believe approximately $13.0 million of the total $41.5 million of unrecognized tax benefits on our consolidated balance sheet as of December 31, 2007 would affect our effective tax rate in future periods in the event those unrecognized tax benefits were recognized. As a result of the Going Private transaction, an adjustment was made to goodwill for unrecognized tax benefits due to settlements with taxing authorities and a lapse in the statute of limitations of the Predecessor Company for a total decrease of $22.3 million. In the event unrecognized tax benefits of the Predecessor Company are recognized by the Successor Company in a future period, a subsequent adjustment will be made to goodwill and will not impact our effective tax rate.

        We are subject to taxation, and have tax years open to examination for the periods 1999 - 2007, in the United States, various states, Mexico and Canada.

        In June 2006, the FASB ratified the consensuses reached by the Emerging Issues Task Force on EITF 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation). According to the provisions of EITF 06-3:

  •
  taxes assessed by a governmental authority that are directly imposed on a revenue-producing transaction between a seller and a customer may include, but are not limited to, sales, use, value added, and some excise taxes; and

  •
  that the presentation of such taxes on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy decision that should be disclosed pursuant to Accounting Principles Board Opinion No. 22 (as amended), Disclosure of Accounting Policies. In addition, for any such taxes that are reported on a gross basis, a company should

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Recent Accounting Pronouncements (Continued)

    disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The disclosure of those taxes can be done on an aggregate basis.

        EITF 06-3 applies to financial reports for interim and annual reporting periods beginning after December 15, 2006 (January 1, 2007 for us). The adoption of EITF 06-3 had no effect on our consolidated financial statements.

        On February 15, 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This Statement provides companies with an option to report selected financial assets and liabilities at fair value. The Statement's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. The Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.

        SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company's choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The Statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157, discussed above, and SFAS No. 107 Disclosures about Fair Value of Financial Instruments.

        This Statement was adopted by us effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of this Statement did not have any impact on our consolidated financial statements.

        On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. This Statement changes the accounting and reporting for noncontrolling interests in consolidated financial statements. A noncontrolling interest, sometimes referred to as a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.

        Specifically, SFAS No. 160 establishes accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent's equity; (ii) the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement (consolidated net income and comprehensive income will be determined without deducting minority interest, however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent's shareholders); and (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly—as equity transactions.

        This Statement is effective for fiscal years, and interim period within those fiscal years, beginning on or after December 15, 2008 (January 1, 2009 for us). Early adoption is not permitted. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Recent Accounting Pronouncements (Continued)

for its presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We are currently reviewing the effects of this Statement.

        On December 4, 2007, the FASB issued SFAS 141(R) (revised 2007), Business Combinations. Although this statement amends and replaces SFAS No. 141, it retains the fundamental requirements in SFAS No. 141 that (i) the purchase method of accounting be used for all business combinations; and (ii) an acquirer be identified for each business combination. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquiree), including combinations achieved without the transfer of consideration; however, this Statement does not apply to a combination between entities or businesses under common control.

        Significant provisions of SFAS No. 141(R) concern principles and requirements for how an acquirer (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

        This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (January 1, 2009 for us). Early adoption is not permitted. We are currently reviewing the effects of this Statement.

        On March 19, 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. This Statement is an amendment to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 161 requires additional disclosures about an entity's derivative and hedging activities.

        This Statement expands the disclosure requirements of SFAS No. 133 by requiring additional disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows.

        This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (January 1, 2009 for us) with early adoption permitted. We are currently reviewing the effects of this Statement.

19. Subsequent Events

        In March 2008, Kinder Morgan Energy Partners completed a public offering of 5,750,000 of its common units at a price of $57.70 per unit, including common units sold pursuant to the underwriters' over-allotment option, less commissions and underwriting expenses. Kinder Morgan Energy Partners received net proceeds of $324.2 million for the issuance of these common units, and used the proceeds to reduce the borrowings under its commercial paper program.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Subsequent Events (Continued)

        On March 14, 2008, Kinder Morgan Energy Partners entered into a purchase and sale agreement to sell its 25% interest in Thunder Creek Gas Services, LLC for approximately $50 million. Subject to certain closing conditions, the sale is expected to close in the second quarter of 2008.

        On March 7, 2008, we terminated an interest rate swap agreement having a notional value of $275 million associated with Kinder Morgan Finance Company, ULC's 6.40% senior notes due 2036. We paid approximately $2.5 million to exit our position in this swap agreement, which amount will be amortized to interest expense over the period that the 6.40% debentures remain outstanding.

        On February 29, 2008, Midcontinent Express Pipeline LLC, an equity method investee of Kinder Morgan Energy Partners, entered into a $1.4 billion credit agreement due February 28, 2011. The facility is with a syndicate of financial institutions with The Royal Bank of Scotland plc as the administrative agent. Borrowings under the credit agreement will be used to finance the construction of the Midcontinent Express Pipeline system and to pay related expenses.

        On February 21, 2008, we commenced a cash tender offer to purchase up to $1.6 billion of Knight Inc.'s outstanding debt securities. In March 2008, we paid $1.6 billion in cash to repurchase $1.67 billion par value of debt securities. Proceeds from the completed sale of an 80% ownership interest in our NGPL business segment were used to fund this debt security purchase.

        On February 15, 2008, the entire outstanding balances of our senior secured credit facility's Tranche A and Tranche B term loans and amounts outstanding at that time under our $1.0 billion revolving credit facility, on a combined basis totaling approximately $4.6 billion, were paid off with proceeds from the closing of the sale of an 80% ownership interest in our NGPL business segment.

        On February 12, 2008, Kinder Morgan Energy Partners completed an additional public offering of senior notes. Kinder Morgan Energy Partners issued a total of $900 million in principal amount of senior notes, consisting of $600 million of 5.95% notes due February 15, 2018 and $300 million of 6.95% notes due January 15, 2038. Kinder Morgan Energy Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $894.1 million, and Kinder Morgan Energy Partners used the proceeds to reduce the borrowings under its commercial paper program.

        On February 12, 2008, Kinder Morgan Energy Partners completed an offering of 1,080,000 of its common units at a price of $55.65 per unit in a privately negotiated transaction. Kinder Morgan Energy Partners received net proceeds of $60.1 million for the issuance of these 1,080,000 common units, and used the proceeds to reduce the borrowings under its commercial paper program.

        On December 10, 2007, we entered into a definitive agreement to sell an 80% ownership interest in our NGPL business segment to Myria, for approximately $5.9 billion, subject to certain adjustments. Pursuant to the purchase agreement, Myria acquired all 800 Class B shares and we retained all 200 Class A shares of MidCon Corp, which is the parent of NGPL. The closing of the sale occurred on February 15, 2008. We will continue to operate NGPL's assets pursuant to a 15-year operating agreement. Myria is comprised of a syndicate of investors led by Babcock & Brown, an international investment and specialized fund and asset management group.

        On November 20, 2007, we entered into a definitive agreement to sell our interests in three natural gas-fired power plants in Colorado to Bear Stearns. The closing of the sale occurred on January 25, 2008, effective January 1, 2008, and we received net proceeds of $63.1 million.

SELECTED QUARTERLY FINANCIAL DATA

KNIGHT INC. AND SUBSIDIARIES

Quarterly Operating Results for 2007

	Predecessor Company		Successor Company
				Three Months Ended
	Three Months Ended March 31	Two Months Ended May 31	One Month Ended June 30
				September 30	December 31
	(In millions) (Unaudited)		(In millions) (Unaudited)
Operating Revenues	$2,444.4	$1,720.7	$936.9	$2,609.0	$2,848.8
Gas Purchases and Other Costs of Sales	1,452.5	1,037.9	557.2	1,482.8	1,616.6
Other Operating Expenses	968.0	501.9	220.5	683.2	791.6

Operating Income	23.9	180.9	159.2	443.0	440.6
Other Income and (Expenses)	(181.8)	(120.2)	(110.0)	(278.3)	(178.6)

Income (Loss) from Continuing Operations Before Income Taxes	(157.9)	60.7	49.2	164.7	262.0
Income Taxes	87.7	47.8	21.3	74.6	131.5

Income (Loss) from Continuing Operations	(245.6)	12.9	27.9	90.1	130.5
Income (Loss) from Discontinued Operations, Net of Tax	233.2	65.4	2.3	(4.4)	0.6

Net Income (Loss)	$(12.4)	$78.3	$30.2	$85.7	$131.1

SELECTED QUARTERLY FINANCIAL DATA

KNIGHT INC. AND SUBSIDIARIES

Quarterly Operating Results for 2006

	Predecessor Company
	March 31	June 30	September 30	December 31
	(In millions) (Unaudited)
Operating Revenues	$2,675.7	2,479.0	2,606.9	2,447.0
Gas Purchases and Other Costs of Sales	1,745.9	1,521.4	1,612.4	1,459.7
Other Operating Expenses	503.4	534.3	566.3	520.0

Operating Income	426.4	423.3	428.2	467.3
Other Income and (Expenses)	(213.4)	(210.3)	(206.0)	(229.2)

Income from Continuing Operations Before Income Taxes	213.0	213.0	222.2	238.1
Income Taxes	79.1	64.3	73.5	69.0

Income from Continuing Operations	133.9	148.7	148.7	169.1
Income (Loss) from Discontinued Operations, Net of Tax	59.8	8.5	(4.5)	(592.3)

Net Income (Loss)	$193.7	157.2	144.2	(423.2)

Supplemental Information on Oil and Gas Producing Activities (Unaudited)

        The Supplementary Information on Oil and Gas Producing Activities is presented as required by SFAS No. 69, Disclosures about Oil and Gas Producing Activities. The supplemental information includes capitalized costs related to oil and gas producing activities; costs incurred for the acquisition of oil and gas producing activities, exploration and development activities; and the results of operations from oil and gas producing activities.

        Kinder Morgan CO2 Company, L.P. and its consolidated subsidiaries (subsidiaries of Kinder Morgan Energy Partners) represent our only oil and gas producing activities. As discussed in Note 1(B) of the accompanying Notes to Consolidated Financial Statements, due to our adoption of EITF No. 04-5, beginning January 1, 2006, the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our consolidated financial statements and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Therefore, the following supplemental information on oil and gas producing activities reflects our proportionate share of Kinder Morgan Energy Partners' capitalized costs, costs incurred and results of operations from oil and gas producing activities for the years 2005 and 2004, when we accounted for Kinder Morgan Energy Partners under the equity method.

        Supplemental information is also provided for per unit production costs; oil and gas production and average sales prices; the estimated quantities of proved oil and gas reserves; the standardized measure of discounted future net cash flows associated with proved oil and gas reserves; and a summary of the changes in the standardized measure of discounted future net cash flows associated with proved oil and gas reserves.

        Our capitalized costs consisted of the following (in millions):

Capitalized Costs Related to Oil and Gas Producing Activities

	December 31,
	2007(1)	2006(1)	2005(2)
Consolidated Companies
Wells and equipment, facilities and other	$1,612.5	$1,369.5	$166.8
Leasehold	348.1	347.4	48.7

Total proved oil and gas properties	1,960.6	1,716.9	215.5
Accumulated depreciation and depletion	(725.5)	(470.2)	(46.1)

Net capitalized costs	$1,235.1	$1,246.7	$169.4

    (1)
    Amounts relate to Kinder Morgan CO2 Company, L.P. and its consolidated subsidiaries.

    (2)
    For the period presented, we accounted for Kinder Morgan Energy Partners under the equity method; therefore, amounts reflect our proportionate share of Kinder Morgan Energy Partners' capitalized costs related to oil and gas producing activities.

        Includes capitalized asset retirement costs and associated accumulated depreciation. There are no capitalized costs associated with unproved oil and gas properties for the periods reported.

        Our costs incurred for property acquisition, exploration and development were as follows (in millions):

Costs Incurred in Exploration, Property Acquisitions and Development

	Successor Company	Predecessor Company
			Year Ended December 31,
	Seven Months Ended December 31, 2007(1)
		Five Months Ended May 31, 2007(1)
			2006(1)	2005(2)
Consolidated Companies
Property Acquisition
Proved oil and gas properties	$—	$—	$36.6	$1.0
Development	156.9	87.5	261.8	42.8

(1)
Amounts relate to Kinder Morgan CO2 Company, L.P. and its consolidated subsidaries.

(2)
During the period presented, we accounted for Kinder Morgan Energy Partners under the equity method; therefore, amounts reflect our proportionate share of Kinder Morgan Energy Partners' costs incurred in exploration, property acquisitions and development.

        There are no capitalized costs associated with unproved oil and gas properties for the periods reported. All capital expenditures were made to develop our proved oil and gas properties and no exploration costs were incurred for the periods reported.

        Our results of operations from oil and gas producing activities for the seven months ended December 31, 2007, the five months ended May 31, 2007 and for each of the years 2006 and 2005 are shown in the following table (in millions):

	Successor Company	Predecessor Company
		Five Months Ended May 31, 2007(1)	Year Ended December 31,
	Seven Months Ended December 31, 2007(1)
			2006(1)	2005(2)
Consolidated Companies
Revenues(3)	$352.0	$237.7	$524.7
Expenses:
Production costs	147.2	96.7	208.9
Other operating expenses(4)	34.9	22.0	66.4
Depreciation, depletion and amortization expenses	151.9	106.6	169.4

Total expenses	334.0	225.3	444.7

Results of operations for oil and gas producing activities	$18.0	$12.4	$80.0	$18.2

(1)
Amounts relate to Kinder Morgan CO2 Company, L.P. and its consolidated subsidaries.

(2)
During the period presented, we accounted for Kinder Morgan Energy Partners under the equity method, therefore, amounts reflect our proportionate share of Kinder Morgan Energy Partners' results of operations for oil and gas producing activities.

(3)
Revenues include losses attributable to our hedging contracts of $311.5 million, $122.7 million and $441.7 million for the seven months ended December 31, 2007, the five months ended May 31, 2007 and the year ended December 31, 2006, respectively.

(4)
Consists primarily of carbon dioxide expense.

        The table below represents estimates, as of December 31, 2007, of proved crude oil, natural gas liquids and natural gas reserves prepared by Netherland, Sewell and Associates, Inc. (independent oil and gas consultants) of Kinder Morgan CO2 Company, L.P. and its consolidated subsidiaries' interests in oil and gas properties, all of which are located in the state of Texas. This data has been prepared using constant prices and costs, as discussed in subsequent paragraphs of this document. The estimates of reserves and future revenue in this document conforms to the guidelines of the United States Securities and Exchange Commission.

        We believe the geologic and engineering data examined provides reasonable assurance that the proved reserves are recoverable in future years from known reservoirs under existing economic and operating conditions. Estimates of proved reserves are subject to change, either positively or negatively, as additional information becomes available and contractual and economic conditions change.

        Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, that is, prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations or declines based upon future conditions. Proved developed reserves are the quantities of crude oil, natural gas liquids and natural gas expected to be recovered through existing investments in wells and field infrastructure under current operating conditions. Proved undeveloped reserves require additional investments in wells and related infrastructure in order to recover the production.

        During 2007, Kinder Morgan Energy Partners filed estimates of our oil and gas reserves for the year 2006 with the Energy Information Administration of the U. S. Department of Energy on Form EIA-23. The data on Form EIA-23 was presented on a different basis, and included 100% of the oil and gas volumes from our operated properties only, regardless of our net interest. The difference between the oil reserves reported on Form EIA-23 and those reported herein exceeds 5%.

Reserve Quantity Information

	Consolidated Companies
	Crude Oil (MBbls)	NGLs (MBbls)	Nat. Gas (MMcf)(1)
Proved developed and undeveloped reserves:
As of December 31, 2004(2)	22,862	3,741	294

As of December 31, 2005(2)	21,567	2,884	327

As of December 31, 2006(3)	123,978	10,333	291
Revisions of Previous Estimates(3),(4)	10,361	2,784	1,077
Production(3)	(12,984)	(2,005)	(290)

As of December 31, 2007(3)	121,355	11,112	1,078

Proved developed reserves:
As of December 31, 2004(2)	13,176	1,640	251
As of December 31, 2005(2)	11,965	1,507	251
As of December 31, 2006(3)	69,073	5,877	291
As of December 31, 2007(3)	70,868	5,517	1,078

    (1)
    Natural gas reserves are computed at 14.65 pounds per square inch absolute and 60 degrees Fahrenheit.

    (2)
    For the period presented, we accounted for Kinder Morgan Energy Partners under the equity method, therefore, amounts reflect our proportionate share of Kinder Morgan Energy Partners' proved reserves.

    (3)
    Amounts relate to Kinder Morgan CO2 Company, L.P. and its consolidated subsidaries.

    (4)
    Associated with an expansion of the carbon dioxide flood project area of the SACROC unit.

        The standardized measure of discounted cash flows and summary of the changes in the standardized measure computation from year-to-year are prepared in accordance with SFAS No. 69. The assumptions that underlie the computation of the standardized measure of discounted cash flows may be summarized as follows:

  •
  the standardized measure includes our estimate of proved crude oil, natural gas liquids and natural gas reserves and projected future production volumes based upon year-end economic conditions;

  •
  pricing is applied based upon year-end market prices adjusted for fixed or determinable contracts that are in existence at year-end;

  •
  future development and production costs are determined based upon actual cost at year-end;

  •
  the standardized measure includes projections of future abandonment costs based upon actual costs at year-end; and

  •
  a discount factor of 10% per year is applied annually to the future net cash flows.

        Our standardized measure of discounted future net cash flows from proved reserves were as follows (in millions):

Standardized Measure of Discounted Future Net Cash Flows From
Proved Oil and Gas Reserves

	Year Ended December 31,
	2007(1)	2006(1)	2005(2)
Consolidated Companies
Future Cash Inflows from Production	$12,099.5	$7,534.6	$1,390.3
Future Production Costs	(3,536.2)	(2,617.9)	(418.8)
Future Development Costs(3)	(1,919.2)	(1,256.7)	(132.1)

Undiscounted Future Net Cash Flows	6,644.1	3,660.0	839.4
10% Annual Discount	(2,565.7)	(1,452.2)	(372.2)

Standardized Measure of Discounted Future Net Cash Flows	$4,078.4	$2,207.8	$467.2

    (1)
    Amounts relate to Kinder Morgan CO2 Company, L.P. and its consolidated subsidaries.

    (2)
    During the period presented, we accounted for Kinder Morgan Energy Partners under the equity method, therefore, amounts reflect our proportionate share of Kinder Morgan Energy Partners' standardized measure of discounted future net cash flows.

    (3)
    Includes abandonment costs.

        The following table represents our estimate of changes in the standardized measure of discounted future net cash flows from proved reserves (in millions):

Changes in the Standardized Measure of Discounted Future Net Cash Flows From
Proved Oil and Gas Reserves

	Year Ended December 31,
	2007(1)	2006(1)	2005(2)
Consolidated Companies
Present Value as of January 1	$2,207.8	$3,075.0
Changes During the Year:
Revenues Less Production and Other Costs(3)	(722.1)	(690.0)
Net Changes in Prices, Production and Other Costs(3)	2,153.2	(123.0)
Development Costs Incurred	244.5	261.8
Net Changes in Future Development Costs	(547.8)	(446.0)
Purchases of Reserves in Place	—	3.2
Revisions of Previous Quantity Estimates(4)	510.8	(179.5)
Improved Recovery	—	—
Accretion of Discount	198.1	307.4
Timing Differences and Other	33.9	(1.1)

Net Change For the Year	1,870.6	(867.2)

Present Value as of December 31	$4,078.4	$2,207.8	$467.2

    (1)
    Amounts relate to Kinder Morgan CO2 Company, L.P. and its consolidated subsidaries.

    (2)
    During the period presented, we accounted for Kinder Morgan Energy Partners under the equity method, therefore, amounts reflect our proportionate share of Kinder Morgan Energy Partners' standardized measure of discounted future net cash flows.

    (3)
    Excludes the effect of losses attributable to our hedging contracts of $434.2 million and $441.7 million for the years ended December 31, 2007 and 2006, respectively.

    (4)
    2007 revisions are associated with an expansion of the carbon dioxide flood project area for the SACROC unit. 2006 revisions are based on lower than expected recoveries from a section of the SACROC unit carbon dioxide flood project.

KNIGHT INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	September 30, 2008	December 31, 2007
ASSETS
Current Assets
Cash and Cash Equivalents	$126.6	$148.6
Restricted Deposits	27.6	67.9
Accounts, Notes and Interest Receivable, Net	981.4	975.2
Inventories	44.2	37.8
Gas Imbalances	6.3	26.9
Assets Held for Sale	—	3,353.3
Fair Value of Derivative Instruments	37.8	37.1
Other	42.1	36.8

	1,266.0	4,683.6

Property, Plant and Equipment, Net
Property, Plant and Equipment	16,648.9	15,080.9
Accumulated Depreciation, Depletion and Amortization	(744.6)	(277.0)

	15,904.3	14,803.9

Notes Receivable—Related Parties	192.8	87.9
Investments	1,824.9	1,996.2
Goodwill	4,775.7	8,174.0
Other Intangibles, Net	256.2	321.1
Assets Held for Sale, Non-current	—	5,634.6
Fair Value of Derivative Instruments, Non-current	260.0	142.4
Deferred Charges and Other Assets	228.8	257.3

Total Assets	$24,708.7	$36,101.0

The accompanying notes are an integral part of these consolidated financial statements.

KNIGHT INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited) (Continued)

(In millions)

	September 30, 2008	December 31, 2007
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Current Maturities of Long-term Debt	$289.7	$79.8
Notes Payable	270.0	888.1
Cash Book Overdrafts	74.2	30.7
Accounts Payable	841.0	943.7
Accrued Interest	95.9	242.7
Accrued Taxes	252.7	728.2
Gas Imbalances	19.9	23.7
Liabilities Held for Sale	—	168.2
Fair Value of Derivative Instruments	611.6	594.7
Other	274.0	240.0

	2,729.0	3,939.8

Long-term Debt
Outstanding Notes and Debentures	10,800.6	14,714.6
Deferrable Interest Debentures Issued to Subsidiary Trusts	35.7	283.1
Preferred Interest in General Partner of Kinder Morgan Energy Partners	100.0	100.0
Value of Interest Rate Swaps	233.8	199.7

	11,170.1	15,297.4
Deferred Income Taxes, Non-current	1,714.6	1,849.4
Liabilities Held for Sale, Non-current	—	2,424.1
Fair Value of Derivative Instruments, Non-current	1,018.7	836.8
Other Long-term Liabilities and Deferred Credits	579.7	618.0

	14,483.1	21,025.7

Minority Interests in Equity of Subsidiaries	3,474.3	3,314.0

Commitments and Contingencies (Notes 13 and 18)
Stockholder's Equity
Common Stock—Authorized and Outstanding—100 Shares, Par Value $0.01 Per Share	—	—
Additional Paid-in Capital	7,811.9	7,822.2
Retained Earnings (Deficit)	(3,399.2)	247.0
Accumulated Other Comprehensive Loss	(390.4)	(247.7)

	4,022.3	7,821.5

Total Liabilities and Stockholder's Equity	$24,708.7	$36,101.0

The accompanying notes are an integral part of these consolidated financial statements.

KNIGHT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In millions)

	Successor Company
	Three Months Ended September 30,
	2008	2007
Operating Revenues
Natural Gas Sales	$2,183.3	$1,451.8
Transportation and Storage	700.9	849.2
Oil and Product Sales	412.4	308.0

Total Operating Revenues	3,296.6	2,609.0

Operating Costs and Expenses
Gas Purchases and Other Costs of Sales	2,179.2	1,482.8
Operations and Maintenance	360.8	357.0
General and Administrative	85.9	77.9
Depreciation, Depletion and Amortization	217.2	204.1
Taxes, Other Than Income Taxes	48.0	46.6
Other Expense (Income), Net	7.2	(2.4)

Total Operating Costs and Expenses	2,898.3	2,166.0

Operating Income	398.3	443.0

Other Income and (Expenses)
Earnings of Equity Investees	42.9	26.7
Interest Expense, Net	(141.5)	(252.6)
Interest Expense—Deferrable Interest Debentures, Net	(0.5)	(5.4)
Minority Interests	(106.8)	(52.4)
Other, Net	4.4	5.4

Total Other Income and (Expenses)	(201.5)	(278.3)

Income from Continuing Operations Before Income Taxes	196.8	164.7
Income Taxes	87.9	74.6

Income from Continuing Operations	108.9	90.1
Loss from Discontinued Operations, Net of Tax	(0.2)	(4.4)

Net Income	$108.7	$85.7

The accompanying notes are an integral part of these consolidated financial statements.

KNIGHT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Continued)

(In millions)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
Operating Revenues
Natural Gas Sales	$6,369.8	$2,013.7	$2,430.6
Transportation and Storage	2,187.5	1,124.7	1,350.5
Oil and Product Sales	1,194.8	407.5	384.0

Total Operating Revenues	9,752.1	3,545.9	4,165.1

Operating Costs and Expenses
Gas Purchases and Other Costs of Sales	6,433.9	2,040.0	2,490.4
Operations and Maintenance	977.4	463.8	476.1
General and Administrative	264.0	107.9	283.6
Depreciation, Depletion and Amortization	651.0	276.3	261.0
Taxes, Other Than Income Taxes	151.6	62.1	74.4
Other Expense (Income), Net	4.5	(6.4)	(2.3)
Goodwill Impairment	4,033.3	—	377.1

Total Operating Costs and Expenses	12,515.7	2,943.7	3,960.3

Operating Income (Loss)	(2,763.6)	602.2	204.8

Other Income and (Expenses)
Earnings of Equity Investees	141.9	35.9	38.3
Interest Expense, Net	(493.8)	(336.1)	(241.1)
Interest Expense—Deferrable Interest Debentures, Net	5.6	(7.3)	(9.1)
Minority Interests	(359.4)	(86.9)	(90.7)
Other, Net	18.1	6.1	0.6

Total Other Income and (Expenses)	(687.6)	(388.3)	(302.0)

Income (Loss) from Continuing Operations Before Income Taxes	(3,451.2)	213.9	(97.2)
Income Taxes	194.4	95.9	135.5

Income (Loss) from Continuing Operations	(3,645.6)	118.0	(232.7)
Income (Loss) from Discontinued Operations, Net of Tax	(0.6)	(2.1)	298.6

Net Income (Loss)	$(3,646.2)	$115.9	$65.9

The accompanying notes are an integral part of these consolidated financial statements.

KNIGHT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
Cash Flows from Operating Activities
Net Income (Loss)	$(3,646.2)	$115.9	$65.9
Adjustments to Reconcile Net Income to Net Cash Flows from Operating Activities
(Income) Loss from Discontinued Operations, Net of Tax	0.6	13.2	(287.9)
Loss from Goodwill Impairment	4,033.3	—	377.1
Loss on Early Extinguishment of Debt	23.6	—	4.4
Depreciation, Depletion and Amortization	651.0	278.6	264.9
Deferred Income Taxes	46.4	14.2	138.7
Equity in Earnings of Equity Investees	(141.9)	(36.8)	(39.1)
Distributions from Equity Investees	185.0	45.1	48.2
Minority Interests in Income of Consolidated Subsidiaries	359.4	86.9	90.7
Gains from Property Casualty Indemnifications	—	—	(1.8)
Net Losses (Gains) on Sales of Assets	4.4	(7.0)	(2.6)
Mark-to-Market Interest Rate Swap Gain	(19.8)	—	—
Foreign Currency Loss	0.2	—	15.5
Changes in Gas in Underground Storage	(28.0)	34.5	(84.2)
Changes in Working Capital Items	(851.7)	(13.6)	(202.9)
(Payment for) Proceeds from Termination of Interest Rate Swaps	(2.5)	(2.2)	51.9
Kinder Morgan Energy Partners' Rate Reparations, Refunds and Reserve Adjustments	(10.7)	—	—
Other, Net	(19.3)	(16.7)	54.4

Cash Flows Provided by Continuing Operations	583.8	512.1	493.2
Net Cash Flows (Used in) Provided by Discontinued Operations	(0.7)	(2.5)	109.8

Net Cash Flows Provided by Operating Activities	583.1	509.6	603.0

Cash Flows from Investing Activities
Purchase of Predecessor Stock	—	(11,534.3)	—
Capital Expenditures	(1,922.8)	(656.1)	(652.8)
Proceeds from Sale of 80% Interest in NGPL PipeCo LLC, Net of $1.1 million Cash Sold	2,899.3	—	—
Proceeds from NGPL PipeCo LLC Restricted Cash	3,106.4	—	—
Acquisitions	(16.4)	(119.7)	(42.1)
Net Proceeds from (Investments in) Margin Deposits	40.3	(22.9)	(54.8)
Distributions from Equity Investees	92.5	—	—
Other Investments	(342.1)	(17.5)	(29.7)
Change in Natural Gas Storage and NGL Line Fill Inventory	(2.5)	6.3	8.4
Property Casualty Indemnifications	—	—	8.0
Net Proceeds (Cost of Removal) from Sales of Other Assets	113.3	10.6	(1.5)

Net Cash Flows Provided by (Used in) Continuing Investing Activities	3,968.0	(12,333.6)	(764.5)
Net Cash Flows Provided by Discontinued Investing Activities	—	190.9	1,488.2

Net Cash Flows Provided by (Used in) Investing Activities	$3,968.0	$(12,142.7)	$723.7

KNIGHT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Continued)

(In millions)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
Cash Flows from Financing Activities
Short-term Debt, Net	$(323.1)	$62.7	$(247.5)
Long-term Debt Issued	1,600.1	5,805.0	1,000.0
Long-term Debt Retired	(5,878.3)	(827.7)	(302.4)
Issuance of Kinder Morgan, G.P., Inc. Preferred Stock	—	100.0
Discount on Early Extinguishment of Debt	69.2	—	—
Cash Book Overdraft	43.5	(2.0)	(14.9)
Common Stock Issued	—	—	9.9
Excess Tax Benefits from Share-based Payment Arrangements	—	—	56.7
Cash Paid to Share-based Award Holders Due to Going Private Transaction	—	(181.1)	—
Issuance of Kinder Morgan Management, LLC Shares	—	—	297.9
Contributions from Successor Investors	—	5,112.0	—
Short-term Advances (to) from Unconsolidated Affiliates	2.7	(2.7)	2.3
Cash Dividends, Common Stock	—	—	(234.9)
Minority Interests, Contributions	385.0	—	—
Minority Interests, Distributions	(463.3)	(127.6)	(248.9)
Debt Issuance Costs	(14.3)	(66.6)	(13.1)
Other, Net	8.9	0.5	(4.3)

Net Cash Flows (Used in) Provided by Continuing Financing Activities	(4,569.6)	9,872.5	300.8
Net Cash Flows Provided by Discontinued Financing Activities	—	—	140.1

Net Cash Flows (Used in) Provided by Financing Activities	(4,569.6)	9,872.5	440.9

Effect of Exchange Rate Changes on Cash	(3.5)	(2.4)	7.6

Cash Balance Included in Assets Held for Sale	—	—	(2.7)

Net Increase (Decrease) in Cash and Cash Equivalents	(22.0)	(1,763.0)	1,772.5
Cash and Cash Equivalents at Beginning of Period	148.6	1,902.3	129.8

Cash and Cash Equivalents at End of Period	$126.6	$139.3	$1,902.3

The accompanying notes are an integral part of these consolidated financial statements.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. General

        We are a large energy transportation and storage company, operating or owning an interest in approximately 37,000 miles of pipelines and approximately 165 terminals. We have both regulated and nonregulated operations. We also own all the common equity of the general partner of, and a significant limited partner interest in, Kinder Morgan Energy Partners, L.P., a publicly traded pipeline limited partnership. Our executive offices are located at 500 Dallas Street, Suite 1000, Houston, Texas 77002 and our telephone number is (713) 369-9000. Unless the context requires otherwise, references to "we," "us," "our," or the "Company" are intended to mean Knight Inc. (formerly Kinder Morgan, Inc.) and its consolidated subsidiaries both before and after the Going Private transaction discussed in Note 2 below. Unless the context requires otherwise, references to "Kinder Morgan Energy Partners" and "KMP" are intended to mean Kinder Morgan Energy Partners, L.P. and its consolidated subsidiaries.

        Kinder Morgan Management, LLC, referred to as "Kinder Morgan Management" or "KMR," is a publicly traded Delaware limited liability company that was formed on February 14, 2001. Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners, owns all of Kinder Morgan Management's voting shares. Kinder Morgan Management, pursuant to a delegation of control agreement, has been delegated, to the fullest extent permitted under Delaware law, all of Kinder Morgan G.P., Inc.'s power and authority to manage and control the business and affairs of Kinder Morgan Energy Partners, L.P., subject to Kinder Morgan G.P., Inc.'s right to approve certain transactions.

2. Significant Accounting Policies

Basis of Presentation

        We have prepared the accompanying unaudited interim consolidated financial statements under the rules and regulations of the Securities and Exchange Commission ("SEC"). Under such SEC rules and regulations, we have condensed or omitted certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our management believes, however, that our disclosures are adequate to make the information presented not misleading. The consolidated financial statements reflect normal adjustments, and also recurring adjustments that are, in the opinion of management, necessary for a fair presentation of our financial results for the interim periods. You should read these interim consolidated financial statements in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2007 ("2007 Form 10-K").

        Our consolidated financial statements include the accounts of Knight Inc. and our majority-owned subsidiaries, as well as those of Kinder Morgan Energy Partners, Kinder Morgan Management and Triton Power Company LLC, which we have the ability to exercise significant influence over their operating and financial policies. Investments in jointly owned operations in which we hold a 50% or less interest (other than Kinder Morgan Energy Partners, Kinder Morgan Management and Triton Power Company LLC) are accounted for under the equity method. All material intercompany transactions and balances have been eliminated. Certain prior period amounts have been reclassified to conform to the current presentation.

        On May 30, 2007, we completed our Going Private transaction whereby Kinder Morgan, Inc. merged with a wholly owned subsidiary of Knight Holdco LLC, with Kinder Morgan, Inc. continuing as

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

the surviving legal entity and subsequently renamed Knight Inc. Knight Holdco LLC is a private company owned by Richard D. Kinder, our Chairman and Chief Executive Officer; our co-founder William V. Morgan; former Kinder Morgan, Inc. board members Fayez Sarofim and Michael C. Morgan; other members of our senior management, most of whom are also senior officers of Kinder Morgan G.P., Inc. and Kinder Morgan Management; and affiliates of (i) Goldman Sachs Capital Partners, (ii) American International Group, Inc., (iii) The Carlyle Group, and (iv) Riverstone Holdings LLC. As a result of the Going Private transaction, we are now privately owned, our stock is no longer traded on the New York Stock Exchange, and we have adopted a new basis of accounting for our assets and liabilities. This transaction was a "business combination" for accounting purposes, requiring that these investors, pursuant to Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, record the assets acquired and liabilities assumed at their fair market values as of the acquisition date, resulting in a new basis of accounting.

        As a result of the application of the SEC rules and guidance regarding "push down" accounting, the investors' new accounting basis in our assets and liabilities is reflected in our financial statements effective with the closing of the Going Private transaction. Therefore, in the accompanying consolidated financial statements, transactions and balances prior to the closing of the Going Private transaction (the amounts labeled "Predecessor Company") reflect the historical accounting basis in our assets and liabilities, while the amounts subsequent to the closing (labeled "Successor Company") reflect the push down of the investors' new accounting basis to our financial statements. Hence, there is a blackline division on the financial statements and relevant notes, which is intended to signify that the amounts shown for periods prior to and subsequent to the Going Private transaction are not comparable.

        As required by SFAS No. 141 (applied by the investors and pushed down to our financial statements), effective with the closing of the Going Private transaction, all of our assets and liabilities have been recorded at their estimated fair market values based on an allocation of the aggregate purchase price paid in the Going Private transaction. To the extent that we consolidate less than wholly owned subsidiaries (such as Kinder Morgan Energy Partners, Kinder Morgan Management and Triton Power Company LLC), the reported assets and liabilities for these entities have been given a new accounting basis only to the extent of our economic ownership interest in those entities. Therefore, the assets and liabilities of these entities are included in our financial statements, in part, at a new accounting basis reflecting the investors' purchase of our economic interest in these entities (approximately 50% in the case of Kinder Morgan Energy Partners and 14% in the case of Kinder Morgan Management). The remaining percentage of these assets and liabilities, reflecting the

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

continuing minority ownership interest, is included at its historical accounting basis. The purchase price paid in the Going Private transaction and the allocation of that purchase price is as follows:

(In millions)
The Total Purchase Price Consisted of the Following
Cash Paid	$5,112.0
Kinder Morgan, Inc. Shares Contributed	2,719.2

Equity Contributed	7,831.2
Cash from Issuances of Long-term Debt	4,696.2

Total Purchase Price	$12,527.4

The Allocation of the Purchase Price is as Follows
Current Assets	$1,551.2
Investments	897.8
Goodwill	13,674.3
Property, Plant and Equipment, Net	15,520.0
Deferred Charges and Other Assets	1,639.8
Current Liabilities	(3,279.5)
Other Liabilities and Deferred Credits
Deferred Income Taxes, Non-current	(2,519.4)
Other Deferred Credits	(1,786.3)
Long-term Debt	(9,855.9)
Minority Interests in Equity of Subsidiaries	(3,314.6)

$12,527.4

        The following is a reconciliation of shares purchased and contributed and the Going Private transaction purchase price (in millions except per share information):

	Number of Shares	Price per Share	Total Value
Shares Purchased with Cash	107.6	$107.50	$11,561.3
Shares Contributed
Richard D. Kinder	24.0	$101.00	2,424.0
Other Knight Inc. Management and Board Members	2.7	$107.50	295.2

Total Shares Contributed	26.7		2,719.2

Total Shares Outstanding as of May 31, 2007	134.3		14,280.5

Less: Portion of Shares Acquired using Knight Inc. Cash on Hand			(1,756.8)
Add: Cash Contributions by Management At or After May 30, 2007			3.7

Purchase Price			$12,527.4

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

2. Significant Accounting Policies (Continued)

        The shares contributed by members of management and the board members other than Richard D. Kinder who were investors in the Going Private transaction were valued at $107.50 per share, the same as the amount per share paid to the public shareholders in the Going Private transaction. Richard D. Kinder agreed to value the shares he contributed at $101.00 per share because Mr. Kinder agreed to participate in the transaction at less than the merger price in order to help increase the merger price for the other public shareholders.

Transfer of Net Assets Between Entities Under Common Control

        We account for the transfer of net assets between entities under common control by carrying forward the net assets recognized in the balance sheets of each combining entity to the balance sheet of the combined entity, and no other assets or liabilities are recognized as a result of the combination. Transfers of net assets between entities under common control do not affect the income statement of the combined entity.

3. Goodwill

        Changes in the carrying amount of our goodwill for the nine months ended September 30, 2008 are summarized as follows:

	December 31, 2007	Acquisitions and Purchase Price Adjustments(1)	Impairment of Assets	Other(2)	September 30, 2008
	(In millions)
Products Pipelines—KMP	$2,179.4	$(43.1)	$(1,266.5)	$(6.9)	$862.9
Natural Gas Pipelines—KMP	3,201.0	266.8	(2,090.2)	(10.6)	1,367.0
CO2—KMP	1,077.6	457.2	—	(3.7)	1,531.1
Terminals—KMP	1,465.9	(3.2)	(676.6)	(4.5)	781.6
Kinder Morgan Canada—KMP	250.1	—	—	(17.0)	233.1

Consolidated Total	$8,174.0	$677.7	$(4,033.3)	$(42.7)	$4,775.7

(1)
Adjustments relate primarily to a reallocation between goodwill and property, plant, and equipment in our final purchase price allocation.

(2)
Adjustments include (i) the translation of goodwill denominated in foreign currencies and (ii) reductions in the allocation of equity method goodwill due to reductions in our ownership percentage of Kinder Morgan Energy Partners.

        We evaluate for the impairment of goodwill in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. For this purpose, we have six reporting units as follows: (i) Products Pipelines—KMP (excluding associated terminals), (ii) Products Pipelines Terminals—KMP (evaluated separately from Products Pipelines for goodwill purposes), (iii) Natural Gas Pipelines—KMP, (iv) CO2—KMP, (v) Terminals—KMP and (vi) Kinder Morgan Canada—KMP. For the investments we continue to account for under the equity method of accounting, the premium or excess cost over underlying fair value of net assets is referred to as equity method goodwill and is not subject to amortization but rather to impairment testing in accordance with APB No. 18, The Equity Method of

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

3. Goodwill (Continued)

Accounting for Investments in Common Stock. As of both September 30, 2008 and December 31, 2007, we have reported $138.2 million of equity method goodwill within the caption "Investments" in the accompanying interim Consolidated Balance Sheets.

        In the second quarter of 2008, we finalized the purchase price allocation associated with our May 2007 Going Private transaction, establishing the fair values of our individual assets and liabilities including assigning the associated goodwill to our six reporting units, in each case as of the May 31, 2007 acquisition date. The goodwill that arose in conjunction with this acquisition, which constitutes all of our recorded goodwill, was determined to be associated with the general partner and significant limited partner interests in Kinder Morgan Energy Partners (a publicly traded master limited partnership, or "MLP") that we acquired as part of this business combination. The goodwill was attributable, in part, to the difference between the market multiples that are paid to acquire the general partner interest in an MLP and the market multiples that are (or would be) paid to acquire the individual assets that comprise the MLP.

        In conjunction with our annual impairment test of the carrying value of this goodwill, performed as of May 31, 2008, we determined that the fair value of certain reporting units that are part of our investment in Kinder Morgan Energy Partners were less than the carrying values. In addition, the fair value of each reporting unit was determined from the present value of the expected future cash flows from the applicable reporting unit (inclusive of a terminal value calculated using a market multiple for the individual assets). For the reporting units where the fair value was less than the carrying value, we determined the implied fair value of goodwill. The implied fair value of goodwill within each reporting unit was then compared to the carrying value of goodwill of each such unit, resulting in the following goodwill impairment by our reporting units: Products Pipelines—KMP (excluding associated terminals)—$1.19 billion, Products Pipelines Terminals—KMP (separate from Products Pipelines—KMP for goodwill impairment purposes)—$70 million, Natural Gas Pipelines—KMP—$2.09 billion, and Terminals—KMP—$677 million, for a total impairment of $4.03 billion. We have finalized our goodwill impairment calculation initially recorded in the second quarter of 2008. This resulted in an increase to the goodwill impairment by our Products Pipelines—KMP (excluding associated terminals) reporting unit of $152.6 million and a decrease to the goodwill impairment by our Natural Gas Pipelines—KMP reporting unit of $152.6 million, with no net impact to the total goodwill impairment charge. The goodwill impairment is a non-cash charge and does not have any impact on our cash flow.

        While the fair value of the CO2—KMP segment exceeded its carrying value as of the date of our goodwill impairment test, decreases in the market value of crude oil led us to reconsider this analysis as of September 30, 2008. This analysis again showed that the fair value of the CO2—KMP segment exceeded its carrying value, however the amount by which the fair value exceeded the carrying value decreased. If the market price of crude oil continues to decline, we may need to record non-cash goodwill impairment charges on this reporting unit in future periods.

        On April 18, 2007, we announced that Kinder Morgan Energy Partners would acquire the Trans Mountain pipeline system from us. This transaction was completed April 30, 2007. This transaction caused us to evaluate the fair value of the Trans Mountain pipeline system in determining whether goodwill related to these assets was impaired. Accordingly, based on our consideration of supporting information obtained regarding the fair values of the Trans Mountain pipeline system assets, we recorded a goodwill impairment charge of $377.1 million in the first quarter of 2007.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

4. Other Intangibles

        Our intangible assets other than goodwill include customer relationships, contracts and agreements, technology-based assets, lease values and other long-term assets. These intangible assets have definite lives, are being amortized on a straight-line basis over their estimated useful lives, and are reported separately as "Other Intangibles, Net" in the accompanying interim Consolidated Balance Sheets. Following is information related to our intangible assets:

	September 30, 2008	December 31, 2007
	(In millions)
Customer Relationships, Contracts and Agreements
Gross Carrying Amount(1)	$270.9	$321.3
Accumulated Amortization	(25.7)	(11.6)

Net Carrying Amount	245.2	309.7

Technology-based Assets, Lease Values and Other
Gross Carrying Amount	11.7	11.7
Accumulated Amortization	(0.7)	(0.3)

Net Carrying Amount	11.0	11.4

Total Other Intangibles, Net	$256.2	$321.1

    (1)
    The change in the Gross Carrying Amount is primarily due to (i) a decrease of approximately $18 million for Kinder Morgan Energy Partners' allocated purchase price to Marine Terminals, Inc.'s bulk terminal assets and (ii) a decrease of approximately $32 million for Knight Inc.'s allocated purchase price to the assets belonging to the Products Pipelines, Natural Gas Pipelines, CO2, and Terminals segments, related to the Going Private transaction. These adjustments had the effect of increasing "Goodwill" and decreasing "Other Intangibles, Net" by the described amounts.

        Amortization expense on our intangibles consisted of the following:

	Successor Company				Predecessor Company
	Three Months Ended September 30,
			Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	2008	2007
	(In millions)				(In millions)
Customer Relationships, Contracts and Agreements	$4.6	$3.9	$14.1	$5.1	$6.1
Technology-based Assets, Lease Value and Other	0.2	0.1	0.4	0.1	0.2

Total Amortization	$4.8	$4.0	$14.5	$5.2	$6.3

        As of September 30, 2008, the weighted-average useful lives for our intangible assets was approximately 16.8 years.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

5. Minority Interests

        The caption "Minority Interests in Equity of Subsidiaries" in the accompanying interim Consolidated Balance Sheets consists of the following:

	September 30, 2008	December 31, 2007
	(In millions)
Kinder Morgan Energy Partners	$1,717.8	$1,616.0
Kinder Morgan Management	1,705.8	1,657.7
Triton Power Company LLC	41.4	29.2
Other	9.3	11.1

	$3,474.3	$3,314.0

6. Related Party Transactions

Significant Investors

        As discussed in Note 2, as a result of the Going Private transaction, a number of individuals and entities became significant investors in us via their investment in Knight Holdco LLC. By virtue of the size of their ownership interest, two of those investors became "related parties" to us as that term is defined in the authoritative accounting literature: (i) American International Group, Inc. and certain of its affiliates ("AIG") and (ii) Goldman Sachs Capital Partners and certain of its affiliates ("Goldman Sachs"). We enter into transactions with certain AIG affiliates in the ordinary course of their conducting insurance and insurance-related activities, although no individual transaction is, and all such transactions collectively are not, material to our consolidated financial statements. We conduct commodity risk management activities in the ordinary course of implementing our risk management strategies in which the counterparty to certain of our derivative transactions is an affiliate of Goldman Sachs. In conjunction with these activities, we are a party (through one of our subsidiaries engaged in the production of crude oil) to a hedging facility with J. Aron & Company/Goldman Sachs, which requires us to provide certain periodic information but does not require the posting of margin. As a result of changes in the market value of our derivative positions, we have recorded both amounts receivable from and payable to Goldman Sachs affiliates. At September 30, 2008 and December 31, 2007, the fair values of these derivative contracts are included in the accompanying interim Consolidated Balance Sheets within the captions indicated in the following table:

	September 30, 2008	December 31, 2007
	(In millions)
Derivative Assets (Liabilities)
Assets: Fair Value of Derivative Instruments, Non-current	$13.6	$—
Current Liabilities: Fair Value of Derivative Instruments	$(256.3)	$(239.8)
Liabilities and Stockholder's Equity: Fair Value of Derivative Instruments, Non-current	$(594.2)	$(386.5)

Plantation Pipe Line Company Note Receivable

        Kinder Morgan Energy Partners has a seven-year note receivable bearing interest at the rate of 4.72% per annum from Plantation Pipe Line Company, its 51.17%-owned equity investee. The

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

6. Related Party Transactions (Continued)

outstanding note receivable balance was $88.5 million and $89.7 million as of September 30, 2008 and December 31, 2007, respectively. Of these amounts, $2.5 million and $2.4 million, respectively, were included within "Current Assets: Accounts, Notes and Interest Receivable, Net" in our accompanying interim Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007 and the remainder was included within "Notes Receivable—Related Parties" in our accompanying interim Consolidated Balance Sheets at each reporting date.

Express US Holdings LP Note Receivable

        On June 30, 2008, we exchanged our C$113.6 million preferred equity interest in Express US Holdings LP for two subordinated notes from Express US Holdings LP with a combined face value of $111.4 million (C$113.6 million).

        As of September 30, 2008, the outstanding note receivable balance, representing the translated amount included in our consolidated financial statements in U.S. dollars, was $106.7 million, and we included this amount in the accompanying interim Consolidated Balance Sheet within the caption "Notes Receivable—Related Parties."

        On August 28, 2008, Knight Inc. sold its one-third interest in the net assets of the Express pipeline system ("Express"), as well as Knight Inc.'s full ownership of the net assets of the Jet Fuel pipeline system ("Jet Fuel"), to Kinder Morgan Energy Partners. This transaction included the sale of Knight Inc.'s subordinated notes described above. Due to the inclusion of Kinder Morgan Energy Partners and its subsidiaries in our consolidated financial statements (resulting from the implementation of EITF 04-5), Knight Inc. accounted for this transaction as a transfer of net assets between entities under common control. Therefore, following Knight Inc.'s sale of Express and Jet Fuel to Kinder Morgan Energy Partners, Kinder Morgan Energy Partners recognized the assets and liabilities acquired at Knight Inc.'s carrying amounts (historical cost) at the date of transfer; see Note 14 for additional information relating to this sale.

NGPL PipeCo LLC

        On February 15, 2008, Knight Inc. entered in to an Operations and Reimbursement agreement with Natural Gas Pipeline Company of America LLC, a wholly owned subsidiary of NGPL PipeCo LLC. The agreement provides for a $3.7 million monthly charge from Knight Inc. to Natural Gas Pipeline Company of America LLC related to general and administrative expenses. For the period from February 15, 2008 to September 30, 2008 and the three months ended September 30, 2008, these charges were $27.8 million and $11.1 million, respectively.

        In addition, Kinder Morgan Energy Partners purchases transportation and storage services from NGPL PipeCo LLC. For the period from February 15, 2008 to September 30, 2008 and the three months ended September 30, 2008, these purchases totaled $5.0 million and $2.4 million, respectively.

7. Cash Flow Information

        We consider all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

7. Cash Flow Information (Continued)

Changes in Working Capital Items (Net of Effects of Acquisitions and Sales)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Accounts Receivable	$(55.5)	$70.2	$(31.9)
Materials and Supplies Inventory	(7.3)	0.8	(1.7)
Other Current Assets	29.0	3.6	0.5
Accounts Payable	(89.3)	(7.8)	26.3
Accrued Interest	(145.3)	(51.1)	(22.5)
Accrued Taxes	(502.3)	(47.0)	(114.0)
Other Current Liabilities	(81.0)	17.7	(59.6)

	$(851.7)	$(13.6)	$(202.9)

Supplemental Disclosures of Cash Flow Information

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Cash Paid During the Period for
Interest, Net of Amount Capitalized	$623.0	$390.3	$381.8
Income Taxes Paid, Including Prior Period Amounts	$622.9	$141.8	$133.3

        During the nine months ended September 30, 2008, the four months ended September 30, 2007 and the five months ended May 31, 2007, Kinder Morgan Energy Partners acquired $3.4 million, $1.0 million and $18.5 million, respectively, of assets by the assumption of liabilities.

        During the nine months ended September 30, 2008, we recognized non-cash activity of $45.8 million for unamortized fair value adjustments recorded in purchase accounting related to the Going Private transaction and $41.7 million for unamortized debt issuance costs, both associated with the early extinguishment of debt.

        On June 30, 2008, we exchanged our preferred equity interest in Express US Holdings LP for two subordinated notes from Express US Holdings LP with a combined face value of $111.4 million (C$113.6 million); see Note 11 for additional information regarding this exchange.

        In May 2007, Kinder Morgan Energy Partners issued 266,813 common units, representing approximately $15.0 million of value, in settlement of an obligation included in the purchase price of seven bulk terminal operations acquired from Trans-Global Solutions, Inc. on April 29, 2005.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

8. Income Taxes

        Income Taxes from Continuing Operations included in our Consolidated Statements of Operations were as follows:

	Successor Company				Predecessor Company
	Three Months Ended September 30,
			Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	2008	2007
	(In millions)				(In millions)
Income Taxes	$87.9	$74.6	$194.4	$95.9	$135.5
Effective Tax Rate(1)	44.7%	45.3%	33.4%	44.8%	48.4%

(1)
Excludes goodwill impairment charges related to non-deductible goodwill; see Note 3.

        During the nine months ended September 30, 2008, our effective tax rate was lower than the statutory federal income tax rate of 35% primarily due to (i) a reduction of approximately $53 million in deferred income tax liabilities, and income tax expense, related to the termination of certain of our subsidiaries' presence in Canada resulting in the elimination of future taxable gains and (ii) the special tax deduction permitted for dividends received from domestic corporations. These decreases to the effective tax rate were partially offset by state income taxes and the impact of consolidating the Kinder Morgan Management income tax provision.

        During the three months ended September 30, 2008, three months ended September 30, 2007, four months ended September 30, 2007 and five months ended May 31, 2007, our effective tax rate was higher than the statutory federal income tax rate of 35% due to (i) state income taxes, (ii) the impact of consolidating the Kinder Morgan Management income tax provision, (iii) foreign earnings subject to different tax rates and (iv) the impact of consolidating Kinder Morgan Energy Partners' income tax provision. During the five months ended May 31, 2007, our effective tax rate was also higher due to non-deductible fees associated with the Going Private transaction.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

9. Comprehensive Income (Loss)

        Our comprehensive income (loss) is as follows:

	Successor Company
	Three Months Ended September 30,
	2008	2007
	(In millions)
Net Income	$108.7	$85.7

Other Comprehensive Income (Loss), Net of Tax
Change in Fair Value of Derivatives Utilized for Hedging Purposes	543.4	(25.5)
Reclassification of Change in Fair Value of Derivatives to Net Income	(70.5)	(20.2)
Employee Benefit Plans
Prior Service Cost Arising During Period	(0.1)	—
Net Gain Arising During Period	0.2	—
Amortization of Net Loss Included in Net Periodic Benefit Costs	—	(0.1)
Change in Foreign Currency Translation Adjustment	(22.8)	14.1

Other Comprehensive Income (Loss), Net of Tax	450.2	(31.7)

Comprehensive Income	$558.9	$54.0

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Net Income (Loss)	$(3,646.2)	$115.9	$65.9

Other Comprehensive Income (Loss), Net of Tax
Change in Fair Value of Derivatives Utilized for Hedging Purposes	(253.5)	(44.5)	(21.3)
Reclassification of Change in Fair Value of Derivatives to Net Income	140.9	(21.1)	10.3
Employee Benefit Plans
Prior Service Cost Arising During Period	0.2	—	(1.7)
Net Gain Arising During Period	1.3	—	11.4
Amortization of Prior Service Cost Included in Net Periodic Benefit Costs	—	—	(0.4)
Amortization of Net Loss Included in Net Periodic Benefit Costs	(0.1)	(0.1)	1.4
Change in Foreign Currency Translation Adjustment	(31.5)	12.7	40.1

Other Comprehensive Income (Loss), Net of Tax	(142.7)	(53.0)	39.8

Comprehensive Income (Loss)	$(3,788.9)	$62.9	$105.7

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

9. Comprehensive Income (Loss) (Continued)

        The Accumulated Other Comprehensive Loss balance of $390.4 million included in the accompanying interim Consolidated Balance Sheet at September 30, 2008 consisted of (i) $367.1 million representing unrecognized net losses on hedging activities, (ii) $5.2 million representing foreign currency translation gain adjustments and (iii) $0.2 million and $28.3 million representing unrecognized prior service costs and net losses relating to the employee benefit plans, respectively.

10. Kinder Morgan Management, LLC

        On August 14, 2008, Kinder Morgan Management made a share distribution of 0.018124 shares per outstanding share (1,359,153 total shares) to shareholders of record as of July 31, 2008, based on the $0.99 per common unit distribution declared by Kinder Morgan Energy Partners. On November 14, 2008, Kinder Morgan Management will make a share distribution of 0.021570 shares per outstanding share (1,646,891 total shares) to shareholders of record as of October 31, 2008, based on the $1.02 per common unit distribution declared by Kinder Morgan Energy Partners. Kinder Morgan Management's distributions are paid in the form of additional shares or fractions thereof calculated by dividing the Kinder Morgan Energy Partners cash distribution per common unit by the average of the market closing prices of a Kinder Morgan Management share determined for a ten-trading day period ending on the trading day immediately prior to the ex-dividend date for the shares.

11. Business Combinations, Investments, and Sales

        During the first nine months of 2008, we recorded purchase price adjustments related to Kinder Morgan Energy Partners' previously completed acquisitions of bulk terminal operations acquired effective May 30, 2007 and September 1, 2007, respectively and made a preliminary purchase price allocation related to a liquids terminal facility acquired by Kinder Morgan Energy Partners on August 15, 2008.

Vancouver Wharves

        On May 30, 2007, Kinder Morgan Energy Partners purchased the Vancouver Wharves bulk marine terminal from British Columbia Railway Company, a crown corporation owned by the Province of British Columbia, for an aggregate consideration of $59.5 million, consisting of $38.8 million in cash and $20.7 million in assumed liabilities. The Vancouver Wharves facility is located on the north shore of the Port of Vancouver's main harbor and includes five deep-sea vessel berths situated on a 139-acre site. The terminal assets include significant rail infrastructure, dry bulk and liquid storage, and material handling systems that allow the terminal to handle over 3.5 million tons of cargo annually.

        The acquisition both expanded and complemented Kinder Morgan Energy Partners' existing terminal operations and all of the acquired assets are included in the Terminals—KMP business segment. Final purchase price adjustments were made in the first half of 2008 to reflect the fair value of acquired assets and expected value of assumed liabilities. The adjustments increased "Property, Plant and Equipment, Net" by $2.7 million, reduced working capital balances by $1.6 million, and increased "Other Long-term Liabilities and Deferred Credits" by $1.1 million. Based on Kinder Morgan Energy Partners' estimate of fair market values, we allocated $53.4 million of the combined purchase price to "Property, Plant and Equipment, Net," and $6.1 million to items included within "Current Assets."

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

11. Business Combinations, Investments, and Sales (Continued)

Marine Terminals, Inc.

        On September 1, 2007, Kinder Morgan Energy Partners acquired certain bulk terminals assets from Marine Terminals, Inc. for an aggregate consideration of approximately $102.1 million, consisting of $100.8 million in cash and assumed liabilities of $1.3 million. The acquired assets and operations are primarily involved in the handling and storage of steel and alloys. The operations consist of two separate facilities located in Blytheville, Arkansas, and individual terminal facilities located in Decatur, Alabama, Hertford, North Carolina, and Berkley, South Carolina. Combined, the five facilities handle approximately 13.5 million tons of alloys and steel products annually and also provide stevedoring and harbor services, scrap handling, and scrap processing services to customers in the steel and alloys industry. The acquisition both expanded and complemented Kinder Morgan Energy Partners' existing ferro alloy terminal operations and will provide customers further access to Kinder Morgan Energy Partners' growing national network of marine and rail terminals. All of the acquired assets are included in the Terminals—KMP business segment.

        In the first nine months of 2008, Kinder Morgan Energy Partners paid an additional $0.5 million for purchase price settlements, and made purchase price adjustments to reflect final fair value of acquired assets and final expected value of assumed liabilities. Kinder Morgan Energy Partners' 2008 adjustments primarily reflected changes in the allocation of the purchase cost to intangible assets acquired. Based on Kinder Morgan Energy Partners' estimate of fair market values, we allocated $60.8 million of the combined purchase price to "Property, Plant and Equipment, Net," $21.7 million to "Other Intangibles, Net," $18.6 million to "Goodwill," and $1.0 million to "Current Assets: Other" and "Deferred Charges and Other Assets."

        The allocation to "Other Intangibles, Net" included a $20.1 million amount representing the fair value of a service contract entered into with Nucor Corporation, a large domestic steel company with significant operations in the Southeast region of the United States. For valuation purposes, the service contract was determined to have a useful life of 20 years, and pursuant to the contract's provisions, the acquired terminal facilities will continue to provide Nucor with handling, processing, harboring and warehousing services.

        The allocation to "Goodwill," which is expected to be deductible for tax purposes, was based on the fact that this acquisition both expanded and complemented Kinder Morgan Energy Partners' existing ferro alloy terminal operations and will provide Nucor and other customers further access to Kinder Morgan Energy Partners' growing national network of marine and rail terminals. We believe the acquired value of the assets, including all contributing intangible assets, exceeded the fair value of acquired identifiable net assets and liabilities—in the aggregate, these factors represented goodwill.

  Wilmington, North Carolina Liquids Terminal

        On August 15, 2008, Kinder Morgan Energy Partners purchased certain terminal assets from Chemserve, Inc. for an aggregate consideration of $12.7 million, consisting of $11.8 million in cash and $0.9 million in assumed liabilities. The liquids terminal facility is located in Wilmington, North Carolina and stores petroleum products and chemicals. The terminal includes significant transportation infrastructure, and provides liquid and heated storage and custom tank blending capabilities for agricultural and chemical products. The acquisition both expanded and complemented Kinder Morgan Energy Partners' existing Mid-Atlantic region terminal operations, and all of the acquired assets are included in the Terminals—KMP business segment. In the third quarter of 2008, we made a preliminary

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

11. Business Combinations, Investments, and Sales (Continued)

allocation of the purchase price to reflect the fair value of assets acquired; however, the final purchase price allocation is expected to be made in the fourth quarter of 2008, including a final allocation to "Goodwill."

Sale of 80% of NGPL PipeCo LLC

        On February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC (formerly MidCon Corp.), which owns Natural Gas Pipeline of America and certain affiliates, collectively referred to as "NGPL," to Myria Acquisition Inc. ("Myria") for approximately $2.9 billion. We also received $3.0 billion of cash previously held in escrow related to a notes offering by NGPL PipeCo LLC in December 2007, the net proceeds of which were distributed to us principally as repayment of intercompany indebtedness and partially as a dividend, immediately prior to the closing of the sale to Myria. Pursuant to the purchase agreement, Myria acquired all 800 Class B shares and we retained all 200 Class A shares of NGPL PipeCo LLC. We will continue to operate NGPL's assets pursuant to a 15-year operating agreement. Myria is owned by a syndicate of investors led by Babcock & Brown, an international investment and specialized fund and asset management group. The total proceeds from this sale of $5.9 billion were used to pay off the entire outstanding balances of our senior secured credit facility's Tranche A and Tranche B term loans, to repurchase $1.67 billion of our outstanding debt securities and to reduce balances outstanding under our $1.0 billion revolving credit facility (see Note 13).

Investment in Rockies Express Pipeline

        In the first nine months of 2008, Kinder Morgan Energy Partners made capital contributions of $306.0 million to West2East Pipeline LLC (the sole owner of Rockies Express Pipeline LLC) to partially fund its Rockies Express Pipeline construction costs. This cash contribution was recorded as an increase to "Investments" in the accompanying interim Consolidated Balance Sheet as of September 30, 2008, and it was included within "Cash Flows from Investing Activities: Other Investments" in the accompanying interim Consolidated Statement of Cash Flows for the nine months ended September 30, 2008. Kinder Morgan Energy Partners owns a 51% equity interest in West2East Pipeline LLC.

        On June 24, 2008, Rockies Express Pipeline LLC completed a private offering of an aggregate $1.3 billion in principal amount of fixed rate senior notes. Rockies Express Pipeline LLC received net proceeds of approximately $1.29 billion from this offering, after deducting the initial purchasers' discount and estimated offering expenses, and virtually all of the net proceeds from the sale of the notes were used to repay Rockies Express Pipeline LLC's short-term commercial paper borrowings.

        All payments of principal and interest in respect of these senior notes are the sole obligation of Rockies Express Pipeline LLC. Noteholders will have no recourse against Kinder Morgan Energy Partners, Sempra Energy or ConocoPhillips (the two other member owners of West2East Pipeline LLC), or against any of Kinder Morgan Energy Partners' or their respective officers, directors, employees, shareholders, members, managers, unitholders or affiliates for any failure by Rockies Express Pipeline LLC to perform or comply with its obligations pursuant to the notes or the indenture.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

11. Business Combinations, Investments, and Sales (Continued)

Midcontinent Express Pipeline LLC

        In the first nine months of 2008, Kinder Morgan Energy Partners made capital contributions of $27.5 million to Midcontinent Express Pipeline LLC to partially fund its Midcontinent Express Pipeline construction costs. This cash contribution has been recorded as an increase to "Investments" in the accompanying Consolidated Balance Sheet as of September 30, 2008, and has been included within "Cash Flows from Investing Activities: Other Investments" in the accompanying Consolidated Statement of Cash Flows for the nine months ended September 30, 2008. Kinder Morgan Energy Partners owns a 50% equity interest in Midcontinent Express Pipeline LLC.

        Kinder Morgan Energy Partners received, in the first nine months of 2008, an $89.1 million return of capital from Midcontinent Express Pipeline LLC. In February 2008, Midcontinent Express Pipeline LLC entered into and then made borrowings under a new $1.4 billion three-year, unsecured revolving credit facility due February 28, 2011. Midcontinent then made distributions (in excess of cumulative earnings) to its two member owners to reimburse them for prior contributions made to fund its pipeline construction costs, and this cash receipt has been included in "Distributions from Equity Investees" in the accompanying Consolidated Statement of Cash Flows for the nine months ended September 30, 2008.

Fayetteville Express Pipeline LLC

        On October 1, 2008, Kinder Morgan Energy Partners announced that it has entered into a 50/50 joint venture with Energy Transfer Partners, L.P. to build and develop the Fayetteville Express Pipeline, a new natural gas pipeline that will provide shippers in the Arkansas Fayetteville Shale area with takeaway natural gas capacity, added flexibility, and further access to growing markets. Fayetteville Express Pipeline LLC will construct the approximately 185-mile pipeline, which will originate in Conway County, Arkansas, continue eastward through White County, Arkansas, and terminate at an interconnect with Trunkline Gas Company's pipeline in Quitman County, Mississippi. The new pipeline will also interconnect with NGPL's pipeline in White County, Arkansas, Texas Gas Transmission LLC's pipeline in Coahoma County, Mississippi, and ANR Pipeline Company's pipeline in Quitman County, Mississippi. NGPL's pipeline is operated and 20% owned by us.

        The Fayetteville Express Pipeline will have an initial capacity of 2.0 billion cubic feet of natural gas per day. Pending necessary regulatory approvals, the approximately $1.3 billion pipeline project is expected to be in service by late 2010 or early 2011. Fayetteville Express Pipeline LLC has secured binding 10-year commitments totaling approximately 1.85 billion cubic feet per day, and depending on shipper support, capacity on the proposed pipeline may be increased.

Other Sales

        On January 25, 2008, we sold our interests in three natural gas-fired power plants in Colorado to Bear Stearns. We received net proceeds of $63.1 million.

        On April 1, 2008, Kinder Morgan Energy Partners sold its 25% interest in Thunder Creek Gas Services, LLC. Kinder Morgan Energy Partners received cash proceeds of approximately $50.7 million for its investment.

        On June 30, 2008, Knight Inc. exchanged a $111.4 million (C$113.6 million) preferred equity interest in Express US Holdings LP and the accrued interest thereon for $40.5 million in cash (the

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

11. Business Combinations, Investments, and Sales (Continued)

majority of which was received in July 2008) and two subordinated notes issued by Express US Holdings LP with a combined face value of $111.4 million (C$113.6 million). Immediately prior to the exchange, the subordinated notes were held by two other partners in Express US Holdings LP. On August 28, 2008, Knight Inc. sold the one-third interest in the net assets of Express and our full ownership of Jet Fuel to Kinder Morgan Energy Partners. This transaction included the sale of the aforementioned subordinated notes. Due to the inclusion of Kinder Morgan Energy Partners and its subsidiaries in Knight Inc.'s consolidated financial statements (resulting from the implementation of EITF 04-5), Knight Inc. accounted for this transaction as a transfer of net assets between entities under common control. Therefore, following Kinder Morgan Energy Partners' acquisition of Express and Jet Fuel from Knight Inc., Kinder Morgan Energy Partners recognized the assets and liabilities acquired at Knight Inc.'s carrying amounts (historical cost) at the date of transfer; see Note 14. These notes are included in the accompanying interim Consolidated Balance Sheet at September 30, 2008, under the caption "Notes Receivable—Related Parties." The two notes have an interest rate of 12%, payable quarterly, and are due on January 9, 2023.

12. Discontinued Operations

North System Natural Gas Liquids Pipeline System

        In October 2007, Kinder Morgan Energy Partners completed the sale of its North System and its 50% ownership interest in the Heartland Pipeline Company to ONEOK Partners, L.P. for approximately $298.6 million in cash. In the nine months ended September 30, 2008, Kinder Morgan Energy Partners paid $2.4 million to ONEOK Partners, L.P. to fully settle both the sale of working capital items and the allocation of pre-acquisition investee distributions, and to partially settle the sale of liquids inventory balances. Due to the fair market valuation resulting from the Going Private transaction (see Note 2), the consideration Kinder Morgan Energy Partners received from the sale of its North System was equal to its carrying value; therefore no gain or loss was recorded on this disposal transaction. The North System consists of an approximately 1,600-mile interstate common carrier pipeline system that delivers natural gas liquids and refined petroleum products from south central Kansas to the Chicago area. Also included in the sale were eight propane truck-loading terminals located at various points in three states along the pipeline system, and one multi-product terminal complex located in Morris, Illinois. All of the assets were included in our Products Pipelines—KMP business segment.

Terasen Pipelines (Corridor) Inc.

        In June 2007, we completed the sale of Terasen Pipelines (Corridor) Inc. ("Corridor") to Inter Pipeline Fund, a Canada-based company. Corridor transports diluted bitumen from the Athabasca Oil Sands Project near Fort McMurray, Alberta, to the Scotford Upgrader near Fort Saskatchewan, Alberta. The sale did not include any other assets of Kinder Morgan Canada (formerly Terasen Pipelines). The sale price was approximately $711 million (C$760 million) plus the buyer's assumption of all of the debt related to Corridor, including the debt associated with the expansion taking place on Corridor at the time of the sale. The consideration was equal to Corridor's carrying value, therefore no gain or loss was recorded on this disposal transaction.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

12. Discontinued Operations (Continued)

Terasen Inc.

        We closed the sale of Terasen Inc. to Fortis Inc. on May 17, 2007, for sales proceeds of approximately $3.4 billion (C$3.7 billion) including cash plus the buyers' assumption of debt. The sale did not include the assets of Kinder Morgan Canada (formerly Terasen Pipelines) discussed in the preceding paragraph. We recorded a book gain on this disposition of $55.7 million in the second quarter of 2007. The sale resulted in a capital loss of $998.6 million for tax purposes. Approximately $223.3 million of this loss was utilized to reduce capital gains principally associated with the sale of our U.S.-based retail gas operations (see below) resulting in a tax benefit of approximately $82.2 million. The remaining capital loss carryforward of $775.3 million was utilized to reduce the capital gain associated with our sale of an 80% ownership interest in NGPL PipeCo LLC (see Note 11).

Natural Gas Distribution and Retail Operations

        In March 2007, we completed the sale of our U.S.-based retail natural gas distribution and related operations to GE Energy Financial Services, a subsidiary of General Electric Company, and Alinda Investments LLC for $710 million and an adjustment for working capital. In conjunction with this sale, we recorded a pre-tax gain of $251.8 million (net of $3.9 million of transaction costs) in the first quarter of 2007. Our Natural Gas Pipelines—KMP business segment (i) provides natural gas transportation and storage services and sells natural gas to and (ii) receives natural gas transportation and storage services, natural gas and natural gas liquids and other gas supply services from the discontinued U.S.-based retail natural gas distribution business. These transactions are continuing after the sale of this business and will likely continue to a similar extent into the future. For the five months ended May 31, 2007, revenues and expenses of our continuing operations totaling $3.1 million and $1.2 million, respectively for products and services sold to and purchased from our discontinued U.S.-based retail natural gas distribution operations prior to its sale in March 2007, have been eliminated in our accompanying interim Consolidated Statements of Operations. We are currently receiving fees from SourceGas, a subsidiary of General Electric Company, to provide certain administrative functions for a limited period of time and for the lease of office space. We do not have any significant continuing involvement in or retain any ownership interest in these operations and, therefore, the continuing cash flows discussed above are not considered direct cash flows of the disposed assets.

Earnings of Discontinued Operations

        The financial results of discontinued operations have been reclassified for all periods presented and reported in the caption, "Income (Loss) from Discontinued Operations, Net of Tax" in our

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

12. Discontinued Operations (Continued)

accompanying interim Consolidated Statements of Operations. Summarized financial results of these operations are as follows:

	Successor Company				Predecessor Company
	Three Months Ended September 30,
			Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	2008	2007
	(In millions)				(In millions)
Operating Revenues	$—	$14.4	$—	$19.2	$921.8

Income (Loss) from Discontinued Operations Before Income Taxes	(0.2)	(1.4)	(0.6)	0.9	393.2
Income Taxes	—	(3.0)	—	(3.0)	(94.6)

Income (Loss) from Discontinued Operations	$(0.2)	$(4.4)	$(0.6)	$(2.1)	298.6

        The cash flows attributable to discontinued operations are included in our accompanying interim Consolidated Statements of Cash Flows for the nine months ended September 30, 2008, the four months ended September 30, 2007, and the five months ended May 31, 2007 in the captions "Net Cash Flows (Used in) Provided by Discontinued Operations," "Net Cash Flows Provided by Discontinued Investing Activities" and "Net Cash Flows Provided by Discontinued Financing Activities."

13. Financing

Credit Facilities

	September 30, 2008
	Short-term Notes Payable	Commercial Paper Outstanding	Weighted- Average Interest Rate
	(In millions)
Knight Inc.—Secured Debt(1)	$270.0	$—	3.62%
Kinder Morgan Energy Partners—Unsecured Debt(2)	$295.0	$—	5.00%

    (1)
    The average short-term debt outstanding (and related weighted-average interest rate) was $196.8 million (3.61%) and $185.6 million (4.38%) during the three and nine months ended September 30, 2008, respectively.

    (2)
    The average short-term debt outstanding (and related weighted-average interest rate) was $163.5 million (3.34%) and $329.6 million (3.48%) during the three and nine months ended September 30, 2008, respectively.

        The Knight Inc. $1.0 billion six-year senior secured credit facility matures on May 30, 2013 and includes a sublimit of $300 million for the issuance of letters of credit and a sublimit of $50 million for swingline loans. Knight Inc. does not have a commercial paper program.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

        The Kinder Morgan Energy Partners $1.85 billion five-year unsecured bank credit facility matures August 18, 2010 and can be amended to allow for borrowings up to $2.1 billion. Borrowings under the credit facility can be used for partnership purposes and as a backup for Kinder Morgan Energy Partners' commercial paper program. Borrowings under Kinder Morgan Energy Partners' commercial paper program reduce the borrowings allowed under its credit facility. On October 13, 2008, Standard & Poor's Rating Services lowered Kinder Morgan Energy Partners' short-term credit rating to A-3 from A-2. See Note 20 regarding subsequent events.

        The outstanding balance under Kinder Morgan Energy Partners' five-year credit facility was $295.0 million as of September 30, 2008. As of December 31, 2007, there were no borrowings under the credit facility. As of December 31, 2007, Kinder Morgan Energy Partners had $589.1 million of commercial paper outstanding with an average interest rate of 5.58%. The borrowings under Kinder Morgan Energy Partners' commercial paper program were used principally to finance the acquisitions and capital expansions that Kinder Morgan Energy Partners made during 2007.

        Kinder Morgan Energy Partners' five-year credit facility is with a syndicate of financial institutions and Wachovia Bank, National Association is the administrative agent. On September 15, 2008, Lehman Brothers Holdings Inc. filed for bankruptcy protection under the provisions of Chapter 11 of the U.S. Bankruptcy Code. No Lehman Brothers affiliate is an administrative agent for Kinder Morgan Energy Partners or any of its subsidiaries; however, one of the Lehman entities is a lending bank providing less than 5% of the commitments in Kinder Morgan Energy Partners' bank credit facility. Since Lehman Brothers declared bankruptcy, its affiliate, which is a party to Kinder Morgan Energy Partners' credit facility, has notified Kinder Morgan Energy Partners that it will not meet obligations to lend under that agreement. Thus, the available capacity of Kinder Morgan Energy Partners' facility will be reduced by the Lehman commitment (less than 5% of the facility). The commitments of the other banks remain unchanged and the facility is not defaulted.

        As of September 30, 2008, the amount available for borrowing under Kinder Morgan Energy Partners' credit facility was reduced by an aggregate amount of $681.5 million, consisting of (i) a combined $375 million in three letters of credit that support its hedging of commodity price risks associated with the sale of natural gas, natural gas liquids and crude oil, (ii) a $100 million letter of credit that supports certain proceedings with the California Public Utilities Commission involving refined products tariff charges on the intrastate common carrier operations of Kinder Morgan Energy Partners' Pacific operations' pipelines in the state of California, (iii) a combined $86.9 million in three letters of credit that support tax-exempt bonds, (iv) a combined $55.9 million in letters of credit that support Kinder Morgan Energy Partners' pipeline and terminal operations in Canada, (v) a $26.8 million letter of credit that supports Kinder Morgan Energy Partners' indemnification obligations on the Series D note borrowings of Cortez Capital Corporation, (vi) a $19.9 million letter of credit that supports the construction of Kinder Morgan Energy Partners' Kinder Morgan Louisiana Pipeline (a natural gas pipeline), and (vii) a combined $17 million in other letters of credit supporting other obligations of Kinder Morgan Energy Partners and its subsidiaries.

Significant Debt Financing Transactions

        On June 6, 2008, Kinder Morgan Energy Partners completed a public offering of a total of $700 million in principal amount of senior notes, consisting of $375 million of 5.95% notes due February 15, 2018, and $325 million of 6.95% notes due January 15, 2038. Kinder Morgan Energy

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $687.7 million, and used the proceeds to reduce the borrowings under its commercial paper program. The notes due in 2018 constitute a further issuance of the $600 million aggregate principal amount of 5.95% notes Kinder Morgan Energy Partners issued on February 12, 2008 and form a single series with those notes. The notes due in 2038 constitute a further issuance of the combined $850 million aggregate principal amount of 6.95% notes Kinder Morgan Energy Partners issued on June 21, 2007 and February 12, 2008 and form a single series with those notes.

        On February 12, 2008, Kinder Morgan Energy Partners completed a public offering of senior notes. Kinder Morgan Energy Partners issued a total of $900 million in principal amount of senior notes, consisting of $600 million of 5.95% notes due February 15, 2018, and $300 million of 6.95% notes due January 15, 2038. Kinder Morgan Energy Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $894.1 million, and used the proceeds to reduce the borrowings under its commercial paper program. The notes due in 2038 constitute a further issuance of the $550 million aggregate principal amount of 6.95% notes Kinder Morgan Energy Partners issued on June 21, 2007 and form a single series with those notes.

        In February 2008, approximately $4.6 billion of the proceeds from the completed sale of an 80% ownership interest in NGPL PipeCo LLC were used to pay off and retire our senior secured credit facility's Tranche A and Tranche B term loans and to pay down amounts outstanding at that time under our $1.0 billion revolving credit facility as follows:

Debt Paid Down and/or Retired
(In millions)
Knight Inc.
Senior Secured Credit Term Loan Facilities
Tranche A Term Loan, Due 2013	$995.0
Tranche B Term Loan, Due 2014	3,183.5
Credit Facility
$1.0 billion Secured Revolver, Due May 2013	375.0

Total Paid Down and/or Retired	$4,553.5

        In March 2008, using primarily proceeds from the completed sale of an 80% ownership interest in NGPL PipeCo LLC, along with cash on hand and borrowings under our $1.0 billion revolving credit

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

facility, we repurchased approximately $1.67 billion par value of our outstanding debt securities for $1.6 billion in cash as follows:

Par Value of Debt Repurchased
(In millions)
Knight Inc.
Debentures
6.50% Series, Due 2013	$18.9
6.67% Series, Due 2027	143.0
7.25% Series, Due 2028	461.0
7.45% Series, Due 2098	124.1
Senior Notes
6.50% Series, Due 2012	160.7
Kinder Morgan Finance Company, LLC
6.40% Series, Due 2036	513.6
Deferrable Interest Debentures Issued to Subsidiary Trusts
8.56% Junior Subordinated Deferrable Interest Debentures Due 2027	87.3
7.63% Junior Subordinated Deferrable Interest Debentures Due 2028	160.6

Repurchase of Outstanding Debt Securities	$1,669.2

        On May 30, 2007, we terminated our $800 million five-year credit facility dated August 5, 2005 and entered into a $5.8 billion credit agreement with a syndicate of financial institutions and Citibank, N.A., as administrative agent. The senior secured credit facilities consist of the following: (i) a $1.0 billion senior secured Tranche A term loan facility with a term of six years and six months (subsequently retired), (ii) a $3.3 billion senior secured Tranche B term loan facility, with a term of seven years (subsequently retired), (iii) a $455 million senior secured Tranche C term loan facility with a term of three years (subsequently retired), and (iv)a $1.0 billion senior secured revolving credit facility with a term of six years. The revolving credit facility includes a sublimit of $300 million for the issuance of letters of credit and a sublimit of $50 million swingline loans and can be used for general corporate purposes.

        On January 30, 2007, Kinder Morgan Energy Partners completed a public offering of senior notes, issuing a total of $1.0 billion in principal amount of senior notes, consisting of $600 million of 6.00% notes due February 1, 2017 and $400 million of 6.50% notes due February 1, 2037. Kinder Morgan Energy Partners received proceeds from the issuance of the notes, after underwriting discounts and commissions, of approximately $992.8 million, and used the proceeds to reduce the borrowings under its commercial paper program.

        Since we are accounting for the Going Private transaction in accordance with SFAS No. 141, Business Combinations, we have adjusted our basis in our long-term debt to reflect its fair value and the adjustments are being amortized until the debt securities mature. The unamortized fair value adjustment balances reflected within the caption "Long-term Debt" in the accompanying interim Consolidated Balance Sheet at September 30, 2008 were $46.4 million and $0.6 million, representing a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

decrease to the carrying value of our long-term debt and an increase in the balance of our value of interest rate swaps, respectively.

Kinder Morgan Operating L.P. "A" and Kinder Morgan Canada Company

        As part of the purchase price consideration for Kinder Morgan Energy Partners' January 1, 2007 acquisition of the remaining approximately 50.2% interest in the Cochin pipeline system that it did not already own, two of its subsidiaries issued a long-term note payable to the seller having a fair value of $42.3 million. Kinder Morgan Energy Partners valued the debt equal to the present value of amounts to be paid, determined using an annual interest rate of 5.40%. The principal amount of the note, along with interest, is due in five equal annual installments of $10.0 million on March 31 in each of 2008, 2009, 2010, 2011 and 2012. Kinder Morgan Energy Partners' subsidiaries Kinder Morgan Operating L.P. "A" and Kinder Morgan Canada Company are the obligors on the note, and as of September 30, 2008 and December 31, 2007, the outstanding balance under the note was $36.1 million and $44.6 million, respectively.

Central Florida Pipeline LLC Debt

        On July 23, 2008, Central Florida Pipeline LLC, a Kinder Morgan Energy Partners subsidiary, paid $5.0 million to retire the outstanding principal amount of its 7.84% senior notes that matured on that date.

Kinder Morgan Operating L.P. "B" Debt

        As of December 31, 2007, Kinder Morgan Energy Partners' subsidiary, Kinder Morgan Operating L.P. "B," was the obligor of a principal amount of $23.7 million of tax-exempt bonds due April 1, 2024. The bonds were issued by the Jackson-Union Counties Regional Port District, a political subdivision embracing the territories of Jackson County and Union County in the state of Illinois. These variable rate demand bonds bear interest at a weekly floating market rate and as of December 31, 2007, Kinder Morgan Energy Partners had an outstanding letter of credit issued by Wachovia in the amount of $24.1 million that backed-up the $23.7 million principal amount of the bonds and $0.4 million of accrued interest.

        In September 2008, pursuant to the standby purchase agreement provisions contained in the bond indenture—which require the sellers of those guarantees to buy the debt back—certain investors elected to put (sell) back their bonds at par plus accrued interest. A total principal and interest amount of $5.2 million was tendered and drawn against Kinder Morgan Energy Partners' letter of credit and accordingly, Kinder Morgan Energy Partners paid this amount pursuant to the letter of credit reimbursement provisions. As of September 30, 2008, Kinder Morgan Energy Partners' outstanding balance under the bonds was $18.5 million, and the interest rate on these bonds was 9.65%. Kinder Morgan Energy Partners' outstanding letter of credit issued by Wachovia totaled $18.9 million, which backs-up the $18.5 million principal amount of the bonds and $0.4 million of interest on the bonds for up to 55 days computed at 12% per annum on the principal amount thereof.

Rockies Express Pipeline LLC

        Pursuant to certain guaranty agreements, all three member owners of West2East Pipeline LLC (which owns all of the member interests in Rockies Express Pipeline LLC) have agreed to guarantee,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

severally in the same proportion as their percentage ownership of the member interests in West2East Pipeline LLC, borrowings under Rockies Express Pipeline LLC's (i) $2.0 billion five-year, unsecured revolving credit facility due April 28, 2011, (ii) $2.0 billion commercial paper program, and (iii) $600 million in principal amount of floating rate senior notes due August 20, 2009. The three member owners and their respective ownership interests consist of the following: Kinder Morgan Energy Partners' subsidiary Kinder Morgan W2E Pipeline LLC—51%, a subsidiary of Sempra Energy—25%, and a subsidiary of ConocoPhillips—24%.

        Borrowings under the Rockies Express Pipeline LLC commercial paper program are primarily used to finance the construction of the Rockies Express interstate natural gas pipeline and to pay related expenses. The credit facility, which can be amended to allow for borrowings up to $2.5 billion, supports borrowings under the commercial paper program, and borrowings under the commercial paper program reduce the borrowings allowed under the credit facility. The $600 million in principal amount of senior notes were issued on September 20, 2007. The notes are unsecured and are not redeemable prior to maturity. Interest on the notes is paid and computed quarterly at an interest rate of three-month LIBOR (with a floor of 4.25%) plus a spread of 0.85%. See Note 20 regarding subsequent events.

        Upon issuance of the notes, Rockies Express Pipeline LLC entered into two floating-to-fixed interest rate swap agreements having a combined notional principal amount of $600 million and maturity dates of August 20, 2009. On September 24, 2008, Rockies Express Pipeline LLC terminated one of the aforementioned interest rate swaps that had Lehman Brothers as the counterparty. The notional principal amount of the terminated swap agreement was $300 million. The remaining interest rate swap agreement effectively converts the interest expense associated with $300 million of these senior notes from its stated variable rate to a fixed rate of 5.47%.

        As of September 30, 2008, in addition to the $600 million in senior notes, Rockies Express Pipeline LLC had $406.7 million of commercial paper outstanding with a weighted-average interest rate of approximately 3.58%, and outstanding borrowings of $447.5 million under its five-year facility. Accordingly, as of September 30, 2008, Kinder Morgan Energy Partners' contingent share of Rockies Express Pipeline LLC's debt was $741.6 million (51% of total guaranteed borrowings). In addition, there is a $31.4 million letter of credit outstanding as of September 30, 2008, issued by JP Morgan Chase. Kinder Morgan Energy Partners' contingent responsibility with regard to this letter of credit was $16.0 million (51% of face amount).

        In October 2008, Standard & Poor's Rating Services lowered Rockies Express Pipeline LLC short-term credit rating to A-3 from A-2. As a result of this revision and current commercial paper market conditions, Rockies Express Pipeline LLC is unable to access additional commercial paper borrowings. However, Rockies Express Pipeline LLC expects that short-term financing and liquidity needs will continue to be met through borrowings made under its $2.0 billion five-year, unsecured revolving credit facility.

        No Lehman Brothers affiliate is an administrative agent for Rockies Express Pipeline LLC; however, one of the Lehman affiliates is a lending bank providing less than 5% of Rockies Express Pipeline LLC's $2.0 billion credit facility. Since Lehman Brothers declared bankruptcy, its affiliate, which is a party to the Rockies Express Pipeline LLC credit facility, notified Rockies Express Pipeline LLC that it will not meet its obligations to lend under this agreement. Thus, the available capacity of Rockies Express Pipeline LLC's facility will be reduced by the Lehman commitment (less

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

than 5% of the facility). The commitments of the other banks remain unchanged and the facility is not defaulted.

Midcontinent Express Pipeline LLC

        Pursuant to certain guaranty agreements, each of the two member owners of Midcontinent Express Pipeline LLC have agreed to guarantee, severally in the same proportion as their percentage ownership of the member interests in Midcontinent Express Pipeline LLC, borrowings under Midcontinent Express Pipeline LLC's $1.4 billion three-year, unsecured revolving credit facility, entered into on February 29, 2008 and due February 28, 2011. The facility is with a syndicate of financial institutions with The Royal Bank of Scotland plc as the administrative agent. Borrowings under the credit agreement will be used to finance the construction of the Midcontinent Express Pipeline system and to pay related expenses. No Lehman Brothers affiliate is an administrative agent for Midcontinent Express Pipeline LLC; however, one of the Lehman affiliates is a lending bank providing less than 10% of Midcontinent Express Pipeline LLC's $1.4 billion credit facility. Since Lehman Brothers declared bankruptcy, its affiliate, which is a party to the Midcontinent Express Pipeline LLC credit facility, has notified Midcontinent Express Pipeline LLC that it will not meet its obligations to lend under that agreement. Thus, the available capacity of Midcontinent Express Pipeline LLC's facility will be reduced by the Lehman commitment (less than 10% of the facility). The commitments of the other banks remain unchanged and the facility is not defaulted.

        Midcontinent Express Pipeline LLC is an equity method investee of Kinder Morgan Energy Partners, and the two member owners and their respective ownership interests consist of the following: Kinder Morgan Energy Partners' subsidiary Kinder Morgan Operating L.P. "A"—50%, and Energy Transfer Partners, L.P.—50%. As of September 30, 2008, Midcontinent Express Pipeline LLC had borrowed $525.0 million under its three-year credit facility. Accordingly, as of September 30, 2008, Kinder Morgan Energy Partners' contingent share of Midcontinent Express Pipeline LLC's debt was $262.5 million (50% of total borrowings). Furthermore, the revolving credit facility can be used for the issuance of letters of credit to support the construction of the Midcontinent Express Pipeline, and as of September 30, 2008, a letter of credit having a face amount of $33.3 million was issued under the credit facility. Accordingly, as of September 30, 2008, Kinder Morgan Energy Partners' contingent responsibility with regard to this outstanding letter of credit was $16.7 million (50% of total face amount).

        In addition, Midcontinent Express Pipeline LLC entered into a $197 million reimbursement agreement dated September 4, 2007, with JPMorgan Chase as the administrative agent. The agreement included covenants and required payments of fees that are common in such arrangements, and both Kinder Morgan Energy Partners and Energy Transfer Partners, L.P. agreed to guarantee borrowings under the reimbursement agreement in the same proportion as the associated percentage membership interests. This reimbursement agreement expired on September 3, 2008.

Kinder Morgan Energy Partners' Common Units

        On October 14, 2008, Kinder Morgan Energy Partners declared a cash distribution of $1.02 per common unit for the third quarter of 2008, payable on November 14, 2008 to unitholders of record as of October 31, 2008. On August 14, 2008, Kinder Morgan Energy Partners paid a quarterly distribution of $0.99 per common unit for the quarterly period ended June 30, 2008, of which $161.1 million was

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

paid to the public holders (included in minority interests) of Kinder Morgan Energy Partners common units.

        On March 3, 2008, Kinder Morgan Energy Partners completed a public offering of 5,750,000 of its common units at a price of $57.70 per unit, including common units sold pursuant to the underwriters' over-allotment option, less commissions and underwriting expenses. Kinder Morgan Energy Partners received net proceeds of $324.2 million for the issuance of these common units, and used the proceeds to reduce the borrowings under its commercial paper program.

        On February 12, 2008, Kinder Morgan Energy Partners completed an offering of 1,080,000 of its common units at a price of $55.65 per unit in a privately negotiated transaction. Kinder Morgan Energy Partners received net proceeds of $60.1 million for the issuance of these 1,080,000 common units, and used the proceeds to reduce the borrowings under its commercial paper program.

        The combined effect of the above transactions had the associated effects of increasing our (i) minority interests associated with Kinder Morgan Energy Partners by $368.9 million and (ii) associated accumulated deferred income taxes by $5.6 million and reducing our (i) goodwill by $25.8 million and (ii) paid-in capital by $16.0 million.

        In connection with Kinder Morgan Energy Partners' acquisition on August 28, 2008 of Knight Inc.'s one-third ownership interest in Express and Knight Inc.'s full ownership of Jet Fuel, Kinder Morgan Energy Partners issued 2,014,693 common units to Knight Inc. The units were valued at $116.0 million. See Note 11 for additional information regarding this transaction.

Kinder Morgan G.P., Inc. Preferred Shares

        On October 15, 2008, Kinder Morgan G.P., Inc.'s board of directors declared a quarterly cash distribution on its Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock of $20.825 per share payable on November 18, 2008 to shareholders of record as of October 31, 2008. On July 16, 2008, Kinder Morgan G.P., Inc.'s board of directors declared a quarterly cash dividend on its Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock of $20.825 per share, which was paid on August 18, 2008 to shareholders on record as of July 31, 2008.

Interest Expense

        "Interest Expense, Net" as presented in the accompanying interim Consolidated Statements of Operations is interest expense net of the debt component of the allowance for funds used during construction, which was $11.0 million and $30.4 million for the three and nine months ended September 30, 2008, respectively and $11.7 million, $14.6 million, and $12.2 million for the three months ended September 30, 2007, the four months ended September 30, 2007, and the five months ended May 31, 2007, respectively. We also record as interest expense gains and losses from (i) the reacquisition of debt, (ii) the termination of interest rate swaps designated as fair value hedges for which the hedged liability has been extinguished and (iii) the termination of interest rate swaps designated as cash flow hedges for which the forecasted interest payments will no longer occur. During the nine months ended September 30, 2008, we recorded a $34.4 million loss from the early extinguishment of debt in the caption "Interest Expense, Net," consisting of an $18.1 million gain on the debt repurchased in the tender more than offset by a $41.7 million loss from the write-off of debt issuance costs associated with the $5.8 billion secured credit facility. We also recorded $10.8 million in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

13. Financing (Continued)

gains from the early extinguishment of debt in the caption "Interest Expense—Deferred Interest Debentures," and $19.8 million of gains from the termination of interest rate swaps designated as fair value hedges, for which the hedged liability was extinguished, in the caption "Interest Expense, Net" in the accompanying interim Consolidated Statements of Operations.

14. Business Segments

        In accordance with the manner in which we manage our businesses, including the allocation of capital and evaluation of business segment performance, we report our operations in the following segments: (1) Natural Gas Pipeline Company of America LLC and certain affiliates ("NGPL"), a major interstate natural gas pipeline and storage system in which we currently have a 20% interest; (2) Power, the ownership and operation of natural gas-fired electric generation facilities; (3) Products Pipelines—KMP, the ownership and operation of refined petroleum products pipelines that deliver gasoline, diesel fuel, jet fuel and natural gas liquids to various markets plus the ownership and/or operation of associated product terminals and petroleum pipeline transmix facilities; (4) Natural Gas Pipelines—KMP, the ownership and operation of major interstate and intrastate natural gas pipeline and storage systems; (5) CO2—KMP, the production, transportation and marketing of carbon dioxide ("CO2") to oil fields that use CO2 to increase production of oil plus ownership interests in and/or operation of oil fields in West Texas and the ownership and operation of a crude oil pipeline system in West Texas; (6) Terminals—KMP, the ownership and/or operation of liquids and bulk terminal facilities and rail transloading and materials handling facilities located throughout the United States and Canada; and (7) Kinder Morgan Canada—KMP, the ownership and operation of (i) a pipeline system that transports crude oil and refined products from Edmonton, Alberta, Canada to marketing terminals and refineries in British Columbia, Canada and the State of Washington, (ii) a one-third interest in a crude oil pipeline system that transports crude oil from Hardisty, Alberta, Canada through Casper, Wyoming to the Wood River, Illinois area and (iii) a 25-mile long pipeline system, transporting jet fuel to Vancouver International Airport.

        In conjunction with our annual impairment test of the carrying value of this goodwill, performed as of May 31, 2008, we determined that the fair value of certain reporting units that are part of our investment in Kinder Morgan Energy Partners were less than the carrying values. The fair value of each reporting unit was determined from the present value of the expected future cash flows from the applicable reporting unit (inclusive of a terminal value calculated using a market multiple for the individual assets). The implied fair value of goodwill within each reporting unit was then compared to the carrying value of goodwill of each such unit, resulting in the following goodwill impairments by our reporting unit:

  •
  Products Pipelines—KMP (excluding associated terminals)—$1.19 billion,

  •
  Products Pipelines Terminals—KMP (separate from Products Pipelines—KMP for goodwill impairment purposes)—$70 million,

  •
  Natural Gas Pipelines—KMP—$2.09 billion, and

  •
  Terminals—KMP—$677 million, for a total impairment of $4.03 billion.

        We have finalized our goodwill impairment calculation initially recorded in the second quarter of 2008. This resulted in an increase to the goodwill impairment by our Products Pipelines—KMP (excluding associated terminals) reporting unit of $152.6 million and a decrease to the goodwill

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

14. Business Segments (Continued)

impairment by our Natural Gas Pipelines—KMP reporting unit of $152.6 million, with no net impact to the total goodwill impairment charge. The goodwill impairment is a non-cash charge and does not have any impact on our cash flow.

        While the fair value of the CO2—KMP segment exceeded its carrying value as of the date of our goodwill impairment test, decreases in the market value of crude oil led us to reconsider this analysis as of September 30, 2008. This analysis again showed that the fair value of the CO2—KMP segment exceeded its carrying value, however the amount by which the fair value exceeded the carrying value decreased. If the market price of crude oil continues to decline, we may need to record non-cash goodwill impairment charges on this reporting unit in future periods. (See Note 3.)

        On August 28, 2008, Knight Inc. sold its one-third interest in the net assets of Express and of the net assets of Jet Fuel to Kinder Morgan Energy Partners for approximately 2 million Kinder Morgan Energy Partners' common units worth approximately $116 million. Express is a crude oil pipeline system that runs from Alberta to Illinois. Jet Fuel is a fuel pipeline that serves the Vancouver, British Columbia airport. Results for Express were previously reported in prior filings in the segment referred to as "Express" and are now reported in the Kinder Morgan Canada—KMP segment for all periods presented. Due to the inclusion of Kinder Morgan Energy Partners and its subsidiaries in Knight Inc.'s consolidated financial statements (resulting from the implementation of EITF 04-5), Knight Inc. accounted for this transaction as a transfer of net assets between entities under common control. Therefore, following Kinder Morgan Energy Partners' acquisition of Express and Jet Fuel from Knight Inc., Kinder Morgan Energy Partners recognized the assets and liabilities acquired at Knight Inc.'s carrying amounts (historical cost) at the date of transfer.

        On February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC (formerly MidCon Corp.), which owns NGPL, to Myria Acquisition Inc. (See Note 11). As a result of the sale, beginning February 15, 2008, we account for our 20% ownership interest in NGPL PipeCo LLC as an equity method investment.

        On January 25, 2008, we sold our interests in three natural gas-fired power plants in Colorado to Bear Stearns, effective January 1, 2008. We received net proceeds of $63.1 million (see Note 11).

        On October 5, 2007, Kinder Morgan Energy Partners completed the sale of its North System and its 50% ownership interest in the Heartland Pipeline Company to ONEOK Partners, L.P. for approximately $300 million in cash. In filings prior to the sale, the North System and the equity investment in the Heartland Pipeline were reported in the Products Pipelines—KMP business segment (see Note 12).

        On June 15, 2007, we sold Corridor to Inter Pipeline Fund, a Canada-based company (see Note 12).

        On April 30, 2007, Kinder Morgan, Inc. sold the Trans Mountain pipeline system to Kinder Morgan Energy Partners for approximately $550 million. The transaction was approved by the independent members of our board of directors and those of Kinder Morgan Management following the receipt, by each board, of separate fairness opinions from different investment banks. Due to the inclusion of Kinder Morgan Energy Partners and its subsidiaries in our consolidated financial statements (resulting from the implementation of EITF 04-5), we accounted for this transaction as a transfer of net assets between entities under common control. Therefore, following Kinder Morgan Energy Partners' acquisition of Trans Mountain from us, Kinder Morgan Energy Partners recognized

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

14. Business Segments (Continued)

the Trans Mountain assets and liabilities acquired at our carrying amounts (historical cost) at the date of transfer. As discussed in Note 3, based on an evaluation of the fair value of the Trans Mountain pipeline system, we recorded an estimated goodwill impairment charge of approximately $377.1 million in the first quarter of 2007. In April 2008, as a result of finalizing certain "true-up" provisions in Kinder Morgan Energy Partners' acquisition agreement related to Trans Mountain pipeline expansion spending, Kinder Morgan Energy Partners received a cash contribution of $23.4 million from us.

        The results of Trans Mountain and Express were previously reported in prior filings in the "Trans Mountain-KMP" and "Express" segments, respectively. Knight Inc. sold Express and Jet Fuel to Kinder Morgan Energy Partners on August 28, 2008. Trans Mountain, Express, and Jet Fuel are now reported in the Kinder Morgan Canada—KMP segment for all periods presented.

        In March 2007, we completed the sale of our U.S. retail natural gas distribution and related operations to GE Energy Financial Services, a subsidiary of General Electric Company, and Alinda Investments LLC. In filings prior to the sale, we referred to these operations as the Kinder Morgan Retail business segment (see Note 12).

        On May 17, 2007, we completed the sale of Terasen Inc. to Fortis Inc., a Canada-based company with investments in regulated distribution utilities (see Note 12). Execution of this sale agreement constituted a subsequent event of the type that, under GAAP, required us to consider the market value indicated by the definitive sales agreement in our 2006 goodwill impairment evaluation. Accordingly, an estimated goodwill impairment charge of approximately $650.5 million was recorded in 2006.

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, 80% of the assets and liabilities associated with NGPL PipeCo LLC are included in our interim Consolidated Balance Sheet at December 31, 2007 in the captions "Current Assets: Assets Held for Sale," "Assets Held for Sale, Non-current," "Current Liabilities: Liabilities Held for Sale" and "Liabilities Held for Sale, Non-current" with the remaining 20% included in the caption "Investments." The financial results of Terasen Gas, Corridor, Kinder Morgan Retail, the North System and the equity investment in the Heartland Pipeline Company have been reclassified to discontinued operations for all periods presented. See Note 12 for additional information regarding discontinued operations.

        The accounting policies we apply in the generation of business segment earnings are generally the same as those applied to our consolidated operations and described in Note 2, except that (i) certain items below the "Operating Income" line (such as interest expense) are either not allocated to business segments or are not considered by management in its evaluation of business segment performance, (ii) equity in earnings of equity method investees are included in segment earnings (these equity method earnings are included in "Other Income and (Expenses)" in the accompanying interim Consolidated Statements of Operations), (iii) certain items included in operating income (such as general and administrative expenses and depreciation, depletion and amortization ("DD&A")) are not considered by management in its evaluation of business segment performance and, thus, are not included in reported performance measures, (iv) gains and losses from incidental sales of assets are included in segment earnings and (v) our business segments that are also segments of Kinder Morgan Energy Partners include certain other income and expenses and income taxes in their segment earnings. With adjustment for these items, we currently evaluate business segment performance primarily based on Earnings before DD&A ("EBDA") in relation to the level of capital employed. We account for intersegment sales at market prices, while we account for asset transfers between Knight Inc. and Kinder Morgan Energy Partners at either market value or, in some instances, book value.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

14. Business Segments (Continued)

Business Segment Information

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
	(In millions)
Segment Earnings before Depreciation, Depletion, Amortization and Amortization of Excess Cost of Equity Investments
NGPL(1)	$11.5	$158.1
Power	1.6	5.0
Products Pipelines—KMP(2),(4)	(22.4)	127.0
Natural Gas Pipelines—KMP(2),(4)	337.6	142.3
CO2—KMP(2)	237.7	184.2
Terminals—KMP(2)	117.3	84.4
Kinder Morgan Canada—KMP(2)	44.5	31.0

Total Segment Earnings Before DD&A	727.8	732.0
Depreciation, Depletion and Amortization	(217.2)	(204.1)
Amortization of Excess Cost of Equity Investments	(1.4)	(1.4)
Other Operating Income	11.1	0.2
General and Administrative Expense	(85.9)	(77.9)
Interest and Other, Net(3)	(246.4)	(304.9)
Add Back: Income Taxes Included in Segments Above(2)	8.8	20.8

Income from Continuing Operations Before Income Taxes	$196.8	$164.7

Revenues from External Customers
NGPL(1)	$—	$311.3
Power	17.5	21.0
Products Pipelines—KMP	205.6	202.7
Natural Gas Pipelines—KMP	2,359.4	1,526.8
CO2—KMP	339.6	256.8
Terminals—KMP	306.0	247.1
Kinder Morgan Canada—KMP	57.2	43.3
Other	11.3	—

Total Revenues	$3,296.6	$2,609.0

Intersegment Revenues
NGPL(1)	$—	$2.1
Terminals—KMP	0.2	0.1

Total Intersegment Revenues	$0.2	$2.2

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

14. Business Segments (Continued)

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
	(In millions)
Depreciation, Depletion and Amortization
NGPL(1)	$—	$17.8
Power	—	0.1
Products Pipelines—KMP	30.0	25.1
Natural Gas Pipelines—KMP	24.2	20.9
CO2—KMP	116.0	109.6
Terminals—KMP	39.4	24.8
Kinder Morgan Canada—KMP	7.6	5.8

Total Consolidated Depreciation, Depletion and Amortization	$217.2	$204.1

Capital Expenditures—Continuing Operations
NGPL(1)	$—	$54.8
Products Pipelines—KMP	46.6	68.1
Natural Gas Pipelines—KMP	280.8	63.7
CO2—KMP	135.8	111.7
Terminals—KMP	105.4	139.0
Kinder Morgan Canada—KMP	83.2	70.0
Other	0.3	—

Total Capital Expenditures—Continuing Operations	$652.1	$507.3

(1)
Effective February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC to Myria. As a result of the sale, beginning February 15, 2008, we account for our 20% ownership interest in NGPL PipeCo LLC as an equity method investment.

(2)
Income taxes of Kinder Morgan Energy Partners of $8.8 million and $20.8 million for the three months ended September 30, 2008 and 2007, respectively, are included in segment earnings before depreciation, depletion, amortization and amortization of excess cost of equity investments.

(3)
Includes (i) interest expense, (ii) minority interests and (iii) miscellaneous other income and expenses not allocated to business segments.

(4)
2008 amount includes non-cash goodwill impairment charge (see Note 3).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

14. Business Segments (Continued)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Segment Earnings (Loss) before Depreciation, Depletion, Amortization and Amortization of Excess Cost of Equity Investments
NGPL(1)	$116.2	$217.5	$267.4
Power	4.4	7.4	8.9
Products Pipelines—KMP(2),(4)	(859.3)	174.4	224.4
Natural Gas Pipelines—KMP(2),(4)	(1,546.9)	192.1	228.5
CO2—KMP(2)	721.6	241.4	210.0
Terminals—KMP(2),(4)	(293.2)	122.7	172.3
Kinder Morgan Canada—KMP(2),(5)	114.0	42.7	(332.0)

Total Segment Earnings (Loss) Before DD&A	(1,743.2)	998.2	779.5
Depreciation, Depletion and Amortization	(651.0)	(276.3)	(261.0)
Amortization of Excess Cost of Equity Investments	(4.3)	(1.9)	(2.4)
Other Operating Income	27.9	0.6	2.9
General and Administrative Expense	(264.0)	(107.9)	(283.6)
Interest and Other, Net(3)	(836.7)	(419.6)	(348.2)
Add Back: Income Taxes Included in Segments Above(2)	20.1	20.8	15.6

Income (Loss) from Continuing Operations Before Income Taxes	$(3,451.2)	$213.9	$(97.2)

Revenues from External Customers
NGPL(1)	$132.1	$410.5	$424.5
Power	38.2	29.9	19.9
Products Pipelines—KMP	602.5	269.4	331.8
Natural Gas Pipelines—KMP	6,916.6	2,114.7	2,637.6
CO2—KMP	1,002.1	336.6	324.2
Terminals—KMP	886.4	326.6	364.2
Kinder Morgan Canada—KMP	145.4	58.2	62.9
Other	28.8	—	—

Total Revenues	$9,752.1	$3,545.9	$4,165.1

Intersegment Revenues
NGPL(1)	$0.9	$2.7	$2.0
Natural Gas Pipelines—KMP	—	—	3.0
Terminals—KMP	0.7	0.2	0.3
Other	(0.9)	—	—

Total Intersegment Revenues	$0.7	$2.9	$5.3

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

14. Business Segments (Continued)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	(In millions)		(In millions)
Depreciation, Depletion and Amortization
NGPL(1)	$9.3	$23.7	$45.3
Power	—	0.1	(4.2)
Products Pipelines—KMP	86.7	33.6	33.6
Natural Gas Pipelines—KMP	75.5	27.7	26.8
CO2—KMP	338.8	149.4	116.3
Terminals—KMP	117.8	34.3	34.4
Kinder Morgan Canada—KMP	22.9	7.3	8.2
Other	—	0.2	0.6

Total Consolidated Depreciation, Depletion and Amortization	$651.0	$276.3	$261.0

Capital Expenditures—Continuing Operations
NGPL(1)	$10.2	$69.9	$77.3
Products Pipelines—KMP	167.4	91.4	79.5
Natural Gas Pipelines—KMP	697.6	96.2	66.6
CO2—KMP	384.2	140.1	133.3
Terminals—KMP	346.0	180.9	169.9
Kinder Morgan Canada—KMP	319.2	76.0	109.0
Other	(3.3)	1.6	17.2

Total Capital Expenditures—Continuing Operations	$1,921.3	$656.1	$652.8

(1)
Effective February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC to Myria. As a result of the sale, beginning February 15, 2008, we account for our 20% ownership interest in NGPL PipeCo LLC as an equity method investment.

(2)
Income taxes of Kinder Morgan Energy Partners of $20.1 million, $20.8 million and $15.6 million for the nine months ended September 30, 2008, the four months ended September 30, 2007 and the five months ended May 31, 2007, respectively, are included in segment earnings before depreciation, depletion, amortization and amortization of excess cost of equity investments.

(3)
Includes (i) interest expense, (ii) minority interests and (iii) miscellaneous other income and expenses not allocated to business segments.

(4)
Nine months ended September 30, 2008 includes non-cash goodwill impairment charges (see Note 3).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

14. Business Segments (Continued)

(5)
Five months ended May 31, 2007 includes a non-cash goodwill impairment charge (see Note 3).

September 30, 2008
(In millions)
Assets
NGPL(1)	$724.2
Power	62.6
Products Pipelines—KMP	5,516.7
Natural Gas Pipelines—KMP	7,412.7
CO2—KMP	4,436.9
Terminals—KMP	4,299.1
Kinder Morgan Canada—KMP	1,803.6

Total segment assets	24,255.8
Other(2)	452.9

Total Consolidated Assets	$24,708.7

    (1)
    Effective February 15, 2008, we sold an 80% ownership interest in NGPL PipeCo LLC to Myria. As a result of the sale, beginning February 15, 2008, we account for our 20% ownership interest in NGPL PipeCo LLC as an equity method investment.

    (2)
    Includes assets of cash, restricted deposits, market value of derivative instruments (including interest rate swaps) and miscellaneous corporate assets (such as information technology and telecommunications equipment) not allocated to individual segments.

15. Accounting for Derivative Instruments and Hedging Activities

        We are exposed to risks associated with changes in the market price of natural gas, natural gas liquids and crude oil as a result of our expected future purchase or sale of these products. We have exposure to interest rate risk as a result of the issuance of variable and fixed rate debt and commercial paper and to foreign currency risk from our investments in businesses owned and operated outside the United States. Pursuant to our risk management policy, we engage in derivative transactions for the purpose of mitigating some of these risks, which transactions are accounted for in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and associated amendments ("SFAS No. 133").

Commodity Price Risk Management

        Our normal business activities expose us to risks associated with changes in the market price of natural gas, natural gas liquids and crude oil. Reflecting the portion of changes in the value of derivative contracts that were not effective in offsetting underlying changes in expected cash flows (the ineffective portion of hedges), we recognized a pre-tax gain of less than $0.1 million and a pre-tax loss of $8.4 million in the three and nine months ended September 30, 2008, respectively. We recognized a pre-tax loss of approximately $0.2 million and a pre-tax gain of $0.3 million in the three months and four months ended September 30, 2007, respectively, and a pre-tax loss of $0.7 million in the five months ended May 31, 2007. The gains and losses for each respective period were a result of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

15. Accounting for Derivative Instruments and Hedging Activities (Continued)

ineffectiveness of these hedges, which amounts are reported within the captions "Natural Gas Sales," "Oil and Product Sales" and "Gas Purchases and Other Costs of Sales" in the accompanying interim Consolidated Statements of Operations. As the hedged sales and purchases take place and we record them into earnings, we also reclassify the associated gains and losses included in accumulated other comprehensive income into earnings. During the three and nine months ended September 30, 2008, we reclassified $70.5 million of accumulated other comprehensive income and $140.9 million of accumulated other comprehensive loss, respectively, into earnings, as a result of hedged forecasted transactions occurring during these periods. During the three months and four months ended September 30, 2007 and the five months ended May 31, 2007, we reclassified accumulated other comprehensive income of $20.2 million and $21.1 million, and accumulated other comprehensive losses of $11.4 million, respectively, into earnings, as a result of hedged forecasted transactions occurring during these periods. Furthermore, during the three and nine months ended September 30, 2008, we reclassified $12.2 million of net gains, and $0.9 million of net losses, respectively, as a result of the discontinuance of cash flow hedges. During the five months ended May 31, 2007, we reclassified $1.1 million of net gains as a result of the discontinuance of cash flow hedges. During the third quarter of 2007, we did not reclassify any of our accumulated other comprehensive loss into earnings as a result of the discontinuance of cash flow hedges. During the next twelve months, we expect to reclassify approximately $120.3 million of accumulated other comprehensive loss into earnings.

        Derivative instruments that are entered into for the purpose of mitigating commodity price risk include swaps, futures and options. The fair values of these derivative contracts reflect the amounts that we would receive or pay to terminate the contracts at the reporting date and are included in the accompanying interim Consolidated Balance Sheets within the captions indicated in the following table:

	September 30, 2008	December 31, 2007
	(In millions)
Derivatives Asset (Liability)
Current Assets: Fair Value of Derivative Instruments	$36.9	$37.1
Current Assets: Assets Held for Sale	$—	$8.4
Assets: Fair Value of Derivative Instruments	$49.3	$4.4
Current Liabilities: Fair Value of Derivative Instruments, Non-current	$(611.6)	$(594.7)
Current Liabilities: Liabilities Held for Sale	$—	$(0.4)
Liabilities and Stockholders' Equity: Fair Value of Derivative Instruments, Non-current	$(1,007.2)	$(836.8)

Interest Rate Risk Management

        In order to maintain a cost effective capital structure, it is our policy to borrow funds using a mix of fixed rate debt and variable rate debt. We use interest rate swap agreements to manage the interest rate risk associated with the fair value of our fixed rate borrowings and to effectively convert a portion of the underlying cash flows related to our long-term fixed rate debt securities into variable rate cash flows in order to achieve our desired mix of fixed and variable rate debt.

        Prior to the Going Private transaction, all of our interest rate swaps qualified for, and since the Going Private transaction, the new interest rate swaps that Kinder Morgan Energy Partners entered into in February 2008, discussed below, qualify for the "short-cut" method prescribed in SFAS No. 133

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

15. Accounting for Derivative Instruments and Hedging Activities (Continued)

for qualifying fair value hedges. Under this method, the carrying value of the swap is adjusted to its fair value as of the end of each reporting period, and an offsetting entry is made to adjust the carrying value of the debt securities whose fair value is being hedged. Interest expense is equal to the floating rate payments, which is accrued monthly and paid semi-annually.

        In connection with the Going Private transaction, all of our debt, including debt of our subsidiary, Kinder Morgan Energy Partners, was remeasured and recorded on our balance sheet at fair value. Except for Corridor's outstanding interest rate swap agreements classified as held for sale, all of our interest rate swaps, and swaps of our subsidiary, Kinder Morgan Energy Partners, were re-designated as fair value hedges effective June 1, 2007. Because these swaps did not have a fair value of zero as of June 1, 2007, they did not meet the requirements for the "short-cut" method of assessing their effectiveness. Accordingly, the carrying value of the swap is adjusted to its fair value as of the end of each subsequent reporting period, and an offsetting entry is made to adjust the carrying value of the debt securities whose fair value is being hedged. Any hedge ineffectiveness resulting from the difference between the change in fair value of the interest rate swap and the change in fair value of the hedged debt instrument is recorded as interest expense in the current period. During the three and nine months ended September 30, 2008, no hedge ineffectiveness related to these hedges was recognized. Interest expense equal to the floating rate payments is accrued monthly and paid semi-annually.

        As of December 31, 2007, we, and our subsidiary Kinder Morgan Energy Partners, were parties to interest rate swap agreements with notional principal amounts of $275 million and $2.3 billion, respectively, for a consolidated total of $2.575 billion. On March 7, 2008, we paid $2.5 million to terminate our remaining interest rate swap agreement having a notional value of $275 million associated with Kinder Morgan Finance Company, LLC's 6.40% senior notes due 2036. In February 2008, Kinder Morgan Energy Partners entered into two additional fixed-to-floating interest rate swap agreements having a combined notional principal amount of $500 million related to its $600 million 5.95% senior notes issued on February 12, 2008. Additionally, on June 6, 2008, following Kinder Morgan Energy Partner's issuance of $700 million in principal amount of senior notes in two separate series, Kinder Morgan Energy Partners entered into two additional fixed-to-floating interest rate swap agreements having a combined notional principal amount of $700 million. Therefore, as of September 30, 2008, we were not party to any interest rate swap agreements and Kinder Morgan Energy Partners was a party to fixed-to-floating interest rate swap agreements with a combined notional principal amount of $3.5 billion; effectively converting the interest expense associated with certain series of its senior notes from fixed rates to variable rates based on an interest rate of LIBOR plus a spread.

        The fair value of interest rate swaps at September 30, 2008 of $199.2 million reflects $210.7 million and $11.5 million included in the accompanying interim Consolidated Balance Sheet within the captions "Assets: Fair Value of Derivative Instruments, Non-current" and "Liabilities and Stockholders' Equity: Fair Value of Derivative Instruments, Non-current," respectively. The fair value of interest rate swaps of $139.1 million as of December 31, 2007 is included in the accompanying interim Consolidated Balance Sheet within the caption "Assets: Fair Value of Derivative Instruments, Non-current." The total unamortized net gain on the termination of interest rate swaps of $27.2 million is included within the caption "Long-term Debt: Value of Interest Rate Swaps" in the accompanying interim Consolidated Balance Sheet at September 30, 2008. All of Kinder Morgan Energy Partners' swap agreements have termination dates that correspond to the maturity dates of the related series of senior notes and, as of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

15. Accounting for Derivative Instruments and Hedging Activities (Continued)

September 30, 2008, the maximum length of time over which Kinder Morgan Energy Partners has hedged a portion of its exposure to the variability in the value of this debt due to interest rate risk is through January 15, 2038.

Net Investment Hedges

        We are exposed to foreign currency risk from our investments in businesses owned and operated outside the United States. To hedge the value of our investment in Canadian operations, we have entered into various cross-currency interest rate swap transactions that have been designated as net investment hedges in accordance with SFAS No. 133. We have recognized no ineffectiveness through the income statement as a result of these hedging relationships during the three and nine months ended September 30, 2008, the three and four months ended September 30, 2007 and the five months ended May 31, 2007. The effective portion of the changes in fair value of these swap transactions is reported as a cumulative translation adjustment included in the caption "Accumulated Other Comprehensive Loss" in the accompanying interim Consolidated Balance Sheets. The combined notional value of our remaining cross-currency interest rate swaps at September 30, 2008 was approximately C$281.6 million. The fair value of the swaps as of September 30, 2008 was a liability of US$13.3 million, which is included in the caption "Other Long-term Liabilities and Deferred Credits" in the accompanying interim Consolidated Balance Sheet. In October 2008, we terminated cross-currency interest rate swaps with a notional amount of C$126.9 million for a net cash receipt of $150,000.

Credit Risk

        As discussed in our 2007 Form 10-K, we and Kinder Morgan Energy Partners, our subsidiary, have counterparty credit risk as a result of our use of financial derivative contracts. Our counterparties consist primarily of financial institutions, major energy companies and local distribution companies. This concentration of counterparties may impact our overall exposure to credit risk, either positively or negatively in that the counterparties may be similarly affected by changes in economic, regulatory or other conditions.

        We maintain credit policies with regard to our counterparties that we believe minimize our overall credit risk. These policies include (i) an evaluation of potential counterparties' financial condition (including credit ratings), (ii) collateral requirements under certain circumstances and (iii) the use of standardized agreements which allow for netting of positive and negative exposure associated with a single counterparty. Based on our policies, exposure, credit and other reserves, our management does not anticipate a material adverse effect on our financial position, results of operations, or cash flows as a result of counterparty performance.

        Our over-the-counter swaps and options are entered into with counter parties outside central trading organizations such as a futures, options or stock exchange. These contracts are with a number of parties, all of which have investment grade credit ratings. While we enter into derivative transactions principally with investment grade counterparties and actively monitor their ratings, it is nevertheless possible that from time to time losses will result from counterparty credit risk in the future.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

15. Accounting for Derivative Instruments and Hedging Activities (Continued)

        In addition, in conjunction with the purchase of exchange-traded derivative contracts or when the market value of our derivative contracts with specific counterparties exceeds established limits, we are required to provide collateral to our counterparties, which may include posting letters of credit or placing cash in margin accounts. As of September 30, 2008 and December 31, 2007, we had three outstanding letters of credit totaling $375.0 million and $298.0 million, respectively, in support of our hedging of commodity price risks associated with the sale of natural gas, natural gas liquids and crude oil. Additionally, as of September 30, 2008 and December 31, 2007, we had cash margin deposits associated with our commodity contract positions and over-the-counter swap partners totaling $27.6 million and $67.9 million, respectively, and we reported these amounts as "Current Assets: Restricted Deposits" in our accompanying consolidated balance sheets.

        We are also exposed to credit related losses in the event of nonperformance by counterparties to our interest rate swap agreements, and while we enter into these agreements primarily with investment grade counterparties and actively monitor their credit ratings, it is nevertheless possible that from time to time losses will result from counterparty credit risk. As of September 30, 2008, all of our interest rate swap agreements were with counterparties with investment grade credit ratings. Of the $210.7 million interest rate swap derivative asset at September 30, 2008, $92.2 million and $70.1 million of this value related to open positions with Citigroup and Merrill Lynch, respectively.

SFAS No. 157

        On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). In general, fair value measurements and disclosures are made in accordance with the provisions of this Statement and, while not requiring material new fair value measurements, SFAS No. 157 established a single definition of fair value in GAAP and expanded disclosures about fair value measurements. The provisions of this Statement apply to other accounting pronouncements that require or permit fair value measurements; the FASB, having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. On February 12, 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, ("FAS No. 157-2"). FAS No. 157-2 delayed the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

        Accordingly, we have not applied the provisions of SFAS No. 157 to (i) nonfinancial assets and liabilities initially measured at fair value in business combinations, (ii) reporting units or nonfinancial assets and liabilities measured at fair value in conjunction with goodwill impairment testing, (iii) other nonfinancial assets measured at fair value in conjunction with impairment assessments, and (iv) asset retirement obligations initially measured at fair value, although the fair value measurements we have made in these circumstances are not necessarily different from those that would be made had the provisions of SFAS No. 157 been applied. We adopted the remainder of SFAS No. 157 effective January 1, 2008, and the adoption did not have a material impact on our financial position, results of operations, or cash flows since we already apply its basic concepts in measuring fair value.

        On October 10, 2008, the FASB issued FASB Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active ("FAS No. 157-3"). FAS No. 157-3 provides clarification regarding the application of SFAS No. 157 in inactive markets. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

15. Accounting for Derivative Instruments and Hedging Activities (Continued)

provisions of FAS No. 157-3 are effective immediately. This Staff Position did not have any material effect on our consolidated financial statements.

        The degree of judgment utilized in measuring the fair value of financial instruments generally correlates to the level of pricing observability. Pricing observability is affected by a number of factors, including the type of financial instrument, whether the financial instrument is new to the market and the characteristics specific to the transaction. Financial instruments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of pricing observability and a lesser degree of judgment utilized in measuring fair value. Conversely, financial instruments rarely traded or not quoted will generally have less (or no) pricing observability and a higher degree of judgment utilized in measuring fair value.

        SFAS No. 157 established a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defined three levels of inputs to the fair value measurement process, and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of inputs defined by the SFAS No. 157 hierarchy are as follows:

  •
  Level 1 Inputs—quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date;

  •
  Level 2 Inputs—inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability; and

  •
  Level 3 Inputs—unobservable inputs for the asset or liability. These unobservable inputs reflect the entity's own assumptions about the assumptions that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances (which might include the reporting entity's own data).

        Derivative contracts can be exchange-traded or over-the-counter, referred to as OTC. Exchange-traded derivatives typically fall within Level 1 of the fair value hierarchy if they are traded in an active market. We and Kinder Morgan Energy Partners value exchange-traded derivatives using quoted market prices for identical securities.

        OTC derivatives are valued using models utilizing a variety of inputs including contractual terms; commodity, interest rate and foreign currency curves; and measures of volatility. The selection of a particular model and particular inputs to value an OTC derivative depends upon the contractual terms of the instrument as well as the availability of pricing information in the market. We and Kinder Morgan Energy Partners use similar models to value similar instruments. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within Level 2 of the fair value hierarchy.

        Certain OTC derivatives trade in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within Level 3 of the fair value hierarchy. The valuations of these less liquid OTC derivatives are typically impacted by Level 1 and/or Level 2 inputs that can be observed in the market, as well as

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

15. Accounting for Derivative Instruments and Hedging Activities (Continued)

unobservable Level 3 inputs. Use of a different valuation model or different valuation input values could produce a significantly different estimate of fair value. However, derivatives valued using inputs unobservable in active markets are generally not material to our financial statements.

        When appropriate, valuations are adjusted for various factors including credit considerations. Such adjustments are generally based on available market evidence. In the absence of such evidence, management's best estimate is used. Our fair value measurements of derivative contracts are adjusted for credit risk in accordance with SFAS No. 157, and as of September 30, 2008, our consolidated "Accumulated Other Comprehensive Loss" balance includes a gain of $14.1 million related to discounting the value of our energy commodity derivative liabilities for the effect of credit risk.

        The following tables summarize the fair value measurements of ours and Kinder Morgan Energy Partners' (i) energy commodity derivative contracts, (ii) interest rate swap agreements and (iii) cross currency swaps as of September 30, 2008, based on the three levels established by SFAS No. 157 and do not include cash margin deposits, which are reported within the caption "Current Assets: Restricted Deposits" in the accompanying interim Consolidated Balance Sheets:

	Asset Fair Value Measurements as of September 30, 2008 Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In millions)
Energy Commodity Derivative Contracts(1)	$86.2	$1.8	$31.8	$52.6
Interest Rate Swap Agreements	$210.7	$—	$210.7	$—

	Liability Fair Value Measurements as of September 30, 2008 Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In millions)
Energy Commodity Derivative Contracts(2)	$(1,618.8)	$(0.1)	$(1,485.5)	$(133.2)
Interest Rate Swap Agreements	$(11.5)	$—	$(11.5)	$—
Cross Currency Swaps	$(13.3)	$—	$(13.3)	$—

(1)
Level 2 consists primarily of OTC West Texas Intermediate derivatives. Level 3 consists primarily of West Texas Sour derivatives and West Texas Intermediate options.

(2)
Level 1 consists primarily of New York Mercantile Exchange ("NYMEX") Natural Gas futures. Level 2 consists primarily of OTC West Texas Intermediate derivatives. Level 3 consists primarily of West Texas Sour derivatives and West Texas Intermediate options.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

15. Accounting for Derivative Instruments and Hedging Activities (Continued)

        The table below provides a summary of changes in the fair value of our Level 3 energy commodity derivative contracts for the three and nine months ended September 30, 2008:

	Significant Unobservable Inputs (Level 3)
	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
	(In millions)
Net Asset (Liability)
Beginning Balance	$(233.0)	$(100.3)
Realized and Unrealized Net Losses	133.4	(52.9)
Purchases and Settlements	19.0	72.6

Balance as of September 30, 2008	$(80.6)	$(80.6)

Change in Unrealized Net Losses Relating to Contracts Still Held as of September 30, 2008	$138.5	$(22.3)

16. Employee Benefits

Knight Inc.

Retirement Plans—Components of Net Periodic Pension Cost

	Successor Company				Predecessor Company
	Three Months Ended September 30,
			Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	2008	2007
	(In millions)				(In millions)
Service Cost	$2.9	$2.7	$8.5	$3.6	$4.5
Interest Cost	3.6	3.3	10.8	4.5	5.6
Expected Return on Assets	(5.8)	(5.7)	(17.4)	(7.7)	(9.6)
Amortization of Prior Service Credit	—	—	—	—	0.1
Amortization of Net Loss	—	—	—	—	0.2

Net Periodic Pension Cost	$0.7	$0.3	$1.9	$0.4	$0.8

        As of September 30, 2008, no contributions have been made and we do not expect to make any additional contributions to these plans during 2008. However, we may make contributions during 2009.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

16. Employee Benefits (Continued)

Other Postretirement Employee Benefits—Components of Net Periodic Benefit Cost

	Successor Company				Predecessor Company
	Three Months Ended September 30,
			Nine Months Ended September 30, 2008	Four Months Ended September 30, 2007	Five Months Ended May 31, 2007
	2008	2007
	(In millions)				(In millions)
Service Cost	$0.1	$0.1	$0.3	$0.1	$0.2
Interest Cost	1.2	1.1	3.4	1.5	1.9
Expected Return on Assets	(1.8)	(1.6)	(5.0)	(2.1)	(2.7)
Amortization of Prior Service Credit	—	—	—	—	(0.7)
Amortization of Net Loss	(0.1)	—	(0.4)	—	2.0

Net Periodic Pension Cost	$(0.6)	$(0.4)	$(1.7)	$(0.5)	$0.7

        In the nine months ended September 30, 2008, we contributed $1.5 million and NGPL contributed $7.2 million for a total of $8.7 million of plan contributions. We sold 80% of NGPL on February 15, 2008, and retain a 20% interest in NGPL (see Note 11). We do not expect to make any additional contributions to these plans during 2008.

  Terasen Inc.—Sold effective May 17, 2007; see Note 12

Terasen Inc. Retirement Plans—Components of Net Periodic Pension Cost

Predecessor Company
For the Period January 1 - May 17, 2007
(In millions)
Service Cost	$2.7
Interest Cost	4.4
Expected Return on Assets	(5.5)
Other	0.1

Net Periodic Pension Cost	$1.7

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

16. Employee Benefits (Continued)

Other Postretirement Employee Benefits—Components of Net Periodic Benefit Cost

Predecessor Company
For the Period January 1 - May 17, 2007
(In millions)
Service Cost	$0.6
Interest Cost	1.4

Net Periodic Postretirement Benefit Cost	$2.0

  Kinder Morgan Energy Partners

        Due to its acquisition of Trans Mountain, Kinder Morgan Energy Partners is a sponsor of pension plans for eligible Trans Mountain employees. The plans include registered defined benefit pension plans, supplemental unfunded arrangements that provide pension benefits in excess of Canadian statutory limits, and defined contributory plans. Kinder Morgan Energy Partners also provides postretirement benefits other than pensions for retired employees. The combined net periodic benefit costs for these Trans Mountain pension and postretirement benefit plans for the first nine months of 2008 was approximately $2.3 million. The combined net periodic benefit costs for these Trans Mountain pension and postretirement benefit plans for the five months ended May 31, 2007 and the four months ended September 30, 2007 were approximately $1.8 million and $1.4 million, respectively.

        As of September 30, 2008, Kinder Morgan Energy Partners estimates that its overall net 2008 periodic pension and postretirement benefit costs for these plans will be approximately $3.1 million, recognized ratably over the year, although this estimate could change if there is a significant event, such as a plan amendment or a plan curtailment, which would require a remeasurement of liabilities. Kinder Morgan Energy Partners expects to contribute approximately $2.6 million to these benefit plans in 2008.

        In connection with Kinder Morgan Energy Partners' acquisition of SFPP, L.P. (referred to as SFPP) and Kinder Morgan Bulk Terminals, Inc. in 1998, Kinder Morgan Energy Partners acquired certain liabilities for pension and postretirement benefits. Kinder Morgan Energy Partners provides medical and life insurance benefits to current employees, their covered dependents and beneficiaries of SFPP and Kinder Morgan Bulk Terminals. Kinder Morgan Energy Partners also provides the same benefits to former salaried employees of SFPP. Additionally, Kinder Morgan Energy Partners will continue to fund these costs for those employees currently in the plan during their retirement years. SFPP's postretirement benefit plan is frozen, and no additional participants may join the plan.

        The noncontributory defined benefit pension plan covering the former employees of Kinder Morgan Bulk Terminals is the Knight Inc. Retirement Plan. The benefits under this plan are based primarily upon years of service and final average pensionable earnings; however, benefit accruals were frozen as of December 31, 1998.

        As of September 30, 2008, Kinder Morgan Energy Partners estimates no overall net periodic postretirement benefit cost for the SFPP postretirement benefit plan for the year 2008; however, this estimate could change if a future significant event would require a remeasurement of liabilities. Net

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

16. Employee Benefits (Continued)

periodic benefit costs for the SFPP postretirement benefit plan was a credit of approximately $0.1 million in the five month period ended May 31, 2007, recognized ratably over the period, and $0.1 million for the four months ended September 30, 2007. The credits resulted in increases to income, largely due to amortization of an actuarial gain and a negative prior service cost. In addition, Kinder Morgan Energy Partners expects to contribute approximately $0.4 million to this postretirement benefit plan in 2008.

17. Regulatory Matters

        The following updates the disclosure in Note 16 to the Consolidated Financial Statements included in our 2007 Form 10-K with respect to developments that occurred during the nine months ended September 30, 2008.

FERC Order No. 2004/690/717

        Since November 2003, the FERC issued Orders No. 2004, 2004-A, 2004-B, 2004-C, and 2004-D, adopting new Standards of Conduct as applied to natural gas pipelines. The primary change from existing regulation was to make such standards applicable to an interstate natural gas pipeline's interaction with many more affiliates (referred to as "energy affiliates"). The Standards of Conduct require, among other things, separate staffing of interstate pipelines and their energy affiliates (but support functions and senior management at the central corporate level may be shared) and strict limitations on communications from an interstate pipeline to an energy affiliate.

        However, on November 17, 2006, the United States Court of Appeals for the District of Columbia Circuit, in Docket No. 04-1183, vacated FERC Orders 2004, 2004-A, 2004-B, 2004-C, and 2004-D as applied to natural gas pipelines, and remanded these same orders back to the FERC.

        On January 9, 2007, the FERC issued an Interim Rule, effective January 9, 2007, in response to the court's action. In the Interim Rule, the FERC readopted the Standards of Conduct, but revised or clarified with respect to issues that had been appealed to the court. Specifically, the following changes were made:

  •
  the Standards of Conduct apply only to the relationship between interstate natural gas transmission pipelines and their marketing affiliates, not their energy affiliates;

  •
  all risk management personnel can be shared;

  •
  the requirement to post discretionary tariff actions was eliminated (but interstate natural gas pipelines must still maintain a log of discretionary tariff waivers);

  •
  lawyers providing legal advice may be shared employees; and

  •
  new interstate natural gas transmission pipelines are not subject to the Standards of Conduct until they commence service.

        The FERC clarified that all exemptions and waivers issued under Order No. 2004 remain in effect. On January 18, 2007, the FERC issued a notice of proposed rulemaking ("NOPR") seeking comments regarding whether or not the Interim Rule should be made permanent for natural gas transmission providers ("January 18 NOPR"). On March 21, 2007, the FERC issued an Order on Clarification and Rehearing of the Interim Rule that granted clarification that the Standards of Conduct only apply to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

natural gas transmission providers that are affiliated with a marketing or brokering entity that conducts transportation transactions on such natural gas transmission provider's pipeline.

        On March 21, 2008, as part of an effort to undertake a broader review of the existing Standards of Conduct, the FERC issued a new notice of proposed rulemaking revamping the Standards of Conduct in order to make compliance and enforcement easier, rather than issuing a Final Rule on the January 18 NOPR. The intention of this action is to return to the core principles of the original Standards of Conduct, which established a functional separation between transmission and merchant personnel for natural gas and electric transmission providers. The new NOPR is made up of three rules: (i) independent functioning of transmission function employees from marketing function employees, (ii) the no-conduit rule prohibiting the passing and receipt of non-public transmission information and (iii) the transparency rule to detect undue discrimination. On October 16, 2008, the FERC issued a Final Rule in Order 717 revising the FERC Standards of Conduct for natural gas and electric transmission providers by eliminating Order No. 2004's concept of Energy Affiliates and corporate separation in favor of an employee functional approach as used in Order No. 497. A transmission provider is prohibited from disclosing to a marketing function employee non-public information about the transmission system or a transmission customer. The final rule also retains the long-standing no-conduit rule, which prohibits a transmission function provider from disclosing non-public information to marketing function employees by using a third party conduit. Additionally, the final rule requires that a transmission provider provide annual training on the Standards of Conduct to all transmission function employees, marketing function employees, officers, directors, supervisory employees, and any other employees likely to become privy to transmission function information. This rule will become effective on November 26, 2008.

Notice of Inquiry—Financial Reporting

        On February 15, 2007, the FERC issued a notice of inquiry seeking comment on the need for changes or revisions to the FERC's reporting requirements contained in the financial forms for gas and oil pipelines and electric utilities. Initial comments were filed by numerous parties on March 27, 2007, and reply comments were filed on April 27, 2007.

        On September 20, 2007, the FERC issued for public comment in Docket No. RM07-9 a proposed rule that would revise its financial forms to require that additional information be reported by natural gas companies. The proposed rule would require, among other things, that natural gas companies (i) submit additional revenue information, including revenue from shipper-supplied gas, (ii) identify the costs associated with affiliate transactions, and (iii) provide additional information on incremental facilities and on discounted and negotiated rates. The FERC proposed an effective date of January 1, 2008, which means that forms reflecting the new requirements for 2008 would be filed in early 2009. Comments on the proposed rule were filed by numerous parties on November 13, 2007.

        On March 21, 2008, the FERC issued a Final Rule regarding changes to the Form 2, 2-A and 3Q. The revisions were designed to enhance the forms' usefulness by updating them to reflect current market and cost information relevant to interstate pipelines and their customers. The rule is effective January 1, 2008 with the filing of the revised Form 3-Q beginning with the first quarter of 2009. The revised Form 2 and 2-A for calendar year 2008 material would be filed by April 30, 2009. On June 20, 2008, the FERC issued an Order Granting in Part and Denying in Part Rehearing and Granting Request for Clarification. No substantive changes were made to the March 21, 2008 Final Rule.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

Notice of Inquiry—Fuel Retention Practices

        On September 20, 2007, the FERC issued a Notice of Inquiry seeking comment on whether it should change its current policy and prescribe a uniform method for all interstate gas pipelines to use in recovering fuel gas and gas lost and unaccounted for. The Notice of Inquiry included numerous questions regarding fuel recovery issues and the effects of fixed fuel percentages as compared with tracking provisions. Comments on the Notice of Inquiry were filed by numerous parties on November 30, 2007.

Notice of Proposed Rulemaking—Promotion of a More Efficient Capacity Release Market-Order 712

        On November 15, 2007, the FERC issued a notice of proposed rulemaking in Docket No. RM 08-1-000 regarding proposed modifications to its Part 284 regulations concerning the release of firm capacity by shippers on interstate natural gas pipelines. The FERC proposes to remove, on a permanent basis, the rate ceiling on capacity release transactions of one year or less. Additionally, the FERC proposes to exempt capacity releases made as part of an asset management arrangement from the prohibition on tying and from the bidding requirements of section 284.8. Initial comments were filed by numerous parties on January 25, 2008. On June 19, 2008, the FERC issued a final rule in Order 712 regarding changes to the capacity release program. The FERC permitted market based pricing for short-term capacity releases of a year or less. Long-term capacity releases and a pipeline's sale of its own capacity remains subject to a price cap. The ruling would facilitate asset management arrangements by relaxing the FERC's prohibitions on tying and on its bidding requirements for certain capacity releases. The FERC further clarified that its prohibition on tying does not apply to conditions associated with gas inventory held in storage for releases for firm storage capacity. Finally, the FERC waived the prohibition on tying and bidding requirements for capacity releases made as part of state-approved retail open access programs. The final rule became effective on July 30, 2008.

Notice of Proposed Rulemaking—Natural Gas Price Transparency

        On April 19, 2007, the FERC issued a notice of proposed rulemaking in Docket Nos. RM07-10-000 and AD06-11-000 regarding price transparency provisions of Section 23 of the Natural Gas Act and the Energy Policy Act. In the notice, the FERC proposed to revise its regulations to (i) require that intrastate pipelines post daily the capacities of, and volumes flowing through, their major receipt and delivery points and mainline segments in order to make available the information to track daily flows of natural gas throughout the United States; and (ii) require that buyers and sellers of more than a de minimis volume of natural gas report annual numbers and volumes of relevant transactions to the FERC in order to make possible an estimate of the size of the physical U.S. natural gas market, assess the importance of the use of index pricing in that market, and determine the size of the fixed-price trading market that produces the information. The FERC believes these revisions to its regulations will facilitate price transparency in markets for the sale or transportation of physical natural gas in interstate commerce. Initial comments were filed on July 11, 2007 and reply comments were filed on August 23, 2007. In addition, the FERC conducted an informal workshop in this proceeding on July 24, 2007, to discuss implementation and other technical issues associated with the proposals set forth in the notice of proposed rulemaking.

        In addition, on December 21, 2007, the FERC issued a new notice of proposed rulemaking in Docket No. RM08-2-000 regarding the daily posting provisions that were contained in Docket

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

Nos. RM07-10-000 and AD06-11-000. The new notice of proposed rulemaking proposes to exempt from the daily posting requirements those non-interstate pipelines that (i) flow less than ten million MMBtus of natural gas per year, (ii) fall entirely upstream of a processing plant, and (iii) deliver more than ninety-five percent (95%) of the natural gas volumes they flow directly to end-users. However, the new notice of proposed rulemaking expands the proposal to require that both interstate and non-exempt non-interstate pipelines post daily the capacities of, volumes scheduled at, and actual volumes flowing through, their major receipt and delivery points and mainline segments. Initial comments were filed by numerous parties on March 13, 2008. A Technical Conference was held on April 3, 2008. Numerous reply comments were received on April 14, 2008.

        On December 26, 2007, the FERC issued Order No. 704 in this docket implementing only the annual reporting provisions of the notice of proposed rulemaking with minimal changes to the original proposal. The order became effective February 4, 2008. The initial report is due May 1, 2009 for calendar year 2008. Subsequent reports are due by May 1 of each year for the previous calendar year. Order 704 will require most, if not all Kinder Morgan natural gas pipelines to report annual volumes of relevant transactions to the FERC. Technical workshops were held on April 22, 2008 and May 19, 2008. The FERC issued Order 704-A on September 18, 2008. This order generally affirmed the rule, while clarifying what information certain natural gas market participants must report in Form 552. The revisions pertain to the reporting of transactions occurring in calendar year 2008. The first report is due May 1, 2009 and each May 1st thereafter for subsequent calendar years. Order 704-A became effective October 27, 2008.

FERC Equity Return Allowance

        On April 17, 2008, the FERC adopted a new policy under Docket No. PL07-2-000 that allows master limited partnerships to be included in proxy groups for the purpose of determining rates of return for both interstate natural gas and oil pipelines. Additionally, the policy statement concluded that (i) there should be no cap on the level of distributions included in the FERC's current discounted cash flow methodology, (ii) the Institutional Brokers Estimated System forecasts should remain the basis for the short-term growth forecast used in the discounted cash flow calculation, (iii) there should be an adjustment to the long-term growth rate used to calculate the equity cost of capital for a master limited partnership, specifically the long-term growth rate would be set at 50% of the gross domestic product, and (iv) there should be no modification to the current respective two-thirds and one-third weightings of the short-term and long-term growth factors. Additionally, the FERC decided not to explore other methods for determining a pipeline's equity cost of capital at this time. The policy statement governs all future gas and oil rate proceedings involving the establishment of a return on equity, as well as those cases that are currently pending before either the FERC or an administrative law judge. On May 19, 2008, an application for rehearing was filed by The American Public Gas Association. On June 13, 2008, the FERC dismissed the request for rehearing.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

Notice of Proposed Rulemaking—Rural Onshore Low Stress Hazardous Liquids Pipelines

        On September 6, 2006, the U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration, referred to as the PHMSA, published a notice of proposed rulemaking (PHMSA 71 FR 52504) that proposed to extend certain threat-focused pipeline safety regulations to rural onshore low-stress hazardous liquid pipelines within a prescribed buffer of previously defined U.S. states. Low-stress hazardous liquid pipelines, except those in populated areas or that cross commercially navigable waterways, have not been subject to the safety regulations in PHMSA 49 C.F.R. Part 195.1. According to the PHMSA, unusually sensitive areas are areas requiring extra protection because of the presence of sole-source drinking water resources, endangered species, or other ecological resources that could be adversely affected by accidents or leaks occurring on hazardous liquid pipelines.

        The notice proposed to define a category of "regulated rural onshore low-stress lines" (rural lines operating at or below 20% of specified minimum yield strength, with a diameter of eight and five-eighths inches or greater, located in or within a quarter-mile of a U.S. state) and to require operators of these lines to comply with a threat-focused set of requirements in Part 195 that already apply to other hazardous liquid pipelines. The proposed safety requirements addressed the most common threats—corrosion and third party damage—to the integrity of these rural lines. The proposal is intended to provide additional integrity protection, to avoid significant adverse environmental consequences, and to improve public confidence in the safety of unregulated low-stress lines.

        Since the new notice is a proposed rulemaking in which the PHMSA will consider initial and reply comments from industry participants, it is not clear what impact the final rule will have on the business of our intrastate and interstate liquids pipeline companies.

  Natural Gas Pipeline Expansion Filings

Rockies Express Pipeline-Currently Certificated Facilities

        Kinder Morgan Energy Partners operates and owns a 51% ownership interest in West2East Pipeline LLC, a limited liability company that is the sole owner of Rockies Express Pipeline LLC, and operates Rockies Express Pipeline. ConocoPhillips owns a 24% ownership interest in West2East Pipeline LLC and Sempra Energy holds the remaining 25% interest. When construction of the entire Rockies Express Pipeline project is completed, Kinder Morgan Energy Partners' ownership interest will be reduced to 50% at which time the capital accounts of West2East Pipeline LLC will be trued up to reflect Kinder Morgan Energy Partners' 50% economics in the project. According to the provisions of current accounting standards, because Kinder Morgan Energy Partners will receive 50% of the economic benefits from the Rockies Express project on an ongoing basis, Kinder Morgan Energy Partners is not considered the primary beneficiary of West2East Pipeline LLC and thus, accounts for its investment under the equity method of accounting.

        On August 9, 2005, the FERC approved the application of Rockies Express Pipeline LLC, formerly known as Entrega Gas Pipeline LLC, to construct 327 miles of pipeline facilities in two phases. For phase I (consisting of two pipeline segments), Rockies Express was granted authorization to construct and operate approximately 136 miles of pipeline extending northward from the Meeker Hub, located at the northern end of Kinder Morgan Energy Partners' TransColorado pipeline system in Rio Blanco County, Colorado, to the Wamsutter Hub in Sweetwater County, Wyoming (segment 1), and then construct approximately 191 miles of pipeline eastward to the Cheyenne Hub in Weld County,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

Colorado (segment 2). Construction of segments 1 and 2 has been completed, with interim service commencing on segment 1 on February 24, 2006, and full in-service of both segments on February 14, 2007. For phase II, Rockies Express was authorized to construct three compressor stations, referred to as the Meeker, Big Hole and Wamsutter compressor stations. The Meeker and Wamsutter stations went into service in January 2008. Construction of the Big Hole compressor station commenced in the second quarter of 2008, and the expected in service date for the compressor station is in the second quarter of 2009.

Rockies Express Pipeline-West Project

        On April 19, 2007, the FERC issued a final order approving the Rockies Express application for authorization to construct and operate certain facilities comprising its proposed "Rockies Express-West Project." This project is the first planned segment extension of the Rockies Express' facilities described above, and it is comprised of approximately 713 miles of 42-inch diameter pipeline extending from the Cheyenne Hub to an interconnection with Panhandle Eastern Pipe Line located in Audrain County, Missouri. The project also includes certain improvements to existing Rockies Express facilities located to the west of the Cheyenne Hub. Construction on Rockies Express-West commenced on May 21, 2007. Rockies Express-West began interim service for up to 1.4 billion cubic feet per day of natural gas on the West segment's first 503 miles of pipe on January 12, 2008. The project commenced deliveries to Panhandle Eastern Pipe Line, at Audrain County, Missouri, on the remaining 210 miles of pipe on May 20, 2008. The Rockies Express-West pipeline segment transports approximately 1.5 million cubic feet per day of natural gas across five states: Wyoming, Colorado, Nebraska, Kansas and Missouri.

        Rockies Express replaced certain pipe to reflect a higher class location and conducted further hydrostatic testing of portions of its system during September 2008 to satisfy DOT testing requirements to operate at its targeted higher operating pressure. This pipe replacement and hydrostatic testing, conducted from September 3, 2008 through September 26, 2008, resulted in the temporary outage of pipeline delivery points and an overall reduction of firm capacity available to firm shippers. By the terms of the Rockies Express FERC Gas Tariff, firm shippers are entitled to daily reservation revenue credits for non-force majeure and planned maintenance outages. The estimated impact of these revenue credits is included in results of operations for the three and nine months ended September 30, 2008.

Rockies Express Pipeline-East Project

        On April 30, 2007, Rockies Express filed an application with the FERC requesting a certificate of public convenience and necessity that would authorize construction and operation of the Rockies Express-East Project. The Rockies Express-East Project will be comprised of approximately 639 miles of 42-inch diameter pipeline commencing from the terminus of the Rockies Express-West pipeline to a terminus near the town of Clarington in Monroe County, Ohio and will be capable of transporting approximately 1.8 billion cubic feet per day of natural gas.

        By order issued May 30, 2008, the FERC authorized the certificate to construct the Rockies Express Pipeline-East Project. Construction commenced on the Rockies Express-East pipeline segment on June 26, 2008. Delays in securing permits and regulatory approvals, as well as weather-related delays, have caused Rockies Express to set revised project completion dates. Rockies Express-East is currently projected to commence service on April 1, 2009 to interconnects upstream of Lebanon,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

followed by service to the Lebanon Hub in Warren County, Ohio beginning June 15, 2009, with final completion and deliveries to Clarington, Ohio commencing by November 1, 2009.

        Current market conditions for consumables, labor and construction equipment along with certain provisions in the final regulatory orders have resulted in increased costs for the project and have impacted certain projected completion dates. For example, our current estimate of total completed costs on the Rockies Express Pipeline is approximately $6.0 billion (consistent with Kinder Morgan Energy Partners' October 15, 2008 third quarter earnings press release).

Kinder Morgan Interstate Gas Transmission Pipeline

        On August 6, 2007, Kinder Morgan Interstate Gas Transmission Pipeline LLC (referred to as KMIGT) filed in FERC Docket CP07-430, for regulatory approval to construct and operate a 41-mile, $30 million natural gas pipeline from the Cheyenne Hub to markets in and around Greeley, Colorado, referred to as the Colorado Lateral. When completed, the Colorado Lateral will provide firm transportation of up to 55 million cubic feet per day to a local utility under long-term contract. The FERC issued a draft environmental assessment on the project on January 11, 2008, and comments on the project were received February 11, 2008. On February 21, 2008, the FERC granted the certificate application. On July 8, 2008, in response to a rehearing request by Public Service Company of Colorado (referred to as PSCo) the FERC granted rehearing and denied KMIGT recovery in initial transportation rates $6.2 million in costs associated with non-jurisdictional laterals constructed by KMIGT to serve Atmos. The recourse rate adjustment does not have any material effect on the negotiated rate paid by Atmos to KMIGT or the economics of the project. On July 25, 2008, KMIGT filed an amendment to its certification application seeking authorization to revise its initial rates for transportation service on the Colorado Lateral to reflect updated construction costs for jurisdictional mainline facilities. The FERC approved the revised initial recourse rates on August 22, 2008.

        PSCo, a competitor serving markets off the Colorado Lateral, also filed a complaint before the State of Colorado Public Utilities Commission ("CoPUC") against Atmos, the anchor shipper on the project. The CoPUC conducted a hearing on April 14, 2008 on the complaint. On June 9, 2008, PSCo also filed before the CoPUC seeking a temporary cease and desist order to halt construction of the lateral facilities being constructed by KMIGT to serve Atmos. Atmos filed a response to that motion on June 24, 2008. By order dated June 27, 2008 an administrative law judge for the CoPUC denied PSCo's request for a cease and desist order. On September 4, 2008, an administrative law judge for the CoPUC issued an order wherein it denied PSCo's claim to exclusivity to serve Atmos and the Greeley market area but affirmed PSCo's claim that Atmos' acquisition of the delivery laterals is not in the ordinary course of business and requires separate approvals. Accordingly, Atmos may require a certificate of public convenience and necessity ("CPCN") related to the delivery lateral facilities from KMIGT. Atmos' application and approval for a CPCN is not expected to delay the November 2008 commencement of service on the facilities.

        On December 21, 2007, KMIGT filed, in Docket CP 08-44, for approval to expand its system in Nebraska to serve incremental ethanol and industrial load. No protests to the application were filed and the project was approved by the FERC. Construction commenced on April 9, 2008. These facilities went into service in October 2008.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

Kinder Morgan Louisiana Pipeline

        On September 8, 2006, in FERC Docket No. CP06-449-000, Kinder Morgan Louisiana Pipeline LLC filed an application with the FERC requesting approval to construct and operate the Kinder Morgan Louisiana Pipeline. The natural gas pipeline will extend approximately 135 miles from Cheniere's Sabine Pass liquefied natural gas terminal in Cameron Parish, Louisiana, to various delivery points in Louisiana and will provide interconnects with many other natural gas pipelines, including NGPL. The project is supported by fully subscribed capacity and long-term customer commitments with Chevron and Total. The entire estimated project cost is now expected to be approximately $1.0 billion (consistent with our October 15, 2008 third quarter earnings press release), and it is expected to be fully operational during the second quarter of 2009.

        On March 15, 2007, the FERC issued a preliminary determination that the authorizations requested, subject to some minor modifications, will be in the public interest. This order does not consider or evaluate any of the environmental issues in this proceeding. On April 19, 2007, the FERC issued the final environmental impact statement, or ("EIS"), which addressed the potential environmental effects of the construction and operation of the Kinder Morgan Louisiana Pipeline. The final EIS was prepared to satisfy the requirements of the National Environmental Policy Act. It concluded that approval of the Kinder Morgan Louisiana Pipeline project would have limited adverse environmental impacts. On June 22, 2007, the FERC issued an order granting construction and operation of the project. Kinder Morgan Louisiana Pipeline officially accepted the order on July 10, 2007.

        On July 11, 2008, Kinder Morgan Louisiana Pipeline filed an amendment to its certificate application, seeking authorization to revise its initial rates for transportation service on the Kinder Morgan Louisiana Pipeline system to reflect updated construction costs for the project. The amendment was accepted by the FERC on August 14, 2008.

Midcontinent Express Pipeline

        On October 9, 2007, in Docket No. CP08-6-000, Midcontinent Express Pipeline LLC filed an application with the FERC requesting a certificate of public convenience and necessity that would authorize construction and operation of the approximately 500-mile Midcontinent Express Pipeline natural gas transmission system.

        The Midcontinent Express Pipeline will create long-haul, firm transportation takeaway capacity either directly or indirectly connected to natural gas producing regions located in Texas, Oklahoma and Arkansas. The pipeline will originate in southeastern Oklahoma and traverse east through Texas, Louisiana, Mississippi, and terminate at an interconnection with the Transco Pipeline near Butler, Alabama. The Midcontinent Express Pipeline is a 50/50 joint venture between Kinder Morgan Energy Partners and Energy Transfer Partners, L.P., and it has a total capital cost of approximately $1.9 billion including the expansion capacity (consistent with Kinder Morgan Energy Partners' October 15, 2008 third quarter earnings press release). Initial design capacity for the pipeline was 1.5 billion cubic feet of natural gas per day, which was fully subscribed with long-term binding commitments from creditworthy shippers. A successful binding open season was recently completed which will increase the main segment of the pipeline's capacity to 1.8 billion cubic feet per day subject to regulatory approval.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

17. Regulatory Matters (Continued)

        On July 25, 2008, the FERC approved the application made by Midcontinent Express Pipeline to construct and operate the 500-mile Midcontinent Express Pipeline natural gas transmission system along with the lease of 272 million cubic feet of capacity on the Oklahoma intrastate system of Enogex Inc. Midcontinent Express Pipeline accepted the FERC Certificate on July 30, 2008. Mobilization for construction of the pipeline began in the third quarter of 2008, and subject to the receipt of regulatory approvals, interim service on the first portion of the pipeline is expected to be available by the second quarter of 2009 with full in service in the third quarter of 2009.

Kinder Morgan Liquid Terminals

        With regard to several of Kinder Morgan Energy Partners' liquids terminals, it is working with the U.S. Department of Transportation to supplement its compliance program for certain of its tanks and internal piping. Kinder Morgan Energy Partners anticipates the program will call for incremental capital spending over the next several years to improve and/or add to its facilities. These improvements will enhance the tanks and piping previously considered outside the jurisdiction of DOT to conduct DOT jurisdictional transfers of products. Kinder Morgan Energy Partners' original estimate called for an incremental $3 million to $5 million of annual capital spending over the next six to ten years for this work; however, it continues to assess the amount of capital that will be required and the amount may exceed the original estimate.

Kinder Morgan Texas Pipeline LLC

        On May 30, 2008, Kinder Morgan Texas Pipeline LLC filed in Docket No. PR08-25-000 a petition seeking market-based rate authority for firm and interruptible storage services performed under section 311 of the Natural Gas Policy Act of 1978 (NGPA) at the North Dayton Gas Storage Facility in Liberty County, Texas, and at the Markham Gas Storage Facility in Matagorda County, Texas. On October 3, 2008, the FERC approved this petition that became effective May 30, 2008.

Herscher Galesville Storage Field

        On December 7, 2007, NGPL filed an application with the FERC seeking approval to expand its Herscher Galesville storage field in Kankakee County, Illinois to add 10 Bcf of incremental firm storage service for five expansion shippers. The FERC issued its Certificate Order approving the expansion on August 11, 2008 and on August 15, 2008, it was accepted. The project is fully supported by contracts ranging from 5 to 10 years. We own 20% of NGPL through our equity investment in PipeCo LLC.

Other

        Current market conditions for, among other things, consumables, labor and construction equipment, and permitting conditions, have adversely affected and will likely continue to adversely affect, final costs and completion dates for our natural gas construction projects.

18. Litigation, Environmental and Other Contingencies

        Below is a brief description of our ongoing material legal proceedings including any material developments that occurred in such proceedings during the nine months ended September 30, 2008. Additional information with respect to these proceedings can be found in Note 17 to the Consolidated

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

Financial Statements included in our 2007 Form 10-K. The note also contains a description of any material legal proceedings that were initiated against us during the three months ended September 30, 2008.

Federal Energy Regulatory Commission Proceedings

        Kinder Morgan Energy Partners' SFPP, L.P. and Calnev Pipe Line LLC subsidiaries are involved in various proceedings before the FERC. The tariffs and rates charged by SFPP and Calnev are subject to numerous ongoing proceedings at the FERC, including shippers' complaints and protests regarding interstate rates on these pipeline systems. In general, these complaints allege the rates and tariffs charged by SFPP and Calnev are not just and reasonable.

        As to SFPP, the issues involved in these proceedings include, among others (i) whether certain of Kinder Morgan Energy Partners' Pacific operations' rates are "grandfathered" under the Energy Policy Act of 1992, referred to in this note as EPAct 1992, and therefore deemed to be just and reasonable, (ii) whether "substantially changed circumstances" have occurred with respect to any grandfathered rates such that those rates could be challenged, (iii) whether indexed rate increases may become effective without investigation, (iv) the capital structure to be used in computing the "starting rate base" of Kinder Morgan Energy Partners' Pacific operations, (v) the level of income tax allowance SFPP may include in its rates, and (vi) the recovery of civil and regulatory litigation expenses and certain pipeline reconditioning and environmental costs incurred by Kinder Morgan Energy Partners' Pacific operations.

        In May 2005, the FERC issued a statement of general policy stating it will permit pipelines to include in cost of service a tax allowance to reflect actual or potential tax liability on their public utility income attributable to all partnership or limited liability company interests, if the ultimate owner of the interest has an actual or potential income tax liability on such income. Whether a pipeline's owners have such actual or potential income tax liability will be reviewed by the FERC on a case-by-case basis. Although the revised policy is generally favorable for pipelines that are organized as tax pass-through entities, it still entails rate risk due to the case-by-case review requirement.

        In this note, we refer to SFPP, L.P. as SFPP; Calnev Pipe Line LLC as Calnev; Chevron Products Company as Chevron; Navajo Refining Company, L.P. as Navajo; ARCO Products Company as ARCO; BP West Coast Products, LLC as BP WCP; Texaco Refining and Marketing Inc. as Texaco; Western Refining Company, L.P. as Western Refining; Mobil Oil Corporation as Mobil; ExxonMobil Oil Corporation as ExxonMobil ; Tosco Corporation as Tosco; ConocoPhillips Company as ConocoPhillips; Ultramar Diamond Shamrock Corporation/Ultramar Inc. as Ultramar; Valero Energy Corporation as Valero; Valero Marketing and Supply Company as Valero Marketing; and America West Airlines, Inc., Continental Airlines, Inc., Northwest Airlines, Inc., Southwest Airlines Co. and US Airways, Inc., collectively, as the Airline Complainants.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

        Following are a summary of developments during the nine months of 2008 and a listing of certain active FERC proceedings pertaining to Kinder Morgan Energy Partners' Pacific operations:

  •
  FERC Docket No. OR92-8, et al.—Complainants/Protestants: Chevron; Navajo; ARCO; BP WCP; Western Refining; ExxonMobil ; Tosco; and Texaco (Ultramar is an intervenor)—Defendant: SFPP

    Consolidated proceeding involving shipper complaints against certain East Line and West Line rates. All six issues (and others) described above are involved in these proceedings. Portions of this proceeding were appealed (and re-appealed) to the United States Court of Appeals for the District of Columbia Circuit, referred to in this note as the D.C. Court, and remanded to the FERC. Portions of this proceeding are currently being held in abeyance by the D.C. Court pending completion of agency proceedings. BP WCP, Chevron, and ExxonMobil requested a hearing before the FERC on remanded grandfathering and income tax allowance issues. The FERC issued an Order on Rehearing, Remand, Compliance, and Tariff Filings on December 26, 2007, which denied the requests for a hearing, and ruled on SFPP's March 7, 2006 compliance filing and remand issues. The FERC, inter alia, affirmed its income tax allowance policy, further clarified the implementation of that policy with respect to SFPP, and required SFPP to file a compliance filing. On February 15, 2008, the FERC issued an order granting and denying rehearing regarding certain findings in the December 2007 order;

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  FERC Docket No. OR92-8-025—Complainants/Protestants: BP WCP; ExxonMobil ; Chevron; ConocoPhillips; and Ultramar—Defendant: SFPP

    Proceeding involving shipper complaints against rates charged prior to April 1, 1999 at SFPP's Watson Station drain-dry facilities. settlement reserved the issue of whether reparations were owed for the period prior to April 1, 1999. On February 12, 2008, the FERC ruled that SFPP owed reparations for shipments prior to April 1, 1999, and in March 2008, SFPP made the required reparation payments of $23.3 million. SFPP filed a petition for review of the February 12, 2008 order at the D.C. Court, and the case is now being briefed;

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  FERC Docket No. OR96-2, et al.—Complainants/Protestants: All Shippers except Chevron (which is an intervenor)—Defendant: SFPP

    Consolidated proceeding involving shipper complaints against all SFPP rates. All six issues (and others) described above are involved in these proceedings. Portions of this proceeding were appealed (and re-appealed) to the D.C. Court and remanded to the FERC. Portions of this proceeding are currently being held in abeyance by the D.C. Court pending completion of agency proceedings. The FERC issued an Order on Rehearing, Remand, Compliance, and Tariff Filings on December 26, 2007, which denied the requests for a hearing and ruled on SFPP's March 7, 2006 compliance filing and remand issues. The FERC, inter alia, affirmed its income tax allowance policy and further clarified the implementation of that policy with respect to SFPP, and required SFPP to file a compliance filing. On February 15, 2008, the FERC issued an order granting and denying rehearing regarding certain findings in the December 2007 order. On May 2, 2008, the FERC issued an order reopening the record for a paper hearing on issues related to rate of return on equity applicable to the Sepulveda Line service in light of the FERC's policy statement issued in April 2008 regarding the methodology for determining returns on equity. The parties have filed a settlement regarding the sole issue of the numeric value of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

    the rate of return on equity to be applied in this proceeding with respect to the Sepulveda Line service that, upon approval by the FERC, would obviate the need for the paper hearing;

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  FERC Docket Nos. OR02-4 and OR03-5—Complainant/Protestant: Chevron—Defendant: SFPP

    Chevron initiated proceeding to permit Chevron to become complainant in OR96-2. Appealed to the D.C. Court and held in abeyance pending final disposition of the OR96-2 proceedings;

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  FERC Docket No. OR04-3—Complainants/Protestants: America West Airlines; Southwest Airlines; Northwest Airlines; and Continental Airlines—Defendant: SFPP

    Complaint alleges that West Line and Watson Station rates are unjust and unreasonable. Unsettled Watson Station issues severed and consolidated into a proceeding focused only on Watson-related issues, which has now been settled (see above under FERC Docket No. OR92-8-025)The FERC has set the complaints against the West Line rates for hearing (see below FERC Docket Nos. OR03-5-000, OR05-4, and OR05-5);

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  FERC Docket Nos. OR03-5, OR05-4 and OR05-5—Complainants/Protestants: BP WCP; ExxonMobil; and ConocoPhillips (other shippers intervened)—Defendant: SFPP

    Complaints allege that SFPP's interstate rates are not just and reasonable. The portion of the complaints challenging SFPP's West Line and East Line rates (OR03-5-000) is scheduled for hearing in November 2008. A hearing was held in May of 2008 regarding the portion of the complaints challenging SFPP's North Line and Oregon Line rates (see below under FERC Docket No. OR03-5-001);

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  FERC Docket No. OR03-5-001—Complainants/Protestants: BP WCP; ExxonMobil ; and ConocoPhillips (other shippers intervened)—Defendant: SFPP

    The FERC severed the portions of the complaints in Docket Nos. OR03-5, OR05-4, and OR05-5 regarding SFPP's North and Oregon Line rates into a separate proceeding in Docket No. OR03-5-001. A hearing was held in May 2008 and an initial decision is expected in December 2008;

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  FERC Docket No. OR07-1—Complainant/Protestant: Tesoro—Defendant: SFPP

    Complaint alleges that SFPP's North Line rates are not just and reasonable. The FERC is holding the complaint in abeyance pending resolution at the D.C. Court of, among other things, income tax allowance and grandfathering issues. The D.C. Court issued an opinion on these issues on May 29, 2007, upholding the FERC's income tax allowance policy;

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  FERC Docket No. OR07-2—Complainant/Protestant: Tesoro—Defendant: SFPP

    Complaint alleges that SFPP's West Line rates are not just and reasonable. The FERC is holding the complaint in abeyance pending resolution at the D.C. Court of, among other things, income tax allowance and grandfathering issues. The D.C. Court issued an opinion on these issues on May 29, 2007, upholding the FERC's income tax allowance policy. A request that the FERC set the complaint for hearing—which SFPP opposed—is pending before the FERC;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

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  FERC Docket No. OR07-3—Complainants/Protestants: BP WCP; Chevron; ExxonMobil; Tesoro; and Valero Marketing—Defendant: SFPP

    Complaint alleges that SFPP's North Line indexed rate increase was not just and reasonable. The FERC dismissed the complaint and denied rehearing. Petitions for review were filed by BP WCP and ExxonMobil at the D.C. Court. This proceeding is currently in abeyance pending a decision by the D.C. Court in the Tesoro review proceeding related to Docket No. OR07-16;

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  FERC Docket No. OR07-4—Complainants/Protestants: BP WCP; Chevron; and ExxonMobil—Defendants: SFPP; Kinder Morgan G.P., Inc.; and Knight Inc.

    Complaint alleges that SFPP's rates are not just and reasonable. The FERC is holding the complaint in abeyance pending resolution at the D.C. Court of, among other things, income tax allowance and grandfathering issues. The D.C. Court issued an opinion on these issues on May 29, 2007, upholding the FERC's income tax allowance policy. Complainants have withdrawn the portions of the complaint directed to SFPP's affiliates;

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  FERC Docket Nos. OR07-5 and OR07-7 (consolidated)—Complainants/Protestants: ExxonMobil and Tesoro—Defendants: Calnev; Kinder Morgan G.P., Inc.; and Knight Inc.

    Complaints allege that none of Calnev's current rates are just or reasonable. On July 19, 2007, the FERC accepted and held in abeyance the portion of the complaints against the non-grandfathered portion of Calnev's rates, dismissed with prejudice the complaints against Calnev's affiliates, and allowed complainants to file amended complaints regarding the grandfathered portion of Calnev's rates. Pursuant to a settlement, ExxonMobil filed a notice in April of 2008 withdrawing its complaint in Docket No. OR07-5 and its motion to intervene in Docket No. OR07-7. Tesoro's complaint in Docket No. OR07-7 is still pending before the FERC;

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  FERC Docket No. OR07-6—Complainant/Protestant: ConocoPhillips—Defendant: SFPP

    Complaint alleges that SFPP's North Line indexed rate increase was not just and reasonable. The FERC dismissed the complaints in Docket Nos. OR07-3 and OR07-6 in a single order, without consolidating the complaints, and denied the request for rehearing of the dismissal filed in Docket No. OR07-3. Although the FERC orders in these dockets have been appealed by certain of the complainants in Docket No. OR07-3, they were not appealed by ConocoPhillips in Docket No. OR07-6. The FERC's decision in Docket No. OR07-6 is now final;

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  FERC Docket Nos. OR07-8 and OR07-11 (consolidated)—Complainants/Protestants: BP WCP and ExxonMobil—Defendant: SFPP

    Complaints allege that SFPP's 2005 indexed rate increase was not just and reasonable. Although the FERC dismissed challenges to SFPP's underlying rate, the FERC declined to dismiss the portion of the OR07-8 Complaint addressing SFPP's July 1, 2005 index-based rate increases. A settlement has been certified to the FERC, and FERC action on the settlement is pending;

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  FERC Docket No. OR07-9—Complainant/Protestant: BP WCP—Defendant: SFPP

    Complaint alleges that SFPP's ultra low sulphur diesel (ULSD) recovery fee violates the filed rate doctrine and that, in any event, the recovery fee is unjust and unreasonable. Following

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

    dismissal of the complaint by FERC, BP WCP filed a petition for review which the D.C. Court dismissed in March of 2008;

  •
  FERC Docket No. OR07-14—Complainants/Protestants: BP WCP and Chevron—Defendants: SFPP; Calnev, and several affiliates

    Complaint alleges violations of the Interstate Commerce Act and FERC's cash management regulations, seeks review of the FERC Form 6 annual reports of SFPP and Calnev, and again requests interim refunds and reparations. The FERC dismissed the complaints, but directed SFPP and Calnev to review their cash management agreements and records to confirm compliance with FERC requirements and to make corrections, if necessary. Cash management agreements have been filed in compliance with the FERC's directive;

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  FERC Docket No. OR07-16—Complainant/Protestant: Tesoro—Defendant: Calnev

    Complaint challenges Calnev's 2005, 2006, and 2007 indexing adjustments. The FERC dismissed the complaint. A petition for review was filed at the D.C. Court by Tesoro, briefing is complete, and oral argument is scheduled for November 18, 2008;

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  FERC Docket No. OR07-18—Complainants/Protestants: Airline Complainants; Chevron; and Valero Marketing—Defendant: Calnev

    Complaint alleges that Calnev's rates are unjust and unreasonable and that none of Calnev's rates are grandfathered under EPAct 1992. In December 2007, the FERC issued an order accepting and holding in abeyance the portion of the complaint against the non-grandfathered portion of Calnev's rates. Pursuant to a FERC order, an amended complaint regarding the grandfathering issue has been filed. The FERC has not acted on the amended complaint;

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  FERC Docket No. OR07-19—Complainant/Protestant: ConocoPhillips—Defendant: Calnev

    Complaint alleges that Calnev's rates are unjust and unreasonable and that none of Calnev's rates are grandfathered under EPAct 1992. In December 2007, the FERC issued an order accepting and holding in abeyance the portion of the complaint against the non-grandfathered portion of Calnev's rates. Pursuant to the FERC order, an amended complaint regarding the grandfathering issue has been filed. The FERC has not acted on the amended complaint;

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  FERC Docket No. OR07-20—Complainant/Protestant: BP WCP—Defendant: SFPP

    Complaint alleges that SFPP's 2007 indexed rate increase was not just and reasonable. The FERC dismissed the complaint and complainant filed a request for rehearing. Prior to a FERC ruling on the request for rehearing, the parties reached a settlement. In February 2008, FERC accepted a joint offer of settlement that dismissed, with prejudice, the East Line index rate portion of the complaint in OR07-20 for the period from June 1, 2006 through and to November 30, 2007. Petition for review was filed by BP WCP at the D.C. Court. This proceeding is currently in abeyance pending a decision by the D.C. Court in the Tesoro review proceeding related to Docket No. OR07-16;

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  FERC Docket No. OR07-22—Complainant/Protestant: BP WCP—Defendant: Calnev

    Complaint alleges that Calnev's rates are unjust and unreasonable and that none of Calnev's rates are grandfathered under EPAct 1992. Pursuant to a FERC order, and amended complaint

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

    regarding the grandfathering issue has been filed, but the FERC has not acted on the amended complaint;

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  FERC Docket No. OR08-13—Complainants/Protestants: BP WCP and ExxonMobil—Defendant: SFPP

    Complaint alleges that all of SFPP's rates are unjust and unreasonable. SFPP filed an answer on August 28, 2008. The FERC has not acted on the complaint. A settlement has been filed with the FERC with respect to the East Line portion of this complaint, and FERC action on the settlement is pending;

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  FERC Docket No. OR08-15—Complainants/Protestants: BP WCP and ExxonMobil—Defendant: SFPP

    Complaint challenges SFPP's indexing adjustments that went into effect on July 1, 2008. SFPP filed an answer on September 8, 2008. The FERC has not acted on the complaint. A settlement has been filed with the FERC with respect to the East Line portion of this complaint, and FERC action on the settlement is pending;

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  FERC Docket No. IS05-230 (North Line rate case)—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase North Line rates to reflect increased costs due to installation of new pipe between Concord and Sacramento, California. Various shippers protested. Administrative law judge's decision is pending before the FERC on exceptions. On August 31, 2007, BP WCP and ExxonMobil filed a motion to reopen the record on the issue of SFPP's appropriate rate of return on equity, which SFPP answered on September 18, 2007. On May 2, 2008, the FERC issued an order reopening the record in Docket No. IS05-230 for a paper hearing on issues related to rate of return on equity in light of the FERC's policy statement issued in April of 2008 regarding the methodology for determining returns on equity. The parties have filed a settlement regarding the sole issue of the numeric value of the rate of return on equity to be applied in this proceeding that, upon approval by the FERC, would obviate the need for the paper hearing;

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  FERC Docket No. IS05-327—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase certain rates on its pipelines pursuant to the FERC's indexing methodology. Various shippers protested, but the FERC determined that the tariff filings were consistent with its regulations. The FERC denied rehearing. The D.C. Court dismissed a petition for review, citing a lack of jurisdiction to review a decision by the FERC not to order an investigation;

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  FERC Docket No. IS06-283 (East Line rate case)—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase East Line rates to reflect increased costs due to installation of new pipe between El Paso, Texas and Tucson, Arizona. Various shippers protested. This proceeding has been resolved by a settlement that has been approved by the FERC. SFPP made the payments to the parties to the settlement on April 8, 2008 and certified to the FERC that such payments were made on April 9, 2008;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

  •
  FERC Docket No. IS06-296—Complainant/Protestant: ExxonMobil—Defendant: Calnev

    Calnev increased its interstate rates pursuant to the FERC's indexing methodology. ExxonMobil protested the indexing adjustment. This proceeding has been resolved by a settlement. On April 18, 2008, ExxonMobil filed a notice withdrawing its protest in Docket No. IS06-296;

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  FERC Docket No. IS06-356—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed to increase certain rates on its pipelines pursuant to the FERC's indexing methodology. Various shippers protested. The FERC generally found the tariff filings consistent with its regulations, but rescinded the index increase for the East Line rates. SFPP requested rehearing regarding the FERC's decision as to the East Line rates, which the FERC denied. In February 2008, the FERC accepted a joint offer of settlement which, among other things, resolved all protests and complaints related to the East Line 2006 indexing adjustment. SFPP made the payments to the parties to the settlement on April 8, 2008;

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  FERC Docket No. IS07-137 (Ultra Low Sulfur Diesel (ULSD) surcharge)—Complainants/Protestants: Shippers—Defendant: SFPP

    SFPP filed tariffs reflecting a ULSD recovery fee on diesel products and a ULSD litigation surcharge, and various shippers protested the tariffs. The FERC accepted, subject to refund, the ULSD recovery fee, rejected the ULSD litigation surcharge. Chevron and Tesoro filed requests for rehearing, which the FERC denied by operation of law. BP WCP petitioned the D.C. Court for review of the FERC's denial, the FERC filed a motion to dismiss, and the D.C. Court granted the FERC's motion. In May 2008, the FERC set this proceeding for hearing and initiated settlement proceedings, which have resulted in a settlement in principle between the parties;

  •
  FERC Docket No. IS07-229—Complainants/Protestants: BP WCP and ExxonMobil—Defendant: SFPP

    SFPP filed to increase certain rates on its pipelines pursuant to the FERC's indexing methodology. Two shippers filed protests. The FERC found the tariff filings consistent with its regulations but suspended the increased rates subject to refund pending challenges to SFPP's underlying rates. In February 2008, the FERC accepted a joint offer of settlement, which among other things, resolved all protests and complaints related to the East Line 2007 indexing adjustment. In April 2008, SFPP certified payments under the settlement agreement;

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  FERC Docket No. IS07-234—Complainants/Protestants: BP WCP and ExxonMobil—Defendant: Calnev

    Calnev filed to increase certain rates on its pipeline pursuant to FERC's indexing methodology. Two shippers protested. The FERC found the tariff filings consistent with its regulations but suspended the increased rates subject to refund pending challenges to SFPP's underlying rates. Calnev and ExxonMobil reached an agreement to settle this and other dockets. On April 18, 2008, ExxonMobil filed a notice withdrawing its protest in Docket No. IS07-234;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

18. Litigation, Environmental and Other Contingencies (Continued)

  •
  FERC Docket No. IS08-28—Complainants/Protestants: ConocoPhillips; Chevron; BP WCP; ExxonMobil ; Southwest Airlines; Western; and Valero—Defendant: SFPP

    SFPP filed to increase its East Line rates based on costs incurred related to an expansion. Various shippers filed protests. Docket No. IS08-389 has been consolidated with this proceeding. A settlement has been filed with the FERC, and FERC action on the settlement is pending;

  •
  FERC Docket No. IS08-302—Complainants/Protestants: Chevron; BP WCP; ExxonMobil; and Tesoro—Defendant: SFPP

    SFPP filed to increase certain rates on its pipelines pursuant to FERC's indexing methodology. Certain shippers protested. The FERC found the tariff filings consistent with its regulations but suspended the increased rates subject to refund (except for the Oregon Line rate) pending challenges to SFPP's underlying rates;

  •
  FERC Docket No. IS08-389—Complainants/Protestants: ConocoPhillips, Valero, Southwest Airlines Co., Navajo, Western—Defendant: SFPP

    SFPP filed to decrease rates on its East Line. In July of 2008, various shippers protested, claiming that the rates should have been further decreased. On July 29, 2008, the FERC accepted and suspended the tariff, subject to refund, to become effective August 1, 2008, consolidated the proceeding with Docket No. IS08-28, and held in abeyance further action pending the outcome of settlement negotiations. A settlement has been filed with the FERC, and FERC action on the settlement is pending;

  •
  FERC Docket No. IS08-390—Complainants/Protestants: BP WCP, ExxonMobil, ConocoPhillips, Valero, Chevron, the Airlines—Defendant: SFPP

    SFPP filed to increase rates on its West Line. In July 2008, various shippers protested, claiming that the rates are unjust and unreasonable. On July 29, 2008, the FERC suspended the tariffs, to become effective August 1, 2008, subject to refund. A procedural schedule is in place and discovery is ongoing. A hearing is scheduled for June 2009; and

  •
  Motions to compel payment of interim damages (various dockets)—Complainants/Protestants: Shippers—Defendants: SFPP; Kinder Morgan G.P., Inc.; and Knight Inc.

    Motions seek payment of interim refunds or escrow of funds pending resolution of various complaints and protests involving SFPP. The FERC denied shippers' refund requests in an order issued on December 26, 2007 in Docket Nos. OR92-8, et al. On March 19, 2008, ConocoPhillips and Tosco filed a Motion for Interim Refund and Reparations Order. SFPP filed a response on April 3, 2008. The FERC has yet to act on the parties' motion.

        In December 2005, SFPP received a FERC order in Docket Nos. OR92-8, et al. and OR96-2, et al. that directed it to submit compliance filings and revised tariffs. In accordance with the FERC's December 2005 order and its February 2006 order on rehearing, SFPP submitted a compliance filing to the FERC in March 2006, and rate reductions were implemented on May 1, 2006.

        In December 2007, as a follow-up to the March 2006 compliance filing, SFPP received a FERC order that directed it to submit revised compliance filings and revised tariffs. In conjunction with this order, Kinder Morgan Energy Partners' Pacific operations' other FERC and California Public Utilities Commission rate cases, and other unrelated litigation matters, Kinder Morgan Energy Partners

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increased its litigation reserves by $140.0 million in the fourth quarter of 2007. We assume that, with respect to SFPP litigation reserves, any reparations and accrued interest thereon will be paid no earlier than the first quarter of 2009. In accordance with the FERC's December 2007 order and its February 2008 order on rehearing, SFPP submitted a compliance filing to the FERC in February 2008, and further rate reductions were implemented on March 1, 2008. We estimate that the impact of the new rates on Kinder Morgan Energy Partners' 2008 budget will be less than $3.0 million.

        In the second quarter of 2008, SFPP and Calnev made combined settlement payments to various shippers totaling approximately $6.9 million and in general, if the shippers are successful in proving their claims, they are entitled to reparations or refunds of any excess tariffs or rates paid during the two year period prior to the filing of their complaint, and Kinder Morgan Energy Partners' SFPP and Calnev operations may be required to reduce the amount of their tariffs or rates for particular services. These proceedings tend to be protracted, with decisions of the FERC often appealed to the federal courts. Based on our review of these FERC proceedings, we estimate that as of September 30, 2008, shippers are seeking approximately $267 million in reparation and refund payments and approximately $45 million in additional annual rate reductions.

California Public Utilities Commission Proceedings

        On April 7, 1997, ARCO, Mobil and Texaco filed a complaint against SFPP with the California Public Utilities Commission, referred to in this note as the CPUC. The complaint challenges rates charged by SFPP for intrastate transportation of refined petroleum products through its pipeline system in the state of California and requests prospective rate adjustments and refunds with respect to previously untariffed charges for certain pipeline transportation and related services.

        In October 2002, the CPUC issued a resolution, referred to in this note as the Power Surcharge Resolution, approving a 2001 request by SFPP to raise its California rates to reflect increased power costs. The resolution approving the requested rate increase also required SFPP to submit cost data for 2001, 2002, and 2003, and to assist the CPUC in determining whether SFPP's overall rates for California intrastate transportation services are reasonable. The resolution reserves the right to require refunds, from the date of issuance of the resolution, to the extent the CPUC's analysis of cost data to be submitted by SFPP demonstrates that SFPP's California jurisdictional rates are unreasonable in any fashion.

        On December 26, 2006, Tesoro filed a complaint challenging the reasonableness of SFPP's intrastate rates for the three-year period from December 2003 through December 2006 and requesting approximately $8 million in reparations. As a result of previous SFPP rate filings and related protests, the rates that are the subject of the Tesoro complaint are being collected subject to refund.

        SFPP also has various, pending ratemaking matters before the CPUC that are unrelated to the above-referenced complaints and the Power Surcharge Resolution. Protests to these rate increase applications have been filed by various shippers. As a consequence of the protests, the related rate increases are being collected subject to refund.

        All of the above matters have been consolidated and assigned to a single administrative law judge. At the time of the preparation of these notes to consolidated financial statements, it is unknown when a decision from the CPUC regarding the CPUC complaints and the Power Surcharge Resolution will be received. No schedule has been established for hearing and resolution of the consolidated

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proceedings other than the 1997 CPUC complaint and the Power Surcharge Resolution. Based on our review of these CPUC proceedings, we estimate that shippers are seeking approximately $100 million in reparation and refund payments and approximately $35 million in annual rate reductions.

        On June 6, 2008, as required by CPUC order, SFPP and Calnev Pipe Line Company filed separate general rate case applications, neither of which request a change in existing pipeline rates and both of which assert that existing pipeline rates are reasonable. On September 26, 2008, SFPP filed an amendment to its general rate case application, requesting CPUC approval of a $5 million rate increase for intrastate transportation services that became effective November 1, 2008. No action has been taken by the CPUC with respect to either the SFPP amended general rate case filing or the Calnev general rate case filing.

  Carbon Dioxide Litigation

Shores and First State Bank of Denton Lawsuits

        Kinder Morgan CO2 Company, L.P. (referred to in this note as Kinder Morgan CO2), Kinder Morgan G.P., Inc., and Cortez Pipeline Company were among the named defendants in Shores, et al. v. Mobil Oil Corp., et al., No. GC-99-01184 (Statutory Probate Court, Denton County, Texas filed December 22, 1999) and First State Bank of Denton, et al. v. Mobil Oil Corp., et al., No. 8552-01 (Statutory Probate Court, Denton County, Texas filed March 29, 2001). These cases were originally filed as class actions on behalf of classes of overriding royalty interest owners (Shores) and royalty interest owners (Bank of Denton) for damages relating to alleged underpayment of royalties on carbon dioxide produced from the McElmo Dome Unit. On February 22, 2005, the trial judge dismissed both cases for lack of jurisdiction. Some of the individual plaintiffs in these cases re-filed their claims in new lawsuits (discussed below).

Gerald O. Bailey et al. v. Shell Oil Co. et al/Southern District of Texas Lawsuit

        Kinder Morgan CO2, Kinder Morgan Energy Partners, L.P. and Cortez Pipeline Company are among the defendants in a proceeding in the federal courts for the southern district of Texas. Gerald O. Bailey et al. v. Shell Oil Company et al., (Civil Action Nos. 05-1029 and 05-1829 in the U.S. District Court for the Southern District of Texas—consolidated by Order dated July 18, 2005). The plaintiffs are asserting claims for the underpayment of royalties on carbon dioxide produced from the McElmo Dome Unit. The plaintiffs assert claims for fraud/fraudulent inducement, real estate fraud, negligent misrepresentation, breach of fiduciary and agency duties, breach of contract and covenants, violation of the Colorado Unfair Practices Act, civil theft under Colorado law, conspiracy, unjust enrichment, and open account. Plaintiffs Gerald O. Bailey, Harry Ptasynski, and W.L. Gray & Co. have also asserted claims as private relators under the False Claims Act and for violation of federal and Colorado antitrust laws. The plaintiffs seek actual damages, treble damages, punitive damages, a constructive trust and accounting, and declaratory relief. The defendants filed motions for summary judgment on all claims.

        Effective March 5, 2007, all defendants and plaintiffs Bridwell Oil Company, the Alicia Bowdle Trust, and the Estate of Margaret Bridwell Bowdle executed a final settlement agreement which provides for the dismissal of these plaintiffs' claims with prejudice to being refiled. On June 10, 2007, the Houston federal district court entered an order of partial dismissal by which the claims by and against the settling plaintiffs were dismissed with prejudice. The claims asserted by Bailey, Ptasynski, and Gray are not included within

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the settlement or the order of partial dismissal. Effective April 8, 2008, the Shell and Kinder Morgan defendants and plaintiff Gray entered into an indemnification agreement that provides for the dismissal of Gray's claims with prejudice.

        On April 22, 2008, the federal district court granted defendants' motions for summary judgment and ruled that plaintiffs Bailey, Ptasynski, and Gray take nothing on their claims. The court entered final judgment in favor of defendants on April 30, 2008. Defendants have filed a motion seeking sanctions against plaintiff Bailey. The plaintiffs have appealed the final judgment to the United States Fifth Circuit Court of Appeals.

CO2 Claims Arbitration

        Cortez Pipeline Company and Kinder Morgan CO2, successor to Shell CO2 Company, Ltd., were among the named defendants in CO2 Committee, Inc. v. Shell Oil Co., et al., an arbitration initiated on November 28, 2005. The arbitration arose from a dispute over a class action settlement agreement, which became final on July 7, 2003 and disposed of five lawsuits formerly pending in the U.S. District Court, District of Colorado. The plaintiffs in such lawsuits primarily included overriding royalty interest owners, royalty interest owners, and small share working interest owners who alleged underpayment of royalties and other payments on carbon dioxide produced from the McElmo Dome Unit. The settlement imposed certain future obligations on the defendants in the underlying litigation. The plaintiff in the arbitration is an entity that was formed as part of the settlement for the purpose of monitoring compliance with the obligations imposed by the settlement agreement. The plaintiff alleged that, in calculating royalty and other payments, defendants used a transportation expense in excess of what is allowed by the settlement agreement, thereby causing alleged underpayments of approximately $12 million. The plaintiff also alleged that Cortez Pipeline Company should have used certain funds to further reduce its debt, which, in turn, would have allegedly increased the value of royalty and other payments by approximately $0.5 million. Defendants denied that there was any breach of the settlement agreement. On August 7, 2006, the arbitration panel issued its opinion finding that defendants did not breach the settlement agreement. On October 25, 2006, the defendants filed an application to confirm the arbitration decision in New Mexico federal district court. On June 21, 2007, the New Mexico federal district court entered final judgment confirming the August 7, 2006 arbitration decision.

        On October 2, 2007, the plaintiff initiated a second arbitration (CO2 Committee, Inc. v. Shell CO2 Company, Ltd., aka Kinder Morgan CO2 Company, L.P., et al.) against Cortez Pipeline Company, Kinder Morgan CO2 and an ExxonMobil entity. The second arbitration asserts claims similar to those asserted in the first arbitration. On October 11, 2007, the defendants filed a Complaint for Declaratory Judgment and Injunctive Relief in federal district court in New Mexico. The Complaint seeks dismissal of the second arbitration on the basis of res judicata. In November 2007, the plaintiff in the arbitration moved to dismiss the defendants' Complaint on the grounds that the issues presented should be decided by a panel in a second arbitration. In December 2007, the defendants in the arbitration filed a motion seeking summary judgment on their Complaint and dismissal of the second arbitration. On May 16, 2008, the federal district court in New Mexico granted the plaintiff's motion to dismiss. On June 2, 2008, the defendants in the arbitration filed a motion in the New Mexico federal district court seeking an order confirming that the panel in the first arbitration can preside over the second arbitration. On June 3, 2008, the plaintiff filed a request with the American Arbitration Association seeking administration of the arbitration.

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MMS Notice of Noncompliance and Civil Penalty

        On December 20, 2006, Kinder Morgan CO2 received a "Notice of Noncompliance and Civil Penalty: Knowing or Willful Submission of False, Inaccurate, or Misleading Information—Kinder Morgan CO2 Company, L.P., Case No. CP07-001" from the U.S. Department of the Interior, Minerals Management Service, referred to in this note as the MMS. This Notice, and the MMS's position that Kinder Morgan CO2 has violated certain reporting obligations, relates to a disagreement between the MMS and Kinder Morgan CO2 concerning the approved transportation allowance to be used in valuing McElmo Dome carbon dioxide for purposes of calculating federal royalties. The Notice of Noncompliance and Civil Penalty assesses a civil penalty of approximately $2.2 million as of December 15, 2006 (based on a penalty of $500.00 per day for each of 17 alleged violations) for Kinder Morgan CO2's alleged submission of false, inaccurate, or misleading information relating to the transportation allowance, and federal royalties for CO2 produced at McElmo Dome, during the period from June 2005 through October 2006. The MMS contends that false, inaccurate, or misleading information was submitted in the 17 monthly Form 2014s containing remittance advice reflecting the royalty payments for the referenced period because they reflected Kinder Morgan CO2's use of the Cortez Pipeline tariff as the transportation allowance. The MMS claims that the Cortez Pipeline tariff is not the proper transportation allowance and that Kinder Morgan CO2 should have used its "reasonable actual costs" calculated in accordance with certain federal product valuation regulations as amended effective June 1, 2005. The MMS stated that civil penalties will continue to accrue at the same rate until the alleged violations are corrected.

        The MMS set a due date of January 20, 2007 for Kinder Morgan CO2's payment of the approximately $2.2 million in civil penalties, with interest to accrue daily on that amount in the event payment is not made by such date. Kinder Morgan CO2 has not paid the penalty. On January 2, 2007, Kinder Morgan CO2 submitted a response to the Notice of Noncompliance and Civil Penalty challenging the assessment in the Office of Hearings and Appeals of the Department of the Interior. On February 1, 2007, Kinder Morgan CO2 filed a petition to stay the accrual of penalties until the dispute is resolved. On February 22, 2007, an administrative law judge of the U.S. Department of the Interior issued an order denying Kinder Morgan CO2's petition to stay the accrual of penalties. A hearing on the Notice of Noncompliance and Civil Penalty was originally set for December 10, 2007. In November 2007, the MMS and Kinder Morgan CO2 filed a joint motion to vacate the hearing date and stay the accrual of additional penalties to allow the parties to discuss settlement. In November 2007, the administrative law judge granted the joint motion, stayed accrual of additional penalties for the period from November 6, 2007 to February 18, 2008, and reset the hearing date to March 24, 2008. The parties conducted settlement conferences on February 4, 2008 and February 12, 2008. On February 14, 2008, the parties filed a joint motion seeking to vacate the March 24, 2008 hearing and to stay the accrual of additional penalties to allow the parties to continue their settlement discussions. On March 4, 2008, the administrative law judge granted the joint motion. The parties reached a settlement of the Notice of Noncompliance and Civil Penalty. The settlement agreement is subject to final MMS approval.

        Kinder Morgan CO2 disputes the Notice of Noncompliance and Civil Penalty and believes that it has meritorious defenses. Kinder Morgan CO2 contends that use of the Cortez Pipeline tariff as the transportation allowance for purposes of calculating federal royalties was approved by the MMS in 1984. This approval was later affirmed as open-ended by the Interior Board of Land Appeals in the 1990s. Accordingly, Kinder Morgan CO2 has stated to the MMS that its use of the Cortez Pipeline

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tariff as the approved federal transportation allowance is authorized and proper. Kinder Morgan CO2 also disputes the allegation that it has knowingly or willfully submitted false, inaccurate, or misleading information to the MMS. Kinder Morgan CO2's use of the Cortez Pipeline tariff as the approved federal transportation allowance has been the subject of extensive discussion between the parties. The MMS was, and is, fully apprised of that fact and of the royalty valuation and payment process followed by Kinder Morgan CO2 generally.

MMS Order to Report and Pay

        On March 20, 2007, Kinder Morgan CO2 received an "Order to Report and Pay" from the MMS. The MMS contends that Kinder Morgan CO2 has over-reported transportation allowances and underpaid royalties in the amount of approximately $4.6 million for the period from January 1, 2005 through December 31, 2006 as a result of its use of the Cortez Pipeline tariff as the transportation allowance in calculating federal royalties. As noted in the discussion of the Notice of Noncompliance and Civil Penalty proceeding, the MMS claims that the Cortez Pipeline tariff is not the proper transportation allowance and that Kinder Morgan CO2 must use its "reasonable actual costs" calculated in accordance with certain federal product valuation regulations. The MMS set a due date of April 13, 2007 for Kinder Morgan CO2's payment of the $4.6 million in claimed additional royalties, with possible late payment charges and civil penalties for failure to pay the assessed amount. Kinder Morgan CO2 has not paid the $4.6 million, and on April 19, 2007, it submitted a notice of appeal and statement of reasons in response to the Order to Report and Pay, challenging the Order and appealing it to the Director of the MMS in accordance with 30 C.F.R. Sec. 290.100, et seq. Also on April 19, 2007, Kinder Morgan CO2 submitted a petition to suspend compliance with the Order to Report and Pay pending the appeal. The MMS granted Kinder Morgan CO2's petition to suspend, and approved self-bonding on June 12, 2007. Kinder Morgan CO2 filed a supplemental statement of reasons in support of its appeal of the Order to Report and Pay on June 15, 2007.

        In addition to the March 2007 Order to Report and Pay, in April 2007, Kinder Morgan CO2 received an "Audit Issue Letter" sent by the Colorado Department of Revenue on behalf of the U.S. Department of the Interior. In the letter, the Department of Revenue states that Kinder Morgan CO2 has over-reported transportation allowances and underpaid royalties (due to the use of the Cortez Pipeline tariff as the transportation allowance for purposes of federal royalties) in the amount of $8.5 million for the period from April 2000 through December 2004. Kinder Morgan CO2 responded to the letter in May 2007, outlining its position why use of the Cortez tariff-based transportation allowance is proper. On August 8, 2007, Kinder Morgan CO2 received an "Order to Report and Pay Additional Royalties" from the MMS. As alleged in the Colorado Audit Issue Letter, the MMS contends that Kinder Morgan CO2 has over-reported transportation allowances and underpaid royalties in the amount of approximately $8.5 million for the period from April 2000 through December 2004. The MMS's claims underlying the August 2007 Order to Report and Pay are similar to those at issue in the March 2007 Order to Report and Pay. On September 7, 2007, Kinder Morgan CO2 submitted a notice of appeal and statement of reasons in response to the August 2007 Order to Report and Pay, challenging the Order and appealing it to the Director of the MMS in accordance with 30 C.F.R. Sec. 290.100, et seq. Also on September 7, 2007, Kinder Morgan CO2 submitted a petition to suspend compliance with the Order to Report and Pay pending the appeal. The MMS granted Kinder Morgan CO2's petition to suspend, and approved self-bonding on September 11, 2007.

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        The MMS and Kinder Morgan CO2 have agreed to stay the March 2007 and August 2007 Order to Report and Pay proceedings to allow the parties to discuss settlement. The parties conducted settlement conferences on February 4, 2008 and February 12, 2008 and reached a settlement of the March 2007 and August 2007 Orders to Report and Pay. The settlement agreement is subject to final MMS approval.

        Kinder Morgan CO2 disputes both the March and August 2007 Orders to Report and Pay and the Colorado Department of Revenue Audit Issue Letter, and as noted above, it contends that use of the Cortez Pipeline tariff as the transportation allowance for purposes of calculating federal royalties was approved by the MMS in 1984 and was affirmed as open-ended by the Interior Board of Land Appeals in the 1990s. The appeals to the MMS Director of the Orders to Report and Pay do not provide for an oral hearing. No further submission or briefing deadlines have been set.

  J. Casper Heimann, Pecos Slope Royalty Trust and Rio Petro LTD, individually and on behalf of all other private royalty and overriding royalty owners in the Bravo Dome Carbon Dioxide Unit, New Mexico similarly situated v. Kinder Morgan CO2 Company, L.P., No. 04-26-CL (8th Judicial District Court, Union County New Mexico)

        This case involves a purported class action against Kinder Morgan CO2 alleging that it has failed to pay the full royalty and overriding royalty ("royalty interests") on the true and proper settlement value of compressed carbon dioxide produced from the Bravo Dome Unit during the period beginning January 1, 2000. The complaint purports to assert claims for violation of the New Mexico Unfair Practices Act, constructive fraud, breach of contract and of the covenant of good faith and fair dealing, breach of the implied covenant to market, and claims for an accounting, unjust enrichment, and injunctive relief. The purported class is comprised of current and former owners, during the period January 2000 to the present, who have private property royalty interests burdening the oil and gas leases held by the defendant, excluding the Commissioner of Public Lands, the United States of America, and those private royalty interests that are not unitized as part of the Bravo Dome Unit. The plaintiffs allege that they were members of a class previously certified as a class action by the United States District Court for the District of New Mexico in the matter Doris Feerer, et al. v. Amoco Production Company, et al., USDC N.M. Civ. No. 95-0012 (the "Feerer Class Action"). Plaintiffs allege that Kinder Morgan CO2's method of paying royalty interests is contrary to the settlement of the Feerer Class Action. Kinder Morgan CO2 filed a motion to compel arbitration of this matter pursuant to the arbitration provisions contained in the Feerer Class Action settlement agreement, which motion was denied. Kinder Morgan CO2 appealed this decision to the New Mexico Court of Appeals, which affirmed the decision of the trial court. The New Mexico Supreme Court granted further review in October 2006, and after hearing oral argument, the New Mexico Supreme Court quashed its prior order granting review. In August 2007, Kinder Morgan CO2 filed a petition for writ of certiorari with the United States Supreme Court seeking further review. The petition was denied in December 2007. The case was tried in the trial court in September 2008. The plaintiffs sought $6.8 million in actual damages as well as punitive damages. The jury returned a verdict finding that Kinder Morgan did not breach the settlement agreement and did not breach the claimed duty to market carbon dioxide. The jury also found that Kinder Morgan breached a duty of good faith and fair dealing and found compensatory damages of $0.3 million and punitive damages of $1.2 million. On October 16, 2008, the trial court entered judgment on the verdict.

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        In addition to the matters listed above, audits and administrative inquiries concerning Kinder Morgan CO2's payments on carbon dioxide produced from the McElmo Dome and Bravo Dome Units are currently ongoing. These audits and inquiries involve federal agencies and the States of Colorado and New Mexico.

  Commercial Litigation Matters

Union Pacific Railroad Company Easements

        SFPP and Union Pacific Railroad Company (the successor to Southern Pacific Transportation Company and referred to in this note as UPRR) are engaged in a proceeding to determine the extent, if any, to which the rent payable by SFPP for the use of pipeline easements on rights-of-way held by UPRR should be adjusted pursuant to existing contractual arrangements for the ten-year period beginning January 1, 2004 (Union Pacific Railroad Company vs. Santa Fe Pacific Pipelines, Inc., SFPP, L.P., Kinder Morgan Operating L.P. "D", Kinder Morgan G.P., Inc., et al., Superior Court of the State of California for the County of Los Angeles, filed July 28, 2004). In February 2007, a trial began to determine the amount payable for easements on UPRR rights-of-way. The trial is ongoing and is expected to conclude in the first quarter of 2009.

        SFPP and UPRR are also engaged in multiple disputes over the circumstances under which SFPP must pay for a relocation of its pipeline within the UPRR right-of-way and the safety standards that govern relocations. SFPP believes that it must pay for relocation of the pipeline only when so required by the railroad's common carrier operations, and in doing so, it need only comply with standards set forth in the federal Pipeline Safety Act in conducting relocations. In July 2006, a trial before a judge regarding the circumstances under which SFPP must pay for relocations concluded, and the judge determined that SFPP must pay for any relocations resulting from any legitimate business purpose of the UPRR. SFPP has appealed this decision. In addition, UPRR contends that it has complete discretion to cause the pipeline to be relocated at SFPP's expense at any time and for any reason, and that SFPP must comply with the more expensive American Railway Engineering and Maintenance-of-Way standards. Each party is seeking declaratory relief with respect to its positions regarding relocations.

        It is difficult to quantify the effects of the outcome of these cases on SFPP because SFPP does not know UPRR's plans for projects or other activities that would cause pipeline relocations. Even if SFPP is successful in advancing its positions, significant relocations for which SFPP must nonetheless bear the expense (i.e. for railroad purposes, with the standards in the federal Pipeline Safety Act applying) would have an adverse effect on our financial position and results of operations. These effects would be even greater in the event SFPP is unsuccessful in one or more of these litigations.

  United States of America, ex rel., Jack J. Grynberg v. K N Energy (Civil Action No. 97-D-1233, filed in the U.S. District Court, District of Colorado).

        This multi-district litigation proceeding involves four lawsuits filed in 1997 against numerous Kinder Morgan companies. These suits were filed pursuant to the federal False Claims Act and allege underpayment of royalties due to mismeasurement of natural gas produced from federal and Indian lands. The complaints are part of a larger series of similar complaints filed by Mr. Grynberg against 77 natural gas pipelines (approximately 330 other defendants) in various courts throughout the country that were consolidated and transferred to the District of Wyoming.

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        In May 2005, a Special Master appointed in this litigation found that because there was a prior public disclosure of the allegations and that Grynberg was not an original source, the Court lacked subject matter jurisdiction. As a result, the Special Master recommended that the Court dismiss all the Kinder Morgan defendants. In October 2006, the United States District Court for the District of Wyoming upheld the dismissal of each case against the Kinder Morgan defendants on jurisdictional grounds. Grynberg has appealed this Order to the Tenth Circuit Court of Appeals. Briefing was completed and oral argument was held on September 25, 2008. No decision has yet been issued.

        Prior to the dismissal order on jurisdictional grounds, the Kinder Morgan defendants filed Motions to Dismiss and for Sanctions alleging that Grynberg filed his Complaint without evidentiary support and for an improper purpose. On January 8, 2007, after the dismissal order, the Kinder Morgan defendants also filed a Motion for Attorney Fees under the False Claim Act. On April 24, 2007, the Court held a hearing on the Motions to Dismiss and for Sanctions and the Requests for Attorney Fees. A decision is still pending on the Motions to Dismiss and for Sanctions and the Requests for Attorney Fees.

  Weldon Johnson and Guy Sparks, individually and as Representative of Others Similarly Situated v. CenterPoint Energy, Inc. et. al., No. 04-327-2 (Circuit Court, Miller County Arkansas).

        On October 8, 2004, plaintiffs filed the above-captioned matter against numerous defendants including Kinder Morgan Texas Pipeline L.P.; Kinder Morgan Energy Partners, L.P.; Kinder Morgan G.P., Inc.; KM Texas Pipeline, L.P.; Kinder Morgan Texas Pipeline G.P., Inc.; Kinder Morgan Tejas Pipeline G.P., Inc.; Kinder Morgan Tejas Pipeline, L.P.; Gulf Energy Marketing, LLC; Tejas Gas, LLC; and MidCon Corp. (the "Kinder Morgan defendants"). The complaint purports to bring a class action on behalf of those who purchased natural gas from the CenterPoint defendants from October 1, 1994 to the date of class certification.

        The complaint alleges that CenterPoint Energy, Inc., by and through its affiliates, has artificially inflated the price charged to residential consumers for natural gas that it allegedly purchased from the non-CenterPoint defendants, including the Kinder Morgan defendants. The complaint further alleges that in exchange for CenterPoint's purchase of such natural gas at above market prices, the non-CenterPoint defendants, including the Kinder Morgan defendants, sell natural gas to CenterPoint's non-regulated affiliates at prices substantially below market, which in turn sells such natural gas to commercial and industrial consumers and gas marketers at market price. The complaint purports to assert claims for fraud, unlawful enrichment and civil conspiracy against all of the defendants, and seeks relief in the form of actual, exemplary and punitive damages, interest, and attorneys' fees. On June 8, 2007, the Arkansas Supreme Court held that the Arkansas Public Service Commission ("APSC") exclusive jurisdiction over any Arkansas plaintiffs' claims that consumers were overcharged for gas in Arkansas and mandated that any such claims be dismissed from this lawsuit. On February 14, 2008, the Arkansas Supreme Court clarified its previously issued order and mandated that the trial court dismiss the lawsuit in its entirety. On February 29, 2008, the trial court dismissed the case in its entirety. The APSC has initiated an investigation into the allegations set forth in the plaintiffs' complaint.

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18. Litigation, Environmental and Other Contingencies (Continued)

  Leukemia Cluster Litigation

  Richard Jernee, et al. v. Kinder Morgan Energy Partners, et al., No. CV03-03482 (Second Judicial District Court, State of Nevada, County of Washoe) ("Jernee").

  Floyd Sands, et al. v. Kinder Morgan Energy Partners, et al., No. CV03-05326 (Second Judicial District Court, State of Nevada, County of Washoe) ("Sands").

        On May 30, 2003, plaintiffs, individually and on behalf of Adam Jernee, filed a civil action in the Nevada State trial court against Kinder Morgan Energy Partners and several Kinder Morgan related entities and individuals and additional unrelated defendants. Plaintiffs in the Jernee matter claim that defendants negligently and intentionally failed to inspect, repair and replace unidentified segments of their pipeline and facilities, allowing "harmful substances and emissions and gases" to damage "the environment and health of human beings." Plaintiffs claim that "Adam Jernee's death was caused by leukemia that, in turn, is believed to be due to exposure to industrial chemicals and toxins." Plaintiffs purport to assert claims for wrongful death, premises liability, negligence, negligence per se, intentional infliction of emotional distress, negligent infliction of emotional distress, assault and battery, nuisance, fraud, strict liability (ultra hazardous acts), and aiding and abetting, and seek unspecified special, general and punitive damages. On August 28, 2003, a separate group of plaintiffs, represented by the counsel for the plaintiffs in the Jernee matter, individually and on behalf of Stephanie Suzanne Sands, filed a civil action in the Nevada State trial court against the same defendants and alleging the same claims as in the Jernee case with respect to Stephanie Suzanne Sands. The Jernee case has been consolidated for pretrial purposes with the Sands case. In May 2006, the court granted defendants' motions to dismiss as to the counts purporting to assert claims for fraud, but denied defendants' motions to dismiss as to the remaining counts, as well as defendants' motions to strike portions of the complaint. Defendant Kennametal, Inc. has filed a third-party complaint naming the United States and the United States Navy (the "United States") as additional defendants. In response, the United States removed the case to the United States District Court for the District of Nevada and filed a motion to dismiss the third-party complaint. Plaintiff has also filed a motion to dismiss the United States and/or to remand the case back to state court. By order dated September 25, 2007, the United States District Court granted the motion to dismiss the United States from the case and remanded the Jernee and Sands cases back to the Second Judicial District Court, State of Nevada, County of Washoe. The cases will now proceed in the State Court. Based on the information available to date, our own preliminary investigation, and the positive results of investigations conducted by State and Federal agencies, we believe that the remaining claims against Kinder Morgan Energy Partners in these matters are without merit and intend to defend against them vigorously.

  Pipeline Integrity and Releases

        From time to time, our pipelines experience leaks and ruptures. These leaks and ruptures may cause explosions, fire, damage to the environment, damage to property and/or personal injury or death. In connection with these incidents, we may be sued for damages caused by an alleged failure to properly mark the locations of our pipelines and/or to properly maintain our pipelines. Depending upon the facts and circumstances of a particular incident, state and federal regulatory authorities may seek civil and/or criminal fines and penalties.

        We believe that we conduct our operations in accordance with applicable law. We seek to cooperate with state and federal regulatory authorities in connection with the cleanup of the

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18. Litigation, Environmental and Other Contingencies (Continued)

environment caused by such leaks and ruptures and with any investigations as to the facts and circumstances surrounding the incidents.

Pasadena Terminal Fire

        On September 23, 2008, a fire occurred in the pit 3 manifold area of our Pasadena, Texas terminal facility. One of our employees was injured and subsequently died. In addition, the pit 3 manifold was severely damaged. The cause of the incident is currently under investigation by the Railroad Commission of Texas and the United States Occupational Safety and Health Administration. The remainder of the facility returned to normal operations within twenty-four hours of the incident.

Walnut Creek, California Pipeline Rupture

        On November 9, 2004, excavation equipment operated by Mountain Cascade, Inc., a third-party contractor on a water main installation project hired by East Bay Municipal Utility District, struck and ruptured an underground petroleum pipeline owned and operated by SFPP in Walnut Creek, California. An explosion occurred immediately following the rupture that resulted in five fatalities and several injuries to employees or contractors of Mountain Cascade, Inc. The explosion and fire also caused property damage.

        On May 5, 2005, the California Division of Occupational Safety and Health ("CalOSHA") issued two civil citations against Kinder Morgan Energy Partners relating to this incident assessing civil fines of approximately $0.1 million based upon its alleged failure to mark the location of the pipeline properly prior to the excavation of the site by the contractor. On March 24, 2008, Kinder Morgan Energy Partners agreed to a settlement with CalOSHA by which the two citations would be reduced to two "unclassified" violations of the CalOSHA regulations and Kinder Morgan Energy Partners would pay a fine of $140,000. The settlement is currently awaiting approval by the CalOSHA Appeals Board.

        On June 27, 2005, the Office of the California State Fire Marshal, Pipeline Safety Division, referred to as the CSFM, issued a notice of violation against Kinder Morgan Energy Partners, which also alleged that it did not properly mark the location of the pipeline in violation of state and federal regulations. The CSFM assessed a proposed civil penalty of $0.5 million. On September 9, 2008, Kinder Morgan Energy Partners reached an agreement with the CSFM to settle the proposed civil penalty for approximately $0.3 million with no admission of liability.

        As a result of the accident, nineteen separate lawsuits were filed. The majority of the cases were personal injury and wrongful death actions that alleged, among other things, that SFPP/Kinder Morgan Energy Partners failed to properly field mark the area where the accident occurred.

        Following court ordered mediation, the Kinder Morgan Energy Partners defendants have settled with plaintiffs in all of the wrongful death cases and the personal injury and property damages cases. The only remaining civil case is a claim for equitable indemnity by an engineering company defendant against Kinder Morgan G.P. Services Co., Inc. Kinder Morgan Energy Partners has filed a Motion for Summary Judgment with respect to all of the claims in this matter, which motion is currently pending.

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18. Litigation, Environmental and Other Contingencies (Continued)

Rockies Express Pipeline LLC Wyoming Construction Incident

        On November 11, 2006, a bulldozer operated by an employee of Associated Pipeline Contractors, Inc., (a third-party contractor to Rockies Express Pipeline LLC, referred to in this note as REX), struck an existing subsurface natural gas pipeline owned by Wyoming Interstate Company, a subsidiary of El Paso Pipeline Group. The pipeline was ruptured, resulting in an explosion and fire. The incident occurred in a rural area approximately nine miles southwest of Cheyenne, Wyoming. The incident resulted in one fatality (the operator of the bulldozer) and there were no other reported injuries. The cause of the incident was investigated by the U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration, referred to as the PHMSA. In March 2008, the PHMSA issued a Notice of Probable Violation, Proposed Civil Penalty and Proposed Compliance Order ("NOPV") to El Paso Corporation in which it concluded that El Paso failed to comply with federal law and its internal policies and procedures regarding protection of its pipeline, resulting in this incident. To date, the PHMSA has not issued any NOPV's to REX, and we do not expect that it will do so. Immediately following the incident, REX and El Paso Pipeline Group reached an agreement on a set of additional enhanced safety protocols designed to prevent the reoccurrence of such an incident.

        In September 2007, the family of the deceased bulldozer operator filed a wrongful death action against Kinder Morgan Energy Partners, REX and several other parties in the District Court of Harris County, Texas, 189 Judicial District, at case number 2007-57916. The plaintiffs seek unspecified compensatory and exemplary damages plus interest, attorney's fees and costs of suit. Kinder Morgan Energy Partners has asserted contractual claims for complete indemnification for any and all costs arising from this incident, including any costs related to this lawsuit, against third parties and their insurers. On March 25, 2008, the defendants entered into a settlement agreement with one of the plaintiffs, the decedent's daughter, resolving any and all of her claims against Kinder Morgan Energy Partners, REX and its contractors. Kinder Morgan Energy Partners was indemnified for the full amount of this settlement by one of REX's contractors. On October 17, 2008, the remaining plaintiffs filed a Notice of Nonsuit, which dismissed the remaining claims against all defendants without prejudice to the plaintiffs' ability to re-file their claims at a later date.

Charlotte, North Carolina

        On November 27, 2006, the Plantation Pipeline experienced a release of approximately 4,000 gallons of gasoline from a Plantation Pipe Line Company block valve on a delivery line into a terminal owned by a third party company. Upon discovery of the release, Plantation immediately locked out the delivery of gasoline through that pipe to prevent further releases. Product had flowed onto the surface and into a nearby stream, which is a tributary of Paw Creek, and resulted in loss of fish and other biota. Product recovery and remediation efforts were implemented immediately, including removal of product from the stream. The line was repaired and put back into service within a few days. Remediation efforts are continuing under the direction of the North Carolina Department of Environment and Natural Resources (the "NCDENR"), which issued a Notice of Violation and Recommendation of Enforcement against Plantation on January 8, 2007. Plantation continues to cooperate fully with the NCDENR.

        Although Plantation does not believe that penalties are warranted, it is engaging in settlement discussions with the EPA regarding a potential civil penalty for the November 2006 release as part of broader settlement negotiations with the EPA regarding this spill and three other historic releases from

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18. Litigation, Environmental and Other Contingencies (Continued)

Plantation, including a February 2003 release near Hull, Georgia. Plantation has entered into a consent decree with the Department of Justice and the EPA for all four releases for approximately $0.7 million, plus some additional work to be performed to prevent future releases. Although it is not possible to predict the ultimate outcome, we believe, based on our experiences to date, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows.

        In addition, in April 2007, during pipeline maintenance activities near Charlotte, North Carolina, Plantation discovered the presence of historical soil contamination near the pipeline, and reported the presence of impacted soils to the NCDENR. Subsequently, Plantation contacted the owner of the property to request access to the property to investigate the potential contamination. The results of that investigation indicate that there is soil and groundwater contamination, which appears to be from an historical turbine fuel release. The groundwater contamination is underneath at least two lots on which there is current construction of single-family homes as part of a new residential development. Further investigation and remediation are being conducted under the oversight of the NCDENR. Plantation reached a settlement with the builder of the residential subdivision. Plantation continues to negotiate with the owner of the property to address any potential claims that it may bring.

Barstow, California

        The United States Department of Navy has alleged that historic releases of methyl tertiary-butyl ether, referred to as MTBE, from Calnev's Barstow terminal has (i) migrated underneath the Navy's Marine Corps Logistics Base (the "MCLB") in Barstow, (ii) impacted the Navy's existing groundwater treatment system for unrelated groundwater contamination not alleged to have been caused by Calnev, and (iii) affected the MCLB's water supply system. Although Calnev believes that it has certain meritorious defenses to the Navy's claims, it is working with the Navy to agree upon an Administrative Settlement Agreement and Order on Consent for CERCLA Removal Action to reimburse the Navy for $0.5 million in past response actions, plus perform other work to ensure protection of the Navy's existing treatment system and water supply.

Oil Spill Near Westridge Terminal, Burnaby, British Columbia

        On July 24, 2007, a third-party contractor installing a sewer line for the City of Burnaby struck a crude oil pipeline segment included within Kinder Morgan Energy Partners' Trans Mountain pipeline system near its Westridge terminal in Burnaby, BC, resulting in a release of approximately 1,400 barrels of crude oil. The release impacted the surrounding neighborhood, several homes and nearby Burrard Inlet. No injuries were reported. To address the release, Kinder Morgan Energy Partners initiated a comprehensive emergency response in collaboration with, among others, the City of Burnaby, the BC Ministry of Environment, the National Energy Board, and the National Transportation Safety Board. Cleanup and environmental remediation is near completion. The incident is currently under investigation by Federal and Provincial agencies. We do not expect this matter to have a material adverse impact on our financial position, results of operations or cash flows.

        On December 20, 2007, Kinder Morgan Energy Partners initiated a lawsuit entitled Trans Mountain Pipeline LP, Trans Mountain Pipeline Inc. and Kinder Morgan Canada Inc. v. The City of Burnaby, et al., Supreme Court of British Columbia, Vancouver Registry No. S078716. The suit alleges that the City of Burnaby and its agents are liable for damages including, but not limited to, all costs and expenses

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18. Litigation, Environmental and Other Contingencies (Continued)

incurred by Kinder Morgan Energy Partners as a result of the rupture of the pipeline and subsequent release of crude oil. Defendants have denied liability and discovery has begun.

        Although no assurance can be given, we believe that we have meritorious defenses to the actions set forth in this note and, to the extent an assessment of the matter is possible, if it is probable that a liability has been incurred and the amount of loss can be reasonably estimated, we believe that we have established an adequate reserve to cover potential liability.

        Additionally, although it is not possible to predict the ultimate outcomes, we also believe, based on our experiences to date, that the ultimate resolution of these matters will not have a material adverse impact on our business, financial position, results of operations or cash flows. As of September 30, 2008, and December 31, 2007, we have recorded a total reserve for legal fees, transportation rate cases and other litigation liabilities in the amount of $232.5 million and $249.4 million, respectively. The reserve is primarily related to various claims from lawsuits arising from Kinder Morgan Energy Partners' Pacific operations' pipeline transportation rates, and the contingent amount is based on both the circumstances of probability and reasonability of dollar estimates. We regularly assesses the likelihood of adverse outcomes resulting from these claims in order to determine the adequacy of our liability provision.

  Environmental Matters

ExxonMobil Corporation v. GATX Corporation, Kinder Morgan Liquids Terminals, Inc. and ST Services, Inc.

        On April 23, 2003, ExxonMobil Corporation filed a complaint in the Superior Court of New Jersey, Gloucester County. Kinder Morgan Energy Partners filed its answer to the complaint on June 27, 2003, in which it denied ExxonMobil 's claims and allegations as well as included counterclaims against ExxonMobil. The lawsuit relates to environmental remediation obligations at a Paulsboro, New Jersey liquids terminal owned by ExxonMobil from the mid-1950s through November 1989, by GATX Terminals Corp. from 1989 through September 2000 and later owned by ST Services, Inc. Prior to selling the terminal to GATX Terminals, ExxonMobil performed the environmental site assessment of the terminal required prior to sale pursuant to state law. During the site assessment, ExxonMobil discovered items that required remediation and the New Jersey Department of Environmental Protection issued an order that required ExxonMobil to perform various remediation activities to remove hydrocarbon contamination at the terminal. ExxonMobil, we understand, is still remediating the site and has not been removed as a responsible party from the state's cleanup order; however, ExxonMobil claims that the remediation continues because of GATX Terminals' storage of a fuel additive, MTBE, at the terminal during GATX Terminals' ownership of the terminal. When GATX Terminals sold the terminal to ST Services, the parties indemnified one another for certain environmental matters. When GATX Terminals was sold to Kinder Morgan Energy Partners, GATX Terminals' indemnification obligations, if any, to ST Services may have passed to Kinder Morgan Energy Partners.

        Consequently, at issue is any indemnification obligation Kinder Morgan Energy Partners may owe to ST Services for environmental remediation of MTBE at the terminal. The complaint seeks any and all damages related to remediating MTBE at the terminal, and, according to the New Jersey Spill Compensation and Control Act, treble damages may be available for actual dollars incorrectly spent by the successful party in the lawsuit for remediating MTBE at the terminal. The parties are currently

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18. Litigation, Environmental and Other Contingencies (Continued)

involved in mandatory mediation met in June and October 2008. No progress was made at any of the mediations. The parties continue to conduct limited discovery. Currently, the mediation judge has ordered all parties' technical consultants to meet to discuss and finalize a remediation program. Following that meeting, it is anticipated that the parties will again convene for another mediation.

        On June 25, 2007, the New Jersey Department of Environmental Protection, the Commissioner of the New Jersey Department of Environmental Protection and the Administrator of the New Jersey Spill Compensation Fund, referred to collectively as the plaintiffs, filed a complaint against ExxonMobil Corporation and GATX Terminals Corporation. The complaint was filed in Gloucester County, New Jersey. Both ExxonMobil and Kinder Morgan Energy Partners filed third-party complaints against ST Services seeking to bring ST Services into the case. ST Services filed motions to dismiss the third-party complaints. Recently, the court denied ST Services' motions to dismiss and ST Services is now joined in the case. Defendants will now file their answers in the case. The plaintiffs seek the costs and damages that the plaintiffs allegedly have incurred or will incur as a result of the discharge of pollutants and hazardous substances at the Paulsboro, New Jersey facility. The costs and damages that the plaintiffs seek include damages to natural resources. In addition, the plaintiffs seek an order compelling the defendants to perform or fund the assessment and restoration of those natural resource damages that are the result of the defendants' alleged actions. As in the case brought by ExxonMobil against GATX Terminals, the issue is whether the plaintiffs' claims are within the scope of the indemnity obligations between GATX Terminals (and therefore, Kinder Morgan Liquids Terminals) and ST Services. ST Services is the current owner and operator at the facility. The court may consolidate the two cases.

Mission Valley Terminal Lawsuit

        In August 2007, the City of San Diego, on its own behalf and purporting to act on behalf of the People of the state of California, filed a lawsuit against Kinder Morgan Energy Partners and several affiliates seeking injunctive relief and unspecified damages allegedly resulting from hydrocarbon and MTBE impacted soils and groundwater beneath the city's stadium property in San Diego arising from historic operations at the Mission Valley terminal facility. The case was filed in the Superior Court of California, San Diego County, case number 37-2007-00073033-CU-OR-CTL. On September 26, 2007, Kinder Morgan Energy Partners removed the case to the United States District Court, Southern District of California, case number 07CV1883WCAB. On October 3, 2007, Kinder Morgan Energy Partners filed a Motion to Dismiss all counts of the Complaint. The court denied in part and granted in part the Motion to Dismiss and gave the City leave to amend their complaint. The City submitted its Amended Complaint and we filed an Answer. The parties have commenced with discovery. This site has been, and currently is, under the regulatory oversight and order of the California Regional Water Quality Control Board.

        In June 2008, we received an Administrative Civil Liability Complaint from the California Regional Water Quality Control Board for violations and penalties associated with permitted surface water discharge from the remediation system operating at the Mission Valley terminal facility. Currently, we are negotiating a settlement that should include a reduction of alleged violations and associated penalties as well as resolve any past and future issues related to permitted surface water discharge from the remediation system. We do not expect the cost of the settlement to be material.

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18. Litigation, Environmental and Other Contingencies (Continued)

Portland Harbor DOJ/EPA Investigation

        In April 2008, Kinder Morgan Energy Partners reached an agreement in principle with the United States Attorney's office for the District of Oregon and the United States Department of Justice regarding a former employee's involvement in the improper disposal of potash (potassium chloride) into the Pacific Ocean in August 2003 at Kinder Morgan Energy Partners' Portland, Oregon bulk terminal facility. The incident involved an employee making arrangements to have a customer's shipment of potash, which had become wet and no longer met specifications for commercial use, improperly disposed of at sea without a permit. On August 13, 2008, we completed the settlement.

        Kinder Morgan Energy Partners has fully cooperated with the government's investigation and promptly adopted measures at the terminal to avoid future incidents of this nature. To settle the matter, Kinder Morgan Energy Partners entered a plea to a criminal violation of the Ocean Dumping Act, pay a fine of approximately $0.2 million, and make a community service payment of approximately $0.1 million to the Oregon Governor's Fund for the Environment. As part of the settlement, the government and Kinder Morgan Energy Partners acknowledge in a joint factual statement of fact filed with the court that (i) no harm was done to the environment, (ii) the former employee's actions constituted a violation of company policy, (iii) Kinder Morgan Energy Partners did not benefit financially from the incident, and (iv) no personnel outside of the Portland terminal either approved or had any knowledge of the former employee's arrangements.

Polychlorinated Biphenyls ("PCBs")-related Requests

        In August 2007 and October 2007, NGPL and Knight Inc. received information requests from the Illinois Attorney General's Office and the EPA, respectively, regarding the presence of PCBs in natural gas transmission lines in Illinois and Missouri. We have responded to these requests. No proceeding or enforcement actions have been initiated.

        In December 2007, a customer requested that NGPL reimburse it for its costs and related expenses incurred in connection with the clean up of PCBs in the customer's system. NGPL has evaluated the request and reached a settlement with the customer on April 23, 2008 to reimburse it for certain costs. This reimbursement did not have a material adverse effect on us.

Other Environmental

        We are subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) generally imposes joint and several liability for cleanup and enforcement costs on current or predecessor owners and operators of a site, among others, without regard to fault or the legality of the original conduct. Our operations are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe our operations are in substantial compliance with applicable environmental law and regulations, risks of additional costs and liabilities are inherent in pipeline, terminal and carbon dioxide field and oil field operations, and there can be no assurance that we will not incur significant costs and liabilities. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from our operations, could result in substantial costs and liabilities to us.

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18. Litigation, Environmental and Other Contingencies (Continued)

        We are currently involved in several governmental proceedings involving air, water and waste violations issued by various governmental authorities related to compliance with environmental regulations. As we receive notices of non-compliance, we negotiate and settle these matters. We do not believe that these violations will have a material adverse affect on our business.

        We are also currently involved in several governmental proceedings involving groundwater and soil remediation efforts under administrative orders or related state remediation programs issued by various regulatory authorities related to compliance with environmental regulations associated with our assets. We have established a reserve to address the costs associated with the cleanup.

        In addition, we are involved with and have been identified as a potentially responsible party in several federal and state superfund sites. Environmental reserves have been established for those sites where our contribution is probable and reasonably estimable. In addition, we are from time to time involved in civil proceedings relating to damages alleged to have occurred as a result of accidental leaks or spills of refined petroleum products, natural gas liquids, natural gas and carbon dioxide. See "Pipeline Integrity and Releases," above for additional information with respect to ruptures and leaks from our pipelines.

        Although it is not possible to predict the ultimate outcomes, we believe that the resolution of the environmental matters set forth in this note will not have a material adverse effect on our business, financial position, results of operations or cash flows. However, we are not able to reasonably estimate when the eventual settlements of these claims will occur and changing circumstances could cause these matters to have a material adverse impact. As of September 30, 2008, we have accrued an environmental reserve of $78.4 million, and we believe the establishment of this environmental reserve is adequate such that the resolution of pending environmental matters will not have a material adverse impact on our business, cash flows, financial position or results of operation. As of December 31, 2007, our environmental reserve totaled $102.6 million. Additionally, many factors may change in the future affecting our reserve estimates, such as (i) regulatory changes, (ii) groundwater and land use near our sites, and (iii) changes in cleanup technology. Associated with the environmental reserve, we have recorded a receivable of $24.7 million and $38.0 million as of September 30, 2008 and December 31, 2007, respectively, for expected cost recoveries that have been deemed probable.

  Litigation Relating to the "Going Private" Transaction

        Beginning on May 29, 2006, the day after the proposal for the Going Private transaction was announced, and in the days following, eight putative Class Action lawsuits were filed in Harris County (Houston), Texas and seven putative Class Action lawsuits were filed in Shawnee County (Topeka), Kansas against, among others, Kinder Morgan, Inc., its Board of Directors, the Special Committee of the Board of Directors, and several corporate officers.

        By order of the Harris County District Court dated June 26, 2006, each of the eight Harris County cases were consolidated into the Crescente v. Kinder Morgan, Inc. et al case, Cause No. 2006-33011, in the 164th Judicial District Court, Harris County, Texas, which challenges the proposed transaction as inadequate and unfair to Kinder Morgan, Inc.'s public stockholders. On September 8, 2006, interim class counsel filed their Consolidated Petition for Breach of Fiduciary Duty and Aiding and Abetting in which they alleged that Kinder Morgan, Inc.'s board of directors and certain members of senior management breached their fiduciary duties and the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. They sought, among other things, to

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18. Litigation, Environmental and Other Contingencies (Continued)

enjoin the merger, rescission of the merger agreement, disgorgement of any improper profits received by the defendants, and attorneys' fees. Defendants filed Answers to the Consolidated Petition on October 9, 2006, denying the plaintiffs' substantive allegations and denying that the plaintiffs are entitled to relief.

        By order of the District Court of Shawnee County, Kansas dated June 26, 2006, each of the seven Kansas cases were consolidated into the Consol. Case No. 06 C 801; In Re Kinder Morgan, Inc. Shareholder Litigation; in the District Court of Shawnee County, Kansas, Division 12. On August 28, 2006, the plaintiffs filed their Consolidated and Amended Class Action Petition in which they alleged that Kinder Morgan's board of directors and certain members of senior management breached their fiduciary duties and the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. They sought, among other things, to enjoin the stockholder vote on the merger agreement and any action taken to effect the acquisition of Kinder Morgan and its assets by the buyout group, damages, disgorgement of any improper profits received by the defendants, and attorney's fees.

        In late 2006, the Kansas and Texas Courts appointed the Honorable Joseph T. Walsh to serve as Special Master in both consolidated cases "to control all of the pretrial proceedings in both the Kansas and Texas Class Actions arising out of the proposed private offer to purchase the stock of the public shareholders of Kinder Morgan, Inc." On November 21, 2006, the plaintiffs in In Re Kinder Morgan, Inc. Shareholder Litigation filed a Third Amended Class Action Petition with Special Master Walsh. This Petition was later filed under seal with the Kansas District Court on December 27, 2006.

        Following extensive expedited discovery, the Plaintiffs in both consolidated actions filed an application for a preliminary injunction to prevent the holding of a special meeting of shareholders for the purposes of voting on the proposed merger, which was scheduled for December 19, 2006.

        On December 18, 2006, Special Master Walsh issued a Report and Recommendation concluding, among other things, that "plaintiffs have failed to demonstrate the probability of ultimate success on the merits of their claims in this joint litigation." Accordingly, the Special Master concluded that the plaintiffs were "not entitled to injunctive relief to prevent the holding of the special meeting of KMI shareholders scheduled for December 19, 2006."

        Plaintiffs moved for class certification in January, 2008. Defendants opposed this motion, which is currently pending.

        In August, September and October, 2008, the Plaintiffs in both consolidated cases voluntarily dismissed without prejudice the claims against those Kinder Morgan, Inc.'s directors who did not participate in the buyout (including the dismissal of the members of the special committee of the board of directors), Kinder Morgan, Inc. and Knight Acquisition, Inc.

        The parties are currently engaged in consolidated discovery in these matters.

        On August 24, 2006, a civil action entitled City of Inkster Policeman and Fireman Retirement System, Derivatively on Behalf of Kinder Morgan, Inc., Plaintiffs v. Richard D. Kinder, Michael C. Morgan, William v. Morgan, Fayez Sarofim, Edward H. Austin, Jr., William J. Hybl, Ted A. Gardner, Charles W. Battey, H.A. True, III, James M. Stanford, Stewart A. Bliss, Edward Randall, III, Douglas W.G. Whitehead, Goldman Sachs Capital Partners, American International Group, Inc., The Carlyle Group, Riverstone Holdings LLC, C. Park Shaper, Steven J. Kean, Scott E. Parker and R. Tim

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18. Litigation, Environmental and Other Contingencies (Continued)

Bradley, Defendants and Kinder Morgan, Inc., Nominal Defendant; Case 2006-52653, was filed in the 270th Judicial District Court, Harris County, Texas. This putative derivative lawsuit was brought against certain of Kinder Morgan, Inc.'s senior officers and directors, alleging that the proposal constituted a breach of fiduciary duties owed to Kinder Morgan, Inc. Plaintiff also contends that the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty. Plaintiff seeks, among other things, to enjoin the defendants from consummating the proposal, a declaration that the proposal is unlawful and unenforceable, the imposition of a constructive trust upon any benefits improperly received by the defendants, and attorney's fees. In November 2007, defendants filed a Joint Motion to Dismiss for Lack of Jurisdiction, or in the Alternative, Motion for Final Summary Judgment. Plaintiffs opposed the motion. In February 2008, the court entered a Final Order granting defendants' motion in full, ordering that plaintiff, the City of Inkster Policeman and Fireman Retirement System, take nothing on any and all of its claims against any and all defendants. In April 2008, Plaintiffs filed an appeal of the judgment in favor of all defendants in the Texas Court of Appeal, First District. The appeal is currently pending.

        Defendants believe that the claims asserted in the litigations regarding the Going Private transaction are legally and factually without merit and intend to vigorously defend against them.

Other

        We are a defendant in various lawsuits arising from the day-to-day operations of our businesses. Although no assurance can be given, we believe, based on our experiences to date, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows.

        Additionally, although it is not possible to predict the ultimate outcomes, we believe, based on our experiences to date, that the ultimate resolution of these matters will not have a material adverse impact on our business, financial position, results of operations or cash flows. As of September 30, 2008 and December 31, 2007, we have recorded a total reserve for legal fees, transportation rate cases and other litigation liabilities in the amount of $232.5 million and $249.4 million, respectively. The reserve is primarily related to various claims from lawsuits related to SFPP and the contingent amount is based on both probability of realization and our ability to reasonably estimate liability dollar amounts. We regularly assess the likelihood of adverse outcomes resulting from these claims in order to determine the adequacy of our liability provision.

19. Recent Accounting Pronouncements

SFAS No. 157 and FASB Staff Position No. FAS 157-3

        For information on SFAS No. 157 and FASB Staff Position No. FAS 157-3, see Note 15, "Accounting for Derivative Instruments and Hedging Activities" under the heading "SFAS No. 157."

SFAS No. 159

        On February 15, 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This Statement provides companies with an option to report selected financial assets and liabilities at fair value. The Statement's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. The Statement also establishes presentation and disclosure requirements designed to

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19. Recent Accounting Pronouncements (Continued)

facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.

        SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company's choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The Statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157, discussed in Note 15, "SFAS No. 157", and SFAS No. 107 Disclosures about Fair Value of Financial Instruments.

        This Statement was adopted by us effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of this Statement did not have any impact on our consolidated financial statements.

SFAS 141(R)

        On December 4, 2007, the FASB issued SFAS No. 141R (revised 2007), Business Combinations. Although this statement amends and replaces SFAS No. 141, it retains the fundamental requirements in SFAS No. 141 that (i) the purchase method of accounting be used for all business combinations; and (ii) an acquirer be identified for each business combination. SFAS No. 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquiree), including combinations achieved without the transfer of consideration; however, this Statement does not apply to a combination between entities or businesses under common control.

        Significant provisions of SFAS No. 141R concern principles and requirements for how an acquirer (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

        This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (January 1, 2009 for us). Early adoption is not permitted. We are currently reviewing the effects of this Statement.

SFAS No. 160

        On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. This Statement changes the accounting and reporting for noncontrolling interests in consolidated financial statements. A noncontrolling interest, sometimes referred to as a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

19. Recent Accounting Pronouncements (Continued)

        Specifically, SFAS No. 160 establishes accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent to be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (ii) the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly identified and presented on the face of the consolidated income statement (consolidated net income and comprehensive income will be determined without deducting minority interest, however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent's shareholders); and (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently and similarly—as equity transactions.

        This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (January 1, 2009 for us). Early adoption is not permitted. SFAS No. 160 is to be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for its presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. We do not anticipate that the adoption of this Statement will have a material effect on our consolidated financial statements.

SFAS No. 161

        On March 19, 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. This Statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and is intended to help investors better understand how derivative instruments and hedging activities affect an entity's financial position, financial performance and cash flows through enhanced disclosure requirements. The enhanced disclosures include, among other things, (i) a tabular summary of the fair value of derivative instruments and their gains and losses, (ii) disclosure of derivative features that are credit-risk—related to provide more information regarding an entity's liquidity, and (iii) cross-referencing within footnotes to make it easier for financial statement users to locate important information about derivative instruments.

        This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (January 1, 2009 for us). Early application is encouraged. We do not anticipate that the adoption of this Statement will have a material effect on our consolidated financial statements.

EITF 07-4

        In March 2008, the Emerging Issues Task Force reached a consensus on Issue No. 07-4, or EITF 07-4, Application of the Two-Class Method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships. EITF 07-4 provides guidance for how current period earnings should be allocated between limited partners and a general partner when the partnership agreement contains incentive distribution rights.

        This Issue is effective for fiscal years beginning after December 15, 2008 (January 1, 2009 for Kinder Morgan Energy Partners), and interim periods within those fiscal years. Earlier application is not permitted, and the guidance in this Issue is to be applied retrospectively for all financial statements presented. We do not anticipate that the adoption of this Issue will have a material effect on our consolidated financial statements.

KNIGHT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

19. Recent Accounting Pronouncements (Continued)

FSP No. FAS 142-3

        On April 25, 2008, the FASB issued FASB Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Assets. This Staff Position amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008 (January 1, 2009 for us), and interim periods within those fiscal years. Early adoption is prohibited. We do not anticipate that the adoption of this Staff Position will have a material effect on our consolidated financial statements.

SFAS No. 162

        On May 9, 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. This Statement is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with GAAP for nongovernmental entities.

        Statement No. 162 establishes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Statement No. 162 is effective 60 days following the U.S. Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles, and is only effective for nongovernmental entities. We expect the adoption of this Statement will have no affect on our consolidated financial statements.

20. Subsequent Events

        On October 13, 2008, Standard & Poor's Rating Services lowered Kinder Morgan Energy Partners, Rockies Express LLC, and Cortez Capital Corporation's short-term credit rating to A-3 from A-2. As a result of these revisions and current commercial paper market conditions, Kinder Morgan Energy Partners, Rockies Express LLC and Cortez Capital Corporation are unable to access commercial paper borrowings. However, Kinder Morgan Energy Partners, Rockies Express LLC and Cortez Capital Corporation expect that short-term financing and liquidity needs will continue to be met through borrowings made under their respective long-term bank credit facilities.

        Also on October 13, 2008, Standard & Poor's Rating Services revised its outlook on Kinder Morgan Energy Partners' long-term credit rating to negative from stable (but affirmed Kinder Morgan Energy Partners' long-term credit rating of BBB), due to Kinder Morgan Energy Partners' previously announced expected delay and cost increases associated with the completion of the Rockies Express Pipeline project.

        In October 2008, an additional principal amount of $0.6 million was tendered and drawn against Kinder Morgan Energy Partners' letter of credit issued by Wachovia and Kinder Morgan Energy Partners paid this amount pursuant to the letter of credit reimbursement provisions.

        Kinder Morgan Energy Partners' available borrowing capacity increased $168.5 million from September 30, 2008 to October 31, 2008, primarily related to reductions in letters of credit outstanding in support of derivative activities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        Shown below are the expenses (other than underwriting discounts) expected to be incurred by Kinder Morgan Management, LLC (the "Company") in connection with the issuance and distribution of the securities being registered. No such fees are expected to be incurred by either Kinder Morgan Energy Partners, L.P. or Knight Inc. With the exception of the SEC registration fee and the NYSE listing fees, the amounts shown below are estimates:

SEC Registration Fee	$16,365
Legal Fees and Expenses	500,000
Accounting Fees and Expenses	200,000
Fees and Expenses of Transfer Agent	2,500
NYSE Listing Fees	37,500
Printing Fees	150,000
Miscellaneous	43,635

Total	$950,000

ITEM 15.    Indemnification of Directors and Officers.

Kinder Morgan Management, LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Company's limited liability company agreement provides that the Company will, to the extent deemed advisable by the Company's board of directors, indemnify any person who is or was an officer or director of the Company, the record holder of the Company's voting shares, and any person who is or was an officer, director or affiliate of the record holder of the Company's voting shares, from liabilities arising by reason of such persons' status, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee's conduct was unlawful. Such liabilities include any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts. Officers and directors of the Company are also indemnified by Kinder Morgan Energy Partners, L.P., as described below. Officers and directors of the Company who are also officers and directors of Knight Inc. are also entitled to indemnification from Knight Inc. as described below.

Kinder Morgan Energy Partners, L.P.

        Section 17-108 of the Delaware Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The Partnership Agreement for Kinder Morgan Energy Partners, L.P. provides that Kinder Morgan Energy Partners, L.P. will indemnify Kinder Morgan G.P., Inc. (the "KM General Partner"), any Departing Partner (as defined in that Partnership Agreement) and any person who is or was an officer or director of the KM General Partner or any Departing Partner, to the fullest extent permitted by law. Kinder Morgan Energy Partners, L.P. will also indemnify the Company and any person who is or was a manager, officer or director of the Company to the same extent as such provisions apply to KM General Partner and any of KM General Partner's officers and directors. In addition, Kinder Morgan Energy Partners, L.P. may indemnify, to the extent deemed advisable by the KM General Partner and to the fullest extent permitted by law, any person who is or was an officer or director of the KM General Partner or any Departing Partner or an affiliate of the KM General Partner or any Departing Partner or who is or was serving at the request of the KM General Partner or any Departing Partner or any affiliate of the KM General Partner or any Departing Partner as an officer, director, employee, partner, agent or trustee of another person. These indemnitees will be indemnified from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an officer, director, employee, partner, agent or trustee of the KM General Partner, any Departing Partner or any of their affiliates or a person serving at the request of Kinder Morgan Energy Partners, L.P. in another entity in a similar capacity, provided that in each case the indemnitee acted in good faith and in a manner which such indemnitee believed to be in, or not opposed to, the best interests of Kinder Morgan Energy Partners, L.P., and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of Kinder Morgan Energy Partners, L.P., and the KM General Partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to Kinder Morgan Energy Partners, L.P. to enable it to effectuate such indemnification. Kinder Morgan Energy Partners, L.P. is authorized to purchase (or to reimburse the KM General Partner or its affiliates for the cost of) insurance against any liability asserted against or expense incurred by such person in connection with Kinder Morgan Energy Partners, L.P.'s activities.

        Article XII(c) of the Certificate of Incorporation of the KM General Partner (the "corporation" therein), contains the following provisions relating to indemnification of directors and officers:

          "(c) Each director and each officer of the corporation (and his heirs, executors and administrators) shall be indemnified by the corporation against expenses reasonably incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be made a party, by reason of his being or having been a director or officer of the corporation (whether or not he continues to be a director or officer of the corporation at the time of incurring such expenses), except in cases where the claim made against him shall be admitted by him to be just, and except in cases where such action, suit or proceeding shall be settled prior to adjudication by payment of all or a substantial portion of the amount claimed, and except in cases in which he shall be adjudged in such action, suit or proceeding to be liable or to have been derelict in the performance of his duty as such director or officer. Such right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law."

        Officers and directors of the KM General Partner who are also officers and directors of Knight Inc. and/or the Company are also entitled to indemnification from Knight Inc. pursuant to Knight Inc.'s articles of incorporation and/or the Company's limited liability company agreement, as the case may be.

Knight Inc.

        Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Seven of Knight Inc.'s articles of incorporation requires it to provide substantially the same indemnification of its directors and officers as that authorized by Kansas General Corporation Law.

Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P., the KM General Partner and Knight Inc.

        The Form of Underwriting Agreement filed as Exhibit 1.1 hereto, under certain circumstances, provides for indemnification by the underwriters of the directors, officers and controlling persons of the Company, Kinder Morgan Energy Partners, L.P., the KM General Partner and Knight Inc.

        The Company, Kinder Morgan Energy Partners, L.P., the KM General Partner and Knight Inc. maintain liability insurance policies covering their officers and directors against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.

Item 16. Exhibits.

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement.
3.1		Form of Certificate of Formation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-55868) and incorporated herein by reference).
3.2
Second Amended and Restated Limited Liability Company Agreement of the Company, as amended (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 30, 2007 and incorporated herein by reference).
3.3
Amended and Restated Articles of Incorporation of Knight Inc. and amendments thereto (filed as Exhibit 3.1 to Knight Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference).
3.4		Bylaws of Kinder Morgan, Inc. (filed as Exhibit 3.2 to Knight Inc.'s Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference).
4.1		Form of certificate representing shares of the Company (filed as Exhibit 4.3 to the Company's Registration Statement on Form 8-A/A filed on July 24, 2002 and incorporated herein by reference).
4.2
Form of certificate representing the i-units of Kinder Morgan Energy Partners, L.P. (included as an exhibit to the Third Amended and Restated Agreement of Limited Partnership filed as Exhibit 4.4 hereto).
4.3
Form of Purchase Provisions between the Company and Knight Inc. (formerly Kinder Morgan, Inc.) (included as Annex B to the Second Amended and Restated Limited Liability Company Agreement filed as Exhibit 3.2 hereto).

Exhibit Number		Description of Exhibit
4.4		Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 3.1 to Kinder Morgan Energy Partners, L.P.'s Form 10-Q for the quarter ended June 30, 2001 (Commission File No. 1-11234) and incorporated herein by reference).
4.5
Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 99.1 to Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K, filed November 22, 2004, and incorporated herein by reference).
4.6
Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 99.1 to Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K, filed May 5, 2005, and incorporated herein by reference).
4.7
Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 3.1 to Kinder Morgan Energy Partners, L.P.'s Form 8-K, filed April 21, 2008, and incorporated herein by reference).
4.8
Registration Rights Agreement among the Company, Kinder Morgan Energy Partners, L.P. and Knight Inc. (formerly Kinder Morgan, Inc.) (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (Commission File No. 1-16459) and incorporated herein by reference).
5.1	*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.
8.1	*	Opinion of Bracewell & Giuliani LLP as to certain federal income tax matters.
10.1
Employment Agreement dated October 7, 1999, between the Company and Richard D. Kinder (filed as Exhibit 99.D of the Schedule 13D filed by Mr. Kinder on November 16, 1999 (Commission File No. 1-06446) and incorporated herein by reference).
10.2		2005 Annual Incentive Plan of Kinder Morgan, Inc. (filed as Appendix D to Kinder Morgan, Inc.'s 2005 Proxy Statement on Schedule 14A filed on April 1, 2005 and incorporated herein by reference).
10.3
Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan (filed as Appendix A to Kinder Morgan, Inc.'s 2006 Proxy Statement on Schedule 14A filed on April 3, 2006 and incorporated herein by reference).
10.4
Form of Indemnification Agreement between Kinder Morgan, Inc. and each member of the Special Committee of the Board of Directors (filed as Exhibit 10.1 to Kinder Morgan, Inc.'s Current Report on Form 8-K filed on June 16, 2006 and incorporated herein by reference).
10.5
Acquisition Agreement dated as of February 26, 2007, by and among Kinder Morgan, Inc., 3211953 Nova Scotia Company and Fortis Inc. (filed as Exhibit 1.01 to Kinder Morgan, Inc.'s Current Report on Form 8-K filed on March 1, 2007 and incorporated herein by reference).
10.6
Retention and Relocation Agreement, dated as of March 5, 2007, between Kinder Morgan, Inc. and Scott E. Parker (filed as Exhibit 10.2 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and incorporated herein by reference).

Exhibit Number		Description of Exhibit
10.7		Credit Agreement, dated as of May 30, 2007 among Kinder Morgan, Inc. and Knight Acquisition Co., as the borrower, the several lenders from time to time parties to the credit agreement and Citibank, N.A., as administrative agent and collateral agent (filed as Exhibit 4.1 to Kinder Morgan, Inc.'s Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference).
10.8
Purchase Agreement, dated as of December 10, 2007, between Knight Inc. and Myria Acquisition Inc. (filed as Exhibit 10.1 to Knight Inc.'s Current Report on Form 8-K filed on December 11, 2007 and incorporated herein by reference).
10.9
First Amendment to Retention and Relocation Agreement, dated as of July 16, 2008, between Knight Inc. and Scott E. Parker (filed as Exhibit 10.1 to Knight Inc.'s Current Report on Form 8-K filed on July 25, 2008 and incorporated herein by reference).
21.1		Subsidiaries of Knight Inc. (filed as Exhibit 21.1 to Knight Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
23.1	*	Consent of Bracewell & Giuliani LLP (included in their opinions filed as Exhibits 5.1 and 8.1).
23.2	**	Consent of PricewaterhouseCoopers LLP.
23.3	**	Consent of PricewaterhouseCoopers LLP.
23.4	**	Consent of Netherland, Sewell & Associates, Inc.
24.1	**	Powers of Attorney with respect to the Company.
24.2	**	Powers of Attorney with respect to Kinder Morgan Energy Partners, L.P.
24.3	**	Powers of Attorney with respect to Knight Inc.

*
To be filed by amendment or Current Report on Form 8-K.

**
Filed herewith.

ITEM 17.    Undertakings.

        (a)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 16, 2009.

KINDER MORGAN MANAGEMENT, LLC
By:	/s/ JOSEPH LISTENGART Joseph Listengart Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 or amendment thereto has been signed below by the following persons in the indicated capacities on January 16, 2009:

/s/ KIMBERLY A. DANG Kimberly A. Dang		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ GARY L. HULTQUIST* Gary L. Hultquist		Director
/s/ RICHARD D. KINDER Richard D. Kinder		Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ C. PARK SHAPER* C. Park Shaper		Director
/s/ PERRY M. WAUGHTAL* Perry M. Waughtal (constituting a majority of the board)		Director
*By:	/s/ JOSEPH LISTENGART Joseph Listengart Attorney-in-fact for persons indicated

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 16, 2009.

KINDER MORGAN ENERGY PARTNERS, L.P.
By:	Kinder Morgan G.P., Inc. its general partner
	By:	Kinder Morgan Management, LLC, its delegate
		By:	/s/ JOSEPH LISTENGART Joseph Listengart Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 or amendment thereto has been signed below by the following persons in the indicated capacities on January 16, 2009:

/s/ KIMBERLY A. DANG Kimberly A. Dang		Vice President and Chief Financial Officer of Kinder Morgan Management, LLC (Principal Financial Officer and Principal Accounting Officer)
/s/ GARY L. HULTQUIST* Gary L. Hultquist		Director of Kinder Morgan Management, LLC
/s/ RICHARD D. KINDER Richard D. Kinder		Director, Chairman of the Board and Chief Executive Officer of Kinder Morgan Management, LLC (Principal Executive Officer)
/s/ C. PARK SHAPER* C. Park Shaper		Director of Kinder Morgan Management, LLC
/s/ PERRY M. WAUGHTAL* Perry M. Waughtal (constituting a majority of the board)		Director of Kinder Morgan Management, LLC
*By:	/s/ JOSEPH LISTENGART Joseph Listengart Attorney-in-fact for persons indicated

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 16, 2009.

KNIGHT INC.
By:	/s/ JOSEPH LISTENGART Joseph Listengart Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 or amendment thereto has been signed below by the following persons in the indicated capacities on January 16, 2009:

/s/ KIMBERLY A. DANG Kimberly A. Dang		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ RICHARD D. KINDER Richard D. Kinder		Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ KENNETH A. PONTARELLI* Kenneth A. Pontarelli		Director
/s/ C. PARK SHAPER* C. Park Shaper		Director
*By:	/s/ JOSEPH LISTENGART Joseph Listengart Attorney-in-fact for persons indicated

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement.
3.1		Form of Certificate of Formation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-55868) and incorporated herein by reference).
3.2
Second Amended and Restated Limited Liability Company Agreement of the Company, as amended (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 30, 2007 and incorporated herein by reference).
3.3
Amended and Restated Articles of Incorporation of Knight Inc. and amendments thereto (filed as Exhibit 3.1 to Knight Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference).
3.4		Bylaws of Kinder Morgan, Inc. (filed as Exhibit 3.2 to Knight Inc.'s Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference).
4.1		Form of certificate representing shares of the Company (filed as Exhibit 4.3 to the Company's Registration Statement on Form 8-A/A filed on July 24, 2002 and incorporated herein by reference).
4.2
Form of certificate representing the i-units of Kinder Morgan Energy Partners, L.P. (included as an exhibit to the Third Amended and Restated Agreement of Limited Partnership filed as Exhibit 4.4 hereto).
4.3
Form of Purchase Provisions between the Company and Knight Inc. (formerly Kinder Morgan, Inc.) (included as Annex B to the Second Amended and Restated Limited Liability Company Agreement filed as Exhibit 3.2 hereto).
4.4
Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 3.1 to Kinder Morgan Energy Partners, L.P.'s Form 10-Q for the quarter ended June 30, 2001 (Commission File No. 1-11234) and incorporated herein by reference).
4.5
Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 99.1 to Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K, filed November 22, 2004, and incorporated herein by reference).
4.6
Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 99.1 to Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K, filed May 5, 2005, and incorporated herein by reference).
4.7
Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (filed as Exhibit 3.1 to Kinder Morgan Energy Partners, L.P.'s Form 8-K, filed April 21, 2008, and incorporated herein by reference).
4.8
Registration Rights Agreement among the Company, Kinder Morgan Energy Partners, L.P. and Knight Inc. (formerly Kinder Morgan, Inc.) (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (Commission File No. 1-16459) and incorporated herein by reference).
5.1	*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.
8.1	*	Opinion of Bracewell & Giuliani LLP as to certain federal income tax matters.

Exhibit Number		Description of Exhibit
10.1		Employment Agreement dated October 7, 1999, between the Company and Richard D. Kinder (filed as Exhibit 99.D of the Schedule 13D filed by Mr. Kinder on November 16, 1999 (Commission File No. 1-06446) and incorporated herein by reference).
10.2		2005 Annual Incentive Plan of Kinder Morgan, Inc. (filed as Appendix D to Kinder Morgan, Inc.'s 2005 Proxy Statement on Schedule 14A filed on April 1, 2005 and incorporated herein by reference).
10.3
Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan (filed as Appendix A to Kinder Morgan, Inc.'s 2006 Proxy Statement on Schedule 14A filed on April 3, 2006 and incorporated herein by reference).
10.4
Form of Indemnification Agreement between Kinder Morgan, Inc. and each member of the Special Committee of the Board of Directors (filed as Exhibit 10.1 to Kinder Morgan, Inc.'s Current Report on Form 8-K filed on June 16, 2006 and incorporated herein by reference).
10.5
Acquisition Agreement dated as of February 26, 2007, by and among Kinder Morgan, Inc., 3211953 Nova Scotia Company and Fortis Inc. (filed as Exhibit 1.01 to Kinder Morgan, Inc.'s Current Report on Form 8-K filed on March 1, 2007 and incorporated herein by reference).
10.6
Retention and Relocation Agreement, dated as of March 5, 2007, between Kinder Morgan, Inc. and Scott E. Parker (filed as Exhibit 10.2 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and incorporated herein by reference).
10.7
Credit Agreement, dated as of May 30, 2007 among Kinder Morgan, Inc. and Knight Acquisition Co., as the borrower, the several lenders from time to time parties to the credit agreement and Citibank, N.A., as administrative agent and collateral agent (filed as Exhibit 4.1 to Kinder Morgan, Inc.'s Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference).
10.8
Purchase Agreement, dated as of December 10, 2007, between Knight Inc. and Myria Acquisition Inc. (filed as Exhibit 10.1 to Knight Inc.'s Current Report on Form 8-K filed on December 11, 2007 and incorporated herein by reference).
10.9
First Amendment to Retention and Relocation Agreement, dated as of July 16, 2008, between Knight Inc. and Scott E. Parker (filed as Exhibit 10.1 to Knight Inc.'s Current Report on Form 8-K filed on July 25, 2008 and incorporated herein by reference).
21.1		Subsidiaries of Knight Inc. (filed as Exhibit 21.1 to Knight Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
23.1	*	Consent of Bracewell & Giuliani LLP (included in their opinions filed as Exhibits 5.1 and 8.1).
23.2	**	Consent of PricewaterhouseCoopers LLP.
23.3	**	Consent of PricewaterhouseCoopers LLP.
23.4	**	Consent of Netherland, Sewell & Associates, Inc.
24.1	**	Powers of Attorney with respect to the Company.
24.2	**	Powers of Attorney with respect to Kinder Morgan Energy Partners, L.P.
24.3	**	Powers of Attorney with respect to Knight Inc.

*
To be filed by amendment or Current Report on Form 8-K.

**
Filed herewith.